                   BEAR STEARNS ASSET BACKED SECURITIES I LLC,

                                   Depositor,

                            EMC MORTGAGE CORPORATION,

                          Sponsor and Master Servicer,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                                     Trustee

                              --------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 2006

                    ----------------------------------------

              BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2006-EC2

                   ASSET-BACKED CERTIFICATES, SERIES 2006-EC2

                                               TABLE OF CONTENTS

                                                   ARTICLE I

                                                  DEFINITIONS

Section 1.01      Defined Terms..............................................................................
Section 1.02      Allocation of Certain Interest Shortfalls..................................................

                                                  ARTICLE II

                                           CONVEYANCE OF TRUST FUND

Section 2.01      Conveyance of Trust Fund...................................................................
Section 2.02      Acceptance of the Mortgage Loans...........................................................
Section 2.03      Representations, Warranties and Covenants of the Master Servicer and The Sponsor...........
Section 2.04      Representations and Warranties of the Depositor............................................
Section 2.05      Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases............
Section 2.06      Countersignature and Delivery of Certificates..............................................
Section 2.07      Purposes and Powers of the Trust...........................................................

                                                  ARTICLE III

                              ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.01      The Master Servicer to act as Master Servicer..............................................
Section 3.02      Due-on-Sale Clauses; Assumption Agreements.................................................
Section 3.03      Subservicers...............................................................................
Section 3.04      Documents, Records and Funds in Possession of the Master Servicer To Be Held for
                  Trustee....................................................................................
Section 3.05      Maintenance of Hazard Insurance............................................................
Section 3.06      Presentment of Claims and Collection of Proceeds...........................................
Section 3.07      Maintenance of the Primary Mortgage Insurance Policies.....................................
Section 3.08      Fidelity Bond, Errors and Omissions Insurance..............................................
Section 3.09      Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation
                  Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans........................
Section 3.10      Servicing Compensation.....................................................................
Section 3.11      REO Property...............................................................................
Section 3.12      Liquidation Reports........................................................................
Section 3.13      Annual Statement as to Compliance..........................................................
Section 3.14      Assessments of Compliance and Attestation Reports..........................................
Section 3.15      Books and Records..........................................................................
Section 3.16      Reports Filed with Securities and Exchange Commission......................................
Section 3.17      Intention of the Parties and Interpretation................................................
Section 3.18      UCC........................................................................................
Section 3.19      Optional Purchase of Certain Mortgage Loans................................................
Section 3.20      Obligations of the Master Servicer in Respect of Mortgage Rates and Scheduled Payments.....
Section 3.21      Reserve Fund; Payments to and from Derivative Administrator; Supplemental Interest
                  Trust......................................................................................
Section 3.22      Tax Treatment of Class IO Distribution Amounts in the Event of Resecuritization of
                  Class A Certificates or Class M Certificates...............................................
Section 3.23      Advancing Facility.........................................................................
Section 3.24      Special Servicer...........................................................................

                                                  ARTICLE IV

                                                   ACCOUNTS

Section 4.01      Collection of Mortgage Loan Payments; Protected Account....................................
Section 4.02      Permitted Withdrawals From the Protected Account...........................................
Section 4.03      Collection of Taxes; Assessments and Similar Items; Escrow Accounts........................
Section 4.04      Distribution Account.......................................................................
Section 4.05      Permitted Withdrawals and Transfers from the Distribution Account..........................
Section 4.06      Class P Certificate Account................................................................

                                                   ARTICLE V

                                          DISTRIBUTIONS AND ADVANCES

Section 5.01      Advances...................................................................................
Section 5.02      Compensating Interest Payments.............................................................
Section 5.03      REMIC Distributions........................................................................
Section 5.04      Distributions..............................................................................
Section 5.05      Allocation of Realized Losses..............................................................
Section 5.06      Monthly Statements to Certificateholders...................................................
Section 5.07      REMIC Designations and REMIC Distributions.................................................

                                                  ARTICLE VI

                                               THE CERTIFICATES

Section 6.01      The Certificates...........................................................................
Section 6.02      Certificate Register; Registration of Transfer and Exchange of Certificates................
Section 6.03      Mutilated, Destroyed, Lost or Stolen Certificates..........................................
Section 6.04      Persons Deemed Owners......................................................................
Section 6.05      Access to List of Certificateholders' Names and Addresses..................................
Section 6.06      Book-Entry Certificates....................................................................
Section 6.07      Notices to Depository......................................................................
Section 6.08      Definitive Certificates....................................................................
Section 6.09      Maintenance of Office or Agency............................................................

                                                  ARTICLE VII

                                     THE DEPOSITOR AND THE MASTER SERVICER

Section 7.01      Liabilities of the Depositor and the Master Servicer.......................................
Section 7.02      Merger or Consolidation of the Depositor or the Master Servicer............................
Section 7.03      Indemnification of the Trustee and the Master Servicer.....................................
Section 7.04      Limitations on Liability of the Depositor, the Master Servicer and Others..................
Section 7.05      Master Servicer Not to Resign..............................................................
Section 7.06      Successor Master Servicer..................................................................
Section 7.07      Sale and Assignment of Master Servicing....................................................

                                                 ARTICLE VIII

                                    DEFAULT; TERMINATION OF MASTER SERVICER

Section 8.01      Events of Default..........................................................................
Section 8.02      Trustee to Act; Appointment of Successor...................................................
Section 8.03      Notification to Certificateholders.........................................................
Section 8.04      Waiver of Defaults.........................................................................

                                                  ARTICLE IX

                                            CONCERNING THE TRUSTEE

Section 9.01      Duties of Trustee..........................................................................
Section 9.02      Certain Matters Affecting the Trustee......................................................
Section 9.03      Trustee Not Liable for Certificates or Mortgage Loans......................................
Section 9.04      Trustee May Own Certificates...............................................................
Section 9.05      Trustee's Fees and Expenses................................................................
Section 9.06      Eligibility Requirements for Trustee.......................................................
Section 9.07      Insurance..................................................................................
Section 9.08      Resignation and Removal of Trustee.........................................................
Section 9.09      Successor Trustee..........................................................................
Section 9.10      Merger or Consolidation of Trustee.........................................................
Section 9.11      Appointment of Co-Trustee or Separate Trustee..............................................
Section 9.12      Tax Matters................................................................................

                                                   ARTICLE X

                                                  TERMINATION

Section 10.01     Termination upon Liquidation or Repurchase of all Mortgage Loans...........................
Section 10.02     Final Distribution on the Certificates.....................................................
Section 10.03     Additional Termination Requirements........................................................

                                                  ARTICLE XI

                                           MISCELLANEOUS PROVISIONS

Section 11.01     Amendment..................................................................................
Section 11.02     Recordation of Agreement; Counterparts.....................................................
Section 11.03     Governing Law..............................................................................
Section 11.04     Intention of Parties.......................................................................
Section 11.05     Notices....................................................................................
Section 11.06     Severability of Provisions.................................................................
Section 11.07     Assignment.................................................................................
Section 11.08     Limitation on Rights of Certificateholders.................................................
Section 11.09     Inspection and Audit Rights................................................................
Section 11.10     Certificates Nonassessable and Fully Paid..................................................
Section 11.11     Third Party Rights.........................................................................

EXHIBITS

Exhibit A-1.......Form of Class A Certificates
Exhibit A-2.......Form of Class M Certificates
Exhibit A-3.......Form of Class P Certificates
Exhibit A-4.......Form of Class CE Certificates
Exhibit A-5.......Form of Class R Certificates
Exhibit B.........Mortgage Loan Schedule
Exhibit C.........Form of Transfer Affidavit
Exhibit D.........Form of Transferor Certificate
Exhibit E.........Form of Investment Letter (Non-Rule 144A)
Exhibit F.........Form of Rule 144A and Related Matters Certificate
Exhibit G.........Form of Request for Release
Exhibit H.........DTC Letter of Representations
Exhibit I.........Schedule of Mortgage Loans with Lost Notes
Exhibit J.........Form of Custodial Agreement
Exhibit K.........Form of Back-Up Certification
Exhibit L.........Form of Mortgage Loan Purchase Agreement
Exhibit M.........Swap Agreement
Exhibit N.........Special Servicer Delinquency Triggers
Exhibit O.........Yield Maintenance Agreement
Exhibit P ........Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit Q.........Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit R.........Additional Disclosure Notification

         POOLING AND SERVICING AGREEMENT, dated as of February 1, 2006, among
BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware
corporation, as sponsor (in such capacity, the "Sponsor") and as master servicer
(in such capacity, the "Master Servicer") and LASALLE BANK NATIONAL ASSOCIATION,
a national banking association (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

                                     REMIC I

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund, any Prepayment Charge
Waiver Amounts and, for the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Yield Maintenance Agreement, the Derivative Account and
any rights or obligations in respect of the Derivative Administration Agreement)
as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-1
Certificates will be the sole class of Residual Interests (as defined herein) in
REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC I
Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the
"latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

                                  Uncertificated REMIC I        Initial Uncertificated         Latest Possible Maturity
         Designation                 Pass-Through Rate             Principal Balance                   Date (1)
---------------------------       ----------------------        ----------------------         ------------------------
        I-Non-Swap                      Variable(2)             $        33,496,398.96             February 25, 2036
           I-5-A                        Variable(2)             $         5,888,033.09             February 25, 2036
           I-5-B                        Variable(2)             $         5,888,033.09             February 25, 2036
           I-6-A                        Variable(2)             $         6,525,130.04             February 25, 2036
           I-6-B                        Variable(2)             $         6,525,130.04             February 25, 2036
           I-7-A                        Variable(2)             $         7,128,700.75             February 25, 2036
           I-7-B                        Variable(2)             $         7,128,700.75             February 25, 2036
           I-8-A                        Variable(2)             $         7,690,943.39             February 25, 2036
           I-8-B                        Variable(2)             $         7,690,943.39             February 25, 2036
           I-9-A                        Variable(2)             $         8,182,710.56             February 25, 2036
           I-9-B                        Variable(2)             $         8,182,710.56             February 25, 2036
          I-10-A                        Variable(2)             $         7,863,551.13             February 25, 2036
          I-10-B                        Variable(2)             $         7,863,551.13             February 25, 2036
          I-11-A                        Variable(2)             $         7,497,603.56             February 25, 2036
          I-11-B                        Variable(2)             $         7,497,603.56             February 25, 2036
          I-12-A                        Variable(2)             $         7,149,657.87             February 25, 2036
          I-12-B                        Variable(2)             $         7,149,657.87             February 25, 2036
          I-13-A                        Variable(2)             $         6,817,927.31             February 25, 2036
          I-13-B                        Variable(2)             $         6,817,927.31             February 25, 2036
          I-14-A                        Variable(2)             $         6,501,654.16             February 25, 2036
          I-14-B                        Variable(2)             $         6,501,654.16             February 25, 2036
          I-15-A                        Variable(2)             $         6,200,116.15             February 25, 2036
          I-15-B                        Variable(2)             $         6,200,116.15             February 25, 2036
          I-16-A                        Variable(2)             $         5,912,484.42             February 25, 2036
          I-16-B                        Variable(2)             $         5,912,484.42             February 25, 2036
          I-17-A                        Variable(2)             $         5,638,238.56             February 25, 2036
          I-17-B                        Variable(2)             $         5,638,238.56             February 25, 2036
          I-18-A                        Variable(2)             $         5,376,928.51             February 25, 2036
          I-18-B                        Variable(2)             $         5,376,928.51             February 25, 2036
          I-19-A                        Variable(2)             $         5,127,785.39             February 25, 2036
          I-19-B                        Variable(2)             $         5,127,785.39             February 25, 2036
          I-20-A                        Variable(2)             $         4,890,268.39             February 25, 2036
          I-20-B                        Variable(2)             $         4,890,268.39             February 25, 2036
          I-21-A                        Variable(2)             $         4,663,778.69             February 25, 2036
          I-21-B                        Variable(2)             $         4,663,778.69             February 25, 2036
          I-22-A                        Variable(2)             $         4,432,526.48             February 25, 2036
          I-22-B                        Variable(2)             $         4,432,526.48             February 25, 2036
          I-23-A                        Variable(2)             $         4,227,467.23             February 25, 2036
          I-23-B                        Variable(2)             $         4,227,467.23             February 25, 2036
          I-24-A                        Variable(2)             $        77,358,062.55             February 25, 2036
          I-24-B                        Variable(2)             $        77,358,062.55             February 25, 2036
          I-25-A                        Variable(2)             $           393,783.95             February 25, 2036
          I-25-B                        Variable(2)             $           393,783.95             February 25, 2036
          I-26-A                        Variable(2)             $           378,871.57             February 25, 2036
          I-26-B                        Variable(2)             $           378,871.57             February 25, 2036
          I-27-A                        Variable(2)             $           364,545.98             February 25, 2036
          I-27-B                        Variable(2)             $           364,545.98             February 25, 2036
          I-28-A                        Variable(2)             $           350,783.19             February 25, 2036
          I-28-B                        Variable(2)             $           350,783.19             February 25, 2036
          I-29-A                        Variable(2)             $           337,560.23             February 25, 2036
          I-29-B                        Variable(2)             $           337,560.23             February 25, 2036
          I-30-A                        Variable(2)             $           324,855.13             February 25, 2036
          I-30-B                        Variable(2)             $           324,855.13             February 25, 2036
          I-31-A                        Variable(2)             $           312,646.79             February 25, 2036
          I-31-B                        Variable(2)             $           312,646.79             February 25, 2036
          I-32-A                        Variable(2)             $           300,915.03             February 25, 2036
          I-32-B                        Variable(2)             $           300,915.03             February 25, 2036
          I-33-A                        Variable(2)             $           289,412.90             February 25, 2036
          I-33-B                        Variable(2)             $           289,412.90             February 25, 2036
          I-34-A                        Variable(2)             $           278,420.82             February 25, 2036
          I-34-B                        Variable(2)             $           278,420.82             February 25, 2036
          I-35-A                        Variable(2)             $           268,041.46             February 25, 2036
          I-35-B                        Variable(2)             $           268,041.46             February 25, 2036
          I-36-A                        Variable(2)             $         2,143,640.29             February 25, 2036
          I-36-B                        Variable(2)             $         2,143,640.29             February 25, 2036
          I-37-A                        Variable(2)             $           159,507.81             February 25, 2036
          I-37-B                        Variable(2)             $           159,507.81             February 25, 2036
          I-38-A                        Variable(2)             $           154,477.30             February 25, 2036
          I-38-B                        Variable(2)             $           154,477.30             February 25, 2036
          I-39-A                        Variable(2)             $           149,604.62             February 25, 2036
          I-39-B                        Variable(2)             $           149,604.62             February 25, 2036
          I-40-A                        Variable(2)             $           144,884.83             February 25, 2036
          I-40-B                        Variable(2)             $           144,884.83             February 25, 2036
          I-41-A                        Variable(2)             $           140,313.14             February 25, 2036
          I-41-B                        Variable(2)             $           140,313.14             February 25, 2036
          I-42-A                        Variable(2)             $           135,884.94             February 25, 2036
          I-42-B                        Variable(2)             $           135,884.94             February 25, 2036
          I-43-A                        Variable(2)             $           131,595.74             February 25, 2036
          I-43-B                        Variable(2)             $           131,595.74             February 25, 2036
          I-44-A                        Variable(2)             $           127,441.18             February 25, 2036
          I-44-B                        Variable(2)             $           127,441.18             February 25, 2036
          I-45-A                        Variable(2)             $           123,417.07             February 25, 2036
          I-45-B                        Variable(2)             $           123,417.07             February 25, 2036
          I-46-A                        Variable(2)             $           119,519.33             February 25, 2036
          I-46-B                        Variable(2)             $           119,519.33             February 25, 2036
          I-47-A                        Variable(2)             $           115,744.00             February 25, 2036
          I-47-B                        Variable(2)             $           115,744.00             February 25, 2036
          I-48-A                        Variable(2)             $           112,087.25             February 25, 2036
          I-48-B                        Variable(2)             $           112,087.25             February 25, 2036
          I-49-A                        Variable(2)             $           108,545.39             February 25, 2036
          I-49-B                        Variable(2)             $           108,545.39             February 25, 2036
          I-50-A                        Variable(2)             $           105,114.81             February 25, 2036
          I-50-B                        Variable(2)             $           105,114.81             February 25, 2036
          I-51-A                        Variable(2)             $           101,792.03             February 25, 2036
          I-51-B                        Variable(2)             $           101,792.03             February 25, 2036
          I-52-A                        Variable(2)             $            98,573.68             February 25, 2036
          I-52-B                        Variable(2)             $            98,573.68             February 25, 2036
          I-53-A                        Variable(2)             $            95,456.50             February 25, 2036
          I-53-B                        Variable(2)             $            95,456.50             February 25, 2036
          I-54-A                        Variable(2)             $            92,437.31             February 25, 2036
          I-54-B                        Variable(2)             $            92,437.31             February 25, 2036
          I-55-A                        Variable(2)             $            89,513.06             February 25, 2036
          I-55-B                        Variable(2)             $            89,513.06             February 25, 2036
          I-56-A                        Variable(2)             $            86,732.89             February 25, 2036
          I-56-B                        Variable(2)             $            86,732.89             February 25, 2036
          I-57-A                        Variable(2)             $            83,986.75             February 25, 2036
          I-57-B                        Variable(2)             $            83,986.75             February 25, 2036
          I-58-A                        Variable(2)             $            81,485.44             February 25, 2036
          I-58-B                        Variable(2)             $            81,485.44             February 25, 2036
          I-59-A                        Variable(2)             $            78,937.27             February 25, 2036
          I-59-B                        Variable(2)             $            78,937.27             February 25, 2036
          I-60-A                        Variable(2)             $         2,386,301.79             February 25, 2036
          I-60-B                        Variable(2)             $         2,386,301.79             February 25, 2036
          P                                0.00%                $               100.00             February 25, 2036

---------------------------
(1)      For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I
         Regular Interest.
(2)      Calculated in accordance with the definition of "Uncertificated REMIC I
         Pass-Through Rate" herein.

                                    REMIC II

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC II". The Class R-2 Certificates will be the sole class of Residual
Interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through
Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein).
None of the REMIC II Regular Interests will be certificated.

                                  Uncertificated REMIC II       Initial Uncertificated         Latest Possible Maturity
         Designation                 Pass-Through Rate             Principal Balance                   Date (1)
---------------------------       ----------------------        ----------------------         ------------------------
            AA                          Variable(2)             $       436,273,654.26             February 25, 2036
            A-1                         Variable(2)             $         1,750,890.00             February 25, 2036
            A-2                         Variable(2)             $         1,055,460.00             February 25, 2036
            A-3                         Variable(2)             $           268,670.00             February 25, 2036
            A-4                         Variable(2)             $           141,380.00             February 25, 2036
            M-1                         Variable(2)             $           273,780.00             February 25, 2036
            M-2                         Variable(2)             $           227,040.00             February 25, 2036
            M-3                         Variable(2)             $           100,170.00             February 25, 2036
            M-4                         Variable(2)             $            91,260.00             February 25, 2036
            M-5                         Variable(2)             $            84,580.00             February 25, 2036
            M-6                         Variable(2)             $            75,680.00             February 25, 2036
            M-7                         Variable(2)             $            71,230.00             February 25, 2036
            M-8                         Variable(2)             $            62,320.00             February 25, 2036
            M-9                         Variable(2)             $            53,420.00             February 25, 2036
           M-10                         Variable(2)             $            55,650.00             February 25, 2036
            ZZ                          Variable(2)             $         4,592,013.96             February 25, 2036
            IO                               (2)                                 (3)               February 25, 2036
             P                             0.00%                $               100.00             February 25, 2036

---------------------------
(1)      For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II
         Regular Interest.
(2)      Calculated in accordance with the definition of "Uncertificated REMIC
         II Pass-Through Rate" herein. (3) REMIC II Regular Interest IO will not have an Uncertificated Principal Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the definition of "Uncertificated Notional Amount" herein.

                                    REMIC III

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC III". The Class R-3 Certificates will represent the sole class of
Residual Interests in REMIC III for purposes of the REMIC Provisions.

         The following table irrevocably sets forth the designation,
Pass-Through Rate, Initial Certificate Principal Balance (or initial
Uncertificated Principal Balance, in the case of the Class CE, P and IO
Interests) and, for purposes of satisfying Treasury Regulation Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each class of
Certificates and interests that represents ownership of one or more of the
Regular Interests in REMIC III created hereunder.

         Each Certificate, other than the Class P, Class CE and Class R
Certificates, represents ownership of a Regular Interest in REMIC III and also represents (i) the right to receive payments with respect to the Basis Risk
Shortfall Carry Forward Amount (as defined herein) and (ii) the obligation to pay Class IO Distribution Amounts (as defined herein). The entitlement to principal of the Regular Interest which corresponds to each Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

                                                               Initial Certificate or
                                                                   Uncertificated          Latest Possible Maturity
         Designation                 Pass-Through Rate            Principal Balance                 Date(1)
---------------------------       ----------------------        ----------------------         ------------------------
          A-1(2)                        Variable(3)             $       175,089,000.00             February 25, 2036
          A-2(2)                        Variable(3)             $       105,546,000.00             February 25, 2036
          A-3(2)                        Variable(3)             $        26,867,000.00             February 25, 2036
          A-4(2)                        Variable(3)             $        14,138,000.00             February 25, 2036
          M-1(2)                        Variable(3)             $        27,378,000.00             February 25, 2036
          M-2(2)                        Variable(3)             $        22,704,000.00             February 25, 2036
          M-3(2)                        Variable(3)             $        10,017,000.00             February 25, 2036
          M-4(2)                        Variable(3)             $         9,126,000.00             February 25, 2036
          M-5(2)                        Variable(3)             $         8,458,000.00             February 25, 2036
          M-6(2)                        Variable(3)             $         7,568,000.00             February 25, 2036
          M-7(2)                        Variable(3)             $         7,123,000.00             February 25, 2036
          M-8(2)                        Variable(3)             $         6,232,000.00             February 25, 2036
          M-9(2)                        Variable(3)             $         5,342,000.00             February 25, 2036
          M-10(2)                       Variable(3)             $         5,565,000.00             February 25, 2036
     Class CE Interest                  Variable(3)(4)          $        14,024,198.22             February 25, 2036
     Class P Interest                    0.00%(5)               $               100.00             February 25, 2036
     Class IO Interest                       (6)                                 (7)               February 25, 2036
---------------------------
(1)      For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC III
         Regular Interest.
(2)      This Class of Certificates represents ownership of a Regular Interest in REMIC III. Any amount distributed on this Class of Certificates on any Distribution Date in excess of the amount distributable on the related Regular Interest in REMIC III on such Distribution Date shall be treated for federal income tax purposes as having been paid from the
         Reserve Fund or the Supplemental Interest Trust, as applicable, and any amount distributable on the related Regular Interest in REMIC III on such Distribution Date in excess of the amount distributable on such
         Class of Certificates on such Distribution Date shall be treated for such purposes as having been distributed to the Holders of such
         Certificates and then paid by such Holders to the Supplemental Interest
         Trust, all pursuant to and as further provided in Section 3.21 hereof.
(3)      Calculated in accordance with the definition of "Pass-Through Rate"
         herein. Each Regular Interest in REMIC III (other than the Class CE, P and IO Interests) which corresponds to a Class A Certificate or Class M
         Certificate will have the same Pass-Through Rate as such Certificate, except with respect to the Net Rate Cap. The Net Rate Cap for each such
         Regular Interest in REMIC III and Certificate is specified in the definition of "Net Rate Cap".
(4)      The Class CE Interest will accrue interest at its variable Pass-Through
         Rate on the Uncertificated Notional Amount of the Class CE Interest
         outstanding from time to time which shall equal the aggregate
         Uncertificated Principal Balance of the REMIC II Regular Interests
         (other than REMIC II Regular Interest P). The Class CE Interest will not accrue interest on its Uncertificated Principal Balance.
(5)      The Class P Interest is not entitled to distributions in respect of interest.
(6)      For federal income tax purposes, the Class IO Interest will not have a
         Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest IO.
(7)      For federal income tax purposes, the Class IO Interest will not have an
         Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest IO.

                                    REMIC IV

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC
IV". The Class R-4 Interest represents the sole class of Residual Interests in
REMIC IV for purposes of the REMIC Provisions.

         The following table sets forth the Class designation, Pass-Through
Rate, Initial Certificate Principal Balance and, for purposes of satisfying
Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Class of Certificates that represents a Regular Interest in REMIC IV created hereunder:

                                                                 Initial Certificate                Latest Possible
      Class Designation              Pass-Through Rate            Principal Balance                Maturity Date(1)
---------------------------       ----------------------        ----------------------         ------------------------
            CE                          Variable(2)             $        14,024,198.22             February 25, 2036
---------------------------
(1)      For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class CE
         Certificates.
(2)      The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

                                     REMIC V

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC
V". The Class R-5 Interest represents the sole class of Residual Interests in
REMIC V for purposes of the REMIC Provisions.

         The following table sets forth the Class designation, Pass-Through
Rate, Initial Certificate Principal Balance and, for purposes of satisfying
Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Class of Certificates that represents a Regular Interest in REMIC V created hereunder:

                                                                 Initial Certificate                Latest Possible
      Class Designation              Pass-Through Rate            Principal Balance                Maturity Date(1)
---------------------------       ----------------------        ----------------------         ------------------------
             P                                 0.00%(2)         $               100.00             February 25, 2036
---------------------------
(1)      For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class P
         Certificates.
(2)      The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

                                    REMIC VI

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC
VI". The Class R-6 Interest represents the sole class of Residual Interests in
REMIC VI for purposes of the REMIC Provisions.

         The following table sets forth the designation, Pass-Through Rate, initial Uncertificated Principal Balance and, for purposes of satisfying
Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated class of interests that represents a Regular Interest in
REMIC VI created hereunder:

                                                               Initial Uncertificated             Latest Possible
        Designation                  Pass-Through Rate            Principal Balance                Maturity Date(1)
---------------------------       ----------------------        ----------------------         ------------------------
           IO(2)                                 (3)                             (4)               February 25, 2036
---------------------------
(1)      For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for REMIC VI Regular
         Interest IO.
(2)      REMIC VI Regular Interest IO will be held as an asset of the
         Supplemental Interest Trust.
(3)      REMIC VI Regular Interest IO will not have a Pass-Through Rate, but will receive 100% of amounts received in respect of the Class IO
         Interest.
(4)      REMIC VI Regular Interest IO will not have an Uncertificated Principal
         Balance, but will have a notional amount equal to the Uncertificated
         Notional Amount of the Class IO Interest.

         The Trust Fund shall be named, and may be referred to as, the "Bear
Stearns Asset Backed Securities I Trust 2006-EC2." The Certificates issued hereunder may be referred to as "Asset-Backed Certificates, Series 2006-EC2"
(including for purposes of any endorsement or assignment of a Mortgage Note or
Mortgage).

         In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Sponsor and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01      DEFINED TERMS.

         Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article:

         ACCEPTED SERVICING PRACTICES: With respect to each Mortgage Loan, those mortgage servicing practices and procedures, including prudent collection and loan administration procedures, and the standard of care (i) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage
Loans in the jurisdictions in which the related Mortgage Properties are located or (ii) in accordance with the Fannie Mae Guide or Freddie Mac Guide, subject to any variances negotiated with Fannie Mae or Freddie Mac and subject to the express provisions of this Agreement. Such standard of care shall not be lower than that the Master Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

         ACCOUNT: The Distribution Account, the Reserve Fund, the Derivative
Account, the Class P Certificate Account and the Protected Account.

         ACCRUAL PERIOD: With respect to the Certificates (other than the Class
CE, Class P and the Residual Certificates) and any Distribution Date, the period from and including the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) to and including the day prior to such Distribution Date. With respect to the Class CE Certificates and the Class
CE Interest and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Certificates (other than the Class CE, Class P and the Residual Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period. All calculations of interest on the Class CE Interest and the Class CE Certificates
will be made on the basis of a 360-day year consisting of twelve 30-day months.

         ADDITIONAL DISCLOSURE: As defined in Section 3.16(a)(v).

         ADDITIONAL FORM 10-D DISCLOSURE:  As defined in Section 3.16(a)(ii).

         ADDITIONAL FORM 10-K DISCLOSURE:  As defined in Section 3.16(a)(iv).

         ADVANCE: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Master Servicer as provided in Section 5.01 hereof.

         AFFECTED PARTY:  As defined in the Swap Agreement.

         AGREEMENT: This Pooling and Servicing Agreement and any and all
amendments or supplements hereto made in accordance with the terms herein.

         ADJUSTABLE RATE MORTGAGE LOAN: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

         ADJUSTMENT DATE: With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate
Mortgage Loan changes pursuant to the related Mortgage Note. The first
Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage
Loan is set forth in the Mortgage Loan Schedule.

         AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the
aggregate amount held in the Protected Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled
Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds,
Subsequent Recoveries and Insurance Proceeds received in respect of such
Mortgage Loans after the last day of the related Prepayment Period.

         APPLIED REALIZED LOSS AMOUNT: With respect to any Distribution Date and a Class of Class A Certificates and Class M Certificates, the sum of the
Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of a Class of Certificates
pursuant to Section 5.05 of this Agreement which have not previously been reimbursed or reduced by any Subsequent Recoveries applied to such Applied
Realized Loss Amount.

         APPRAISED VALUE: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the
Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the
Mortgaged Property at the time of such origination.

         ASSESSMENT OF COMPLIANCE:  As defined in Section 3.14.

         ATTESTATION REPORT:  As defined in Section 3.14.

         BACK-UP CERTIFICATION:  As defined in Section 3.16(a)(iv).

         BASIS RISK SHORTFALL CARRY FORWARD AMOUNT: With respect to any
Distribution Date and any Class of Class A Certificates and Class M
Certificates, an amount equal to the sum of (A) the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Though Rate applicable to such Class been calculated at a per annum rate equal to One-Month LIBOR plus the related
Certificate Margin, over (b) the amount of Current Interest that such Class received on such Distribution Date if the Pass-Through Rate is limited to the
Net Rate Cap and (B) the amount in clause (A) for all previous Distribution
Dates not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate for such Distribution Date.

         BANKRUPTCY CODE:  Title 11 of the United States Code.

         BOOK-ENTRY CERTIFICATES: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository
Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing
Date, each Class of Regular Certificates (other than the Class M-10, Class CE and Class P Certificates) constitutes a Class of Book-Entry Certificates.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Chicago,
Illinois, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the principal office of the Master Servicer is located as authorized or obligated by law or executive order to be closed.

         CAP RATE: With respect to the Yield Maintenance Agreement, the rates set forth therefor in Exhibit O.

         CERTIFICATE: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as
Exhibits A-1 through A-5.

         CERTIFICATE MARGIN: With respect to the Class A-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II
Regular Interest A-1, 0.070% per annum.

         With respect to the Class A-2 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
A-2, 0.160% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.320% per annum in the case of each Distribution Date thereafter.

         With respect to the Class A-3 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
A-3, 0.200% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.400% per annum in the case of each Distribution Date thereafter.

         With respect to the Class A-4 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
A-4, 0.310% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.620% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-1, 0.400% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.600% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-2 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-2, 0.420% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.630% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-3 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-3, 0.440% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.660% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-4 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-4, 0.580% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.870% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-5 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-5, 0.610% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.915% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-6 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-6, 0.700% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.050% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-7 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-7, 1.300% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.950% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-8 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-8, 1.600% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.400% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-9 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-9, 2.150% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 3.225% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-10 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest
M-10, 2.150% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 3.225% per annum in the case of each Distribution Date thereafter.

         CERTIFICATE NOTIONAL AMOUNT: With respect to the Class CE Certificates and any Distribution Date, an amount equal to the Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period.
 The initial Certificate Notional Amount of the Class CE Certificates shall be
$445,177,198.22. For federal income tax purposes, the Certificate Notional
Amount for any Distribution Date shall be an amount equal to the Uncertificated
Notional Amount for the Class CE Interest for such Distribution Date.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         CERTIFICATE PRINCIPAL BALANCE: As to any Certificate (other than the
Class CE Certificates or Class R Certificates) and as of any Distribution Date,
the Initial Certificate Principal Balance of such Certificate plus, in the case of a Class A Certificate and Class M Certificate, any Subsequent Recoveries
added to the Certificate Principal Balance of such Certificate pursuant to
Section 5.04(b), less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) any Applied
Realized Loss Amounts allocated to such Certificate on previous Distribution
Dates. As to the Class CE Certificates and as of any Distribution Date, an
amount equal to the Uncertificated Principal Balance of the Class CE Interest.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 6.02 hereof.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

         CERTIFICATION PARTIES:  As defined in Section 3.16(a)(iv).

         CERTIFYING PERSON:  As defined in Section 3.16(a)(iv).

         CLASS: All Certificates bearing the same Class designation as set forth in Section 6.01 hereof.

         CLASS A CERTIFICATES: Any of the Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates.

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the Principal Distribution Amount for such
Distribution Date and (y) the excess, if any, of (i) the aggregate Certificate
Principal Balance of the Class A Certificates immediately prior to such
Distribution Date, over (ii) the lesser of (a) the product of (1) 44.50% and (2)
the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period), and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus $2,225,886.

         CLASS A-1 CERTIFICATE: Any Certificate designated as a "Class A-1
Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-1 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS A-2 CERTIFICATE: Any Certificate designated as a "Class A-2
Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-2 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS A-3 CERTIFICATE: Any Certificate designated as a "Class A-3
Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-3 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS A-4 CERTIFICATE: Any Certificate designated as a "Class A-4
Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-4 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS A-4 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date,
with respect to the Class A-4 Certificates and any Distribution Date, is the
product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for such Distribution Date and the denominator of which is the Principal Funds for such Distribution Date.

         CLASS CE CERTIFICATE: Any Certificate designated as a "Class CE
Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class CE Certificates herein and evidencing (i) a Regular Interest in REMIC
IV, (ii) the obligation to pay Basis Risk Shortfall Carry Forward Amounts and
(iii) the right to receive Class IO Distribution Amounts.

         CLASS CE DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class CE Interest for such
Distribution Date, (ii) any Overcollateralization Release Amount for such
Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A Certificates and Class M Certificates on such
Distribution Date; provided, however that on any Distribution Date after the
Distribution Date on which the Certificate Principal Balances of the Class A
Certificates and Class M Certificates have been reduced to zero, the Class CE
Distribution Amount shall include the Overcollateralization Amount.

         CLASS CE INTEREST: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE Certificates, evidencing a
Regular Interest in REMIC III for purposes of the REMIC Provisions.

         CLASS IO DISTRIBUTION AMOUNT: As defined in Section 3.21 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date
shall equal the amount payable to the Derivative Administrator on such
Distribution Date in excess of the amount payable on REMIC VI Regular Interest
IO on such Distribution Date, all as further provided in Section 3.21 hereof.

         CLASS IO INTEREST: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of REMIC VI Regular Interest IO, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         CLASS M CERTIFICATES: Any of the Class M-1, Class M-2, Class M-3, Class
M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10
Certificates.

         CLASS M-1 CERTIFICATE: Any Certificate designated as a "Class M-1
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution
Amount on such Distribution Date) and (2) the Certificate Principal Balance of
the Class M-1 Certificates immediately prior to such Distribution Date, over (b)
the lesser of (1) the product of (x) 56.80% and (y) the aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and
(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period) minus $2,225,886.

         CLASS M-2 CERTIFICATE: Any Certificate designated as a "Class M-2
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the
excess, if any, of (a) the sum of (1) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such
Distribution Date) and (3) the Certificate Principal Balance of the Class M-2
Certificates immediately prior to such Distribution Date, over (b) the lesser of
(1) the product of (x) 67.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized
Losses incurred during the related Due Period), and (2) the aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period)
minus $2,225,886.

         CLASS M-3 CERTIFICATE: Any Certificate designated as a "Class M-3
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount and the Class
M-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of
(1) the aggregate Certificate Principal Balance of the Class A Certificates
(after taking into account the distribution of the Class A Principal
Distribution Amount on such Distribution Date), (2) the Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the distribution of the Class M-2 Principal
Distribution Amount on such Distribution Date) and (4) the Certificate Principal
Balance of the Class M-3 Certificates immediately prior to such Distribution
Date, over (b) the lesser of (1) the product of (x) 71.50% and (y) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and
(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period) minus $2,225,886.

         CLASS M-4 CERTIFICATE: Any Certificate designated as a "Class M-4
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
Principal Distribution Amount and the Class M-3 Principal Distribution Amount
and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (2) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (4) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date) and (5) the Certificate Principal
Balance of the Class M-4 Certificates immediately prior to such Distribution
Date, over (b) the lesser of (1) the product of (x) 75.60% and (y) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and
(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period) minus $2,225,886.

         CLASS M-5 CERTIFICATE: Any Certificate designated as a "Class M-5
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
Principal Distribution Amount, the Class M-3 Principal Distribution Amount and
the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a)
the sum of (1) the aggregate Certificate Principal Balance of the Class A
Certificates (after taking into account the distribution of the Class A
Principal Distribution Amount on such Distribution Date), (2) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the distribution of the Class M-2 Principal
Distribution Amount on such Distribution Date), (4) the Certificate Principal
Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (5) the Certificate Principal Balance of the Class M-4 Certificates
(after taking into account the distribution of the Class M-4 Principal
Distribution Amount on such Distribution Date) and (6) the Certificate Principal
Balance of the Class M-5 Certificates immediately prior to such Distribution
Date, over (b) the lesser of (1) the product of (x) 79.40% and (y) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and
(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period) minus $2,225,886.

         CLASS M-6 CERTIFICATE: Any Certificate designated as a "Class M-6
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-6 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the
Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution
Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate
Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such
Distribution Date), (2) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (3) the Certificate
Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (4) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (5) the Certificate Principal
Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (6) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the distribution of the Class M-5 Principal
Distribution Amount on such Distribution Date) and (7) the Certificate Principal
Balance of the Class M-6 Certificates immediately prior to such Distribution
Date, over (b) the lesser of (1) the product of (x) 82.80% and (y) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and
(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period) minus $2,225,886.

         CLASS M-7 CERTIFICATE: Any Certificate designated as a "Class M-7
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-7 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the
Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the
Class A Certificates (after taking into account the distribution of the Class A
Principal Distribution Amount on such Distribution Date), (2) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the distribution of the Class M-2 Principal
Distribution Amount on such Distribution Date), (4) the Certificate Principal
Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (5) the Certificate Principal Balance of the Class M-4 Certificates
(after taking into account the distribution of the Class M-4 Principal
Distribution Amount on such Distribution Date), (6) the Certificate Principal
Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date) and (8) the Certificate Principal Balance of
the Class M-7 Certificates immediately prior to such Distribution Date, over (b)
the lesser of (1) the product of (x) 86.00% and (y) the aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and
(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period) minus $2,225,886.

         CLASS M-8 CERTIFICATE: Any Certificate designated as a "Class M-8
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-8 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the
Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal
Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution
Amount on such Distribution Date), (2) the Certificate Principal Balance of the
Class M-1 Certificates (after taking into account the distribution of the Class
M-1 Principal Distribution Amount on such Distribution Date), (3) the
Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such
Distribution Date), (4) the Certificate Principal Balance of the Class M-3
Certificates (after taking into account the distribution of the Class M-3
Principal Distribution Amount on such Distribution Date), (5) the Certificate
Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (6) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the distribution of the Class M-5 Principal
Distribution Amount on such Distribution Date) (7) the Certificate Principal
Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (8) the Certificate Principal Balance of the Class M-7 Certificates
(after taking into account the distribution of the Class M-7 Principal
Distribution Amount on such Distribution Date) and (9) the Certificate Principal
Balance of the Class M-8 Certificates immediately prior to such Distribution
Date, over (b) the lesser of (1) the product of (x) 88.80% and (y) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and
(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period) minus $2,225,886.

         CLASS M-9 CERTIFICATE: Any Certificate designated as a "Class M-9
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-9 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the
Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal
Distribution Amount and the Class M-8 Principal Distribution Amount and (y) the
excess, if any, of (a) the sum of (1) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such
Distribution Date), (3) the Certificate Principal Balance of the Class M-2
Certificates (after taking into account the distribution of the Class M-2
Principal Distribution Amount on such Distribution Date), (4) the Certificate
Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (5) the Certificate Principal Balance of the Class M-4 Certificates
(after taking into account the distribution of the Class M-4 Principal
Distribution Amount on such Distribution Date), (6) the Certificate Principal
Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (8) the Certificate Principal Balance of the
Class M-7 Certificates (after taking into account the distribution of the Class
M-7 Principal Distribution Amount on such Distribution Date), (9) the
Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such
Distribution Date) and (10) the Certificate Principal Balance of the Class M-9
Certificates immediately prior to such Distribution Date, over (b) the lesser of
(1) the product of (x) 91.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized
Losses incurred during the related Due Period), and (2) the aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period)
minus $2,225,886.

         CLASS M-10 CERTIFICATE: Any Certificate designated as a "Class M-10
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-10 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry
Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

         CLASS M-10 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an
amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the
Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal
Distribution Amount, the Class M-8 Principal Distribution Amount and the Class
M-9 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of
(1) the aggregate Certificate Principal Balance of the Class A Certificates
(after taking into account the distribution of the Class A Principal
Distribution Amount on such Distribution Date), (2) the Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the distribution of the Class M-2 Principal
Distribution Amount on such Distribution Date), (4) the Certificate Principal
Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (5) the Certificate Principal Balance of the Class M-4 Certificates
(after taking into account the distribution of the Class M-4 Principal
Distribution Amount on such Distribution Date), (6) the Certificate Principal
Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (8) the Certificate Principal Balance of the
Class M-7 Certificates (after taking into account the distribution of the Class
M-7 Principal Distribution Amount on such Distribution Date), (9) the
Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such
Distribution Date), (10) the Certificate Principal Balance of the Class M-9
Certificates (after taking into account the distribution of the Class M-9
Principal Distribution Amount on such Distribution Date) and (11) the
Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 93.70%
and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the
last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related Due
Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus $2,225,886.

         CLASS P CERTIFICATE: Any Certificate designated as a "Class P
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V and (ii) the right to receive any Prepayment Charge Waiver
Amounts.

         CLASS P INTEREST: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a
Regular Interest in REMIC III for purposes of the REMIC Provisions.

         CLASS P CERTIFICATE ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.06 in the name of the Trustee for the benefit of the Class P Certificateholders.

         CLASS R CERTIFICATE: Any of the Class R-1, Class R-2, Class R-3 or
Class RX Certificates.

         CLASS R-1 CERTIFICATE: Any Certificate designated a "Class R-1
Certificate" on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC I and representing the right to the
Percentage Interest of distributions provided for the Class R-1 Certificates as set forth herein.

         CLASS R-2 CERTIFICATE: Any Certificate designated a "Class R-2
Certificate" on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC II and representing the right to the
Percentage Interest of distributions provided for the Class R-2 Certificates as set forth herein.

         CLASS R-3 CERTIFICATE: Any Certificate designated a "Class R-3
Certificate" on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC III and representing the right to the
Percentage Interest of distributions provided for the Class R-3 Certificates as set forth herein.

         CLASS RX CERTIFICATE: Any Certificate designated a "Class RX
Certificate" on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the ownership of the Class R-4 Interest, Class R-5 Interest and Class
R-6 Interest and representing the right to the Percentage Interest of distributions provided for the Class RX Certificates as set forth herein.

         CLASS R-4 INTEREST:  The uncertificated Residual Interest in REMIC IV.

         CLASS R-5 INTEREST:  The uncertificated Residual Interest in REMIC V.

         CLASS R-6 INTEREST:  The uncertificated Residual Interest in REMIC VI.

         CLOSING DATE:  February 28, 2006.

         CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         COMMISSION:  The U.S. Securities and Exchange Commission.

         COMPENSATING INTEREST: An amount, not to exceed the Servicing Fee, to be deposited in the Protected Account by the Master Servicer to the payment of a
Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement.

         CORPORATE TRUST OFFICE: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this
Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois,
60603 Attention: Global Securities and Trust Services Group - Bear Stearns Asset
Backed Securities I LLC, Series 2006-EC2, or at such other address as the
Trustee may designate from time to time.

         CORRESPONDING CERTIFICATE: With respect to each REMIC II Regular
Interest (other than REMIC II Regular Interests AA, ZZ, IO and P), the
Certificate with the corresponding designation. With respect to each REMIC III
Regular Interest (other than the Class CE Interest, the Class P Interest and the
Class IO Interest), the related Certificate representing an ownership therein.

         CURRENT INTEREST: As of any Distribution Date, with respect to the
Certificates and interests of each class (other than the Class P Certificates,
Class P Interest, the Residual Interests and the Residual Certificates), (i) the
interest accrued on the Certificate Principal Balance or Certificate Notional
Amount or Uncertificated Notional Amount, as applicable, during the related
Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate or interest that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii)
the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any Relief Act Interest
Shortfalls during the related Due Period, provided, however, that for purposes of calculating Current Interest for any such class, amounts specified in clause
(ii) hereof for any such Distribution Date shall be allocated first to the Class
CE Certificates, the Class CE Interest and the Residual Certificates in
reduction of amounts otherwise distributable to such Certificates and interest on such Distribution Date and then any excess shall be allocated to each Class of Class A Certificates and Class M Certificates PRO RATA based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

         CURRENT SPECIFIED ENHANCEMENT PERCENTAGE: With respect to any
Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the
Overcollateralization Amount, in each case prior to the distribution of the
Principal Distribution Amount on such Distribution Date, by (y) the aggregate
Stated Principal Balance of the Mortgage Loans as of the end of the related Due
Period.

         CUSTODIAL AGREEMENT: An agreement, dated as of February 28, 2006, among the Depositor, EMC, as Sponser, a Seller and as Master Servicer, Master Funding
as a Seller, the Trustee and the Custodian in substantially the form of Exhibit
J hereto.

         CUSTODIAN: LaSalle Bank National Association, or any successor custodian appointed pursuant to the provisions hereof and the Custodial
Agreement.

         CUT-OFF DATE:  The close of business on February 1, 2006.

         CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date. The aggregate Cut-off
Date Principal Balance of the Mortgage Loans is $445,177,198.22.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

         DEFAULTING PARTY:  As defined in the Swap Agreement.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled
Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         DEFINITIVE CERTIFICATES:  As defined in Section 6.06.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced by a
Replacement Mortgage Loan.

         DELINQUENCY EVENT: A Delinquency Event shall have occurred and be continuing if at any time, (x) the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage
Loans that are 60 days or more Delinquent (including for this purpose any such
Mortgage Loans in bankruptcy or foreclosure and Mortgage Loans with respect to which the related Mortgaged Property is REO Property), and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as
of the last day of the related Due Period exceeds (y) 28.75% of the Current
Specified Enhancement Percentage.

         DELINQUENT: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a
30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.
Similarly for "60 days delinquent," "90 days delinquent" and so on.

         DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance or Initial Notional Amount of
this Certificate".

         DEPOSITOR: Bear Stearns Asset Backed Securities I LLC, a Delaware
limited liability company, or its successor in interest.

         DEPOSITORY: The initial Depository shall be The Depository Trust
Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities
Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the
Uniform Commercial Code of the State of New York.

         DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry
Certificates, the agreement among the Depositor, the Trustee and the initial
Depository, dated as of the Closing Date, substantially in the form of Exhibit
H.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DERIVATIVE ACCOUNT: The separate trust account created and maintained by the Derivative Administrator, and held within the Supplemental Interest
Trust, pursuant to the Derivative Administration Agreement.

         DERIVATIVE ADMINISTRATOR: LaSalle Bank National Association acting as derivative administrator under the Derivative Administration Agreement.

         DERIVATIVE ADMINISTRATION AGREEMENT: The Derivative Administration
Agreement, dated February 28, 2006, pursuant to which the Derivative
Administrator will make payments to the Swap Provider and the Trust Fund, and certain other payments, as such agreement may be amended or supplemented from time to time.

         DETERMINATION DATE: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business
Day, the immediately preceding Business Day.

         DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04 in the name of the Trustee for the benefit of the Certificateholders designated "LaSalle Bank National
Association, in trust for registered holders of Bear Stearns Asset Backed
Securities I LLC, Asset-Backed Certificates, Series 2006-EC2". Funds in the
Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         DISTRIBUTION ACCOUNT DEPOSIT DATE: The Business Day prior to each
Distribution Date.

         DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2006.

         DUE DATE: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

         DUE PERIOD: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such
Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

         ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each
Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted
Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than
$50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         EMC: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns.

         EMC MORTGAGE LOANS: The Mortgage Loans identified as such on the
Mortgage Loan Schedule for which EMC is the applicable Seller.

         ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

         ERISA RESTRICTED CERTIFICATES: Any of the Class CE, Class P and
Residual Certificates.

         EVENT OF DEFAULT:  As defined in Section 8.01 hereof.

         EXCESS CASHFLOW: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Remaining Excess Spread for such Distribution
Date and (b) the Overcollateralization Release Amount for such Distribution
Date.

         EXCESS LIQUIDATION PROCEEDS: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such
Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

         EXCESS SPREAD: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of the Current Interest on the Class A Certificates and Class M Certificates and
Interest Carry Forward Amounts on the Class A Certificates (other than Interest
Carry Forward Amounts paid pursuant to Sections 5.04(a)(4)(A), in each case for such Distribution Date.

         EXCHANGE ACT: Securities Exchange Act of 1934, as amended.

         EXEMPTION: Prohibited Transaction Exemption 90-30, as amended from time to time.

         EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, the lesser of (i) the excess, if any, of the Overcollateralization Target
Amount for such Distribution Date over the Overcollateralization Amount for such
Distribution Date (after giving effect to distributions of principal on the
Certificates other than any Extra Principal Distribution Amount) and (ii) the
Excess Spread for such Distribution Date.

         FANNIE MAE: Fannie Mae (formerly, Federal National Mortgage
Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FINAL CERTIFICATION: The certification substantially in the form of
Exhibit Three to the Custodial Agreement.

         FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage
Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by EMC (on its own behalf as a seller and on behalf of Master Funding) pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Trustee shall maintain records, based solely on information provided by the Master Servicer, of each Final Recovery Determination made thereby.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement
Act of 1989.

         FISCAL QUARTER: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30,
as applicable.

         FITCH:  Fitch, Inc. and any successor thereto.

         FORM 8-K DISCLOSURE INFORMATION:  As defined in Section 3.16(a)(iii).

         FREDDIE MAC: Federal Home Loan Mortgage Corporation, or any successor thereto.

         GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

         GROSS MARGIN: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the
Index on each Adjustment Date in accordance with the terms of the related
Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

         INDEMNIFIED PERSONS: The Trustee, the Master Servicer, the Trust Fund
and their officers, directors, agents and employees and, with respect to the
Trustee, any separate co-trustee and its officers, directors, agents and employees.

         INDEX: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related
Mortgage Note.

         INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

         INITIAL CERTIFICATION: The certification substantially in the form of
Exhibit One to the Custodial Agreement.

         INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor
Certificate on the Closing Date.

         INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity Holders in which come within such paragraphs.

         INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy and any other insurance policy covering a
Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured
Expenses.

         INSURED EXPENSES: Expenses covered by any insurance policy with respect to the Mortgage Loans.

         INTEREST CARRY FORWARD AMOUNT: As of any Distribution Date and with respect to each Class of Certificates (other than the Class CE, Class P and the
Residual Certificates), the sum of (i) the excess of (a) the Current Interest for such Class with respect to such Distribution Date and any prior Distribution
Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such Distribution Dates and (ii) interest thereon
(to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.

         INTEREST DETERMINATION DATE: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

         INTEREST FUNDS: With respect to any Distribution Date (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Mortgage Loans less the Servicing Fee, the Trustee Fee and the LPMI Fee, if any, (b) all Advances relating to interest with respect to the
Mortgage Loans made on or prior to the related Distribution Account Deposit
Date, (c) all Compensating Interest with respect to the Mortgage Loans and required to be remitted by the Master Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent
Recoveries with respect to the Mortgage Loans collected during the related
Prepayment Period (to the extent such Liquidation Proceeds and Subsequent
Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by EMC (on its own behalf as a Seller and on behalf of Master Funding) pursuant to Sections 2.02 and 2.03 and by the
Master Servicer pursuant to Section 3.19, in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and
(f) the interest portion of any proceeds received from the exercise of an
Optional Termination, minus (i) all amounts relating to interest required to be reimbursed pursuant to Sections 4.02 and 4.05 or as otherwise set forth in this
Agreement, and (ii) any Net Swap Payment or Swap Termination Payment (not due to
a Swap Provider Trigger Event and to the extent not paid by the Derivative
Administrator from any upfront payment received pursuant to any replacement interest rate swap agreements that may be entered into by the Supplemental
Interest Trust Trustee) owed to the Derivative Administrator for payment to the
Swap Provider for such Distribution Date and any such payments remaining unpaid for any prior Distribution Dates.

         INTERIM CERTIFICATION: The certification substantially in the form of
Exhibit Two to the Custodial Agreement.

         LaSalle:  LaSalle Bank National Association, and any successor thereto.

         Last Scheduled Distribution Date: Solely for purposes of the face of the Certificates as follows: with respect to the Certificates, other than the
Class A-1, Class A-2 and Class A-3 Certificates, the Distribution Date in
February 2036; with respect to the Class A-1, Class A-2 and Class A-3
Certificates, the Distribution Date in October 2027, October 2033 and March
2035, respectively.

         Latest Possible Maturity Date: February 25, 2036, which is the
Distribution Date in the month following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury regulations under Sections
860A through 860G of the Code, the latest possible maturity date of each Regular
Interest issued by REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI
shall be the Latest Possible Maturity Date.

         LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         Liquidated Loan: With respect to any Distribution Date, a defaulted
Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has made a Final Recovery
Determination with respect thereto.

         Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

         Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage
Loan and the denominator of which is the Appraised Value of the related
Mortgaged Property.

         Loss Allocation Limitation: The meaning specified in Section 5.05(b)
hereof.

         LPMI Fee: The fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy.

         LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the
Master Servicer or the related subservicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

         Majority Class CE Certificateholder: The Holder of a 50.01% or greater
Percentage Interest in the Class CE Certificates.

         Marker Rate: With respect to the Class CE Interest and any Distribution
Date, a per annum rate equal to two (2) times the weighted average of the
Uncertificated REMIC II Pass-Through Rates for the REMIC II Regular Interests
(other than REMIC II Regular Interests AA, IO and P), with the rate on each such
REMIC II Regular Interest (other than REMIC II Regular Interest ZZ) subject to a cap equal to the lesser of (i) the One-Month LIBOR Pass-Through Rate for the
Corresponding Certificate and (ii) the Net Rate Cap for the REMIC III Regular
Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date, and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC II Regular Interest (other than REMIC II Regular
Interests AA, ZZ, IO and P) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

         Master Funding: Master Funding LLC, a Delaware limited liability company, and its successors and assigns, in its capacity as the seller of the
Master Funding Mortgage Loans to the Depositor.

         Master Funding Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Master Funding is the applicable Seller.

         Master Servicer: EMC Mortgage Corporation, in its capacity as master servicer, and its successors and assigns.

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage
Loan, the percentage set forth in the related Mortgage Note as the maximum
Mortgage Rate thereunder.

         Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the
Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular
Interest ZZ for such Distribution Date on a balance equal to the Uncertificated
Principal Balance of REMIC II Regular Interest ZZ minus the REMIC II
Overcollateralized Amount, in each case for such Distribution Date, over (ii)
the aggregate amount of Uncertificated Accrued Interest for such Distribution
Date on the REMIC II Regular Interests (other than REMIC II Regular Interests
AA, ZZ, IO and P), with the rate on each such REMIC II Regular Interest subject to a cap equal to the lesser of (x) the One-Month LIBOR Pass-Through Rate for the Corresponding Certificate and (y) the Net Rate Cap for the REMIC III Regular
Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date; provided, however, that solely for this purpose, the related cap with respect to each
REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ, IO and
P) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage
Loan, the percentage set forth in the related Mortgage Note as the minimum
Mortgage Rate thereunder.

         MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such
Mortgage Loan and its successors and assigns, at the origination thereof.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.06.

         Moody's:  Moody's Investors Service, Inc., and any successor thereto.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on or first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement and the Custodial Agreement.

         Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement,
dated as of February 28, 2006, among EMC, as a seller, Master Funding, as a seller and the Depositor, as purchaser in the form attached hereto as Exhibit L.

         Mortgage Loan Purchase Price: The price, calculated as set forth in
Section 10.01, to be paid in connection with the repurchase of the Mortgage
Loans pursuant to Section 10.01.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by EMC or the Master Servicer to reflect the deletion of Deleted
Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust
Fund and from time to time subject to this Agreement, the initial Mortgage Loan
Schedule being attached hereto as Exhibit B setting forth the following information with respect to each Mortgage Loan:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     the current gross mortgage rate;

                  (iii)    the Servicing Fee Rate;

                  (iv)     the master servicing fee rate, if applicable;

                  (v)      the LPMI Fee, if applicable;

                  (vi)     the Trustee Fee Rate;

                  (vii)    the current net mortgage rate;

                  (viii)   the maturity date;

                  (ix)     the original principal balance;

                  (x)      the current principal balance;

                  (xi)     the stated original term to maturity;

                  (xii)    the stated remaining term to maturity;

                  (xiii)   the property type;

                  (xiv)    the MIN with respect to each MOM Loan;

                  (xv)     with respect to each Adjustable Rate Mortgage Loan,
                           the Minimum Mortgage Rate;

                  (xvi)    with respect to each Adjustable Rate Mortgage Loan,
                           the Maximum Mortgage Rate;

                  (xvii)   with respect to each Adjustable Rate Mortgage Loan,
                           the Gross Margin;

                  (xviii)  with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

                  (xix)    with respect to each Adjustable Rate Mortgage Loan,
                           the Periodic Rate Cap;

                  (xx)     a code indicating whether the Mortgage Loan is an EMC
                           Mortgage Loan or a Master Funding Mortgage Loan; and

                  (xxi)    the Prepayment Charge, if any.

         Such schedule shall also set forth the aggregate Cut-off Date Principal
Balance for all of the Mortgage Loans.

         Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Rate: With respect to each fixed rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable Rate
Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage
Note, which rate (A) as of any date of determination until the first Adjustment
Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan
Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross
Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         Mortgaged Property:  The underlying property securing a Mortgage Loan.

         Mortgagor:  The obligors on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee
Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

         Net Rate Cap: With respect to any Distribution Date and the Class A-1,
Class A-2, Class A-3, Class A-4 and Class M Certificates, the excess, if any, of
(A) a per annum rate equal to the product of (x) the weighted average of the Net
Mortgage Rates on the then outstanding Mortgage Loans, weighted based on the
Stated Principal Balances of such Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such
Mortgage Loans on such Due Date, and (y) a fraction, the numerator of which is
30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, over (B) an amount, expressed as a per annum rate, equal to the sum of (i) the Net Swap Payment payable to the Swap Provider on such
Distribution Date and (ii) any Swap Termination Payment not due to a Swap
Provider Trigger Event payable to the Swap Provider, (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the
Supplemental Interest Trust Trustee) divided by the aggregate outstanding Stated
Principal Balance of the Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage
Loans on such Due Date, multiplied by 12. With respect to any Distribution Date and the REMIC III Regular Interests the ownership of which is represented by the
Class A Certificates and Class M Certificates, a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related
Accrual Period) of the Uncertificated REMIC II Pass-Through Rates on the REMIC
II Regular Interests (other than REMIC II Regular Interests IO and P), weighted on the basis of the Uncertificated Principal Balances of each such REMIC II
Regular Interest immediately prior to such Distribution Date.

         Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Derivative Administrator, which net payment shall not take into account any Swap Termination Payment.

         Non Book-Entry Certificate: Any Certificate other than a Book-Entry
Certificate.

         Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer pursuant to this Agreement, that, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related
Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

         Notional Amount: With respect to each Distribution Date and the Swap
Agreement, the notional amount for the related calculation period as set forth in the related schedule set forth in Exhibit M. With respect to each
Distribution Date and the Yield Maintenance Agreement, the lesser of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Class M
Certificates at the beginning of the related calculation period, and (ii) the notional amount for the related calculation period as set forth in the related schedule set forth in Exhibit O.

         Offered Certificates: The Class A-1, Class A-2, Class A-3, Class A-4,
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
Class M-8 and Class M-9 Certificates.

         Officer's Certificate: A certificate (i) signed by the Chairman of the
Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one
of the assistant treasurers or assistant secretaries of the Depositor or the
Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Sellers and/or the Trustee, as the case may be, as required by this Agreement.

         One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on
Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest
Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available,
One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual
Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A Certificates and Class M Certificates for the related Accrual
Period shall, in the absence of manifest error, be final and binding.

         One-Month LIBOR Pass-Through Rate: With respect to each Class A
Certificate and Class M Certificate and, for purposes of the definition of
"Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", the
REMIC II Regular Interest for which such certificate is the Corresponding
Certificate, a per annum rate equal to One-Month LIBOR plus the related
Certificate Margin.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for EMC, the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05,
7.07 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of EMC, Depositor and the Master
Servicer, (ii) not have any direct financial interest in EMC, the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with EMC, the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO
Property.

         Optional Termination Date: The Distribution Date on which the Stated
Principal Balance of all of the Mortgage Loans is equal to or less than 10% of the Stated Principal Balance of all of the Mortgage Loans as of the Cut-off
Date.

         Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

         OTS:  The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

         (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

         (b) Certificates in exchange for which or in lieu of which other
Certificates have been executed and delivered by the Trustee pursuant to this
Agreement.

         Outstanding Mortgage Loan: As of any date of determination, a Mortgage
Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

         Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balance of the Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over the aggregate Certificate Principal Balance of the Certificates (other than the Class CE Certificates and Class P
Certificates) on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such
Certificates).

         Overcollateralization Release Amount: With respect to any Distribution
Date, the lesser of (x) the Principal Remittance Amount for such Distribution
Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the
Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that
Distribution Date).

         Overcollateralization Target Amount: With respect to any Distribution
Date (a) prior to the Stepdown Date, 3.15% of the aggregate Stated Principal
Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the
Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) 3.15% of the aggregate Stated Principal Balance of the Mortgage
Loans as of the Cut-off Date and (2) 6.30% of the then current aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and
(ii) $2,225,886 or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding
Distribution Date.

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: With respect to the Class A Certificates and Class M
Certificates and any Distribution Date, a rate per annum equal to the lesser of
(i) the related One-Month LIBOR Pass-Through Rate for such Distribution Date and
(ii) the Net Rate Cap for such Distribution Date.

         With respect to the Class CE Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC II Regular Interest
(other than REMIC II Regular Interests IO and P) equal to the product of (a) the excess, if any, of the Uncertificated REMIC II Pass-Through Rate for such REMIC
II Regular Interest over the Marker Rate and (y) a notional amount equal to the
Uncertificated Principal Balance of such REMIC II Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such
REMIC II Regular Interests.

         With respect to the Class CE Certificate, the Class CE Certificate
shall not have a Pass-Through Rate, but Current Interest for such Certificate and each Distribution Date shall be an amount equal to 100% of the amount distributable to the Class CE Interest for such Distribution Date.

         With respect to the Class P Certificate and the Class P Interest, 0.00%
per annum.

         With respect to the Class IO Interest, Class IO Interest shall not have a Pass-Through Rate, but Current Interest for such interest and each
Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest IO for such Distribution Date.

         With respect to REMIC VI Regular Interest IO, REMIC VI Regular Interest
IO shall not have a Pass-Through Rate, but Current Interest for such Regular
Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

         Percentage Interest: With respect to any Certificate of a specified
Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

         Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related
Mortgage Note, which is the maximum amount by which the Mortgage Rate for such
Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage
Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage
Rate in effect immediately prior to such Adjustment Date.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i)      obligations of the United States or any agency
                           thereof, provided such obligations are backed by the
                           full faith and credit of the United States;

                  (ii)     general obligations of or obligations guaranteed by
                           any state of the United States or the District of
                           Columbia receiving the highest long-term debt rating
                           of each Rating Agency, or such lower rating as will
                           not result in the downgrading or withdrawal of the
                           ratings then assigned to the Certificates by each
                           Rating Agency, as evidenced in writing;

                  (iii)    commercial or finance company paper which is then
                           receiving the highest commercial or finance company
                           paper rating of each Rating Agency, or such lower
                           rating as will not result in the downgrading or
                           withdrawal of the ratings then assigned to the
                           Certificates by each Rating Agency, as evidenced in
                           writing;

                  (iv)     certificates of deposit, demand or time deposits, or
                           bankers' acceptances issued by any depository
                           institution or trust company incorporated under the
                           laws of the United States or of any state thereof and
                           subject to supervision and examination by federal
                           and/or state banking authorities (including the
                           Trustee in its commercial banking capacity), provided
                           that the commercial paper and/or long term unsecured
                           debt obligations of such depository institution or
                           trust company are then rated one of the two highest
                           long-term and the highest short-term ratings of each
                           such Rating Agency for such securities, or such lower
                           ratings as will not result in the downgrading or
                           withdrawal of the rating then assigned to the
                           Certificates by any Rating Agency, as evidenced in
                           writing;

                  (v)      guaranteed reinvestment agreements issued by any
                           bank, insurance company or other corporation
                           containing, at the time of the issuance of such
                           agreements, such terms and conditions as will not
                           result in the downgrading or withdrawal of the rating
                           then assigned to the Certificates by each Rating
                           Agency, as evidenced in writing;

                  (vi)     repurchase obligations with respect to any security
                           described in clauses (i) and (ii) above, in either
                           case entered into with a depository institution or
                           trust company (acting as principal) described in
                           clause (v) above;

                  (vii)    securities (other than stripped bonds, stripped
                           coupons or instruments sold at a purchase price in
                           excess of 115% of the face amount thereof) bearing
                           interest or sold at a discount issued by any
                           corporation incorporated under the laws of the United
                           States or any state thereof which, at the time of
                           such investment, have one of the two highest short
                           term ratings of each Rating Agency (except if the
                           Rating Agency is Moody's, such rating shall be the
                           highest commercial paper rating of Moody's for any
                           such securities), or such lower rating as will not
                           result in the downgrading or withdrawal of the rating
                           then assigned to the Certificates by each Rating
                           Agency, as evidenced by a signed writing delivered by
                           each Rating Agency;

                  (viii)   interests in any money market fund (including any
                           such fund managed or advised by the Trustee or any
                           affiliate thereof) which at the date of acquisition
                           of the interests in such fund and throughout the time
                           such interests are held in such fund has the highest
                           applicable short term rating by each Rating Agency or
                           such lower rating as will not result in the
                           downgrading or withdrawal of the ratings then
                           assigned to the Certificates by each Rating Agency,
                           as evidenced in writing;

                  (ix)     short term investment funds sponsored by any trust
                           company or banking association incorporated under the
                           laws of the United States or any state thereof
                           (including any such fund managed or advised by the
                           Trustee or the Master Servicer or any affiliate
                           thereof) which on the date of acquisition has been
                           rated by each Rating Agency in their respective
                           highest applicable rating category or such lower
                           rating as will not result in the downgrading or
                           withdrawal of the ratings then assigned to the
                           Certificates by each Rating Agency, as evidenced in
                           writing; and

                  (x)      such other investments having a specified stated
                           maturity and bearing interest or sold at a discount
                           acceptable to each Rating Agency and as will not
                           result in the downgrading or withdrawal of the rating
                           then assigned to the Certificates by any Rating
                           Agency, as evidenced by a signed writing delivered by
                           each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (viii) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers'
cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual
Certificate, (iv) rural electric and telephone cooperatives described in section
1381(a)(2)(C) of the Code or (v) on electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the
United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of
Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S.
Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Trustee based upon an Opinion of Counsel addressed to the Trustee (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to
such Person may cause REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC
VI to fail to qualify as a REMIC at any time that any Certificates are
Outstanding. The terms "United States," "State" and "International Organization"
shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the
United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of
Freddie Mac, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Prepayment Assumption: The applicable rate of prepayment as described in the Prospectus Supplement.

         Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         Prepayment Charge Waiver Amount: Any amount paid by the Master Servicer to the Trustee in respect of waived Prepayment Charges pursuant to Section
4.01(a).

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a
Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.19 or
10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage
Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a)
the Trustee Fee, (b) the Servicing Fee and the LPMI Fee, if any, in each case with respect to the related Mortgage Loan.

         Prepayment Period: As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which the related
Distribution Date occurs and ending on the 15th day of the month in which such
Distribution Date occurs.

         Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note Holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

         Principal Distribution Amount: With respect to each Distribution Date, an amount equal to (x) the Principal Funds for such Distribution Date plus (y)
any Extra Principal Distribution Amount for such Distribution Date, less (z) any
Overcollateralization Release Amount.

         Principal Funds: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected during the related
Due Period, (b) all Advances relating to principal made on or before the
Distribution Account Deposit Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period,
(d) the Stated Principal Balance of each Mortgage Loan that was repurchased by
EMC on its own behalf as a Seller and on behalf of Master Funding) pursuant to
Sections 2.02 and 2.03 and by the Master Servicer pursuant to Section 3.19, (e)
the aggregate of all Substitution Adjustment Amounts for the related
Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(c), (f) all Liquidation Proceeds and Subsequent
Recoveries collected during the related Prepayment Period (to the extent such
Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and (g) amounts in respect of principal paid by the
Majority Class CE Certificateholder or the Master Servicer, as applicable, pursuant to Section 10.01, minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02 and 4.05 or as otherwise set forth in this Agreement and (iii) any Net Swap Payments or Swap Termination Payments (not due to a Swap
Provider Trigger Event and to the extent not paid by the Derivative
Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental
Interest Trust Trustee) owed to the Derivative Administrator for payment to the
Swap Provider for such Distribution Date and any such payments remaining unpaid for any prior Distribution Dates to the extent not paid from Interest Funds.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.19 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal
Prepayments shall be applied by the Master Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

         Principal Remittance Amount: With respect to each Distribution Date, the sum of the amounts listed in clauses (a) through (f) of the definition of
Principal Funds.

         Private Certificates: Any of the Class M-10, Class P, Class CE and
Residual Certificates.

         Prospectus Supplement: The Prospectus Supplement dated February 21,
2006 relating to the public offering of the Class A-1, Class A-2, Class A-3,
Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
Class M-7, Class M-8 and Class M-9 Certificates.

         Protected Account: The separate Eligible Account established and maintained by the Master Servicer with respect to the Mortgage Loans and REO
Property in accordance with Section 4.01 hereof.

         PUD:  A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by EMC pursuant to Section 2.02 or 2.03 hereof or (y) that EMC has a right to purchase pursuant to Section 3.19 hereof, an amount equal to the sum of
(i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee,
Servicing Advances and Advances payable to the purchaser of the Mortgage Loan plus (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

         QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

         Rating Agency: Each of Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the
Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to each Mortgage Loan as to which a Final
Recovery Determination has been made, an amount (not less than zero) equal to
(i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii)
accrued interest from the Due Date as to which interest was last paid by the
Mortgagor through the end of the calendar month in which such Final Recovery
Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the
Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer pursuant to this Agreement. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of Certificates or applied to increase Excess Spread on any
Distribution Date.

         With respect to any REO Property as to which a Final Recovery
Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A)
at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated
Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed
Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv)
the aggregate of all unreimbursed Advances and Servicing Advances.

         With respect to each Mortgage Loan which has become the subject of a
Deficient Valuation, the difference between the principal balance of the
Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a
Debt Service Reduction, the portion, if any, of the reduction in each affected
Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         Record Date: With respect to any Distribution Date and the Certificates
(other than the Class M-10, Class CE, Class P and Residual Certificates), so
long as such Classes of Certificates are Book-Entry Certificates, the Business
Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such
Distribution Date occurs. With respect to the Class M-10, Class CE, Class P and
Residual Certificates, so long as such Classes of Certificates remain non
Book-Entry Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         Reference Banks: Shall mean leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the
Master Servicer.

         Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of
0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Class M
Certificates for such Accrual Period, provided that at least two such Reference
Banks provide such rate. If fewer than two offered rates appear, the Reference
Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of the Class A Certificates and Class M
Certificates for such Accrual Period.

         Regular Certificate: Any Certificate other than a Residual Certificate.

         Regular Interest: A "regular interest" in a REMIC within the meaning of
Section 860G(a)(1) of the Code.

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state law.

         Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

         Remaining Excess Spread: With respect to any Distribution Date, the
Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC I: The segregated pool of assets described in the Preliminary
Statement and Section 5.07(a).

         REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto. The REMIC I Regular Interests consist of REMIC I Regular Interest I-Non-Swap, REMIC I Regular Interest I-5-A through
REMIC I Regular Interest I-60-B and REMIC I Regular Interest P, each as designated in the Preliminary Statement hereto.

         REMIC II: The segregated pool of assets described in the Preliminary
Statement and Section 5.07(a).

         REMIC II Interest Loss Allocation Amount: With respect to any
Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of
(i) the aggregate Stated Principal Balance of the Mortgage Loans and REO
Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through
Rate for REMIC II Regular Interest AA minus the Marker Rate, divided by (b) 12.

         REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest P) minus
(ii) the aggregate Uncertificated Principal Balance of each REMIC II Regular
Interest for which a Class A Certificate or Class M Certificate is a
Corresponding Certificate, in each case, as of such date of determination.

         REMIC II Principal Loss Allocation Amount: With respect to any
Distribution Date, an amount equal to the product of (i) the aggregate Stated
Principal Balance of the Mortgage Loans and REO Properties then outstanding and
(ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate
Uncertificated Principal Balance of each REMIC II Regular Interest for which a
Class A Certificate or Class M Certificate is a Corresponding Certificate and
the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest for which a Class A Certificate or Class M
Certificate is a Corresponding Certificate and REMIC II Regular Interest ZZ.

         REMIC II Required Overcollateralization Amount: 1.00% of the
Overcollateralization Target Amount.

         REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and (other than REMIC II Regular Interest IO) shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective
REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

         REMIC III: The segregated pool of assets described in the Preliminary
Statement and Section 5.07(a).

         REMIC III Regular Interest: The Class CE Interest, Class P Interest,
Class IO Interest or any Regular Interest in REMIC III the ownership of which is represented by any of the Class A Certificates or Class M Certificates.

         REMIC IV: The segregated pool of assets consisting of the Class CE
Interest conveyed in trust to the Trustee, for the benefit of the Holders of the
Class CE Certificates and the Class RX Certificate (in respect of the Class R-4
Interest), with respect to which a separate REMIC election is to be made.

         REMIC IV Certificate: Any Class CE Certificate or Class RX Certificate
(in respect of the Class R-4 Interest).

         REMIC V: The segregated pool of assets consisting of the Class P
Interest conveyed in trust to the Trustee, for the benefit of the Holders of the
Class P Certificates and the Class RX Certificate (in respect of the Class R-5
Interest), with respect to which a separate REMIC election is to be made.

         REMIC V Certificate: Any Class P Certificate or Class RX Certificate
(in respect of the Class R-5 Interest).

         REMIC VI: The segregated pool of assets consisting of the Class IO
Interest conveyed in trust to the Trustee, for the benefit of the holders of
REMIC VI Regular Interest IO and the Class RX Certificate (in respect of the
Class R-6 Interest), with respect to which a separate REMIC election is to be made.

         REMIC VI Interests: The REMIC VI Regular Interest IO or Class RX
Certificate (in respect of the Class R-6 Interest).

         REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not cause any of REMIC I, REMIC II, REMIC III, REMIC IV,
REMIC V or REMIC VI to fail to qualify as a REMIC at any time that any
Certificates are outstanding.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through
860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

         REMIC Regular Interests: The REMIC I Regular Interests and REMIC II
Regular Interests.

         REMIC Termination Payment:  As defined in Section 10.01.

         Remittance Date: Shall mean the Business Day immediately preceding the
Distribution Account Deposit Date.

         REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of
such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the
Distribution Date in such calendar month.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the
aggregate substituted by EMC for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a
Stated Principal Balance, after deduction of the principal portion of the
Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) if the Replacement Mortgage Loan is a fixed rate Mortgage Loan, have a fixed Mortgage Rate not less than or more than 1% per annum higher than the
Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a
Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the
Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (ix) if the Replacement
Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (x) if the
Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Minimum
Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage
Loan, (xi) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan,
have a Gross Margin equal to or greater than the Gross Margin of the Deleted
Mortgage Loan, (xii) if the Replacement Mortgage Loan is an Adjustable Rate
Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (xiii) comply with each representation and warranty set forth in Section 7 of the Mortgage Loan Purchase
Agreement and (xiv) the Custodian has delivered a Final Certification noting no defects or exceptions.

         Reportable Event:  As defined in Section 3.16(a)(iii).

         Request for Release: The Request for Release to be submitted by EMC or the Master Servicer to the Custodian substantially in the form of Exhibit G.
Each Request for Release furnished to the Custodian by EMC or the Master
Servicer shall be in duplicate and shall be executed by an officer of such
Person or a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by an officer of such Person or a
Servicing Officer) of the Master Servicer.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this
Agreement.

         Reserve Fund: Shall mean the separate trust account created and maintained by the Trustee pursuant to Section 3.21 hereof.

         Reserve Fund Deposit: With respect to the Reserve Fund, an amount equal to $5,000, which the Depositor shall initially deposit into the Reserve Fund pursuant to Section 3.21 hereof.

         Residual Certificates: The Class R-1, Class R-2, Class R-3 and Class RX
Certificates (representing ownership of the Class R-4 Interest, Class R-5
Interest and Class R-6 Interest), each evidencing the sole class of Residual
Interests in the related REMIC.

         Residual Interest: The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         Responsible Officer: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any
Trust Officer with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the
Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

         Sarbanes-Oxley Certification:  As defined in Section 3.16(a)(iv).
         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to
principal and/or interest on such Mortgage Loan.

         Securities Act:  The Securities Act of 1933, as amended.

         Seller: EMC or Master Funding, in each case in such capacity under the
Mortgage Loan Purchase Agreement.

         Senior Certificates: Any of the Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any
REO Property (including, without limitation, realtor's commissions) and (iv)
compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

         Servicing Criteria: The "servicing criteria" set forth in Item 1122(d)
of Regulation AB, as such may be amended from time to time.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated
Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the Stated Principal Balance
of such Mortgage Loan for the period covered by such payment of interest.

         Servicing Fee Rate:  0.500% per annum.

         Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Master Servicer, as to which default is reasonably foreseeable, any modification which is effected by the
Master Servicer in accordance with the terms of this Agreement which results in any change in the outstanding Stated Principal Balance, any change in the
Mortgage Rate or any extension of the term of such Mortgage Loan.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this
Agreement, as such list may from time to time be amended.

         Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Sponsor or its affiliate of the aggregate maximum probable exposure of the outstanding Certificates to the Yield
Maintenance Agreement and Swap Agreement.

         Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the
Significance Estimate divided by the aggregate outstanding Certificate Principal
Balance of the Class A Certificates and Class M Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

         Special Servicer Trigger: With respect to any Distribution Date after which an investor purchases a Class CE Certificate and for which such investor agrees with the Depositor to provide for such trigger, a Special Servicer
Trigger shall have occurred and be continuing if at any time during which the related investor holds such Certificates, (x) the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as
of the last day of the related Due Period exceeds (y) the percentage set forth in Exhibit N for such Distribution Date. The Depositor shall cause Exhibit N to be provided to the Master Servicer and the Trustee for any Special Servicer
Trigger that is calculated and agreed upon for any Distribution Date on or before the Determination Date related to any such Distribution Date.

         Sponsor:  EMC Mortgage Corporation.

         Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

         Stated Principal Balance: With respect to any Mortgage Loan or related
REO Property and any Distribution Date, the Cut-off Date Principal Balance
thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such
Distribution Date (and irrespective of any delinquency in their payment), (ii)
all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the
extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.09 with respect to such Mortgage Loan, that were received by the
Master Servicer as of the close of business on the last day of the Prepayment
Period related to such Distribution Date and (iii) any Realized Losses on such
Mortgage Loan incurred during the related Prepayment Period. The Stated
Principal Balance of a Liquidated Loan equals zero.

         Stepdown Date: The later to occur of (a) the Distribution Date in March
2009 and (b) the first Distribution Date on which the Current Specified
Enhancement Percentage is greater than or equal to 55.50%.

         Subordinated Certificates: The Class M Certificates, Class CE
Certificates and Residual Certificates.

         Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.02) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the
Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property prior to the related Prepayment Period that resulted in a Realized Loss.

         Subservicing Agreement: Any agreement entered into between the Master
Servicer and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

         Successor Master Servicer: The meaning ascribed to such term pursuant to Section 8.02.

         Supplemental Interest Trust: The corpus of a trust created pursuant to
Section 3.21 of this Agreement and designated as the "Supplemental Interest
Trust," consisting of the Swap Agreement, the Yield Maintenance Agreement, the
Derivative Administration Agreement and the Derivative Account. For the
avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the
Yield Maintenance Agreement, the Derivative Account and the Derivative
Administration Agreement do not consititute parts of the Trust Fund or any
REMIC.

         Supplemental Interest Trust Trustee: LaSalle Bank National Association,
a national banking association not in its individual capacity but solely in its capacity as supplemental interest trust trustee under the Supplemental Interest
Trust and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor supplemental interest trust trustee as may from time to time be serving as successor supplemental interst trust trustee.

         Swap Agreement: The interest rate swap agreement between the Swap
Provider and Supplemental Interest Trust Trustee, which agreement provides for
Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit M.

         Swap LIBOR:  LIBOR as determined pursuant to the Swap Agreement.

         Swap Optional Termination Payment:  As defined in Section 10.01.

         Swap Provider: The swap provider under the Swap Agreement either (a)
entitled to receive payments from the Derivative Administrator from amounts payable by the Trust Fund under this Agreement or (b) required to make payments to the Derivative Administrator for payment to the Trust Fund, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Bear Stearns Financial Products
Inc.

         Swap Provider Trigger Event: With respect to any Distribution Date, (i)
an Event of Default under the Swap Agreement with respect to which the Swap
Provider is a Defaulting Party, (ii) a Termination Event under the Swap
Agreement with respect to which the Swap Provider is the sole Affected Party, or
(iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         Swap Termination Payment: Upon the designation of an "Early Termination
Date" as defined in the Swap Agreement, the payment to be made by the Derivative
Administrator to the Swap Provider from payments from the Trust Fund, or by the
Swap Provider to the Derivative Administrator for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury Regulation Sections 1.860F-4(d) and
301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of
Residual Certificates shall be the Tax Matters Person for the related REMIC. The
Trustee, or any successor thereto or assignee thereof, shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

         Transfer: Any direct or indirect transfer or sale of any Ownership
Interest in a Certificate.

         Transfer Affidavit:  As defined in Section 6.02.

         Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) a Delinquency Event shall have occurred and be continuing or (ii)
the aggregate amount of Realized Losses on the Mortgage Loans since the Cut-off
Date as a percentage of the aggregate Cut-off Date Principal Balance of the
Mortgage Loans exceeds the applicable percentages set forth below with respect to such Distribution Date:

              DISTRIBUTION DATE                          PERCENTAGE

         March 2009 to February 2009                        3.80%
         March 2010 to February 2010                        5.95%
         March 2011 to February 2011                        7.65%
         March 2012 and thereafter                          8.55%

         Trust Fund: The corpus of the trust created hereunder consisting of (i)
the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the
Cut-off Date Principal Balance thereof; (ii) the Distribution Account, the Class
P Certificate Account, the Reserve Fund and the Protected Account and all
amounts deposited therein pursuant to the applicable provisions of this
Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) the rights under the Derivative Administration Agreement relating to the
Certificates; (vi) the rights under the Mortgage Loan Purchase Agreement; and
(vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         Trustee: LaSalle Bank National Association, for the benefit of the
Certificateholders under this Agreement, a national banking association and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Trustee Fee: As to each Mortgage Loan and any Distribution Date, a per annum fee equal to 0.0063% multiplied by the Stated Principal Balance of such
Mortgage Loan as of the Due Date in the month preceding the month in which such
Distribution Date occurs.

         Uncertificated Accrued Interest: With respect to each REMIC Regular
Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the related Uncertificated
Principal Balance or related Uncertificated Notional Amount of such REMIC
Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls
(allocated to such REMIC Regular Interests as set forth in Section 1.02).

         Uncertificated Notional Amount: With respect to the Class CE Interest and any Distribution Date, an amount equal to the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular
Interest P) for such Distribution Date.

         With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I
Regular Interests ending with the designation "A" listed below:

DISTRIBUTION DATE                    REMIC I REGULAR INTERESTS
-----------------  -------------------------------------------------------------
      1 - 5        I-5-A through I-60-A
        6          I-6-A through I-60-A
        7          I-7-A through I-60-A
        8          I-8-A through I-60-A
        9          I-9-A through I-60-A
       10          I-10-A through I-60-A
       11          I-11-A through I-60-A
       12          I-12-A through I-60-A
       13          I-13-A through I-60-A
       14          I-14-A through I-60-A
       15          I-15-A through I-60-A
       16          I-16-A through I-60-A
       17          I-17-A through I-60-A
       18          I-18-A through I-60-A
       19          I-19-A through I-60-A
       20          I-20-A through I-60-A
       21          I-21-A through I-60-A
       22          I-22-A through I-60-A
       23          I-23-A through I-60-A
       24          I-24-A through I-60-A
       25          I-25-A through I-60-A
       26          I-26-A through I-60-A
       27          I-27-A through I-60-A
       28          I-28-A through I-60-A
       29          I-29-A through I-60-A
       30          I-30-A through I-60-A
       31          I-31-A through I-60-A
       32          I-32-A through I-60-A
       33          I-33-A through I-60-A
       34          I-34-A through I-60-A
       35          I-35-A through I-60-A
       36          I-36-A through I-60-A
       37          I-37-A through I-60-A
       38          I-38-A through I-60-A
       39          I-39-A through I-60-A
       40          I-40-A through I-60-A
       41          I-41-A through I-60-A
       42          I-42-A through I-60-A
       43          I-43-A through I-60-A
       44          I-44-A through I-60-A
       45          I-45-A through I-60-A
       46          I-46-A through I-60-A
       47          I-47-A through I-60-A
       48          I-48-A through I-60-A
       49          I-49-A through I-60-A
       50          I-50-A through I-60-A
       51          I-51-A through I-60-A
       52          I-52-A through I-60-A
       53          I-53-A through I-60-A
       54          I-54-A through I-60-A
       55          I-55-A through I-60-A
       56          I-56-A through I-60-A
       57          I-57-A through I-60-A
       58          I-58-A through I-60-A
       59          I-59-A through I-60-A
       60          I-60-A
   thereafter      $0.00

         With respect to the Class IO Interest and any Distribution Date, an
amount equal to the Uncertificated Notional Amount of the REMIC II Regular
Interest IO. With respect to REMIC VI Regular Interest IO, an amount equal to the Uncertificated Notional Amount of the Class IO Interest.

         Uncertificated Pass-Through Rate: The Uncertificated REMIC I
Pass-Through Rate and Uncertificated REMIC II Pass-Through Rate.

         Uncertificated Principal Balance: The amount of REMIC Regular
Interests, Class P Interest and Class CE Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of
each REMIC Regular Interest, Class P Interest and Class CE Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated principal balance. On each Distribution Date, the Uncertificated
Principal Balance of the REMIC Regular Interests and Class P Interest shall be reduced by all distributions of principal made on such REMIC Regular Interests and Class P Interest on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such
Distribution Date by Realized Losses as provided in Section 5.05, and the
Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by interest deferrals as provided in Section 5.07(c)(1)(ii). The
Uncertificated Principal Balance of each REMIC Regular Interest, Class P
Interest and Class CE Interest shall never be less than zero. With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal
Balance of the Class A Certificates and the Class M Certificates and the
Uncertificated Principal Balance of the Class P Interest then outstanding.

         Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I
Regular Interest I-Non-Swap and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the then outstanding Mortgage
Loans, weighted based on the Stated Principal Balances of such Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated
Principal Balances of such Mortgage Loans on such Due Date.

         With respect to each REMIC I Regular Interest ending with the designation "A", and (i) any Distribution Date on or prior to the Distribution
Date in June 2006, a per annum rate equal to the weighted average of the Net
Mortgage Rates on the then outstanding Mortgage Loans, weighted based on the
Stated Principal Balances of such Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such
Mortgage Loans on such Due Date, or (ii) any Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate multiplied by 2, subject to a maximum rate of 10.1150%.

         With respect to each REMIC I Regular Interest ending with the designation "B" and (i) any Distribution Date on or prior to the Distribution
Date in June 2006, a per annum rate equal to the weighted average of the Net
Mortgage Rates on the then outstanding Mortgage Loans, weighted based on the
Stated Principal Balances of such Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such
Mortgage Loans on such Due Date, or (ii) any Distribution Date thereafter, a per annum rate equal to the greater of (x) the excess, if any, of (A) 2 multiplied by the weighted average Net Mortgage Rate over (B) 10.1150% and (y) 0.00%.

         With respect to each REMIC I Regular Interest P, 0.00%

         Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II
Regular Interest AA, each REMIC II Regular Interest for which a Class A
Certificate or Class M Certificate is the Corresponding Certificate and REMIC II
Regular Interest ZZ, and (i) any Distribution Date on or prior to the
Distribution Date in June 2006, a per annum rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular
Interests (other than REMIC I Regular Interest P) for such Distribution Date, weighted on the basis of the Uncertificated Principal Balances of such REMIC I
Regular Interests for such Distribution Date, and (ii) any Distribution Date thereafter, a per annum rate equal to the weighted average of (x) with respect to REMIC I Regular Interests ending with the designation "B" and REMIC I Regular
Interest I-Non-Swap, the weighted average of the Uncertificated REMIC I
Pass-Through Rates for such REMIC I Regular Interests for such Distribution
Date, weighted on the basis of the Uncertificated Principal Balances of such
REMIC I Regular Interests for such Distribution Date and (y) with respect to
REMIC I Regular Interests ending with the designation "A", for each Distribution
Date listed below, the weighted average of the rates listed below for such
Distribution Date for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I
Regular Interest for such Distribution Date:

 DISTRIBUTION
     DATE               REMIC I REGULAR INTEREST                                     RATE
---------------  -------------------------------------  --------------------------------------------------------
       5         I-5-A through I-60-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate

       6         I-6-A through I-60-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A                                  Uncertificated REMIC I Pass-Through Rate
       7         I-7-A through I-60-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-6-A                    Uncertificated REMIC I Pass-Through Rate
       8         I-8-A through I-60-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-7-A                    Uncertificated REMIC I Pass-Through Rate
       9         I-9-A through I-60-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-8-A                    Uncertificated REMIC I Pass-Through Rate
      10         I-10-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-9-A                    Uncertificated REMIC I Pass-Through Rate
      11         I-11-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-10-A                   Uncertificated REMIC I Pass-Through Rate
      12         I-12-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-11-A                   Uncertificated REMIC I Pass-Through Rate
      13         I-13-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-12-A                   Uncertificated REMIC I Pass-Through Rate
      14         I-14-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-13-A                   Uncertificated REMIC I Pass-Through Rate
      15         I-15-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-14-A                   Uncertificated REMIC I Pass-Through Rate
      16         I-16-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-15-A                   Uncertificated REMIC I Pass-Through Rate
      17         I-17-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-16-A                   Uncertificated REMIC I Pass-Through Rate
      18         I-18-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-17-A                   Uncertificated REMIC I Pass-Through Rate
      19         I-19-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-18-A                   Uncertificated REMIC I Pass-Through Rate
      20         I-20-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-19-A                   Uncertificated REMIC I Pass-Through Rate
      21         I-21-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-20-A                   Uncertificated REMIC I Pass-Through Rate
      22         I-22-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-21-A                   Uncertificated REMIC I Pass-Through Rate
      23         I-23-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-22-A                   Uncertificated REMIC I Pass-Through Rate
      24         I-24-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-23-A                   Uncertificated REMIC I Pass-Through Rate
      25         I-25-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-24-A                   Uncertificated REMIC I Pass-Through Rate
      26         I-26-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-25-A                   Uncertificated REMIC I Pass-Through Rate
      27         I-27-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-26-A                   Uncertificated REMIC I Pass-Through Rate
      28         I-28-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-27-A                   Uncertificated REMIC I Pass-Through Rate
      29         I-29-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-28-A                   Uncertificated REMIC I Pass-Through Rate
      30         I-30-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-29-A                   Uncertificated REMIC I Pass-Through Rate
      31         I-31-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-30-A                   Uncertificated REMIC I Pass-Through Rate
      32         I-32-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-31-A                   Uncertificated REMIC I Pass-Through Rate
      33         I-33-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-32-A                   Uncertificated REMIC I Pass-Through Rate
      34         I-34-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-33-A                   Uncertificated REMIC I Pass-Through Rate
      35         I-35-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-34-A                   Uncertificated REMIC I Pass-Through Rate
      36         I-36-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-35-A                   Uncertificated REMIC I Pass-Through Rate
      37         I-37-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-36-A                   Uncertificated REMIC I Pass-Through Rate
      38         I-38-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-37-A                   Uncertificated REMIC I Pass-Through Rate
      39         I-39-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-38-A                   Uncertificated REMIC I Pass-Through Rate
      40         I-40-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-39-A                   Uncertificated REMIC I Pass-Through Rate
      41         I-41-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-40-A                   Uncertificated REMIC I Pass-Through Rate
      42         I-42-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-41-A                   Uncertificated REMIC I Pass-Through Rate
      43         I-43-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-42-A                   Uncertificated REMIC I Pass-Through Rate
      44         I-44-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-43-A                   Uncertificated REMIC I Pass-Through Rate
      45         I-45-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-44-A                   Uncertificated REMIC I Pass-Through Rate
      46         I-46-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-45-A                   Uncertificated REMIC I Pass-Through Rate
      47         I-47-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-46-A                   Uncertificated REMIC I Pass-Through Rate
      48         I-48-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-47-A                   Uncertificated REMIC I Pass-Through Rate
      49         I-49-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-48-A                   Uncertificated REMIC I Pass-Through Rate
      50         I-50-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-49-A                   Uncertificated REMIC I Pass-Through Rate
      51         I-51-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-50-A                   Uncertificated REMIC I Pass-Through Rate
      52         I-52-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-51-A                   Uncertificated REMIC I Pass-Through Rate
      53         I-53-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-52-A                   Uncertificated REMIC I Pass-Through Rate
      54         I-54-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-53-A                   Uncertificated REMIC I Pass-Through Rate
      55         I-55-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-54-A                   Uncertificated REMIC I Pass-Through Rate
      56         I-56-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-55-A                   Uncertificated REMIC I Pass-Through Rate
      57         I-57-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-56-A                   Uncertificated REMIC I Pass-Through Rate
      58         I-58-A through I-60-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-57-A                   Uncertificated REMIC I Pass-Through Rate
      59         I-59-A and I-60-A                      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-58-A                   Uncertificated REMIC I Pass-Through Rate
      60         I-60-A                                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        Uncertificated REMIC I Pass-Through Rate
                 I-5-A through I-59-A                   Uncertificated REMIC I Pass-Through Rate
  thereafter     I-5-A through I-60-A                   Uncertificated REMIC I Pass-Through Rate

         With respect to REMIC II Regular Interest IO, a per annum rate equal to the excess of (x) the weighted average of the Uncertificated REMIC I
Pass-Through Rates for REMIC I Regular Interests ending with the designation
"A", over (y) (i) for any Distribution Date on or prior to the Distribution Date in June 2006, the weighted average of the Uncertificated Pass-Through Rates for the REMIC I Regular Interests ending with the designation "A", or (ii) for any
Distribution Date thereafter, 2 multiplied by Swap LIBOR.

         With respect to REMIC II Regular Interest P, 0.00%.

         UNPAID REALIZED LOSS AMOUNT: With respect to any Class A Certificates and as to any Distribution Date, is the excess of Applied Realized Loss Amounts with respect to such Class over the sum of all distributions in reduction of the
Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss
Amount shall not be applied to reduce the Certificate Principal Balance of such
Class.

         VOTING RIGHTS: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 92% to the Class A Certificates and Class M Certificates, (ii) 3% to the Class CE Certificates until paid in full, and (iii) 1% to each of the Class R-1, Class R-2, Class R-3, Class RX and
Class P Certificates, with the allocation among the Certificates (other than the
Class CE, Class P and Residual Certificates) to be in proportion to the
Certificate Principal Balance of each Class relative to the Certificate
Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective
Percentage Interests.

         YIELD MAINTENANCE AGREEMENT: The Yield Maintenance Agreement, dated
February 28, 2006, between the Supplemental Interest Trust Trustee and Bear
Stearns Financial Products Inc.

         YIELD MAINTENANCE AGREEMENT PROVIDER: The yield maintenance agreement provider under the Yield Maintenance Agreement required to make payments to the
Derivative Administrator for payment to the Trust Fund pursuant to the terms of the Derivative Administration Agreement, and any successor in interest or assign. Initially, the Yield Maintenance Agreement Provider shall be Bear
Stearns Financial Products Inc.

         Section 1.02      ALLOCATION OF CERTAIN INTEREST SHORTFALLS.

         For purposes of calculating the amount of Current Interest for the
Class A, Class M and Class CE Certificates for any Distribution Date, the
aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and any
Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any
Distribution Date shall be allocated first, to the Class CE Interest based on, and to the extent of, one month's interest at the then applicable respective
Pass-Through Rate on the Uncertificated Notional Amount thereof and, thereafter, among the Class A Certificates and Class M Certificates, in each case on a PRO
RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal
Balances of each such Certificate.

         For purposes of calculating the amount of Uncertificated Accrued
Interest for the REMIC I Regular Interests for any Distribution Date:

         (a) For purposes of calculating the amount of Uncertificated Accrued
Interest for the REMIC I Regular Interests for any Distribution Date, the
aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and any
Relief Act Interest Shortfalls incurred shall be allocated first, to REMIC I
Regular Interest I-Non-Swap and the REMIC I Regular Interests ending with the designation "B", PRO RATA, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular
Interest, and then, to the REMIC I Regular Interests ending with the designation
"A", PRO RATA, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular
Interest.

         (b) The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02)
and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued
Interest payable to REMIC II Regular Interest AA and REMIC II Regular Interest
ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation
Amount, 98% and 2%, respectively, and thereafter among REMIC II Regular Interest
AA, each REMIC II Regular Interest for which a Class A Certificate or Class M
Certificate is the Corresponding Certificate and REMIC II Regular Interest ZZ,
PRO RATA, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC II Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC II Regular
Interest.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND

         Section 2.01      CONVEYANCE OF TRUST FUND.

         Pursuant to the Mortgage Loan Purchase Agreement, each Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of such Seller in and to the assets sold by it in the Trust Fund.

         The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor pursuant to the Mortgage Loan
Purchase Agreement and has agreed to take the actions specified herein.

         The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

         In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse
(A) in blank or to the order of "LaSalle Bank National Association, as Trustee for Certificateholders of Bear Stearns Asset Backed Securities I LLC,
Asset-Backed Certificates, Series 2006-EC2," or (B) in the case of a loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such
Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii)
unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the
Mortgage with respect to each Mortgage Loan in the name of "LaSalle Bank
National Association, as Trustee for Certificateholders of Bear Stearns Asset
Backed Securities I LLC, Asset Backed-Certificates, Series 2006-EC2," which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form), (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related
Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the related Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by such Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I, the
Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of
Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee and the Custodian a certification of a Servicing
Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Protected Account or in the Distribution
Account on the Closing Date. In the case of the documents referred to in clause
(x) above, the Depositor shall deliver such documents to the Trustee or the
Custodian promptly after they are received.

         The Sponsor (on its own behalf as a Seller and on behalf of Master
Funding) shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that, the Sponsor need not cause to be recorded
(a) any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) to the Trustee and the
Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the related Seller and its successors and assigns. In the event that any Seller, the Depositor or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) shall submit or cause to be submitted for recording as specified above each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Master Servicer as a result of such
Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

         In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Sponsor (on its own behalf as a Seller and on behalf of
Master Funding) further agrees that it will cause, at the Sponsor's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such
Mortgage Loans have been assigned by the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) to the Depositor and by the Depositor to the
Trustee in accordance with this Agreement for the benefit of the
Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Sponsor (on its own behalf as a
Seller and on behalf of Master Funding) further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any
Mortgage Loan during the term of this Agreement unless and until such Mortgage
Loan is repurchased in accordance with the terms of this Agreement or the
Mortgage Loan Purchase Agreement.

         Section 2.02      ACCEPTANCE OF THE MORTGAGE LOANS.

         (a) Based on the Initial Certification received by it from the
Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the
Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the
Custodian on its behalf will deliver an Initial Certification, in the form of
Exhibit One to the Custodial Agreement, confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such
Mortgage File, except to the extent necessary to confirm whether such Mortgage
File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to the Sponsor
(on its own behalf and on behalf of Master Funding) and the Master Servicer and, if reviewed by the Custodian or the Trustee, an Interim Certifications,
substantially in the form of Exhibit Two to the Custodial Agreement. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in
Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section
2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the
Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.
If the Trustee or the Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian on its behalf shall include such information in the exception report attached to the Interim Certification.
The Sponsor (on its own behalf as a Seller and on behalf of Master Funding)
shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) may substitute for the related Mortgage Loan a
Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the
Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) fails to correct or cure the defect or deliver such opinion within such period, the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase
Price; provided, however, that if such defect relates solely to the inability of the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor (on its own behalf as a Seller and on behalf of Master
Funding) shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (b) No later than 180 days after the Closing Date, the Trustee or the
Custodian on its behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor (on its own behalf as a Seller and on behalf of Master
Funding) and the Master Servicer and, if reviewed by the Custodian or the
Trustee, a Final Certification, substantially in the form of Exhibit Three to the Custodial Agreement. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Sponsor (on its own behalf as a Seller and on behalf of Master Funding). The Sponsor (on its own behalf as a Seller and on behalf of
Master Funding) shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor (on its own behalf as a
Seller and on behalf of Master Funding) may substitute for the related Mortgage
Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of
Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement
Mortgage Loan or to deliver such opinion, the Sponsor (on its own behalf as a
Seller and on behalf of Master Funding) shall, subject to Section 2.03, within
90 days from the notification of the Trustee, purchase such Mortgage Loan at the
Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor (on its own behalf as a Seller and on behalf of Master
Funding) to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing
Date. Notwithstanding anything to the contrary, the Trustee shall have no responsibility with respect to the custody or review of Mortgage Files held by the Custodian pursuant to the Custodial Agreement. The Trustee shall have no liability for the failure of the Custodian to perform its obligations under the
Custodial Agreement.

         (c) In the event that a Mortgage Loan is purchased by the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) shall remit the applicable Purchase
Price to the Master Servicer for deposit in the Protected Account and shall provide written notice to the Trustee detailing the components of the Purchase
Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the
Protected Account and upon receipt of a Request for Release with respect to such
Mortgage Loan, the Trustee or the Custodian will release to the Sponsor (on its own behalf as a Seller and on behalf of Master Funding) the related Mortgage
File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the related Seller, as are necessary to vest in the title to and rights under the
Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Protected Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the
Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         (d) The Sponsor (on its own behalf as a Seller and on behalf of Master
Funding) shall deliver to the Trustee or the Custodian on its behalf, and
Trustee agrees to accept the Mortgage Note and other documents constituting the
Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

         Section 2.03      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                           MASTER SERVICER AND THE SPONSOR.

         (a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the Closing Date:

                  (i)      It is duly organized and is validly existing and in
         good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a
         Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of the
         Mortgage Loan Purchase Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

                  (ii)     It has the full corporate power and authority to
         service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this
         Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and
         this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors'
         rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii)    The execution and delivery of this Agreement, the
         servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this
         Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in its ordinary course of business and will not (A)
         result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or
         (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

                  (iv)     It is an approved servicer of conventional mortgage
         loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the
         Secretary of Housing and Urban Development pursuant to sections 203 and
         211 of the National Housing Act.

                  (v)      No litigation is pending or, to the best of its
         knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi)     No consent, approval, authorization or order of any
         court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

         (b) The Sponsor hereby represents and warrants to the Depositor and the
Trustee as follows, as of the Closing Date:

                  (i)      The Sponsor is duly organized as a Delaware
         corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of the Mortgage Loan Purchase Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii)     The Sponsor has the full corporate power and
         authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of the
         Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii)    The execution and delivery of this Agreement by the
         Sponsor, the sale of the Mortgage Loans by the Sponsor under the
         Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Sponsor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Sponsor or
         (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and
         the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor's ability to perform or meet any of its obligations under this Agreement.

                  (iv)     The Sponsor is an approved seller of conventional
         mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v)      No litigation is pending or, to the best of the
         Sponsor's knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

                  (vi)     No consent, approval, authorization or order of any
         court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the
         Sponsor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

                  (vii)    With respect to each Mortgage Loan as of the Closing
         Date (or such other date as may be specified in Section 7 of the
         Mortgage Loan Purchase Agreement), the Sponsor hereby remakes and restates each of the representations and warranties set forth in
         Section 7 of the Mortgage Loan Purchase Agreement to the Depositor and
         the Trustee to the same extent as if fully set forth herein.

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The
Sponsor hereby covenants, with respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage
Loans, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90 day period expires prior to the second anniversary of the Closing Date, remove such
Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage
Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. The Trustee shall give prompt written notice to the parties hereto of the Sponsor's failure to cure such breach as set forth in the preceding sentence. The Sponsor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master
Servicer whether it intends either to repurchase, or to substitute for, the
Mortgage Loan affected by such breach. With respect to the representations and warranties with respect to the Mortgage Loans that are made to the best of the
Sponsor's knowledge, if it is discovered by any of the Depositor, the Master
Servicer, the Sponsor, the Trustee or the Custodian that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the
Sponsor's lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

         With respect to any Replacement Mortgage Loan or Loans, the Sponsor
(pursuant to the Mortgage Loan Purchase Agreement) shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month.
Notwithstanding the foregoing, such substitution must be done within two years of the Closing Date. Scheduled Payments due with respect to Replacement Mortgage
Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, distributions to
Certificateholders will include the Scheduled Payment due on any Deleted
Mortgage Loan for the related Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage
Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master
Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the
Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in
Section 7 or Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the
Protected Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for Release for such Mortgage Loan, the Trustee or the
Custodian shall release to the Sponsor the Mortgage File relating to such
Deleted Mortgage Loan and held for the benefit of the Certificateholders and the
Trustee shall execute and deliver at the Sponsor's direction such instruments of transfer or assignment as have been prepared by the Sponsor in each case without recourse, representation or warranty as shall be necessary to vest in the
Sponsor or its respective designee, title to the Trustee's interest in any
Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Sponsor substitutes one or more Replacement
Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the
Replacement Mortgage Loans as of the date of substitution is less than the
Stated Principal Balance (after application of the principal portion of the
Scheduled Payment due in the month of substitution) of such Deleted Mortgage
Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution
Adjustment Amount") shall be deposited into the Protected Account, by the
Sponsor delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related
Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that the Sponsor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Protected Account, on the Determination Date for the Distribution Date in the month following the month during which the Sponsor became obligated to repurchase or replace such
Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an
Opinion of Counsel if required by Section 2.05 and the receipt of a Request for
Release, the Trustee or the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Sponsor and the Trustee
shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the
Certificateholders and transfer the Trustee's interest to the Sponsor (on its own as a Seller and on behalf of Master Funding) to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage
Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Sponsor respecting such breach available to the
Certificateholders, the Depositor or the Trustee.

         (d) The representations and warranties set forth in this Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage
Files to the Trustee or the Custodian for the benefit of the Certificateholders.

         Section 2.04      REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

         The Depositor hereby represents and warrants to the Master Servicer and the Trustee as follows, as of the date hereof and as of the Closing Date:

                  (i)      The Depositor is duly organized and is validly
         existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this
         Agreement.

                  (ii)     The Depositor has the full power and authority to
         execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii)    The execution and delivery of this Agreement by the
         Depositor, the consummation of the transactions contemplated by this
         Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv)     No litigation is pending, or, to the best of the
         Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof or thereof.

                  (v)      No consent, approval, authorization or order of any
         court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the
         Depositor with this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

         The Depositor hereby represents and warrants to the Trustee as of the
Closing Date, following the transfer of the Mortgage Loans to it by the Sellers, the Depositor had good title to the Mortgage Loans and the related Mortgage
Notes were subject to no offsets, claims, defenses or counterclaims.

         It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the
Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Section 2.05      DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH
                           SUBSTITUTIONS AND REPURCHASES.

         (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, no repurchase or substitution pursuant to Sections
2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI or
contributions after the Closing Date, as defined in Sections 860F(a)(2) and
860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC
III, REMIC IV, REMIC V or REMIC VI to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or reasonably foreseeable default with respect to such Mortgage Loan and (b) receipt by the
Trustee of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b) Upon discovery by the Depositor, the Sponsor or the Master Servicer that any
Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly
(and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the
Trustee shall require the Sponsor at it's option, to either (i) substitute, if the conditions in Section 2.03 with respect to substitutions are satisfied, a
Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty in accordance with Section 2.03. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto (and the Custodian shall deliver the related
Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty in accordance with Section 2.03.

         Section 2.06      COUNTERSIGNATURE AND DELIVERY OF CERTIFICATES.

         (a) The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

         (b) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the
Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Regular Interests and the Class R-2
Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests
(which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates.

         (c) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the
Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests and the other assets of REMIC III for the benefit of the holders of the REMIC III Regular Interests and the Class R-3
Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests
(which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Regular Interests and the Class R-3 Certificates.

         (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the
Trustee without recourse all the right, title and interest of the Depositor in and to the Class CE Interest for the benefit of the Holders of the REMIC IV
Certificates. The Trustee acknowledges receipt of the Class CE Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC IV Certificates.

         (e) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the
Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the Holders of the REMIC V
Certificates. The Trustee acknowledges receipt of the Class P Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC V Certificates.

         (f) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the
Trustee without recourse all the right, title and interest of the Depositor in and to the Class IO Interest for the benefit of the holders of the REMIC VI
Interests. The Trustee acknowledges receipt of the Class IO Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC VI Interests.

         Section 2.07      PURPOSES AND POWERS OF THE TRUST.

         The purpose of the common law trust, as created hereunder, is to engage in the following activities:

         (a) acquire and hold, as set forth in this Agreement, the Mortgage
Loans and the other assets of the Trust Fund and the proceeds therefrom for the benefit of the Certificateholders;

         (b) to issue the Certificates sold to the Depositor in exchange for the
Mortgage Loans and any other assets of the Trust Fund;

         (c) to make distributions on the Certificates;

         (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

         The Trust is hereby authorized to engage in the foregoing activities.
Neither the Trustee nor the Master Servicer shall cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding.

                                  ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 3.01      THE MASTER SERVICER TO ACT AS MASTER SERVICER.

         The Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related Mortgaged
Properties are located. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged
Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds or Subsequent Recoveries, and (iv) subject to Section
3.09, to effectuate foreclosure or other conversion of the ownership of the
Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor or the Trustee under this Agreement.

         Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the
Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The
Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the
Trustee shall execute such documents and deliver them to the Master Servicer.

         In accordance with the standards of the first paragraph of this Section
3.01, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.03, and further as provided in Section 4.02. All costs incurred by the Master
Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Section 3.02      DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

         (a) Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the
Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or
Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.
Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related
Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required
Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section
3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required
Insurance Policies. The Master Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance
Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such
Person is substituted as Mortgagor and becomes liable under the Mortgage Note.
Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a
Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the
Mortgagor from liability on the related Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the
Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person.
In connection with any such assumption, no material term of the Mortgage Note
(including, but not limited to, the Mortgage Rate, the amount of the Scheduled
Payment and any other term affecting the amount or timing of payment on the
Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the
Mortgaged Property must be acceptable to the Master Servicer in accordance with its servicing standards as then in effect. The Master Servicer shall notify the
Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related
Mortgage File and shall, for all purposes, be considered a part of such Mortgage
File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master
Servicer as additional servicing compensation.

         Section 3.03      SUBSERVICERS.

         The Master Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Master Servicer of a subservicer shall not release the Master Servicer from any of its obligations hereunder and the Master Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Master Servicer. The Master Servicer shall pay all fees of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee payable to the Master Servicer hereunder.

         At the cost and expense of the Master Servicer, without any right of reimbursement from its Protected Account, the Master Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer;
provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Master Servicer, at the Master Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Master
Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, the Master Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Master Servicer. The Master Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Master Servicer's own funds without reimbursement from the Trust Fund.

         Notwithstanding the foregoing, the Master Servicer shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Master Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Master Servicer alone, and the Trustee shall not have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of the Trustee to pay such subservicer's fees and expenses. Each subservicing agreement shall provide that such agreement may be assumed or terminated without cause or penalty by the
Trustee or other Successor Master Servicer in the event the Master Servicer is terminated in accordance with this Agreement. For purposes of remittances to the
Trustee pursuant to this Agreement, the Master Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 3.04      DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF THE
                           MASTER SERVICER TO BE HELD FOR TRUSTEE.

         Notwithstanding any other provisions of this Agreement, the Master
Servicer shall transmit to the Trustee or the Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in respect of a
Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master
Servicer or that otherwise are collected by the Master Servicer as Liquidation
Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any such
Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Subsequent Recoveries, including but not limited to, any funds on deposit in the Protected Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the
Trustee, subject to the applicable provisions of this Agreement. The Master
Servicer also agrees that it shall not create, incur or subject any Mortgage
File or any funds that are deposited in the Protected Account or in any Escrow
Account, or any funds that otherwise are or may become due or payable to the
Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage
File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the
Master Servicer under this Agreement.

         Section 3.05      MAINTENANCE OF HAZARD INSURANCE.

         The Master Servicer shall cause to be maintained, for each Mortgage
Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged
Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to
Section 4.01, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Protected Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage
Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related
Mortgagor or out of Liquidation Proceeds to the extent permitted by Section
4.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the
Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related Mortgage Loan, (ii)
minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related
Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

         In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05, and there shall have been a loss that would have been covered by such policy, deposit in the
Protected Account the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Master
Servicer's own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master
Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders claims under any such blanket policy.

         Section 3.06      PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

         The Master Servicer shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance
Policies. Any proceeds disbursed to the Master Servicer in respect of such
Insurance Policies shall be promptly deposited in the Protected Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.07      MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE
                           POLICIES.

         (a) The Master Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer would have been covered thereunder. The Master Servicer shall use its best efforts to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each Mortgage Loan.
The Master Servicer shall not cancel or refuse to renew any such Primary
Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder. (b) The
Master Servicer agrees to present on behalf of the Trustee, the
Certificateholders claims to the insurer under any Primary Mortgage Insurance
Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account, subject to withdrawal pursuant to
Section 4.02 hereof.

         Section 3.08      FIDELITY BOND, ERRORS AND OMISSIONS INSURANCE.

         The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's
Blanket Bond and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan which is not in accordance with Accepted
Servicing Practices. No provision of this Section 3.08 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Master
Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The
Master Servicer shall deliver to the Trustee a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee. The
Master Servicer shall notify the Trustee within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the
Certificateholders must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

         Section 3.09      REALIZATION UPON DEFAULTED MORTGAGE LOANS;
                           DETERMINATION OF EXCESS LIQUIDATION PROCEEDS AND
                           REALIZED LOSSES; REPURCHASES OF CERTAIN MORTGAGE
                           LOANS.

         (a) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the
Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds, Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Account pursuant to
Section 4.02). If the Master Servicer reasonably believes that Liquidation
Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Master Servicer will give notice of any such charge-off to the Trustee. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 4.02.
If the Master Servicer has knowledge that a Mortgaged Property that the Master
Servicer is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders
(or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the
Master Servicer shall either itself or through an agent selected by the Master
Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the
Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the
Certificateholders for the period prior to the sale of such REO Property. The
Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the
Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account no later than the close of business on each Determination
Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or reasonably foreseeable default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged
Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of
Counsel addressed to the Trustee (such opinion not to be an expense of the
Trustee) to the effect that the holding by the Trust Fund of such Mortgaged
Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III, REMIC IV,
REMIC V or REMIC VI as defined in section 860F of the Code or cause any of REMIC
I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to fail to qualify as a
REMIC at any time that any Certificates are outstanding, in which case the Trust
Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented
(or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI
to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Master Servicer to foreclose on a defaulted
Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged
Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the
Agreement, to be payments on account of principal and interest on the related
Mortgage Notes and shall be deposited into the Protected Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related
Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer as provided above, shall be deposited in the Protected Account upon receipt and made available on the next succeeding
Determination Date following receipt thereof for distribution on the related
Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Master Servicer as additional servicing compensation.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO
Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 4.02 or this Section 3.09; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section
4.02 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO
Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (b) On each Determination Date, the Master Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

         (c) The Master Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Master Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such
Mortgage Loans including delinquency characteristics in the Master Servicer's discretion so warrant such action.

         Section 3.10      SERVICING COMPENSATION.

         As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to the
Servicing Fee.

         Additional servicing compensation in the form of any Excess Liquidation
Proceeds, assumption fees, late payment charges, other ancillary income, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account shall be retained by the Master Servicer to the extent not required to be deposited in the Protected
Account pursuant to Section 4.02. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 4.02.

         Section 3.11      REO PROPERTY.

         (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related
Certificateholders. The Master Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this
Agreement. Pursuant to its efforts to sell such REO Property, the Master
Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

         (b) The Master Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the Protected Account.

         (c) The Master Servicer, upon the final disposition of any REO
Property, shall be entitled to reimbursement for any related unreimbursed
Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation
Proceeds received in connection with the final disposition of such REO Property;
provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         Section 3.12      LIQUIDATION REPORTS.

         Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Master
Servicer shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to the Master Servicer and the
Trustee with respect to such Mortgaged Property.

         Section 3.13      ANNUAL STATEMENT AS TO COMPLIANCE.

         The Master Servicer and the Trustee shall deliver to the Master
Servicer, the Depositor and the Trustee, not later than March 15th of each calendar year beginning in 2007, an Officer's Certificate (an "Annual Statement
of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, each such party has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer or subcontractor, such servicer or subcontractor shall deliver a similar Annual
Statement of Compliance by such subservicer or subcontractor to the Master
Servicer, the Depositor and the Trustee as described above as and when required with respect to the Master Servicer.

         Failure of the Master Servicer to comply with this Section 3.13
(including with respect to the timeframes required in this Section) shall be deemed an Event of Default, and the Trustee at the direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same.
Failure of the Trustee to comply with this Section 3.13 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the Form 10-K shall be deemed a default which may result in the termination of the Trustee pursuant to Section 9.08 of this Agreement and the
Depositor may, in addition to whatever rights the Depositor may have under this
Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Trustee under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Trustee for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         Section 3.14      ASSESSMENTS OF COMPLIANCE AND ATTESTATION REPORTS.

         The Master Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB,
the Master Servicer, the Trustee and the Custodian (each, an "Attesting Party")
shall deliver to the Trustee, the Master Servicer and the Depositor on or before
March 15th of each calendar year beginning in 2007, a report regarding such
Attesting Party's assessment of compliance (an "Assessment of Compliance") with the Servicing Criteria during the preceding calendar year. The Assessment of
Compliance, as set forth in Regulation AB, must contain the following:

         (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting
Party;

         (b) A statement by such officer that such Attesting Party used the
Servicing Criteria attached as Exhibit P hereto, and which will also be attached to the Assement of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

         (c) An assessment by such officer of the related Attesting Party's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related
Attesting Party, that are backed by the same asset type as the Mortgage Loans;

         (d) A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e) A statement as to which of the Servicing Criteria, if any, are not applicable to such Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit P hereto which are indicated as applicable to the related
Attesting Party.

         On or before March 15th of each calendar year beginning in 2007, each
Attesting Party shall furnish to the Master Servicer, the Depositor and the
Trustee a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange
Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the
Public Company Accounting Oversight Board.

         The Master Servicer shall cause any subservicer and each subcontractor determined by it to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee, the Master
Servicer and the Depositor an Assessment of Compliance and Attestation Report as
and when provided above along with an indication of what Servicing Criteria are addressed in such assessment.

         The Trustee shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the
Servicing Criteria for each party as set forth on Exhibit P and notify the
Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor (as defined in the related servicing agreement), an Assessment of
Compliance is not required to be delivered unless it is required as part of a
Form 10-K with respect to the Trust Fund.

         Failure of the Master Servicer to comply with this Section 3.14
(including with respect to the timeframes required in this Section) shall be deemed an Event of Default, and the Trustee at the direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         The Trustee shall also provide an Assessment of Compliance and
Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit P hereto which are indicated
as applicable to the "trustee." In addition, the Trustee shall cause the
Custodian to deliver to the Trustee and the Depositor an Assessment of
Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit P hereto which are indicated as applicable to a "custodian." Notwithstanding the foregoing, as to the Trustee and any Custodian, an Assessment of Compliance is
not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

         Section 3.15      BOOKS AND RECORDS.

         The Master Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Master Servicer's computer system to clearly reflect the ownership of the Mortgage Loans by the Trust. In particular, the
Master Servicer shall maintain in its possession, available for inspection by the Trustee and shall deliver to the Trustee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of
Liquidation Proceeds or Insurance Proceeds, documents maintained by the Master
Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Master Servicer complies with the requirements of Accepted Servicing Practices.

         The Master Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Trustee the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

         Payments on the Mortgage Loans, including any payoffs, made in accordance with the related Mortgage File will be entered in the Master
Servicer's set of books and records no more than two Business Days after receipt and identification, and allocated to principal or interest as specified in the related Mortgage File.

         Section 3.16      REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

         (a)      (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the
Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the
Trustee to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB; provided that the
Trustee shall have received no later than seven (7) calendar days after the related Distribution Date, all information required to be provided to the
Trustee as described in clause (a)(ii) below. Any disclosure in addition to the
Monthly Statement that is required to be included on Form 10-D ("Additional Form
10-D Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit Q to the Trustee and the Depositor and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D
Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit Q) and approval.

                  (ii) (A) Within seven (7) calendar days after the related
Distribution Date, (i) the parties set forth in Exhibit Q shall be required to provide, pursuant to section 3.16(a)(v) below, to the Trustee and the Depositor, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii)
the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The
Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

                  (B) After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor and the
         Master Servicer for review. No later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, a senior officer of the Master Servicer in charge of the servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 3.16(a)(vi). Promptly
         (but no later than one (1) Business Day) after filing with the
         Commission, the Trustee will make available on its internet website identified in Section 5.06 a final executed copy of each Form 10-D. The signing party at the Master Servicer can be contacted at 972-444-2828.
         The parties to this Agreement acknowledge that the performance by the
         Trustee of its duties under Sections 3.16(a)(i) and (vi) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form
         10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form
         10-D, not resulting from its own negligence, bad faith or willful misconduct. Subject to the foregoing, the Trustee has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit Q of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form
         10-D Disclosure information.

                  (iii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a
         "Reportable Event"), the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form
         8-K ("Form 8-K Disclosure Information") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on
         Exhibit Q to the Trustee and the Depositor and approved by the
         Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 8-K
         Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit Q) and approval.

                  (B) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 p.m. New York City time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit Q shall be required pursuant to Section
         3.16(a)(v) below to provide to the Trustee and the Depositor, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form
         8-K Disclosure Information on Form 8-K. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the
         Trustee in connection with including any Form 8-K Disclosure
         Information on Form 8-K pursuant to this Section.

                  (C) After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor and the
         Master Servicer for review. No later than the end of business New York
         City time on the 3rd Business Day after the Reportable Event, a senior officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a
         Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.16(a)(vi). Promptly (but no later than one (1) Business
         Day) after filing with the Commission, the Trustee will, make available on its internet website identified in Section 5.06 a final executed copy of each Form 8-K. The signing party at the Master Servicer can be contacted at 972-444-2828. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section
         3.16(a)(iii) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section
         3.16(a)(iii). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct. Subject to the foregoing, the Trustee has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit Q of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 8-K Disclosure information.

                  (iv) (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K
Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable timeframes set forth in this Agreement, (I) an annual compliance statement for the Master Servicer and any subservicer, as described under
Section 3.13, (II)(A) the annual reports on assessment of compliance with
Servicing Criteria for the Master Servicer, each subservicer and subcontractor participating in the servicing function, the Trustee and the Custodian, as described under Section 3.14, and (B) if the Master Servicer's, the Trustee's or
the Custodian's report on assessment of compliance with servicing criteria described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if the Master
Servicer's, the Trustee's or the Custodian's report on assessment of compliance with Servicing Criteria described under Section 3.14 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer, the Trustee and the
Custodian, as described under Section 3.14, and (B) if any registered public accounting firm attestation report described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(IV) a Sarbanes-Oxley Certification ("Sarbanes-Oxley Certification") as
described in this Section 3.16 (a)(iv)(D) below. Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form
10-K ("Additional Form 10-K Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit Q to the Trustee and the Depositor and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any
Additional Form 10-K Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit Q) and approval.

                  (B) No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007,
         (i) the parties set forth in Exhibit Q shall be required to provide pursuant to Section 3.16(a)(v) below to the Trustee and the Depositor, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the
         Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the
         Trustee in connection with including any Form 10-K Disclosure
         Information on Form 10-K pursuant to this Section.

                  (C) After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor and the
         Master Servicer for review. No later than 12:00 p.m. New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Master Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a
         Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.16(a)(vi). Promptly (but no later than one (1) Business
         Day) after filing with the Commission, the Trustee will make available on its internet website identified in Section 5.06 a final executed copy of each Form 10-K. The signing party at the Master Servicer can be contacted at 972-444-2828. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under Sections
         3.16(a)(iv) related to the timely preparation and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections,
         Section 3.13 and Section 3.14. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.
         Subject to the foregoing, the Trustee has no duty under this Agreement to monitor or enforce the performance by the other parties listed on
         Exhibit Q of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 10-K
         Disclosure information.

                  (D) Each Form 10-K shall include a certification (the
         "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act. The Trustee shall, and the Master
         Servicer shall cause any subservicer or subcontractor engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the
         "Certifying Person"), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the form attached hereto as Exhibit K, upon which the Certifying Person, the entity for which the Certifying
         Person acts as an officer, and such entity's officers, directors and
         Affiliates (collectively with the Certifying Person, "Certification
         Parties") can reasonably rely. The senior officer of the Master
         Servicer shall serve as the Certifying Person on behalf of the Trust.
         Such officer of the Certifying Person can be contacted at 972-444-2828.
         In the event the Trustee is terminated or resigns pursuant to the terms of this Agreement, the Trustee shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.16(a)(iv) with respect to the period of time it was subject to this Agreement.

                  (v) With respect to any Additional Form 10-D Disclosure,
Additional Form 10-K Disclosure or any Form 8-K Disclosure Information
(collectively, the "Additional Disclosure") relating to the Trust Fund in the form attached hereto as Exhibit R, the Trustee's obligation to include such
Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit Q as the responsible party for providing that information, if other than the Trustee, as and when required as described in Section 3.16(a)(i) through (iv) above. Each of the Master
Servicer, Sponsor, and Depositor hereby agree to notify and provide to the extent known to the Trustee and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit Q as the responsible party for providing that information. Within five Business Days of each Distribution Date of each year that the Trust is subject to the Exchange
Act reporting requirements, the Depositor shall make available to the Trustee the related Significance Estimate and the Trustee shall use such information to calculate the related Significance Percentage. If the Significance Percentage
meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2)
of Regulation AB, the Trustee shall deliver written notification to the
Depositor, the Yield Maintenance Agreement Provider and the Swap Provider to
that effect. The Trustee shall request and the Depositor shall obtain from the
Yield Maintenance Agreement Provider and the Swap Provider any information required under Regulation AB to the extent required under the Swap Agreement and
Yield Maintenance Agreement. The Depositor will be obligated pursuant to the
Swap Agreement and Yield Maintenance Agreement to provide to the Trustee any information that may be required to be included in any Form 10-D, Form 8-K or
Form 10-K or written notification instructing the Trustee that such Additional
Disclosure regarding the Yield Maintenance Agreement Provider and Swap Provider
is not necessary for such Distribution Date. The Master Servicer shall be responsible for determining the pool concentration applicable to any subservicer or originator at any time.

                  (vi)     (A) On or prior to January 30 of the first year in
which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 relating to the automatic suspension of reporting in respect of the
Trust under the Exchange Act.

                  (B) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor and the
         Master Servicer. In the case of Form 10-D and 10-K, the Depositor,
         Master Servicer and Trustee will cooperate to prepare and file a Form
         12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Trustee will notify the Depositor and the Master Servicer and such parties will cooperate to prepare any necessary 8-KA, 10-DA or 10-KA. Any Form 15,
         Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Master Servicer. The Depositor and Master
         Servicer acknowledge that the performance by the Trustee of its duties under this Section 3.16(a)(vi) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or
         10-K is contingent upon the Master Servicer and the Depositor performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such
         Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form
         12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

         The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the
Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.16; provided, however, the Trustee shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange
Act. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director
Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859.
Fees and expenses incurred by the Trustee in connection with this Section 3.16 shall not be reimbursable from the Trust Fund.

         (b) In connection with the filing of any 10-K hereunder, the Trustee shall sign a Back-Up Certification substantially in the form attached hereto as
Exhibit K for the Depositor regarding certain aspects of the Form 10-K certification signed by the Master Servicer; provided, however, the Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

         (c) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under Section 3.13, Section 3.14 and Section
3.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

         The Depositor shall indemnify and hold harmless the Trustee and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Section 3.13, Section 3.14 and
Section 3.16 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

         The Master Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Section 3.13, Section 3.14 and Section 3.16 or the Master Servicer's
negligence, bad faith or willful misconduct in connection therewith.

         If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, Depositor or the Trustee, as applicable, then the defaulting party, in connection with a breach of its respective obligations under Section 3.13, Section 3.14 and Section 3.16 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

         (d) Nothing shall be construed from the foregoing subsections (a), (b)
and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.16(a) or required signatures on such Form
10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

         (e) Notwithstanding the provisions of Section 11.01, this Section 3.16 may be amended without the consent of the Certificateholders.

         Section 3.17      INTENTION OF THE PARTIES AND INTERPRETATION.

         Each of the parties acknowledges and agrees that the purpose of
Sections 3.13, 3.14 and 3.16 of this Agreement is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of
Regulation AB, (c) the parties shall comply with reasonable requests made by the
Seller or the Depositor for delivery of additional or different information as the Seller or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties' obligations as are necessary to accommodate evolving interpretations of the provisions of
Regulation AB.

         Section 3.18      UCC.

         The Sponsor shall file any financing statements, continuation statements or amendments thereto required by any change in the Uniform
Commercial Code.

         Section 3.19      OPTIONAL PURCHASE OF CERTAIN MORTGAGE LOANS.

         With respect to any Mortgage Loans which as of the first day of a
Fiscal Quarter is delinquent in payment by 90 days or more or is an REO
Property, the Sponsor shall have the right to purchase any Mortgage Loan from the Trust which becomes 90 days or more delinquent or becomes an REO Property at a price equal to the Purchase Price; provided however (i) that such Mortgage
Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

         In addition, the Sponsor shall, at its option, purchase any Mortgage
Loan from the Trust if the first Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the initial Scheduled Payment is not made within thirty
(30) days of such Due Date. Such purchase shall be made at a price equal to the
Purchase Price.

         If at any time the Sponsor remits to the Master Servicer a payment for deposit in the Protected Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Sponsor provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Protected Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of the Sponsor, without recourse, representation or warranty, to the
Sponsor which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Sponsor will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.20      OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF
                           MORTGAGE RATES AND SCHEDULED PAYMENTS.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to
Mortgage Rates, Scheduled Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related
Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the
Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor Master Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.20 shall not limit the ability of the Master
Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note and Mortgage, to the extent permitted by applicable law.

         Section 3.21      RESERVE FUND; PAYMENTS TO AND FROM DERIVATIVE
                           ADMINISTRATOR; SUPPLEMENTAL INTEREST TRUST.

         (a) As of the Closing Date, the Trustee shall establish and maintain in the name of the Supplemental Interest Trust, a separate trust for the benefit of the Holders of the Class A Certificates and Class M Certificates and the Swap
Provider. The Supplemental Interest Trust shall hold the Swap Agreement, the
Yield Maintenance Agreement, the Derivative Administration Agreement and
Derivative Account. The Derivative Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. In performing its duties hereunder and under the Swap Agreement, Yield Maintenance Agreement and
Derivative Administration Agreement, the Supplemental Interest Trust Trustee
shall be entitled to the same rights, protections and indemnities as provided to the Trustee hereunder.

         (b) On or before the Closing Date, the Trustee shall establish a
Reserve Fund on behalf of the Holders of the Certificates. On the Closing Date,
the Depositor shall cause an amount equal to the Reserve Fund Deposit to be deposited into the Reserve Fund. The Reserve Fund must be an Eligible Account.
The Reserve Fund shall be entitled "Reserve Fund, LaSalle Bank National
Association as Trustee for the benefit of holders of Bear Stearns Asset Backed
Securities I LLC, Asset-Backed Certificates, Series 2006-EC2". The Trustee shall deposit in the Reserve Fund all payments received from the Derivative
Administrator that are payable to the Trust Fund pursuant to the Derivative
Administration Agreement. On each Distribution Date the Trustee shall remit such amounts received from the Derivative Administrator to the Holders of the Class A
Certificates and Class M Certificates in the manner provided in clause (d)
below. In addition, on each Distribution Date as to which there is a Basis Risk
Shortfall Carry Forward Amount payable to any Class of Class A Certificates and/or Class M Certificates, the Trustee shall deposit the amounts distributable pursuant to clauses (C) and (D) of Section 5.04(a)(3) into the Reserve Fund, and the Trustee has been directed by the Class CE Certificateholder to distribute amounts in respect of the Basis Risk Shortfall Carry Forward Amount to the
Holders of the Class A and/or Class M Certificates in the priorities set forth in clauses (C) and (D) of Section 5.04(a)(3). Any amount paid to the Holders of
Class A Certificates and/or Class M Certificates pursuant to the preceding sentence in respect of the Basis Risk Shortfall Carry Forward Amount from amounts distributable pursuant to clauses (C) and (D) of Section 5.04(a)(3)
shall be treated as distributed to the Class CE Certificateholder in respect of the Class CE Certificates and paid by the Class CE Certificateholder to the
Holders of the Class A Certificates and/or Class M Certificates. Any payments to the Holders of the Class A Certificates and/or Class M Certificates in respect of Basis Risk Shortfall Carry Forward Amount, whether pursuant to the second preceding sentence or pursuant to subsection (d) below, shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section
860(G)(a)(1).

         (c) Net Swap Payments and Swap Termination Payments (other than Swap
Termination Payments resulting from a Swap Provider Trigger Event and to the extent not paid by the Derivative Administrator on behalf of the Supplemental
Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the
Supplemental Interest Trust Trustee) payable by the Derivative Administrator, on behalf of the Supplemental Interest Trust Trustee, to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Funds, and to the extent of any such remaining amounts due, from Principal Funds, prior to any distributions to the Certificateholders. On or before each Distribution Date, such amounts shall be remitted to the Derivative Administrator, and deposited into the Derivative Account, first to make any Net Swap Payment owed to the Swap
Provider pursuant to the Swap Agreement for such Distribution Date and for prior
Distribution Dates, if any, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event and to the extent not paid by the
Derivative Administrator on behalf of the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)
owed to the Swap Provider pursuant to the Swap Agreement for such Distribution
Date and for prior Distribution Dates, if any. In addition, the Trustee shall remit to the Derivative Administrator for payment to the Swap Provider any Swap
Termination Payment (which shall include any Net Swap Payment payable to the
Swap Provider) payable under Section 10.01. For federal income tax purposes, such amounts paid to the Supplemental Interest Trust on each Distribution Date shall first be deemed paid to the Supplemental Interest Trust in respect of
REMIC VI Regular Interest IO to the extent of the amount distributable on such
REMIC VI Regular Interest IO on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO
Distribution Amount. Any Swap Termination Payment triggered by a Swap Provider
Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Class A Certificates and
Class M Certificates and shall be paid as set forth under Section 5.04(a)(3).

         (d) On or before each Distribution Date, Net Swap Payments payable by the Swap Provider pursuant to the Swap Agreement, and payments payable by the
Yield Maintenance Agreement Provider under the Yield Maintenance Agreement, in each case to the Derivative Administrator, on behalf of the Supplemental
Interest Trust Trustee, will be deposited by the Derivative Administrator, acting on behalf of the Supplemental Interest Trust Trustee, into the Derivative
Account pursuant to the Derivative Administration Agreement. The Derivative
Administrator shall, to the extent provided in the Derivative Administration
Agreement, remit amounts on deposit in the Derivative Account to the Trustee for deposit into the Reserve Fund. On each Distribution Date, to the extent required, the Trustee shall withdraw such amounts from the Reserve Fund to distribute to the Certificates in the following order of priority:

                  (i) FIRST, to each Class of Class A Certificates, on a PRO
         RATA basis, to pay Current Interest and any Interest Carry Forward
         Amount to the extent due to the interest portion of a Realized Loss, in each case to the extent not fully paid pursuant to Section 5.04(a)(1);

                  (ii) SECOND, sequentially to the Class M-1, Class M-2, Class
         M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9
         and Class M-10 Certificates, in that order, to pay Current Interest to the extent not fully paid pursuant to Section 5.04(a)(1) and any
         Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss;

                  (iii) THIRD, to pay first, to each Class of Class A
         Certificates, on a PRO RATA basis, based on the amount of Basis Risk
         Shortfall Carry Forward Amount for each such Class, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class
         M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10
         Certificates, in that order, any Basis Risk Shortfall Carry Forward
         Amounts for such Distribution Date; and

                  (iv) fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal
         Distribution Amount payable under Section 5.04(a)(2) to the extent that the Overcollateralization Amount is reduced below the
         Overcollateralization Target Amount, as a result of Realized Losses and to the extent not paid by Excess Spread pursuant to Section 5.04(a)(4)
         for such Distribution Date. For the avoidance of doubt, any amounts distributable pursuant to this clause (iv) shall be limited to rebuilding overcollateralization to the extent overcollateralization has been reduced through Realized Losses.

         (e) The Reserve Fund is an "outside reserve fund" within the meaning of
Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Class CE Certificateholder shall be the beneficial owner of the Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 5.04. Amounts in the Reserve Fund shall, at the direction of the Class CE Certificateholder, be invested in Permitted
Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Class CE Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class
CE Certificateholder. Any losses on such investments shall be deposited in the
Reserve Fund by the Class CE Certificateholder out of its own funds immediately as realized. The Derivative Account, which is created and maintained by the
Derivative Administrator pursuant to the Derivative Administration Agreement, is an "outside reserve fund" within the meaning of Treasury Regulation Section
1.860G-2(h) and shall not be an asset of any REMIC created hereunder. The beneficial owner of the Derivative Account is identified, and other matters relating to the Derivative Account are addressed, in the Derivative
Administration Agreement.

         (f) The Trustee shall treat the Holders of Certificates (other than the
Class P, Class CE and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates.
Pursuant to each such notional principal contract, all Holders of Certificates
(other than the Class P, Class CE and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE
Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such
Class of Certificates on such Distribution Date (such excess, a "Class IO
Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated PRO RATA among such Certificates based on the excess of, with respect to each such Certificate, (i) the amount of interest otherwise payable to the REMIC III Regular Interest relating to such Certificate over (ii) the amount of interest payable to such Certificate at a per annum rate equal to the Net Rate Cap, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of
Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE Certificates shall be treated as having agreed to pay Basis Risk
Shortfall Carry Forward Amounts to the Holders of the Certificates (other than the Class CE, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).
However, any payment from the Certificates (other than the Class CE, Class P and
Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC III and as having been paid by such Holders to the
Derivative Administrator pursuant to the notional principal contract. Thus, each
Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

         Section 3.22      TAX TREATMENT OF CLASS IO DISTRIBUTION AMOUNTS IN THE
EVENT OF RESECURITIZATION OF CLASS A CERTIFICATES OR CLASS M CERTIFICATES.

         In the event that any Class A Certificate or Class M Certificate is resecuritized in a REMIC (the "Resecuritization REMIC"), for federal income tax purposes, (i) payments on the REMIC III Regular Interest corresponding to such
Class A Certificate or Class M Certificate shall, for the avoidance of doubt, be deemed to include the related Class IO Distribution Amount, and (ii) to the extent provided in the operative documents for the Resecuritization REMIC, (a)
payments on the "regular interests" issued by the Resecuritization REMIC shall be deemed to include in the aggregate such Class IO Distribution Amount, and (b)
such Class IO Distribution Amount shall be deemed paid to the holder of the
Class CE Certificates pursuant to a notional principal contract entered into by the holders of one or more "regular interests" issued by the Resecuritization
REMIC ("Resecuritization Holders") and the Holder of the Class CE Certificates.
In such event, Class IO Distribution Amounts deemed paid by Resecuritization
Holders under clause (b) of the immediately preceding sentence shall be paid on behalf of such Holders pursuant to Section 3.21(c) hereof.

         Section 3.23      ADVANCING FACILITY.

         (a) The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the Master Servicer in the case of the
Trustee and, in each case, with notice to the Rating Agencies, is hereby authorized to enter into a facility (the "Advancing Facility") with any Person which provides that such Person (an "Advancing Person") may fund Advances and/or
Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advancing Facility pursuant to this Section 3.23, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such
Advancing Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the
Servicer that such Advancing Person is entitled to reimbursement, such Advancing
Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.23(b). Such notice from the
Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advancing Facility that entitle the
Advancing Person to request reimbursement from the Trustee, rather than the
Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advancing Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.23. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a subservicer pursuant to
Section 8.02 hereof and will not be deemed to be a subservicer under this
Agreement.

         (b) If an Advancing Facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 4.02(a)(ii),
Section 4.02(a)(iii) and Section 4.02(a)(v) prior to the remittance to the Trust
Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 4.02. The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the
Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 4.02(a)(ii), Section
4.02(a)(iii) or Section 4.02(a)(v), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing
Fee as the parties to any advancing facility agree.

          (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

         (d) Any amendment to this Section 3.23 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an
Advancing Facility as described generally in this Section 3.23, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee and the Master Servicer without the consent of any
Certificateholder, notwithstanding anything to the contrary in this Agreement.

         Section 3.24      SPECIAL SERVICER.

         On any Distribution Date on which (1) the servicer rating for the
Master Servicer is downgraded by a full rating category from its rating as of the Closing Date by any of S&P, Moody's and Fitch and (2) a Special Servicer
Trigger is in effect for such Distribution Date, the Majority Class CE
Certificateholder or its designee shall have the option to direct the Master
Servicer to appoint a special servicer to service all of the Mortgage Loans that are 91 days or more Delinquent as of such Distribution Date ("Special Servicer
Delinquent Loans"). In addition, on each of the next three Distribution Dates and for every Distribution Date occurring in the last month of each Fiscal
Quarter thereafter, if a Special Servicing Trigger is in effect the Majority
Class CE Certificateholder shall have the option to direct the Master Servicer to transfer any additional Special Servicer Delinquent Loans as of such
Distribution Dates to the special servicer.

         The special servicer appointed at the direction of the Majority Class
CE Certificateholder or its designee shall be rated in the two highest special servicer rankings by Moody's and such special servicer shall be a "Select
Special Servicer" as set forth in S&P's criteria. Such special servicer shall be entitled to any Servicing Fees (including any related late payment charges)
payable to the Master Servicer with respect to any Special Servicer Delinquent
Loan the special servicer is servicing. In the event that a special servicer is appointed, the Trustee shall provide prompt written notice to the Rating
Agencies of such appointment. The special servicer shall comply in all respects with, and shall service such Special Servicer Delinquent Loans in accordance with, this Agreement to the same extent that the Master Servicer is required to under this Agreement. The special servicer shall indemnify the Master Servicer for any losses, liabilities or damages incurred by the Master Servicer as a result of the special servicer's servicing of any Special Servicer Delinquent
Loan and shall reimburse the Master Servicer for any and all Advances, out of
pocket expenses and accrued Servicing Fees made with respect to such Special
Servicer Delinquent Loans transferred to the special servicer.

                                   ARTICLE IV
                                    ACCOUNTS

         Section 4.01      COLLECTION OF MORTGAGE LOAN PAYMENTS; PROTECTED
ACCOUNT.

         (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. In the event of any such arrangement, the
Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage
Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. The Master
Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is reasonably foreseeable or (y) the Master Servicer delivers to the Trustee a certification addressed to the Trustee, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such
Mortgage Loan will not result in the imposition of taxes on or disqualify from
REMIC status any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI,
the Master Servicer may, (A) amend the related Mortgage Note to reduce the
Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00% with respect to any Mortgage Loan and (B) amend any Mortgage Note to extend the maturity thereof.

         With respect to Mortgage Loans affected by Hurricane Katrina, if the
Mortgaged Property is located in public and individual assistance counties as designated by FEMA (as set forth on its website www.fema.gov), the Master
Servicer may cease charging of late fees and credit reporting activity for
Mortgagors in such counties until May 1, 2006 and if reasonably prudent, may extend such period as long as necessary. In addition, the Master Servicer may suspend foreclosure and bankruptcy activity relating to certain Mortgage Loans and if reasonably prudent, may extend such period as long as necessary.

         The Master Servicer shall not waive (or permit a sub-servicer to waive)
any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a
Prepayment Charge is waived, but does not meet the standards described above, then the Master Servicer is required to pay the amount of such waived Prepayment
Charge, for the benefit of the Class P Certificates, by remitting such amount to the Trustee by the Distribution Account Deposit Date.

         (b) The Master Servicer shall establish and maintain a Protected
Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "EMC Mortgage Corporation, as
Master Servicer, for the benefit of LaSalle Bank National Association, in trust for registered Holders of Bear Stearns Asset Backed Securities I LLC,
Asset-Backed Certificates, Series 2006-EC2". The Master Servicer shall deposit or cause to be deposited into the Protected Account on a daily basis within two
Business Days of receipt and identification, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off
Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal, including Principal
         Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.10 and LPMI Fees, if any;

                  (iii) all Liquidation Proceeds, Subsequent Recoveries and
         Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the
         Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (iv) any amount required to be deposited by the Master
         Servicer pursuant to Section 4.01(c) in connection with any losses on
         Permitted Investments;

                  (v) any amounts required to be deposited by the Master
         Servicer pursuant to Section 3.05;

                  (vi) any Prepayment Charges collected on the Mortgage Loans;
         and

                  (vii) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Master Servicer into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the
Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 4.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. Reconciliations will be prepared for the Protected Account within 45 calendar days after the bank statement cut-off date. All items requiring reconciliation will be resolved within 90 calendar days of their original identification. All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 4.02.

         (c) The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Master
Servicer, in Permitted Investments which shall mature not later than the
Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Master
Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Master Servicer into the Protected Account, out of the Master Servicer's own funds.

         (d) The Master Servicer shall give at least 30 days advance notice to the Trustee, the Sellers, each Rating Agency and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

         Section 4.02      PERMITTED WITHDRAWALS FROM THE PROTECTED ACCOUNT.

         (a) The Master Servicer may from time to time make withdrawals from the
Protected Account for the following purposes:

                  (i) to pay itself (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

                  (ii) to reimburse the Master Servicer for Advances made by it with respect to the Mortgage Loans, provided, however, that the Master
         Servicer's right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular Mortgage Loan(s)
         (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Master Servicer for any previously made portion of a Servicing Advance or an Advance made by the Master
         Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise (a
         "Nonrecoverable Advance"), to the extent not reimbursed pursuant to clause (ii) or clause (v);

                  (iv) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Master Servicer's right to reimbursement for
         Servicing Advances pursuant to this subclause (v) with respect to any
         Mortgage Loan shall be limited to amounts received on particular
         Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds,
         Insurance Proceeds, Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such
         Servicing Advances were made;

                  (vi) to pay to the Sponsor, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.19 of this Agreement, all amounts received thereon and not taken into account in determining the related
         Stated Principal Balance of such repurchased Mortgage Loan;

                  (vii) to pay any expenses recoverable by the Master Servicer pursuant to Section 7.04 of this Agreement;

                  (viii) to withdraw pursuant to Section 4.01 any amount
         deposited in the Protected Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Protected Account upon
         termination of this Agreement pursuant to Section 10.01 hereof.

         In addition, no later than 10:00 a.m. Eastern time on the Distribution
Account Deposit Date, the Master Servicer shall withdraw from the Protected
Account and remit to the Trustee the amount of Interest Funds (without taking into account any reduction in the amount of Interest Funds attributable to the application of clause (c) of the definition thereof contained in Article I of this Agreement) and Principal Funds collected, to the extent on deposit, and the
Trustee shall deposit such amount in the Distribution Account. In addition, on or before the Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account any Advances or any payments of Compensating Interest required to be made by the Master Servicer with respect to the Mortgage Loans. Furthermore, on each Distribution Account
Deposit Date, the Master Servicer shall remit to the Trustee all Prepayment
Charges collected by the Master Servicer with respect to the Mortgage Loans during the related Prepayment Period.

         The Master Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv),
(v), (vi) and (vii) above. Prior to making any withdrawal from the Protected
Account pursuant to subclause (iii), the Master Servicer shall deliver to the
Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

         Section 4.03      COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS;
ESCROW ACCOUNTS.

         With respect to each Mortgage Loan, to the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the
Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

         Section 4.04      DISTRIBUTION ACCOUNT.

         (a) The Trustee shall establish and maintain in the name of the
Trustee, for the benefit of the Certificateholders, the Distribution Account as
a segregated trust account or accounts.

         (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the
Certificateholders in accordance with the terms and provisions of this
Agreement.

         (c) The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Trustee and held by the Trustee and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such Permitted Investments, or deposited in demand deposits with such depository institutions, as determined by the Trustee. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such
Permitted Investment is the Trustee or, if such obligor is any other Person, the
Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Trustee. The Trustee shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss from its own funds in the Distribution Account not later than the applicable Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. With respect to the
Distribution Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 4.05      PERMITTED WITHDRAWALS AND TRANSFERS FROM THE
DISTRIBUTION ACCOUNT.

         (a) The Trustee will make or cause to be made such withdrawals or transfers from the Distribution Account for the following purposes:

                  (i) to pay to itself the Trustee Fee;

                  (ii) to reimburse the Trustee, the Supplemental Interest Trust
         Trustee or the Derivative Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this
         Agreement;

                  (iii) to pay investment income to the Trustee;

                  (iv) to remove amounts deposited in error;

                  (v) to make distributions to the Derivative Administrator for payment to the Swap Provider as provided in this Agreement; and

                  (vi) to clear and terminate the Distribution Account pursuant to Section 10.01.

         (b) On each Distribution Date, the Trustee shall distribute Interest
Funds and Principal Funds in the Distribution Account to the Holders of the
Certificates in accordance with Section 5.04.

         Section 4.06      CLASS P CERTIFICATE ACCOUNT.

         (a) The Trustee shall establish and maintain in the name of the
Trustee, for the benefit of the Class P Certificateholders, the Class P
Certificate Account as a segregated trust account or accounts.

         (b) On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account, an amount equal to $100. All amounts deposited to the Class P Certificate Account shall be held by the
Trustee in the name of the Trustee in trust for the benefit of the Class P
Certificateholders in accordance with the terms and provisions of this
Agreement. The amount on deposit in the Class P Certificate Account shall be held uninvested.

                                   ARTICLE V

                           DISTRIBUTIONS AND ADVANCES

         Section 5.01      ADVANCES.

         The Master Servicer shall, or shall cause the related subservicer pursuant to the Subservicing Agreement to, make an Advance (other than any balloon payments) and deposit such Advance in the Protected Account. Each such
Advance shall be remitted to the Distribution Account no later than 10:00 a.m.
Eastern time on the Distribution Account Deposit Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the
Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating
Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. Subject to the Master Servicer's recoverability determination, in the event that a subservicer fails to make a required Advance, the Master
Servicer shall be required to remit the amount of such Advance to the
Distribution Account.

         In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the
Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Distribution Account, no later than the close of business on the Business Day immediately preceding the Distribution
Date on which such funds are required to be distributed pursuant to this
Agreement.

         The Master Servicer shall be entitled to be reimbursed from the
Protected Account for all Advances of its own funds made pursuant to this
Section as provided in Section 4.02. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this
Agreement, except as otherwise provided in this Section 5.01.

         Subject to and in accordance with the provisions of Article VIII hereof, in the event the Master Servicer fails to make such Advance, then the
Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 5.01.

         Section 5.02      COMPENSATING INTEREST PAYMENTS.

         In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the Master Servicer shall, to the extent of the
Servicing Fee for such Distribution Date, deposit into the Distribution Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Business Day immediately preceding such
Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Trust Fund or
the Certificateholders.

         Section 5.03      REMIC DISTRIBUTIONS.

         On each Distribution Date the Trustee shall be deemed to have allocated distributions to the REMIC I Regular Interests, REMIC II Regular Interests,
Class CE Interest, Class P Interest and Class IO Interest in accordance with
Section 5.07 hereof.

         Section 5.04      DISTRIBUTIONS.

         (a) Subject to Section 3.21(c), on each Distribution Date, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Trustee from the Distribution Account and distributed in the following order of priority:

                  (1) Interest Funds shall be distributed in the following
         manner and order of priority:

                  (A)      to the Class A-1, Class A-2, Class A-3 and Class A-4
                  Certificates, the Current Interest and any Interest Carry
                  Forward Amount for each such Class, on a PRO RATA basis based on the entitlement of each such Class; and

                  (B)      From remaining Interest Funds, sequentially, to the
                  Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                  M-6, Class M-7, Class M-8, Class M-9 and Class M-10
                  Certificates, in that order, the Current Interest for each such Class.

         Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the
Principal Distribution Amount. Any Remaining Excess Spread together with any
Overcollateralization Release Amount will be applied as Excess Cashflow and distributed pursuant to clauses (3)(A) through (H) below.

         On any Distribution Date, any Relief Act Interest Shortfalls and any
Prepayment Interest Shortfalls to the extent not covered by Compensating
Interest will be allocated as set forth in the definition of "Current Interest"
herein.

                  (2) On each Distribution Date, the Principal Distribution
         Amount shall be distributed in the following manner and order of priority:

                  (A)      For each Distribution Date (i) prior to the Stepdown
                  Date or (ii) on which a Trigger Event is in effect:

                           (i) To the Class A Certificates, the Principal
                  Distribution Amount for such Distribution Date, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4
                  Certificates, in that order, in each case until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (ii) To the Class M-1 Certificates, from any
                  remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                           (iii) To the Class M-2 Certificates, from any
                  remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                           (iv) To the Class M-3 Certificates, from any
                  remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                           (v) To the Class M-4 Certificates, from any remaining
                  Principal Funds for such Distribution Date, until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (vi) To the Class M-5 Certificates, from any
                  remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                           (vii) To the Class M-6 Certificates, from any
                  remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                           (viii) To the Class M-7 Certificates, from any
                  remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                           (ix) To the Class M-8 Certificates, from any
                  remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                           (x) To the Class M-9 Certificates, from any remaining
                  Principal Funds for such Distribution Date, until the
                  Certificate Principal Balance thereof is reduced to zero; and

                           (xi) To the Class M-10 Certificates, from any
                  remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero.

                  (B)      For each Distribution Date on or after the Stepdown
                  Date, so long as a Trigger Event is not in effect:

                           (i) To the Class A Certificates, the Class A
                  Principal Distribution Amount for such Distribution Date,
                  sequentially, to the Class A-1, Class A-2, Class A-3 and Class
                  A-4 Certificates, in that order, the Class A Principal
                  Distribution Amount for such Distribution Date, in each case until the Certificate Principal Balance thereof is reduced to zero;

                           (ii) To the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount for such Distribution
                  Date, the Class M-1 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (iii) To the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount for such Distribution
                  Date, the Class M-2 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (iv) To the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount for such Distribution
                  Date, the Class M-3 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (v) To the Class M-4 Certificates, from any remaining
                  Principal Distribution Amount for such Distribution Date, the
                  Class M-4 Principal Distribution Amount, until the Certificate
                  Principal Balance thereof is reduced to zero;

                           (vi) To the Class M-5 Certificates, from any
                  remaining Principal Distribution Amount for such Distribution
                  Date, the Class M-5 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (vii) To the Class M-6 Certificates, from any
                  remaining Principal Distribution Amount for such Distribution
                  Date, the Class M-6 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (viii) To the Class M-7 Certificates, from any
                  remaining Principal Distribution Amount for such Distribution
                  Date, the Class M-7 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (ix) To the Class M-8 Certificates, from any
                  remaining Principal Distribution Amount for such Distribution
                  Date, the Class M-8 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (x) To the Class M-9 Certificates, from any remaining
                  Principal Distribution Amount for such Distribution Date, the
                  Class M-9 Principal Distribution Amount, until the Certificate
                  Principal Balance thereof is reduced to zero; and

                           (xi) To the Class M-10 Certificates, from any
                  remaining Principal Distribution Amount for such Distribution
                  Date, the Class M-10 Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero.

                  (3) Any Excess Cashflow shall be distributed in the following manner and order of priority:

                  (A)      from any remaining Excess Cashflow, to the Class A
                  Certificates, (a) first, any remaining Interest Carry Forward
                  Amount for such Classes, PRO RATA, in accordance with the
                  Interest Carry Forward Amount due with respect to each such
                  Class, to the extent not fully paid pursuant to clause (1) (A)
                  above and Section 3.21(d) and (b) second, any Unpaid Realized
                  Loss Amount for such Classes for such Distribution Date, PRO
                  RATA, in accordance with the Applied Realized Loss Amount
                  allocated to each such Class;

                  (B)      from any remaining Excess Cashflow, sequentially, to
                  the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                  Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10
                  Certificates, in that order, an amount equal to the Interest
                  Carry Forward Amount for each such Class for such Distribution
                  Date to the extent not fully paid pursuant to Section 3.21(d);

                  (C)      from any remaining Excess Cashflow otherwise
                  distributable to the Class CE Interest and the Class CE
                  Certificates, to the Reserve Fund, (i) first, to pay to the
                  Classes of Class A Certificates, any Basis Risk Shortfall
                  Carry Forward Amount for such Classes for such Distribution
                  Date, on a PRO RATA basis, based on the amount of the Basis
                  Risk Shortfall Carry Forward Amount for each such Class and to the extent not paid pursuant to Section 3.21(d) and to the extent such amount exceeds the amounts then on deposit in the
                  Reserve Fund, and (ii) second, to maintain a balance in the
                  Reserve Fund equal to the Reserve Fund Deposit;

                  (D)      from any remaining Excess Cashflow otherwise
                  distributable to the Class CE Interest and the Class CE
                  Certificates, to the Reserve Fund, (i) first, to pay to the
                  Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                  M-6, Class M-7, Class M-8, Class M-9 and Class M-10
                  Certificates, sequentially in that order, any Basis Risk
                  Shortfall Carry Forward Amount for each such Class for such
                  Distribution Date, if any, in each case to the extent not paid pursuant to Section 3.21(d) and to the extent such amount
                  exceeds the amounts then on deposit in the Reserve Fund, and
                  (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

                  (E)      from any remaining Excess Cashflow, to the Class A
                  Certificates, on a PRO RATA basis, based on the entitlement of each such Class, and then sequentially to the Class M-1, Class
                  M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                  Class M-8, Class M-9 and Class M-10 Certificates, in that
                  order, the amount of Relief Act Shortfalls and any Prepayment
                  Interest Shortfalls allocated to such Classes of Certificates, to the extent not previously reimbursed;

                  (F)      from any remaining Excess Cashflow, to the Derivative
                  Administrator for payment to the Swap Provider, any Swap
                  Termination Payments due to a Swap Provider Trigger Event owed by the Trust Fund (to the extent not paid by the Derivative
                  Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be
                  entered into by the Supplemental Interest Trust Trustee);

                  (G)      from any remaining Excess Cashflow, to the Class CE
                  Interest and Class CE Certificates, an amount equal to the
                  Class CE Distribution Amount reduced by amounts distributed in clauses (C) and (D) above; and

                  (H)      from any remaining Excess Cashflow, to each of the
                  Class R-1, Class R-2, Class R-3 and Class RX Certificates,
                  based on the related REMIC in which such amounts remain.

         On each Distribution Date, all amounts in respect of Prepayment Charges shall be distributed to the Holders of the Class P Interest and the Class P
Certificates, provided that such distributions shall not be in reduction of the principal balance thereof. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage
Loan Schedule, any amount on deposit in the Class P Certificate Account will be distributed to the Holders of the Class P Interest and the Class P Certificates
in reduction of the Certificate Principal Balance thereof.

         In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of a
Class of Class A Certificates or Class M Certificates has been reduced to zero, that Class of Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest
Shortfalls or Basis Risk Shortfall Carry Forward Amounts.

         In addition, notwithstanding the foregoing clause (a)(2), to the extent a Class IO Distribution Amount is payable from principal collections, Principal
Distribution Amounts will be deemed paid to the most subordinate Class of
Regular Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and such amount will be paid pursuant to Section 3.21(f).

         (b) In addition to the foregoing distributions, with respect to any
Subsequent Recoveries, the Master Servicer shall deposit such funds into the
Protected Account pursuant to Section 4.01(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the
Certificate Principal Balance of the Class of Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of
Certificates pursuant to Section 5.05; provided, however, to the extent that no reductions to a Certificate Principal Balance of any Class of Certificates
currently exists as the result of a prior allocation of a Realized Loss, such
Subsequent Recoveries will be applied as Excess Spread. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate
Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that
Class of Certificates pursuant to Section 5.05, and so on. Holders of such
Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the
Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

         (c) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each
Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date, or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         (d) On or before 5:00 p.m. Eastern time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver a report to the Trustee in electronic form (or by such other means as the Master
Servicer and the Trustee may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Trustee such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and to make the required distributions for the related Distribution Date.

         Section 5.05      ALLOCATION OF REALIZED LOSSES.

         (a) All Realized Losses on the Mortgage Loans allocated to any REMIC II
Regular Interest pursuant to Section 5.05(c) on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Excess
Spread as part of the payment in respect of the Extra Principal Distribution
Amount for such Distribution Date; second, to the Class CE Interest and Class CE
Certificates, until the Certificate Principal Balance or Uncertificated
Principal Balance thereof, as applicable, has been reduced to zero; third, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-9 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero; fifth, to the
Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-7 Certificates, until the Certificate
Principal Balance thereof has been reduced to zero; seventh, to the Class M-6
Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-5 Certificates, until the Certificate Principal
Balance thereof has been reduced to zero; ninth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-2 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero; twelfth, to the
Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and thirteenth, to the Class or Classes of Class A
Certificates, on a PRO RATA basis, until the Certificate Principal Balances thereof have been reduced to zero. All Realized Losses to be allocated to the
Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of
Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         (b) Any allocation of Realized Losses to a Class of Certificates or to
the Class CE Interest on any Distribution Date shall be made by reducing the
Certificate Principal Balance or Uncertificated Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to Excess Spread shall be made by reducing the amount otherwise payable in respect of the Class CE
Interest and the Class CE Certificates pursuant to clause (G) of Section
5.04(a)(3). No allocations of any Realized Losses shall be made to the
Certificate Principal Balance or Uncertificated Principal Balance, as
applicable, of the Class P Interest and the Class P Certificates.

         Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate
Principal Balance of all the Certificates as of such Distribution Date, (other than the Class CE Certificates and Class P Certificates) after giving effect to all distributions and prior allocations of Realized Losses on the Mortgage Loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution
Date (such limitation, the "Loss Allocation Limitation"). In addition in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such
Certificate in respect of Realized Losses and (ii) payable as principal to the
Holder of such Certificate from Remaining Excess Spread.

         As used herein, an allocation of a Realized Loss on a "PRO RATA basis"
among two or more specified Classes of Certificates means an allocation on a PRO
RATA basis, among the various Classes so specified, to each such Class of
Certificates on the basis of their then outstanding Certificate Principal
Balances prior to giving effect to distributions to be made on such Distribution
Date. All Realized Losses and all other losses allocated to a Class of
Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         (c)      (i) All Realized Losses on the Mortgage Loans shall be
allocated on each Distribution Date, first, to REMIC I Regular Interest
I-Non-Swap until the Uncertificated Principal Balance thereof has been reduced to zero, and second, to REMIC I Regular Interest I-5-A through REMIC I Regular
Interest I-60-B, starting with the lowest numerical denomination until the
Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests.

                  (ii)     All Realized Losses on the Mortgage Loans shall be
         allocated by the Trustee on each Distribution Date to the following
         REMIC II Regular Interests in the specified percentages, as follows:
         first, to Uncertificated Accrued Interest payable to the REMIC II
         Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount (without duplication of shortfalls allocated pursuant to Section 1.02), 98.00%
         and 2.00%, respectively; second, to the Uncertificated Principal
         Balances of the REMIC II Regular Interest AA and REMIC II Regular
         Interest ZZ up to an aggregate amount equal to the REMIC II Principal
         Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the
         Uncertificated Principal Balances of REMIC II Regular Interest AA,
         REMIC II Regular Interest M-10 and REMIC II Regular Interest ZZ,
         98.00%, 1.00% and 1.00%, respectively, until the Uncertificated
         Principal Balance of REMIC II Regular Interest M-10 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II
         Regular Interest AA, REMIC II Regular Interest M-9 and REMIC II Regular
         Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the
         Uncertificated Principal Balance of REMIC II Regular Interest M-9 has
         been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-8 and
         REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest
         M-8 has been reduced to zero; sixth, to the Uncertificated Principal
         Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-7
         and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%,
         respectively, until the Uncertificated Principal Balance of REMIC II
         Regular Interest M-7 has been reduced to zero; seventh, to the
         Uncertificated Principal Balances of REMIC II Regular Interest AA,
         REMIC II Regular Interest M-6 and REMIC II Regular Interest ZZ, 98.00%,
         1.00% and 1.00%, respectively, until the Uncertificated Principal
         Balance of REMIC II Regular Interest M-6 has been reduced to zero;
         eighth, to the Uncertificated Principal Balances of REMIC II Regular
         Interest AA, REMIC II Regular Interest M-5 and REMIC II Regular
         Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the
         Uncertificated Principal Balance of REMIC II Regular Interest M-5 has
         been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-4 and
         REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest
         M-4 has been reduced to zero; tenth, to the Uncertificated Principal
         Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-3
         and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%,
         respectively, until the Uncertificated Principal Balance of REMIC II
         Regular Interest M-3 has been reduced to zero; eleventh, to the
         Uncertificated Principal Balances of REMIC II Regular Interest AA,
         REMIC II Regular Interest M-2 and REMIC II Regular Interest ZZ, 98.00%,
         1.00% and 1.00%, respectively, until the Uncertificated Principal
         Balance of REMIC II Regular Interest M-2 has been reduced to zero;
         twelfth, to the Uncertificated Principal Balances of REMIC II Regular
         Interest AA, REMIC II Regular Interest M-1 and REMIC II Regular
         Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the
         Uncertificated Principal Balance of REMIC II Regular Interest M-1 has
         been reduced to zero; and, thirteenth, to the Uncertificated Principal
         Balance of REMIC II Regular Interest AA, 98.00%, to the Uncertificated
         Principal Balances of the REMIC II Regular Interests A-1, A-2, A-3 and
         A-4, 1.00% PRO RATA, 1.00%, and to the Uncertificated Principal Balance
         of REMIC II Regular Interest ZZ, 1.00%, until the Uncertificated
         Principal Balances of such REMIC II Regular Interests A-1, A-2, A-3 and
         A-4 have been reduced to zero.

         Section 5.06      MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

         (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of Certificates, the Master Servicer, the Swap
Provider and the Depositor a statement setting forth for the Certificates:

                  (i) the applicable record dates, accrual periods,
         determination dates for calculating distributions and general distribution dates;

                  (ii) the total cash flows received and the general sources thereof;

                  (iii) the amount, if any, of fees or expenses accrued and
         paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

                  (iv) the amount of any Net Swap Payment payable to the
         Derivative Administrator, any Net Swap Payment payable to the Swap
         Provider, any Swap Termination Payment payable to the Derivative
         Administrator and any Swap Termination Payment payable to the Swap
         Provider;

                  (v) the amount of the related distribution to Holders of each
         Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the
         Extra Principal Distribution Amount (if any);

                  (vi) the amount of such distribution to Holders of each Class of Class A Certificates and Class M Certificates allocable to interest and the portion thereof, if any, provided by the Swap Agreement and
         Yield Maintenance Agreement and the amount of coverage remaining under either credit enhancement;

                  (vii) the Interest Carry Forward Amounts and any Basis Risk
         Shortfall Carry Forward Amounts for each Class of Certificates (if any);

                  (viii) the Pass-Through Rate for each Class of Class A
         Certificates and Class M Certificates with respect to the current
         Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

        (ix)     the number and the aggregate of the Stated Principal Balance of (A) all of the Mortgage Loans and (B) the Adjustable Rate Mortgage Loans, for
         the following Distribution Date;

                  (x) the Certificate Principal Balance or Certificate Notional
         Amount, as applicable, of each Class before and after giving effect (i)
         to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such
         Distribution Date;

                  (xi) the number and aggregate Stated Principal Balance of the
         Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 30 days Delinquent, (2) 60 days
         Delinquent and (3) 90 days or more Delinquent, (B) in foreclosure and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent and (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more
         Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, (2)
         second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans;

                  (xii) the amount of aggregate Advances included in the
         distribution on such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances as of the end of the Due Period, and the general source of funds for reimbursements;

                  (xiii) the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  (xiv) the cumulative amount of Applied Realized Loss Amounts through the end of the preceding month;

                  (xv) if applicable, material modifications, extensions or
         waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

                  (xvi) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the aggregate Stated Principal
         Balance of, and Realized Loss on, such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date;

                  (xvii) the total number and principal balance of any real
         estate owned or REO Properties as of the close of business on the
         Determination Date preceding such Distribution Date;

                  (xviii) the three month rolling average of the percent
         equivalent of a fraction, the numerator of which is the aggregate
         Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien
         Mortgage Loans, and (2) Adjustable Rate Mortgage Loans;

                  (xix) the Realized Losses during the related Prepayment Period and the cumulative Realized Losses through the end of the preceding month;

                  (xx) whether a Trigger Event exists;

                  (xxi) the amount of the distribution made on such Distribution
         Date to the Holders of the Class P Certificates allocable to Prepayment
         Charges;

                  (xxii) information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers and whether the trigger was met;

                  (xxiii) the amount of the Prepayment Charges remitted by the
         Master Servicer and the amount on deposit in the Reserve Fund;

                  (xxiv) updated pool composition data including the following:
         weighted average mortgage rate and weighted average remaining term;

                  (xxv) information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund, if applicable; and

                  (xxvi) any material changes in the solicitation,
         credit-granting, underwriting, origination, acquisition or Mortgage
         Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund.

         The Depositor covenants that if there is a material change in the solicitation, credit-granting, underwriting, origination, acquisition or
Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund that it will notify the Trustee five calendar days before each Distribution Date, and if no such notification occurs, the Trustee has no obligation to report with respect to (xxvi). The Depositor covenants to the Trustee that there will be no new issuance of securities backed by the same asset pool, so the Trustee will only be responsible in (xxv) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund.

         The Trustee may make the foregoing Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee's internet website. The Trustee's internet website shall initially be located at
"www.etrustee.net". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (312) 992-1743. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way Monthly Statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         (b) The Trustee's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the parties providing the information to the Trustee. The Trustee will make available a copy of each statement provided pursuant to this Section 5.06 to each Rating Agency.

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(v) and (a)(vi) of this
Section 5.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment
         Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of
         Regular Interests and Residual Interests created hereunder and the
         Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the
         Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of
         Regular Interests or Residual Interests created hereunder and to the
         Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of Realized Losses with respect to the
         Mortgage Loans or the Regular Interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a
         REMIC with respect to such Regular Interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of a
         REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

         Section 5.07      REMIC DESIGNATIONS AND REMIC DISTRIBUTIONS.

         (a) The Trustee shall elect that each of REMIC I, REMIC II, REMIC III,
REMIC IV, REMIC V and REMIC VI shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the
Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Protected Account, any REO Property, any proceeds of the foregoing and any other assets subject to this Agreement (other than the
Reserve Fund, any Prepayment Charge Waiver Amounts and, for the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Yield
Maintenance Agreement, the Derivative Account and any rights or obligations in respect of the Derivative Administration Agreement). The REMIC I Regular
Interests shall constitute the assets of REMIC II. The REMIC II Regular
Interests shall constitute the assets of REMIC III. The Class CE Interest shall constitute the assets of REMIC IV. The Class P Interest shall constitute the assets of REMIC V. The Class IO Interest shall constitute the assets of REMIC
VI.

         (b) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of REMIC I Regular Interest I-Non-Swap and REMIC I Regular Interests
I-5-A through I-60-B or withdrawn from the Distribution Account and distributed to the Holders of the Class R-1 Certificates, as the case may be:

                  (i) to holders of REMIC I Regular Interest I-Non-Swap and each of the REMIC I Regular Interests I-5-A through I-60-B, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC
         I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution
         Dates.

                  (ii) to the extent of amounts remaining after the
         distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: first, to REMIC I Regular Interest
         I-Non-Swap, until the Uncertificated Principal Balance of such REMIC I
         Regular Interest is reduced to zero, and second, to REMIC I Regular
         Interests I-5-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such
         REMIC I Regular Interest is reduced to zero, provided that, for REMIC I
         Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular
         Interests.

                  (2) On each Distribution Date, amounts representing Prepayment
Charges on the Mortgage loans shall be deemed distributed to REMIC I Regular
Interest P, provided that such amounts shall not reduce the Uncertificated
Principal Balance of REMIC I Regular Interest P. On the Distribution Date
immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule, $100 shall be deemed distributed in respect of REMIC I Regular Interest P in reduction of the Uncertificated
Principal Balance thereof.

         (c)      (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution
Account and distributed to the Holders of the Class R-2 Certificates, as the
case may be:

                  (i) to the holders of REMIC II Regular Interest IO, in an
         amount equal to (A) the Uncertificated Accrued Interest for such REMIC
         II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the extent of the Interest Funds remaining after the distributions pursuant to clause (i), to the holders of each REMIC II
         Regular Interest (other than REMIC II Regular Interests IO and P), PRO
         RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution
         Dates. Amounts payable as Uncertificated Accrued Interest in respect of
         REMIC II Regular Interest ZZ shall be reduced when the REMIC II
         Overcollateralization Amount is less than the REMIC II Required
         Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral
         Amount, and such amount will be payable to the Holders of each REMIC II
         Regular Interest for which a Class A Certificate or Class M Certificate is the Corresponding Certificate in the same proportion as the Extra
         Principal Distribution Amount is allocated to the Corresponding
         Certificates for each such REMIC II Regular Interest, and the
         Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by such amount;

                  (iii) to the holders of REMIC II Regular Interests (other than
         REMIC II Regular Interests IO and P) the remainder of the Interest
         Funds and Principal Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

                  (A)      98% of such remainder to the holders of REMIC II
                  Regular Interest AA, until the Uncertificated Principal
                  Balance of such REMIC II Regular Interest is reduced to zero;

                  (B)      2% of such remainder, first, to the holders of each
                  REMIC II Regular Interest for which a Class A Certificate or
                  Class M Certificate is the Corresponding Certificate, in an
                  aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding
                  Certificates for each such REMIC II Regular Interest, until the Uncertificated Principal Balances of such REMIC II Regular
                  Interests are reduced to zero; and second, to the holders of
                  REMIC II Regular Interest ZZ, until the Uncertificated
                  Principal Balance of such REMIC II Regular Interest is reduced to zero; then

                  (C)      any remaining amount to the Holders of the Class R-2
                  Certificates; and

                  (iv) to the holders of REMIC II Regular Interest P, 100% of the amounts deemed distributed on REMIC I Regular Interest P.

         (d) On each Distribution Date, an amount equal to the amounts distributed pursuant to Sections 5.04(a)(3)(C), (D) and (G) on such date shall be deemed distributed from REMIC III to REMIC IV in respect of the Class CE
Distribution Amount distributable to the Class CE Interest.

         (e) On each Distribution Date, 100% of the amounts deemed distributed on REMIC II Regular Interest P shall be deemed distributed by REMIC III to REMIC
V in respect of the Class P Interest.

         (f) On each Distribution Date, 100% of the amounts deemed distributed on REMIC II Regular Interest IO shall be deemed distributed by REMIC III to
REMIC VI in respect of the Class IO Interest. Such amounts shall be deemed distributed by REMIC VI to the Derivative Administrator for deposit into the
Derivative Account.

                                   ARTICLE VI

                                THE CERTIFICATES

         Section 6.01      THE CERTIFICATES.

         The Certificates shall be substantially in the forms attached hereto as
Exhibits A-1 through A-5. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof
(except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                                                ORIGINAL CERTIFICATE
                         MINIMUM        INTEGRAL MULTIPLE IN    PRINCIPAL BALANCE OR
      CLASS           DENOMINATION       EXCESS OF MINIMUM        NOTIONAL AMOUNT
  ------------        ------------      --------------------    --------------------
       A-1            $    100,000             $1.00             $  175,089,000.00
       A-2            $    100,000             $1.00             $  105,546,000.00
       A-3            $    100,000             $1.00             $   23,867,000.00
       A-4            $    100,000             $1.00             $   14,138,000.00
       M-1            $    100,000             $1.00             $   27,378,000.00
       M-2            $    100,000             $1.00             $   22,704,000.00
       M-3            $    100,000             $1.00             $   10,017,000.00
       M-4            $    100,000             $1.00             $    9,126,000.00
       M-5            $    100,000             $1.00             $    8,458,000.00
       M-6            $    100,000             $1.00             $    7,568,000.00
       M-7            $    100,000             $1.00             $    7,123,000.00
       M-8            $    100,000             $1.00             $    6,232,000.00
       M-9            $    100,000             $1.00             $    5,342,000.00
       M-10           $    100,000             $1.00             $    5,565,000.00
        CE                 10%                   1%              $  445,177,198.22
        P                  100                  N/A              $          100.00
       R-1                100%                  N/A                     N/A
       R-2                100%                  N/A                     N/A
       R-3                100%                  N/A                     N/A
        RX                100%                  N/A                     N/A

---------------------------
(1) This is a Notional Amount.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No
Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee by manual signature, and such countersignature upon any
Certificate shall be conclusive evidence, and the only evidence, that such
Certificate has been duly countersigned and delivered hereunder. All
Certificates shall be dated the date of their countersignature. On the Closing
Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 6.02      CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND
EXCHANGE OF CERTIFICATES.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust
Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any
Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same
Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) Subject to Subsection 6.07 and, in the case of any Global
Certificate or Private Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate
Percentage Interest, but bearing a different number.

         (c) Subject to Subsection 6.02(g), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by
Holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 6.02(c) and in accordance with the rules of the Depository:

                  (i) In the case of a beneficial interest in the Global
         Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an
         Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection
         6.02(h).

                  (ii) In the case of a beneficial interest in a Class of Global
         Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection
         6.02(h).

                  (iii) In the case of an Individual Certificate of a Class
         being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

                  (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global
         Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class;
         provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related
         Matters Certificate as are sufficient to establish that it is a QIB.

         (d) Subject to Subsection 6.02(g), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates
of such Class, an exchange of an Individual Certificate or Certificates of a
Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another
Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 6.02(d) and in accordance with the rules of the
Depository:

                  (i) A Holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an
         Individual Certificate or Certificates of such Class.

                  (ii) A Holder of an Individual Certificate or Certificates of
         a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A and Related Matters Certificate or
         comparable evidence as to its QIB status.

                  (iii) A Holder of an Individual Certificate of a Class may
         exchange such Certificate for an equal aggregate principal amount of
         Individual Certificates of such Class in different authorized denominations without any certification.

         (e) (i) Upon acceptance for exchange or transfer of an Individual
Certificate of a Class for a beneficial interest in a Global Certificate of such
Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global
Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                  (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual
         Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such
         Individual Certificate issued in exchange therefor or upon transfer thereof.

         (f) Any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global
Certificate shall bear the applicable legends set forth in Exhibit A-2.

         (g) Subject to the restrictions on transfer and exchange set forth in this Section 6.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 6.01 above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The Holder of a beneficial interest in a
Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual
Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust
Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or Holder (in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or
Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered Holder in person, or by a duly authorized attorney-in-fact.

         (h) No Transfer of a Private Certificate shall be made unless such
Transfer is made pursuant to an effective registration statement under the
Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the
Securities Act and such laws, the Certificateholder desiring to effect such
Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer by (x)(i) the delivery to the Trustee by the Certificateholder desiring to effect such transfer of a certificate substantially in the form set forth in Exhibit D (the
"Transferor Certificate") and (ii) the delivery by the Certificateholder's prospective transferee of (A) a letter in substantially the form of Exhibit E
(the "Investment Letter") if the prospective transferee is an Institutional
Accredited Investor or (B) a letter in substantially the form of Exhibit F (the
"Rule 144A and Related Matters Certificate") if the prospective transferee is a
QIB or (y) there shall be delivered to the Trustee an Opinion of Counsel addressed to the Trustee that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the
Depositor, the Sellers, the Master Servicer or the Trustee. Notwithstanding the
provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the
Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule
144A and Related Matters Certificate as are sufficient to establish that it is a
QIB. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule
144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule
144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the
Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such
Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Sellers and the Master Servicer against any liability that may result if the
Transfer is not so exempt or is not made in accordance with such federal and state laws.

         Prior to the termination of the Supplemental Interest Trust, no
Transfer of a Class A Certificate or Class M Certificate shall be made unless either (i) the Trustee and the Master Servicer shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of
ERISA or a plan subject to Section 4975 of the Code (either a "Plan"), or a
Person acting on behalf of a Plan or using the assets a Plan, or (ii) the transferee provides a representation, or is deemed to represent in the case of the Global Certificate that the proposed transfer or holding of such Certificate are eligible for exemptive relief under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction
Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23.

         Subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of a Class M Certificate (other than a Class M-10 Certificate)
or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either
(a)(i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the
Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

         Neither the Trustee nor the Master Servicer will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of this Section 6.02 shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any
Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee or the Master Servicer as a result of such attempted or purported transfer. Neither the Trustee nor the
Master Servicer shall have any liability for transfer of any such Global
Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein. Neither the Trustee nor the Master
Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and neither the Trustee nor the Master
Servicer shall have any liability for transfers of any such Book-Entry
Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. Neither the Trustee nor the
Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(h) or for making any payments due on such Certificate to the
Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan at the time it became a Holder or, at such subsequent time as it became a Plan or Person acting on behalf of a
Plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not a Plan or Person acting on behalf of a Plan.

         No Transfer of a Class M-10, Class CE, Class P or Residual Certificate
shall be made unless either (i) the transferee of such Certificate provides a representation, or is deemed to represent in the case of a Global Certificate, to the Trustee and the Master Servicer acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer, to the effect that such transferee is not a Plan, or a Person acting on behalf of a Plan or using the assets of a Plan, or (ii) in the case of any such Certificate presented for registration in the name of a Plan, or a trustee of a Plan or any other person acting on behalf of a Plan, the Trustee shall have received an Opinion of
Counsel for the benefit of the Trustee and the Master Servicer and on which they may rely, satisfactory to the Trustee, to the effect that the purchase and holding of such Certificate are permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any
obligation in addition to those expressly undertaken in this Agreement, which
Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Depositor, or (iii) in the case of a Class M-10 Certificate, the transferee provides a representation, or is deemed to represent in the case of the Global Certificate, or an opinion of counsel to the effect that the proposed transfer or holding of such Class M-10 Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not give rise to any obligation on the part of the
Depositor, the Master Servicer or the Trustee in addition to those expressly undertaken in this Agreement. Neither the Trustee nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a
Book-Entry Certificate, and neither the Trustee nor the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. Neither the Trustee nor the Master
Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(h) or for making any payments due on such Certificate to the
Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan at the time it became a Holder or, at such subsequent time as it became a Plan or Person acting on behalf of a
Plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not a Plan or Person acting on behalf of a Plan.

         Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be
         registered on the Closing Date or thereafter transferred, and the
         Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the
         Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit
         C.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer
         Affidavit from any other Person to whom such Person attempts to
         Transfer its Ownership Interest in a Residual Certificate, (B) to
         obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest
         in a Residual Certificate or to cause the Transfer of an Ownership
         Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership
         Interest in a Residual Certificate in violation of the provisions of this Section 6.02(i) shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(i), then the last preceding Permitted
         Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual
         Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(h) and this Section 6.02(i) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Master Servicer shall make available within 60 days of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a
         Transfer of an Ownership Interest in a Residual Certificate to any
         Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(i) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel addressed to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Sellers or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or
REMIC VI, as applicable, to fail to qualify as a REMIC at any time that the
Certificates are outstanding or result in the imposition of any tax on the Trust
Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Trustee and furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual
Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted
Transferee to a Holder that is a Permitted Transferee.

                  (i) The preparation and delivery of all certificates and
         opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Sellers or the
         Master Servicer.

         Section 6.03      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (a) any mutilated Certificate is surrendered to the Trustee, or the
Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such
Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like
Class, tenor and Percentage Interest. In connection with the issuance of any new
Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

         Section 6.04      PERSONS DEEMED OWNERS.

         The Trustee and any agent of the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

         Section 6.05      ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
ADDRESSES.

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the
Depositor or the Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such
Certificateholders at such recipients' expense the most recent list of the
Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 6.06      BOOK-ENTRY CERTIFICATES.

         The Regular Certificates (other than the M-10, Class CE and Class P
Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the
Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor and the Trustee may deal with the Depository and the
Depository Participants for all purposes (including the making of distributions)
as the authorized representative of the respective Certificate Owners of such
Certificates;

         (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

         (d) the rights of the respective Certificate Owners of such
Certificates shall be exercised only through the Depository and the Depository
Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository
Participants. Pursuant to the Depository Agreement, unless and until Definitive
Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such
Depository Participants;

         (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository
Participants; and

         (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate
Owners (acting through the Depository and the Depository Participants) owning
Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         The Private Certificates shall initially be held in fully registered certificated form. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global
Certificates, the Depositor (with the assistance of the Trustee) will take such action as may be reasonably required to cause the Depository to accept such
Class or Classes for trading if it may legally be so traded. If at anytime there are to be Global Certificates, the Global Certificates shall be delivered to the
Depository by the Depositor or deposited with the Trustee as custodian for the
Depository.

         All transfers by Certificate Owners of such respective Classes of
Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         Section 6.07      NOTICES TO DEPOSITORY.

         Whenever any notice or other communication is required to be given to
Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

         Section 6.08      DEFINITIVE CERTIFICATES.

         If, after Book-Entry Certificates have been issued with respect to any
Certificates, (a) the Depositor or the Depository advises the Trustee that the
Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such
Certificates and the Depositor is unable to locate a qualified successor or (b)
the Depositor, with the consent of Depository Participants, advises the Trustee that it elects to terminate the book-entry system with respect to such
Certificates through the Depository, then the Trustee shall notify all
Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Trustee
shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.

         In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner's Voting
Rights in the related Class of Certificates. In order to make such request, such
Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Trustee to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent Voting Right in fully registered definitive form. Upon receipt by the Trustee of instructions from the
Depository directing the Trustee to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate
Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered Holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Trustee), (i) the Trustee shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Certificate Principal
Balance of the definitive Certificate, (ii) the Trustee shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a definitive Certificate evidencing such Certificate Owner's Voting Rights in such Class of Certificates and (iii)
the Trustee shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the Certificate Principal Balance of such Class of
Certificates by the amount of the definitive Certificates.

         Section 6.09      MAINTENANCE OF OFFICE OR AGENCY.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies at the Corporate Trust Office where
Certificates may be surrendered for registration of transfer or exchange. The
Trustee initially designates its Corporate Trust Office, as the office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                  ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

         Section 7.01      LIABILITIES OF THE DEPOSITOR AND THE MASTER SERVICER.

         Each of the Depositor, and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

         Section 7.02      MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE
MASTER SERVICER.

         (a) Each of the Depositor and the Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its duties under this Agreement.

         (b) Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03      INDEMNIFICATION OF THE TRUSTEE AND THE MASTER
SERVICER.

         (a) The Master Servicer agrees to indemnify the Indemnified Persons including LaSalle Bank National Association as Trustee and in its individual capacity only to the extent of its performance of its duties hereunder, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including any powers of attorney delivered pursuant to this
Agreement, the Custodial Agreement or the Certificates (i) related to the Master
Servicer's failure to perform its duties in compliance with this Agreement
(except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Sponsor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee or Master
Servicer and the termination of this Agreement.

         (b) The Sponsor will indemnify any Indemnified Person including LaSalle
Bank National Association as Trustee and in its individual capacity only to the extent of its performance of its duties hereunder for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to
Subsection (a) above.

         Section 7.04      LIMITATIONS ON LIABILITY OF THE DEPOSITOR, THE MASTER
SERVICER AND OTHERS.

         Subject to the obligation of the Master Servicer to indemnify the
Indemnified Persons pursuant to Section 7.03:

         (a) Neither the Depositor, the Master Servicer nor any of the
directors, officers, employees or agents of the Depositor and the Master
Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that this provision shall not protect the Depositor, the
Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         (b) The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         (c) The Depositor, the Master Servicer, LaSalle Bank National
Association as Trustee and in its individual capacity only to the extent of its performance of its duties hereunder, the Custodian and any director, officer, employee or agent of the Depositor, the Master Servicer, the Trustee, the
Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action
(including any pending or threatened claim or legal action) relating to this
Agreement, the Custodial Agreement or the Certificates, other than (i) in the case of the Master Servicer, (x) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this
Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (y) any such loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder, or by reason of reckless disregard of obligations and duties hereunder, (ii) in the case of the Trustee, any such loss, liability or expense incurred by reason of the
Trustee's willful misfeasance, bad faith or negligence in the performance of its duties hereunder, or by reason of its reckless disregard of obligations and duties hereunder and (iii) in the case of the Custodian, any such loss, liability or expense incurred by reason of the Custodian's willful misfeasance, bad faith or negligence in the performance of its duties under the Custodial
Agreement, or by reason of its reckless disregard of obligations and duties thereunder.

         (d) Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (expect any loss, liability or expense incurred by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Protected Account as provided by Section 4.02.
Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to service and administer the Mortgage Loans pursuant to Article III.

         (e) In taking or recommending any course of action pursuant to this
Agreement, unless specifically required to do so pursuant to this Agreement, the
Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

         Section 7.05      MASTER SERVICER NOT TO RESIGN.

         Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior consent of the Trustee (which consents shall not be unreasonably withheld)
or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel, addressed to and delivered to, the Trustee.
No such resignation by the Master Servicer shall become effective until the
Trustee or a successor to the Master Servicer reasonably satisfactory to the
Trustee shall have assumed the responsibilities and obligations of the Master
Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the
Rating Agencies of the resignation of the Master Servicer.

         Section 7.06 SUCCESSOR MASTER SERVICER.

         In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer hereunder without the consent of all of the Certificateholders.

         Section 7.07 SALE AND ASSIGNMENT OF MASTER SERVICING.

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement;
provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the
Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii)
each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the
Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the
Master Servicer and the Trustee (at the expense of the Master Servicer); and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel
addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                     DEFAULT; TERMINATION OF MASTER SERVICER

         Section 8.01      EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trustee any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder (other than any Advance), which failure shall continue unremedied for one
         Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the
         Depositor, or to the Trustee and the Master Servicer by the Holders of
         Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

                  (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to
         Master Servicer by the Trustee or the Depositor, or to the Trustee and
         the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days;

                  (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer;

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (vi) the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07;

                  (vii) failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14 or
         3.16 set forth under such Sections; or

                  (viii) The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Advance (other than a
         Nonrecoverable Advance) by 5:00 p.m. New York City time on the
         Distribution Account Deposit Date.

         If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall in the case of any Event of Default described in clauses (i) through (vii)
above, by notice in writing to the Master Servicer and the Swap Provider (with a copy to each Rating Agency), terminate all of the rights and obligations of the
Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage
Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 8.02 (a "Successor Master Servicer"). Such
Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article V, subject, in the case of the Trustee, to Section 8.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated
Master Servicer, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VII or Article IX. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Protected Account maintained pursuant to Section 4.02, or thereafter be received with respect to the applicable
Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default known to the Trustee.

         Notwithstanding any termination of the activities of the Master
Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations as Master
Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 4.02 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

         Section 8.02      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however that, pursuant to Article V hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any
Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the
Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master
Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article V or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the
Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000,
(ii) be acceptable to the Trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any Mortgage
Loans under this Agreement, and shall have executed and delivered to the
Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 8.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the
Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 8.02, the Trustee shall not resign as Master
Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the
Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master
Servicer to service the Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 9.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable
Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master
Servicer is required to maintain pursuant to Section 3.08.

         Section 8.03      NOTIFICATION TO CERTIFICATEHOLDERS.

         (a) Upon any termination of or appointment of a successor to the Master
Servicer, the Trustee shall give prompt written notice thereof to
Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the
Trustee shall transmit by mail to all Certificateholders and the Swap Provider notice of each such Event of Default hereunder actually known to a Responsible
Officer of the Trustee, unless such Event of Default shall have been cured or waived.

         Section 8.04      WAIVER OF DEFAULTS.

         The Trustee shall transmit by mail to all Certificateholders and the
Swap Provider, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of
Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing not less than 51%
of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of
Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the
Rating Agencies.

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

         Section 9.01      DUTIES OF TRUSTEE.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this
Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Master Servicer; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

         (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.04 and 10.01 herein.

         (d) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the
         Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable in its individual
         capacity for an error of judgment made in good faith by a Responsible
         Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any
         action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the
         Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the
         Trustee or exercising any trust or other power conferred upon the
         Trustee under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such knowledge, the Trustee may conclusively assume there is no such default or Event of Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee's negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi) Anything in this Agreement to the contrary
         notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever
         (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                  (vii) None of the Master Servicer, the Seller, the Depositor
         or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer.

         (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

         Section 9.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.

         (a) Except as otherwise provided in Section 9.01:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller or the Master Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to
         exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the
         Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) The Trustee shall not be liable in its individual
         capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than
         25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee reasonably assured to the Trustee by the security afforded to it by the terms of this
         Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the
         Certificateholders requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers
         hereunder or perform any duties hereunder either directly or through
         Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent to perform any paying agent functions under this Agreement without the express written consent of the Master
         Servicer, which consents will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

                  (vii) Should the Trustee deem the nature of any action
         required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (viii) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

                  (ix) The Trustee shall not have any duty to conduct any
         affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

         (b) The Trustee is hereby directed by the Depositor to execute and deliver the Derivative Administration Agreement (and any amendments or supplements to the Derivative Administration Agreement as may be requested by the Majority Class CE Certificateholder regarding the distributions to be made to it or its designees thereunder). Amounts payable by the Trustee on any
Distribution Date to the Derivative Administrator shall be paid by the Trustee as provided herein. The Trustee in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Swap Agreement, the Yield Maintenance Agreement or the Derivative
Administration Agreement, including, without limitation, for making any payments thereunder.

         It is acknowledged and agreed that the Person serving as Trustee hereunder shall also serve as Derivative Administrator under the Derivative
Administration Agreement and act as Supplemental Interest Trust Trustee under the Swap Agreement and the Yield Maintenance Agreement. The Trustee, the
Derivative Administrator and the Supplemental Interest Trust Trustee are hereby directed by the Depositor to execute and deliver the Derivative Administration
Agreement (and any amendments or supplements to the Derivative Administration
Agreement as may be requested by the Majority Class CE Certificateholder regarding the distributions to be made to it or its designees thereunder) and the Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Swap Agreement and the Yield Maintenance Agreement, and to make the representations required therein. The Derivative Administrator shall not have any liability for any failure or delay in payments to the Trust which are required under the Derivative Administration Agreement where such failure or delay is due to the failure or delay of the Swap Provider or the Yield
Maintenance Agreement Provider in making such payment to the Derivative
Administrator. LaSalle Bank National Association in its individual capacity and as Derivative Administrator, the Trustee and the Supplemental Interest Trust
Trustee shall be entitled to be indemnified and held harmless by the Trust from and against any and all losses, claims, expenses or other liabilities that arise by reason of or in connection with the performance or observance by each of the
Derivative Administrator, the Trustee and the Supplemental Interest Trust
Trustee of its duties or obligations under the Swap Agreement or the Derivative
Administration Agreement, except to the extent that the same is due to the
Derivative Administrator's, the Trustee's or the Supplemental Interest Trust
Trustee's gross negligence, willful misconduct or fraud. Any Person appointed as successor trustee pursuant to Section 9.09 shall also be required to serve as successor Derivative Administrator and successor supplemental interest trust trustee under the Swap Agreement and the Derivative Administration Agreement.

         Section 9.03      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE
LOANS.

         The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall not have any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan
except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Section
2.02 of this Agreement. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the
proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, the Trustee shall not be responsible for the legality or validity of this
Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any
Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The
Trustee shall not be responsible for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04      TRUSTEE MAY OWN CERTIFICATES.

         The Trustee in its individual capacity or in any capacity other than as
Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee and may otherwise deal with the parties hereto.

         Section 9.05      TRUSTEE'S FEES AND EXPENSES.
         The Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.05, the Trustee Fee, all reasonable out of pocket expenses, disbursements and advances and the expenses of the Trustee in connection with any Event of Default (or anything related thereto, including any determination that an Event of Default does or does not exist), any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders hereunder. If funds in the Distribution
Account are insufficient therefor, the Trustee shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         Section 9.06      ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

         The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United
States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least
$50,000,000, subject to supervision or examination by federal or state authority and rated "BBB" or higher by Fitch with respect to their long-term rating and rated "BBB" or higher by S&P and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories by each Rating Agency (at least "AA-" in the case of S&P) or otherwise acceptable to, each of the Rating Agencies and have a short-term debt rating of at least "A-1" from S&P, or otherwise acceptable to,
S&P. The Trustee shall not be an Affiliate of the Master Servicer. If the
Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

         Section 9.07      INSURANCE.

         The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a
"Financial Institution Bond" and/or a "Bankers' Blanket Bond"); provided, that such insurance may be provided through self-insurance so long as the Trustee is rated "A" or better by S&P and "A1" or better by Moody's. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.08      RESIGNATION AND REMOVAL OF TRUSTEE.

         The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Seller and the Master Servicer, with a copy to the Rating Agencies and the Swap Provider.
Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the Master
Servicer may remove the Trustee and appoint a successor trustee by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Master Servicer and the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in multiple copies, signed by such
Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Master Servicer, the Trustee so removed and the successor trustee so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Trustee or successor trustee.

         Any resignation or removal of LaSalle Bank National Association as
Trustee shall also result in the resignation or removal, as applicable, of
LaSalle Bank National Association as Derivative Administrator. Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.09 hereof and upon acceptance of appointment by a successor derivative administrator under the
Derivative Administration Agreement.

         Section 9.09      SUCCESSOR TRUSTEE.

         Any successor trustee appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor, to its predecessor trustee, the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 9.09, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the successor trustee fails to mail such notice within ten days after acceptance of appointment, the
Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

         Section 9.10      MERGER OR CONSOLIDATION OF TRUSTEE.

         Any corporation, state bank or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11      APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more
Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 9.11, such powers, duties, obligations, rights and trusts as the Master
Servicer and the Trustee may consider necessary or desirable. If the Master
Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the
         Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the
Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the
Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 9.12      TAX MATTERS.

         It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the
Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment
Conduit Income Tax Returns (Form 1066 or any successor form adopted by the
Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b)
the Trustee shall apply for an employer identification number with the Internal
Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the Person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the
Trustee shall prepare and forward, or cause to be prepared and forwarded, to the
Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment
Assumption; (e) the Trustee shall provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person
that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record Holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the
Trustee shall, to the extent under its control, conduct the affairs of the Trust
Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g)
the Trustee shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the penultimate paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (j) the
Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (k) the
Trustee shall not enter into any arrangement not otherwise provided for in this
Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than
"qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code; and (l) as and when necessary and appropriate, the Trustee, at the expense of the Trust Fund, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the
Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI as defined in
Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI after the
Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class M-10 Certificates, second, to the Class M-9
Certificates, third, to the Class M-8 Certificates, fourth, to the Class M-7
Certificates, fifth, to the Class M-6 Certificates, sixth, to the Class M-5
Certificates, seventh, to the Class M-4 Certificates, eighth, to the Class M-3
Certificates, ninth, to the Class M-2 Certificates, tenth, to the Class M-1
Certificates, and eleventh, to the Class A Certificates (PRO RATA based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any
Certificates, the Trustee is hereby authorized to retain on any Distribution
Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

         The Trustee agrees that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this
Section 9.12, it will promptly notify and provide such information to such other party.

                                    ARTICLE X

                                   TERMINATION

         Section 10.01     TERMINATION UPON LIQUIDATION OR REPURCHASE OF ALL
MORTGAGE LOANS.

         Subject to Section 10.03, the obligations and responsibilities of the
Depositor, the Master Servicer, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the exercise of the Majority Class CE Certificateholder (or its designee) or the Master
Servicer, as applicable, of its right to repurchase all of the Mortgage Loans
(and REO Properties) remaining in the Trust Fund at a price (the "Mortgage Loan
Purchase Price") equal to the sum of (i) 100% of the Stated Principal Balance of
each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO
Property in the Trust Fund (up to the Stated Principal Balance of the related
Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Trustee payable pursuant to Section 9.05, (vi) any Swap
Termination Payment (which shall include any Net Swap Payment payable to the
Trust Fund) payable to the Swap Provider which remains unpaid or which is due to the exercise of such option (the "Swap Optional Termination Payment") and (b)
the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest
Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties by the
Majority Class CE Certificateholder pursuant to clause (a) in the preceding paragraph shall be conditioned upon the Stated Principal Balance of all of the
Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating 10% or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans. If the Majority Class CE Certificateholder does not exercise this option, the Master Servicer has the right to repurchase all
Mortgage Loans and REO Properties pursuant to clause (a) in the preceding paragraph, conditioned upon the Stated Principal Balance of all of the Mortgage
Loans in the Trust Fund, at the time of any such repurchase, aggregating 5% or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage
Loans.

         Only an amount equal to the Mortgage Loan Purchase Price less any Swap
Optional Termination Payment (the "REMIC Termination Payment") shall be made available for distribution to the Regular Certificates. The Swap Optional
Termination Payment shall be withdrawn by the Trustee from the Distribution
Account and remitted to the Supplemental Interest Trust to be paid in accordance with Section 3.21(c). The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

         Section 10.02     FINAL DISTRIBUTION ON THE CERTIFICATES.

         If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the
Trust Fund other than the funds in the Protected Account, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to each
Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within five (5) Business Days after such
Determination Date that the final distribution in retirement of such Class of
Certificates is scheduled to be made on the immediately following Distribution
Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Majority Class CE
Certificateholder or the Master Servicer, as applicable, elects to terminate the
Trust Fund pursuant to Section 10.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Majority Class CE
Certificateholder or the Master Servicer, as applicable, shall notify the
Depositor and the Trustee of the date the Majority Class CE Certificateholder or the Master Servicer, as applicable, intends to terminate the Trust Fund. The
Master Servicer shall remit the Mortgage Loan Purchase Price to the Trustee on the Business Day prior to the Distribution Date for such Optional Termination by the Majority Class CE Certificateholder or the Master Servicer, as applicable.

         Notice of any termination of the Trust Fund, specifying the
Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than two
Business Days after the Determination Date in the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all funds in the Protected Account to be remitted to the Trustee for deposit in the
Distribution Account on the Business Day prior to the applicable Distribution
Date in an amount equal to the final distribution in respect of the
Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee or the
Custodian shall promptly release to the Sponsor as applicable the Mortgage Files for the Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender
Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining
Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

         Section 10.03     ADDITIONAL TERMINATION REQUIREMENTS.

         (a) Upon exercise by the Majority Class CE Certificateholder or the
Master Servicer, as applicable, of its purchase option as provided in Section
10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of
Counsel addressed to the Trustee, at the expense of the Majority Class CE
Certificateholder or the Master Servicer, as applicable, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a
REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any
Certificates are outstanding:

                           (1) The Majority Class CE Certificateholder or the
                  Master Servicer, as applicable, shall establish a 90-day
                  liquidation period and notify the Trustee thereof, and the
                  Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I,
                  REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI pursuant to Treasury Regulation Section 1.860F-1. The Majority Class CE
                  Certificateholder or the Master Servicer, as applicable, shall satisfy all the requirements of a qualified liquidation under
                  Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Majority Class CE Certificateholder or the Master
                  Servicer, as applicable;

                           (2) During such 90-day liquidation period, and at or
                  prior to the time of making the final payment on the
                  Certificates, the Trustee shall sell all of the assets of
                  REMIC I for cash; and

                           (3) At the time of the making of the final payment on
                  the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the
                  Residual Certificates all cash on hand (other than cash
                  retained to meet claims), and REMIC I shall terminate at that time.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and the adoption of a plan of complete liquidation for REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and
REMIC VI, which authorization shall be binding upon all successor
Certificateholders.

         (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation meeting the requirements for a qualified liquidation under Section 860F of the Code and any regulations thereunder upon the written request of the Majority Class CE Certificateholder or the Master
Servicer, as applicable, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Majority Class CE Certificateholder or the
Master Servicer, as applicable.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01     AMENDMENT.

         This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Protected Account is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of
Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the
Certificateholders and no such Opinion of Counsel shall be required if the
Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

         Notwithstanding the foregoing, without the consent of the
Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI as a REMIC
under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III,
REMIC IV, REMIC V or REMIC VI at any time prior to the final redemption of the
Certificates, provided that the Trustee has been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Derivative Administrator or the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC
III, REMIC IV, REMIC V or REMIC VI to cease to qualify as a REMIC or (iii)
reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the
Holders of all Certificates of such Class then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any of REMIC I, REMIC
II, REMIC III, REMIC IV, REMIC V or REMIC VI or the Certificateholders or cause any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i)
such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

         Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment to Section 3.21 or Section 5.04(a)(3)(F) of this Agreement without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, and shall not enter into an amendment that has a materially adverse effect on the Swap Provider without the Swap Provider's consent, which consent shall not be unreasonably withheld.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the
Swap Provider, the Yield Maintenance Agreement Provider and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02     RECORDATION OF AGREEMENT; COUNTERPARTS.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the
Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the
Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the
Certificateholders or is required by law.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03     GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND
TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES
THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

         Section 11.04     INTENTION OF PARTIES.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the
Sellers to the Depositor, and by the Depositor to the Trustee be, and be
construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the
Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sellers or the
Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase
Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the
Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Sellers to the
Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Sellers or the Depositor, as applicable, for the benefit of the Certificateholders of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Section 11.05     NOTICES.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a
Responsible Officer of the Trustee has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.19 and 10.01; and

                  (v) The final payment to Certificateholders.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison
Avenue, New York, New York 10179, Attention: Chief Counsel, and with respect to
Regulation AB notifications to the Depositor at regabnotifications@bear.com;
(ii) in the case of the Sponsor or the Master Servicer, EMC Mortgage
Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038, Attention: Ralene
Ruyle or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto, (iv) in the case of the Swap Provider and the Yield Maintenance Agreement Provider, 9 West 57th Street, 35th Floor, New
York, NY 10019 and (v) in the case of the Rating Agencies, (x) Moody's Investors
Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home
Equity Monitoring and (y) Standard & Poor's, 55 Water Street, 41st Floor, New
York, New York 10041, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06     SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07     ASSIGNMENT.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the
Master Servicer, the Sponsor (on its own behalf as a Seller and on behalf of
Master Funding) or the Depositor.

         Section 11.08     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust
Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the
Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the
Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.09     INSPECTION AND AUDIT RIGHTS.

         The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master
Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor and the
Trustee and to discuss its affairs, finances and accounts relating to such
Mortgage Loans with its officers, employees and independent public accountants
(and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection, subject to such party's right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 9.05 hereof.

         Section 11.10     CERTIFICATES NONASSESSABLE AND FULLY PAID.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         Section 11.11     THIRD PARTY RIGHTS.

         The Swap Provider and the Derivative Administrator shall be third-party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall have the right to enforce the provisions of this Agreement.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Sponsor and
the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        BEAR STEARNS ASSET BACKED
                                        SECURITIES I LLC,
                                        as Depositor

                                        By: /s/ Mary P. Haggerty
                                            ------------------------
                                        Name:    Mary P. Haggerty
                                        Title:   Vice President

                                        EMC MORTGAGE CORPORATION,
                                        as Sponsor and as Master Servicer

                                        By: /s/ Sue Stepanek
                                            ------------------------
                                        Name:   Sue Stepanek
                                        Title:  Executive Vice President

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:  /s/ Susan L. Feld
                                            ------------------------
                                        Name:   Susan L. Feld
                                        Title:  Assistant Vice President

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

         On this 28th day of February, 2006, before me, a notary public in and for said State, appeared Mary Haggerty, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset
Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  /s/  Michelle Sterling
                                                  ------------------------------
                                                  Notary Public
[Notarial Seal]

STATE OF TEXAS    )
                  ) ss.:
COUNTY OF DALLAS  )

         On this 28th day of February, 2006, before me, a notary public in and for said State, appeared Sue Stepanek, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage
Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  /s/ Mickie S. Gilmore
                                                  ------------------------------
                                                  Notary Public
[Notarial Seal]

STATE OF ILLINOIS )
                  ) ss.:
COUNTY OF COOK    )

         On this 28th day of February, 2006, before me, a notary public in and for said State, appeared Susan L. Feld, personally known to me on the basis of satisfactory evidence to be an authorized representative of LaSalle Bank
National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  /s/ A. C. Hellyer
                                                  ------------------------------
                                                  Notary Public
[Notarial Seal]

EXHIBIT A-1

Form of Class A Certificates

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(h) OF THE POOLING AND SERVICING AGREEMENT.

Certificate No. 1	Adjustable Rate

Class A-[1][2][3][4] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: March 27, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [_____]

Last Scheduled Distribution Date: [__________, __]

ASSET-BACKED CERTIFICATE

SERIES 2006-EC2

evidencing a fractional undivided interest in the distributions allocable to the Class A-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end, first lien, one- to four-family fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end first lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences

(collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as sponsor (the “Sponsor”) and as Master Servicer and LaSalle Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 6.02(h) of the Pooling and Servicing Agreement.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and the Policy for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _________, ____	LASALLE BANK NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

Form of Class M Certificates

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [,] [AND] [CLASS M-3 CERTIFICATES] [,] [AND] [CLASS M-4 CERTIFICATES] [,] [AND] [CLASS M-5 CERTIFICATES] [,] [AND] [CLASS M-6 CERTIFICATES] [,] [AND] [CLASS M-7 CERTIFICATES] [,] [AND] [CLASS M-8] [AND] [CLASS M-9 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

[For Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9] EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(h) OF THE POOLING AND SERVICING AGREEMENT.

[For Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[For Class M-10] [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

[For Class M-10] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS AN OPINION SPECIFIED IN SECTION 6.02 OF THE AGREEMENT IS PROVIDED.

Certificate No.1	Adjustable Rate

Class M-[1][2][3][4][5][6][7][8][9][10] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: March 27, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [_____]

Last Scheduled Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-EC2

evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3][4][5][6][7][8][9][10] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first lien, one- to four-family fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ____________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end first lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as sponsor (the “Sponsor”) and as Master Servicer and LaSalle Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9] Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

[For Class M-10] [Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution date so long as this Certificate remains in non book-entry form (and otherwise, the close of business on the Business Day immediately preceding such Distribution Date) an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.]

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto

[For Class M-10] [No transfer of this Class M-10 Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 6.02 of the Agreement. In the event that such transfer is to be made the Trustee shall register such transfer if, (i) made to a transferee who has provided the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are not sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of this Certificate as shall be set forth in such Opinion of Counsel.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the

Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

[For Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9] Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 6.02(h) of the Pooling and Servicing Agreement.

[For Class M-10] [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless an opinion specified in section 6.02 of the Agreement is provided. This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.]

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 6.02(h) of the Pooling and Servicing Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the

Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _________, ____	LASALLE BANK NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3][4][5][6][7][8][9][10] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

Form of Class P Certificate

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No.1	Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100.00

First Distribution Date: March 27, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100.00

Master Servicer: EMC Mortgage Corporation	CUSIP: [_____]

Last Scheduled Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-EC2

evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ___________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed and adjustable interest rate, conventional, closed-end mortgage loans that are secured by first liens on one- to four-family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC (“Master Funding LLC”, and together with EMC, the “Sellers”) to BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as sponsor (the “Sponsor”) and as Master Servicer and LaSalle Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Sellers and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class P Certificate will be made unless the Trustee shall have received either (i) the opinion of counsel set forth in Section 6.02(h) of the Agreement or (ii) a representation letter under Section 6.02 of the Agreement, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _________, ____	LASALLE BANK NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class P Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

Form of Class CE Certificates

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND

HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. [_]	Percentage Interest: 100%

Class CE	Adjustable Rate

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: March 27, 2006	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [_____]

Last Scheduled Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-EC2

evidencing a fractional undivided interest in the distributions allocable to the Class CE Certificates with respect to a Trust Fund consisting primarily of a pool of fixed and adjustable interest rate, conventional, closed-end mortgage loans that are secured by first liens on one- to four-family residences sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that __________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed and adjustable interest rate, conventional, closed-end mortgage loans that are secured by first liens on one- to four-family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC (“Master Funding LLC”, and together with EMC, the “Sellers”) to BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as sponsor (the “Sponsor”) and as Master Servicer and LaSalle Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Sellers and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class CE Certificate will be made unless the Trustee shall have received either (i) the opinion of counsel set forth in Section 6.02(h) of the Agreement or (ii) a representation letter under Section 6.02 of the Agreement, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _________, ____	LASALLE BANK NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

Form of Class R Certificates

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER

SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) SUCH TRANSFEREE IS A UNITED STATES PERSON UNDER SECTION 7701 OF THE CODE, (3) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (4) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

Class [R-1][R-2][R-3][RX]	Percentage Interest: 100%

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006

First Distribution Date: March 27, 2006

Master Servicer: EMC Mortgage Corporation	CUSIP: [_____]

Last Scheduled Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-EC2

evidencing a fractional undivided interest in the distributions allocable to the Class [R-1][ R-2][ R-3][RX] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end first lien one- to four-family fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end first lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and

Master Funding LLC to BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as sponsor (the “Sponsor”) and as Master Servicer and LaSalle Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Class [R-1][ R-2][R-3][RX] Certificate will be made unless the Trustee shall have received either (i) the opinion of counsel set forth in Section 6.02(h) of the Agreement or (ii) a representation letter under Section 6.02 of the Agreement, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the

Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _________, ____	LASALLE BANK NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [R-1][R-2][R-3][RX] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

LOAN_SEQ                  LOAN_ID                  EMC_LOAN_NO                     CURRENT_                         SERV_FEE
                                                                                  GROSS_COUPON
-----------------------------------------------------------------------------------------------------------------------------------
        15914249               5000024948                       14538854                           7.9400                   0.5000
        15914248               5000024693                       14538847                           8.4650                   0.5000
        15914247               5000024581                       14538839                           7.5680                   0.5000
        15914246               5000024465                       14538821                           6.9900                   0.5000
        15914245               5000024453                       14538813                           9.7900                   0.5000
        15914244               5000024405                       14538805                           6.8000                   0.5000
        15914243               5000024387                       14538797                           7.5500                   0.5000
        15914241               5000024325                       14538789                           8.7500                   0.5000
        15914240               5000024316                       14538771                           9.5500                   0.5000
        15914239               5000024221                       14538763                           6.8500                   0.5000
        15914238               5000024179                       14538755                           9.4400                   0.5000
        15914237               5000024151                       14538748                           7.7400                   0.5000
        15914236               5000024137                       14538730                           6.5000                   0.5000
        15914235               5000024126                       14538722                           7.7000                   0.5000
        15914234               5000024008                       14538714                           6.9900                   0.5000
        15914233               5000023993                       14538706                          10.5500                   0.5000
        15914232               5000023962                       14538698                           8.9000                   0.5000
        15914231               5000023925                       14538680                           9.3000                   0.5000
        15914229               5000023923                       14538672                           8.5000                   0.5000
        15914228               5000023780                       14538664                          10.0400                   0.5000
        15914227               5000023759                       14538656                           7.7400                   0.5000
        15914226               5000023718                       14538649                           6.9500                   0.5000
        15914225               5000023642                       14538631                           7.8500                   0.5000
        15914224               5000023636                       14538623                           6.8000                   0.5000
        15914223               5000023609                       14538615                           8.6000                   0.5000
        15914220               5000023492                       14538607                           7.0900                   0.5000
        15914219               5000023471                       14538599                           8.0900                   0.5000
        15914218               5000023427                       14538581                           6.7400                   0.5000
        15914217               5000023345                       14538573                           6.8000                   0.5000
        15914216               5000023337                       14538565                           6.9990                   0.5000
        15914215               5000023330                       14538557                           8.6000                   0.5000
        15914214               5000023317                       14538540                           7.2400                   0.5000
        15914213               5000023303                       14538532                           8.7900                   0.5000
        15914212               5000023298                       14538524                           7.2000                   0.5000
        15914211               5000023279                       14538516                           6.4900                   0.5000
        15914210               5000023210                       14538508                           9.5500                   0.5000
        15914209               5000023127                       14538490                           7.3130                   0.5000
        15914208               5000023110                       14538482                           7.7450                   0.5000
        15914207               5000023084                       14538474                           6.8500                   0.5000
        15914206               5000023064                       14538466                           7.5000                   0.5000
        15914204               5000023019                       14538458                           8.4400                   0.5000
        15914203               5000022971                       14538441                           5.9900                   0.5000
        15914202               5000022961                       14538433                           7.4400                   0.5000
        15914201               5000022945                       14538425                           9.7000                   0.5000
        15914200               5000022829                       14538417                           6.9500                   0.5000
        15914199               5000022756                       14538409                           7.6000                   0.5000
        15914198               5000022682                       14538391                           7.7500                   0.5000
        15914197               5000022665                       14538383                           8.7900                   0.5000
        15914196               5000022649                       14538375                          10.4500                   0.5000
        15914195               5000022621                       14538367                           6.9900                   0.5000
        15914194               5000022571                       14538359                           8.3400                   0.5000
        15914193               5000022516                       14538342                           8.2400                   0.5000
        15914192               5000022484                       14538334                          10.5400                   0.5000
        15914191               5000022381                       14538326                           8.9900                   0.5000
        15914190               5000022371                       14538318                           8.6300                   0.5000
        15914187               5000022140                       14538300                           6.9630                   0.5000
        15914186               5000021995                       14538292                           7.0900                   0.5000
        15914185               5000021868                       14538284                           8.8400                   0.5000
        15914182               5000021789                       14538276                           7.8900                   0.5000
        15914181               5000021755                       14538268                           8.4400                   0.5000
        15914180               5000021690                       14538250                           7.3000                   0.5000
        15914179               5000021642                       14538243                          10.8900                   0.5000
        15914177               5000021532                       14538235                           7.0000                   0.5000
        15914176               5000021514                       14538227                           8.1500                   0.5000
        15914175               5000021490                       14538219                           7.4400                   0.5000
        15914174               5000021470                       14538201                           9.1400                   0.5000
        15914173               5000021440                       14538193                           9.7500                   0.5000
        15914172               5000021353                       14538185                           8.7000                   0.5000
        15914171               5000021179                       14538177                           7.2000                   0.5000
        15914170               5000021132                       14538169                           7.2900                   0.5000
        15914169               5000021045                       14538151                           5.9900                   0.5000
        15914166               5000020913                       14538144                           6.9400                   0.5000
        15914164               5000020765                       14538136                           8.9900                   0.5000
        15914163               5000020718                       14538128                           7.7500                   0.5000
        15914162               5000020710                       14538110                           9.4500                   0.5000
        15914161               5000020685                       14538102                           6.3900                   0.5000
        15914160               5000020565                       14538094                           9.4000                   0.5000
        15914159               5000020507                       14538086                           8.5930                   0.5000
        15914157               5000020476                       14538078                           7.7500                   0.5000
        15914154               5000020001                       14538060                           8.4900                   0.5000
        15914153               5000019834                       14538052                           9.0900                   0.5000
        15914152               5000019783                       14538045                           7.4400                   0.5000
        15914150               5000019499                       14538037                           8.3900                   0.5000
        15914149               5000019477                       14538029                           6.9000                   0.5000
        15914148               5000019405                       14538011                           8.1500                   0.5000
        15914147               5000019392                       14538003                           7.8300                   0.5000
        15914145               5000019235                       14537997                           6.2900                   0.5000
        15914144               5000019097                       14537989                           8.4500                   0.5000
        15914142               5000018937                       14537971                           8.3030                   0.5000
        15914141               5000018900                       14537963                           7.3000                   0.5000
        15914140               5000018663                       14537955                          10.2400                   0.5000
        15914139               5000018289                       14537948                           7.1130                   0.5000
        15914138               5000018070                       14537930                           7.9800                   0.5000
        15914134               5000016834                       14537922                           8.3900                   0.5000
        15914131               5000016066                       14537914                          11.5000                   0.5000
        15914130               5000015829                       14537906                           8.6900                   0.5000
        15914129               5000015733                       14537898                           9.1000                   0.5000
        15914125               5000014686                       14537880                           7.6400                   0.5000
        15914124               5000014492                       14537872                           5.9900                   0.5000
        15914123               5000014437                       14537864                           7.6400                   0.5000
        15914117               5000012795                       14537849                           6.0500                   0.5000
        15914116               5000012779                       14537831                           7.5900                   0.5000
        15914114               5000012571                       14537823                           6.7200                   0.5000
        15914112               5000012337                       14537815                           6.5000                   0.5000
        15914108               5000011705                       14537807                           6.5900                   0.5000
        15914107               5000011592                       14537799                           8.4400                   0.5000
        15914106               5000011478                       14537781                           8.7000                   0.5000
        15914101                   306987                       14537773                           7.8400                   0.5000
        15914100                   306870                       14537765                           6.4900                   0.5000
        15914099                   306729                       14537757                           6.9900                   0.5000
        15914098                   306722                       14537740                           8.2000                   0.5000
        15914097                   306635                       14537732                           7.8900                   0.5000
        15914096                   306410                       14537724                           7.6900                   0.5000
        15914095                   306356                       14537716                           6.6900                   0.5000
        15914093                   306236                       14537708                           8.1500                   0.5000
        15914092                   306091                       14537690                           8.1500                   0.5000
        15914091                   306083                       14537682                           7.9000                   0.5000
        15914090                   306040                       14537674                           7.7900                   0.5000
        15914089                   305936                       14537666                           6.4500                   0.5000
        15914088                   305868                       14537658                           7.4900                   0.5000
        15914087                   305848                       14537641                           9.8500                   0.5000
        15914086                   305818                       14537633                           7.5750                   0.5000
        15914085                   305817                       14537625                           7.7650                   0.5000
        15914083                   305583                       14537617                           7.7900                   0.5000
        15914082                   305544                       14537609                           6.5500                   0.5000
        15914081                   305479                       14537591                           7.5000                   0.5000
        15914080                   305453                       14537583                           9.7150                   0.5000
        15914078                   305427                       14537575                           7.9500                   0.5000
        15914077                   305388                       14537567                          10.4400                   0.5000
        15914076                   305261                       14537559                           7.9500                   0.5000
        15914075                   305234                       14537542                           9.8000                   0.5000
        15914074                   305199                       14537534                           7.9900                   0.5000
        15914073                   305181                       14537526                           6.8400                   0.5000
        15914072                   305114                       14537518                           9.6000                   0.5000
        15914071                   305098                       14537500                           7.9000                   0.5000
        15914069                   305023                       14537492                           8.9500                   0.5000
        15914068                   304995                       14537484                           6.6900                   0.5000
        15914067                   304956                       14537476                           9.4400                   0.5000
        15914066                   304953                       14537468                           6.7900                   0.5000
        15914065                   304952                       14537450                           9.2630                   0.5000
        15914064                   304928                       14537443                           9.2000                   0.5000
        15914063                   304826                       14537435                           7.5000                   0.5000
        15914062                   304818                       14537427                           6.9400                   0.5000
        15914061                   304792                       14537419                           6.5400                   0.5000
        15914060                   304725                       14537401                           7.8500                   0.5000
        15914059                   304723                       14537393                           9.8000                   0.5000
        15914058                   304708                       14537385                          10.2000                   0.5000
        15914057                   304683                       14537377                           7.6900                   0.5000
        15914056                   304658                       14537369                           9.9900                   0.5000
        15914055                   304647                       14537351                           7.4900                   0.5000
        15914054                   304645                       14537344                           8.3400                   0.5000
        15914053                   304598                       14537336                           8.2000                   0.5000
        15914052                   304539                       14537328                           6.7000                   0.5000
        15914051                   304513                       14537310                           6.2500                   0.5000
        15914050                   304497                       14537302                           8.1900                   0.5000
        15914049                   304491                       14537294                           6.4900                   0.5000
        15914048                   304425                       14537286                           8.4900                   0.5000
        15914047                   304414                       14537278                           7.8000                   0.5000
        15914045                   304362                       14537252                           8.5900                   0.5000
        15914044                   304356                       14537245                           7.5900                   0.5000
        15914043                   304327                       14537237                           8.1500                   0.5000
        15914042                   304313                       14537229                           9.6900                   0.5000
        15914041                   304301                       14537211                           8.5500                   0.5000
        15914040                   304299                       14537203                           9.4400                   0.5000
        15914039                   304294                       14537195                          10.0900                   0.5000
        15914038                   304272                       14537187                           7.7500                   0.5000
        15914037                   304266                       14537179                           8.2500                   0.5000
        15914036                   304245                       14537161                           6.2500                   0.5000
        15914035                   304184                       14537153                           7.9900                   0.5000
        15914033                   304157                       14537146                           7.8000                   0.5000
        15914032                   304143                       14537138                           6.8400                   0.5000
        15914031                   304129                       14537120                          10.4000                   0.5000
        15914030                   304072                       14537112                           6.6250                   0.5000
        15914029                   304061                       14537104                           8.6900                   0.5000
        15914028                   304052                       14537096                           8.6500                   0.5000
        15914027                   304051                       14537088                           8.0500                   0.5000
        15914026                   304043                       14537070                           9.3500                   0.5000
        15914025                   304015                       14537062                           7.4400                   0.5000
        15914024                   304000                       14537054                           7.6900                   0.5000
        15914023                   303953                       14537047                           5.9500                   0.5000
        15914022                   303916                       14537039                           8.7900                   0.5000
        15914021                   303915                       14537021                           8.4000                   0.5000
        15914020                   303908                       14537013                           8.7500                   0.5000
        15914019                   303904                       14537005                           8.4900                   0.5000
        15914018                   303895                       14536999                           8.1500                   0.5000
        15914017                   303876                       14536981                           6.9900                   0.5000
        15914016                   303837                       14536973                          10.4400                   0.5000
        15914015                   303814                       14536965                           9.0000                   0.5000
        15914014                   303807                       14536957                           9.0400                   0.5000
        15914013                   303795                       14536940                           8.3900                   0.5000
        15914012                   303783                       14536932                           8.9000                   0.5000
        15914011                   303766                       14536924                           7.3400                   0.5000
        15914010                   303763                       14536916                           7.5500                   0.5000
        15914009                   303758                       14536908                           6.9400                   0.5000
        15914008                   303753                       14536890                           7.7900                   0.5000
        15914007                   303746                       14536882                           7.8400                   0.5000
        15914006                   303713                       14536874                           6.9900                   0.5000
        15914005                   303686                       14536866                           8.9900                   0.5000
        15914004                   303685                       14536858                           8.3500                   0.5000
        15914003                   303673                       14536841                           7.0500                   0.5000
        15914002                   303662                       14536833                           7.7900                   0.5000
        15914001                   303648                       14536825                           7.9250                   0.5000
        15914000                   303631                       14536817                           9.0000                   0.5000
        15913999                   303590                       14536809                           7.0000                   0.5000
        15913998                   303583                       14536791                           9.9400                   0.5000
        15913997                   303574                       14536783                           6.9900                   0.5000
        15913995                   303556                       14536775                           7.8900                   0.5000
        15913994                   303505                       14536767                           8.2500                   0.5000
        15913993                   303500                       14536759                          10.8500                   0.5000
        15913992                   303446                       14536742                           9.5500                   0.5000
        15913990                   303422                       14536734                           7.4000                   0.5000
        15913989                   303421                       14536726                           8.8500                   0.5000
        15913987                   303397                       14536718                           7.2900                   0.5000
        15913985                   303363                       14536700                           7.9900                   0.5000
        15913984                   303357                       14536692                           7.4500                   0.5000
        15913983                   303351                       14536684                           7.7500                   0.5000
        15913982                   303299                       14536676                           7.2900                   0.5000
        15913981                   303260                       14536668                           7.2400                   0.5000
        15913980                   303255                       14536650                           8.4400                   0.5000
        15913979                   303223                       14536643                           8.9900                   0.5000
        15913978                   303213                       14536635                           7.1000                   0.5000
        15913977                   303212                       14536627                           7.8900                   0.5000
        15913976                   303168                       14536619                           7.5000                   0.5000
        15913974                   303157                       14536601                           8.2500                   0.5000
        15913972                   303120                       14536593                           8.7500                   0.5000
        15913971                   303116                       14536585                           8.2500                   0.5000
        15913970                   303094                       14536577                           6.6900                   0.5000
        15913969                   303071                       14536569                           7.7500                   0.5000
        15913968                   303059                       14536551                           8.5000                   0.5000
        15913967                   303042                       14536544                           8.0000                   0.5000
        15913966                   302973                       14536536                           5.5900                   0.5000
        15913965                   302971                       14536528                           9.5000                   0.5000
        15913964                   302936                       14536510                           8.2400                   0.5000
        15913963                   302900                       14536502                           7.7900                   0.5000
        15913961                   302893                       14536494                           7.9900                   0.5000
        15913959                   302878                       14536486                           8.8000                   0.5000
        15913958                   302858                       14536478                           5.9400                   0.5000
        15913957                   302847                       14536460                           8.5900                   0.5000
        15913955                   302826                       14536445                           8.5900                   0.5000
        15913954                   302801                       14536437                           7.9900                   0.5000
        15913953                   302765                       14536429                           6.7000                   0.5000
        15913950                   302729                       14536411                           6.9900                   0.5000
        15913949                   302710                       14536403                           6.8500                   0.5000
        15913948                   302700                       14536395                           6.7500                   0.5000
        15913947                   302698                       14536387                           8.1000                   0.5000
        15913946                   302692                       14536379                           7.9900                   0.5000
        15913945                   302683                       14536361                           7.9900                   0.5000
        15913944                   302682                       14536353                           7.9400                   0.5000
        15913943                   302662                       14536346                           8.9900                   0.5000
        15913942                   302654                       14536338                           8.5900                   0.5000
        15913941                   302648                       14536320                           7.5900                   0.5000
        15913940                   302630                       14536312                           7.9650                   0.5000
        15913939                   302599                       14536304                           6.9900                   0.5000
        15913938                   302584                       14536296                           8.9900                   0.5000
        15913937                   302580                       14536288                           8.7000                   0.5000
        15913936                   302575                       14536270                           6.5400                   0.5000
        15913935                   302562                       14536262                           7.2000                   0.5000
        15913934                   302548                       14536254                           9.2000                   0.5000
        15913933                   302536                       14536247                           9.2500                   0.5000
        15913932                   302535                       14536239                           7.9400                   0.5000
        15913931                   302494                       14536221                           9.2500                   0.5000
        15913929                   302451                       14536213                           6.4500                   0.5000
        15913927                   302439                       14536205                           9.6400                   0.5000
        15913926                   302402                       14536197                           7.2500                   0.5000
        15913925                   302399                       14536189                           8.6000                   0.5000
        15913924                   302385                       14536171                           9.3000                   0.5000
        15913923                   302366                       14536163                           8.4900                   0.5000
        15913922                   302331                       14536155                           6.6500                   0.5000
        15913921                   302293                       14536148                           8.8000                   0.5000
        15913920                   302288                       14536130                           7.3500                   0.5000
        15913919                   302285                       14536122                           8.5000                   0.5000
        15913918                   302282                       14536114                           8.4900                   0.5000
        15913916                   302258                       14536106                           8.5000                   0.5000
        15913915                   302245                       14536098                           7.9400                   0.5000
        15913913                   302218                       14536080                           7.9900                   0.5000
        15913912                   302212                       14536072                           6.8750                   0.5000
        15913911                   302208                       14536064                           8.9900                   0.5000
        15913910                   302207                       14536056                           7.3250                   0.5000
        15913909                   302199                       14536049                           8.8500                   0.5000
        15913908                   302198                       14536031                           7.3500                   0.5000
        15913907                   302152                       14536023                           8.0400                   0.5000
        15913906                   302142                       14536015                           7.6900                   0.5000
        15913905                   302136                       14536007                           8.9900                   0.5000
        15913904                   302122                       14535991                           8.2000                   0.5000
        15913903                   302119                       14535983                           7.1400                   0.5000
        15913902                   302113                       14535975                           8.9900                   0.5000
        15913901                   302110                       14535967                           7.9900                   0.5000
        15913900                   302096                       14535959                           6.8000                   0.5000
        15913899                   302059                       14535942                           8.2500                   0.5000
        15913898                   302056                       14535934                           9.4500                   0.5000
        15913897                   302053                       14535926                           6.7500                   0.5000
        15913896                   302040                       14535918                           8.8500                   0.5000
        15913895                   302031                       14535900                           8.9900                   0.5000
        15913894                   302026                       14535892                           6.0500                   0.5000
        15913892                   302007                       14535884                           8.9900                   0.5000
        15913891                   301992                       14535876                           7.5500                   0.5000
        15913890                   301987                       14535868                           7.3500                   0.5000
        15913888                   301955                       14535850                           8.9900                   0.5000
        15913887                   301929                       14535843                           8.5000                   0.5000
        15913886                   301912                       14535835                           8.5000                   0.5000
        15913885                   301910                       14535827                           7.8900                   0.5000
        15913884                   301907                       14535819                           8.5250                   0.5000
        15913883                   301899                       14535801                           7.9500                   0.5000
        15913882                   301854                       14535793                           9.3000                   0.5000
        15913880                   301840                       14535785                          10.6000                   0.5000
        15913879                   301834                       14535777                           8.1500                   0.5000
        15913878                   301807                       14535769                           6.8900                   0.5000
        15913877                   301806                       14535751                           7.2900                   0.5000
        15913876                   301792                       14535744                           7.8000                   0.5000
        15913875                   301775                       14535736                           6.0000                   0.5000
        15913874                   301750                       14535728                           6.8900                   0.5000
        15913873                   301746                       14535710                           6.8000                   0.5000
        15913872                   301705                       14535702                           7.4400                   0.5000
        15913871                   301698                       14535694                           9.4900                   0.5000
        15913869                   301693                       14535686                           8.3500                   0.5000
        15913868                   301691                       14535678                           7.5000                   0.5000
        15913867                   301680                       14535660                           8.2500                   0.5000
        15913866                   301677                       14535652                           7.6400                   0.5000
        15913865                   301674                       14535645                           7.5000                   0.5000
        15913864                   301657                       14535637                           7.8900                   0.5000
        15913863                   301635                       14535629                           7.9900                   0.5000
        15913862                   301630                       14535611                           6.3400                   0.5000
        15913861                   301615                       14535603                           9.1400                   0.5000
        15913860                   301605                       14535595                          10.7500                   0.5000
        15913859                   301594                       14535587                           9.1900                   0.5000
        15913858                   301593                       14535579                           6.9500                   0.5000
        15913857                   301592                       14535561                           5.6900                   0.5000
        15913855                   301562                       14535553                           8.4000                   0.5000
        15913853                   301536                       14535546                           7.9500                   0.5000
        15913852                   301532                       14535538                           7.5400                   0.5000
        15913851                   301506                       14535520                           7.2900                   0.5000
        15913850                   301503                       14535512                           8.6500                   0.5000
        15913849                   301500                       14535504                           8.0500                   0.5000
        15913848                   301497                       14535496                           8.3900                   0.5000
        15913847                   301467                       14535488                           8.1600                   0.5000
        15913846                   301463                       14535470                           6.3500                   0.5000
        15913845                   301418                       14535462                           7.9900                   0.5000
        15913844                   301399                       14535454                           7.9900                   0.5000
        15913843                   301378                       14535447                           8.9400                   0.5000
        15913842                   301362                       14535439                           8.1400                   0.5000
        15913841                   301359                       14535421                           6.5400                   0.5000
        15913840                   301354                       14535413                           9.8400                   0.5000
        15913839                   301352                       14535405                           6.9000                   0.5000
        15913838                   301344                       14535397                           9.7000                   0.5000
        15913837                   301338                       14535389                           6.9000                   0.5000
        15913836                   301332                       14535371                           7.9900                   0.5000
        15913834                   301276                       14535363                           7.6500                   0.5000
        15913833                   301268                       14535355                           6.7000                   0.5000
        15913832                   301260                       14535348                           7.8500                   0.5000
        15913831                   301257                       14535330                           6.7400                   0.5000
        15913830                   301253                       14535322                           9.7900                   0.5000
        15913829                   301242                       14535314                           7.9400                   0.5000
        15913828                   301225                       14535306                           8.1000                   0.5000
        15913827                   301222                       14535298                           8.5900                   0.5000
        15913826                   301176                       14535280                           7.8500                   0.5000
        15913825                   301145                       14535272                           6.5000                   0.5000
        15913824                   301135                       14535264                           6.8500                   0.5000
        15913823                   301134                       14535256                           7.6000                   0.5000
        15913822                   301132                       14535249                           7.3000                   0.5000
        15913821                   301112                       14535231                           8.9000                   0.5000
        15913820                   301107                       14535223                           9.0000                   0.5000
        15913819                   301087                       14535215                           7.6500                   0.5000
        15913818                   301065                       14535207                           8.5000                   0.5000
        15913816                   301047                       14535199                           7.8900                   0.5000
        15913814                   301011                       14535181                           6.4900                   0.5000
        15913813                   301006                       14535173                           8.5000                   0.5000
        15913812                   300979                       14535165                           7.1750                   0.5000
        15913811                   300934                       14535157                           9.1500                   0.5000
        15913810                   300930                       14535140                           8.6400                   0.5000
        15913809                   300926                       14535132                           9.9500                   0.5000
        15913807                   300898                       14535124                           6.7500                   0.5000
        15913806                   300870                       14535116                           6.9400                   0.5000
        15913805                   300863                       14535108                           8.2000                   0.5000
        15913804                   300854                       14535090                           6.4900                   0.5000
        15913803                   300842                       14535082                           6.7400                   0.5000
        15913802                   300808                       14535074                           7.6500                   0.5000
        15913801                   300805                       14535066                           8.2400                   0.5000
        15913800                   300803                       14535058                           8.0000                   0.5000
        15913799                   300801                       14535041                           9.2000                   0.5000
        15913798                   300791                       14535033                           7.7900                   0.5000
        15913797                   300775                       14535025                           8.2400                   0.5000
        15913796                   300751                       14535017                           8.0500                   0.5000
        15913795                   300748                       14535009                           8.6500                   0.5000
        15913794                   300744                       14534994                           7.6400                   0.5000
        15913793                   300695                       14534986                           8.6900                   0.5000
        15913791                   300682                       14534978                           9.5900                   0.5000
        15913790                   300676                       14534960                           6.9500                   0.5000
        15913789                   300671                       14534952                           7.5900                   0.5000
        15913788                   300645                       14534945                           7.3000                   0.5000
        15913787                   300617                       14534937                           7.9900                   0.5000
        15913786                   300616                       14534929                           7.6150                   0.5000
        15913785                   300615                       14534911                           8.2400                   0.5000
        15913784                   300605                       14534903                           7.7400                   0.5000
        15913783                   300603                       14534895                           7.7500                   0.5000
        15913782                   300597                       14534887                           9.5000                   0.5000
        15913781                   300553                       14534879                           7.4900                   0.5000
        15913780                   300520                       14534861                           6.9400                   0.5000
        15913779                   300515                       14534853                           7.9900                   0.5000
        15913778                   300502                       14534846                           8.3150                   0.5000
        15913777                   300492                       14534838                           6.1400                   0.5000
        15913776                   300479                       14534820                           9.2000                   0.5000
        15913775                   300425                       14534812                           8.6500                   0.5000
        15913773                   300405                       14534804                           8.1900                   0.5000
        15913772                   300402                       14534796                           8.5000                   0.5000
        15913771                   300357                       14534788                           6.8900                   0.5000
        15913770                   300353                       14534770                           8.3900                   0.5000
        15913769                   300350                       14534762                           7.8400                   0.5000
        15913768                   300349                       14534754                           8.4400                   0.5000
        15913767                   300326                       14534747                           8.1900                   0.5000
        15913766                   300304                       14534739                           6.9900                   0.5000
        15913765                   300298                       14534721                           8.6400                   0.5000
        15913764                   300286                       14534713                           7.9000                   0.5000
        15913763                   300283                       14534705                           6.7900                   0.5000
        15913762                   300278                       14534697                           8.7900                   0.5000
        15913761                   300258                       14534689                           7.1400                   0.5000
        15913760                   300252                       14534671                           9.6900                   0.5000
        15913758                   300246                       14534663                           8.5000                   0.5000
        15913757                   300238                       14534655                           8.4400                   0.5000
        15913756                   300227                       14534648                           9.2500                   0.5000
        15913755                   300226                       14534630                           8.1500                   0.5000
        15913754                   300211                       14534622                           8.2500                   0.5000
        15913753                   300203                       14534614                           6.5900                   0.5000
        15913752                   300200                       14534606                           6.9500                   0.5000
        15913751                   300197                       14534598                           7.2900                   0.5000
        15913750                   300189                       14534580                           6.8400                   0.5000
        15913749                   300179                       14534572                           6.9400                   0.5000
        15913748                   300109                       14534564                           9.1400                   0.5000
        15913747                   300094                       14534556                           8.4500                   0.5000
        15913745                   300086                       14534549                           7.3500                   0.5000
        15913744                   300082                       14534531                           9.9900                   0.5000
        15913741                   300062                       14534523                           6.7000                   0.5000
        15913740                   300058                       14534515                           7.8900                   0.5000
        15913737                   299982                       14534499                           9.5500                   0.5000
        15913736                   299941                       14534481                           6.9900                   0.5000
        15913735                   299933                       14534473                           7.6000                   0.5000
        15913734                   299920                       14534465                           7.1000                   0.5000
        15913733                   299865                       14534457                           6.3400                   0.5000
        15913732                   299860                       14534440                           7.6000                   0.5000
        15913731                   299847                       14534432                           7.7500                   0.5000
        15913730                   299806                       14534424                           9.4500                   0.5000
        15913728                   299800                       14534416                           9.2500                   0.5000
        15913727                   299776                       14534408                           6.7000                   0.5000
        15913725                   299752                       14534390                           8.9000                   0.5000
        15913724                   299739                       14534382                           9.4500                   0.5000
        15913723                   299737                       14534374                           9.5400                   0.5000
        15913721                   299717                       14534366                           6.7400                   0.5000
        15913720                   299711                       14534358                           8.5900                   0.5000
        15913719                   299661                       14534341                           6.5900                   0.5000
        15913718                   299631                       14534333                           7.5000                   0.5000
        15913717                   299604                       14534325                           8.6000                   0.5000
        15913716                   299575                       14534317                           7.5000                   0.5000
        15913715                   299572                       14534309                           7.8500                   0.5000
        15913713                   299551                       14534291                           8.0000                   0.5000
        15913712                   299546                       14534283                           7.9900                   0.5000
        15913711                   299524                       14534275                           7.7400                   0.5000
        15913710                   299515                       14534267                           7.8400                   0.5000
        15913709                   299513                       14534259                           8.8000                   0.5000
        15913708                   299512                       14534242                           8.3900                   0.5000
        15913707                   299495                       14534234                           9.0500                   0.5000
        15913706                   299473                       14534226                           8.1000                   0.5000
        15913704                   299470                       14534218                           7.6400                   0.5000
        15913702                   299408                       14534192                           6.2000                   0.5000
        15913701                   299391                       14534184                           8.2500                   0.5000
        15913700                   299385                       14534176                           7.5400                   0.5000
        15913698                   299355                       14534168                           7.7400                   0.5000
        15913697                   299325                       14534150                           7.7400                   0.5000
        15913695                   299297                       14534143                           6.9900                   0.5000
        15913694                   299288                       14534135                           8.4500                   0.5000
        15913693                   299281                       14534127                           7.2500                   0.5000
        15913691                   299265                       14534119                          10.6000                   0.5000
        15913690                   299244                       14534101                           8.4000                   0.5000
        15913689                   299242                       14534093                           6.9500                   0.5000
        15913688                   299232                       14534085                           7.9000                   0.5000
        15913687                   299195                       14534077                           9.6400                   0.5000
        15913686                   299186                       14534069                           7.6900                   0.5000
        15913685                   299175                       14534051                           7.4900                   0.5000
        15913684                   299144                       14534044                           6.3500                   0.5000
        15913683                   299141                       14534036                           7.5000                   0.5000
        15913681                   299122                       14534028                           7.0000                   0.5000
        15913680                   299115                       14534010                           8.6000                   0.5000
        15913679                   299093                       14534002                           7.6000                   0.5000
        15913678                   299092                       14533996                          10.3000                   0.5000
        15913677                   299087                       14533988                           8.9000                   0.5000
        15913676                   299086                       14533970                           9.3500                   0.5000
        15913675                   299082                       14533962                           7.7000                   0.5000
        15913674                   299076                       14533954                           7.1900                   0.5000
        15913673                   299065                       14533947                           6.7900                   0.5000
        15913672                   299064                       14533939                           8.4400                   0.5000
        15913671                   299056                       14533921                           6.7900                   0.5000
        15913670                   299048                       14533913                           9.6500                   0.5000
        15913669                   299031                       14533905                           7.8900                   0.5000
        15913668                   299028                       14533897                           6.3500                   0.5000
        15913667                   298998                       14533889                           8.9900                   0.5000
        15913666                   298981                       14533871                           6.9900                   0.5000
        15913665                   298952                       14533863                           8.1000                   0.5000
        15913664                   298948                       14533855                           8.8100                   0.5000
        15913663                   298922                       14533848                           7.7400                   0.5000
        15913662                   298911                       14533830                           7.2500                   0.5000
        15913661                   298903                       14533822                           8.2900                   0.5000
        15913660                   298834                       14533814                           6.8000                   0.5000
        15913659                   298832                       14533806                           9.8500                   0.5000
        15913658                   298818                       14533798                           7.2400                   0.5000
        15913657                   298809                       14533780                           7.9900                   0.5000
        15913656                   298807                       14533772                           6.8500                   0.5000
        15913655                   298791                       14533764                           6.7900                   0.5000
        15913654                   298790                       14533756                           6.9000                   0.5000
        15913653                   298783                       14533749                           7.1000                   0.5000
        15913652                   298747                       14533731                           7.6400                   0.5000
        15913651                   298739                       14533723                           7.5000                   0.5000
        15913650                   298730                       14533715                           7.5900                   0.5000
        15913649                   298721                       14533707                           7.4750                   0.5000
        15913648                   298711                       14533699                           7.1900                   0.5000
        15913647                   298709                       14533681                           9.5500                   0.5000
        15913645                   298691                       14533665                           9.1400                   0.5000
        15913644                   298684                       14533657                           8.9500                   0.5000
        15913643                   298668                       14533640                           8.6900                   0.5000
        15913642                   298664                       14533632                           7.8900                   0.5000
        15913641                   298610                       14533624                           7.9900                   0.5000
        15913640                   298599                       14533616                           7.3000                   0.5000
        15913639                   298580                       14533608                           7.3000                   0.5000
        15913638                   298575                       14533590                           7.3400                   0.5000
        15913637                   298562                       14533582                           5.9900                   0.5000
        15913636                   298560                       14533574                           8.7500                   0.5000
        15913635                   298559                       14533566                           7.4500                   0.5000
        15913634                   298554                       14533558                           7.8400                   0.5000
        15913633                   298550                       14533541                           8.8400                   0.5000
        15913632                   298500                       14533533                           7.2500                   0.5000
        15913631                   298488                       14533525                           6.2000                   0.5000
        15913630                   298479                       14533517                           8.2500                   0.5000
        15913628                   298465                       14533509                           6.6000                   0.5000
        15913627                   298428                       14533491                           6.5000                   0.5000
        15913626                   298425                       14533483                           7.8000                   0.5000
        15913625                   298417                       14533475                           7.2400                   0.5000
        15913624                   298411                       14533467                           9.1000                   0.5000
        15913623                   298390                       14533459                           7.1900                   0.5000
        15913622                   298386                       14533442                           8.3500                   0.5000
        15913621                   298366                       14533434                           8.8900                   0.5000
        15913620                   298365                       14533426                           8.9000                   0.5000
        15913619                   298357                       14533418                           7.5000                   0.5000
        15913618                   298356                       14533400                           8.6500                   0.5000
        15913617                   298349                       14533392                           8.5000                   0.5000
        15913616                   298291                       14533384                           8.6400                   0.5000
        15913615                   298276                       14533376                           8.3000                   0.5000
        15913614                   298267                       14533368                           8.2500                   0.5000
        15913613                   298237                       14533350                           7.6500                   0.5000
        15913612                   298227                       14533343                           7.7250                   0.5000
        15913611                   298208                       14533335                           8.8900                   0.5000
        15913610                   298203                       14533327                           7.5500                   0.5000
        15913609                   298198                       14533319                           7.5400                   0.5000
        15913608                   298186                       14533301                           7.7500                   0.5000
        15913607                   298176                       14533293                           6.5500                   0.5000
        15913606                   298157                       14533285                           7.6900                   0.5000
        15913605                   298156                       14533277                           7.3400                   0.5000
        15913604                   298155                       14533269                           7.3500                   0.5000
        15913603                   298148                       14533251                           7.8900                   0.5000
        15913602                   298135                       14533244                           6.1000                   0.5000
        15913601                   298115                       14533236                           6.9900                   0.5000
        15913600                   298103                       14533228                           7.9900                   0.5000
        15913599                   298050                       14533210                           6.0100                   0.5000
        15913598                   298049                       14533202                           8.9900                   0.5000
        15913597                   298037                       14533194                           7.8150                   0.5000
        15913596                   298017                       14533186                           8.9280                   0.5000
        15913595                   298013                       14533178                           9.7650                   0.5000
        15913594                   298005                       14533160                           8.5500                   0.5000
        15913593                   297991                       14533152                           9.9000                   0.5000
        15913591                   297955                       14533145                           8.0900                   0.5000
        15913590                   297938                       14533137                           7.5400                   0.5000
        15913589                   297892                       14533129                           6.9400                   0.5000
        15913588                   297886                       14533111                           8.1500                   0.5000
        15913587                   297882                       14533103                           8.9900                   0.5000
        15913586                   297876                       14533095                           9.5000                   0.5000
        15913585                   297817                       14533087                           7.9400                   0.5000
        15913584                   297816                       14533079                           8.0900                   0.5000
        15913583                   297804                       14533061                           8.2500                   0.5000
        15913582                   297791                       14533053                           6.7500                   0.5000
        15913581                   297782                       14533046                           6.4500                   0.5000
        15913580                   297776                       14533038                           7.2500                   0.5000
        15913579                   297772                       14533020                           7.4400                   0.5000
        15913578                   297762                       14533012                           8.5500                   0.5000
        15913577                   297760                       14533004                           6.7000                   0.5000
        15913576                   297747                       14532998                           7.6500                   0.5000
        15913575                   297717                       14532980                           7.3000                   0.5000
        15913574                   297716                       14532972                           7.5000                   0.5000
        15913572                   297654                       14532964                           9.3500                   0.5000
        15913571                   297651                       14532956                           9.4900                   0.5000
        15913570                   297650                       14532949                           6.8900                   0.5000
        15913568                   297647                       14532931                           6.9500                   0.5000
        15913567                   297634                       14532923                           6.2900                   0.5000
        15913566                   297617                       14532915                           6.9500                   0.5000
        15913565                   297605                       14532907                           8.2400                   0.5000
        15913564                   297604                       14532899                           9.7500                   0.5000
        15913563                   297575                       14532881                           7.7900                   0.5000
        15913562                   297537                       14532873                           6.9900                   0.5000
        15913561                   297536                       14532865                           6.9500                   0.5000
        15913560                   297492                       14532857                           7.2500                   0.5000
        15913559                   297490                       14532840                           7.3500                   0.5000
        15913558                   297477                       14532832                           8.1500                   0.5000
        15913557                   297466                       14532824                          10.9900                   0.5000
        15913556                   297437                       14532816                           8.1900                   0.5000
        15913555                   297432                       14532808                           8.4900                   0.5000
        15913553                   297414                       14532790                           8.5400                   0.5000
        15913552                   297402                       14532782                          12.1500                   0.5000
        15913551                   297397                       14532774                           9.0000                   0.5000
        15913550                   297394                       14532766                           9.6900                   0.5000
        15913549                   297385                       14532758                           7.7000                   0.5000
        15913548                   297383                       14532741                           8.9400                   0.5000
        15913547                   297374                       14532733                           7.3000                   0.5000
        15913546                   297372                       14532725                           8.5500                   0.5000
        15913545                   297371                       14532717                           7.4400                   0.5000
        15913544                   297362                       14532709                           7.1000                   0.5000
        15913543                   297361                       14532691                           7.1500                   0.5000
        15913542                   297280                       14532683                           8.8250                   0.5000
        15913541                   297271                       14532675                           8.3000                   0.5000
        15913540                   297253                       14532667                           7.9900                   0.5000
        15913539                   297247                       14532659                           8.9000                   0.5000
        15913537                   297222                       14532642                           8.2900                   0.5000
        15913536                   297207                       14532634                           8.7900                   0.5000
        15913535                   297196                       14532626                           6.9900                   0.5000
        15913534                   297190                       14532618                           6.6900                   0.5000
        15913533                   297177                       14532600                           8.2500                   0.5000
        15913532                   297168                       14532592                           6.5400                   0.5000
        15913531                   297146                       14532584                           8.9500                   0.5000
        15913530                   297078                       14532576                           8.1400                   0.5000
        15913529                   297063                       14532568                           8.3000                   0.5000
        15913528                   297053                       14532550                           9.7400                   0.5000
        15913527                   297050                       14532543                           6.9900                   0.5000
        15913526                   297038                       14532535                           7.9000                   0.5000
        15913525                   297016                       14532527                           8.3900                   0.5000
        15913524                   297007                       14532519                           8.8500                   0.5000
        15913523                   296989                       14532501                           6.7400                   0.5000
        15913522                   296984                       14532493                           7.7000                   0.5000
        15913521                   296981                       14532485                           8.1000                   0.5000
        15913520                   296969                       14532477                           8.2000                   0.5000
        15913519                   296946                       14532469                           7.9500                   0.5000
        15913518                   296918                       14532451                           8.7150                   0.5000
        15913517                   296902                       14532444                           9.7400                   0.5000
        15913516                   296863                       14532436                           8.4000                   0.5000
        15913515                   296855                       14532428                           6.5900                   0.5000
        15913514                   296841                       14532410                           7.2900                   0.5000
        15913513                   296834                       14532402                           7.1400                   0.5000
        15913512                   296825                       14532394                           7.5000                   0.5000
        15913511                   296808                       14532386                           7.4400                   0.5000
        15913510                   296803                       14532378                           8.8400                   0.5000
        15913509                   296778                       14532360                           8.2900                   0.5000
        15913508                   296753                       14532352                           8.9900                   0.5000
        15913507                   296722                       14532345                           6.4900                   0.5000
        15913506                   296690                       14532337                           5.9900                   0.5000
        15913505                   296684                       14532329                           8.2000                   0.5000
        15913504                   296663                       14532311                           6.7500                   0.5000
        15913502                   296655                       14532303                           6.8400                   0.5000
        15913501                   296644                       14532295                           7.9000                   0.5000
        15913500                   296643                       14532287                           6.9500                   0.5000
        15913499                   296621                       14532279                           8.5900                   0.5000
        15913498                   296595                       14532261                           7.2400                   0.5000
        15913497                   296573                       14532253                           8.3900                   0.5000
        15913496                   296565                       14532246                           8.2000                   0.5000
        15913494                   296539                       14532238                           9.3000                   0.5000
        15913493                   296487                       14532220                           5.7900                   0.5000
        15913492                   296486                       14532212                           8.4400                   0.5000
        15913491                   296474                       14532204                           7.1400                   0.5000
        15913490                   296457                       14532196                           7.7400                   0.5000
        15913489                   296447                       14532188                           8.5000                   0.5000
        15913488                   296395                       14532170                           8.7400                   0.5000
        15913487                   296388                       14532162                           7.5500                   0.5000
        15913486                   296356                       14532154                           7.6900                   0.5000
        15913485                   296324                       14532147                           8.3500                   0.5000
        15913482                   296259                       14532139                           7.4900                   0.5000
        15913481                   296243                       14532121                           7.3900                   0.5000
        15913480                   296225                       14532113                           9.1900                   0.5000
        15913479                   296210                       14532105                           8.5250                   0.5000
        15913477                   296154                       14532097                           8.5400                   0.5000
        15913476                   296148                       14532089                           7.0400                   0.5000
        15913475                   296117                       14532071                           7.4900                   0.5000
        15913474                   296113                       14532063                           7.1000                   0.5000
        15913473                   296106                       14532055                           9.2500                   0.5000
        15913472                   296100                       14532048                           6.8400                   0.5000
        15913471                   296082                       14532030                           7.9900                   0.5000
        15913470                   296068                       14532022                           7.5500                   0.5000
        15913469                   296041                       14532014                           8.7900                   0.5000
        15913468                   296038                       14532006                           8.1900                   0.5000
        15913467                   296037                       14531990                           8.7500                   0.5000
        15913466                   296020                       14531982                           7.9000                   0.5000
        15913465                   295989                       14531974                          10.6900                   0.5000
        15913464                   295973                       14531966                           6.9900                   0.5000
        15913463                   295954                       14531958                           8.8000                   0.5000
        15913462                   295949                       14531941                           6.9900                   0.5000
        15913461                   295904                       14531933                           8.2900                   0.5000
        15913460                   295903                       14531925                           6.8900                   0.5000
        15913459                   295901                       14531917                           8.2000                   0.5000
        15913458                   295866                       14531909                           9.1900                   0.5000
        15913457                   295855                       14531891                           7.3400                   0.5000
        15913456                   295834                       14531883                           8.4000                   0.5000
        15913455                   295817                       14531875                           6.6900                   0.5000
        15913454                   295791                       14531867                           7.8000                   0.5000
        15913453                   295789                       14531859                           8.0500                   0.5000
        15913452                   295781                       14531842                           6.6900                   0.5000
        15913449                   295724                       14531834                           8.7900                   0.5000
        15913448                   295723                       14531826                           9.6000                   0.5000
        15913447                   295713                       14531818                           7.7500                   0.5000
        15913446                   295712                       14531800                           8.7500                   0.5000
        15913444                   295677                       14531792                           6.2500                   0.5000
        15913443                   295650                       14531784                           8.7500                   0.5000
        15913442                   295641                       14531776                          10.5500                   0.5000
        15913441                   295640                       14531768                           8.5400                   0.5000
        15913440                   295604                       14531750                           7.5000                   0.5000
        15913439                   295597                       14531743                           6.9900                   0.5000
        15913438                   295554                       14531735                           7.2400                   0.5000
        15913437                   295545                       14531727                           6.9900                   0.5000
        15913435                   295519                       14531719                           7.7000                   0.5000
        15913434                   295499                       14531701                           7.0900                   0.5000
        15913433                   295482                       14531693                           7.6000                   0.5000
        15913432                   295372                       14531685                           6.9900                   0.5000
        15913431                   295356                       14531677                           8.4500                   0.5000
        15913430                   295338                       14531669                          10.2500                   0.5000
        15913429                   295315                       14531651                           7.2500                   0.5000
        15913428                   295311                       14531644                           7.3000                   0.5000
        15913427                   295286                       14531636                           9.5000                   0.5000
        15913426                   295279                       14531628                           7.9250                   0.5000
        15913424                   295264                       14531610                           7.9000                   0.5000
        15913423                   295257                       14531602                           7.6500                   0.5000
        15913422                   295254                       14531594                           7.6900                   0.5000
        15913421                   295252                       14531586                           8.6500                   0.5000
        15913419                   295195                       14531578                          10.2000                   0.5000
        15913417                   295186                       14531560                           6.9900                   0.5000
        15913416                   295163                       14531552                           6.8750                   0.5000
        15913414                   295144                       14531545                           7.2500                   0.5000
        15913413                   295122                       14531537                           6.9400                   0.5000
        15913412                   295083                       14531529                           7.7000                   0.5000
        15913411                   295071                       14531511                           6.5900                   0.5000
        15913410                   295038                       14531503                           8.5500                   0.5000
        15913409                   294982                       14531495                           8.1750                   0.5000
        15913408                   294973                       14531487                           9.9500                   0.5000
        15913407                   294931                       14531479                           7.3500                   0.5000
        15913406                   294930                       14531461                           7.5000                   0.5000
        15913405                   294926                       14531453                           8.3400                   0.5000
        15913404                   294923                       14531446                           7.4500                   0.5000
        15913403                   294920                       14531438                           7.9900                   0.5000
        15913402                   294914                       14531420                           7.9900                   0.5000
        15913401                   294905                       14531412                           7.6500                   0.5000
        15913400                   294900                       14531404                           8.9900                   0.5000
        15913399                   294893                       14531396                           8.8500                   0.5000
        15913398                   294892                       14531388                           8.9900                   0.5000
        15913397                   294880                       14531370                           7.6400                   0.5000
        15913396                   294871                       14531362                           8.4900                   0.5000
        15913395                   294870                       14531354                           6.7400                   0.5000
        15913394                   294834                       14531347                           5.9900                   0.5000
        15913393                   294832                       14531339                           6.0400                   0.5000
        15913392                   294810                       14531321                           8.7500                   0.5000
        15913391                   294780                       14531313                           7.6550                   0.5000
        15913390                   294773                       14531305                           7.8000                   0.5000
        15913388                   294729                       14531297                           8.8500                   0.5000
        15913387                   294723                       14531289                           8.3500                   0.5000
        15913386                   294721                       14531271                           8.7900                   0.5000
        15913385                   294697                       14531263                           7.3000                   0.5000
        15913384                   294693                       14531255                           7.4900                   0.5000
        15913383                   294686                       14531248                           6.5000                   0.5000
        15913382                   294666                       14531230                           9.8000                   0.5000
        15913381                   294665                       14531222                           6.8000                   0.5000
        15913380                   294662                       14531214                           6.9500                   0.5000
        15913378                   294596                       14531206                           6.7900                   0.5000
        15913377                   294574                       14531198                           9.2500                   0.5000
        15913376                   294573                       14531180                           8.3900                   0.5000
        15913375                   294563                       14531172                           6.5400                   0.5000
        15913374                   294550                       14531164                           6.0000                   0.5000
        15913373                   294545                       14531156                           7.5500                   0.5000
        15913372                   294537                       14531149                           8.3900                   0.5000
        15913371                   294527                       14531131                           6.8000                   0.5000
        15913370                   294522                       14531123                           6.2500                   0.5000
        15913369                   294510                       14531115                           6.9900                   0.5000
        15913368                   294502                       14531107                           7.4650                   0.5000
        15913366                   294449                       14531099                           7.1900                   0.5000
        15913363                   294385                       14531081                           7.4400                   0.5000
        15913362                   294372                       14531073                           6.2900                   0.5000
        15913361                   294344                       14531065                           8.9900                   0.5000
        15913360                   294338                       14531057                           7.9980                   0.5000
        15913359                   294332                       14531040                           7.1500                   0.5000
        15913358                   294328                       14531032                           6.3900                   0.5000
        15913357                   294317                       14531024                           9.6400                   0.5000
        15913356                   294302                       14531016                           7.8900                   0.5000
        15913355                   294298                       14531008                           7.5500                   0.5000
        15913354                   294292                       14530992                           9.6400                   0.5000
        15913353                   294273                       14530984                           9.7000                   0.5000
        15913352                   294268                       14530976                           8.2500                   0.5000
        15913351                   294223                       14530968                           9.0400                   0.5000
        15913350                   294205                       14530950                           8.1500                   0.5000
        15913349                   294197                       14530943                           8.9400                   0.5000
        15913348                   294186                       14530935                           8.2500                   0.5000
        15913347                   294159                       14530927                           6.9400                   0.5000
        15913346                   294140                       14530919                           7.4400                   0.5000
        15913345                   294111                       14530901                           6.8900                   0.5000
        15913344                   294110                       14530893                           7.5500                   0.5000
        15913343                   294097                       14530885                           6.7000                   0.5000
        15913341                   294069                       14530877                           7.5400                   0.5000
        15913340                   294041                       14530869                           7.2000                   0.5000
        15913339                   294039                       14530851                           9.0500                   0.5000
        15913338                   294034                       14530844                           8.3650                   0.5000
        15913337                   294022                       14530836                           7.6900                   0.5000
        15913336                   294017                       14530828                           9.2650                   0.5000
        15913335                   294011                       14530810                           6.8400                   0.5000
        15913334                   294004                       14530802                           8.3400                   0.5000
        15913333                   294000                       14530794                           6.7500                   0.5000
        15913332                   293968                       14530786                           6.7500                   0.5000
        15913331                   293939                       14530778                           7.3500                   0.5000
        15913330                   293929                       14530760                           7.4400                   0.5000
        15913329                   293926                       14530752                           7.7400                   0.5000
        15913328                   293923                       14530745                           6.8000                   0.5000
        15913327                   293922                       14530737                           7.7900                   0.5000
        15913326                   293828                       14530729                           7.0500                   0.5000
        15913325                   293794                       14530711                           7.7500                   0.5000
        15913324                   293750                       14530703                           9.8900                   0.5000
        15913323                   293741                       14530695                           6.5400                   0.5000
        15913322                   293689                       14530687                           7.9500                   0.5000
        15913320                   293633                       14530679                           8.5250                   0.5000
        15913319                   293605                       14530661                           6.4400                   0.5000
        15913317                   293581                       14530653                           7.8500                   0.5000
        15913316                   293576                       14530646                           6.2500                   0.5000
        15913315                   293571                       14530638                           9.8380                   0.5000
        15913314                   293538                       14530620                           6.9500                   0.5000
        15913313                   293537                       14530612                           6.3000                   0.5000
        15913312                   293532                       14530604                           8.1000                   0.5000
        15913310                   293487                       14530596                           7.7400                   0.5000
        15913309                   293481                       14530588                           8.4900                   0.5000
        15913308                   293437                       14530570                           7.8400                   0.5000
        15913307                   293412                       14530562                           6.6900                   0.5000
        15913306                   293408                       14530554                           6.5500                   0.5000
        15913305                   293399                       14530547                           8.0000                   0.5000
        15913304                   293398                       14530539                           8.3000                   0.5000
        15913303                   293385                       14530521                           8.6300                   0.5000
        15913302                   293365                       14530513                           7.9250                   0.5000
        15913301                   293358                       14530505                           9.6000                   0.5000
        15913300                   293287                       14530497                           8.9500                   0.5000
        15913299                   293282                       14530489                           7.9250                   0.5000
        15913297                   293247                       14530471                           7.4400                   0.5000
        15913296                   293223                       14530463                           7.4900                   0.5000
        15913295                   293217                       14530455                           6.8900                   0.5000
        15913294                   293205                       14530448                           8.6900                   0.5000
        15913293                   293194                       14530430                           7.2400                   0.5000
        15913291                   293123                       14530422                           7.4900                   0.5000
        15913290                   293121                       14530414                           8.7000                   0.5000
        15913288                   293100                       14530406                           8.7250                   0.5000
        15913287                   293085                       14530398                           9.8500                   0.5000
        15913286                   293081                       14530380                           9.2900                   0.5000
        15913285                   293079                       14530372                           6.5900                   0.5000
        15913284                   293074                       14530364                           8.0400                   0.5000
        15913282                   293067                       14530356                           8.3500                   0.5000
        15913281                   293060                       14530349                           8.2400                   0.5000
        15913280                   293058                       14530331                           8.9900                   0.5000
        15913279                   293022                       14530323                           8.6500                   0.5000
        15913278                   293020                       14530315                           6.8900                   0.5000
        15913277                   293010                       14530307                           7.9400                   0.5000
        15913276                   292995                       14530299                           8.1400                   0.5000
        15913275                   292989                       14530281                           9.0000                   0.5000
        15913274                   292955                       14530273                           7.3500                   0.5000
        15913273                   292953                       14530265                          10.4500                   0.5000
        15913272                   292852                       14530257                           7.5000                   0.5000
        15913271                   292816                       14530240                           6.3900                   0.5000
        15913270                   292804                       14530232                           9.5900                   0.5000
        15913269                   292795                       14530224                           6.9900                   0.5000
        15913268                   292768                       14530216                           7.8900                   0.5000
        15913267                   292744                       14530208                           8.1400                   0.5000
        15913265                   292732                       14530190                           9.7400                   0.5000
        15913264                   292691                       14530182                           6.2900                   0.5000
        15913262                   292671                       14530174                           7.9900                   0.5000
        15913261                   292662                       14530166                           8.0000                   0.5000
        15913260                   292652                       14530158                           7.8900                   0.5000
        15913259                   292649                       14530141                           6.8900                   0.5000
        15913258                   292643                       14530133                           7.3400                   0.5000
        15913257                   292633                       14530125                           8.0900                   0.5000
        15913256                   292617                       14530117                           7.9900                   0.5000
        15913255                   292601                       14530109                           7.9900                   0.5000
        15913254                   292575                       14530091                           9.0000                   0.5000
        15913253                   292570                       14530083                           8.9900                   0.5000
        15913252                   292550                       14530075                           7.4400                   0.5000
        15913251                   292545                       14530067                           7.6900                   0.5000
        15913250                   292519                       14530059                          10.2400                   0.5000
        15913249                   292517                       14530042                           7.2500                   0.5000
        15913248                   292515                       14530034                           7.2000                   0.5000
        15913247                   292493                       14530026                           7.9000                   0.5000
        15913246                   292486                       14530018                           6.8500                   0.5000
        15913245                   292484                       14530000                           7.1000                   0.5000
        15913244                   292464                       14529994                           8.4400                   0.5000
        15913243                   292438                       14529986                           7.4000                   0.5000
        15913241                   292323                       14529978                           6.3900                   0.5000
        15913240                   292317                       14529960                           6.7400                   0.5000
        15913239                   292312                       14529952                           8.6400                   0.5000
        15913238                   292282                       14529945                           9.0400                   0.5000
        15913237                   292275                       14529937                           7.9900                   0.5000
        15913236                   292260                       14529929                           8.0900                   0.5000
        15913235                   292246                       14529911                           8.1900                   0.5000
        15913234                   292224                       14529903                           6.5000                   0.5000
        15913233                   292190                       14529895                           6.7400                   0.5000
        15913232                   292186                       14529887                           8.7400                   0.5000
        15913231                   292155                       14529879                           8.9900                   0.5000
        15913230                   292148                       14529861                           9.5000                   0.5000
        15913229                   292140                       14529853                           8.0500                   0.5000
        15913228                   292110                       14529846                           7.1400                   0.5000
        15913226                   292085                       14529838                           6.9000                   0.5000
        15913225                   292080                       14529820                           8.4400                   0.5000
        15913223                   292031                       14529812                           8.1400                   0.5000
        15913222                   291985                       14529804                           5.8750                   0.5000
        15913221                   291965                       14529796                           7.6900                   0.5000
        15913220                   291947                       14529788                           9.3000                   0.5000
        15913219                   291933                       14529770                           9.4900                   0.5000
        15913218                   291927                       14529762                           6.9900                   0.5000
        15913216                   291924                       14529754                           7.9400                   0.5000
        15913215                   291890                       14529747                           7.2500                   0.5000
        15913213                   291878                       14529739                           6.0400                   0.5000
        15913212                   291845                       14529721                           7.1400                   0.5000
        15913211                   291836                       14529713                           6.5400                   0.5000
        15913210                   291785                       14529705                           6.6900                   0.5000
        15913209                   291748                       14529697                           6.5500                   0.5000
        15913208                   291737                       14529689                           7.9900                   0.5000
        15913206                   291715                       14529671                           6.1500                   0.5000
        15913205                   291706                       14529663                           7.3000                   0.5000
        15913203                   291690                       14529655                           8.9900                   0.5000
        15913202                   291680                       14529648                           8.9500                   0.5000
        15913201                   291675                       14529630                           7.6500                   0.5000
        15913199                   291576                       14529622                           8.3000                   0.5000
        15913198                   291543                       14529614                           7.3400                   0.5000
        15913197                   291530                       14529606                           7.7500                   0.5000
        15913196                   291516                       14529598                           5.9900                   0.5000
        15913195                   291509                       14529580                           7.5000                   0.5000
        15913194                   291463                       14529572                           5.8400                   0.5000
        15913193                   291448                       14529564                           7.6400                   0.5000
        15913192                   291446                       14529556                           6.5900                   0.5000
        15913190                   291370                       14529549                           8.5400                   0.5000
        15913189                   291356                       14529531                           8.2900                   0.5000
        15913187                   291331                       14529523                           7.7500                   0.5000
        15913185                   291298                       14529515                           8.9900                   0.5000
        15913184                   291294                       14529507                           8.1500                   0.5000
        15913182                   291259                       14529481                           8.5000                   0.5000
        15913181                   291234                       14529473                           8.8900                   0.5000
        15913180                   291228                       14529465                           7.7700                   0.5000
        15913178                   291176                       14529457                           7.3900                   0.5000
        15913177                   291175                       14529440                           8.1900                   0.5000
        15913174                   291164                       14529432                           6.5500                   0.5000
        15913173                   291159                       14529424                           6.0000                   0.5000
        15913172                   291153                       14529416                           8.8500                   0.5000
        15913171                   291149                       14529408                           8.3500                   0.5000
        15913170                   291139                       14529390                           8.3000                   0.5000
        15913169                   291136                       14529382                           7.4500                   0.5000
        15913168                   291131                       14529374                           7.5000                   0.5000
        15913167                   291115                       14529366                           7.8400                   0.5000
        15913166                   291086                       14529358                           7.0500                   0.5000
        15913165                   291084                       14529341                           6.5650                   0.5000
        15913164                   291077                       14529333                           7.1500                   0.5000
        15913163                   291050                       14529325                           8.2500                   0.5000
        15913162                   291046                       14529317                           8.8000                   0.5000
        15913161                   291043                       14529309                           7.7500                   0.5000
        15913160                   291029                       14529291                           9.1900                   0.5000
        15913159                   291027                       14529283                           8.9000                   0.5000
        15913158                   291017                       14529275                           8.1500                   0.5000
        15913157                   291009                       14529267                           6.9900                   0.5000
        15913156                   290958                       14529259                           7.0900                   0.5000
        15913155                   290940                       14529242                           6.5000                   0.5000
        15913154                   290919                       14529234                           7.6500                   0.5000
        15913153                   290893                       14529226                           7.6900                   0.5000
        15913151                   290857                       14529218                           7.7900                   0.5000
        15913150                   290787                       14529200                           6.8900                   0.5000
        15913149                   290783                       14529192                           6.5000                   0.5000
        15913148                   290755                       14529184                           6.7500                   0.5000
        15913147                   290722                       14529176                           8.5400                   0.5000
        15913146                   290651                       14529168                           8.5000                   0.5000
        15913145                   290620                       14529150                           7.6900                   0.5000
        15913144                   290607                       14529143                           7.9900                   0.5000
        15913143                   290567                       14529135                           6.9900                   0.5000
        15913142                   290544                       14529127                           9.8900                   0.5000
        15913141                   290519                       14529119                           6.7500                   0.5000
        15913140                   290507                       14529101                           6.0900                   0.5000
        15913138                   290483                       14529093                           8.7400                   0.5000
        15913137                   290472                       14529085                           6.9900                   0.5000
        15913136                   290460                       14529077                           7.9500                   0.5000
        15913135                   290433                       14529069                           6.6500                   0.5000
        15913134                   290388                       14529051                           7.9400                   0.5000
        15913133                   290374                       14529044                           9.7650                   0.5000
        15913132                   290369                       14529036                           8.8900                   0.5000
        15913129                   290336                       14529028                           8.1000                   0.5000
        15913128                   290320                       14529010                           6.9900                   0.5000
        15913127                   290319                       14529002                           7.5500                   0.5000
        15913126                   290304                       14528996                           8.3250                   0.5000
        15913125                   290284                       14528988                           7.9900                   0.5000
        15913124                   290260                       14528970                           6.7000                   0.5000
        15913123                   290235                       14528962                           9.6500                   0.5000
        15913122                   290207                       14528954                           6.7500                   0.5000
        15913120                   290133                       14528947                           8.4000                   0.5000
        15913119                   290111                       14528939                           8.9900                   0.5000
        15913118                   290108                       14528921                           6.2150                   0.5000
        15913117                   290087                       14528913                           7.8900                   0.5000
        15913116                   290062                       14528905                           9.5900                   0.5000
        15913114                   290047                       14528897                           8.7000                   0.5000
        15913113                   290020                       14528889                           8.1000                   0.5000
        15913112                   290018                       14528871                           8.0900                   0.5000
        15913110                   289977                       14528863                           8.0500                   0.5000
        15913109                   289912                       14528855                           6.6150                   0.5000
        15913108                   289864                       14528848                           7.5000                   0.5000
        15913106                   289852                       14528830                           8.1900                   0.5000
        15913103                   289814                       14528822                           6.9900                   0.5000
        15913102                   289799                       14528814                           8.5500                   0.5000
        15913101                   289774                       14528806                           8.6900                   0.5000
        15913100                   289756                       14528798                           8.1400                   0.5000
        15913099                   289754                       14528780                           6.8000                   0.5000
        15913098                   289741                       14528772                           7.4500                   0.5000
        15913097                   289738                       14528764                           8.2500                   0.5000
        15913096                   289724                       14528756                           7.2400                   0.5000
        15913095                   289699                       14528749                           6.6150                   0.5000
        15913094                   289661                       14528731                           8.0000                   0.5000
        15913093                   289645                       14528723                           8.8780                   0.5000
        15913092                   289621                       14528715                           6.6000                   0.5000
        15913091                   289596                       14528707                           9.7000                   0.5000
        15913090                   289577                       14528699                           8.1650                   0.5000
        15913089                   289556                       14528681                           8.7500                   0.5000
        15913087                   289538                       14528673                           9.3500                   0.5000
        15913085                   289496                       14528665                           6.9000                   0.5000
        15913084                   289488                       14528657                          11.1500                   0.5000
        15913083                   289474                       14528640                           6.3900                   0.5000
        15913082                   289473                       14528632                           7.8150                   0.5000
        15913081                   289438                       14528624                           5.5000                   0.5000
        15913080                   289437                       14528616                           7.5500                   0.5000
        15913078                   289404                       14528608                           6.4500                   0.5000
        15913077                   289396                       14528590                           8.3400                   0.5000
        15913076                   289346                       14528582                           7.2500                   0.5000
        15913075                   289290                       14528574                           7.5000                   0.5000
        15913074                   289286                       14528566                           7.9900                   0.5000
        15913073                   289285                       14528558                           7.4900                   0.5000
        15913072                   289280                       14528541                           7.6500                   0.5000
        15913070                   289274                       14528533                           5.9900                   0.5000
        15913069                   289270                       14528525                           8.6000                   0.5000
        15913068                   289263                       14528517                           9.3900                   0.5000
        15913067                   289244                       14528509                           8.3000                   0.5000
        15913066                   289239                       14528491                           7.6500                   0.5000
        15913065                   289189                       14528483                           8.6500                   0.5000
        15913064                   289178                       14528475                           9.1900                   0.5000
        15913063                   289120                       14528467                           7.8400                   0.5000
        15913061                   289106                       14528459                           7.9500                   0.5000
        15913060                   289050                       14528442                           7.3900                   0.5000
        15913059                   289033                       14528434                           8.9750                   0.5000
        15913058                   289005                       14528426                           6.2500                   0.5000
        15913057                   288979                       14528418                           8.5000                   0.5000
        15913056                   288955                       14528400                           7.2500                   0.5000
        15913055                   288946                       14528392                           7.8500                   0.5000
        15913053                   288913                       14528384                           8.4000                   0.5000
        15913052                   288902                       14528376                           8.1900                   0.5000
        15913051                   288898                       14528368                           7.1500                   0.5000
        15913050                   288887                       14528350                           7.5400                   0.5000
        15913049                   288874                       14528343                           6.4900                   0.5000
        15913048                   288857                       14528335                           6.9900                   0.5000
        15913047                   288829                       14528327                           6.5900                   0.5000
        15913046                   288825                       14528319                           6.5500                   0.5000
        15913044                   288797                       14528301                           7.4000                   0.5000
        15913043                   288794                       14528293                           6.7000                   0.5000
        15913042                   288755                       14528285                           8.1000                   0.5000
        15913041                   288742                       14528277                           6.7900                   0.5000
        15913040                   288689                       14528269                           5.8000                   0.5000
        15913039                   288684                       14528251                           6.9000                   0.5000
        15913038                   288678                       14528244                           7.5000                   0.5000
        15913037                   288657                       14528236                           7.5150                   0.5000
        15913036                   288609                       14528228                           8.2500                   0.5000
        15913035                   288603                       14528210                           7.9900                   0.5000
        15913034                   288602                       14528202                           5.9000                   0.5000
        15913032                   288598                       14528194                           7.9900                   0.5000
        15913031                   288576                       14528186                           5.6900                   0.5000
        15913030                   288573                       14528178                           7.7800                   0.5000
        15913029                   288548                       14528160                           5.5000                   0.5000
        15913028                   288538                       14528152                           7.3350                   0.5000
        15913026                   288519                       14528145                           7.0000                   0.5000
        15913025                   288516                       14528137                           6.1900                   0.5000
        15913024                   288511                       14528129                           7.7500                   0.5000
        15913022                   288466                       14528111                           8.0500                   0.5000
        15913021                   288410                       14528103                           7.1900                   0.5000
        15913020                   288407                       14528095                           7.9250                   0.5000
        15913019                   288389                       14528087                           7.2500                   0.5000
        15913018                   288387                       14528079                           7.2900                   0.5000
        15913017                   288349                       14528061                           9.2000                   0.5000
        15913016                   288341                       14528053                           8.9900                   0.5000
        15913014                   288330                       14528046                           6.7900                   0.5000
        15913012                   288306                       14528038                           6.8750                   0.5000
        15913011                   288286                       14528020                           9.2500                   0.5000
        15913010                   288279                       14528012                           8.2500                   0.5000
        15913009                   288265                       14528004                          11.7500                   0.5000
        15913008                   288260                       14527998                           8.3400                   0.5000
        15913006                   288229                       14527980                           7.8000                   0.5000
        15913005                   288218                       14527972                           7.4900                   0.5000
        15913003                   288193                       14527964                           8.3500                   0.5000
        15913002                   288192                       14527956                           7.9900                   0.5000
        15913000                   288147                       14527949                           8.1000                   0.5000
        15912999                   288136                       14527931                           5.8200                   0.5000
        15912998                   288133                       14527923                           7.9900                   0.5000
        15912996                   288067                       14527915                           8.2500                   0.5000
        15912995                   288064                       14527907                           7.4900                   0.5000
        15912992                   287997                       14527899                           6.0400                   0.5000
        15912991                   287991                       14527881                           7.8500                   0.5000
        15912989                   287975                       14527873                           7.1500                   0.5000
        15912988                   287962                       14527865                           6.6000                   0.5000
        15912987                   287927                       14527857                           8.5400                   0.5000
        15912985                   287847                       14527840                           8.7500                   0.5000
        15912984                   287825                       14527832                           6.1000                   0.5000
        15912983                   287814                       14527824                           6.9500                   0.5000
        15912982                   287812                       14527816                           8.7000                   0.5000
        15912980                   287761                       14527790                           5.9900                   0.5000
        15912979                   287756                       14527782                           9.1000                   0.5000
        15912978                   287753                       14527774                           7.9900                   0.5000
        15912977                   287705                       14527766                           9.1500                   0.5000
        15912976                   287694                       14527758                           7.9000                   0.5000
        15912974                   287665                       14527741                           8.1250                   0.5000
        15912973                   287663                       14527733                           6.9900                   0.5000
        15912972                   287609                       14527725                           7.7500                   0.5000
        15912971                   287597                       14527717                           7.0000                   0.5000
        15912969                   287565                       14527709                           6.4400                   0.5000
        15912968                   287556                       14527691                           7.9900                   0.5000
        15912967                   287552                       14527683                           7.1000                   0.5000
        15912966                   287454                       14527675                           9.3900                   0.5000
        15912965                   287448                       14527667                           9.4500                   0.5000
        15912964                   287409                       14527659                           8.4900                   0.5000
        15912963                   287400                       14527642                           7.0400                   0.5000
        15912962                   287379                       14527634                           7.8400                   0.5000
        15912961                   287374                       14527626                           6.3000                   0.5000
        15912960                   287359                       14527618                           7.1900                   0.5000
        15912959                   287345                       14527600                           7.1000                   0.5000
        15912958                   287342                       14527592                           7.7400                   0.5000
        15912957                   287341                       14527584                           6.9900                   0.5000
        15912956                   287312                       14527576                           6.9900                   0.5000
        15912955                   287194                       14527568                           8.0900                   0.5000
        15912954                   287159                       14527550                           7.8500                   0.5000
        15912953                   287112                       14527543                           6.7400                   0.5000
        15912951                   287066                       14527535                           6.7500                   0.5000
        15912949                   287021                       14527527                           9.1000                   0.5000
        15912948                   287000                       14527519                           6.7500                   0.5000
        15912946                   286957                       14527501                           7.2400                   0.5000
        15912945                   286949                       14527493                           7.8500                   0.5000
        15912944                   286939                       14527485                           6.5500                   0.5000
        15912942                   286899                       14527477                           6.4400                   0.5000
        15912941                   286814                       14527469                           7.5650                   0.5000
        15912939                   286755                       14527451                           8.3200                   0.5000
        15912938                   286748                       14527444                           6.5900                   0.5000
        15912937                   286725                       14527436                           6.7500                   0.5000
        15912936                   286701                       14527428                           7.6500                   0.5000
        15912935                   286673                       14527410                           8.9000                   0.5000
        15912934                   286662                       14527402                           7.2500                   0.5000
        15912933                   286661                       14527394                           8.7000                   0.5000
        15912931                   286529                       14527386                           8.4400                   0.5000
        15912930                   286504                       14527378                           7.6750                   0.5000
        15912929                   286503                       14527360                           6.8900                   0.5000
        15912926                   286413                       14527352                           8.4400                   0.5000
        15912925                   286382                       14527345                           7.7500                   0.5000
        15912924                   286369                       14527337                           9.3000                   0.5000
        15912923                   286344                       14527329                           9.2150                   0.5000
        15912922                   286340                       14527311                           7.1400                   0.5000
        15912921                   286335                       14527303                           6.7500                   0.5000
        15912919                   286321                       14527295                           6.9150                   0.5000
        15912917                   286297                       14527287                           8.0400                   0.5000
        15912915                   286270                       14527279                           6.3500                   0.5000
        15912913                   286234                       14527261                           8.6000                   0.5000
        15912911                   286189                       14527253                           8.9900                   0.5000
        15912909                   286071                       14527246                           6.6750                   0.5000
        15912908                   286047                       14527238                           8.5000                   0.5000
        15912906                   285987                       14527220                           7.2000                   0.5000
        15912905                   285981                       14527212                           8.9400                   0.5000
        15912904                   285979                       14527204                           7.3900                   0.5000
        15912903                   285958                       14527196                           8.9900                   0.5000
        15912902                   285944                       14527188                           7.0500                   0.5000
        15912900                   285897                       14527170                           8.9500                   0.5000
        15912899                   285861                       14527162                           8.9900                   0.5000
        15912898                   285824                       14527154                           8.1500                   0.5000
        15912897                   285806                       14527147                           9.0000                   0.5000
        15912896                   285797                       14527139                           9.5000                   0.5000
        15912895                   285766                       14527121                           8.5500                   0.5000
        15912894                   285740                       14527113                           7.1900                   0.5000
        15912893                   285663                       14527105                           7.6400                   0.5000
        15912892                   285588                       14527097                           9.4000                   0.5000
        15912891                   285575                       14527089                           7.3500                   0.5000
        15912890                   285533                       14527071                           6.9900                   0.5000
        15912888                   285370                       14527063                           6.7900                   0.5000
        15912887                   285365                       14527055                           8.8900                   0.5000
        15912886                   285353                       14527048                           7.8500                   0.5000
        15912885                   285314                       14527030                           8.1900                   0.5000
        15912884                   285273                       14527022                           8.4000                   0.5000
        15912883                   285271                       14527014                           7.7500                   0.5000
        15912882                   285266                       14527006                           6.9000                   0.5000
        15912880                   285216                       14526990                           8.3900                   0.5000
        15912879                   285212                       14526982                           6.6500                   0.5000
        15912878                   285170                       14526974                           7.6000                   0.5000
        15912877                   285123                       14526966                           7.8500                   0.5000
        15912876                   285083                       14526958                           6.8500                   0.5000
        15912874                   285067                       14526941                           7.8400                   0.5000
        15912873                   285064                       14526933                           9.0000                   0.5000
        15912872                   284993                       14526925                           8.4000                   0.5000
        15912870                   284897                       14526917                           9.7400                   0.5000
        15912869                   284848                       14526909                           7.2500                   0.5000
        15912868                   284841                       14526891                           7.4900                   0.5000
        15912867                   284786                       14526883                           6.4000                   0.5000
        15912866                   284739                       14526875                           7.3900                   0.5000
        15912865                   284688                       14526867                           6.5500                   0.5000
        15912864                   284670                       14526859                           8.4000                   0.5000
        15912862                   284629                       14526842                           6.4500                   0.5000
        15912861                   284622                       14526834                           8.1000                   0.5000
        15912860                   284608                       14526826                           8.5000                   0.5000
        15912858                   284584                       14526818                           6.2500                   0.5000
        15912857                   284555                       14526800                           8.6900                   0.5000
        15912855                   284549                       14526792                           7.6000                   0.5000
        15912854                   284478                       14526784                           7.4900                   0.5000
        15912853                   284456                       14526776                           7.4900                   0.5000
        15912850                   284411                       14526768                           6.6500                   0.5000
        15912849                   284408                       14526750                           7.0000                   0.5000
        15912847                   284318                       14526743                           7.3400                   0.5000
        15912846                   284310                       14526735                           9.7000                   0.5000
        15912844                   284242                       14526727                           9.1500                   0.5000
        15912842                   284199                       14526719                           7.8900                   0.5000
        15912841                   284184                       14526701                           6.6900                   0.5000
        15912840                   284134                       14526693                           7.4000                   0.5000
        15912839                   284108                       14526685                           6.2400                   0.5000
        15912838                   284054                       14526677                           7.8750                   0.5000
        15912837                   284037                       14526669                           9.0400                   0.5000
        15912836                   284032                       14526651                           8.6500                   0.5000
        15912834                   283995                       14526644                           6.9900                   0.5000
        15912832                   283957                       14526636                           7.6900                   0.5000
        15912831                   283954                       14526628                           7.1500                   0.5000
        15912830                   283919                       14526610                           8.4500                   0.5000
        15912829                   283913                       14526602                           6.5900                   0.5000
        15912828                   283910                       14526594                           9.7500                   0.5000
        15912827                   283899                       14526586                           6.7900                   0.5000
        15912826                   283889                       14526578                           8.1400                   0.5000
        15912825                   283842                       14526560                           7.8400                   0.5000
        15912824                   283802                       14526552                           6.9500                   0.5000
        15912823                   283762                       14526545                           7.7400                   0.5000
        15912822                   283750                       14526537                           9.1400                   0.5000
        15912821                   283727                       14526529                           9.9500                   0.5000
        15912820                   283722                       14526511                           8.3900                   0.5000
        15912818                   283687                       14526503                           8.4900                   0.5000
        15912816                   283671                       14526495                           6.4000                   0.5000
        15912815                   283630                       14526487                           6.9000                   0.5000
        15912814                   283628                       14526479                           6.7500                   0.5000
        15912812                   283597                       14526461                           8.3900                   0.5000
        15912809                   283458                       14526453                           7.2400                   0.5000
        15912808                   283448                       14526446                           6.9150                   0.5000
        15912807                   283424                       14526438                           7.2900                   0.5000
        15912806                   283341                       14526420                           6.4500                   0.5000
        15912805                   283289                       14526412                           5.9900                   0.5000
        15912804                   283281                       14526404                           6.3700                   0.5000
        15912803                   283255                       14526396                           6.8500                   0.5000
        15912800                   283150                       14526388                           8.5900                   0.5000
        15912799                   283088                       14526370                           7.9000                   0.5000
        15912798                   283066                       14526362                           9.7400                   0.5000
        15912797                   282949                       14526354                          10.2400                   0.5000
        15912795                   282915                       14526347                           6.2000                   0.5000
        15912794                   282872                       14526339                           6.6900                   0.5000
        15912788                   282575                       14526313                          10.0900                   0.5000
        15912786                   282546                       14526305                           7.8500                   0.5000
        15912785                   282543                       14526297                           7.8250                   0.5000
        15912784                   282538                       14526289                           6.7000                   0.5000
        15912783                   282518                       14526271                           7.6900                   0.5000
        15912782                   282502                       14526263                           8.3500                   0.5000
        15912781                   282499                       14526255                           7.2500                   0.5000
        15912779                   282416                       14526248                           7.2500                   0.5000
        15912778                   282402                       14526230                           8.1500                   0.5000
        15912777                   282371                       14526222                          11.2000                   0.5000
        15912776                   282296                       14526214                           7.8500                   0.5000
        15912775                   282230                       14526206                           6.3500                   0.5000
        15912771                   282075                       14526198                           7.7000                   0.5000
        15912770                   282065                       14526180                           6.1000                   0.5000
        15912769                   282015                       14526172                           6.5500                   0.5000
        15912768                   281979                       14526164                           8.4000                   0.5000
        15912767                   281967                       14526156                           8.1400                   0.5000
        15912765                   281869                       14526149                           8.2400                   0.5000
        15912763                   281864                       14526131                           8.1000                   0.5000
        15912761                   281763                       14526123                           6.8900                   0.5000
        15912760                   281722                       14526115                           7.9900                   0.5000
        15912759                   281712                       14526107                           7.9900                   0.5000
        15912758                   281676                       14526099                           7.9900                   0.5000
        15912756                   281537                       14526081                           8.4900                   0.5000
        15912755                   281458                       14526073                           8.8300                   0.5000
        15912754                   281357                       14526065                           7.8000                   0.5000
        15912753                   281308                       14526057                           7.8400                   0.5000
        15912748                   281143                       14526040                           7.6400                   0.5000
        15912744                   280857                       14526032                           6.9900                   0.5000
        15912743                   280827                       14526024                           6.5000                   0.5000
        15912740                   280793                       14526016                           9.0000                   0.5000
        15912739                   280768                       14526008                           8.5000                   0.5000
        15912738                   280755                       14525992                           8.7400                   0.5000
        15912737                   280746                       14525984                           7.9900                   0.5000
        15912735                   280694                       14525976                           8.2500                   0.5000
        15912733                   280620                       14525968                           6.4500                   0.5000
        15912732                   280611                       14525950                           8.3000                   0.5000
        15912731                   280594                       14525943                           6.7000                   0.5000
        15912730                   280565                       14525935                           8.7500                   0.5000
        15912729                   280550                       14525927                           8.0500                   0.5000
        15912727                   280341                       14525919                           6.9900                   0.5000
        15912726                   280328                       14525901                           6.7500                   0.5000
        15912725                   280327                       14525893                           6.4000                   0.5000
        15912724                   280261                       14525885                           7.1000                   0.5000
        15912723                   280195                       14525877                           8.0000                   0.5000
        15912721                   280134                       14525869                          10.3400                   0.5000
        15912718                   279911                       14525851                           6.5900                   0.5000
        15912716                   279850                       14525844                           5.9900                   0.5000
        15912713                   279828                       14525836                           9.3500                   0.5000
        15912711                   279790                       14525828                           9.9900                   0.5000
        15912709                   279778                       14525810                           5.9900                   0.5000
        15912708                   279776                       14525802                           8.2900                   0.5000
        15912706                   279756                       14525794                           6.3500                   0.5000
        15912705                   279746                       14525786                           8.3300                   0.5000
        15912703                   279564                       14525778                           7.9900                   0.5000
        15912702                   279473                       14525760                           6.4000                   0.5000
        15912701                   279441                       14525752                           6.9000                   0.5000
        15912699                   279428                       14525745                           7.5000                   0.5000
        15912697                   279248                       14525737                           8.4900                   0.5000
        15912696                   279236                       14525729                           8.0000                   0.5000
        15912694                   279158                       14525711                           9.0800                   0.5000
        15912693                   279140                       14525703                           6.9000                   0.5000
        15912692                   279134                       14525695                           8.5500                   0.5000
        15912691                   279089                       14525687                           6.8900                   0.5000
        15912690                   279077                       14525679                           7.5400                   0.5000
        15912689                   278991                       14525661                           8.8000                   0.5000
        15912685                   278791                       14525653                           8.9400                   0.5000
        15912684                   278668                       14525646                           7.2000                   0.5000
        15912683                   278657                       14525638                           8.4400                   0.5000
        15912682                   278643                       14525620                           8.7000                   0.5000
        15912680                   278538                       14525612                           7.9900                   0.5000
        15912679                   278510                       14525604                           6.7500                   0.5000
        15912677                   278329                       14525596                           6.2500                   0.5000
        15912675                   278243                       14525588                           8.7900                   0.5000
        15912673                   278168                       14525570                           6.0900                   0.5000
        15912672                   278139                       14525562                           8.4900                   0.5000
        15912668                   277888                       14525554                           7.8400                   0.5000
        15912667                   277846                       14525547                           6.9900                   0.5000
        15912666                   277810                       14525539                           7.6000                   0.5000
        15912664                   277788                       14525521                           6.5900                   0.5000
        15912663                   277757                       14525513                           6.3900                   0.5000
        15912662                   277754                       14525505                           6.5000                   0.5000
        15912661                   277738                       14525497                           7.4000                   0.5000
        15912660                   277733                       14525489                           7.7900                   0.5000
        15912657                   277677                       14525471                           8.8650                   0.5000
        15912656                   277646                       14525463                           8.9900                   0.5000
        15912655                   277531                       14525455                           7.6500                   0.5000
        15912654                   277511                       14525448                           8.9900                   0.5000
        15912653                   277482                       14525430                           7.9400                   0.5000
        15912650                   277345                       14525422                           6.8000                   0.5000
        15912649                   277269                       14525414                           8.5000                   0.5000
        15912648                   277230                       14525406                           8.5400                   0.5000
        15912647                   277219                       14525398                           6.8000                   0.5000
        15912645                   277131                       14525380                           8.2400                   0.5000
        15912644                   277077                       14525372                           6.6750                   0.5000
        15912643                   277039                       14525364                           7.2900                   0.5000
        15912642                   277031                       14525356                           7.2500                   0.5000
        15912641                   276874                       14525349                           9.5900                   0.5000
        15912640                   276867                       14525331                           7.3000                   0.5000
        15912638                   276797                       14525323                           7.1000                   0.5000
        15912637                   276788                       14525315                           6.5500                   0.5000
        15912636                   276655                       14525307                           7.0250                   0.5000
        15912635                   276646                       14525299                           7.2500                   0.5000
        15912633                   276559                       14525281                           6.9900                   0.5000
        15912632                   276454                       14525273                           7.9000                   0.5000
        15912631                   276351                       14525265                           8.7000                   0.5000
        15912630                   276279                       14525257                           6.9900                   0.5000
        15912627                   276031                       14525240                           9.9400                   0.5000
        15912625                   275907                       14525232                           7.2000                   0.5000
        15912624                   275833                       14525224                           7.2400                   0.5000
        15912623                   275787                       14525216                           6.4500                   0.5000
        15912621                   275661                       14525208                           7.3750                   0.5000
        15912619                   275613                       14525190                           7.9900                   0.5000
        15912618                   275610                       14525182                           7.5400                   0.5000
        15912616                   275557                       14525174                           7.2000                   0.5000
        15912613                   275426                       14525166                           7.2500                   0.5000
        15912612                   275424                       14525158                           6.8500                   0.5000
        15912610                   275314                       14525141                           7.5500                   0.5000
        15912609                   275311                       14525133                           9.3500                   0.5000
        15912607                   275203                       14525125                           8.4700                   0.5000
        15912605                   275100                       14525117                           7.9000                   0.5000
        15912604                   274907                       14525109                           7.5000                   0.5000
        15912603                   274883                       14525091                           6.4500                   0.5000
        15912602                   274861                       14525083                           7.6900                   0.5000
        15912600                   274830                       14525075                           7.6500                   0.5000
        15912599                   274797                       14525067                           6.8900                   0.5000
        15912598                   274699                       14525059                           7.7500                   0.5000
        15912597                   274627                       14525042                           9.2500                   0.5000
        15912596                   274556                       14525034                           6.8000                   0.5000
        15912595                   274259                       14525026                           8.4000                   0.5000
        15912594                   274214                       14525018                           7.8500                   0.5000
        15912593                   274193                       14525000                           8.0000                   0.5000
        15912592                   274135                       14524995                           8.6900                   0.5000
        15912591                   274097                       14524987                           8.6900                   0.5000
        15912590                   274023                       14524979                           6.4400                   0.5000
        15912589                   273989                       14524961                           6.7000                   0.5000
        15912587                   273897                       14524953                          10.1300                   0.5000
        15912584                   273833                       14524946                           8.2500                   0.5000
        15912582                   273815                       14524938                           6.8750                   0.5000
        15912581                   273726                       14524920                          10.6250                   0.5000
        15912580                   273712                       14524912                          10.2900                   0.5000
        15912578                   273551                       14524904                           6.9400                   0.5000
        15912577                   273548                       14524896                           7.5500                   0.5000
        15912576                   273486                       14524888                           6.5000                   0.5000
        15912575                   273463                       14524870                           6.6900                   0.5000
        15912573                   273398                       14524862                           7.9900                   0.5000
        15912572                   273345                       14524854                           8.4400                   0.5000
        15912571                   273295                       14524847                           7.9500                   0.5000
        15912570                   273227                       14524839                           9.2000                   0.5000
        15912569                   273200                       14524821                           7.5400                   0.5000
        15912568                   273188                       14524813                           8.7500                   0.5000
        15912566                   273059                       14524805                           5.8400                   0.5000
        15912565                   273057                       14524797                           6.5500                   0.5000
        15912563                   272983                       14524789                           6.6500                   0.5000
        15912562                   272922                       14524771                           7.2500                   0.5000
        15912560                   272790                       14524763                           6.7500                   0.5000
        15912559                   272785                       14524755                           8.6500                   0.5000
        15912556                   272684                       14524748                           7.5900                   0.5000
        15912555                   272682                       14524730                           6.2000                   0.5000
        15912554                   272650                       14524722                           8.2000                   0.5000
        15912553                   272622                       14524714                           7.2000                   0.5000
        15912552                   272496                       14524706                           8.3150                   0.5000
        15912551                   272467                       14524698                           7.6500                   0.5000
        15912550                   272465                       14524680                           7.2500                   0.5000
        15912548                   272421                       14524672                           7.6000                   0.5000
        15912547                   272411                       14524664                           6.5000                   0.5000
        15912545                   272282                       14524656                           6.2400                   0.5000
        15912544                   272273                       14524649                           7.1900                   0.5000
        15912542                   272168                       14524631                           6.4500                   0.5000
        15912541                   272117                       14524623                           6.2500                   0.5000
        15912540                   272006                       14524615                           5.8000                   0.5000
        15912539                   271995                       14524607                           6.8500                   0.5000
        15912537                   271950                       14524599                           7.5000                   0.5000
        15912536                   271936                       14524581                           6.7500                   0.5000
        15912535                   271934                       14524573                           7.6800                   0.5000
        15912534                   271928                       14524565                           6.8750                   0.5000
        15912532                   271896                       14524557                           7.9900                   0.5000
        15912530                   271753                       14524540                           8.3000                   0.5000
        15912528                   271708                       14524532                           6.9900                   0.5000
        15912525                   271495                       14524524                           8.6500                   0.5000
        15912523                   271480                       14524516                           7.3900                   0.5000
        15912521                   271316                       14524508                           8.8500                   0.5000
        15912520                   271302                       14524490                           6.7500                   0.5000
        15912519                   271281                       14524482                           6.6500                   0.5000
        15912517                   271239                       14524474                           8.2500                   0.5000
        15912515                   271212                       14524466                           7.3000                   0.5000
        15912512                   271061                       14524458                           6.9500                   0.5000
        15912509                   270794                       14524441                           7.8500                   0.5000
        15912508                   270775                       14524433                           6.8500                   0.5000
        15912507                   270757                       14524425                           6.2900                   0.5000
        15912506                   270754                       14524417                           7.1500                   0.5000
        15912505                   270725                       14524409                           7.9900                   0.5000
        15912504                   270702                       14524391                           6.2500                   0.5000
        15912503                   270668                       14524383                           7.2000                   0.5000
        15912501                   270655                       14524375                           8.1000                   0.5000
        15912500                   270607                       14524367                           6.2400                   0.5000
        15912497                   270470                       14524359                           6.3900                   0.5000
        15912496                   270429                       14524342                           8.9900                   0.5000
        15912495                   270340                       14524334                           7.5500                   0.5000
        15912494                   270186                       14524326                           6.1900                   0.5000
        15912492                   270116                       14524318                           8.6400                   0.5000
        15912490                   270009                       14524300                           6.2750                   0.5000
        15912489                   269984                       14524292                           8.7400                   0.5000
        15912488                   269970                       14524284                           8.2500                   0.5000
        15912487                   269950                       14524276                           6.4250                   0.5000
        15912486                   269924                       14524268                           6.4900                   0.5000
        15912485                   269920                       14524250                           6.2900                   0.5000
        15912484                   269902                       14524243                           8.5500                   0.5000
        15912483                   269897                       14524235                           8.8500                   0.5000
        15912482                   269850                       14524227                           8.5000                   0.5000
        15912481                   269741                       14524219                           6.1900                   0.5000
        15912480                   269569                       14524201                           9.5900                   0.5000
        15912479                   269520                       14524193                           7.0000                   0.5000
        15912478                   269507                       14524185                           9.7900                   0.5000
        15912477                   269236                       14524177                           6.9900                   0.5000
        15912476                   269192                       14524169                           6.8250                   0.5000
        15912475                   268983                       14524151                           6.2900                   0.5000
        15912474                   268972                       14524144                           7.9900                   0.5000
        15912472                   268779                       14524136                           6.2400                   0.5000
        15912471                   268729                       14524128                           6.4900                   0.5000
        15912470                   268717                       14524110                           8.2500                   0.5000
        15912469                   268695                       14524102                           6.1400                   0.5000
        15912468                   268690                       14524094                           7.9900                   0.5000
        15912467                   268635                       14524086                           5.5400                   0.5000
        15912466                   268628                       14524078                           7.0000                   0.5000
        15912465                   268575                       14524060                           5.9900                   0.5000
        15912464                   268523                       14524052                           8.7900                   0.5000
        15912463                   268462                       14524045                           6.5000                   0.5000
        15912461                   268426                       14524037                           6.0900                   0.5000
        15912459                   268226                       14524029                           8.8600                   0.5000
        15912456                   268062                       14524011                           7.2500                   0.5000
        15912455                   268056                       14524003                           7.1250                   0.5000
        15912454                   267811                       14523997                           7.1900                   0.5000
        15912453                   267701                       14523989                           7.4900                   0.5000
        15912452                   267582                       14523971                           6.7400                   0.5000
        15912450                   267507                       14523963                           6.7500                   0.5000
        15912449                   267487                       14523955                           6.4900                   0.5000
        15912448                   267418                       14523948                           7.6900                   0.5000
        15912447                   267347                       14523930                           6.8900                   0.5000
        15912444                   267165                       14523922                           6.8900                   0.5000
        15912442                   266939                       14523914                           6.8500                   0.5000
        15912440                   266642                       14523906                           6.4400                   0.5000
        15912439                   266374                       14523898                           8.8400                   0.5000
        15912438                   266358                       14523880                           7.8400                   0.5000
        15912437                   266338                       14523872                           6.6900                   0.5000
        15912435                   266290                       14523864                           6.9000                   0.5000
        15912433                   266140                       14523856                           5.9900                   0.5000
        15912432                   266091                       14523849                           7.9150                   0.5000
        15912430                   265900                       14523831                           6.2400                   0.5000
        15912429                   265840                       14523823                           6.9900                   0.5000
        15912427                   265761                       14523807                           7.9400                   0.5000
        15912425                   265543                       14523799                           7.7000                   0.5000
        15912424                   265418                       14523781                           8.2900                   0.5000
        15912423                   265290                       14523773                           9.1400                   0.5000
        15912422                   265258                       14523765                           6.1400                   0.5000
        15912421                   265113                       14523757                           6.4900                   0.5000
        15912420                   265035                       14523740                           7.3900                   0.5000
        15912418                   264798                       14523732                           7.9900                   0.5000
        15912417                   264794                       14523724                           6.5400                   0.5000
        15912416                   264781                       14523716                           6.7400                   0.5000
        15912415                   264691                       14523708                           7.7500                   0.5000
        15912412                   264467                       14523690                           9.7900                   0.5000
        15912411                   264464                       14523682                           6.8500                   0.5000
        15912410                   264433                       14523674                           6.5000                   0.5000
        15912409                   264384                       14523666                           8.9400                   0.5000
        15912408                   264379                       14523658                           6.9400                   0.5000
        15912407                   264374                       14523641                           6.5900                   0.5000
        15912406                   264308                       14523633                           7.8000                   0.5000
        15912405                   264069                       14523625                           6.8700                   0.5000
        15912401                   263733                       14523617                           7.9900                   0.5000
        15912400                   263714                       14523609                           6.6900                   0.5000
        15912399                   263701                       14523591                           6.5400                   0.5000
        15912398                   263581                       14523583                           8.4900                   0.5000
        15912396                   263321                       14523575                           7.3900                   0.5000
        15912395                   263316                       14523567                           7.3200                   0.5000
        15912394                   263292                       14523559                           7.3400                   0.5000
        15912393                   263281                       14523542                           8.6400                   0.5000
        15912392                   263201                       14523534                           6.9400                   0.5000
        15912389                   263021                       14523526                           7.9000                   0.5000
        15912387                   262987                       14523518                           7.1000                   0.5000
        15912386                   262713                       14523500                           8.0000                   0.5000
        15912384                   262653                       14523492                           8.2500                   0.5000
        15912383                   262539                       14523484                          10.2400                   0.5000
        15912382                   262533                       14523476                           6.2900                   0.5000
        15912381                   262520                       14523468                           6.8750                   0.5000
        15912380                   262518                       14523450                           5.6900                   0.5000
        15912379                   262450                       14523443                           6.9400                   0.5000
        15912378                   262390                       14523435                           7.2400                   0.5000
        15912377                   262333                       14523427                           8.0900                   0.5000
        15912376                   262292                       14523419                           6.3900                   0.5000
        15912373                   262099                       14523401                           7.9900                   0.5000
        15912372                   262016                       14523393                           6.9400                   0.5000
        15912371                   261988                       14523385                           7.9900                   0.5000
        15912370                   261793                       14523377                           8.3500                   0.5000
        15912369                   261572                       14523369                           7.0900                   0.5000
        15912368                   261554                       14523351                           6.2000                   0.5000
        15912365                   261250                       14523344                           7.4400                   0.5000
        15912364                   261206                       14523336                           6.6500                   0.5000
        15912363                   261109                       14523328                           6.9900                   0.5000
        15912362                   261106                       14523310                           6.3400                   0.5000
        15912360                   261042                       14523302                           9.3900                   0.5000
        15912358                   260968                       14523294                           7.0000                   0.5000
        15912357                   260916                       14523286                           7.0280                   0.5000
        15912356                   260911                       14523278                           7.9400                   0.5000
        15912355                   260714                       14523260                           7.2500                   0.5000
        15912353                   260537                       14523252                           8.0000                   0.5000
        15912352                   260485                       14523245                           6.9900                   0.5000
        15912350                   260272                       14523237                           7.4400                   0.5000
        15912346                   259945                       14523211                           6.2000                   0.5000
        15912342                   259901                       14523203                           6.4500                   0.5000
        15912341                   259813                       14523195                           6.2400                   0.5000
        15912340                   259767                       14523187                           8.6400                   0.5000
        15912339                   259751                       14523179                           7.3500                   0.5000
        15912338                   259728                       14523161                           6.1900                   0.5000
        15912337                   259628                       14523153                           7.9900                   0.5000
        15912336                   259581                       14523146                           5.9900                   0.5000
        15912335                   259297                       14523138                           6.3400                   0.5000
        15912334                   259269                       14523120                           9.6900                   0.5000
        15912333                   259250                       14523112                           7.7500                   0.5000
        15912331                   259177                       14523104                           6.1900                   0.5000
        15912330                   259154                       14523096                           6.9900                   0.5000
        15912329                   259082                       14523088                           7.3900                   0.5000
        15912328                   258822                       14523070                           7.8750                   0.5000
        15912327                   258701                       14523062                           6.9900                   0.5000
        15912326                   258608                       14523054                           5.4400                   0.5000
        15912325                   258583                       14523047                           6.7500                   0.5000
        15912324                   258488                       14523039                           6.6400                   0.5000
        15912323                   258486                       14523021                           6.0400                   0.5000
        15912322                   258368                       14523013                           6.9500                   0.5000
        15912321                   258348                       14523005                           6.0900                   0.5000
        15912320                   258250                       14522999                           6.5900                   0.5000
        15912319                   258202                       14522981                           7.9900                   0.5000
        15912318                   258045                       14522973                           7.8500                   0.5000
        15912317                   258036                       14522965                           7.6000                   0.5000
        15912315                   257875                       14522957                           8.2500                   0.5000
        15912313                   257758                       14522940                           6.1400                   0.5000
        15912311                   257689                       14522932                           5.0400                   0.5000
        15912310                   257600                       14522924                           8.2900                   0.5000
        15912309                   257292                       14522916                           5.3400                   0.5000
        15912308                   257250                       14522908                           5.9900                   0.5000
        15912306                   257078                       14522890                           6.4400                   0.5000
        15912304                   256992                       14522882                           6.6900                   0.5000
        15912302                   256954                       14522874                           6.5400                   0.5000
        15912300                   256862                       14522866                           6.4900                   0.5000
        15912299                   256817                       14522858                           7.5000                   0.5000
        15912298                   256811                       14522841                           6.9400                   0.5000
        15912297                   256741                       14522833                           8.0900                   0.5000
        15912296                   256693                       14522825                           7.1900                   0.5000
        15912294                   256560                       14522817                           6.2500                   0.5000
        15912293                   256474                       14522809                           5.6900                   0.5000
        15912292                   256458                       14522791                           5.9900                   0.5000
        15912291                   256448                       14522783                           7.0000                   0.5000
        15912290                   256424                       14522775                           6.7400                   0.5000
        15912289                   256359                       14522767                           7.7500                   0.5000
        15912288                   256138                       14522759                           6.7400                   0.5000
        15912287                   255962                       14522742                           9.0400                   0.5000
        15912285                   255798                       14522734                           6.7400                   0.5000
        15912283                   255762                       14522726                           5.9900                   0.5000
        15912282                   255725                       14522718                           7.0900                   0.5000
        15912281                   255604                       14522700                           6.4900                   0.5000
        15912280                   255599                       14522692                           8.6400                   0.5000
        15912278                   255341                       14522684                           8.7500                   0.5000
        15912277                   255325                       14522676                           5.9400                   0.5000
        15912276                   255305                       14522668                           5.2500                   0.5000
        15912275                   255069                       14522650                           7.1000                   0.5000
        15912274                   255010                       14522643                           6.5400                   0.5000
        15912273                   254951                       14522635                           7.7900                   0.5000
        15912272                   254780                       14522627                           5.9500                   0.5000
        15912271                   254746                       14522619                           7.4900                   0.5000
        15912270                   254712                       14522601                           7.4000                   0.5000
        15912268                   254655                       14522593                           6.5900                   0.5000
        15912267                   254625                       14522585                           6.3400                   0.5000
        15912266                   254584                       14522577                           7.9900                   0.5000
        15912264                   254559                       14522569                           6.8900                   0.5000
        15912263                   254478                       14522551                           6.2500                   0.5000
        15912261                   254452                       14522544                           5.9900                   0.5000
        15912260                   254395                       14522536                           6.1900                   0.5000
        15912259                   254229                       14522528                           9.9750                   0.5000
        15912258                   254194                       14522510                           8.3400                   0.5000
        15912256                   253947                       14522502                           7.9900                   0.5000
        15912255                   253898                       14522494                           5.6900                   0.5000
        15912251                   253626                       14522486                           9.0500                   0.5000
        15912250                   253491                       14522478                           5.7400                   0.5000
        15912248                   253239                       14522460                           6.4900                   0.5000
        15912245                   252733                       14522452                           7.9900                   0.5000
        15912243                   252632                       14522445                           7.2400                   0.5000
        15912242                   252617                       14522437                           9.3900                   0.5000
        15912241                   252489                       14522429                           6.4900                   0.5000
        15912240                   252460                       14522411                           6.9900                   0.5000
        15912239                   252454                       14522403                           7.1400                   0.5000
        15912238                   252314                       14522395                           5.5000                   0.5000
        15912235                   252032                       14522387                           7.9900                   0.5000
        15912232                   251777                       14522379                           5.5500                   0.5000
        15912231                   251718                       14522361                           6.2900                   0.5000
        15912229                   251406                       14522353                           6.8900                   0.5000
        15912227                   251302                       14522346                           8.6400                   0.5000
        15912225                   251048                       14522338                           8.5000                   0.5000
        15912224                   250869                       14522320                           8.6400                   0.5000
        15912223                   250850                       14522312                           7.6000                   0.5000
        15912222                   250848                       14522304                           5.9900                   0.5000
        15912219                   250585                       14522296                           6.0400                   0.5000
        15912218                   250331                       14522288                           6.4900                   0.5000
        15912217                   250188                       14522270                           8.7000                   0.5000
        15912216                   250050                       14522262                           5.7900                   0.5000
        15912215                   249853                       14522254                           6.9900                   0.5000
        15912214                   249841                       14522247                           9.8900                   0.5000
        15912212                   249611                       14522239                           6.5900                   0.5000
        15912211                   249513                       14522221                           6.5900                   0.5000
        15912210                   249467                       14522213                           7.5400                   0.5000
        15912207                   249008                       14522205                           8.5400                   0.5000
        15912206                   248950                       14522197                           5.7400                   0.5000
        15912205                   248944                       14522189                           6.9900                   0.5000
        15912203                   248617                       14522171                           7.5000                   0.5000
        15912202                   248574                       14522163                           6.3400                   0.5000
        15912200                   247780                       14522155                           7.4530                   0.5000
        15912199                   247770                       14522148                           5.9900                   0.5000
        15912198                   247596                       14522130                           7.0000                   0.5000
        15912196                   247460                       14522122                           6.3000                   0.5000
        15912195                   247091                       14522114                           5.6900                   0.5000
        15912194                   246233                       14522106                           5.9900                   0.5000
        15912193                   245893                       14522098                           8.1400                   0.5000
        15912192                   245886                       14522080                           6.6900                   0.5000
        15912191                   245827                       14522072                           7.9900                   0.5000
        15912189                   245401                       14522064                           5.9900                   0.5000
        15912188                   245246                       14522056                           6.4900                   0.5000
        15912187                   244566                       14522049                           7.2400                   0.5000
        15912185                   243563                       14522031                           7.2900                   0.5000
        15912183                   243236                       14522015                           6.6400                   0.5000
        15912182                   242951                       14522007                           7.3900                   0.5000
        15912179                   242408                       14521991                           7.8900                   0.5000
        15912178                   242110                       14521983                           6.8000                   0.5000
        15912177                   241549                       14521975                           6.9900                   0.5000
        15912176                   240707                       14521967                           7.9000                   0.5000
        15912174                   239924                       14521959                           7.8400                   0.5000
        15912172                   237276                       14521942                           7.8900                   0.5000
        15912171                   236105                       14521934                           6.4900                   0.5000
        15912170                   235848                       14521926                           8.6900                   0.5000
        15912166                   205840                       14521918                           6.5000                   0.5000

LOAN_SEQ                   MSERV                 LPMI               TRUSTFEE                  CURRENT_
                                                                                             NET_COUPON
-----------------------------------------------------------------------------------------------------------------
        15914249                0.0063                  -                         -                       7.4337
        15914248                0.0063                  -                         -                       7.9587
        15914247                0.0063                  -                         -                       7.0617
        15914246                0.0063                  -                         -                       6.4837
        15914245                0.0063                  -                         -                       9.2837
        15914244                0.0063                  -                         -                       6.2937
        15914243                0.0063                  -                         -                       7.0437
        15914241                0.0063                  -                         -                       8.2437
        15914240                0.0063                  -                         -                       9.0437
        15914239                0.0063                  -                         -                       6.3437
        15914238                0.0063                  -                         -                       8.9337
        15914237                0.0063                  -                         -                       7.2337
        15914236                0.0063                  -                         -                       5.9937
        15914235                0.0063                  -                         -                       7.1937
        15914234                0.0063                  -                         -                       6.4837
        15914233                0.0063                  -                         -                      10.0437
        15914232                0.0063                  -                         -                       8.3937
        15914231                0.0063                  -                         -                       8.7937
        15914229                0.0063                  -                         -                       7.9937
        15914228                0.0063                  -                         -                       9.5337
        15914227                0.0063                  -                         -                       7.2337
        15914226                0.0063                  -                         -                       6.4437
        15914225                0.0063                  -                         -                       7.3437
        15914224                0.0063                  -                         -                       6.2937
        15914223                0.0063                  -                         -                       8.0937
        15914220                0.0063                  -                         -                       6.5837
        15914219                0.0063                  -                         -                       7.5837
        15914218                0.0063                  -                         -                       6.2337
        15914217                0.0063                  -                         -                       6.2937
        15914216                0.0063                  -                         -                       6.4927
        15914215                0.0063                  -                         -                       8.0937
        15914214                0.0063                  -                         -                       6.7337
        15914213                0.0063                  -                         -                       8.2837
        15914212                0.0063                  -                         -                       6.6937
        15914211                0.0063                  -                         -                       5.9837
        15914210                0.0063                  -                         -                       9.0437
        15914209                0.0063                  -                         -                       6.8067
        15914208                0.0063                  -                         -                       7.2387
        15914207                0.0063                  -                         -                       6.3437
        15914206                0.0063                  -                         -                       6.9937
        15914204                0.0063                  -                         -                       7.9337
        15914203                0.0063                  -                         -                       5.4837
        15914202                0.0063                  -                         -                       6.9337
        15914201                0.0063                  -                         -                       9.1937
        15914200                0.0063                  -                         -                       6.4437
        15914199                0.0063                  -                         -                       7.0937
        15914198                0.0063                  -                         -                       7.2437
        15914197                0.0063                  -                         -                       8.2837
        15914196                0.0063                  -                         -                       9.9437
        15914195                0.0063                  -                         -                       6.4837
        15914194                0.0063                  -                         -                       7.8337
        15914193                0.0063                  -                         -                       7.7337
        15914192                0.0063                  -                         -                      10.0337
        15914191                0.0063                  -                         -                       8.4837
        15914190                0.0063                  -                         -                       8.1237
        15914187                0.0063                  -                         -                       6.4567
        15914186                0.0063                  -                         -                       6.5837
        15914185                0.0063                  -                         -                       8.3337
        15914182                0.0063                  -                         -                       7.3837
        15914181                0.0063                  -                         -                       7.9337
        15914180                0.0063                  -                         -                       6.7937
        15914179                0.0063                  -                         -                      10.3837
        15914177                0.0063                  -                         -                       6.4937
        15914176                0.0063                  -                         -                       7.6437
        15914175                0.0063                  -                         -                       6.9337
        15914174                0.0063                  -                         -                       8.6337
        15914173                0.0063                  -                         -                       9.2437
        15914172                0.0063                  -                         -                       8.1937
        15914171                0.0063                  -                         -                       6.6937
        15914170                0.0063                  -                         -                       6.7837
        15914169                0.0063                  -                         -                       5.4837
        15914166                0.0063                  -                         -                       6.4337
        15914164                0.0063                  -                         -                       8.4837
        15914163                0.0063                  -                         -                       7.2437
        15914162                0.0063                  -                         -                       8.9437
        15914161                0.0063                  -                         -                       5.8837
        15914160                0.0063                  -                         -                       8.8937
        15914159                0.0063                  -                         -                       8.0867
        15914157                0.0063                  -                         -                       7.2437
        15914154                0.0063                  -                         -                       7.9837
        15914153                0.0063                  -                         -                       8.5837
        15914152                0.0063                  -                         -                       6.9337
        15914150                0.0063                  -                         -                       7.8837
        15914149                0.0063                  -                         -                       6.3937
        15914148                0.0063                  -                         -                       7.6437
        15914147                0.0063                  -                         -                       7.3237
        15914145                0.0063                  -                         -                       5.7837
        15914144                0.0063                  -                         -                       7.9437
        15914142                0.0063                  -                         -                       7.7967
        15914141                0.0063                  -                         -                       6.7937
        15914140                0.0063                  -                         -                       9.7337
        15914139                0.0063                  -                         -                       6.6067
        15914138                0.0063                  -                         -                       7.4737
        15914134                0.0063                  -                         -                       7.8837
        15914131                0.0063                  -                         -                      10.9937
        15914130                0.0063                  -                         -                       8.1837
        15914129                0.0063                  -                         -                       8.5937
        15914125                0.0063                  -                         -                       7.1337
        15914124                0.0063                  -                         -                       5.4837
        15914123                0.0063                  -                         -                       7.1337
        15914117                0.0063                  -                         -                       5.5437
        15914116                0.0063                  -                         -                       7.0837
        15914114                0.0063                  -                         -                       6.2137
        15914112                0.0063                  -                         -                       5.9937
        15914108                0.0063                  -                         -                       6.0837
        15914107                0.0063                  -                         -                       7.9337
        15914106                0.0063                  -                         -                       8.1937
        15914101                0.0063                  -                         -                       7.3337
        15914100                0.0063                  -                         -                       5.9837
        15914099                0.0063                  -                         -                       6.4837
        15914098                0.0063                  -                         -                       7.6937
        15914097                0.0063                  -                         -                       7.3837
        15914096                0.0063                  -                         -                       7.1837
        15914095                0.0063                  -                         -                       6.1837
        15914093                0.0063                  -                         -                       7.6437
        15914092                0.0063                  -                         -                       7.6437
        15914091                0.0063                  -                         -                       7.3937
        15914090                0.0063                  -                         -                       7.2837
        15914089                0.0063                  -                         -                       5.9437
        15914088                0.0063                  -                         -                       6.9837
        15914087                0.0063                  -                         -                       9.3437
        15914086                0.0063                  -                         -                       7.0687
        15914085                0.0063                  -                         -                       7.2587
        15914083                0.0063                  -                         -                       7.2837
        15914082                0.0063                  -                         -                       6.0437
        15914081                0.0063                  -                         -                       6.9937
        15914080                0.0063                  -                         -                       9.2087
        15914078                0.0063                  -                         -                       7.4437
        15914077                0.0063                  -                         -                       9.9337
        15914076                0.0063                  -                         -                       7.4437
        15914075                0.0063                  -                         -                       9.2937
        15914074                0.0063                  -                         -                       7.4837
        15914073                0.0063                  -                         -                       6.3337
        15914072                0.0063                  -                         -                       9.0937
        15914071                0.0063                  -                         -                       7.3937
        15914069                0.0063                  -                         -                       8.4437
        15914068                0.0063                  -                         -                       6.1837
        15914067                0.0063                  -                         -                       8.9337
        15914066                0.0063                  -                         -                       6.2837
        15914065                0.0063                  -                         -                       8.7567
        15914064                0.0063                  -                         -                       8.6937
        15914063                0.0063                  -                         -                       6.9937
        15914062                0.0063                  -                         -                       6.4337
        15914061                0.0063                  -                         -                       6.0337
        15914060                0.0063                  -                         -                       7.3437
        15914059                0.0063                  -                         -                       9.2937
        15914058                0.0063                  -                         -                       9.6937
        15914057                0.0063                  -                         -                       7.1837
        15914056                0.0063                  -                         -                       9.4837
        15914055                0.0063                  -                         -                       6.9837
        15914054                0.0063                  -                         -                       7.8337
        15914053                0.0063                  -                         -                       7.6937
        15914052                0.0063                  -                         -                       6.1937
        15914051                0.0063                  -                         -                       5.7437
        15914050                0.0063                  -                         -                       7.6837
        15914049                0.0063                  -                         -                       5.9837
        15914048                0.0063                  -                         -                       7.9837
        15914047                0.0063                  -                         -                       7.2937
        15914045                0.0063                  -                         -                       8.0837
        15914044                0.0063                  -                         -                       7.0837
        15914043                0.0063                  -                         -                       7.6437
        15914042                0.0063                  -                         -                       9.1837
        15914041                0.0063                  -                         -                       8.0437
        15914040                0.0063                  -                         -                       8.9337
        15914039                0.0063                  -                         -                       9.5837
        15914038                0.0063                  -                         -                       7.2437
        15914037                0.0063                  -                         -                       7.7437
        15914036                0.0063                  -                         -                       5.7437
        15914035                0.0063                  -                         -                       7.4837
        15914033                0.0063                  -                         -                       7.2937
        15914032                0.0063                  -                         -                       6.3337
        15914031                0.0063                  -                         -                       9.8937
        15914030                0.0063                  -                         -                       6.1187
        15914029                0.0063                  -                         -                       8.1837
        15914028                0.0063                  -                         -                       8.1437
        15914027                0.0063                  -                         -                       7.5437
        15914026                0.0063                  -                         -                       8.8437
        15914025                0.0063                  -                         -                       6.9337
        15914024                0.0063                  -                         -                       7.1837
        15914023                0.0063                  -                         -                       5.4437
        15914022                0.0063                  -                         -                       8.2837
        15914021                0.0063                  -                         -                       7.8937
        15914020                0.0063                  -                         -                       8.2437
        15914019                0.0063                  -                         -                       7.9837
        15914018                0.0063                  -                         -                       7.6437
        15914017                0.0063                  -                         -                       6.4837
        15914016                0.0063                  -                         -                       9.9337
        15914015                0.0063                  -                         -                       8.4937
        15914014                0.0063                  -                         -                       8.5337
        15914013                0.0063                  -                         -                       7.8837
        15914012                0.0063                  -                         -                       8.3937
        15914011                0.0063                  -                         -                       6.8337
        15914010                0.0063                  -                         -                       7.0437
        15914009                0.0063                  -                         -                       6.4337
        15914008                0.0063                  -                         -                       7.2837
        15914007                0.0063                  -                         -                       7.3337
        15914006                0.0063                  -                         -                       6.4837
        15914005                0.0063                  -                         -                       8.4837
        15914004                0.0063                  -                         -                       7.8437
        15914003                0.0063                  -                         -                       6.5437
        15914002                0.0063                  -                         -                       7.2837
        15914001                0.0063                  -                         -                       7.4187
        15914000                0.0063                  -                         -                       8.4937
        15913999                0.0063                  -                         -                       6.4937
        15913998                0.0063                  -                         -                       9.4337
        15913997                0.0063                  -                         -                       6.4837
        15913995                0.0063                  -                         -                       7.3837
        15913994                0.0063                  -                         -                       7.7437
        15913993                0.0063                  -                         -                      10.3437
        15913992                0.0063                  -                         -                       9.0437
        15913990                0.0063                  -                         -                       6.8937
        15913989                0.0063                  -                         -                       8.3437
        15913987                0.0063                  -                         -                       6.7837
        15913985                0.0063                  -                         -                       7.4837
        15913984                0.0063                  -                         -                       6.9437
        15913983                0.0063                  -                         -                       7.2437
        15913982                0.0063                  -                         -                       6.7837
        15913981                0.0063                  -                         -                       6.7337
        15913980                0.0063                  -                         -                       7.9337
        15913979                0.0063                  -                         -                       8.4837
        15913978                0.0063                  -                         -                       6.5937
        15913977                0.0063                  -                         -                       7.3837
        15913976                0.0063                  -                         -                       6.9937
        15913974                0.0063                  -                         -                       7.7437
        15913972                0.0063                  -                         -                       8.2437
        15913971                0.0063                  -                         -                       7.7437
        15913970                0.0063                  -                         -                       6.1837
        15913969                0.0063                  -                         -                       7.2437
        15913968                0.0063                  -                         -                       7.9937
        15913967                0.0063                  -                         -                       7.4937
        15913966                0.0063                  -                         -                       5.0837
        15913965                0.0063                  -                         -                       8.9937
        15913964                0.0063                  -                         -                       7.7337
        15913963                0.0063                  -                         -                       7.2837
        15913961                0.0063                  -                         -                       7.4837
        15913959                0.0063                  -                         -                       8.2937
        15913958                0.0063                  -                         -                       5.4337
        15913957                0.0063                  -                         -                       8.0837
        15913955                0.0063                  -                         -                       8.0837
        15913954                0.0063                  -                         -                       7.4837
        15913953                0.0063                  -                         -                       6.1937
        15913950                0.0063                  -                         -                       6.4837
        15913949                0.0063                  -                         -                       6.3437
        15913948                0.0063                  -                         -                       6.2437
        15913947                0.0063                  -                         -                       7.5937
        15913946                0.0063                  -                         -                       7.4837
        15913945                0.0063                  -                         -                       7.4837
        15913944                0.0063                  -                         -                       7.4337
        15913943                0.0063                  -                         -                       8.4837
        15913942                0.0063                  -                         -                       8.0837
        15913941                0.0063                  -                         -                       7.0837
        15913940                0.0063                  -                         -                       7.4587
        15913939                0.0063                  -                         -                       6.4837
        15913938                0.0063                  -                         -                       8.4837
        15913937                0.0063                  -                         -                       8.1937
        15913936                0.0063                  -                         -                       6.0337
        15913935                0.0063                  -                         -                       6.6937
        15913934                0.0063                  -                         -                       8.6937
        15913933                0.0063                  -                         -                       8.7437
        15913932                0.0063                  -                         -                       7.4337
        15913931                0.0063                  -                         -                       8.7437
        15913929                0.0063                  -                         -                       5.9437
        15913927                0.0063                  -                         -                       9.1337
        15913926                0.0063                  -                         -                       6.7437
        15913925                0.0063                  -                         -                       8.0937
        15913924                0.0063                  -                         -                       8.7937
        15913923                0.0063                  -                         -                       7.9837
        15913922                0.0063                  -                         -                       6.1437
        15913921                0.0063                  -                         -                       8.2937
        15913920                0.0063                  -                         -                       6.8437
        15913919                0.0063                  -                         -                       7.9937
        15913918                0.0063                  -                         -                       7.9837
        15913916                0.0063                  -                         -                       7.9937
        15913915                0.0063                  -                         -                       7.4337
        15913913                0.0063                  -                         -                       7.4837
        15913912                0.0063                  -                         -                       6.3687
        15913911                0.0063                  -                         -                       8.4837
        15913910                0.0063                  -                         -                       6.8187
        15913909                0.0063                  -                         -                       8.3437
        15913908                0.0063                  -                         -                       6.8437
        15913907                0.0063                  -                         -                       7.5337
        15913906                0.0063                  -                         -                       7.1837
        15913905                0.0063                  -                         -                       8.4837
        15913904                0.0063                  -                         -                       7.6937
        15913903                0.0063                  -                         -                       6.6337
        15913902                0.0063                  -                         -                       8.4837
        15913901                0.0063                  -                         -                       7.4837
        15913900                0.0063                  -                         -                       6.2937
        15913899                0.0063                  -                         -                       7.7437
        15913898                0.0063                  -                         -                       8.9437
        15913897                0.0063                  -                         -                       6.2437
        15913896                0.0063                  -                         -                       8.3437
        15913895                0.0063                  -                         -                       8.4837
        15913894                0.0063                  -                         -                       5.5437
        15913892                0.0063                  -                         -                       8.4837
        15913891                0.0063                  -                         -                       7.0437
        15913890                0.0063                  -                         -                       6.8437
        15913888                0.0063                  -                         -                       8.4837
        15913887                0.0063                  -                         -                       7.9937
        15913886                0.0063                  -                         -                       7.9937
        15913885                0.0063                  -                         -                       7.3837
        15913884                0.0063                  -                         -                       8.0187
        15913883                0.0063                  -                         -                       7.4437
        15913882                0.0063                  -                         -                       8.7937
        15913880                0.0063                  -                         -                      10.0937
        15913879                0.0063                  -                         -                       7.6437
        15913878                0.0063                  -                         -                       6.3837
        15913877                0.0063                  -                         -                       6.7837
        15913876                0.0063                  -                         -                       7.2937
        15913875                0.0063                  -                         -                       5.4937
        15913874                0.0063                  -                         -                       6.3837
        15913873                0.0063                  -                         -                       6.2937
        15913872                0.0063                  -                         -                       6.9337
        15913871                0.0063                  -                         -                       8.9837
        15913869                0.0063                  -                         -                       7.8437
        15913868                0.0063                  -                         -                       6.9937
        15913867                0.0063                  -                         -                       7.7437
        15913866                0.0063                  -                         -                       7.1337
        15913865                0.0063                  -                         -                       6.9937
        15913864                0.0063                  -                         -                       7.3837
        15913863                0.0063                  -                         -                       7.4837
        15913862                0.0063                  -                         -                       5.8337
        15913861                0.0063                  -                         -                       8.6337
        15913860                0.0063                  -                         -                      10.2437
        15913859                0.0063                  -                         -                       8.6837
        15913858                0.0063                  -                         -                       6.4437
        15913857                0.0063                  -                         -                       5.1837
        15913855                0.0063                  -                         -                       7.8937
        15913853                0.0063                  -                         -                       7.4437
        15913852                0.0063                  -                         -                       7.0337
        15913851                0.0063                  -                         -                       6.7837
        15913850                0.0063                  -                         -                       8.1437
        15913849                0.0063                  -                         -                       7.5437
        15913848                0.0063                  -                         -                       7.8837
        15913847                0.0063                  -                         -                       7.6537
        15913846                0.0063                  -                         -                       5.8437
        15913845                0.0063                  -                         -                       7.4837
        15913844                0.0063                  -                         -                       7.4837
        15913843                0.0063                  -                         -                       8.4337
        15913842                0.0063                  -                         -                       7.6337
        15913841                0.0063                  -                         -                       6.0337
        15913840                0.0063                  -                         -                       9.3337
        15913839                0.0063                  -                         -                       6.3937
        15913838                0.0063                  -                         -                       9.1937
        15913837                0.0063                  -                         -                       6.3937
        15913836                0.0063                  -                         -                       7.4837
        15913834                0.0063                  -                         -                       7.1437
        15913833                0.0063                  -                         -                       6.1937
        15913832                0.0063                  -                         -                       7.3437
        15913831                0.0063                  -                         -                       6.2337
        15913830                0.0063                  -                         -                       9.2837
        15913829                0.0063                  -                         -                       7.4337
        15913828                0.0063                  -                         -                       7.5937
        15913827                0.0063                  -                         -                       8.0837
        15913826                0.0063                  -                         -                       7.3437
        15913825                0.0063                  -                         -                       5.9937
        15913824                0.0063                  -                         -                       6.3437
        15913823                0.0063                  -                         -                       7.0937
        15913822                0.0063                  -                         -                       6.7937
        15913821                0.0063                  -                         -                       8.3937
        15913820                0.0063                  -                         -                       8.4937
        15913819                0.0063                  -                         -                       7.1437
        15913818                0.0063                  -                         -                       7.9937
        15913816                0.0063                  -                         -                       7.3837
        15913814                0.0063                  -                         -                       5.9837
        15913813                0.0063                  -                         -                       7.9937
        15913812                0.0063                  -                         -                       6.6687
        15913811                0.0063                  -                         -                       8.6437
        15913810                0.0063                  -                         -                       8.1337
        15913809                0.0063                  -                         -                       9.4437
        15913807                0.0063                  -                         -                       6.2437
        15913806                0.0063                  -                         -                       6.4337
        15913805                0.0063                  -                         -                       7.6937
        15913804                0.0063                  -                         -                       5.9837
        15913803                0.0063                  -                         -                       6.2337
        15913802                0.0063                  -                         -                       7.1437
        15913801                0.0063                  -                         -                       7.7337
        15913800                0.0063                  -                         -                       7.4937
        15913799                0.0063                  -                         -                       8.6937
        15913798                0.0063                  -                         -                       7.2837
        15913797                0.0063                  -                         -                       7.7337
        15913796                0.0063                  -                         -                       7.5437
        15913795                0.0063                  -                         -                       8.1437
        15913794                0.0063                  -                         -                       7.1337
        15913793                0.0063                  -                         -                       8.1837
        15913791                0.0063                  -                         -                       9.0837
        15913790                0.0063                  -                         -                       6.4437
        15913789                0.0063                  -                         -                       7.0837
        15913788                0.0063                  -                         -                       6.7937
        15913787                0.0063                  -                         -                       7.4837
        15913786                0.0063                  -                         -                       7.1087
        15913785                0.0063                  -                         -                       7.7337
        15913784                0.0063                  -                         -                       7.2337
        15913783                0.0063                  -                         -                       7.2437
        15913782                0.0063                  -                         -                       8.9937
        15913781                0.0063                  -                         -                       6.9837
        15913780                0.0063                  -                         -                       6.4337
        15913779                0.0063                  -                         -                       7.4837
        15913778                0.0063                  -                         -                       7.8087
        15913777                0.0063                  -                         -                       5.6337
        15913776                0.0063                  -                         -                       8.6937
        15913775                0.0063                  -                         -                       8.1437
        15913773                0.0063                  -                         -                       7.6837
        15913772                0.0063                  -                         -                       7.9937
        15913771                0.0063                  -                         -                       6.3837
        15913770                0.0063                  -                         -                       7.8837
        15913769                0.0063                  -                         -                       7.3337
        15913768                0.0063                  -                         -                       7.9337
        15913767                0.0063                  -                         -                       7.6837
        15913766                0.0063                  -                         -                       6.4837
        15913765                0.0063                  -                         -                       8.1337
        15913764                0.0063                  -                         -                       7.3937
        15913763                0.0063                  -                         -                       6.2837
        15913762                0.0063                  -                         -                       8.2837
        15913761                0.0063                  -                         -                       6.6337
        15913760                0.0063                  -                         -                       9.1837
        15913758                0.0063                  -                         -                       7.9937
        15913757                0.0063                  -                         -                       7.9337
        15913756                0.0063                  -                         -                       8.7437
        15913755                0.0063                  -                         -                       7.6437
        15913754                0.0063                  -                         -                       7.7437
        15913753                0.0063                  -                         -                       6.0837
        15913752                0.0063                  -                         -                       6.4437
        15913751                0.0063                  -                         -                       6.7837
        15913750                0.0063                  -                         -                       6.3337
        15913749                0.0063                  -                         -                       6.4337
        15913748                0.0063                  -                         -                       8.6337
        15913747                0.0063                  -                         -                       7.9437
        15913745                0.0063                  -                         -                       6.8437
        15913744                0.0063                  -                         -                       9.4837
        15913741                0.0063                  -                         -                       6.1937
        15913740                0.0063                  -                         -                       7.3837
        15913737                0.0063                  -                         -                       9.0437
        15913736                0.0063                  -                         -                       6.4837
        15913735                0.0063                  -                         -                       7.0937
        15913734                0.0063                  -                         -                       6.5937
        15913733                0.0063                  -                         -                       5.8337
        15913732                0.0063                  -                         -                       7.0937
        15913731                0.0063                  -                         -                       7.2437
        15913730                0.0063                  -                         -                       8.9437
        15913728                0.0063                  -                         -                       8.7437
        15913727                0.0063                  -                         -                       6.1937
        15913725                0.0063                  -                         -                       8.3937
        15913724                0.0063                  -                         -                       8.9437
        15913723                0.0063                  -                         -                       9.0337
        15913721                0.0063                  -                         -                       6.2337
        15913720                0.0063                  -                         -                       8.0837
        15913719                0.0063                  -                         -                       6.0837
        15913718                0.0063                  -                         -                       6.9937
        15913717                0.0063                  -                         -                       8.0937
        15913716                0.0063                  -                         -                       6.9937
        15913715                0.0063                  -                         -                       7.3437
        15913713                0.0063                  -                         -                       7.4937
        15913712                0.0063                  -                         -                       7.4837
        15913711                0.0063                  -                         -                       7.2337
        15913710                0.0063                  -                         -                       7.3337
        15913709                0.0063                  -                         -                       8.2937
        15913708                0.0063                  -                         -                       7.8837
        15913707                0.0063                  -                         -                       8.5437
        15913706                0.0063                  -                         -                       7.5937
        15913704                0.0063                  -                         -                       7.1337
        15913702                0.0063                  -                         -                       5.6937
        15913701                0.0063                  -                         -                       7.7437
        15913700                0.0063                  -                         -                       7.0337
        15913698                0.0063                  -                         -                       7.2337
        15913697                0.0063                  -                         -                       7.2337
        15913695                0.0063                  -                         -                       6.4837
        15913694                0.0063                  -                         -                       7.9437
        15913693                0.0063                  -                         -                       6.7437
        15913691                0.0063                  -                         -                      10.0937
        15913690                0.0063                  -                         -                       7.8937
        15913689                0.0063                  -                         -                       6.4437
        15913688                0.0063                  -                         -                       7.3937
        15913687                0.0063                  -                         -                       9.1337
        15913686                0.0063                  -                         -                       7.1837
        15913685                0.0063                  -                         -                       6.9837
        15913684                0.0063                  -                         -                       5.8437
        15913683                0.0063                  -                         -                       6.9937
        15913681                0.0063                  -                         -                       6.4937
        15913680                0.0063                  -                         -                       8.0937
        15913679                0.0063                  -                         -                       7.0937
        15913678                0.0063                  -                         -                       9.7937
        15913677                0.0063                  -                         -                       8.3937
        15913676                0.0063                  -                         -                       8.8437
        15913675                0.0063                  -                         -                       7.1937
        15913674                0.0063                  -                         -                       6.6837
        15913673                0.0063                  -                         -                       6.2837
        15913672                0.0063                  -                         -                       7.9337
        15913671                0.0063                  -                         -                       6.2837
        15913670                0.0063                  -                         -                       9.1437
        15913669                0.0063                  -                         -                       7.3837
        15913668                0.0063                  -                         -                       5.8437
        15913667                0.0063                  -                         -                       8.4837
        15913666                0.0063                  -                         -                       6.4837
        15913665                0.0063                  -                         -                       7.5937
        15913664                0.0063                  -                         -                       8.3037
        15913663                0.0063                  -                         -                       7.2337
        15913662                0.0063                  -                         -                       6.7437
        15913661                0.0063                  -                         -                       7.7837
        15913660                0.0063                  -                         -                       6.2937
        15913659                0.0063                  -                         -                       9.3437
        15913658                0.0063                  -                         -                       6.7337
        15913657                0.0063                  -                         -                       7.4837
        15913656                0.0063                  -                         -                       6.3437
        15913655                0.0063                  -                         -                       6.2837
        15913654                0.0063                  -                         -                       6.3937
        15913653                0.0063                  -                         -                       6.5937
        15913652                0.0063                  -                         -                       7.1337
        15913651                0.0063                  -                         -                       6.9937
        15913650                0.0063                  -                         -                       7.0837
        15913649                0.0063                  -                         -                       6.9687
        15913648                0.0063                  -                         -                       6.6837
        15913647                0.0063                  -                         -                       9.0437
        15913645                0.0063                  -                         -                       8.6337
        15913644                0.0063                  -                         -                       8.4437
        15913643                0.0063                  -                         -                       8.1837
        15913642                0.0063                  -                         -                       7.3837
        15913641                0.0063                  -                         -                       7.4837
        15913640                0.0063                  -                         -                       6.7937
        15913639                0.0063                  -                         -                       6.7937
        15913638                0.0063                  -                         -                       6.8337
        15913637                0.0063                  -                         -                       5.4837
        15913636                0.0063                  -                         -                       8.2437
        15913635                0.0063                  -                         -                       6.9437
        15913634                0.0063                  -                         -                       7.3337
        15913633                0.0063                  -                         -                       8.3337
        15913632                0.0063                  -                         -                       6.7437
        15913631                0.0063                  -                         -                       5.6937
        15913630                0.0063                  -                         -                       7.7437
        15913628                0.0063                  -                         -                       6.0937
        15913627                0.0063                  -                         -                       5.9937
        15913626                0.0063                  -                         -                       7.2937
        15913625                0.0063                  -                         -                       6.7337
        15913624                0.0063                  -                         -                       8.5937
        15913623                0.0063                  -                         -                       6.6837
        15913622                0.0063                  -                         -                       7.8437
        15913621                0.0063                  -                         -                       8.3837
        15913620                0.0063                  -                         -                       8.3937
        15913619                0.0063                  -                         -                       6.9937
        15913618                0.0063                  -                         -                       8.1437
        15913617                0.0063                  -                         -                       7.9937
        15913616                0.0063                  -                         -                       8.1337
        15913615                0.0063                  -                         -                       7.7937
        15913614                0.0063                  -                         -                       7.7437
        15913613                0.0063                  -                         -                       7.1437
        15913612                0.0063                  -                         -                       7.2187
        15913611                0.0063                  -                         -                       8.3837
        15913610                0.0063                  -                         -                       7.0437
        15913609                0.0063                  -                         -                       7.0337
        15913608                0.0063                  -                         -                       7.2437
        15913607                0.0063                  -                         -                       6.0437
        15913606                0.0063                  -                         -                       7.1837
        15913605                0.0063                  -                         -                       6.8337
        15913604                0.0063                  -                         -                       6.8437
        15913603                0.0063                  -                         -                       7.3837
        15913602                0.0063                  -                         -                       5.5937
        15913601                0.0063                  -                         -                       6.4837
        15913600                0.0063                  -                         -                       7.4837
        15913599                0.0063                  -                         -                       5.5037
        15913598                0.0063                  -                         -                       8.4837
        15913597                0.0063                  -                         -                       7.3087
        15913596                0.0063                  -                         -                       8.4217
        15913595                0.0063                  -                         -                       9.2587
        15913594                0.0063                  -                         -                       8.0437
        15913593                0.0063                  -                         -                       9.3937
        15913591                0.0063                  -                         -                       7.5837
        15913590                0.0063                  -                         -                       7.0337
        15913589                0.0063                  -                         -                       6.4337
        15913588                0.0063                  -                         -                       7.6437
        15913587                0.0063                  -                         -                       8.4837
        15913586                0.0063                  -                         -                       8.9937
        15913585                0.0063                  -                         -                       7.4337
        15913584                0.0063                  -                         -                       7.5837
        15913583                0.0063                  -                         -                       7.7437
        15913582                0.0063                  -                         -                       6.2437
        15913581                0.0063                  -                         -                       5.9437
        15913580                0.0063                  -                         -                       6.7437
        15913579                0.0063                  -                         -                       6.9337
        15913578                0.0063                  -                         -                       8.0437
        15913577                0.0063                  -                         -                       6.1937
        15913576                0.0063                  -                         -                       7.1437
        15913575                0.0063                  -                         -                       6.7937
        15913574                0.0063                  -                         -                       6.9937
        15913572                0.0063                  -                         -                       8.8437
        15913571                0.0063                  -                         -                       8.9837
        15913570                0.0063                  -                         -                       6.3837
        15913568                0.0063                  -                         -                       6.4437
        15913567                0.0063                  -                         -                       5.7837
        15913566                0.0063                  -                         -                       6.4437
        15913565                0.0063                  -                         -                       7.7337
        15913564                0.0063                  -                         -                       9.2437
        15913563                0.0063                  -                         -                       7.2837
        15913562                0.0063                  -                         -                       6.4837
        15913561                0.0063                  -                         -                       6.4437
        15913560                0.0063                  -                         -                       6.7437
        15913559                0.0063                  -                         -                       6.8437
        15913558                0.0063                  -                         -                       7.6437
        15913557                0.0063                  -                         -                      10.4837
        15913556                0.0063                  -                         -                       7.6837
        15913555                0.0063                  -                         -                       7.9837
        15913553                0.0063                  -                         -                       8.0337
        15913552                0.0063                  -                         -                      11.6437
        15913551                0.0063                  -                         -                       8.4937
        15913550                0.0063                  -                         -                       9.1837
        15913549                0.0063                  -                         -                       7.1937
        15913548                0.0063                  -                         -                       8.4337
        15913547                0.0063                  -                         -                       6.7937
        15913546                0.0063                  -                         -                       8.0437
        15913545                0.0063                  -                         -                       6.9337
        15913544                0.0063                  -                         -                       6.5937
        15913543                0.0063                  -                         -                       6.6437
        15913542                0.0063                  -                         -                       8.3187
        15913541                0.0063                  -                         -                       7.7937
        15913540                0.0063                  -                         -                       7.4837
        15913539                0.0063                  -                         -                       8.3937
        15913537                0.0063                  -                         -                       7.7837
        15913536                0.0063                  -                         -                       8.2837
        15913535                0.0063                  -                         -                       6.4837
        15913534                0.0063                  -                         -                       6.1837
        15913533                0.0063                  -                         -                       7.7437
        15913532                0.0063                  -                         -                       6.0337
        15913531                0.0063                  -                         -                       8.4437
        15913530                0.0063                  -                         -                       7.6337
        15913529                0.0063                  -                         -                       7.7937
        15913528                0.0063                  -                         -                       9.2337
        15913527                0.0063                  -                         -                       6.4837
        15913526                0.0063                  -                         -                       7.3937
        15913525                0.0063                  -                         -                       7.8837
        15913524                0.0063                  -                         -                       8.3437
        15913523                0.0063                  -                         -                       6.2337
        15913522                0.0063                  -                         -                       7.1937
        15913521                0.0063                  -                         -                       7.5937
        15913520                0.0063                  -                         -                       7.6937
        15913519                0.0063                  -                         -                       7.4437
        15913518                0.0063                  -                         -                       8.2087
        15913517                0.0063                  -                         -                       9.2337
        15913516                0.0063                  -                         -                       7.8937
        15913515                0.0063                  -                         -                       6.0837
        15913514                0.0063                  -                         -                       6.7837
        15913513                0.0063                  -                         -                       6.6337
        15913512                0.0063                  -                         -                       6.9937
        15913511                0.0063                  -                         -                       6.9337
        15913510                0.0063                  -                         -                       8.3337
        15913509                0.0063                  -                         -                       7.7837
        15913508                0.0063                  -                         -                       8.4837
        15913507                0.0063                  -                         -                       5.9837
        15913506                0.0063                  -                         -                       5.4837
        15913505                0.0063                  -                         -                       7.6937
        15913504                0.0063                  -                         -                       6.2437
        15913502                0.0063                  -                         -                       6.3337
        15913501                0.0063                  -                         -                       7.3937
        15913500                0.0063                  -                         -                       6.4437
        15913499                0.0063                  -                         -                       8.0837
        15913498                0.0063                  -                         -                       6.7337
        15913497                0.0063                  -                         -                       7.8837
        15913496                0.0063                  -                         -                       7.6937
        15913494                0.0063                  -                         -                       8.7937
        15913493                0.0063                  -                         -                       5.2837
        15913492                0.0063                  -                         -                       7.9337
        15913491                0.0063                  -                         -                       6.6337
        15913490                0.0063                  -                         -                       7.2337
        15913489                0.0063                  -                         -                       7.9937
        15913488                0.0063                  -                         -                       8.2337
        15913487                0.0063                  -                         -                       7.0437
        15913486                0.0063                  -                         -                       7.1837
        15913485                0.0063                  -                         -                       7.8437
        15913482                0.0063                  -                         -                       6.9837
        15913481                0.0063                  -                         -                       6.8837
        15913480                0.0063                  -                         -                       8.6837
        15913479                0.0063                  -                         -                       8.0187
        15913477                0.0063                  -                         -                       8.0337
        15913476                0.0063                  -                         -                       6.5337
        15913475                0.0063                  -                         -                       6.9837
        15913474                0.0063                  -                         -                       6.5937
        15913473                0.0063                  -                         -                       8.7437
        15913472                0.0063                  -                         -                       6.3337
        15913471                0.0063                  -                         -                       7.4837
        15913470                0.0063                  -                         -                       7.0437
        15913469                0.0063                  -                         -                       8.2837
        15913468                0.0063                  -                         -                       7.6837
        15913467                0.0063                  -                         -                       8.2437
        15913466                0.0063                  -                         -                       7.3937
        15913465                0.0063                  -                         -                      10.1837
        15913464                0.0063                  -                         -                       6.4837
        15913463                0.0063                  -                         -                       8.2937
        15913462                0.0063                  -                         -                       6.4837
        15913461                0.0063                  -                         -                       7.7837
        15913460                0.0063                  -                         -                       6.3837
        15913459                0.0063                  -                         -                       7.6937
        15913458                0.0063                  -                         -                       8.6837
        15913457                0.0063                  -                         -                       6.8337
        15913456                0.0063                  -                         -                       7.8937
        15913455                0.0063                  -                         -                       6.1837
        15913454                0.0063                  -                         -                       7.2937
        15913453                0.0063                  -                         -                       7.5437
        15913452                0.0063                  -                         -                       6.1837
        15913449                0.0063                  -                         -                       8.2837
        15913448                0.0063                  -                         -                       9.0937
        15913447                0.0063                  -                         -                       7.2437
        15913446                0.0063                  -                         -                       8.2437
        15913444                0.0063                  -                         -                       5.7437
        15913443                0.0063                  -                         -                       8.2437
        15913442                0.0063                  -                         -                      10.0437
        15913441                0.0063                  -                         -                       8.0337
        15913440                0.0063                  -                         -                       6.9937
        15913439                0.0063                  -                         -                       6.4837
        15913438                0.0063                  -                         -                       6.7337
        15913437                0.0063                  -                         -                       6.4837
        15913435                0.0063                  -                         -                       7.1937
        15913434                0.0063                  -                         -                       6.5837
        15913433                0.0063                  -                         -                       7.0937
        15913432                0.0063                  -                         -                       6.4837
        15913431                0.0063                  -                         -                       7.9437
        15913430                0.0063                  -                         -                       9.7437
        15913429                0.0063                  -                         -                       6.7437
        15913428                0.0063                  -                         -                       6.7937
        15913427                0.0063                  -                         -                       8.9937
        15913426                0.0063                  -                         -                       7.4187
        15913424                0.0063                  -                         -                       7.3937
        15913423                0.0063                  -                         -                       7.1437
        15913422                0.0063                  -                         -                       7.1837
        15913421                0.0063                  -                         -                       8.1437
        15913419                0.0063                  -                         -                       9.6937
        15913417                0.0063                  -                         -                       6.4837
        15913416                0.0063                  -                         -                       6.3687
        15913414                0.0063                  -                         -                       6.7437
        15913413                0.0063                  -                         -                       6.4337
        15913412                0.0063                  -                         -                       7.1937
        15913411                0.0063                  -                         -                       6.0837
        15913410                0.0063                  -                         -                       8.0437
        15913409                0.0063                  -                         -                       7.6687
        15913408                0.0063                  -                         -                       9.4437
        15913407                0.0063                  -                         -                       6.8437
        15913406                0.0063                  -                         -                       6.9937
        15913405                0.0063                  -                         -                       7.8337
        15913404                0.0063                  -                         -                       6.9437
        15913403                0.0063                  -                         -                       7.4837
        15913402                0.0063                  -                         -                       7.4837
        15913401                0.0063                  -                         -                       7.1437
        15913400                0.0063                  -                         -                       8.4837
        15913399                0.0063                  -                         -                       8.3437
        15913398                0.0063                  -                         -                       8.4837
        15913397                0.0063                  -                         -                       7.1337
        15913396                0.0063                  -                         -                       7.9837
        15913395                0.0063                  -                         -                       6.2337
        15913394                0.0063                  -                         -                       5.4837
        15913393                0.0063                  -                         -                       5.5337
        15913392                0.0063                  -                         -                       8.2437
        15913391                0.0063                  -                         -                       7.1487
        15913390                0.0063                  -                         -                       7.2937
        15913388                0.0063                  -                         -                       8.3437
        15913387                0.0063                  -                         -                       7.8437
        15913386                0.0063                  -                         -                       8.2837
        15913385                0.0063                  -                         -                       6.7937
        15913384                0.0063                  -                         -                       6.9837
        15913383                0.0063                  -                         -                       5.9937
        15913382                0.0063                  -                         -                       9.2937
        15913381                0.0063                  -                         -                       6.2937
        15913380                0.0063                  -                         -                       6.4437
        15913378                0.0063                  -                         -                       6.2837
        15913377                0.0063                  -                         -                       8.7437
        15913376                0.0063                  -                         -                       7.8837
        15913375                0.0063                  -                         -                       6.0337
        15913374                0.0063                  -                         -                       5.4937
        15913373                0.0063                  -                         -                       7.0437
        15913372                0.0063                  -                         -                       7.8837
        15913371                0.0063                  -                         -                       6.2937
        15913370                0.0063                  -                         -                       5.7437
        15913369                0.0063                  -                         -                       6.4837
        15913368                0.0063                  -                         -                       6.9587
        15913366                0.0063                  -                         -                       6.6837
        15913363                0.0063                  -                         -                       6.9337
        15913362                0.0063                  -                         -                       5.7837
        15913361                0.0063                  -                         -                       8.4837
        15913360                0.0063                  -                         -                       7.4917
        15913359                0.0063                  -                         -                       6.6437
        15913358                0.0063                  -                         -                       5.8837
        15913357                0.0063                  -                         -                       9.1337
        15913356                0.0063                  -                         -                       7.3837
        15913355                0.0063                  -                         -                       7.0437
        15913354                0.0063                  -                         -                       9.1337
        15913353                0.0063                  -                         -                       9.1937
        15913352                0.0063                  -                         -                       7.7437
        15913351                0.0063                  -                         -                       8.5337
        15913350                0.0063                  -                         -                       7.6437
        15913349                0.0063                  -                         -                       8.4337
        15913348                0.0063                  -                         -                       7.7437
        15913347                0.0063                  -                         -                       6.4337
        15913346                0.0063                  -                         -                       6.9337
        15913345                0.0063                  -                         -                       6.3837
        15913344                0.0063                  -                         -                       7.0437
        15913343                0.0063                  -                         -                       6.1937
        15913341                0.0063                  -                         -                       7.0337
        15913340                0.0063                  -                         -                       6.6937
        15913339                0.0063                  -                         -                       8.5437
        15913338                0.0063                  -                         -                       7.8587
        15913337                0.0063                  -                         -                       7.1837
        15913336                0.0063                  -                         -                       8.7587
        15913335                0.0063                  -                         -                       6.3337
        15913334                0.0063                  -                         -                       7.8337
        15913333                0.0063                  -                         -                       6.2437
        15913332                0.0063                  -                         -                       6.2437
        15913331                0.0063                  -                         -                       6.8437
        15913330                0.0063                  -                         -                       6.9337
        15913329                0.0063                  -                         -                       7.2337
        15913328                0.0063                  -                         -                       6.2937
        15913327                0.0063                  -                         -                       7.2837
        15913326                0.0063                  -                         -                       6.5437
        15913325                0.0063                  -                         -                       7.2437
        15913324                0.0063                  -                         -                       9.3837
        15913323                0.0063                  -                         -                       6.0337
        15913322                0.0063                  -                         -                       7.4437
        15913320                0.0063                  -                         -                       8.0187
        15913319                0.0063                  -                         -                       5.9337
        15913317                0.0063                  -                         -                       7.3437
        15913316                0.0063                  -                         -                       5.7437
        15913315                0.0063                  -                         -                       9.3317
        15913314                0.0063                  -                         -                       6.4437
        15913313                0.0063                  -                         -                       5.7937
        15913312                0.0063                  -                         -                       7.5937
        15913310                0.0063                  -                         -                       7.2337
        15913309                0.0063                  -                         -                       7.9837
        15913308                0.0063                  -                         -                       7.3337
        15913307                0.0063                  -                         -                       6.1837
        15913306                0.0063                  -                         -                       6.0437
        15913305                0.0063                  -                         -                       7.4937
        15913304                0.0063                  -                         -                       7.7937
        15913303                0.0063                  -                         -                       8.1237
        15913302                0.0063                  -                         -                       7.4187
        15913301                0.0063                  -                         -                       9.0937
        15913300                0.0063                  -                         -                       8.4437
        15913299                0.0063                  -                         -                       7.4187
        15913297                0.0063                  -                         -                       6.9337
        15913296                0.0063                  -                         -                       6.9837
        15913295                0.0063                  -                         -                       6.3837
        15913294                0.0063                  -                         -                       8.1837
        15913293                0.0063                  -                         -                       6.7337
        15913291                0.0063                  -                         -                       6.9837
        15913290                0.0063                  -                         -                       8.1937
        15913288                0.0063                  -                         -                       8.2187
        15913287                0.0063                  -                         -                       9.3437
        15913286                0.0063                  -                         -                       8.7837
        15913285                0.0063                  -                         -                       6.0837
        15913284                0.0063                  -                         -                       7.5337
        15913282                0.0063                  -                         -                       7.8437
        15913281                0.0063                  -                         -                       7.7337
        15913280                0.0063                  -                         -                       8.4837
        15913279                0.0063                  -                         -                       8.1437
        15913278                0.0063                  -                         -                       6.3837
        15913277                0.0063                  -                         -                       7.4337
        15913276                0.0063                  -                         -                       7.6337
        15913275                0.0063                  -                         -                       8.4937
        15913274                0.0063                  -                         -                       6.8437
        15913273                0.0063                  -                         -                       9.9437
        15913272                0.0063                  -                         -                       6.9937
        15913271                0.0063                  -                         -                       5.8837
        15913270                0.0063                  -                         -                       9.0837
        15913269                0.0063                  -                         -                       6.4837
        15913268                0.0063                  -                         -                       7.3837
        15913267                0.0063                  -                         -                       7.6337
        15913265                0.0063                  -                         -                       9.2337
        15913264                0.0063                  -                         -                       5.7837
        15913262                0.0063                  -                         -                       7.4837
        15913261                0.0063                  -                         -                       7.4937
        15913260                0.0063                  -                         -                       7.3837
        15913259                0.0063                  -                         -                       6.3837
        15913258                0.0063                  -                         -                       6.8337
        15913257                0.0063                  -                         -                       7.5837
        15913256                0.0063                  -                         -                       7.4837
        15913255                0.0063                  -                         -                       7.4837
        15913254                0.0063                  -                         -                       8.4937
        15913253                0.0063                  -                         -                       8.4837
        15913252                0.0063                  -                         -                       6.9337
        15913251                0.0063                  -                         -                       7.1837
        15913250                0.0063                  -                         -                       9.7337
        15913249                0.0063                  -                         -                       6.7437
        15913248                0.0063                  -                         -                       6.6937
        15913247                0.0063                  -                         -                       7.3937
        15913246                0.0063                  -                         -                       6.3437
        15913245                0.0063                  -                         -                       6.5937
        15913244                0.0063                  -                         -                       7.9337
        15913243                0.0063                  -                         -                       6.8937
        15913241                0.0063                  -                         -                       5.8837
        15913240                0.0063                  -                         -                       6.2337
        15913239                0.0063                  -                         -                       8.1337
        15913238                0.0063                  -                         -                       8.5337
        15913237                0.0063                  -                         -                       7.4837
        15913236                0.0063                  -                         -                       7.5837
        15913235                0.0063                  -                         -                       7.6837
        15913234                0.0063                  -                         -                       5.9937
        15913233                0.0063                  -                         -                       6.2337
        15913232                0.0063                  -                         -                       8.2337
        15913231                0.0063                  -                         -                       8.4837
        15913230                0.0063                  -                         -                       8.9937
        15913229                0.0063                  -                         -                       7.5437
        15913228                0.0063                  -                         -                       6.6337
        15913226                0.0063                  -                         -                       6.3937
        15913225                0.0063                  -                         -                       7.9337
        15913223                0.0063                  -                         -                       7.6337
        15913222                0.0063                  -                         -                       5.3687
        15913221                0.0063                  -                         -                       7.1837
        15913220                0.0063                  -                         -                       8.7937
        15913219                0.0063                  -                         -                       8.9837
        15913218                0.0063                  -                         -                       6.4837
        15913216                0.0063                  -                         -                       7.4337
        15913215                0.0063                  -                         -                       6.7437
        15913213                0.0063                  -                         -                       5.5337
        15913212                0.0063                  -                         -                       6.6337
        15913211                0.0063                  -                         -                       6.0337
        15913210                0.0063                  -                         -                       6.1837
        15913209                0.0063                  -                         -                       6.0437
        15913208                0.0063                  -                         -                       7.4837
        15913206                0.0063                  -                         -                       5.6437
        15913205                0.0063                  -                         -                       6.7937
        15913203                0.0063                  -                         -                       8.4837
        15913202                0.0063                  -                         -                       8.4437
        15913201                0.0063                  -                         -                       7.1437
        15913199                0.0063                  -                         -                       7.7937
        15913198                0.0063                  -                         -                       6.8337
        15913197                0.0063                  -                         -                       7.2437
        15913196                0.0063                  -                         -                       5.4837
        15913195                0.0063                  -                         -                       6.9937
        15913194                0.0063                  -                         -                       5.3337
        15913193                0.0063                  -                         -                       7.1337
        15913192                0.0063                  -                         -                       6.0837
        15913190                0.0063                  -                         -                       8.0337
        15913189                0.0063                  -                         -                       7.7837
        15913187                0.0063                  -                         -                       7.2437
        15913185                0.0063                  -                         -                       8.4837
        15913184                0.0063                  -                         -                       7.6437
        15913182                0.0063                  -                         -                       7.9937
        15913181                0.0063                  -                         -                       8.3837
        15913180                0.0063                  -                         -                       7.2637
        15913178                0.0063                  -                         -                       6.8837
        15913177                0.0063                  -                         -                       7.6837
        15913174                0.0063                  -                         -                       6.0437
        15913173                0.0063                  -                         -                       5.4937
        15913172                0.0063                  -                         -                       8.3437
        15913171                0.0063                  -                         -                       7.8437
        15913170                0.0063                  -                         -                       7.7937
        15913169                0.0063                  -                         -                       6.9437
        15913168                0.0063                  -                         -                       6.9937
        15913167                0.0063                  -                         -                       7.3337
        15913166                0.0063                  -                         -                       6.5437
        15913165                0.0063                  -                         -                       6.0587
        15913164                0.0063                  -                         -                       6.6437
        15913163                0.0063                  -                         -                       7.7437
        15913162                0.0063                  -                         -                       8.2937
        15913161                0.0063                  -                         -                       7.2437
        15913160                0.0063                  -                         -                       8.6837
        15913159                0.0063                  -                         -                       8.3937
        15913158                0.0063                  -                         -                       7.6437
        15913157                0.0063                  -                         -                       6.4837
        15913156                0.0063                  -                         -                       6.5837
        15913155                0.0063                  -                         -                       5.9937
        15913154                0.0063                  -                         -                       7.1437
        15913153                0.0063                  -                         -                       7.1837
        15913151                0.0063                  -                         -                       7.2837
        15913150                0.0063                  -                         -                       6.3837
        15913149                0.0063                  -                         -                       5.9937
        15913148                0.0063                  -                         -                       6.2437
        15913147                0.0063                  -                         -                       8.0337
        15913146                0.0063                  -                         -                       7.9937
        15913145                0.0063                  -                         -                       7.1837
        15913144                0.0063                  -                         -                       7.4837
        15913143                0.0063                  -                         -                       6.4837
        15913142                0.0063                  -                         -                       9.3837
        15913141                0.0063                  -                         -                       6.2437
        15913140                0.0063                  -                         -                       5.5837
        15913138                0.0063                  -                         -                       8.2337
        15913137                0.0063                  -                         -                       6.4837
        15913136                0.0063                  -                         -                       7.4437
        15913135                0.0063                  -                         -                       6.1437
        15913134                0.0063                  -                         -                       7.4337
        15913133                0.0063                  -                         -                       9.2587
        15913132                0.0063                  -                         -                       8.3837
        15913129                0.0063                  -                         -                       7.5937
        15913128                0.0063                  -                         -                       6.4837
        15913127                0.0063                  -                         -                       7.0437
        15913126                0.0063                  -                         -                       7.8187
        15913125                0.0063                  -                         -                       7.4837
        15913124                0.0063                  -                         -                       6.1937
        15913123                0.0063                  -                         -                       9.1437
        15913122                0.0063                  -                         -                       6.2437
        15913120                0.0063                  -                         -                       7.8937
        15913119                0.0063                  -                         -                       8.4837
        15913118                0.0063                  -                         -                       5.7087
        15913117                0.0063                  -                         -                       7.3837
        15913116                0.0063                  -                         -                       9.0837
        15913114                0.0063                  -                         -                       8.1937
        15913113                0.0063                  -                         -                       7.5937
        15913112                0.0063                  -                         -                       7.5837
        15913110                0.0063                  -                         -                       7.5437
        15913109                0.0063                  -                         -                       6.1087
        15913108                0.0063                  -                         -                       6.9937
        15913106                0.0063                  -                         -                       7.6837
        15913103                0.0063                  -                         -                       6.4837
        15913102                0.0063                  -                         -                       8.0437
        15913101                0.0063                  -                         -                       8.1837
        15913100                0.0063                  -                         -                       7.6337
        15913099                0.0063                  -                         -                       6.2937
        15913098                0.0063                  -                         -                       6.9437
        15913097                0.0063                  -                         -                       7.7437
        15913096                0.0063                  -                         -                       6.7337
        15913095                0.0063                  -                         -                       6.1087
        15913094                0.0063                  -                         -                       7.4937
        15913093                0.0063                  -                         -                       8.3717
        15913092                0.0063                  -                         -                       6.0937
        15913091                0.0063                  -                         -                       9.1937
        15913090                0.0063                  -                         -                       7.6587
        15913089                0.0063                  -                         -                       8.2437
        15913087                0.0063                  -                         -                       8.8437
        15913085                0.0063                  -                         -                       6.3937
        15913084                0.0063                  -                         -                      10.6437
        15913083                0.0063                  -                         -                       5.8837
        15913082                0.0063                  -                         -                       7.3087
        15913081                0.0063                  -                         -                       4.9937
        15913080                0.0063                  -                         -                       7.0437
        15913078                0.0063                  -                         -                       5.9437
        15913077                0.0063                  -                         -                       7.8337
        15913076                0.0063                  -                         -                       6.7437
        15913075                0.0063                  -                         -                       6.9937
        15913074                0.0063                  -                         -                       7.4837
        15913073                0.0063                  -                         -                       6.9837
        15913072                0.0063                  -                         -                       7.1437
        15913070                0.0063                  -                         -                       5.4837
        15913069                0.0063                  -                         -                       8.0937
        15913068                0.0063                  -                         -                       8.8837
        15913067                0.0063                  -                         -                       7.7937
        15913066                0.0063                  -                         -                       7.1437
        15913065                0.0063                  -                         -                       8.1437
        15913064                0.0063                  -                         -                       8.6837
        15913063                0.0063                  -                         -                       7.3337
        15913061                0.0063                  -                         -                       7.4437
        15913060                0.0063                  -                         -                       6.8837
        15913059                0.0063                  -                         -                       8.4687
        15913058                0.0063                  -                         -                       5.7437
        15913057                0.0063                  -                         -                       7.9937
        15913056                0.0063                  -                         -                       6.7437
        15913055                0.0063                  -                         -                       7.3437
        15913053                0.0063                  -                         -                       7.8937
        15913052                0.0063                  -                         -                       7.6837
        15913051                0.0063                  -                         -                       6.6437
        15913050                0.0063                  -                         -                       7.0337
        15913049                0.0063                  -                         -                       5.9837
        15913048                0.0063                  -                         -                       6.4837
        15913047                0.0063                  -                         -                       6.0837
        15913046                0.0063                  -                         -                       6.0437
        15913044                0.0063                  -                         -                       6.8937
        15913043                0.0063                  -                         -                       6.1937
        15913042                0.0063                  -                         -                       7.5937
        15913041                0.0063                  -                         -                       6.2837
        15913040                0.0063                  -                         -                       5.2937
        15913039                0.0063                  -                         -                       6.3937
        15913038                0.0063                  -                         -                       6.9937
        15913037                0.0063                  -                         -                       7.0087
        15913036                0.0063                  -                         -                       7.7437
        15913035                0.0063                  -                         -                       7.4837
        15913034                0.0063                  -                         -                       5.3937
        15913032                0.0063                  -                         -                       7.4837
        15913031                0.0063                  -                         -                       5.1837
        15913030                0.0063                  -                         -                       7.2737
        15913029                0.0063                  -                         -                       4.9937
        15913028                0.0063                  -                         -                       6.8287
        15913026                0.0063                  -                         -                       6.4937
        15913025                0.0063                  -                         -                       5.6837
        15913024                0.0063                  -                         -                       7.2437
        15913022                0.0063                  -                         -                       7.5437
        15913021                0.0063                  -                         -                       6.6837
        15913020                0.0063                  -                         -                       7.4187
        15913019                0.0063                  -                         -                       6.7437
        15913018                0.0063                  -                         -                       6.7837
        15913017                0.0063                  -                         -                       8.6937
        15913016                0.0063                  -                         -                       8.4837
        15913014                0.0063                  -                         -                       6.2837
        15913012                0.0063                  -                         -                       6.3687
        15913011                0.0063                  -                         -                       8.7437
        15913010                0.0063                  -                         -                       7.7437
        15913009                0.0063                  -                         -                      11.2437
        15913008                0.0063                  -                         -                       7.8337
        15913006                0.0063                  -                         -                       7.2937
        15913005                0.0063                  -                         -                       6.9837
        15913003                0.0063                  -                         -                       7.8437
        15913002                0.0063                  -                         -                       7.4837
        15913000                0.0063                  -                         -                       7.5937
        15912999                0.0063                  -                         -                       5.3137
        15912998                0.0063                  -                         -                       7.4837
        15912996                0.0063                  -                         -                       7.7437
        15912995                0.0063                  -                         -                       6.9837
        15912992                0.0063                  -                         -                       5.5337
        15912991                0.0063                  -                         -                       7.3437
        15912989                0.0063                  -                         -                       6.6437
        15912988                0.0063                  -                         -                       6.0937
        15912987                0.0063                  -                         -                       8.0337
        15912985                0.0063                  -                         -                       8.2437
        15912984                0.0063                  -                         -                       5.5937
        15912983                0.0063                  -                         -                       6.4437
        15912982                0.0063                  -                         -                       8.1937
        15912980                0.0063                  -                         -                       5.4837
        15912979                0.0063                  -                         -                       8.5937
        15912978                0.0063                  -                         -                       7.4837
        15912977                0.0063                  -                         -                       8.6437
        15912976                0.0063                  -                         -                       7.3937
        15912974                0.0063                  -                         -                       7.6187
        15912973                0.0063                  -                         -                       6.4837
        15912972                0.0063                  -                         -                       7.2437
        15912971                0.0063                  -                         -                       6.4937
        15912969                0.0063                  -                         -                       5.9337
        15912968                0.0063                  -                         -                       7.4837
        15912967                0.0063                  -                         -                       6.5937
        15912966                0.0063                  -                         -                       8.8837
        15912965                0.0063                  -                         -                       8.9437
        15912964                0.0063                  -                         -                       7.9837
        15912963                0.0063                  -                         -                       6.5337
        15912962                0.0063                  -                         -                       7.3337
        15912961                0.0063                  -                         -                       5.7937
        15912960                0.0063                  -                         -                       6.6837
        15912959                0.0063                  -                         -                       6.5937
        15912958                0.0063                  -                         -                       7.2337
        15912957                0.0063                  -                         -                       6.4837
        15912956                0.0063                  -                         -                       6.4837
        15912955                0.0063                  -                         -                       7.5837
        15912954                0.0063                  -                         -                       7.3437
        15912953                0.0063                  -                         -                       6.2337
        15912951                0.0063                  -                         -                       6.2437
        15912949                0.0063                  -                         -                       8.5937
        15912948                0.0063                  -                         -                       6.2437
        15912946                0.0063                  -                         -                       6.7337
        15912945                0.0063                  -                         -                       7.3437
        15912944                0.0063                  -                         -                       6.0437
        15912942                0.0063                  -                         -                       5.9337
        15912941                0.0063                  -                         -                       7.0587
        15912939                0.0063                  -                         -                       7.8137
        15912938                0.0063                  -                         -                       6.0837
        15912937                0.0063                  -                         -                       6.2437
        15912936                0.0063                  -                         -                       7.1437
        15912935                0.0063                  -                         -                       8.3937
        15912934                0.0063                  -                         -                       6.7437
        15912933                0.0063                  -                         -                       8.1937
        15912931                0.0063                  -                         -                       7.9337
        15912930                0.0063                  -                         -                       7.1687
        15912929                0.0063                  -                         -                       6.3837
        15912926                0.0063                  -                         -                       7.9337
        15912925                0.0063                  -                         -                       7.2437
        15912924                0.0063                  -                         -                       8.7937
        15912923                0.0063                  -                         -                       8.7087
        15912922                0.0063                  -                         -                       6.6337
        15912921                0.0063                  -                         -                       6.2437
        15912919                0.0063                  -                         -                       6.4087
        15912917                0.0063                  -                         -                       7.5337
        15912915                0.0063                  -                         -                       5.8437
        15912913                0.0063                  -                         -                       8.0937
        15912911                0.0063                  -                         -                       8.4837
        15912909                0.0063                  -                         -                       6.1687
        15912908                0.0063                  -                         -                       7.9937
        15912906                0.0063                  -                         -                       6.6937
        15912905                0.0063                  -                         -                       8.4337
        15912904                0.0063                  -                         -                       6.8837
        15912903                0.0063                  -                         -                       8.4837
        15912902                0.0063                  -                         -                       6.5437
        15912900                0.0063                  -                         -                       8.4437
        15912899                0.0063                  -                         -                       8.4837
        15912898                0.0063                  -                         -                       7.6437
        15912897                0.0063                  -                         -                       8.4937
        15912896                0.0063                  -                         -                       8.9937
        15912895                0.0063                  -                         -                       8.0437
        15912894                0.0063                  -                         -                       6.6837
        15912893                0.0063                  -                         -                       7.1337
        15912892                0.0063                  -                         -                       8.8937
        15912891                0.0063                  -                         -                       6.8437
        15912890                0.0063                  -                         -                       6.4837
        15912888                0.0063                  -                         -                       6.2837
        15912887                0.0063                  -                         -                       8.3837
        15912886                0.0063                  -                         -                       7.3437
        15912885                0.0063                  -                         -                       7.6837
        15912884                0.0063                  -                         -                       7.8937
        15912883                0.0063                  -                         -                       7.2437
        15912882                0.0063                  -                         -                       6.3937
        15912880                0.0063                  -                         -                       7.8837
        15912879                0.0063                  -                         -                       6.1437
        15912878                0.0063                  -                         -                       7.0937
        15912877                0.0063                  -                         -                       7.3437
        15912876                0.0063                  -                         -                       6.3437
        15912874                0.0063                  -                         -                       7.3337
        15912873                0.0063                  -                         -                       8.4937
        15912872                0.0063                  -                         -                       7.8937
        15912870                0.0063                  -                         -                       9.2337
        15912869                0.0063                  -                         -                       6.7437
        15912868                0.0063                  -                         -                       6.9837
        15912867                0.0063                  -                         -                       5.8937
        15912866                0.0063                  -                         -                       6.8837
        15912865                0.0063                  -                         -                       6.0437
        15912864                0.0063                  -                         -                       7.8937
        15912862                0.0063                  -                         -                       5.9437
        15912861                0.0063                  -                         -                       7.5937
        15912860                0.0063                  -                         -                       7.9937
        15912858                0.0063                  -                         -                       5.7437
        15912857                0.0063                  -                         -                       8.1837
        15912855                0.0063                  -                         -                       7.0937
        15912854                0.0063                  -                         -                       6.9837
        15912853                0.0063                  -                         -                       6.9837
        15912850                0.0063                  -                         -                       6.1437
        15912849                0.0063                  -                         -                       6.4937
        15912847                0.0063                  -                         -                       6.8337
        15912846                0.0063                  -                         -                       9.1937
        15912844                0.0063                  -                         -                       8.6437
        15912842                0.0063                  -                         -                       7.3837
        15912841                0.0063                  -                         -                       6.1837
        15912840                0.0063                  -                         -                       6.8937
        15912839                0.0063                  -                         -                       5.7337
        15912838                0.0063                  -                         -                       7.3687
        15912837                0.0063                  -                         -                       8.5337
        15912836                0.0063                  -                         -                       8.1437
        15912834                0.0063                  -                         -                       6.4837
        15912832                0.0063                  -                         -                       7.1837
        15912831                0.0063                  -                         -                       6.6437
        15912830                0.0063                  -                         -                       7.9437
        15912829                0.0063                  -                         -                       6.0837
        15912828                0.0063                  -                         -                       9.2437
        15912827                0.0063                  -                         -                       6.2837
        15912826                0.0063                  -                         -                       7.6337
        15912825                0.0063                  -                         -                       7.3337
        15912824                0.0063                  -                         -                       6.4437
        15912823                0.0063                  -                         -                       7.2337
        15912822                0.0063                  -                         -                       8.6337
        15912821                0.0063                  -                         -                       9.4437
        15912820                0.0063                  -                         -                       7.8837
        15912818                0.0063                  -                         -                       7.9837
        15912816                0.0063                  -                         -                       5.8937
        15912815                0.0063                  -                         -                       6.3937
        15912814                0.0063                  -                         -                       6.2437
        15912812                0.0063                  -                         -                       7.8837
        15912809                0.0063                  -                         -                       6.7337
        15912808                0.0063                  -                         -                       6.4087
        15912807                0.0063                  -                         -                       6.7837
        15912806                0.0063                  -                         -                       5.9437
        15912805                0.0063                  -                         -                       5.4837
        15912804                0.0063                  -                         -                       5.8637
        15912803                0.0063                  -                         -                       6.3437
        15912800                0.0063                  -                         -                       8.0837
        15912799                0.0063                  -                         -                       7.3937
        15912798                0.0063                  -                         -                       9.2337
        15912797                0.0063                  -                         -                       9.7337
        15912795                0.0063                  -                         -                       5.6937
        15912794                0.0063                  -                         -                       6.1837
        15912788                0.0063                  -                         -                       9.5837
        15912786                0.0063                  -                         -                       7.3437
        15912785                0.0063                  -                         -                       7.3187
        15912784                0.0063                  -                         -                       6.1937
        15912783                0.0063                  -                         -                       7.1837
        15912782                0.0063                  -                         -                       7.8437
        15912781                0.0063                  -                         -                       6.7437
        15912779                0.0063                  -                         -                       6.7437
        15912778                0.0063                  -                         -                       7.6437
        15912777                0.0063                  -                         -                      10.6937
        15912776                0.0063                  -                         -                       7.3437
        15912775                0.0063                  -                         -                       5.8437
        15912771                0.0063                  -                         -                       7.1937
        15912770                0.0063                  -                         -                       5.5937
        15912769                0.0063                  -                         -                       6.0437
        15912768                0.0063                  -                         -                       7.8937
        15912767                0.0063                  -                         -                       7.6337
        15912765                0.0063                  -                         -                       7.7337
        15912763                0.0063                  -                         -                       7.5937
        15912761                0.0063                  -                         -                       6.3837
        15912760                0.0063                  -                         -                       7.4837
        15912759                0.0063                  -                         -                       7.4837
        15912758                0.0063                  -                         -                       7.4837
        15912756                0.0063                  -                         -                       7.9837
        15912755                0.0063                  -                         -                       8.3237
        15912754                0.0063                  -                         -                       7.2937
        15912753                0.0063                  -                         -                       7.3337
        15912748                0.0063                  -                         -                       7.1337
        15912744                0.0063                  -                         -                       6.4837
        15912743                0.0063                  -                         -                       5.9937
        15912740                0.0063                  -                         -                       8.4937
        15912739                0.0063                  -                         -                       7.9937
        15912738                0.0063                  -                         -                       8.2337
        15912737                0.0063                  -                         -                       7.4837
        15912735                0.0063                  -                         -                       7.7437
        15912733                0.0063                  -                         -                       5.9437
        15912732                0.0063                  -                         -                       7.7937
        15912731                0.0063                  -                         -                       6.1937
        15912730                0.0063                  -                         -                       8.2437
        15912729                0.0063                  -                         -                       7.5437
        15912727                0.0063                  -                         -                       6.4837
        15912726                0.0063                  -                         -                       6.2437
        15912725                0.0063                  -                         -                       5.8937
        15912724                0.0063                  -                         -                       6.5937
        15912723                0.0063                  -                         -                       7.4937
        15912721                0.0063                  -                         -                       9.8337
        15912718                0.0063                  -                         -                       6.0837
        15912716                0.0063                  -                         -                       5.4837
        15912713                0.0063                  -                         -                       8.8437
        15912711                0.0063                  -                         -                       9.4837
        15912709                0.0063                  -                         -                       5.4837
        15912708                0.0063                  -                         -                       7.7837
        15912706                0.0063                  -                         -                       5.8437
        15912705                0.0063                  -                         -                       7.8237
        15912703                0.0063                  -                         -                       7.4837
        15912702                0.0063                  -                         -                       5.8937
        15912701                0.0063                  -                         -                       6.3937
        15912699                0.0063                  -                         -                       6.9937
        15912697                0.0063                  -                         -                       7.9837
        15912696                0.0063                  -                         -                       7.4937
        15912694                0.0063                  -                         -                       8.5737
        15912693                0.0063                  -                         -                       6.3937
        15912692                0.0063                  -                         -                       8.0437
        15912691                0.0063                  -                         -                       6.3837
        15912690                0.0063                  -                         -                       7.0337
        15912689                0.0063                  -                         -                       8.2937
        15912685                0.0063                  -                         -                       8.4337
        15912684                0.0063                  -                         -                       6.6937
        15912683                0.0063                  -                         -                       7.9337
        15912682                0.0063                  -                         -                       8.1937
        15912680                0.0063                  -                         -                       7.4837
        15912679                0.0063                  -                         -                       6.2437
        15912677                0.0063                  -                         -                       5.7437
        15912675                0.0063                  -                         -                       8.2837
        15912673                0.0063                  -                         -                       5.5837
        15912672                0.0063                  -                         -                       7.9837
        15912668                0.0063                  -                         -                       7.3337
        15912667                0.0063                  -                         -                       6.4837
        15912666                0.0063                  -                         -                       7.0937
        15912664                0.0063                  -                         -                       6.0837
        15912663                0.0063                  -                         -                       5.8837
        15912662                0.0063                  -                         -                       5.9937
        15912661                0.0063                  -                         -                       6.8937
        15912660                0.0063                  -                         -                       7.2837
        15912657                0.0063                  -                         -                       8.3587
        15912656                0.0063                  -                         -                       8.4837
        15912655                0.0063                  -                         -                       7.1437
        15912654                0.0063                  -                         -                       8.4837
        15912653                0.0063                  -                         -                       7.4337
        15912650                0.0063                  -                         -                       6.2937
        15912649                0.0063                  -                         -                       7.9937
        15912648                0.0063                  -                         -                       8.0337
        15912647                0.0063                  -                         -                       6.2937
        15912645                0.0063                  -                         -                       7.7337
        15912644                0.0063                  -                         -                       6.1687
        15912643                0.0063                  -                         -                       6.7837
        15912642                0.0063                  -                         -                       6.7437
        15912641                0.0063                  -                         -                       9.0837
        15912640                0.0063                  -                         -                       6.7937
        15912638                0.0063                  -                         -                       6.5937
        15912637                0.0063                  -                         -                       6.0437
        15912636                0.0063                  -                         -                       6.5187
        15912635                0.0063                  -                         -                       6.7437
        15912633                0.0063                  -                         -                       6.4837
        15912632                0.0063                  -                         -                       7.3937
        15912631                0.0063                  -                         -                       8.1937
        15912630                0.0063                  -                         -                       6.4837
        15912627                0.0063                  -                         -                       9.4337
        15912625                0.0063                  -                         -                       6.6937
        15912624                0.0063                  -                         -                       6.7337
        15912623                0.0063                  -                         -                       5.9437
        15912621                0.0063                  -                         -                       6.8687
        15912619                0.0063                  -                         -                       7.4837
        15912618                0.0063                  -                         -                       7.0337
        15912616                0.0063                  -                         -                       6.6937
        15912613                0.0063                  -                         -                       6.7437
        15912612                0.0063                  -                         -                       6.3437
        15912610                0.0063                  -                         -                       7.0437
        15912609                0.0063                  -                         -                       8.8437
        15912607                0.0063                  -                         -                       7.9637
        15912605                0.0063                  -                         -                       7.3937
        15912604                0.0063                  -                         -                       6.9937
        15912603                0.0063                  -                         -                       5.9437
        15912602                0.0063                  -                         -                       7.1837
        15912600                0.0063                  -                         -                       7.1437
        15912599                0.0063                  -                         -                       6.3837
        15912598                0.0063                  -                         -                       7.2437
        15912597                0.0063                  -                         -                       8.7437
        15912596                0.0063                  -                         -                       6.2937
        15912595                0.0063                  -                         -                       7.8937
        15912594                0.0063                  -                         -                       7.3437
        15912593                0.0063                  -                         -                       7.4937
        15912592                0.0063                  -                         -                       8.1837
        15912591                0.0063                  -                         -                       8.1837
        15912590                0.0063                  -                         -                       5.9337
        15912589                0.0063                  -                         -                       6.1937
        15912587                0.0063                  -                         -                       9.6237
        15912584                0.0063                  -                         -                       7.7437
        15912582                0.0063                  -                         -                       6.3687
        15912581                0.0063                  -                         -                      10.1187
        15912580                0.0063                  -                         -                       9.7837
        15912578                0.0063                  -                         -                       6.4337
        15912577                0.0063                  -                         -                       7.0437
        15912576                0.0063                  -                         -                       5.9937
        15912575                0.0063                  -                         -                       6.1837
        15912573                0.0063                  -                         -                       7.4837
        15912572                0.0063                  -                         -                       7.9337
        15912571                0.0063                  -                         -                       7.4437
        15912570                0.0063                  -                         -                       8.6937
        15912569                0.0063                  -                         -                       7.0337
        15912568                0.0063                  -                         -                       8.2437
        15912566                0.0063                  -                         -                       5.3337
        15912565                0.0063                  -                         -                       6.0437
        15912563                0.0063                  -                         -                       6.1437
        15912562                0.0063                  -                         -                       6.7437
        15912560                0.0063                  -                         -                       6.2437
        15912559                0.0063                  -                         -                       8.1437
        15912556                0.0063                  -                         -                       7.0837
        15912555                0.0063                  -                         -                       5.6937
        15912554                0.0063                  -                         -                       7.6937
        15912553                0.0063                  -                         -                       6.6937
        15912552                0.0063                  -                         -                       7.8087
        15912551                0.0063                  -                         -                       7.1437
        15912550                0.0063                  -                         -                       6.7437
        15912548                0.0063                  -                         -                       7.0937
        15912547                0.0063                  -                         -                       5.9937
        15912545                0.0063                  -                         -                       5.7337
        15912544                0.0063                  -                         -                       6.6837
        15912542                0.0063                  -                         -                       5.9437
        15912541                0.0063                  -                         -                       5.7437
        15912540                0.0063                  -                         -                       5.2937
        15912539                0.0063                  -                         -                       6.3437
        15912537                0.0063                  -                         -                       6.9937
        15912536                0.0063                  -                         -                       6.2437
        15912535                0.0063                  -                         -                       7.1737
        15912534                0.0063                  -                         -                       6.3687
        15912532                0.0063                  -                         -                       7.4837
        15912530                0.0063                  -                         -                       7.7937
        15912528                0.0063                  -                         -                       6.4837
        15912525                0.0063                  -                         -                       8.1437
        15912523                0.0063                  -                         -                       6.8837
        15912521                0.0063                  -                         -                       8.3437
        15912520                0.0063                  -                         -                       6.2437
        15912519                0.0063                  -                         -                       6.1437
        15912517                0.0063                  -                         -                       7.7437
        15912515                0.0063                  -                         -                       6.7937
        15912512                0.0063                  -                         -                       6.4437
        15912509                0.0063                  -                         -                       7.3437
        15912508                0.0063                  -                         -                       6.3437
        15912507                0.0063                  -                         -                       5.7837
        15912506                0.0063                  -                         -                       6.6437
        15912505                0.0063                  -                         -                       7.4837
        15912504                0.0063                  -                         -                       5.7437
        15912503                0.0063                  -                         -                       6.6937
        15912501                0.0063                  -                         -                       7.5937
        15912500                0.0063                  -                         -                       5.7337
        15912497                0.0063                  -                         -                       5.8837
        15912496                0.0063                  -                         -                       8.4837
        15912495                0.0063                  -                         -                       7.0437
        15912494                0.0063                  -                         -                       5.6837
        15912492                0.0063                  -                         -                       8.1337
        15912490                0.0063                  -                         -                       5.7687
        15912489                0.0063                  -                         -                       8.2337
        15912488                0.0063                  -                         -                       7.7437
        15912487                0.0063                  -                         -                       5.9187
        15912486                0.0063                  -                         -                       5.9837
        15912485                0.0063                  -                         -                       5.7837
        15912484                0.0063                  -                         -                       8.0437
        15912483                0.0063                  -                         -                       8.3437
        15912482                0.0063                  -                         -                       7.9937
        15912481                0.0063                  -                         -                       5.6837
        15912480                0.0063                  -                         -                       9.0837
        15912479                0.0063                  -                         -                       6.4937
        15912478                0.0063                  -                         -                       9.2837
        15912477                0.0063                  -                         -                       6.4837
        15912476                0.0063                  -                         -                       6.3187
        15912475                0.0063                  -                         -                       5.7837
        15912474                0.0063                  -                         -                       7.4837
        15912472                0.0063                  -                         -                       5.7337
        15912471                0.0063                  -                         -                       5.9837
        15912470                0.0063                  -                         -                       7.7437
        15912469                0.0063                  -                         -                       5.6337
        15912468                0.0063                  -                         -                       7.4837
        15912467                0.0063                  -                         -                       5.0337
        15912466                0.0063                  -                         -                       6.4937
        15912465                0.0063                  -                         -                       5.4837
        15912464                0.0063                  -                         -                       8.2837
        15912463                0.0063                  -                         -                       5.9937
        15912461                0.0063                  -                         -                       5.5837
        15912459                0.0063                  -                         -                       8.3537
        15912456                0.0063                  -                         -                       6.7437
        15912455                0.0063                  -                         -                       6.6187
        15912454                0.0063                  -                         -                       6.6837
        15912453                0.0063                  -                         -                       6.9837
        15912452                0.0063                  -                         -                       6.2337
        15912450                0.0063                  -                         -                       6.2437
        15912449                0.0063                  -                         -                       5.9837
        15912448                0.0063                  -                         -                       7.1837
        15912447                0.0063                  -                         -                       6.3837
        15912444                0.0063                  -                         -                       6.3837
        15912442                0.0063                  -                         -                       6.3437
        15912440                0.0063                  -                         -                       5.9337
        15912439                0.0063                  -                         -                       8.3337
        15912438                0.0063                  -                         -                       7.3337
        15912437                0.0063                  -                         -                       6.1837
        15912435                0.0063                  -                         -                       6.3937
        15912433                0.0063                  -                         -                       5.4837
        15912432                0.0063                  -                         -                       7.4087
        15912430                0.0063                  -                         -                       5.7337
        15912429                0.0063                  -                         -                       6.4837
        15912427                0.0063                  -                         -                       7.4337
        15912425                0.0063                  -                         -                       7.1937
        15912424                0.0063                  -                         -                       7.7837
        15912423                0.0063                  -                         -                       8.6337
        15912422                0.0063                  -                         -                       5.6337
        15912421                0.0063                  -                         -                       5.9837
        15912420                0.0063                  -                         -                       6.8837
        15912418                0.0063                  -                         -                       7.4837
        15912417                0.0063                  -                         -                       6.0337
        15912416                0.0063                  -                         -                       6.2337
        15912415                0.0063                  -                         -                       7.2437
        15912412                0.0063                  -                         -                       9.2837
        15912411                0.0063                  -                         -                       6.3437
        15912410                0.0063                  -                         -                       5.9937
        15912409                0.0063                  -                         -                       8.4337
        15912408                0.0063                  -                         -                       6.4337
        15912407                0.0063                  -                         -                       6.0837
        15912406                0.0063                  -                         -                       7.2937
        15912405                0.0063                  -                         -                       6.3637
        15912401                0.0063                  -                         -                       7.4837
        15912400                0.0063                  -                         -                       6.1837
        15912399                0.0063                  -                         -                       6.0337
        15912398                0.0063                  -                         -                       7.9837
        15912396                0.0063                  -                         -                       6.8837
        15912395                0.0063                  -                         -                       6.8137
        15912394                0.0063                  -                         -                       6.8337
        15912393                0.0063                  -                         -                       8.1337
        15912392                0.0063                  -                         -                       6.4337
        15912389                0.0063                  -                         -                       7.3937
        15912387                0.0063                  -                         -                       6.5937
        15912386                0.0063                  -                         -                       7.4937
        15912384                0.0063                  -                         -                       7.7437
        15912383                0.0063                  -                         -                       9.7337
        15912382                0.0063                  -                         -                       5.7837
        15912381                0.0063                  -                         -                       6.3687
        15912380                0.0063                  -                         -                       5.1837
        15912379                0.0063                  -                         -                       6.4337
        15912378                0.0063                  -                         -                       6.7337
        15912377                0.0063                  -                         -                       7.5837
        15912376                0.0063                  -                         -                       5.8837
        15912373                0.0063                  -                         -                       7.4837
        15912372                0.0063                  -                         -                       6.4337
        15912371                0.0063                  -                         -                       7.4837
        15912370                0.0063                  -                         -                       7.8437
        15912369                0.0063                  -                         -                       6.5837
        15912368                0.0063                  -                         -                       5.6937
        15912365                0.0063                  -                         -                       6.9337
        15912364                0.0063                  -                         -                       6.1437
        15912363                0.0063                  -                         -                       6.4837
        15912362                0.0063                  -                         -                       5.8337
        15912360                0.0063                  -                         -                       8.8837
        15912358                0.0063                  -                         -                       6.4937
        15912357                0.0063                  -                         -                       6.5217
        15912356                0.0063                  -                         -                       7.4337
        15912355                0.0063                  -                         -                       6.7437
        15912353                0.0063                  -                         -                       7.4937
        15912352                0.0063                  -                         -                       6.4837
        15912350                0.0063                  -                         -                       6.9337
        15912346                0.0063                  -                         -                       5.6937
        15912342                0.0063                  -                         -                       5.9437
        15912341                0.0063                  -                         -                       5.7337
        15912340                0.0063                  -                         -                       8.1337
        15912339                0.0063                  -                         -                       6.8437
        15912338                0.0063                  -                         -                       5.6837
        15912337                0.0063                  -                         -                       7.4837
        15912336                0.0063                  -                         -                       5.4837
        15912335                0.0063                  -                         -                       5.8337
        15912334                0.0063                  -                         -                       9.1837
        15912333                0.0063                  -                         -                       7.2437
        15912331                0.0063                  -                         -                       5.6837
        15912330                0.0063                  -                         -                       6.4837
        15912329                0.0063                  -                         -                       6.8837
        15912328                0.0063                  -                         -                       7.3687
        15912327                0.0063                  -                         -                       6.4837
        15912326                0.0063                  -                         -                       4.9337
        15912325                0.0063                  -                         -                       6.2437
        15912324                0.0063                  -                         -                       6.1337
        15912323                0.0063                  -                         -                       5.5337
        15912322                0.0063                  -                         -                       6.4437
        15912321                0.0063                  -                         -                       5.5837
        15912320                0.0063                  -                         -                       6.0837
        15912319                0.0063                  -                         -                       7.4837
        15912318                0.0063                  -                         -                       7.3437
        15912317                0.0063                  -                         -                       7.0937
        15912315                0.0063                  -                         -                       7.7437
        15912313                0.0063                  -                         -                       5.6337
        15912311                0.0063                  -                         -                       4.5337
        15912310                0.0063                  -                         -                       7.7837
        15912309                0.0063                  -                         -                       4.8337
        15912308                0.0063                  -                         -                       5.4837
        15912306                0.0063                  -                         -                       5.9337
        15912304                0.0063                  -                         -                       6.1837
        15912302                0.0063                  -                         -                       6.0337
        15912300                0.0063                  -                         -                       5.9837
        15912299                0.0063                  -                         -                       6.9937
        15912298                0.0063                  -                         -                       6.4337
        15912297                0.0063                  -                         -                       7.5837
        15912296                0.0063                  -                         -                       6.6837
        15912294                0.0063                  -                         -                       5.7437
        15912293                0.0063                  -                         -                       5.1837
        15912292                0.0063                  -                         -                       5.4837
        15912291                0.0063                  -                         -                       6.4937
        15912290                0.0063                  -                         -                       6.2337
        15912289                0.0063                  -                         -                       7.2437
        15912288                0.0063                  -                         -                       6.2337
        15912287                0.0063                  -                         -                       8.5337
        15912285                0.0063                  -                         -                       6.2337
        15912283                0.0063                  -                         -                       5.4837
        15912282                0.0063                  -                         -                       6.5837
        15912281                0.0063                  -                         -                       5.9837
        15912280                0.0063                  -                         -                       8.1337
        15912278                0.0063                  -                         -                       8.2437
        15912277                0.0063                  -                         -                       5.4337
        15912276                0.0063                  -                         -                       4.7437
        15912275                0.0063                  -                         -                       6.5937
        15912274                0.0063                  -                         -                       6.0337
        15912273                0.0063                  -                         -                       7.2837
        15912272                0.0063                  -                         -                       5.4437
        15912271                0.0063                  -                         -                       6.9837
        15912270                0.0063                  -                         -                       6.8937
        15912268                0.0063                  -                         -                       6.0837
        15912267                0.0063                  -                         -                       5.8337
        15912266                0.0063                  -                         -                       7.4837
        15912264                0.0063                  -                         -                       6.3837
        15912263                0.0063                  -                         -                       5.7437
        15912261                0.0063                  -                         -                       5.4837
        15912260                0.0063                  -                         -                       5.6837
        15912259                0.0063                  -                         -                       9.4687
        15912258                0.0063                  -                         -                       7.8337
        15912256                0.0063                  -                         -                       7.4837
        15912255                0.0063                  -                         -                       5.1837
        15912251                0.0063                  -                         -                       8.5437
        15912250                0.0063                  -                         -                       5.2337
        15912248                0.0063                  -                         -                       5.9837
        15912245                0.0063                  -                         -                       7.4837
        15912243                0.0063                  -                         -                       6.7337
        15912242                0.0063                  -                         -                       8.8837
        15912241                0.0063                  -                         -                       5.9837
        15912240                0.0063                  -                         -                       6.4837
        15912239                0.0063                  -                         -                       6.6337
        15912238                0.0063                  -                         -                       4.9937
        15912235                0.0063                  -                         -                       7.4837
        15912232                0.0063                  -                         -                       5.0437
        15912231                0.0063                  -                         -                       5.7837
        15912229                0.0063                  -                         -                       6.3837
        15912227                0.0063                  -                         -                       8.1337
        15912225                0.0063                  -                         -                       7.9937
        15912224                0.0063                  -                         -                       8.1337
        15912223                0.0063                  -                         -                       7.0937
        15912222                0.0063                  -                         -                       5.4837
        15912219                0.0063                  -                         -                       5.5337
        15912218                0.0063                  -                         -                       5.9837
        15912217                0.0063                  -                         -                       8.1937
        15912216                0.0063                  -                         -                       5.2837
        15912215                0.0063                  -                         -                       6.4837
        15912214                0.0063                  -                         -                       9.3837
        15912212                0.0063                  -                         -                       6.0837
        15912211                0.0063                  -                         -                       6.0837
        15912210                0.0063                  -                         -                       7.0337
        15912207                0.0063                  -                         -                       8.0337
        15912206                0.0063                  -                         -                       5.2337
        15912205                0.0063                  -                         -                       6.4837
        15912203                0.0063                  -                         -                       6.9937
        15912202                0.0063                  -                         -                       5.8337
        15912200                0.0063                  -                         -                       6.9467
        15912199                0.0063                  -                         -                       5.4837
        15912198                0.0063                  -                         -                       6.4937
        15912196                0.0063                  -                         -                       5.7937
        15912195                0.0063                  -                         -                       5.1837
        15912194                0.0063                  -                         -                       5.4837
        15912193                0.0063                  -                         -                       7.6337
        15912192                0.0063                  -                         -                       6.1837
        15912191                0.0063                  -                         -                       7.4837
        15912189                0.0063                  -                         -                       5.4837
        15912188                0.0063                  -                         -                       5.9837
        15912187                0.0063                  -                         -                       6.7337
        15912185                0.0063                  -                         -                       6.7837
        15912183                0.0063                  -                         -                       6.1337
        15912182                0.0063                  -                         -                       6.8837
        15912179                0.0063                  -                         -                       7.3837
        15912178                0.0063                  -                         -                       6.2937
        15912177                0.0063                  -                         -                       6.4837
        15912176                0.0063                  -                         -                       7.3937
        15912174                0.0063                  -                         -                       7.3337
        15912172                0.0063                  -                         -                       7.3837
        15912171                0.0063                  -                         -                       5.9837
        15912170                0.0063                  -                         -                       8.1837
        15912166                0.0063                  -                         -                       5.9937

LOAN_SEQ                  MATURITY_DATE                      ORIGINAL_               CURRENT_                 STATED_
                                                            BALANCE                 BALANCE                   ORIGINAL_TERM
-------------------------------------------------------------------------------------------------------------------------------------
        15914249                          20351201              315,000.00                314,570.68                             360
        15914248                          20351201              236,590.00                236,300.26                             360
        15914247                          20351201              153,900.00                153,673.95                             360
        15914246                          20351201              244,500.00                244,097.19                             360
        15914245                          20351201               61,625.00                 61,567.70                             360
        15914244                          20351201              133,000.00                132,772.55                             360
        15914243                          20251201               88,000.00                 87,683.10                             240
        15914241                          20351201               97,200.00                 97,087.73                             360
        15914240                          20351201              117,000.00                116,885.63                             360
        15914239                          20351201              190,000.00                189,678.25                             360
        15914238                          20351201              204,300.00                204,095.66                             360
        15914237                          20351201              618,750.00                617,872.00                             360
        15914236                          20351201              347,000.00                346,370.90                             360
        15914235                          20351201              427,500.00                427,500.00                             360
        15914234                          20351201              270,000.00                270,000.00                             360
        15914233                          20351201              180,500.00                180,357.45                             360
        15914232                          20351201              154,400.00                154,227.12                             360
        15914231                          20351201               93,100.00                 93,004.10                             360
        15914229                          20351201              323,000.00                322,607.25                             360
        15914228                          20351201              110,500.00                110,402.64                             360
        15914227                          20351201              266,000.00                265,835.21                             360
        15914226                          20351201              240,000.00                240,000.00                             360
        15914225                          20351201              214,500.00                214,202.29                             360
        15914224                          20351201              211,000.00                210,293.30                             360
        15914223                          20351201              121,500.00                121,355.26                             360
        15914220                          20351201              353,000.00                352,736.97                             360
        15914219                          20351201              337,250.00                336,804.12                             360
        15914218                          20351201              215,000.00                214,628.00                             360
        15914217                          20351201              288,000.00                287,507.51                             360
        15914216                          20351201              176,000.00                175,410.56                             360
        15914215                          20351201               56,700.00                 56,632.46                             360
        15914214                          20351201              296,000.00                295,535.86                             360
        15914213                          20351201              630,000.00                630,000.00                             360
        15914212                          20351201              102,000.00                101,838.78                             360
        15914211                          20351201              318,000.00                317,719.96                             360
        15914210                          20351201              204,250.00                204,050.28                             360
        15914209                          20351201              149,500.00                149,268.96                             360
        15914208                          20351201              115,600.00                115,436.11                             360
        15914207                          20351201              132,000.00                131,776.46                             360
        15914206                          20351201              310,000.00                310,000.00                             360
        15914204                          20351201              109,800.00                109,664.83                             360
        15914203                          20351201              480,000.00                479,515.41                             360
        15914202                          20251201              104,900.00                104,517.12                             240
        15914201                          20351201              174,100.00                173,935.15                             360
        15914200                          20351201              312,000.00                311,481.94                             360
        15914199                          20351201              175,000.00                174,744.58                             360
        15914198                          20351201              112,500.00                112,340.67                             360
        15914197                          20351201              212,500.00                212,256.59                             360
        15914196                          20351201              162,000.00                161,869.27                             360
        15914195                          20351201              357,000.00                356,411.87                             360
        15914194                          20351201              275,000.00                274,637.78                             360
        15914193                          20351201               96,530.00                 96,406.22                             360
        15914192                          20351201               53,440.00                 53,378.49                             360
        15914191                          20351201              145,350.00                145,190.27                             360
        15914190                          20351201               82,000.00                 81,960.78                             360
        15914187                          20351201              120,250.00                120,250.00                             360
        15914186                          20351201              155,000.00                154,884.50                             360
        15914185                          20351201               54,500.00                 54,438.22                             360
        15914182                          20351201              169,000.00                168,767.33                             360
        15914181                          20351201              287,710.00                287,355.84                             360
        15914180                          20351201              178,000.00                177,724.19                             360
        15914179                          20351101              562,500.00                561,878.09                             360
        15914177                          20201201               94,400.00                 93,802.60                             180
        15914176                          20351201              537,000.00                536,298.64                             360
        15914175                          20351201              182,750.00                182,750.00                             360
        15914174                          20351201              125,000.00                124,866.86                             360
        15914173                          20351201              248,000.00                247,767.64                             360
        15914172                          20351201              200,000.00                199,766.62                             360
        15914171                          20351201              258,300.00                257,891.76                             360
        15914170                          20351201              101,250.00                101,092.79                             360
        15914169                          20351201              300,000.00                300,000.00                             360
        15914166                          20351201              198,050.00                197,720.49                             360
        15914164                          20351201              136,000.00                135,850.56                             360
        15914163                          20351201              202,000.00                201,713.92                             360
        15914162                          20351201              150,000.00                149,850.27                             360
        15914161                          20351201              230,000.00                229,574.05                             360
        15914160                          20351101              230,000.00                229,650.65                             360
        15914159                          20351201              139,000.00                138,834.18                             360
        15914157                          20351101              286,600.00                286,600.00                             360
        15914154                          20351101              133,000.00                132,756.05                             360
        15914153                          20351101              170,500.00                170,154.04                             360
        15914152                          20351101              200,000.00                199,546.51                             360
        15914150                          20351201              131,500.00                131,336.45                             360
        15914149                          20351101              147,000.00                146,999.75                             360
        15914148                          20351101              187,000.00                186,632.38                             360
        15914147                          20351101              508,500.00                507,433.63                             360
        15914145                          20351201              232,000.00                231,561.97                             360
        15914144                          20351201              115,000.00                114,853.91                             360
        15914142                          20351201              164,000.00                163,792.37                             360
        15914141                          20351201              243,750.00                243,372.32                             360
        15914140                          20351201              103,550.00                103,462.59                             360
        15914139                          20351101              399,000.00                398,034.79                             360
        15914138                          20351101              209,000.00                208,574.75                             360
        15914134                          20351001              159,300.00                158,900.94                             360
        15914131                          20351101              147,000.00                146,857.71                             360
        15914130                          20351101               60,000.00                 59,894.36                             360
        15914129                          20351201              270,750.00                270,459.22                             360
        15914125                          20350901               91,800.00                 91,464.51                             360
        15914124                          20350901              300,000.00                298,488.85                             360
        15914123                          20350901              608,000.00                607,006.83                             360
        15914117                          20350901              230,750.00                229,600.84                             360
        15914116                          20351001              163,400.00                162,919.04                             360
        15914114                          20350901              225,000.00                225,000.00                             360
        15914112                          20350901              467,500.00                465,363.84                             360
        15914108                          20350901              212,500.00                211,545.72                             360
        15914107                          20351001               66,800.00                 66,608.66                             360
        15914106                          20350901              182,000.00                181,463.22                             360
        15914101                          20351201              220,000.00                219,867.55                             360
        15914100                          20351201              270,000.00                269,509.56                             360
        15914099                          20351201              400,500.00                400,193.07                             360
        15914098                          20351201              283,500.00                283,133.47                             360
        15914097                          20351201              487,500.00                486,828.82                             360
        15914096                          20351201              385,200.00                385,200.00                             360
        15914095                          20351201              128,500.00                128,275.47                             360
        15914093                          20351201              205,700.00                205,431.35                             360
        15914092                          20351201              193,000.00                192,747.93                             360
        15914091                          20351201              179,000.00                178,555.38                             360
        15914090                          20351201              108,900.00                108,783.16                             360
        15914089                          20351201              477,000.00                476,575.30                             360
        15914088                          20351201              332,500.00                332,499.61                             360
        15914087                          20351201              148,400.00                148,263.88                             360
        15914086                          20351201              161,000.00                160,763.84                             360
        15914085                          20351201              109,000.00                108,846.10                             360
        15914083                          20351201              312,000.00                311,561.70                             360
        15914082                          20351201              225,000.00                224,805.09                             360
        15914081                          20351201              331,500.00                331,280.05                             360
        15914080                          20351201              408,000.00                407,858.75                             360
        15914078                          20351201              104,550.00                104,407.79                             360
        15914077                          20351201              128,250.00                128,146.29                             360
        15914076                          20351201              200,000.00                199,883.35                             360
        15914075                          20351201              120,000.00                119,888.75                             360
        15914074                          20351201              126,900.00                126,728.77                             360
        15914073                          20351201              510,000.00                509,907.00                             360
        15914072                          20351201              198,000.00                197,808.52                             360
        15914071                          20351201              168,750.00                168,518.14                             360
        15914069                          20351201              207,000.00                206,770.63                             360
        15914068                          20351201              160,000.00                159,519.89                             360
        15914067                          20351201               89,900.00                 89,810.07                             360
        15914066                          20351201              130,000.00                129,777.25                             360
        15914065                          20351201               91,375.00                 91,254.94                             360
        15914064                          20351201              190,800.00                190,599.31                             360
        15914063                          20351201              378,000.00                377,749.20                             360
        15914062                          20351201              225,000.00                224,825.14                             360
        15914061                          20351201              181,000.00                181,000.00                             360
        15914060                          20351201              144,300.00                144,200.43                             360
        15914059                          20351201              101,600.00                101,565.70                             360
        15914058                          20351201               50,150.00                 50,107.29                             360
        15914057                          20351201              240,000.00                239,656.00                             360
        15914056                          20351201              161,500.00                161,356.20                             360
        15914055                          20351201              218,000.00                217,674.75                             360
        15914054                          20351201              456,000.00                455,427.08                             360
        15914053                          20351201              198,750.00                198,493.03                             360
        15914052                          20351201              225,000.00                225,000.00                             360
        15914051                          20351201              327,000.00                326,692.43                             360
        15914050                          20351201              351,000.00                350,809.05                             360
        15914049                          20351201              574,750.00                574,750.00                             360
        15914048                          20351201              272,000.00                271,668.59                             360
        15914047                          20351201              177,950.00                177,841.64                             360
        15914045                          20351201              132,300.00                132,142.07                             360
        15914044                          20351201              166,500.00                166,256.49                             360
        15914043                          20351201              175,500.00                175,403.41                             360
        15914042                          20351201              245,700.00                245,466.86                             360
        15914041                          20351201              177,000.00                176,786.98                             360
        15914040                          20351201              210,900.00                210,689.05                             360
        15914039                          20351201              127,300.00                127,189.04                             360
        15914038                          20351201              131,000.00                130,919.06                             360
        15914037                          20351201              299,000.00                298,617.36                             360
        15914036                          20351201              280,000.00                279,467.26                             360
        15914035                          20351201              209,000.00                209,000.00                             360
        15914033                          20351201              327,000.00                326,800.87                             360
        15914032                          20351201              253,000.00                252,570.74                             360
        15914031                          20351201              185,250.00                185,197.35                             360
        15914030                          20351201              111,350.00                111,152.96                             360
        15914029                          20351201              171,000.00                170,800.05                             360
        15914028                          20351201               52,700.00                 52,637.86                             360
        15914027                          20351201               94,000.00                 93,874.70                             360
        15914026                          20351201               55,505.00                 55,448.42                             360
        15914025                          20251201              100,500.00                100,133.01                             240
        15914024                          20351201              521,100.00                520,353.08                             360
        15914023                          20351201              318,000.00                317,359.18                             360
        15914022                          20351201              132,000.00                131,848.81                             360
        15914021                          20351201              238,000.00                238,000.00                             360
        15914020                          20351201              415,000.00                414,808.37                             360
        15914019                          20351201              314,500.00                314,343.24                             360
        15914018                          20351201              266,250.00                266,103.45                             360
        15914017                          20351201              147,600.00                147,356.83                             360
        15914016                          20351201              100,800.00                100,718.49                             360
        15914015                          20351201              422,750.00                422,750.00                             360
        15914014                          20351201               94,400.00                 94,297.33                             360
        15914013                          20201201               57,780.00                 57,456.29                             180
        15914012                          20351201              190,000.00                189,916.07                             360
        15914011                          20351201              250,750.00                250,364.53                             360
        15914010                          20351201              391,000.00                390,423.61                             360
        15914009                          20351201              230,000.00                229,617.35                             360
        15914008                          20351201              160,000.00                159,775.23                             360
        15914007                          20351201              156,000.00                155,783.03                             360
        15914006                          20351201              212,000.00                211,650.75                             360
        15914005                          20351201              163,000.00                162,929.88                             360
        15914004                          20351201              300,600.00                300,443.35                             360
        15914003                          20351201              297,500.00                297,015.64                             360
        15914002                          20351201              167,000.00                166,765.40                             360
        15914001                          20351201              160,200.00                159,981.00                             360
        15914000                          20351201              193,000.00                192,788.28                             360
        15913999                          20351201              234,000.00                233,820.18                             360
        15913998                          20351201              272,000.00                271,755.23                             360
        15913997                          20351201              140,000.00                140,000.00                             360
        15913995                          20351201              131,400.00                131,219.10                             360
        15913994                          20351201              235,200.00                235,074.25                             360
        15913993                          20351201               54,625.00                 54,584.56                             360
        15913992                          20351201              128,600.00                128,474.30                             360
        15913990                          20351201              250,000.00                249,620.27                             360
        15913989                          20351201              170,000.00                169,788.37                             360
        15913987                          20351201              227,500.00                227,136.78                             360
        15913985                          20351201              265,000.00                264,642.47                             360
        15913984                          20351201              294,000.00                293,557.85                             360
        15913983                          20351201              155,000.00                154,780.50                             360
        15913982                          20351201              227,000.00                226,640.82                             360
        15913981                          20351201              688,000.00                687,508.57                             360
        15913980                          20351201              188,080.00                187,984.87                             360
        15913979                          20351201              280,500.00                280,191.77                             360
        15913978                          20351201              262,500.00                262,076.83                             360
        15913977                          20351201              191,956.00                191,842.09                             360
        15913976                          20351201              168,000.00                167,749.84                             360
        15913974                          20351201              209,880.00                209,611.41                             360
        15913972                          20351201              335,750.00                335,362.25                             360
        15913971                          20351201              168,500.00                168,202.56                             360
        15913970                          20351201              115,800.00                115,597.67                             360
        15913969                          20351201              405,000.00                404,749.80                             360
        15913968                          20351201              155,081.00                154,892.43                             360
        15913967                          20351201              308,000.00                307,585.29                             360
        15913966                          20351201              266,000.00                265,426.14                             360
        15913965                          20351201              110,700.00                110,590.66                             360
        15913964                          20351201              306,000.00                305,607.60                             360
        15913963                          20351201              193,500.00                193,228.16                             360
        15913961                          20351201              247,500.00                247,166.07                             360
        15913959                          20351201               68,850.00                 68,771.29                             360
        15913958                          20351201              330,000.00                330,000.00                             360
        15913957                          20351201              103,500.00                103,449.90                             360
        15913955                          20351201              165,000.00                164,803.04                             360
        15913954                          20351201              276,000.00                275,627.62                             360
        15913953                          20351201              250,000.00                249,792.27                             360
        15913950                          20351201              224,000.00                223,828.34                             360
        15913949                          20351201              201,000.00                200,659.62                             360
        15913948                          20351201              196,000.00                195,661.53                             360
        15913947                          20351201              175,950.00                175,717.84                             360
        15913946                          20351201              104,000.00                103,859.67                             360
        15913945                          20351201              420,000.00                419,433.34                             360
        15913944                          20351201              160,000.00                159,781.94                             360
        15913943                          20351201               57,200.00                 57,136.97                             360
        15913942                          20351201              140,000.00                139,832.88                             360
        15913941                          20351201              394,000.00                394,000.00                             360
        15913940                          20351201              174,400.00                174,298.73                             360
        15913939                          20351201              160,000.00                160,000.00                             360
        15913938                          20351201               98,500.00                 98,391.76                             360
        15913937                          20351201              500,000.00                499,416.55                             360
        15913936                          20351201              340,000.00                340,000.00                             360
        15913935                          20351201              423,000.00                422,694.43                             360
        15913934                          20351201               50,250.00                 50,197.14                             360
        15913933                          20351201              266,000.00                265,723.13                             360
        15913932                          20351201              100,000.00                 99,941.50                             360
        15913931                          20351201              282,000.00                281,706.47                             360
        15913929                          20351201              174,000.00                173,845.06                             360
        15913927                          20351201               86,900.00                 86,816.66                             360
        15913926                          20351201              392,000.00                392,000.00                             360
        15913925                          20351201              180,000.00                179,785.57                             360
        15913924                          20351201              156,600.00                156,438.70                             360
        15913923                          20351201               90,000.00                 89,890.33                             360
        15913922                          20351201              306,000.00                306,000.00                             360
        15913921                          20351201              425,000.00                424,514.22                             360
        15913920                          20351201              220,000.00                220,000.00                             360
        15913919                          20351201              229,500.00                229,385.92                             360
        15913918                          20351201              418,500.00                418,291.40                             360
        15913916                          20351201              342,000.00                341,830.02                             360
        15913915                          20351201              286,000.00                285,610.21                             360
        15913913                          20351201              285,000.00                284,615.47                             360
        15913912                          20351201              220,500.00                220,500.00                             360
        15913911                          20351201              347,650.00                347,267.99                             360
        15913910                          20351201              284,500.00                284,061.36                             360
        15913909                          20351201              189,000.00                188,786.19                             360
        15913908                          20351201              305,000.00                304,532.09                             360
        15913907                          20351201              469,000.00                468,373.61                             360
        15913906                          20351201              140,400.00                140,198.76                             360
        15913905                          20351201              630,000.00                629,729.03                             360
        15913904                          20351201              198,000.00                197,744.01                             360
        15913903                          20351201              127,920.00                127,920.00                             360
        15913902                          20351201              500,000.00                499,248.09                             360
        15913901                          20351201              195,500.00                195,236.23                             360
        15913900                          20351201               86,000.00                 85,930.48                             360
        15913899                          20351201              260,000.00                259,667.26                             360
        15913898                          20351201              121,600.00                121,478.62                             360
        15913897                          20351201              265,500.00                265,282.43                             360
        15913896                          20351201              245,700.00                245,422.06                             360
        15913895                          20351201               98,000.00                 97,892.13                             360
        15913894                          20351201              255,000.00                254,746.71                             360
        15913892                          20351201              180,000.00                179,802.20                             360
        15913891                          20351201              175,500.00                175,241.29                             360
        15913890                          20351201              160,000.00                159,754.53                             360
        15913888                          20351201              365,500.00                365,098.37                             360
        15913887                          20351201              544,000.00                543,338.55                             360
        15913886                          20351201              540,000.00                539,343.40                             360
        15913885                          20351201              148,500.00                148,411.89                             360
        15913884                          20351201              123,250.00                123,100.77                             360
        15913883                          20351201              175,000.00                174,761.97                             360
        15913882                          20351201              320,000.00                319,669.38                             360
        15913880                          20351201              120,000.00                119,906.25                             360
        15913879                          20351201              116,000.00                115,848.49                             360
        15913878                          20351201              330,000.00                330,000.00                             360
        15913877                          20351201              318,000.00                317,506.28                             360
        15913876                          20351201              264,350.00                263,979.39                             360
        15913875                          20351201              398,000.00                398,000.00                             360
        15913874                          20351201              285,000.00                285,000.00                             360
        15913873                          20351201              341,250.00                340,974.22                             360
        15913872                          20351201              360,000.00                359,757.03                             360
        15913871                          20351201               81,000.00                 80,919.81                             360
        15913869                          20351201              311,200.00                310,925.32                             360
        15913868                          20351201              323,000.00                322,785.69                             360
        15913867                          20351201              595,000.00                594,238.57                             360
        15913866                          20351201              140,400.00                140,310.48                             360
        15913865                          20351201              382,500.00                381,930.48                             360
        15913864                          20351201              240,000.00                239,669.58                             360
        15913863                          20351201              345,950.00                345,483.25                             360
        15913862                          20351201              282,000.00                281,741.20                             360
        15913861                          20351201              145,280.00                145,125.27                             360
        15913860                          20351201              420,750.00                420,431.76                             360
        15913859                          20351201              233,000.00                232,754.40                             360
        15913858                          20351201              222,400.00                222,227.64                             360
        15913857                          20351201              255,000.00                254,653.18                             360
        15913855                          20351201              104,000.00                103,870.91                             360
        15913853                          20351201              320,000.00                319,564.74                             360
        15913852                          20351201              183,000.00                183,000.00                             360
        15913851                          20351201              203,000.00                202,857.04                             360
        15913850                          20351201              190,000.00                189,775.98                             360
        15913849                          20351201              112,000.00                111,850.70                             360
        15913848                          20351201              231,200.00                230,912.46                             360
        15913847                          20351201              247,350.00                247,350.00                             360
        15913846                          20351201              191,250.00                191,074.96                             360
        15913845                          20251201              120,600.00                120,188.62                             240
        15913844                          20351201              290,000.00                289,608.74                             360
        15913843                          20351201              288,000.00                287,680.21                             360
        15913842                          20351201               72,000.00                 71,905.76                             360
        15913841                          20351201              213,750.00                213,564.35                             360
        15913840                          20351201              185,250.00                185,079.70                             360
        15913839                          20351201              230,000.00                230,000.00                             360
        15913838                          20351201               91,200.00                 91,113.63                             360
        15913837                          20351201              332,500.00                332,238.69                             360
        15913836                          20351201              278,350.00                278,189.52                             360
        15913834                          20351201              142,400.00                142,194.25                             360
        15913833                          20351201              112,000.00                111,804.68                             360
        15913832                          20351201              238,500.00                238,356.83                             360
        15913831                          20351201              175,000.00                174,697.21                             360
        15913830                          20351201              143,000.00                142,867.14                             360
        15913829                          20351201              143,920.00                143,723.83                             360
        15913828                          20351201              123,200.00                123,037.43                             360
        15913827                          20351201              145,800.00                145,623.99                             360
        15913826                          20351201              235,200.00                234,873.56                             360
        15913825                          20351201              477,000.00                476,135.22                             360
        15913824                          20351201              417,300.00                416,593.37                             360
        15913823                          20351201              360,000.00                359,767.85                             360
        15913822                          20351201              189,600.00                189,306.21                             360
        15913821                          20351201              144,000.00                143,838.76                             360
        15913820                          20351201              138,000.00                137,848.67                             360
        15913819                          20351201              182,750.00                182,485.94                             360
        15913818                          20351201              150,000.00                149,817.60                             360
        15913816                          20351201              711,000.00                710,578.13                             360
        15913814                          20351201              355,500.00                355,500.00                             360
        15913813                          20351201              237,500.00                237,211.22                             360
        15913812                          20351201              280,000.00                279,554.65                             360
        15913811                          20351201              213,300.00                213,212.51                             360
        15913810                          20351201              190,400.00                190,175.05                             360
        15913809                          20351201              250,000.00                249,775.51                             360
        15913807                          20351201              150,000.00                149,740.97                             360
        15913806                          20351201              440,000.00                439,658.05                             360
        15913805                          20351201              237,000.00                236,693.60                             360
        15913804                          20351201              567,588.00                567,088.19                             360
        15913803                          20351201              330,225.00                329,953.64                             360
        15913802                          20351201              250,000.00                249,638.77                             360
        15913801                          20351201              112,000.00                111,856.37                             360
        15913800                          20351201              310,000.00                309,582.59                             360
        15913799                          20351201              184,000.00                183,806.46                             360
        15913798                          20351201              467,500.00                467,214.50                             360
        15913797                          20351201              273,200.00                272,849.64                             360
        15913796                          20351201              105,000.00                104,940.51                             360
        15913795                          20351201              216,000.00                215,816.28                             360
        15913794                          20351201              548,000.00                547,206.61                             360
        15913793                          20351201              225,000.00                224,736.90                             360
        15913791                          20351201              126,650.00                126,527.26                             360
        15913790                          20351201              229,600.00                229,422.06                             360
        15913789                          20351201              320,000.00                319,532.02                             360
        15913788                          20351201              200,000.00                199,690.10                             360
        15913787                          20351201              104,000.00                104,000.00                             360
        15913786                          20351201              251,500.00                251,134.04                             360
        15913785                          20351201              106,200.00                106,140.79                             360
        15913784                          20351201              325,700.00                325,498.23                             360
        15913783                          20351201              308,000.00                307,563.83                             360
        15913782                          20351201              196,000.00                195,927.59                             360
        15913781                          20351201              495,000.00                494,670.63                             360
        15913780                          20351201              253,650.00                253,650.00                             360
        15913779                          20351201              280,250.00                280,250.00                             360
        15913778                          20351201              280,000.00                279,853.11                             360
        15913777                          20351201              293,250.00                292,680.13                             360
        15913776                          20351201              276,250.00                275,959.45                             360
        15913775                          20351201              423,000.00                422,501.29                             360
        15913773                          20351201               86,500.00                 86,387.92                             360
        15913772                          20351201              160,000.00                159,805.44                             360
        15913771                          20351201              415,000.00                414,662.63                             360
        15913770                          20351201              165,000.00                164,794.80                             360
        15913769                          20351201              260,000.00                259,773.03                             360
        15913768                          20351201              209,000.00                208,742.71                             360
        15913767                          20351201              208,250.00                207,980.22                             360
        15913766                          20351201              189,000.00                188,688.63                             360
        15913765                          20351201              182,000.00                181,784.97                             360
        15913764                          20351201              107,000.00                106,936.69                             360
        15913763                          20351201              209,000.00                208,641.89                             360
        15913762                          20360101              141,075.00                140,994.49                             360
        15913761                          20351201              158,100.00                157,982.43                             360
        15913760                          20351201              132,000.00                131,874.74                             360
        15913758                          20351201              329,000.00                328,599.96                             360
        15913757                          20351201              180,000.00                179,778.42                             360
        15913756                          20351201              330,000.00                329,656.52                             360
        15913755                          20351201               95,000.00                 94,721.21                             360
        15913754                          20351201              111,940.00                111,796.75                             360
        15913753                          20351201              342,000.00                341,707.02                             360
        15913752                          20351201              250,000.00                250,000.00                             360
        15913751                          20351201              296,800.00                296,329.19                             360
        15913750                          20351201              361,600.00                360,986.48                             360
        15913749                          20351201              536,000.00                535,583.46                             360
        15913748                          20351201               85,000.00                 84,909.47                             360
        15913747                          20351201              104,500.00                104,482.65                             360
        15913745                          20351201              150,000.00                149,896.14                             360
        15913744                          20351201               55,800.00                 55,750.31                             360
        15913741                          20351201              198,750.00                198,574.69                             360
        15913740                          20351201              116,200.00                116,040.01                             360
        15913737                          20351201               50,000.00                 49,951.12                             360
        15913736                          20351201              272,000.00                271,791.55                             360
        15913735                          20351201              227,000.00                226,668.71                             360
        15913734                          20351201              255,000.00                254,588.91                             360
        15913733                          20351201              200,000.00                199,626.01                             360
        15913732                          20351201              342,000.00                341,500.86                             360
        15913731                          20351201              314,500.00                314,054.62                             360
        15913730                          20351201              225,000.00                224,775.43                             360
        15913728                          20351201              216,000.00                215,775.18                             360
        15913727                          20351201              229,500.00                229,099.79                             360
        15913725                          20351201               68,000.00                 67,923.86                             360
        15913724                          20351201              106,250.00                106,143.94                             360
        15913723                          20351201              161,500.00                161,341.83                             360
        15913721                          20351201              277,500.00                277,271.98                             360
        15913720                          20351201              163,400.00                163,204.95                             360
        15913719                          20351201              170,000.00                169,697.13                             360
        15913718                          20351201              224,000.00                224,000.00                             360
        15913717                          20351201              140,250.00                140,082.94                             360
        15913716                          20351201              350,000.00                349,767.78                             360
        15913715                          20351201              136,000.00                135,918.37                             360
        15913713                          20351201              490,000.00                489,340.24                             360
        15913712                          20351201              137,600.00                137,520.67                             360
        15913711                          20351201              300,000.00                299,574.29                             360
        15913710                          20351201              272,700.00                272,535.85                             360
        15913709                          20351201              121,550.00                121,411.07                             360
        15913708                          20351201              180,000.00                179,776.14                             360
        15913707                          20351201              255,000.00                254,892.25                             360
        15913706                          20351201              440,000.00                439,419.47                             360
        15913704                          20351201              132,000.00                132,000.00                             360
        15913702                          20351201              360,900.00                360,900.00                             360
        15913701                          20351201              570,000.00                570,000.00                             360
        15913700                          20351201              240,000.00                239,645.49                             360
        15913698                          20351201              274,500.00                274,329.95                             360
        15913697                          20351201              152,000.00                151,784.31                             360
        15913695                          20351201              373,500.00                373,213.77                             360
        15913694                          20351201              178,500.00                178,409.98                             360
        15913693                          20351201              200,000.00                199,687.00                             360
        15913691                          20351201              122,000.00                121,904.68                             360
        15913690                          20351201              324,000.00                323,597.88                             360
        15913689                          20351201              132,000.00                132,000.00                             360
        15913688                          20351201               50,000.00                 49,931.29                             360
        15913687                          20351201              138,550.00                138,417.13                             360
        15913686                          20351201              175,000.00                174,749.16                             360
        15913685                          20351201              378,000.00                378,000.00                             360
        15913684                          20351201              327,000.00                327,000.00                             360
        15913683                          20351201              250,750.00                250,750.00                             360
        15913681                          20351201              194,350.00                194,030.45                             360
        15913680                          20351201              253,400.00                253,098.15                             360
        15913679                          20351201              628,200.00                628,200.00                             360
        15913678                          20351201               85,000.00                 84,929.16                             360
        15913677                          20351201              183,750.00                183,668.82                             360
        15913676                          20351201              160,000.00                159,836.90                             360
        15913675                          20351201              198,000.00                197,716.75                             360
        15913674                          20351201              684,000.00                684,000.00                             360
        15913673                          20351201              380,000.00                379,999.17                             360
        15913672                          20351201              701,250.00                700,895.30                             360
        15913671                          20351201              250,000.00                249,797.39                             360
        15913670                          20351201               49,600.00                 49,552.53                             360
        15913669                          20351201              378,750.00                378,228.55                             360
        15913668                          20351201              370,000.00                369,661.38                             360
        15913667                          20351201              584,000.00                583,748.81                             360
        15913666                          20351201              204,000.00                203,663.92                             360
        15913665                          20351201              142,500.00                142,311.98                             360
        15913664                          20351201              258,300.00                258,182.81                             360
        15913663                          20351201              137,000.00                136,805.60                             360
        15913662                          20351201              156,000.00                155,755.86                             360
        15913661                          20351201              240,000.00                239,695.35                             360
        15913660                          20351201              341,700.00                341,700.00                             360
        15913659                          20351201              105,000.00                104,965.08                             360
        15913658                          20351201              284,750.00                284,546.61                             360
        15913657                          20351201              297,500.00                297,079.36                             360
        15913656                          20351201              200,000.00                199,840.60                             360
        15913655                          20351201              288,000.00                287,766.60                             360
        15913654                          20351201              234,000.00                233,607.62                             360
        15913653                          20351201              527,000.00                527,000.00                             360
        15913652                          20351201              400,000.00                399,420.88                             360
        15913651                          20351201              332,000.00                331,779.71                             360
        15913650                          20351201              132,500.00                132,306.23                             360
        15913649                          20351201              280,000.00                279,581.02                             360
        15913648                          20351201              200,000.00                199,682.48                             360
        15913647                          20351201              215,910.00                215,698.97                             360
        15913645                          20351201              103,600.00                103,557.37                             360
        15913644                          20351201               66,000.00                 65,926.87                             360
        15913643                          20351201              105,300.00                105,176.76                             360
        15913642                          20351201              212,500.00                212,207.44                             360
        15913641                          20351201              148,800.00                148,714.22                             360
        15913640                          20351201              560,000.00                559,606.74                             360
        15913639                          20351201              290,700.00                290,249.56                             360
        15913638                          20351201              256,000.00                255,606.48                             360
        15913637                          20351201              388,800.00                388,800.00                             360
        15913636                          20351201              365,000.00                364,578.47                             360
        15913635                          20351201              224,250.00                223,912.76                             360
        15913634                          20351201              203,996.00                203,712.30                             360
        15913633                          20351201              193,693.00                193,473.42                             360
        15913632                          20351201              168,000.00                168,000.00                             360
        15913631                          20351201              351,000.00                350,665.32                             360
        15913630                          20351201              125,700.00                125,539.13                             360
        15913628                          20351201              206,000.00                205,633.72                             360
        15913627                          20351201              272,160.00                272,160.00                             360
        15913626                          20351201              396,000.00                395,758.86                             360
        15913625                          20351201              336,000.00                335,760.00                             360
        15913624                          20351201              249,600.00                249,331.93                             360
        15913623                          20351201              185,000.00                184,707.02                             360
        15913622                          20351201              110,500.00                110,361.44                             360
        15913621                          20351201               99,000.00                 98,888.92                             360
        15913620                          20351201              234,600.00                234,496.36                             360
        15913619                          20351201              217,500.00                217,176.15                             360
        15913618                          20351201              585,000.00                584,310.31                             360
        15913617                          20351201              316,000.00                315,888.08                             360
        15913616                          20351201               82,450.00                 82,350.87                             360
        15913615                          20351201              180,000.00                179,771.97                             360
        15913614                          20351201               73,350.00                 73,256.12                             360
        15913613                          20351201              432,000.00                431,375.80                             360
        15913612                          20351201              146,250.00                146,041.84                             360
        15913611                          20351201              190,800.00                190,585.93                             360
        15913610                          20351201              334,000.00                334,000.00                             360
        15913609                          20351201              242,000.00                241,642.54                             360
        15913608                          20351201              228,000.00                227,859.15                             360
        15913607                          20351201              255,000.00                254,779.12                             360
        15913606                          20351201              360,000.00                359,773.76                             360
        15913605                          20351201              332,810.00                332,298.40                             360
        15913604                          20351201              426,120.00                425,824.95                             360
        15913603                          20351201              113,400.00                113,202.44                             360
        15913602                          20351201              483,750.00                482,802.72                             360
        15913601                          20351201              359,000.00                358,724.88                             360
        15913600                          20351201              153,000.00                152,793.56                             360
        15913599                          20351201              495,000.00                494,366.63                             360
        15913598                          20351201              297,500.00                297,173.08                             360
        15913597                          20351201              280,000.00                279,729.58                             360
        15913596                          20351201               88,000.00                 87,902.04                             360
        15913595                          20351201              272,000.00                271,745.97                             360
        15913594                          20351201               70,550.00                 70,465.08                             360
        15913593                          20351201              119,000.00                118,892.00                             360
        15913591                          20351201              528,000.00                527,301.93                             360
        15913590                          20351201              457,300.00                456,624.52                             360
        15913589                          20351201              327,080.00                326,825.81                             360
        15913588                          20351201              209,600.00                209,326.24                             360
        15913587                          20351201              207,000.00                206,772.55                             360
        15913586                          20351201              133,000.00                132,868.64                             360
        15913585                          20351201              205,000.00                204,720.60                             360
        15913584                          20351201              229,500.00                229,371.45                             360
        15913583                          20351201              477,000.00                477,000.00                             360
        15913582                          20351201              116,800.00                116,598.29                             360
        15913581                          20351201              125,000.00                124,888.70                             360
        15913580                          20351201              130,000.00                129,796.56                             360
        15913579                          20351201              220,000.00                220,000.00                             360
        15913578                          20351201              200,000.00                199,759.31                             360
        15913577                          20351201              328,000.00                327,727.44                             360
        15913576                          20351201              315,000.00                314,799.76                             360
        15913575                          20351201              301,200.00                300,733.30                             360
        15913574                          20351201              216,792.00                216,576.38                             360
        15913572                          20351201               74,800.00                 74,723.76                             360
        15913571                          20351201               62,900.00                 62,837.74                             360
        15913570                          20351201              282,000.00                282,000.00                             360
        15913568                          20351201              420,000.00                420,000.00                             360
        15913567                          20351201              212,500.00                212,098.72                             360
        15913566                          20351201              254,089.00                253,667.10                             360
        15913565                          20351201              325,000.00                324,583.23                             360
        15913564                          20351201              252,000.00                251,763.90                             360
        15913563                          20351201              324,000.00                323,802.14                             360
        15913562                          20351201              280,000.00                279,538.36                             360
        15913561                          20351201              246,000.00                245,809.35                             360
        15913560                          20351201              157,700.00                157,536.92                             360
        15913559                          20351201              420,000.00                419,709.19                             360
        15913558                          20351201              556,000.00                556,000.00                             360
        15913557                          20351201               76,000.00                 75,945.41                             360
        15913556                          20351201              256,000.00                255,668.35                             360
        15913555                          20351201              100,000.00                 99,878.15                             360
        15913553                          20351201              284,750.00                284,406.60                             360
        15913552                          20351201               54,750.00                 54,719.53                             360
        15913551                          20351201              216,750.00                216,512.33                             360
        15913550                          20351201               68,400.00                 68,335.08                             360
        15913549                          20351201               58,000.00                 57,916.21                             360
        15913548                          20351201              430,000.00                429,522.57                             360
        15913547                          20351201              243,000.00                242,623.48                             360
        15913546                          20351201              221,000.00                220,734.03                             360
        15913545                          20351201              427,500.00                427,500.00                             360
        15913544                          20351201              200,000.00                199,851.38                             360
        15913543                          20351201              144,500.00                144,269.33                             360
        15913542                          20351201              129,520.00                129,372.70                             360
        15913541                          20351201              309,000.00                308,837.18                             360
        15913540                          20351201              360,000.00                359,514.29                             360
        15913539                          20351201              561,000.00                560,371.92                             360
        15913537                          20351201              278,350.00                277,996.67                             360
        15913536                          20351201              337,500.00                337,113.43                             360
        15913535                          20351201              531,250.00                530,374.80                             360
        15913534                          20351201              215,500.00                215,123.48                             360
        15913533                          20351201              576,000.00                575,692.07                             360
        15913532                          20351201              312,000.00                311,729.00                             360
        15913531                          20351201              150,400.00                150,233.34                             360
        15913530                          20351201              180,000.00                179,714.42                             360
        15913529                          20351201              382,500.00                382,298.46                             360
        15913528                          20351201              208,000.00                207,804.71                             360
        15913527                          20351201              193,500.00                193,351.71                             360
        15913526                          20351201              206,000.00                205,878.12                             360
        15913525                          20351201              167,000.00                166,792.31                             360
        15913524                          20351201              113,400.00                113,271.72                             360
        15913523                          20351201              413,600.00                412,884.38                             360
        15913522                          20351201              224,000.00                223,859.61                             360
        15913521                          20351201              213,750.00                213,630.62                             360
        15913520                          20351201              180,000.00                179,767.29                             360
        15913519                          20351201              110,400.00                110,249.82                             360
        15913518                          20351201              301,500.00                301,149.27                             360
        15913517                          20351201              148,000.00                147,861.03                             360
        15913516                          20351201              171,000.00                171,000.00                             360
        15913515                          20351201              224,000.00                223,600.93                             360
        15913514                          20351201              243,000.00                242,622.73                             360
        15913513                          20351201              125,000.00                124,800.07                             360
        15913512                          20351201              327,600.00                327,382.64                             360
        15913511                          20351201              344,000.00                344,000.00                             360
        15913510                          20351201               90,000.00                 89,847.04                             360
        15913509                          20351201              172,000.00                171,781.67                             360
        15913508                          20351201              250,000.00                249,725.29                             360
        15913507                          20351201              187,500.00                187,334.88                             360
        15913506                          20351201              153,800.00                153,492.41                             360
        15913505                          20351201              576,000.00                575,255.32                             360
        15913504                          20351201              203,200.00                202,849.10                             360
        15913502                          20351201              192,000.00                191,649.87                             360
        15913501                          20351201              170,000.00                169,766.43                             360
        15913500                          20351201              266,188.00                265,746.01                             360
        15913499                          20351201              108,550.00                108,420.43                             360
        15913498                          20351201              272,000.00                271,573.49                             360
        15913497                          20351201              153,900.00                153,708.59                             360
        15913496                          20351201              190,500.00                190,253.70                             360
        15913494                          20351201              380,000.00                379,608.59                             360
        15913493                          20351201              288,000.00                288,000.00                             360
        15913492                          20351201              270,000.00                269,667.64                             360
        15913491                          20351201              274,055.00                273,791.69                             360
        15913490                          20351201              283,500.00                283,095.86                             360
        15913489                          20351201               79,800.00                 79,702.96                             360
        15913488                          20351101               76,500.00                 76,366.71                             360
        15913487                          20351201              238,000.00                238,000.00                             360
        15913486                          20351201              544,000.00                543,658.11                             360
        15913485                          20351201              118,750.00                118,601.09                             360
        15913482                          20351201              197,000.00                196,706.08                             360
        15913481                          20351201              387,000.00                386,735.05                             360
        15913480                          20351201              373,150.00                372,756.70                             360
        15913479                          20351201              201,000.00                200,756.86                             360
        15913477                          20351201              129,200.00                129,044.17                             360
        15913476                          20351201              264,000.00                263,800.50                             360
        15913475                          20351201              452,000.00                451,699.25                             360
        15913474                          20351201              333,750.00                333,502.01                             360
        15913473                          20351201              652,500.00                651,820.85                             360
        15913472                          20351201              525,000.00                524,580.43                             360
        15913471                          20351201              162,500.00                162,280.75                             360
        15913470                          20351201              150,000.00                149,778.87                             360
        15913469                          20351201              163,200.00                163,013.06                             360
        15913468                          20351201              118,875.00                118,721.00                             360
        15913467                          20351201              306,000.00                305,646.60                             360
        15913466                          20351201               63,000.00                 62,962.72                             360
        15913465                          20351201               80,750.00                 80,688.12                             360
        15913464                          20351101              100,000.00                 99,752.14                             360
        15913463                          20351201              384,750.00                384,310.23                             360
        15913462                          20351101              548,000.00                547,368.22                             360
        15913461                          20351201               80,400.00                 80,246.28                             360
        15913460                          20351201              463,200.00                463,200.00                             360
        15913459                          20351201              528,000.00                527,317.38                             360
        15913458                          20351201              100,001.00                 99,895.60                             360
        15913457                          20351201              400,000.00                399,722.25                             360
        15913456                          20351201              667,500.00                667,158.41                             360
        15913455                          20351201              188,000.00                187,671.53                             360
        15913454                          20351201              360,000.00                359,495.28                             360
        15913453                          20351201              265,000.00                265,000.00                             360
        15913452                          20351201              227,000.00                227,000.00                             360
        15913449                          20351201              240,000.00                239,890.46                             360
        15913448                          20351201              112,500.00                112,391.21                             360
        15913447                          20351201              152,000.00                151,784.74                             360
        15913446                          20351201              131,750.00                131,597.84                             360
        15913444                          20351201              400,000.00                399,238.95                             360
        15913443                          20351201               69,000.00                 68,857.33                             360
        15913442                          20351201               57,800.00                 57,754.34                             360
        15913441                          20351201              220,500.00                220,234.09                             360
        15913440                          20351201              384,000.00                383,745.21                             360
        15913439                          20351201              162,000.00                161,642.41                             360
        15913438                          20351201              291,200.00                290,938.11                             360
        15913437                          20351201              435,000.00                434,983.88                             360
        15913435                          20351201              301,000.00                300,811.37                             360
        15913434                          20351201              110,000.00                109,785.17                             360
        15913433                          20351201              263,250.00                262,865.79                             360
        15913432                          20351201              154,000.00                153,746.28                             360
        15913431                          20351101              330,000.00                329,749.49                             360
        15913430                          20351201               91,000.00                 90,922.55                             360
        15913429                          20351201              552,000.00                551,136.16                             360
        15913428                          20201201              140,000.00                139,136.80                             180
        15913427                          20351201              135,000.00                134,866.65                             360
        15913426                          20351201              147,900.00                147,697.81                             360
        15913424                          20351201              351,200.00                350,717.45                             360
        15913423                          20351201              100,000.00                 99,855.50                             360
        15913422                          20351201              176,800.00                176,546.57                             360
        15913421                          20351201              131,200.00                131,137.60                             360
        15913419                          20351201               96,800.00                 96,717.57                             360
        15913417                          20351201              256,000.00                255,803.81                             360
        15913416                          20351201              142,400.00                142,287.30                             360
        15913414                          20351201              357,500.00                356,940.53                             360
        15913413                          20351201              180,000.00                180,000.00                             360
        15913412                          20351201              101,600.00                101,536.32                             360
        15913411                          20351201              427,500.00                427,133.79                             360
        15913410                          20351101              568,000.00                566,945.85                             360
        15913409                          20351201              270,000.00                269,647.56                             360
        15913408                          20351201               55,250.00                 55,200.38                             360
        15913407                          20351201              186,200.00                185,914.34                             360
        15913406                          20351201              256,500.00                256,500.00                             360
        15913405                          20351201              328,500.00                328,087.27                             360
        15913404                          20351201              154,700.00                154,700.00                             360
        15913403                          20351101              108,000.00                107,780.69                             360
        15913402                          20351201              135,000.00                134,817.84                             360
        15913401                          20351201              170,000.00                169,754.36                             360
        15913400                          20351201              272,000.00                271,701.11                             360
        15913399                          20351201              128,000.00                127,855.19                             360
        15913398                          20351201               50,000.00                 49,945.04                             360
        15913397                          20351201              115,500.00                115,426.37                             360
        15913396                          20351201              400,500.00                400,300.37                             360
        15913395                          20351201              255,000.00                254,558.78                             360
        15913394                          20351201              297,000.00                296,406.06                             360
        15913393                          20351201              420,000.00                419,168.05                             360
        15913392                          20351201              282,750.00                282,423.45                             360
        15913391                          20351201              399,200.00                398,946.60                             360
        15913390                          20351201              177,600.00                177,491.85                             360
        15913388                          20351201              171,000.00                170,806.56                             360
        15913387                          20351101              189,000.00                188,643.27                             360
        15913386                          20351201              238,000.00                237,706.39                             360
        15913385                          20351201              259,200.00                259,017.97                             360
        15913384                          20351201              367,200.00                366,471.03                             360
        15913383                          20351201              128,000.00                127,885.87                             360
        15913382                          20351201              180,000.00                179,833.12                             360
        15913381                          20351201              368,000.00                367,702.60                             360
        15913380                          20351101              715,500.00                714,585.32                             360
        15913378                          20351201              400,200.00                399,514.31                             360
        15913377                          20351201              245,000.00                244,744.98                             360
        15913376                          20351201              175,000.00                174,782.36                             360
        15913375                          20351201              187,000.00                186,837.58                             360
        15913374                          20351201              260,000.00                259,738.23                             360
        15913373                          20351201              308,800.00                308,598.00                             360
        15913372                          20351201              204,000.00                203,746.30                             360
        15913371                          20351101              607,500.00                606,761.49                             360
        15913370                          20351201              475,000.00                474,553.22                             360
        15913369                          20351201              230,000.00                230,000.00                             360
        15913368                          20351201              160,000.00                159,760.08                             360
        15913366                          20351201              300,000.00                299,782.67                             360
        15913363                          20351201              280,000.00                279,578.08                             360
        15913362                          20351201              360,000.00                359,665.06                             360
        15913361                          20351201              480,600.00                480,393.28                             360
        15913360                          20351101              102,400.00                102,311.35                             360
        15913359                          20351201              267,920.00                267,723.71                             360
        15913358                          20351201              276,000.00                275,750.16                             360
        15913357                          20351201               99,000.00                 98,905.06                             360
        15913356                          20351201              650,000.00                649,614.32                             360
        15913355                          20351201              130,000.00                129,771.57                             360
        15913354                          20351201               67,500.00                 67,435.26                             360
        15913353                          20351201               68,720.00                 68,654.93                             360
        15913352                          20351201              175,500.00                175,275.39                             360
        15913351                          20351201              165,000.00                163,488.19                             360
        15913350                          20351101              340,560.00                340,560.00                             360
        15913349                          20351201              315,000.00                314,650.24                             360
        15913348                          20351201              170,000.00                169,782.43                             360
        15913347                          20351201              312,000.00                311,480.92                             360
        15913346                          20351201              495,000.00                494,665.91                             360
        15913345                          20351101              364,500.00                364,500.00                             360
        15913344                          20351201              328,000.00                327,516.48                             360
        15913343                          20351201              178,500.00                178,188.72                             360
        15913341                          20351201              540,000.00                539,645.77                             360
        15913340                          20351201              570,000.00                569,588.23                             360
        15913339                          20351201              144,000.00                143,834.70                             360
        15913338                          20351201              194,400.00                194,157.00                             360
        15913337                          20351201              640,000.00                639,082.65                             360
        15913336                          20351101              100,400.00                100,243.13                             360
        15913335                          20351101              428,000.00                426,907.62                             360
        15913334                          20351201              148,800.00                148,613.03                             360
        15913333                          20351201              275,400.00                275,400.00                             360
        15913332                          20351201              444,000.00                444,000.00                             360
        15913331                          20351201              255,000.00                254,823.44                             360
        15913330                          20351201              323,000.00                322,513.28                             360
        15913329                          20351201              441,000.00                440,374.21                             360
        15913328                          20351201              391,000.00                390,331.39                             360
        15913327                          20351201              649,950.00                649,950.00                             360
        15913326                          20351101              220,000.00                219,750.59                             360
        15913325                          20351101              637,500.00                636,140.48                             360
        15913324                          20351201               85,500.00                 85,422.22                             360
        15913323                          20351201              732,000.00                732,000.00                             360
        15913322                          20351201              183,750.00                183,500.06                             360
        15913320                          20351201              167,300.00                167,097.62                             360
        15913319                          20351201              277,900.00                277,335.57                             360
        15913317                          20351101              500,000.00                499,548.36                             360
        15913316                          20351201              343,000.00                342,347.40                             360
        15913315                          20351201              138,750.00                138,622.40                             360
        15913314                          20351101              220,000.00                219,450.46                             360
        15913313                          20351201              285,000.00                284,462.93                             360
        15913312                          20351201              261,000.00                260,655.62                             360
        15913310                          20351201              233,000.00                233,000.00                             360
        15913309                          20351201               84,000.00                 83,897.64                             360
        15913308                          20351201              318,250.00                318,007.67                             360
        15913307                          20351201              331,500.00                331,223.77                             360
        15913306                          20351201              749,000.00                747,655.22                             360
        15913305                          20351201              294,100.00                293,930.93                             360
        15913304                          20351201              340,000.00                339,569.31                             360
        15913303                          20351201              229,500.00                229,228.30                             360
        15913302                          20351101              209,000.00                208,569.32                             360
        15913301                          20351101              144,000.00                143,790.10                             360
        15913300                          20351101              286,900.00                286,419.18                             360
        15913299                          20351101              107,000.00                106,905.41                             360
        15913297                          20351201              327,750.00                327,528.80                             360
        15913296                          20351201              484,500.00                484,500.00                             360
        15913295                          20351201              236,000.00                235,814.01                             360
        15913294                          20351201              149,600.00                149,529.67                             360
        15913293                          20351101              108,000.00                107,745.21                             360
        15913291                          20351201              192,600.00                192,600.00                             360
        15913290                          20351201              465,800.00                465,581.71                             360
        15913288                          20351101              369,000.00                368,355.13                             360
        15913287                          20351201               86,400.00                 86,320.74                             360
        15913286                          20351101              155,550.00                155,308.22                             360
        15913285                          20351201              212,750.00                212,354.18                             360
        15913284                          20351201              112,500.00                112,349.74                             360
        15913282                          20351101              124,950.00                124,711.66                             360
        15913281                          20351201              202,300.00                202,191.53                             360
        15913280                          20351201              275,500.00                275,381.48                             360
        15913279                          20351101               85,000.00                 84,765.40                             360
        15913278                          20351201              459,000.00                459,000.00                             360
        15913277                          20351101               90,000.00                 89,920.76                             360
        15913276                          20351201              252,000.00                251,670.21                             360
        15913275                          20351101              214,200.00                213,839.79                             360
        15913274                          20351201              425,000.00                425,000.00                             360
        15913273                          20351201              153,725.00                153,600.96                             360
        15913272                          20351201              208,000.00                207,690.30                             360
        15913271                          20351201              256,000.00                255,525.90                             360
        15913270                          20351101              159,600.00                159,346.89                             360
        15913269                          20351201              365,000.00                364,398.69                             360
        15913268                          20351101               88,000.00                 87,817.66                             360
        15913267                          20351201              151,681.00                151,681.00                             360
        15913265                          20351201              386,000.00                385,637.58                             360
        15913264                          20351101               78,000.00                 77,778.50                             360
        15913262                          20351201              166,000.00                165,999.65                             360
        15913261                          20351201              296,000.00                295,829.84                             360
        15913260                          20351201              230,000.00                229,683.34                             360
        15913259                          20351101              492,000.00                491,233.88                             360
        15913258                          20351101              116,800.00                116,677.96                             360
        15913257                          20351101              116,000.00                115,769.17                             360
        15913256                          20351201              255,000.00                254,655.94                             360
        15913255                          20351201               54,900.00                 54,868.34                             360
        15913254                          20351201              256,500.00                256,218.73                             360
        15913253                          20351101              436,500.00                435,777.83                             360
        15913252                          20351201              184,000.00                183,722.72                             360
        15913251                          20351201               72,250.00                 72,110.82                             360
        15913250                          20351101               56,000.00                 55,928.77                             360
        15913249                          20351201              352,000.00                352,000.00                             360
        15913248                          20351201              330,650.00                330,127.40                             360
        15913247                          20351201              150,000.00                149,911.25                             360
        15913246                          20351201              347,000.00                347,000.00                             360
        15913245                          20351201              325,000.00                324,476.07                             360
        15913244                          20351201              259,000.00                258,681.17                             360
        15913243                          20351101              471,750.00                471,750.00                             360
        15913241                          20351201              105,000.00                104,805.54                             360
        15913240                          20351101              206,000.00                205,745.35                             360
        15913239                          20351201              135,000.00                134,840.51                             360
        15913238                          20351101              147,050.00                146,809.21                             360
        15913237                          20351201              160,000.00                159,732.78                             360
        15913236                          20351101              216,000.00                215,524.94                             360
        15913235                          20351201              168,000.00                167,908.59                             360
        15913234                          20351201              750,000.00                749,341.36                             360
        15913233                          20351201              175,000.00                174,697.21                             360
        15913232                          20351201              437,400.00                437,197.42                             360
        15913231                          20351201              165,600.00                165,418.02                             360
        15913230                          20351201              399,500.00                399,105.42                             360
        15913229                          20351201              395,000.00                394,832.90                             360
        15913228                          20351201              234,000.00                233,625.73                             360
        15913226                          20351101               85,000.00                 84,896.67                             360
        15913225                          20351201              534,000.00                533,342.66                             360
        15913223                          20351201              276,000.00                275,636.13                             360
        15913222                          20351101              272,500.00                272,500.00                             360
        15913221                          20351101              220,000.00                219,525.47                             360
        15913220                          20351101               75,000.00                 74,849.19                             360
        15913219                          20351101               52,500.00                 52,421.74                             360
        15913218                          20351101              531,250.00                529,731.03                             360
        15913216                          20351101              350,000.00                349,282.09                             360
        15913215                          20351201              256,000.00                255,599.37                             360
        15913213                          20351201              277,500.00                277,223.63                             360
        15913212                          20351201              179,000.00                178,713.71                             360
        15913211                          20351201              440,000.00                439,617.84                             360
        15913210                          20351201              312,000.00                311,740.04                             360
        15913209                          20351201              219,500.00                219,309.87                             360
        15913208                          20351201              344,000.00                343,535.88                             360
        15913206                          20351101              438,500.00                437,862.58                             360
        15913205                          20351201               88,425.00                 88,362.89                             360
        15913203                          20351201               85,500.00                 85,406.05                             360
        15913202                          20351201              191,250.00                191,038.09                             360
        15913201                          20351201              180,000.00                179,739.91                             360
        15913199                          20351201               58,500.00                 58,425.89                             360
        15913198                          20351201              391,000.00                390,724.80                             360
        15913197                          20351201              413,250.00                412,994.71                             360
        15913196                          20351201              516,000.00                515,479.08                             360
        15913195                          20351201              301,000.00                300,551.82                             360
        15913194                          20351201              236,000.00                236,000.00                             360
        15913193                          20351101              290,000.00                289,721.80                             360
        15913192                          20351201              370,500.00                370,500.00                             360
        15913190                          20351101              332,500.00                331,896.39                             360
        15913189                          20351201              317,610.00                317,442.16                             360
        15913187                          20351201               90,000.00                 89,872.53                             360
        15913185                          20351201              181,500.00                181,420.55                             360
        15913184                          20351101              139,200.00                138,874.19                             360
        15913182                          20351101              165,000.00                164,697.99                             360
        15913181                          20351201              125,800.00                125,658.86                             360
        15913180                          20351201              319,500.00                319,500.00                             360
        15913178                          20351201              500,000.00                499,239.02                             360
        15913177                          20351201              113,050.00                112,903.54                             360
        15913174                          20351201              460,000.00                460,000.00                             360
        15913173                          20351201              344,000.00                343,653.66                             360
        15913172                          20351201              219,087.00                218,988.78                             360
        15913171                          20351201               63,750.00                 63,670.05                             360
        15913170                          20351101              242,250.00                242,057.01                             360
        15913169                          20351101              455,000.00                455,000.00                             360
        15913168                          20351201              427,500.00                427,500.00                             360
        15913167                          20351201              227,700.00                227,383.33                             360
        15913166                          20351201              520,000.00                520,000.00                             360
        15913165                          20351101              286,000.00                285,628.95                             360
        15913164                          20351101              512,000.00                511,901.04                             360
        15913163                          20351101              100,000.00                 99,806.46                             360
        15913162                          20351101              285,000.00                284,804.78                             360
        15913161                          20351201              201,400.00                201,114.78                             360
        15913160                          20351101              123,675.00                123,478.70                             360
        15913159                          20351101              455,000.00                454,233.04                             360
        15913158                          20351201              425,000.00                425,000.00                             360
        15913157                          20351201              550,000.00                550,000.00                             360
        15913156                          20351201              320,000.00                319,761.55                             360
        15913155                          20351101              330,650.00                330,213.25                             360
        15913154                          20351201              640,000.00                639,593.17                             360
        15913153                          20351101              296,250.00                295,611.00                             360
        15913151                          20351201              177,600.00                177,350.49                             360
        15913150                          20351201              304,803.00                304,290.89                             360
        15913149                          20351101              300,000.00                299,603.72                             360
        15913148                          20351101              136,000.00                135,646.72                             360
        15913147                          20351101              410,400.00                409,654.96                             360
        15913146                          20351101              296,000.00                295,458.22                             360
        15913145                          20351201              241,900.00                241,553.27                             360
        15913144                          20351101              360,000.00                359,687.64                             360
        15913143                          20351201              252,000.00                251,584.83                             360
        15913142                          20351201               59,500.00                 59,480.46                             360
        15913141                          20351101              330,000.00                330,000.00                             360
        15913140                          20351101              186,000.00                186,000.00                             360
        15913138                          20351201              233,750.00                233,641.75                             360
        15913137                          20351101              481,750.00                481,194.60                             360
        15913136                          20351201              166,500.00                166,273.53                             360
        15913135                          20351201              392,000.00                389,150.00                             360
        15913134                          20351201              252,195.00                251,851.29                             360
        15913133                          20351101               67,270.00                 67,175.37                             360
        15913132                          20351101              124,000.00                123,790.53                             360
        15913129                          20351101              330,000.00                330,000.00                             360
        15913128                          20351101              203,000.00                202,765.95                             360
        15913127                          20351201              275,000.00                274,820.11                             360
        15913126                          20351101              208,000.00                207,828.40                             360
        15913125                          20351101              446,250.00                445,862.81                             360
        15913124                          20351201              125,000.00                125,000.00                             360
        15913123                          20351101              539,750.00                539,463.01                             360
        15913122                          20351201              221,000.00                220,818.91                             360
        15913120                          20351201              624,000.00                623,225.56                             360
        15913119                          20351201              315,000.00                314,653.86                             360
        15913118                          20351101              545,000.00                545,000.00                             360
        15913117                          20351101              220,000.00                219,544.17                             360
        15913116                          20351101               60,800.00                 60,711.25                             360
        15913114                          20351101              147,000.00                146,741.76                             360
        15913113                          20351201              258,100.00                257,759.47                             360
        15913112                          20351201              181,700.00                181,459.77                             360
        15913110                          20351101              118,800.00                118,517.30                             360
        15913109                          20351101              174,400.00                173,934.94                             360
        15913108                          20351201              180,000.00                180,000.00                             360
        15913106                          20351201              280,800.00                280,639.76                             360
        15913103                          20351201              114,300.00                114,111.69                             360
        15913102                          20351201              147,750.00                147,572.19                             360
        15913101                          20351201              579,500.00                579,500.00                             360
        15913100                          20351101              405,000.00                404,663.52                             360
        15913099                          20351101              402,500.00                401,464.65                             360
        15913098                          20351101              630,000.00                629,081.17                             360
        15913097                          20351201              136,000.00                135,927.29                             360
        15913096                          20351201              325,000.00                324,767.85                             360
        15913095                          20351201              364,000.00                363,354.67                             360
        15913094                          20351101              400,500.00                399,688.42                             360
        15913093                          20351101              245,100.00                244,684.96                             360
        15913092                          20351101              415,000.00                413,890.10                             360
        15913091                          20351201               90,750.00                 90,664.06                             360
        15913090                          20351201              152,200.00                152,116.58                             360
        15913089                          20351101              135,000.00                134,765.28                             360
        15913087                          20351201              420,000.00                419,571.90                             360
        15913085                          20351101              373,750.00                372,807.23                             360
        15913084                          20351101               62,700.00                 62,634.47                             360
        15913083                          20351101              246,000.00                246,000.00                             360
        15913082                          20351101              232,900.00                232,410.10                             360
        15913081                          20351101              284,750.00                284,750.00                             360
        15913080                          20351101               89,250.00                 89,250.00                             360
        15913078                          20351201              251,000.00                250,540.52                             360
        15913077                          20351101              599,250.00                598,780.25                             360
        15913076                          20351101              620,500.00                619,772.83                             360
        15913075                          20351201              351,000.00                350,767.11                             360
        15913074                          20351101              560,500.00                560,006.64                             360
        15913073                          20351201              496,000.00                495,669.97                             360
        15913072                          20351201              315,000.00                314,799.76                             360
        15913070                          20351101              247,500.00                247,500.00                             360
        15913069                          20351201               68,000.00                 67,918.99                             360
        15913068                          20351201              203,000.00                202,794.82                             360
        15913067                          20351201              357,000.00                356,547.76                             360
        15913066                          20351201              192,000.00                191,877.93                             360
        15913065                          20351201              221,000.00                220,739.45                             360
        15913064                          20351201              108,800.00                108,685.32                             360
        15913063                          20351101              450,000.00                450,000.00                             360
        15913061                          20351201              108,000.00                107,853.09                             360
        15913060                          20351101              134,000.00                133,693.13                             360
        15913059                          20351101               52,250.00                 52,215.99                             360
        15913058                          20351101              337,500.00                337,500.00                             360
        15913057                          20351201              370,500.00                370,049.50                             360
        15913056                          20351101              266,050.00                265,764.59                             360
        15913055                          20351201              112,500.00                112,500.00                             360
        15913053                          20351201              251,750.00                251,437.55                             360
        15913052                          20351101              154,000.00                153,699.70                             360
        15913051                          20351101              316,000.00                315,241.12                             360
        15913050                          20351101              552,000.00                550,773.13                             360
        15913049                          20351201              493,500.00                492,603.56                             360
        15913048                          20351201              129,000.00                128,787.48                             360
        15913047                          20351101              213,000.00                212,725.55                             360
        15913046                          20251201              307,000.00                305,752.10                             240
        15913044                          20351101              176,000.00                175,596.65                             360
        15913043                          20351201              418,000.00                417,652.68                             360
        15913042                          20351201              220,000.00                219,709.72                             360
        15913041                          20351201              202,000.00                202,000.00                             360
        15913040                          20351101              244,000.00                243,610.11                             360
        15913039                          20351101              324,000.00                323,616.96                             360
        15913038                          20351101              494,000.00                493,506.82                             360
        15913037                          20351101              180,000.00                179,821.05                             360
        15913036                          20351101              276,379.00                276,156.61                             360
        15913035                          20351101              306,000.00                305,734.51                             360
        15913034                          20351101              175,000.00                175,000.00                             360
        15913032                          20351201              246,925.00                246,925.00                             360
        15913031                          20351101              355,000.00                355,000.00                             360
        15913030                          20351101              495,000.00                495,000.00                             360
        15913029                          20351201              595,000.00                595,000.00                             360
        15913028                          20351201              272,000.00                271,581.46                             360
        15913026                          20351201              140,000.00                139,769.81                             360
        15913025                          20351201              194,000.00                194,000.00                             360
        15913024                          20351101              294,300.00                293,672.81                             360
        15913022                          20351101              431,910.00                431,541.04                             360
        15913021                          20351201              150,000.00                149,843.97                             360
        15913020                          20351101              308,000.00                307,366.32                             360
        15913019                          20351101              301,750.00                301,426.61                             360
        15913018                          20351101              192,000.00                191,796.54                             360
        15913017                          20360101              123,920.00                123,855.07                             360
        15913016                          20351101              221,350.00                220,983.79                             360
        15913014                          20351101              255,000.00                254,342.75                             360
        15913012                          20351201              539,750.00                538,840.48                             360
        15913011                          20351101               78,000.00                 77,877.74                             360
        15913010                          20351201              210,600.00                210,330.49                             360
        15913009                          20351101               82,500.00                 82,424.39                             360
        15913008                          20351201              164,700.00                164,493.06                             360
        15913006                          20351101              305,000.00                304,720.51                             360
        15913005                          20351101              166,500.00                166,126.21                             360
        15913003                          20351101              153,000.00                152,711.21                             360
        15913002                          20351101              369,000.00                368,996.04                             360
        15913000                          20351201               98,100.00                 97,970.56                             360
        15912999                          20351201              288,000.00                287,695.60                             360
        15912998                          20351101              195,000.00                194,512.27                             360
        15912996                          20351101              156,500.00                156,198.53                             360
        15912995                          20351201              361,600.00                361,060.52                             360
        15912992                          20351201              427,000.00                426,574.74                             360
        15912991                          20351101              110,500.00                110,400.18                             360
        15912989                          20351201              118,000.00                117,811.64                             360
        15912988                          20351101              215,200.00                214,923.48                             360
        15912987                          20351101               80,750.00                 80,603.41                             360
        15912985                          20351101              312,000.00                311,783.09                             360
        15912984                          20351101              300,000.00                299,557.93                             360
        15912983                          20351201              221,000.00                220,633.04                             360
        15912982                          20351101              720,000.00                720,000.00                             360
        15912980                          20351101              558,000.00                558,000.00                             360
        15912979                          20351201               66,500.00                 66,428.57                             360
        15912978                          20351201              221,000.00                220,872.58                             360
        15912977                          20351101              160,000.00                159,743.92                             360
        15912976                          20351201              233,000.00                233,000.00                             360
        15912974                          20351201              136,000.00                135,821.46                             360
        15912973                          20351101              265,000.00                264,999.77                             360
        15912972                          20351201              275,000.00                274,610.55                             360
        15912971                          20351201              130,000.00                129,786.24                             360
        15912969                          20351101              348,500.00                347,395.56                             360
        15912968                          20351101              380,000.00                379,670.30                             360
        15912967                          20351201              242,000.00                241,820.17                             360
        15912966                          20351101               73,600.00                 73,485.89                             360
        15912965                          20351101               67,000.00                 66,899.30                             360
        15912964                          20351101              139,400.00                139,144.33                             360
        15912963                          20351201              225,000.00                224,532.38                             360
        15912962                          20351201              220,500.00                220,193.34                             360
        15912961                          20351101              273,800.00                273,024.04                             360
        15912960                          20351101              110,000.00                109,880.11                             360
        15912959                          20351201              210,000.00                210,000.00                             360
        15912958                          20351201              158,000.00                157,851.78                             360
        15912957                          20351101              260,000.00                260,000.00                             360
        15912956                          20351101               80,000.00                 79,801.72                             360
        15912955                          20351101              152,000.00                151,871.86                             360
        15912954                          20351201              284,000.00                283,829.53                             360
        15912953                          20351101              446,500.00                445,948.09                             360
        15912951                          20351201              320,000.00                319,447.41                             360
        15912949                          20351201              110,000.00                109,881.85                             360
        15912948                          20351101              560,500.00                559,809.10                             360
        15912946                          20351201              260,000.00                260,000.00                             360
        15912945                          20351201              355,266.00                355,266.00                             360
        15912944                          20351101              620,500.00                619,470.99                             360
        15912942                          20351201              490,000.00                489,562.53                             360
        15912941                          20351201              331,500.00                331,500.00                             360
        15912939                          20351101              250,800.00                250,602.26                             360
        15912938                          20351101              108,000.00                107,828.51                             360
        15912937                          20351101              148,000.00                148,000.00                             360
        15912936                          20351201              117,040.00                116,965.58                             360
        15912935                          20351101               51,100.00                 51,008.78                             360
        15912934                          20351201              203,200.00                202,882.00                             360
        15912933                          20351101              274,500.00                274,017.80                             360
        15912931                          20351101              277,500.00                276,985.80                             360
        15912930                          20351101              228,000.00                228,000.00                             360
        15912929                          20351201              231,920.00                231,737.21                             360
        15912926                          20351201              202,400.00                202,150.84                             360
        15912925                          20351101              118,500.00                118,025.20                             360
        15912924                          20351201              181,000.00                180,813.56                             360
        15912923                          20351201               81,000.00                 80,915.06                             360
        15912922                          20351201              233,100.00                233,100.00                             360
        15912921                          20351101              344,250.00                343,825.67                             360
        15912919                          20351201              320,000.00                320,000.00                             360
        15912917                          20351101              221,000.00                220,555.76                             360
        15912915                          20351101              325,000.00                324,087.75                             360
        15912913                          20351201              441,000.00                440,474.68                             360
        15912911                          20351101              400,500.00                400,240.64                             360
        15912909                          20351101              252,000.00                251,335.78                             360
        15912908                          20351101              363,450.00                363,178.08                             360
        15912906                          20351201              146,000.00                145,769.23                             360
        15912905                          20351101               93,500.00                 93,341.98                             360
        15912904                          20351201              157,500.00                157,256.66                             360
        15912903                          20351101              297,000.00                297,000.00                             360
        15912902                          20351101              449,600.00                449,090.32                             360
        15912900                          20351101               81,000.00                 80,864.85                             360
        15912899                          20351101              166,500.00                166,224.53                             360
        15912898                          20351101              148,000.00                147,709.06                             360
        15912897                          20351201              120,000.00                119,868.41                             360
        15912896                          20351101              189,900.00                189,794.37                             360
        15912895                          20351101              150,000.00                149,728.25                             360
        15912894                          20351101              157,250.00                156,875.32                             360
        15912893                          20351101              164,000.00                163,642.17                             360
        15912892                          20351201              265,200.00                265,099.05                             360
        15912891                          20351101              510,000.00                509,900.00                             360
        15912890                          20351201              180,000.00                179,699.80                             360
        15912888                          20351101              283,000.00                283,000.00                             360
        15912887                          20351101               60,750.00                 60,465.59                             360
        15912886                          20351101               88,000.00                 87,815.26                             360
        15912885                          20351101              263,500.00                262,986.21                             360
        15912884                          20351201              418,500.00                418,500.00                             360
        15912883                          20351101              451,250.00                450,830.49                             360
        15912882                          20351101              360,000.00                359,091.55                             360
        15912880                          20351201              340,000.00                339,577.16                             360
        15912879                          20351101              262,500.00                262,167.32                             360
        15912878                          20351101               70,800.00                 70,644.49                             360
        15912877                          20351101              216,900.00                216,446.96                             360
        15912876                          20351101              164,400.00                163,981.22                             360
        15912874                          20351101              181,900.00                181,519.29                             360
        15912873                          20351101              133,000.00                132,914.10                             360
        15912872                          20351101              498,750.00                498,365.81                             360
        15912870                          20351101              119,850.00                119,680.52                             360
        15912869                          20351101              352,000.00                350,884.55                             360
        15912868                          20351101              166,500.00                166,126.21                             360
        15912867                          20351101              423,500.00                422,925.02                             360
        15912866                          20351101              261,000.00                261,000.00                             360
        15912865                          20351101              313,500.00                313,091.58                             360
        15912864                          20351201              360,000.00                359,553.20                             360
        15912862                          20351201              496,000.00                496,000.00                             360
        15912861                          20351101              141,550.00                141,268.90                             360
        15912860                          20351101               78,300.00                 78,114.03                             360
        15912858                          20351201               84,000.00                 83,840.16                             360
        15912857                          20351101              157,500.00                157,222.76                             360
        15912855                          20351201              297,500.00                297,500.00                             360
        15912854                          20351101              152,100.00                151,947.70                             360
        15912853                          20351101              442,000.00                440,982.54                             360
        15912850                          20351101              141,600.00                141,224.94                             360
        15912849                          20351101              286,200.00                285,492.09                             360
        15912847                          20351101              480,250.00                480,250.00                             360
        15912846                          20351201              107,100.00                106,998.58                             360
        15912844                          20351101              226,400.00                225,941.34                             360
        15912842                          20351101              357,000.00                356,681.19                             360
        15912841                          20351101              209,100.00                208,550.48                             360
        15912840                          20351101              142,000.00                141,854.14                             360
        15912839                          20251101              168,000.00                166,934.31                             240
        15912838                          20351201              221,000.00                220,694.80                             360
        15912837                          20351201              549,000.00                548,767.35                             360
        15912836                          20351101              104,000.00                103,815.40                             360
        15912834                          20351101              420,000.00                418,959.08                             360
        15912832                          20351201              199,500.00                199,500.00                             360
        15912831                          20351101              200,600.00                200,600.00                             360
        15912830                          20351201              142,800.00                142,624.52                             360
        15912829                          20351101              195,900.00                195,360.48                             360
        15912828                          20351101              154,500.00                154,281.98                             360
        15912827                          20351101              585,000.00                584,286.88                             360
        15912826                          20351101              463,837.00                462,923.36                             360
        15912825                          20351101              637,500.00                636,920.98                             360
        15912824                          20351101              195,000.00                194,512.92                             360
        15912823                          20351101               67,700.00                 67,700.00                             360
        15912822                          20351101              134,100.00                133,884.94                             360
        15912821                          20351101               53,600.00                 53,526.89                             360
        15912820                          20351101              312,250.00                311,665.09                             360
        15912818                          20351201              130,050.00                129,891.53                             360
        15912816                          20351101              200,000.00                199,728.46                             360
        15912815                          20351101              447,000.00                446,471.55                             360
        15912814                          20351201              328,000.00                327,731.21                             360
        15912812                          20351101              233,750.00                233,312.41                             360
        15912809                          20351201              531,000.00                531,000.00                             360
        15912808                          20351201              175,000.00                174,707.42                             360
        15912807                          20351101              490,000.00                489,480.79                             360
        15912806                          20351101              375,000.00                373,967.54                             360
        15912805                          20351101              570,050.00                570,050.00                             360
        15912804                          20351101              262,000.00                261,267.40                             360
        15912803                          20351101              122,000.00                121,689.23                             360
        15912800                          20351101              389,500.00                389,216.19                             360
        15912799                          20351101              214,000.00                213,557.49                             360
        15912798                          20351101              136,000.00                135,807.63                             360
        15912797                          20351101               89,250.00                 89,136.51                             360
        15912795                          20351101              337,500.00                337,500.00                             360
        15912794                          20351101              556,000.00                554,538.80                             360
        15912788                          20351101              399,000.00                398,476.15                             360
        15912786                          20351101              405,000.00                404,634.15                             360
        15912785                          20351101              242,250.00                242,250.00                             360
        15912784                          20351101              364,800.00                364,344.05                             360
        15912783                          20351101              380,000.00                379,640.64                             360
        15912782                          20351201              172,200.00                171,984.08                             360
        15912781                          20351201               90,100.00                 90,035.81                             360
        15912779                          20351101              466,200.00                466,200.00                             360
        15912778                          20351101              340,000.00                339,718.34                             360
        15912777                          20351101              198,250.00                197,979.75                             360
        15912776                          20351101              226,400.00                225,927.10                             360
        15912775                          20351201              240,500.00                240,279.90                             360
        15912771                          20351101              238,500.00                238,273.82                             360
        15912770                          20351101              300,000.00                299,557.93                             360
        15912769                          20351101              520,000.00                519,322.55                             360
        15912768                          20351201              438,840.00                438,295.36                             360
        15912767                          20351101               99,000.00                 98,804.97                             360
        15912765                          20351101              380,540.00                379,805.50                             360
        15912763                          20351201              100,000.00                 99,867.49                             360
        15912761                          20351101              157,398.00                157,000.17                             360
        15912760                          20351101              263,700.00                263,164.55                             360
        15912759                          20351101              171,000.00                170,652.77                             360
        15912758                          20351101              198,000.00                197,523.44                             360
        15912756                          20351101              325,500.00                324,903.00                             360
        15912755                          20351101              212,800.00                212,655.49                             360
        15912754                          20351101              184,000.00                183,611.77                             360
        15912753                          20351201              450,000.00                449,374.18                             360
        15912748                          20351201              148,500.00                148,405.32                             360
        15912744                          20351201              220,500.00                220,331.01                             360
        15912743                          20351101              184,500.00                183,996.90                             360
        15912740                          20351201               56,100.00                 56,038.47                             360
        15912739                          20351101              240,000.00                239,820.45                             360
        15912738                          20351101              126,250.00                126,030.04                             360
        15912737                          20351201              369,000.00                369,000.00                             360
        15912735                          20351101              263,500.00                262,992.44                             360
        15912733                          20351101              594,000.00                594,000.00                             360
        15912732                          20351101              527,250.00                526,224.01                             360
        15912731                          20351101              300,000.00                299,625.05                             360
        15912730                          20351101              113,050.00                112,971.40                             360
        15912729                          20351201              276,000.00                275,843.62                             360
        15912727                          20351101              170,100.00                170,100.00                             360
        15912726                          20351101              371,000.00                371,000.00                             360
        15912725                          20351101              436,500.00                436,500.00                             360
        15912724                          20351201              304,000.00                303,774.11                             360
        15912723                          20351101              228,000.00                227,537.96                             360
        15912721                          20351101               94,500.00                 94,382.37                             360
        15912718                          20351101              260,000.00                259,096.13                             360
        15912716                          20351101              227,000.00                226,315.86                             360
        15912713                          20351001              188,000.00                187,853.59                             360
        15912711                          20351101              261,000.00                260,649.96                             360
        15912709                          20351101              143,500.00                143,282.14                             360
        15912708                          20351101              156,600.00                156,300.77                             360
        15912706                          20351201              520,000.00                520,000.00                             360
        15912705                          20351101              123,500.00                123,265.97                             360
        15912703                          20351001              244,800.00                244,135.03                             360
        15912702                          20351101              447,200.00                447,200.00                             360
        15912701                          20351101              133,500.00                133,342.15                             360
        15912699                          20351201              634,500.00                633,555.27                             360
        15912697                          20351001              109,800.00                109,530.54                             360
        15912696                          20351201               52,700.00                 52,629.03                             360
        15912694                          20351101              200,000.00                199,675.21                             360
        15912693                          20351001              360,000.00                358,785.67                             360
        15912692                          20351001              388,000.00                387,059.40                             360
        15912691                          20351001              579,550.00                578,631.26                             360
        15912690                          20351001              139,500.00                139,315.81                             360
        15912689                          20351101              125,495.00                125,278.55                             360
        15912685                          20351101              285,000.00                284,523.55                             360
        15912684                          20351101              472,000.00                471,486.99                             360
        15912683                          20351101              387,000.00                386,282.90                             360
        15912682                          20351001              360,000.00                360,000.00                             360
        15912680                          20351201              252,000.00                251,854.72                             360
        15912679                          20351201              501,500.00                500,634.01                             360
        15912677                          20351101              540,000.00                540,000.00                             360
        15912675                          20351101              528,750.00                528,386.73                             360
        15912673                          20351101              319,000.00                319,000.00                             360
        15912672                          20351001              311,400.00                310,635.75                             360
        15912668                          20351101              390,000.00                389,176.28                             360
        15912667                          20351201              232,000.00                231,617.79                             360
        15912666                          20351101              608,000.00                607,246.36                             360
        15912664                          20351101              271,500.00                271,500.00                             360
        15912663                          20351001              210,000.00                209,617.77                             360
        15912662                          20351101              142,000.00                141,612.79                             360
        15912661                          20351001              520,000.00                518,410.53                             360
        15912660                          20351001               65,700.00                 65,404.78                             360
        15912657                          20351001              131,400.00                131,101.42                             360
        15912656                          20351101              256,800.00                256,375.13                             360
        15912655                          20351201              750,000.00                750,000.00                             360
        15912654                          20351101              384,800.00                384,550.80                             360
        15912653                          20351101              228,750.00                228,280.80                             360
        15912650                          20351101              259,000.00                259,000.00                             360
        15912649                          20351101              185,300.00                184,960.84                             360
        15912648                          20351001              403,200.00                402,801.09                             360
        15912647                          20351001              620,000.00                618,992.24                             360
        15912645                          20351101               76,500.00                 76,352.32                             360
        15912644                          20351101              546,400.00                545,835.13                             360
        15912643                          20351001              193,600.00                192,995.19                             360
        15912642                          20351001              135,000.00                135,000.00                             360
        15912641                          20351101              104,500.00                104,347.47                             360
        15912640                          20351101              378,000.00                377,600.59                             360
        15912638                          20351001              506,700.00                506,700.00                             360
        15912637                          20351001              385,000.00                385,000.00                             360
        15912636                          20351101              329,600.00                328,788.73                             360
        15912635                          20351101              373,000.00                373,000.00                             360
        15912633                          20351101              280,000.00                279,281.89                             360
        15912632                          20351101              192,000.00                191,602.98                             360
        15912631                          20351201              140,800.00                140,635.71                             360
        15912630                          20351001              567,000.00                567,000.00                             360
        15912627                          20351101              158,400.00                158,185.29                             360
        15912625                          20351101              525,000.00                523,750.69                             360
        15912624                          20351101              391,000.00                391,000.00                             360
        15912623                          20351201              309,700.00                309,700.00                             360
        15912621                          20351001              475,000.00                474,999.84                             360
        15912619                          20351001              323,000.00                322,122.61                             360
        15912618                          20351001              427,500.00                427,500.00                             360
        15912616                          20351101              423,200.00                422,193.30                             360
        15912613                          20351101              198,400.00                197,932.87                             360
        15912612                          20351101              573,000.00                572,999.75                             360
        15912610                          20351001              418,500.00                417,258.35                             360
        15912609                          20351201              127,500.00                127,370.03                             360
        15912607                          20351001              554,515.00                553,148.58                             360
        15912605                          20351001              341,910.00                340,964.22                             360
        15912604                          20351001              476,000.00                474,573.61                             360
        15912603                          20351001              399,920.00                399,920.00                             360
        15912602                          20351001              220,500.00                220,221.04                             360
        15912600                          20351001              324,000.00                324,000.00                             360
        15912599                          20351101              120,000.00                119,696.70                             360
        15912598                          20351101              617,500.00                617,500.00                             360
        15912597                          20351201               75,200.00                 75,121.72                             360
        15912596                          20351101              399,500.00                398,472.34                             360
        15912595                          20351001              104,550.00                104,287.63                             360
        15912594                          20351001              529,200.00                527,721.42                             360
        15912593                          20351101              118,750.00                118,509.35                             360
        15912592                          20351001              353,000.00                352,168.50                             360
        15912591                          20351001              326,700.00                325,930.42                             360
        15912590                          20351001              283,500.00                283,500.00                             360
        15912589                          20351001              232,000.00                231,612.30                             360
        15912587                          20351001              131,750.00                131,520.35                             360
        15912584                          20351101              360,000.00                359,680.82                             360
        15912582                          20351001              280,000.00                279,050.91                             360
        15912581                          20351101              104,000.00                103,878.22                             360
        15912580                          20351101               86,400.00                 86,291.28                             360
        15912578                          20351101              347,400.00                347,400.00                             360
        15912577                          20351001              423,000.00                423,000.00                             360
        15912576                          20351001              650,000.00                648,852.16                             360
        15912575                          20351001              268,000.00                268,000.00                             360
        15912573                          20351001              498,800.00                498,800.00                             360
        15912572                          20351001              118,800.00                118,505.43                             360
        15912571                          20351001               55,250.00                 55,098.66                             360
        15912570                          20351101               80,100.00                 79,973.12                             360
        15912569                          20351001              693,000.00                690,939.84                             360
        15912568                          20351101              128,000.00                127,777.45                             360
        15912566                          20351101              272,000.00                271,570.03                             360
        15912565                          20351001              552,000.00                552,000.00                             360
        15912563                          20351001              445,000.00                445,000.00                             360
        15912562                          20351001              336,000.00                335,518.45                             360
        15912560                          20351001               85,000.00                 84,704.78                             360
        15912559                          20351001               80,000.00                 79,809.99                             360
        15912556                          20351001              210,000.00                209,381.19                             360
        15912555                          20351001              403,500.00                402,750.00                             360
        15912554                          20351001              444,600.00                443,442.52                             360
        15912553                          20351001              220,000.00                219,300.37                             360
        15912552                          20351201              126,750.00                126,589.93                             360
        15912551                          20351001              161,500.00                161,030.29                             360
        15912550                          20351001              331,500.00                331,024.89                             360
        15912548                          20351001              479,920.00                479,920.00                             360
        15912547                          20351001              201,000.00                200,645.04                             360
        15912545                          20351001              471,750.00                470,855.50                             360
        15912544                          20351001              311,200.00                311,200.00                             360
        15912542                          20351101              136,000.00                135,625.54                             360
        15912541                          20351001              375,000.00                373,565.58                             360
        15912540                          20351101              371,000.00                371,000.00                             360
        15912539                          20351001              236,000.00                236,000.00                             360
        15912537                          20351101              472,500.00                472,028.28                             360
        15912536                          20351001              120,000.00                119,583.22                             360
        15912535                          20351001              195,000.00                194,436.26                             360
        15912534                          20351001              380,000.00                380,000.00                             360
        15912532                          20351001              465,500.00                464,959.68                             360
        15912530                          20351101              132,000.00                131,847.59                             360
        15912528                          20351201              544,000.00                543,583.11                             360
        15912525                          20351201              104,500.00                104,376.80                             360
        15912523                          20351101               56,900.00                 56,841.38                             360
        15912521                          20351201              295,800.00                295,465.39                             360
        15912520                          20351001              186,400.00                186,400.00                             360
        15912519                          20351001              164,000.00                163,419.21                             360
        15912517                          20351201              729,000.00                728,067.08                             360
        15912515                          20351001              522,000.00                522,000.00                             360
        15912512                          20351101              550,000.00                548,626.17                             360
        15912509                          20351001              384,000.00                382,927.08                             360
        15912508                          20351001              287,600.00                287,600.00                             360
        15912507                          20351001              321,500.00                320,279.59                             360
        15912506                          20351001              627,950.00                627,950.00                             360
        15912505                          20351001              182,700.00                182,700.00                             360
        15912504                          20351001              428,000.00                426,362.86                             360
        15912503                          20351001               64,000.00                 63,796.46                             360
        15912501                          20351001              214,320.00                214,320.00                             360
        15912500                          20351001              407,000.00                405,389.58                             360
        15912497                          20351001              193,500.00                193,450.00                             360
        15912496                          20351101              336,000.00                335,444.09                             360
        15912495                          20351001              364,000.00                363,520.81                             360
        15912494                          20351001              464,000.00                463,993.47                             360
        15912492                          20351001              178,400.00                177,975.40                             360
        15912490                          20351101              420,850.00                420,750.64                             360
        15912489                          20351101               99,750.00                 99,576.18                             360
        15912488                          20351001              205,600.00                205,378.64                             360
        15912487                          20351201              527,000.00                526,999.65                             360
        15912486                          20351001              257,600.00                257,600.00                             360
        15912485                          20351001              189,600.00                188,880.28                             360
        15912484                          20351001              200,000.00                199,515.18                             360
        15912483                          20351001              272,000.00                271,380.02                             360
        15912482                          20351001              189,000.00                188,537.11                             360
        15912481                          20351001              395,250.00                393,720.66                             360
        15912480                          20351001               78,300.00                 78,147.01                             360
        15912479                          20351001              509,600.00                509,451.37                             360
        15912478                          20351001               52,200.00                 52,102.20                             360
        15912477                          20351001              345,000.00                343,856.63                             360
        15912476                          20351101              169,000.00                168,567.40                             360
        15912475                          20351001              270,000.00                270,000.00                             360
        15912474                          20351001              247,500.00                247,402.64                             360
        15912472                          20351101              420,000.00                418,795.89                             360
        15912471                          20351001              187,200.00                186,516.19                             360
        15912470                          20351101               58,000.00                 57,888.27                             360
        15912469                          20351001              287,500.00                286,376.86                             360
        15912468                          20351001              400,000.00                400,000.00                             360
        15912467                          20351001              552,000.00                550,736.49                             360
        15912466                          20351001              104,000.00                103,656.00                             360
        15912465                          20351001              369,750.00                369,750.00                             360
        15912464                          20351201              140,000.00                139,839.63                             360
        15912463                          20351001              600,000.00                600,000.00                             360
        15912461                          20351001              333,000.00                333,000.00                             360
        15912459                          20351001              243,000.00                242,447.27                             360
        15912456                          20351101              326,700.00                326,349.90                             360
        15912455                          20350901              505,600.00                505,502.00                             360
        15912454                          20351001              264,000.00                263,615.20                             360
        15912453                          20351001              304,000.00                304,000.00                             360
        15912452                          20350901              224,000.00                223,519.52                             360
        15912450                          20351001              532,000.00                532,000.00                             360
        15912449                          20350901              512,000.00                511,786.41                             360
        15912448                          20351001               90,000.00                 89,740.32                             360
        15912447                          20351001              228,000.00                227,229.43                             360
        15912444                          20351001              520,000.00                519,175.68                             360
        15912442                          20351001              393,750.00                392,404.74                             360
        15912440                          20350901              530,000.00                528,705.81                             360
        15912439                          20351001               63,750.00                 63,604.38                             360
        15912438                          20350901              247,200.00                247,200.00                             360
        15912437                          20351001              368,000.00                366,706.88                             360
        15912435                          20351001              467,500.00                467,476.19                             360
        15912433                          20351001              270,000.00                270,000.00                             360
        15912432                          20351001              314,500.00                313,632.66                             360
        15912430                          20350901              284,000.00                282,635.89                             360
        15912429                          20351001              368,000.00                366,780.40                             360
        15912427                          20350901              140,250.00                139,767.34                             360
        15912425                          20351001              585,000.00                583,315.59                             360
        15912424                          20350901              675,000.00                674,098.96                             360
        15912423                          20351001              298,000.00                297,360.37                             360
        15912422                          20351001              222,000.00                222,000.00                             360
        15912421                          20351001              357,000.00                356,367.83                             360
        15912420                          20350901              160,042.00                160,041.60                             360
        15912418                          20351101              181,600.00                181,231.23                             360
        15912417                          20350901              560,000.00                560,000.00                             360
        15912416                          20351001              193,500.00                192,826.62                             360
        15912415                          20350901              300,000.00                298,927.54                             360
        15912412                          20350901              145,000.00                144,659.07                             360
        15912411                          20351101               89,250.00                 89,142.98                             360
        15912410                          20351001              191,920.00                191,920.00                             360
        15912409                          20351001               61,000.00                 60,863.53                             360
        15912408                          20351001              120,000.00                119,598.37                             360
        15912407                          20351001              160,000.00                159,796.73                             360
        15912406                          20351001              243,000.00                242,702.11                             360
        15912405                          20351001              324,000.00                322,900.72                             360
        15912401                          20351001              400,000.00                398,913.42                             360
        15912400                          20350901              545,200.00                545,200.00                             360
        15912399                          20350901              359,200.00                357,546.53                             360
        15912398                          20350901              187,000.00                186,764.47                             360
        15912396                          20350901              162,000.00                161,720.18                             360
        15912395                          20350901              504,000.00                503,112.03                             360
        15912394                          20351001              460,000.00                459,356.91                             360
        15912393                          20350901              100,500.00                100,199.91                             360
        15912392                          20350901              415,200.00                413,458.01                             360
        15912389                          20351001              346,500.00                346,087.24                             360
        15912387                          20351001              648,900.00                646,795.44                             360
        15912386                          20351001              532,000.00                531,384.31                             360
        15912384                          20351001              189,600.00                189,111.35                             360
        15912383                          20351101              149,500.00                149,309.88                             360
        15912382                          20351001              448,000.00                446,299.44                             360
        15912381                          20351001              568,000.00                568,000.00                             360
        15912380                          20351001              460,000.00                458,043.01                             360
        15912379                          20350901              288,000.00                286,791.66                             360
        15912378                          20351001              480,000.00                477,201.02                             360
        15912377                          20350901              172,000.00                171,425.69                             360
        15912376                          20351001              284,000.00                284,000.00                             360
        15912373                          20350901              495,000.00                494,106.40                             360
        15912372                          20350901              140,250.00                139,661.54                             360
        15912371                          20350901               85,000.00                 84,710.41                             360
        15912370                          20351001              747,000.00                747,000.00                             360
        15912369                          20350901               57,800.00                 57,564.49                             360
        15912368                          20350901              408,000.00                406,025.30                             360
        15912365                          20351001              222,000.00                221,323.17                             360
        15912364                          20350901              242,000.00                240,925.77                             360
        15912363                          20350901              560,000.00                560,000.00                             360
        15912362                          20350901              221,600.00                220,555.80                             360
        15912360                          20350901               78,300.00                 78,010.13                             360
        15912358                          20351001              250,750.00                250,362.99                             360
        15912357                          20351001              207,200.00                207,200.00                             360
        15912356                          20351001              284,000.00                284,000.00                             360
        15912355                          20351001              546,250.00                545,467.14                             360
        15912353                          20350701              465,500.00                465,500.00                             360
        15912352                          20350901               89,000.00                 88,630.20                             360
        15912350                          20351001              393,300.00                392,071.01                             360
        15912346                          20351001              639,120.00                639,120.00                             360
        15912342                          20351201              336,000.00                335,700.84                             360
        15912341                          20350901              259,250.00                259,250.00                             360
        15912340                          20350901              648,750.00                647,968.02                             360
        15912339                          20351001              460,700.00                460,700.00                             360
        15912338                          20351001              244,000.00                244,000.00                             360
        15912337                          20350901               93,500.00                 93,181.45                             360
        15912336                          20350901              313,000.00                311,423.34                             360
        15912335                          20350901              650,000.00                649,734.58                             360
        15912334                          20350901               73,950.00                 73,772.43                             360
        15912333                          20351001               57,800.00                 57,614.25                             360
        15912331                          20350901              188,000.00                187,903.03                             360
        15912330                          20350901              352,500.00                350,246.36                             360
        15912329                          20351101               92,700.00                 92,487.70                             360
        15912328                          20350901               78,400.00                 78,126.64                             360
        15912327                          20350901              483,000.00                482,991.95                             360
        15912326                          20350901              643,500.00                643,500.00                             360
        15912325                          20350901              128,000.00                127,441.92                             360
        15912324                          20350901              109,600.00                109,112.54                             360
        15912323                          20350901              465,600.00                465,600.00                             360
        15912322                          20350901               95,000.00                 94,599.99                             360
        15912321                          20350901              119,026.00                118,437.69                             360
        15912320                          20350901              185,000.00                183,546.00                             360
        15912319                          20351101              512,994.00                512,994.00                             360
        15912318                          20351101              214,200.00                213,752.60                             360
        15912317                          20350901              310,000.00                308,858.10                             360
        15912315                          20350901              470,000.00                469,196.31                             360
        15912313                          20350901              372,000.00                372,000.00                             360
        15912311                          20350901              594,150.00                592,207.25                             360
        15912310                          20351001               89,910.00                 89,680.15                             360
        15912309                          20350901              485,000.00                485,000.00                             360
        15912308                          20350901              305,000.00                303,463.68                             360
        15912306                          20350901              420,000.00                420,000.00                             360
        15912304                          20351001              147,920.00                147,400.21                             360
        15912302                          20350901              183,920.00                183,876.30                             360
        15912300                          20350901              369,750.00                369,750.00                             360
        15912299                          20351201              272,000.00                272,000.00                             360
        15912298                          20350901              310,500.00                310,500.00                             360
        15912297                          20350901              522,000.00                522,000.00                             360
        15912296                          20350901              536,750.00                536,746.00                             360
        15912294                          20350901              170,000.00                169,185.04                             360
        15912293                          20350901              491,300.00                491,298.33                             360
        15912292                          20350901              156,000.00                155,603.31                             360
        15912291                          20350901              387,900.00                387,900.00                             360
        15912290                          20350901              384,000.00                384,000.00                             360
        15912289                          20351001              337,500.00                336,537.88                             360
        15912288                          20350901              339,999.00                339,999.00                             360
        15912287                          20351001              397,500.00                391,974.23                             360
        15912285                          20350901              435,000.00                434,999.40                             360
        15912283                          20350901              280,000.00                278,420.62                             360
        15912282                          20350901              292,000.00                292,000.00                             360
        15912281                          20350901              164,000.00                164,000.00                             360
        15912280                          20351101              114,003.00                113,649.04                             360
        15912278                          20351001              105,450.00                105,351.88                             360
        15912277                          20350901              388,000.00                386,026.97                             360
        15912276                          20350901              351,000.00                349,913.47                             360
        15912275                          20351001              132,000.00                131,571.86                             360
        15912274                          20350901               97,298.00                 96,856.79                             360
        15912273                          20350901              408,000.00                406,553.09                             360
        15912272                          20350901              406,000.00                404,956.41                             360
        15912271                          20350901              275,400.00                275,400.00                             360
        15912270                          20350901              507,500.00                505,554.92                             360
        15912268                          20350901              318,750.00                317,318.56                             360
        15912267                          20350901              250,000.00                248,821.98                             360
        15912266                          20351101              535,500.00                535,035.39                             360
        15912264                          20350901              277,600.00                277,575.34                             360
        15912263                          20350901              280,000.00                278,657.70                             360
        15912261                          20350901              266,000.00                264,660.11                             360
        15912260                          20350901              351,920.00                350,213.50                             360
        15912259                          20350801               53,200.00                 53,054.92                             360
        15912258                          20351001              217,000.00                216,450.92                             360
        15912256                          20351001              103,500.00                103,218.84                             360
        15912255                          20351001              388,000.00                386,349.37                             360
        15912251                          20350901               77,500.00                 77,286.04                             360
        15912250                          20350901              444,000.00                444,000.00                             360
        15912248                          20350901              115,920.00                115,919.88                             360
        15912245                          20350901              175,750.00                175,151.24                             360
        15912243                          20350901               74,400.00                 74,105.67                             360
        15912242                          20351001               93,500.00                 93,308.90                             360
        15912241                          20350901              504,000.00                502,666.98                             360
        15912240                          20350901              130,500.00                130,247.74                             360
        15912239                          20350901              368,000.00                367,316.73                             360
        15912238                          20350901              350,000.00                350,000.00                             360
        15912235                          20350901              312,800.00                311,645.26                             360
        15912232                          20350901              500,000.00                497,264.00                             360
        15912231                          20350901              184,450.00                184,450.00                             360
        15912229                          20350901              129,360.00                128,811.89                             360
        15912227                          20350901               61,200.00                 61,017.24                             360
        15912225                          20350901              306,000.00                304,959.16                             360
        15912224                          20350901              171,000.00                170,489.46                             360
        15912223                          20351001              206,000.00                205,394.87                             360
        15912222                          20350901              308,000.00                307,216.78                             360
        15912219                          20350901              423,200.00                423,200.00                             360
        15912218                          20350901              283,500.00                283,500.00                             360
        15912217                          20351001              115,000.00                114,729.65                             360
        15912216                          20350901              254,400.00                254,400.00                             360
        15912215                          20350801              599,900.00                596,900.35                             360
        15912214                          20350901               70,000.00                 69,838.86                             360
        15912212                          20350901              250,400.00                249,275.53                             360
        15912211                          20350901              208,000.00                208,000.00                             360
        15912210                          20350901              276,000.00                274,971.15                             360
        15912207                          20351001               85,000.00                 84,793.52                             360
        15912206                          20350901              297,000.00                297,000.00                             360
        15912205                          20350901              350,000.00                349,323.57                             360
        15912203                          20351001              128,000.00                127,616.43                             360
        15912202                          20350901              300,000.00                300,000.00                             360
        15912200                          20350901              152,950.00                152,369.88                             360
        15912199                          20350901              183,000.00                183,000.00                             360
        15912198                          20350901              300,000.00                298,756.02                             360
        15912196                          20350901              392,000.00                390,138.66                             360
        15912195                          20350801              267,200.00                266,243.33                             360
        15912194                          20350901              307,800.00                307,017.30                             360
        15912193                          20350901              462,600.00                461,955.11                             360
        15912192                          20350901              465,000.00                465,000.00                             360
        15912191                          20350801              210,600.00                209,311.96                             360
        15912189                          20250901              114,000.00                112,752.46                             240
        15912188                          20350901              459,000.00                456,898.62                             360
        15912187                          20351101              164,700.00                164,311.44                             360
        15912185                          20350901              331,500.00                330,911.00                             360
        15912183                          20350801              220,000.00                218,822.59                             360
        15912182                          20350901              332,800.00                331,521.92                             360
        15912179                          20350901              646,750.00                645,781.09                             360
        15912178                          20350901              180,000.00                179,223.91                             360
        15912177                          20350901              282,000.00                282,000.00                             360
        15912176                          20351101              180,000.00                179,627.81                             360
        15912174                          20350901              144,500.00                143,992.64                             360
        15912172                          20350801              126,000.00                125,472.69                             360
        15912171                          20350901              180,000.00                179,174.07                             360
        15912170                          20351001              121,500.00                121,213.79                             360
        15912166                          20351201              160,000.00                159,859.48                             360

LOAN_SEQ                  STATED_                   PROPTYPE                         MERS_ID1
                          REM_TERM
----------------------------------------------------------------------------------------------------------------
        15914249                       358          Single Family                    100382350000249487
        15914248                       358          PUD                              100382350000246969
        15914247                       358          PUD                              100382350000245816
        15914246                       358          Single Family                    100382350000244652
        15914245                       358          Single Family                    100382350000244538
        15914244                       358          Single Family                    100382350000244058
        15914243                       238          Single Family                    100382350000243878
        15914241                       358          Single Family                    100382350000243258
        15914240                       358          Single Family                    100382350000243167
        15914239                       358          Single Family                    100382350000242219
        15914238                       358          Single Family                    100382350000241799
        15914237                       358          Single Family                    100382350000241518
        15914236                       358          Single Family                    100382350000241377
        15914235                       358          Single Family                    100382350000241260
        15914234                       358          Single Family                    100382350000240080
        15914233                       358          Single Family                    100382350000239934
        15914232                       358          Single Family                    100382350000239629
        15914231                       358          Single Family                    100382350000239256
        15914229                       358          Single Family                    100382350000239231
        15914228                       358          Single Family                    100382350000237805
        15914227                       358          Single Family                    100382350000237599
        15914226                       358          Single Family                    100382350000237185
        15914225                       358          Single Family                    100382350000236427
        15914224                       358          Single Family                    100382350000236369
        15914223                       358          Single Family                    100382350000236096
        15914220                       358          Single Family                    100382350000234927
        15914219                       358          Single Family                    100382350000234711
        15914218                       358          Single Family                    100382350000234273
        15914217                       358          Single Family                    100382350000233457
        15914216                       358          Single Family                    100382350000233374
        15914215                       358          PUD                              100382350000233309
        15914214                       358          Single Family                    100382350000233176
        15914213                       358          Single Family                    100382350000233036
        15914212                       358          Single Family                    100382350000232988
        15914211                       358          Single Family                    100382350000232798
        15914210                       358          Single Family                    100382350000232103
        15914209                       358          Single Family                    100382350000231279
        15914208                       358          Single Family                    100382350000231105
        15914207                       358          Single Family                    100382350000230842
        15914206                       358          Single Family                    100382350000230644
        15914204                       358          Single Family                    100382350000230198
        15914203                       358          Single Family                    100382350000229711
        15914202                       238          Single Family                    100382350000229612
        15914201                       358          Condominium                      10038235000022945
        15914200                       358          Single Family                    100382350000228291
        15914199                       358          Single Family                    100382350000227566
        15914198                       358          Single Family                    100382350000226824
        15914197                       358          Single Family                    100382350002266509
        15914196                       358          Single Family                    100382350000226493
        15914195                       358          PUD                              100382350000226212
        15914194                       358          Condominium                      100382350000225719
        15914193                       358          Single Family                    100382350000225164
        15914192                       358          Single Family                    100382350000224845
        15914191                       358          Single Family                    100382350000223813
        15914190                       358          Single Family                    100382350000223714
        15914187                       358          Single Family                    100382350000221403
        15914186                       358          Single Family                    100382350000219951
        15914185                       358          Single Family                    100382350000218680
        15914182                       358          Single Family                    100382350000217898
        15914181                       358          Single Family                    100382350000217559
        15914180                       358          Single Family                    100382350000216908
        15914179                       357          Condominium                      100382350000216429
        15914177                       178          Single Family                    100382350000215322
        15914176                       358          PUD                              100382350000215140
        15914175                       358          Single Family                    100382350000214903
        15914174                       358          Single Family                    100382350000214705
        15914173                       358          Single Family                    100382350000214408
        15914172                       358          Single Family                    100382350000213533
        15914171                       358          Single Family                    100382350000211792
        15914170                       358          Single Family                    100382350000211321
        15914169                       358          2-4 Family                       100382350000210455
        15914166                       358          Single Family                    100382350000209135
        15914164                       358          Single Family                    100382350000207659
        15914163                       358          Single Family                    100382350000207188
        15914162                       358          Single Family                    100382350000207105
        15914161                       358          Single Family                    100382350000206859
        15914160                       357          Single Family                    100382350000205653
        15914159                       358          Single Family                    100382350000205075
        15914157                       357          PUD                              100382350000204763
        15914154                       357          Single Family                    100382350000200019
        15914153                       357          Single Family                    100382350000198346
        15914152                       357          Single Family                    100382350000197835
        15914150                       358          Single Family                    100382350000194998
        15914149                       357          2-4 Family                       100382350000194774
        15914148                       357          PUD                              100382350000194055
        15914147                       357          PUD                              100382350000193925
        15914145                       358          Single Family                    100382350000192356
        15914144                       358          Single Family                    100382350000190970
        15914142                       358          Single Family                    100382350000189378
        15914141                       358          Single Family                    100382350000189006
        15914140                       358          Single Family                    100382350000186630
        15914139                       357          PUD                              100382350000182894
        15914138                       357          Single Family                    100382350000180708
        15914134                       356          Condominium                      100382350000168349
        15914131                       357          Single Family                    100382350000160668
        15914130                       357          Single Family                    100382350000158290
        15914129                       358          Single Family                    100382350000157334
        15914125                       355          Single Family                    100382350000146865
        15914124                       355          Single Family                    100382350000144928
        15914123                       355          Single Family                    100382350000144373
        15914117                       355          Single Family                    100382350000127956
        15914116                       356          Single Family                    100382350000127790
        15914114                       355          Single Family                    100382350000125711
        15914112                       355          2-4 Family                       100382380000123377
        15914108                       355          Single Family                    100382350000117056
        15914107                       356          Single Family                    100382350000115928
        15914106                       355          Single Family                    100382350000114780
        15914101                       358          Single Family                    100180100003069877
        15914100                       358          Single Family                    100180100003068705
        15914099                       358          Single Family                    100180100003067293
        15914098                       358          PUD                              100180100003067228
        15914097                       358          Single Family                    100180100003066352
        15914096                       358          PUD                              100180100003064100
        15914095                       358          2-4 Family                       100180100003063565
        15914093                       358          Single Family                    100180100003062369
        15914092                       358          Single Family                    100180100003060918
        15914091                       358          PUD                                                       0
        15914090                       358          Single Family                    100180100003060405
        15914089                       358          Single Family                    100180100003059365
        15914088                       358          Single Family                    100180100003058680
        15914087                       358          Condominium                      100180100003058482
        15914086                       358          Single Family                    100180100003058185
        15914085                       358          Single Family                    100180100003058177
        15914083                       358          Single Family                    100180100003055835
        15914082                       358          2-4 Family                       100180100003055447
        15914081                       358          Single Family                    100180100003054796
        15914080                       358          Single Family                    100180100003054531
        15914078                       358          Single Family                    100180100003054275
        15914077                       358          Single Family                    100180100003053889
        15914076                       358          PUD                              100180100003052618
        15914075                       358          Single Family                    100180100003052345
        15914074                       358          Single Family                    100180100003051990
        15914073                       358          Single Family                    100180100003051818
        15914072                       358          Single Family                    100180100003051149
        15914071                       358          PUD                              100180100003050984
        15914069                       358          Single Family                    100180100003050232
        15914068                       358          Single Family                    100180100003049952
        15914067                       358          Single Family                    100180100003049564
        15914066                       358          Single Family                    100180100003049531
        15914065                       358          Single Family                    100180100003049523
        15914064                       358          Single Family                    100180100003049283
        15914063                       358          Single Family                    100180100003048269
        15914062                       358          Single Family                    100180100003048186
        15914061                       358          Single Family                    100180100003047923
        15914060                       358          Single Family                    100180100003047253
        15914059                       358          Single Family                    100180100003047238
        15914058                       358          Single Family                    100180100003047089
        15914057                       358          Single Family                    100180100003046834
        15914056                       358          Single Family                    100180100003046586
        15914055                       358          Single Family                    100180100003046479
        15914054                       358          Single Family                    100180100003046453
        15914053                       358          Single Family                    100180100003045984
        15914052                       358          Single Family                    100180100003045398
        15914051                       358          Single Family                    100180100003045133
        15914050                       358          Single Family                    100180100003044979
        15914049                       358          Condominium                      100180100003044912
        15914048                       358          PUD                              100180100003044250
        15914047                       358          Single Family                    100180100003044144
        15914045                       358          Single Family                    100180100003043625
        15914044                       358          Single Family                    100180100003043567
        15914043                       358          Single Family                    100180100003043278
        15914042                       358          Condominium                      100180100003043138
        15914041                       358          Single Family                    100180100003043013
        15914040                       358          Single Family                    100180100003042999
        15914039                       358          PUD                              100180100003042940
        15914038                       358          Single Family                    100180100003042726
        15914037                       358          Single Family                    100180100003042668
        15914036                       358          2-4 Family                       100180100003042452
        15914035                       358          Single Family                    100180100003041843
        15914033                       358          Single Family                    100180100003041579
        15914032                       358          Single Family                    100180100003041439
        15914031                       358          Single Family                    100180100003041298
        15914030                       358          Single Family                    100180100003040720
        15914029                       358          Single Family                    100180100003040613
        15914028                       358          Single Family                    100180100003040522
        15914027                       358          Single Family                    100180100003040514
        15914026                       358          Single Family                    100180100003040431
        15914025                       238          Single Family                    100180100003040159
        15914024                       358          PUD                              100180100003040001
        15914023                       358          Single Family                    100180100003039532
        15914022                       358          Single Family                    100180100003039169
        15914021                       358          Single Family                    100180100003039151
        15914020                       358          Single Family                    100180100003039086
        15914019                       358          Single Family                    100180100003039045
        15914018                       358          Single Family                    100180100003038955
        15914017                       358          Single Family                    100180100003038765
        15914016                       358          Single Family                    100180100003038377
        15914015                       358          Single Family                    100180100003038146
        15914014                       358          Single Family                    100180100003038070
        15914013                       178          Single Family                    100180100003037957
        15914012                       358          Condominium                      100180100003037833
        15914011                       358          Single Family                    100180100003037668
        15914010                       358          Single Family                    100180100003037635
        15914009                       358          Single Family                    100180100003037585
        15914008                       358          Single Family                    100180100003037536
        15914007                       358          Single Family                    100180100003037460
        15914006                       358          Single Family                    100180100003037130
        15914005                       358          Single Family                    100180100003036868
        15914004                       358          Single Family                    100180100003036850
        15914003                       358          Single Family                    100180100003036736
        15914002                       358          Single Family                    100180100003036629
        15914001                       358          Single Family                    100180100003036488
        15914000                       358          Single Family                    100180100003036314
        15913999                       358          Single Family                    100180100003035902
        15913998                       358          Single Family                    100180100003035837
        15913997                       358          Single Family                    100180100003035746
        15913995                       358          Single Family                    100180100003035563
        15913994                       358          Single Family                    100180100003035050
        15913993                       358          Single Family                    100180100003035001
        15913992                       358          Single Family                    100180100003034467
        15913990                       358          PUD                              100180100003034228
        15913989                       358          Single Family                    100180100003034210
        15913987                       358          Single Family                    100180100003033972
        15913985                       358          Condominium                      100180100003033634
        15913984                       358          PUD                              100180100003033576
        15913983                       358          Single Family                    100180100003033519
        15913982                       358          Single Family                    100180100003032990
        15913981                       358          Single Family                    100180100003032602
        15913980                       358          PUD                              100180100003022552
        15913979                       358          Single Family                    100180100003032230
        15913978                       358          Single Family                    100180100003032131
        15913977                       358          PUD                              100180100003032123
        15913976                       358          Single Family                    100180100003031687
        15913974                       358          Single Family                    100180100003031570
        15913972                       358          PUD                              100180100003031208
        15913971                       358          Single Family                    100180100003031166
        15913970                       358          PUD                              100180100003033945
        15913969                       358          Single Family                    100180100003030713
        15913968                       358          Single Family                    100180100003030598
        15913967                       358          PUD                              100180100003030424
        15913966                       358          Single Family                    100180100003029731
        15913965                       358          Single Family                    100180100003029715
        15913964                       358          Single Family                    100180100003029368
        15913963                       358          Single Family                    100180100003029004
        15913961                       358          Single Family                    100180100003028931
        15913959                       358          Single Family                    100180100003028782
        15913958                       358          Single Family                    100180100003028584
        15913957                       358          Single Family                    100180100003028477
        15913955                       358          Single Family                    100180100003028261
        15913954                       358          Single Family                    100180100003028014
        15913953                       358          Single Family                    100180100003027651
        15913950                       358          Single Family                    100180100003027297
        15913949                       358          2-4 Family                       100180100003027107
        15913948                       358          Single Family                    100180100003027008
        15913947                       358          Single Family                    100180100003026984
        15913946                       358          Single Family                    100180100003026927
        15913945                       358          Single Family                    100180100003026836
        15913944                       358          Single Family                    100180100003026828
        15913943                       358          Single Family                    100180100003026620
        15913942                       358          Single Family                    100180100003026547
        15913941                       358          2-4 Family                       100180100003026489
        15913940                       358          Single Family                    100180100003026307
        15913939                       358          Condominium                      100180100003025994
        15913938                       358          Single Family                    100180100003025846
        15913937                       358          PUD                              100180100003025804
        15913936                       358          Single Family                    100180100003025754
        15913935                       358          Single Family                    100180100003025622
        15913934                       358          Single Family                    100180100003025481
        15913933                       358          Single Family                    100180100003025366
        15913932                       358          Single Family                    100180100003025358
        15913931                       358          Condominium                      100180100003024948
        15913929                       358          Single Family                    100180100003024518
        15913927                       358          Single Family                    100180100003024393
        15913926                       358          Single Family                    100180100003024021
        15913925                       358          Single Family                    100180100003023999
        15913924                       358          Single Family                    100180100003023858
        15913923                       358          Single Family                    100180100003023668
        15913922                       358          Single Family                    100180100003023312
        15913921                       358          Single Family                    100180100003022934
        15913920                       358          Single Family                    100180100003022884
        15913919                       358          Single Family                    100180100003022850
        15913918                       358          Single Family                    100180100003022827
        15913916                       358          Single Family                    100180100003022587
        15913915                       358          Single Family                    100180100003022454
        15913913                       358          Single Family                    100180100003022181
        15913912                       358          Single Family                    100180100003022124
        15913911                       358          Single Family                    100180100003022082
        15913910                       358          PUD                              100180100003022074
        15913909                       358          Single Family                    100180100003021993
        15913908                       358          Single Family                    100180100003021985
        15913907                       358          Single Family                    100180100003021522
        15913906                       358          Single Family                    100180100003021423
        15913905                       358          Single Family                    100180100003021365
        15913904                       358          Single Family                    100180100003021225
        15913903                       358          Single Family                    110018010000302119
        15913902                       358          Single Family                    100180100003021134
        15913901                       358          Single Family                    100180100003021100
        15913900                       358          Single Family                    100180100003020961
        15913899                       358          Single Family                    100180100003020599
        15913898                       358          Single Family                    100180100003020565
        15913897                       358          Single Family                    100180100003020532
        15913896                       358          Single Family                    100180100003020409
        15913895                       358          Single Family                    100180100003020318
        15913894                       358          Single Family                    100180100003020268
        15913892                       358          Single Family                                             0
        15913891                       358          Single Family                    100180100003019922
        15913890                       358          Single Family                    100180100003019872
        15913888                       358          Single Family                    100180100003019559
        15913887                       358          Single Family                    100180100003019294
        15913886                       358          Single Family                    100180100003019120
        15913885                       358          Single Family                    100180100003019104
        15913884                       358          Single Family                    100180100003019070
        15913883                       358          Single Family                    100180100003018999
        15913882                       358          Single Family                    100180100003018544
        15913880                       358          Single Family                    100180100003018403
        15913879                       358          Single Family                    100180100003018346
        15913878                       358          Single Family                    100180100003018072
        15913877                       358          Single Family                    100180100003018064
        15913876                       358          Single Family                    100180100003017926
        15913875                       358          2-4 Family                       100180100003017751
        15913874                       358          Single Family                    100180100003017504
        15913873                       358          2-4 Family                       100180100003017462
        15913872                       358          Single Family                    100180100003017058
        15913871                       358          Single Family                    100180100003016985
        15913869                       358          Single Family                    100180100003016936
        15913868                       358          Single Family                    100180100003016910
        15913867                       358          Single Family                    100180100003016803
        15913866                       358          Single Family                    100180100003016779
        15913865                       358          Single Family                    100180100003016746
        15913864                       358          PUD                              100180100003016571
        15913863                       358          Single Family                    100180100003016357
        15913862                       358          Single Family                    100180100003016308
        15913861                       358          Single Family                    100180100003016159
        15913860                       358          2-4 Family                       100180100003016050
        15913859                       358          Single Family                    100180100003015946
        15913858                       358          Single Family                    100180100003015938
        15913857                       358          PUD                              100180100003015920
        15913855                       358          Single Family                    100180100003015623
        15913853                       358          2-4 Family                       100180100003015367
        15913852                       358          Single Family                    100190100003015326
        15913851                       358          2-4 Family                       100180100003015060
        15913850                       358          2-4 Family                       100180100003015037
        15913849                       358          Single Family                    100180100003015003
        15913848                       358          Single Family                    100180100003014972
        15913847                       358          Single Family                    100180100003014675
        15913846                       358          Single Family                    100180100003014634
        15913845                       238          Single Family                    100180100003014188
        15913844                       358          Single Family                    100180100003013990
        15913843                       358          Condominium                                               0
        15913842                       358          Single Family                    100180100003013628
        15913841                       358          Single Family                    100180100003013594
        15913840                       358          Single Family                    100180100003013545
        15913839                       358          Single Family                    100180100003013529
        15913838                       358          Single Family                    100180100003013446
        15913837                       358          PUD                              100180100003013388
        15913836                       358          Single Family                    100180100003013321
        15913834                       358          Single Family                    100180100003012760
        15913833                       358          Single Family                    100180100003012687
        15913832                       358          Single Family                    100180100003012604
        15913831                       358          Single Family                    100180100003012570
        15913830                       358          Single Family                                             0
        15913829                       358          Single Family                    100180100003012422
        15913828                       358          Single Family                    100180100003012257
        15913827                       358          Single Family                    100180100003012224
        15913826                       358          Single Family                    100180100003011762
        15913825                       358          Single Family                    100180100003011457
        15913824                       358          Single Family                    100180100003011358
        15913823                       358          Single Family                    100180100003011341
        15913822                       358          Single Family                    100180100003011325
        15913821                       358          2-4 Family                       100180100003011127
        15913820                       358          Condominium                      100180100003011077
        15913819                       358          Single Family                    100180100003010871
        15913818                       358          Single Family                    100180100003010657
        15913816                       358          PUD                              100180100003010475
        15913814                       358          Single Family                    100180100003010111
        15913813                       358          Single Family                    100180100003010061
        15913812                       358          Single Family                    100180100003009790
        15913811                       358          Single Family                    100180100003009345
        15913810                       358          Single Family                    100180100003009303
        15913809                       358          Single Family                    100180100003009261
        15913807                       358          Single Family                    100180100003008982
        15913806                       358          Single Family                    100180100003008701
        15913805                       358          Single Family                    100180100003008636
        15913804                       358          PUD                              100180100003008545
        15913803                       358          Single Family                    100180100003008420
        15913802                       358          Single Family                    100180100003008081
        15913801                       358          Single Family                    100180100003008057
        15913800                       358          Single Family                    100180100003008032
        15913799                       358          PUD                              100180100003008016
        15913798                       358          2-4 Family                       100180100003007919
        15913797                       358          PUD                              100180100003007752
        15913796                       358          Single Family                    100180100003007513
        15913795                       358          PUD                              100180100003007489
        15913794                       358          Single Family                    100180100003007448
        15913793                       358          Single Family                    100180100003006952
        15913791                       358          Single Family                    100180100003006820
        15913790                       358          Condominium                      100180100003006762
        15913789                       358          Single Family                    100180100003006713
        15913788                       358          2-4 Family                       100180100003006457
        15913787                       358          Single Family                    100180100003006176
        15913786                       358          PUD                              100180100003006168
        15913785                       358          Condominium                      100180100003006150
        15913784                       358          Single Family                    100180100003006051
        15913783                       358          Single Family                    100180100003006036
        15913782                       358          Single Family                    100180100003005970
        15913781                       358          Single Family                    100180100003005533
        15913780                       358          PUD                              100180100003005202
        15913779                       358          Condominium                      100180100003005152
        15913778                       358          Single Family                                             0
        15913777                       358          Single Family                    100180100003004924
        15913776                       358          Single Family                    100180100003004791
        15913775                       358          Single Family                    100180100003004254
        15913773                       358          Condominium                      100180100003004056
        15913772                       358          Single Family                    100180100003004023
        15913771                       358          Single Family                    100180100003003579
        15913770                       358          2-4 Family                       100180100003003538
        15913769                       358          Single Family                    100180100003003504
        15913768                       358          Single Family                    100190100003003496
        15913767                       358          Single Family                    100180100003003264
        15913766                       358          Single Family                    100180100003003041
        15913765                       358          Single Family                    100180100003002985
        15913764                       358          Single Family                    100180100003002860
        15913763                       358          Single Family                    100180100003002837
        15913762                       359          Single Family                    100180100003002787
        15913761                       358          Single Family                    100180100003002589
        15913760                       358          Single Family                    100180100003002522
        15913758                       358          Single Family                    100180100003002464
        15913757                       358          Single Family                                             0
        15913756                       358          Single Family                    100180100003002274
        15913755                       358          Single Family                    100180100003002266
        15913754                       358          Single Family                    100180100003002118
        15913753                       358          Single Family                    100180100003002035
        15913752                       358          Single Family                    100180100003002001
        15913751                       358          PUD                              100180100003001979
        15913750                       358          Single Family                    100180100003001896
        15913749                       358          Single Family                    100180100003001797
        15913748                       358          Single Family                    100180100003001094
        15913747                       358          Single Family                    100180100003000948
        15913745                       358          Single Family                    100801000030000864
        15913744                       358          Single Family                    100180100003000823
        15913741                       358          Single Family                    100180100003000625
        15913740                       358          Condominium                      100180100003000583
        15913737                       358          Single Family                    100180100002999827
        15913736                       358          Single Family                    10018010000299413
        15913735                       358          2-4 Family                       100180100002999330
        15913734                       358          2-4 Family                       100180100002999207
        15913733                       358          Single Family                    100180100002998654
        15913732                       358          Single Family                    100180100002998605
        15913731                       358          2-4 Family                       100180100002998472
        15913730                       358          Single Family                    100180100002998068
        15913728                       358          Condominium                      100180100002998001
        15913727                       358          Single Family                    100155900105000052
        15913725                       358          Single Family                    100180100002997524
        15913724                       358          Single Family                    100180100002997391
        15913723                       358          PUD                              100180100002997375
        15913721                       358          Single Family                    100180100002997177
        15913720                       358          Single Family                    100180100002997110
        15913719                       358          Single Family                    100180100002996617
        15913718                       358          Single Family                    100180100002996310
        15913717                       358          2-4 Family                       100180100002996047
        15913716                       358          Single Family                    100180100002995759
        15913715                       358          Single Family                    100180100002995726
        15913713                       358          Single Family                    100180100002995510
        15913712                       358          Condominium                      100180100002995460
        15913711                       358          Single Family                    100180100002995247
        15913710                       358          Single Family                    100180100002995155
        15913709                       358          Single Family                    100180100002995130
        15913708                       358          Single Family                    100180100002995122
        15913707                       358          PUD                              100180100029949501
        15913706                       358          Single Family                    100180100002994737
        15913704                       358          Single Family                    100180100002994703
        15913702                       358          Single Family                    100180100002994083
        15913701                       358          Single Family                    100180100002993911
        15913700                       358          Single Family                    100180100002993853
        15913698                       358          Single Family                    100180100002993556
        15913697                       358          Single Family                    100180100002993259
        15913695                       358          Single Family                    100180100002992970
        15913694                       358          Single Family                    100180100002992889
        15913693                       358          Single Family                    100180100002992814
        15913691                       358          Single Family                    100180100002992657
        15913690                       358          2-4 Family                       100262410100157215
        15913689                       358          Single Family                    100180100002992426
        15913688                       358          Single Family                    100180100002992327
        15913687                       358          Single Family                    100180100002991956
        15913686                       358          PUD                                                       0
        15913685                       358          Single Family                    100180100002991758
        15913684                       358          Single Family                    100180100002991444
        15913683                       358          PUD                              100180100002991410
        15913681                       358          Single Family                    100180100002991220
        15913680                       358          PUD                              100180100002991154
        15913679                       358          Single Family                    100180100002990933
        15913678                       358          PUD                              100180100002990925
        15913677                       358          Single Family                                             0
        15913676                       358          Single Family                    100180100002990867
        15913675                       358          Single Family                    100180100002990826
        15913674                       358          PUD                                                       0
        15913673                       358          Single Family                                             0
        15913672                       358          Single Family                    100180100002990644
        15913671                       358          Single Family                    100180100029905601
        15913670                       358          Single Family                    100180100002990487
        15913669                       358          PUD                              100180100002990313
        15913668                       358          Single Family                    100180100002990289
        15913667                       358          2-4 Family                       100180100002989984
        15913666                       358          Single Family                    100180100002989810
        15913665                       358          Single Family                    100180100002989521
        15913664                       358          Single Family                    100180100002989489
        15913663                       358          Single Family                    100180100002989224
        15913662                       358          Single Family                    100180100002989117
        15913661                       358          Single Family                    100180100002989034
        15913660                       358          Single Family                    100180100002989341
        15913659                       358          Single Family                    100180100002988325
        15913658                       358          Single Family                    100180100002988184
        15913657                       358          Single Family                    100180100002988093
        15913656                       358          Single Family                    100180100002988077
        15913655                       358          Single Family                    100180100002987913
        15913654                       358          Single Family                    100180100002987905
        15913653                       358          Single Family                    100180100002987830
        15913652                       358          Single Family                    100180100002987475
        15913651                       358          Single Family                    100180100002987392
        15913650                       358          Single Family                    100180100002987301
        15913649                       358          Single Family                    100155900105100311
        15913648                       358          Condominium                      100180100002987111
        15913647                       358          Single Family                    100180100002987095
        15913645                       358          Single Family                    100180100002986915
        15913644                       358          Condominium                      100180100002986840
        15913643                       358          Single Family                    100180100002986683
        15913642                       358          Single Family                    100180100002986642
        15913641                       358          Single Family                    100180100002986105
        15913640                       358          Single Family                    100180100002985990
        15913639                       358          Single Family                    100180100002985800
        15913638                       358          Single Family                    100180100002985750
        15913637                       358          Single Family                                             0
        15913636                       358          PUD                              100331600002662802
        15913635                       358          Single Family                    100180100002985594
        15913634                       358          Single Family                    100180100002985545
        15913633                       358          Single Family                    100180100002985503
        15913632                       358          PUD                              100180100002985008
        15913631                       358          Single Family                    100180100002984886
        15913630                       358          Single Family                    100180100002984795
        15913628                       358          PUD                              100180100002984654
        15913627                       358          Condominium                      100180100002984282
        15913626                       358          Single Family                                             0
        15913625                       358          Single Family                    100180100002984175
        15913624                       358          Single Family                    100180100002984118
        15913623                       358          PUD                              100180100002983904
        15913622                       358          Condominium                      100180100002983862
        15913621                       358          Condominium                      100180100002983664
        15913620                       358          Single Family                    100180100002983656
        15913619                       358          Single Family                    100180100002983573
        15913618                       358          Single Family                    100180100002983565
        15913617                       358          Single Family                    100180100002983490
        15913616                       358          Single Family                    100180100002982914
        15913615                       358          Single Family                    100180100002982765
        15913614                       358          Single Family                    100180100002982674
        15913613                       358          PUD                              100180100002982377
        15913612                       358          Single Family                    100180100002982278
        15913611                       358          Single Family                    100180100002982088
        15913610                       358          Condominium                      100180100002982039
        15913609                       358          Single Family                    100180100002981981
        15913608                       358          Single Family                    100180100002981866
        15913607                       358          Single Family                    100180100002981767
        15913606                       358          Condominium                      100180100002981577
        15913605                       358          Single Family                    100180100002981569
        15913604                       358          Single Family                    100180100002981551
        15913603                       358          Condominium                      100180100002971486
        15913602                       358          Single Family                    100180100002981353
        15913601                       358          Single Family                    100180100002981155
        15913600                       358          Single Family                    100180100002981031
        15913599                       358          Single Family                    100180100002980504
        15913598                       358          Single Family                    100180100002898049
        15913597                       358          Single Family                    100180100002980371
        15913596                       358          Single Family                    100180100002980173
        15913595                       358          Single Family                    100180100002980132
        15913594                       358          Single Family                    100180100002980058
        15913593                       358          Single Family                    100180100002979910
        15913591                       358          PUD                              100180100002979555
        15913590                       358          Single Family                    100180100002979381
        15913589                       358          Single Family                    100180100002978920
        15913588                       358          Condominium                      100180100002978862
        15913587                       358          Single Family                                             0
        15913586                       358          Single Family                    100180100002978763
        15913585                       358          Single Family                    100180100002978177
        15913584                       358          Single Family                    100180100002978169
        15913583                       358          Single Family                    100180100002978045
        15913582                       358          Single Family                    100180100002977914
        15913581                       358          Single Family                    100180100002977823
        15913580                       358          Single Family                    100180100002977765
        15913579                       358          Single Family                    100018010000297724
        15913578                       358          Single Family                    100180100002977625
        15913577                       358          Single Family                    100180100002977609
        15913576                       358          PUD                              100180100002977476
        15913575                       358          Single Family                    100180100002977179
        15913574                       358          Single Family                    100180100002977161
        15913572                       358          Single Family                    100180100002976544
        15913571                       358          Single Family                    100180100002976510
        15913570                       358          Single Family                    100180100002976502
        15913568                       358          Single Family                    100180100002976478
        15913567                       358          PUD                              100180100002976346
        15913566                       358          Single Family                                             0
        15913565                       358          Single Family                    100180100002976056
        15913564                       358          Single Family                                             0
        15913563                       358          Single Family                    100180100002975751
        15913562                       358          Condominium                      100180100002975371
        15913561                       358          Single Family                    100180100002975363
        15913560                       358          Single Family                    100180100000000000
        15913559                       358          2-4 Family                       100180100002967490
        15913558                       358          Single Family                    100180100002974770
        15913557                       358          Single Family                    100180100002974663
        15913556                       358          Single Family                    100180100002974374
        15913555                       358          Single Family                    100180100002974325
        15913553                       358          2-4 Family                       100180100002974143
        15913552                       358          2-4 Family                       100180100002974028
        15913551                       358          Single Family                    100180100002973970
        15913550                       358          Single Family                    100180100002973947
        15913549                       358          Single Family                    100180100002973855
        15913548                       358          Single Family                    100180100002973830
        15913547                       358          Single Family                    100180100002973749
        15913546                       358          Single Family                                             0
        15913545                       358          2-4 Family                       100180100002973715
        15913544                       358          Single Family                    100180100002973624
        15913543                       358          Single Family                    100180100002973616
        15913542                       358          Condominium                      100180100002972808
        15913541                       358          Condominium                      100180100002972717
        15913540                       358          Single Family                    100180100002972535
        15913539                       358          Condominium                      100180100002972477
        15913537                       358          Single Family                    100180100002972220
        15913536                       358          Single Family                    100180100002972071
        15913535                       358          2-4 Family                       100180100002971966
        15913534                       358          Single Family                    100180100002971909
        15913533                       358          Single Family                    100180100002971776
        15913532                       358          Single Family                    100180100002971685
        15913531                       358          Single Family                    100180100002971461
        15913530                       358          PUD                              100180100002970786
        15913529                       358          Single Family                    100180100002970638
        15913528                       358          Condominium                      100180100002970539
        15913527                       358          Single Family                    100180100002970505
        15913526                       358          2-4 Family                       100180100002970380
        15913525                       358          Condominium                      100180100002970166
        15913524                       358          Single Family                    100180100002970075
        15913523                       358          Single Family                    100180100002969895
        15913522                       358          Single Family                    100180100029698460
        15913521                       358          Single Family                    100180100002969812
        15913520                       358          Single Family                    100180100002969697
        15913519                       358          Single Family                    100180100002969465
        15913518                       358          Single Family                    100180100002969184
        15913517                       358          Single Family                    100180100002969028
        15913516                       358          Single Family                    100180100002968632
        15913515                       358          2-4 Family                       100180100002968558
        15913514                       358          Single Family                                             0
        15913513                       358          Single Family                    100180100002968343
        15913512                       358          Single Family                    100180100002968251
        15913511                       358          Single Family                    100180100002968087
        15913510                       358          2-4 Family                       100180100002968038
        15913509                       358          Single Family                    100180100002967782
        15913508                       358          Single Family                    100180100002967535
        15913507                       358          Single Family                                             0
        15913506                       358          Single Family                    100180100002966909
        15913505                       358          Single Family                    100180100002966842
        15913504                       358          Single Family                    100180100002966636
        15913502                       358          Single Family                    100180100002966552
        15913501                       358          Condominium                      100180100002966446
        15913500                       358          Single Family                                             0
        15913499                       358          Single Family                    100180100002966214
        15913498                       358          Single Family                    100180100002965950
        15913497                       358          Single Family                                             0
        15913496                       358          Single Family                                             0
        15913494                       358          Single Family                    100180100002965398
        15913493                       358          Single Family                    100180100002964870
        15913492                       358          Single Family                    100180100002964862
        15913491                       358          Single Family                                             0
        15913490                       358          Single Family                    100180100002964573
        15913489                       358          PUD                              100180100002964474
        15913488                       357          Single Family                    100180100002963955
        15913487                       358          Single Family                                             0
        15913486                       358          Single Family                    100180100002963567
        15913485                       358          Single Family                    100180100002963245
        15913482                       358          Single Family                    100180100002962593
        15913481                       358          Single Family                    100180100002962437
        15913480                       358          Single Family                    100180100002962254
        15913479                       358          Single Family                    100180100002962106
        15913477                       358          Single Family                    100180100002961546
        15913476                       358          Single Family                    100180100002961488
        15913475                       358          Single Family                    100180100002961173
        15913474                       358          Single Family                                             0
        15913473                       358          Single Family                    100180100002961066
        15913472                       358          2-4 Family                       100180100002961009
        15913471                       358          Single Family                    100180100002960829
        15913470                       358          Single Family                    100180100002960688
        15913469                       358          Single Family                    100180100002960415
        15913468                       358          Condominium                      100101800002960381
        15913467                       358          Single Family                    100180100002960373
        15913466                       358          Single Family                    100180100002960209
        15913465                       358          Single Family                    100180100002959896
        15913464                       357          Single Family                    100180100002959730
        15913463                       358          Single Family                    100180100002959540
        15913462                       357          Single Family                    100180100002959490
        15913461                       358          Single Family                    100180100002959045
        15913460                       358          2-4 Family                       100180100002959037
        15913459                       358          PUD                              100180100002959011
        15913458                       358          Single Family                    100180100002958666
        15913457                       358          Single Family                    100180100002958559
        15913456                       358          PUD                              100180100002958344
        15913455                       358          Single Family                    100180100002958179
        15913454                       358          PUD                              100180100002957916
        15913453                       358          Single Family                    100180100002957890
        15913452                       358          Condominium                      100180100002957817
        15913449                       358          Single Family                    100180100002957247
        15913448                       358          Single Family                    100180100002957239
        15913447                       358          Single Family                    100180100002957130
        15913446                       358          Single Family                    100180100002957122
        15913444                       358          Single Family                    100180100002956777
        15913443                       358          Single Family                    100180100002956504
        15913442                       358          Single Family                    100180100002956416
        15913441                       358          2-4 Family                       100180100002956405
        15913440                       358          Single Family                    100180100002956041
        15913439                       358          PUD                              100180100002955977
        15913438                       358          Single Family                    100180100002955548
        15913437                       358          Single Family                                             0
        15913435                       358          Single Family                                             0
        15913434                       358          Condominium                      100180100002954996
        15913433                       358          Single Family                    100180100002954822
        15913432                       358          Single Family                    100180100002953725
        15913431                       357          Single Family                    100180100002953568
        15913430                       358          Single Family                    100180100002953386
        15913429                       358          2-4 Family                       100180100002953154
        15913428                       178          Single Family                    100180100002953113
        15913427                       358          Single Family                    100180100002952867
        15913426                       358          Single Family                    100180100002952792
        15913424                       358          2-4 Family                       100180100002952644
        15913423                       358          Single Family                    100180100002952578
        15913422                       358          Single Family                    100180100002952545
        15913421                       358          Condominium                      100180100002952529
        15913419                       358          Single Family                    100180100002951950
        15913417                       358          Single Family                    100180100002951869
        15913416                       358          Single Family                    100180100002951638
        15913414                       358          Single Family                    100180100002951448
        15913413                       358          Single Family                    100180100002951224
        15913412                       358          Condominium                      100180100002950838
        15913411                       358          Single Family                    100180100002950713
        15913410                       357          Single Family                                             0
        15913409                       358          Single Family                    100239922161720509
        15913408                       358          2-4 Family                       100180100002949731
        15913407                       358          Single Family                    100155900105100343
        15913406                       358          Single Family                    100180100002949301
        15913405                       358          Single Family                    100180100002949269
        15913404                       358          Condominium                      100180100002949236
        15913403                       357          Single Family                    100180100002949202
        15913402                       358          PUD                              100180100002949145
        15913401                       358          Single Family                    100180100002949053
        15913400                       358          Single Family                    100180100002949004
        15913399                       358          Single Family                    100180100002948931
        15913398                       358          Single Family                    100180100002948923
        15913397                       358          Single Family                    100180100002948808
        15913396                       358          Single Family                    100180100002948717
        15913395                       358          PUD                              100180100002948709
        15913394                       358          Single Family                    100180100002948345
        15913393                       358          Single Family                    100180100002948329
        15913392                       358          Single Family                    100180100002948105
        15913391                       358          Single Family                    100180100002947800
        15913390                       358          Condominium                      100180100002947735
        15913388                       358          Single Family                    100180100002947297
        15913387                       357          Single Family                    100262410600057105
        15913386                       358          Condominium                      100180100002947214
        15913385                       358          Single Family                    100180100002946976
        15913384                       358          Single Family                    100239922491220410
        15913383                       358          Single Family                    100180100002946869
        15913382                       358          Single Family                    100180100002946661
        15913381                       358          2-4 Family                       100180100002946653
        15913380                       357          Single Family                    100180100002946620
        15913378                       358          Single Family                    100180100002945960
        15913377                       358          Single Family                    100180100002945747
        15913376                       358          PUD                              100180100002945739
        15913375                       358          Single Family                    100180100002945630
        15913374                       358          Single Family                    100180100002945507
        15913373                       358          Condominium                      100018010002945457
        15913372                       358          Single Family                    100180100002945374
        15913371                       357          Single Family                    100180100002945275
        15913370                       358          Single Family                    100180100002945226
        15913369                       358          Single Family                    100180100002945101
        15913368                       358          Single Family                    100180100002945028
        15913366                       358          PUD                              100180100002944492
        15913363                       358          Single Family                    100180100002943858
        15913362                       358          Condominium                      100180100002943726
        15913361                       358          PUD                              100180100002943445
        15913360                       357          Condominium                      100180100002943387
        15913359                       358          Single Family                    100180100002943320
        15913358                       358          2-4 Family                       100180100002943288
        15913357                       358          Single Family                    100180100002943171
        15913356                       358          Single Family                    100180100002943023
        15913355                       358          Single Family                    100180100002942983
        15913354                       358          Single Family                    100180100002942926
        15913353                       358          Single Family                    100180100002942736
        15913352                       358          Single Family                    100180100002942686
        15913351                       358          Single Family                    100180100002942231
        15913350                       357          2-4 Family                       100262410600056925
        15913349                       358          Single Family                    100180100002941977
        15913348                       358          Single Family                    100180100002941860
        15913347                       358          Single Family                    100180100002941597
        15913346                       358          Single Family                    100180100002941407
        15913345                       357          Single Family                    100180100002941118
        15913344                       358          PUD                              100180100002941100
        15913343                       358          PUD                              100180100002940979
        15913341                       358          Single Family                    100180100002940698
        15913340                       358          Single Family                                             0
        15913339                       358          Single Family                    100180100002940391
        15913338                       358          Single Family                    100428400000102313
        15913337                       358          Single Family                    100180100002940227
        15913336                       357          Single Family                    100331600002394109
        15913335                       357          Condominium                                               0
        15913334                       358          Single Family                    100180100002940045
        15913333                       358          Condominium                      100180100002940003
        15913332                       358          PUD                              100180100002939682
        15913331                       358          Single Family                    100180100002939393
        15913330                       358          Single Family                    100180100002939294
        15913329                       358          PUD                              100180100002939260
        15913328                       358          Single Family                    100180100002939237
        15913327                       358          Single Family                    100180100002939229
        15913326                       357          Single Family                    100180100002938288
        15913325                       357          PUD                              100180100002937942
        15913324                       358          Single Family                    100180100002937504
        15913323                       358          PUD                              100180100002937413
        15913322                       358          PUD                              100180100002936894
        15913320                       358          Single Family                    100180100002936332
        15913319                       358          Single Family                    100180100002936050
        15913317                       357          Single Family                    100180100002935813
        15913316                       358          2-4 Family                       100180100002935763
        15913315                       358          Single Family                    100180100002935714
        15913314                       357          Single Family                    100180100002935383
        15913313                       358          2-4 Family                       100180100002935375
        15913312                       358          Single Family                    100180100002935326
        15913310                       358          Single Family                    100180100002934873
        15913309                       358          Single Family                    100180100002934816
        15913308                       358          Single Family                    100180100002934378
        15913307                       358          Condominium                                               0
        15913306                       358          Single Family                    100180100002934089
        15913305                       358          Single Family                    100180100002933990
        15913304                       358          Single Family                    100180100002933982
        15913303                       358          Single Family                    100180100002933859
        15913302                       357          Single Family                    100262410400021095
        15913301                       357          Single Family                    100180100002933586
        15913300                       357          Single Family                    100334605051004233
        15913299                       357          Single Family                    100180100002932828
        15913297                       358          Single Family                    100180100002932471
        15913296                       358          2-4 Family                       100180100002932232
        15913295                       358          Single Family                    100180100002932174
        15913294                       358          Single Family                    100180100002932059
        15913293                       357          Single Family                    100180100002931945
        15913291                       358          PUD                              100180100002931234
        15913290                       358          Single Family                    100180100002931218
        15913288                       357          Single Family                    100180100002931002
        15913287                       358          Single Family                    100180100002930855
        15913286                       357          Single Family                    100331600002622814
        15913285                       358          Single Family                    100180100002930798
        15913284                       358          Single Family                    100180100002930749
        15913282                       357          Single Family                    100180100002930673
        15913281                       358          Single Family                    100180100002930608
        15913280                       358          PUD                              100180100002930582
        15913279                       357          2-4 Family                       100180100002930228
        15913278                       358          Single Family                    100180100002930202
        15913277                       357          Single Family                    100180100002930103
        15913276                       358          2-4 Family                       100180100002929956
        15913275                       357          Single Family                    100180100002929899
        15913274                       358          2-4 Family                       100180100002929550
        15913273                       358          Condominium                      100180100002929535
        15913272                       358          Single Family                    100180100002928529
        15913271                       358          PUD                              100180100002928164
        15913270                       357          Condominium                      100155900105100046
        15913269                       358          Single Family                                             0
        15913268                       357          Single Family                    100331600002618259
        15913267                       358          PUD                              100180100002927448
        15913265                       358          Single Family                    100180100002927323
        15913264                       357          Single Family                    100180100002926911
        15913262                       358          Single Family                    100180100002926713
        15913261                       358          Single Family                    100180100002926622
        15913260                       358          Single Family                    100262410500028545
        15913259                       357          Single Family                    100180100002926499
        15913258                       357          Single Family                    100180100002926432
        15913257                       357          Single Family                    100180100002926333
        15913256                       358          Single Family                    100180100002926176
        15913255                       358          Single Family                    100180100002926010
        15913254                       358          2-4 Family                       100180100002925756
        15913253                       357          2-4 Family                       100180100002925707
        15913252                       358          PUD                              100180100002925509
        15913251                       358          2-4 Family                       100180100002925459
        15913250                       357          Single Family                    100331600002486079
        15913249                       358          Single Family                    100180100002925178
        15913248                       358          Single Family                    100180100002925152
        15913247                       358          Single Family                    100180100002924932
        15913246                       358          2-4 Family                       100180100002924866
        15913245                       358          Single Family                    100180100002924841
        15913244                       358          PUD                              100180100002924643
        15913243                       357          PUD                              100180100002924387
        15913241                       358          Single Family                    100180100002923231
        15913240                       357          Single Family                    100180100002923173
        15913239                       358          Single Family                    100180100002923124
        15913238                       357          Single Family                    100180100002922829
        15913237                       358          Condominium                      100180100002922753
        15913236                       357          Single Family                    100180100002922605
        15913235                       358          PUD                              100180100002922464
        15913234                       358          Single Family                    100180100002922241
        15913233                       358          Single Family                    100180100002921904
        15913232                       358          Single Family                    100180100002921862
        15913231                       358          Single Family                    100180100002921557
        15913230                       358          2-4 Family                       100180100002921482
        15913229                       358          Single Family                    100180100002921409
        15913228                       358          Single Family                    100180100002921102
        15913226                       357          Single Family                    100180100002920856
        15913225                       358          Single Family                    100180100002920807
        15913223                       358          PUD                              100180100002920310
        15913222                       357          Single Family                    100180100002919858
        15913221                       357          PUD                              100180100002919650
        15913220                       357          Single Family                    100180100002919478
        15913219                       357          Single Family                    100180100002919338
        15913218                       357          Single Family                    100180100002919270
        15913216                       357          Single Family                    100180100002919247
        15913215                       358          PUD                              100180100002918900
        15913213                       358          Single Family                    100180100002918785
        15913212                       358          Single Family                    100180100002918454
        15913211                       358          Single Family                    100180100002918363
        15913210                       358          Single Family                    100180100002917852
        15913209                       358          Single Family                    100180100002917480
        15913208                       358          Single Family                    100180100002917373
        15913206                       357          2-4 Family                       100180100002917159
        15913205                       358          PUD                              100180100002917068
        15913203                       358          Single Family                    100180100002916904
        15913202                       358          Single Family                    100368800000029592
        15913201                       358          Single Family                    100180100002916755
        15913199                       358          2-4 Family                       100180100002915765
        15913198                       358          2-4 Family                       100180100002915435
        15913197                       358          2-4 Family                       100180100002915302
        15913196                       358          Single Family                    100180100002915161
        15913195                       358          Single Family                                             0
        15913194                       358          Single Family                    100180100002914636
        15913193                       357          Single Family                    100239922500620279
        15913192                       358          Single Family                                             0
        15913190                       357          Single Family                    100180100002913703
        15913189                       358          Single Family                    100180100002913562
        15913187                       358          Condominium                      100180100002913315
        15913185                       358          Single Family                    100180100002912986
        15913184                       357          Condominium                      100180100002912945
        15913182                       357          Single Family                    100180100002912598
        15913181                       358          Single Family                    100180100002912341
        15913180                       358          PUD                              100180100002912283
        15913178                       358          Single Family                    100239922365820345
        15913177                       358          Single Family                    100180100002911756
        15913174                       358          Single Family                    100180100002911640
        15913173                       358          Condominium                      100180100002911590
        15913172                       358          Single Family                    100180100002911533
        15913171                       358          Single Family                    100180100002911491
        15913170                       357          Single Family                    100180100002911392
        15913169                       357          2-4 Family                       100180100002911368
        15913168                       358          2-4 Family                       100180100002911319
        15913167                       358          Single Family                    100180100002911152
        15913166                       358          Single Family                    100180100002910865
        15913165                       357          2-4 Family                       100180100002910840
        15913164                       357          Single Family                                             0
        15913163                       357          Single Family                    100180100002910501
        15913162                       357          Single Family                    100180100002910469
        15913161                       358          Single Family                    100180100002910436
        15913160                       357          PUD                              100180100002910295
        15913159                       357          2-4 Family                       100180100002910279
        15913158                       358          Single Family                    100180100002910170
        15913157                       358          PUD                              100180100002910097
        15913156                       358          Single Family                    100180100002909586
        15913155                       357          Single Family                    100180100002909404
        15913154                       358          Single Family                    100180100002909198
        15913153                       357          Condominium                      100363300050900375
        15913151                       358          Single Family                    100180100002908570
        15913150                       358          PUD                              100180100002907879
        15913149                       357          Single Family                    100180100002907838
        15913148                       357          Single Family                    100331600002651615
        15913147                       357          Single Family                    100180100002907226
        15913146                       357          2-4 Family                       100180100002906517
        15913145                       358          Single Family                    100180100002906202
        15913144                       357          Single Family                    100180100002906079
        15913143                       358          Single Family                    100180100002905675
        15913142                       358          Single Family                    100180100002905444
        15913141                       357          Single Family                    100180100002905196
        15913140                       357          Single Family                    100180100002905071
        15913138                       358          Single Family                    100180100002904835
        15913137                       357          Single Family                    100180100002904728
        15913136                       358          Single Family                    100180100002904603
        15913135                       358          Single Family                    100180100002904330
        15913134                       358          Single Family                    100180100002903886
        15913133                       357          Single Family                    100180100002903746
        15913132                       357          Single Family                    100196800020992785
        15913129                       357          Single Family                    100180100002903396
        15913128                       357          Single Family                    100180100029032009
        15913127                       358          Single Family                    100180100002903191
        15913126                       357          Single Family                    100281240295742001
        15913125                       357          Single Family                    100180100002902847
        15913124                       358          2-4 Family                       100180100002902607
        15913123                       357          PUD                              100180100002902359
        15913122                       358          Single Family                    100180100002902078
        15913120                       358          Single Family                                             0
        15913119                       358          2-4 Family                       100180100002901112
        15913118                       357          Single Family                    100180100002901088
        15913117                       357          Single Family                    100420600000101060
        15913116                       357          Single Family                    100281251876932002
        15913114                       357          Single Family                    100180100002900478
        15913113                       358          PUD                              100180100002900205
        15913112                       358          Single Family                    100180100002900189
        15913110                       357          PUD                              100180100002899779
        15913109                       357          Single Family                    100180100002899126
        15913108                       358          PUD                              100180100002898649
        15913106                       358          Single Family                    100180100002898524
        15913103                       358          2-4 Family                       100180100002898144
        15913102                       358          Single Family                    100180100002897997
        15913101                       358          Condominium                      100180100002897740
        15913100                       357          Single Family                    100180100002897567
        15913099                       357          Single Family                    100180100002897542
        15913098                       357          PUD                              100180100002897419
        15913097                       358          Single Family                    100190100002897385
        15913096                       358          Single Family                    100180100002897245
        15913095                       358          PUD                              100180100002896999
        15913094                       357          Single Family                    100180100002896619
        15913093                       357          PUD                              100180100002896452
        15913092                       357          PUD                              100180100002896213
        15913091                       358          Single Family                    100180100002895967
        15913090                       358          Single Family                    100180100002895777
        15913089                       357          Single Family                    100180100002895561
        15913087                       358          Single Family                    100180100002895389
        15913085                       357          2-4 Family                       100180100002894960
        15913084                       357          Single Family                    100180100002894887
        15913083                       357          Single Family                    100180100002894747
        15913082                       357          2-4 Family                       100180100002894739
        15913081                       357          Single Family                    100180100002894382
        15913080                       357          Single Family                    100180100002894374
        15913078                       358          Single Family                    100180100002894044
        15913077                       357          Single Family                    100180100002893962
        15913076                       357          Single Family                    100180100002893467
        15913075                       358          Single Family                    100180100002899290
        15913074                       357          Single Family                                             0
        15913073                       358          Single Family                    100180100002892857
        15913072                       358          Single Family                    100180100002892808
        15913070                       357          Single Family                                             0
        15913069                       358          Single Family                    100180100002892709
        15913068                       358          2-4 Family                       100180100002892634
        15913067                       358          2-4 Family                       100180100002892444
        15913066                       358          Single Family                    100180100002892394
        15913065                       358          Single Family                    100180100002891891
        15913064                       358          Single Family                    100180100002891784
        15913063                       357          PUD                              100180100002891206
        15913061                       358          Single Family                    100180100002891065
        15913060                       357          Single Family                    100180100002890505
        15913059                       357          Single Family                    100180100002890331
        15913058                       357          Single Family                                             0
        15913057                       358          PUD                              100180100002889796
        15913056                       357          Single Family                    100180100002889556
        15913055                       358          Single Family                    100180100002889465
        15913053                       358          Single Family                    100180100002889135
        15913052                       357          Single Family                    100331600002667702
        15913051                       357          Condominium                      100180100002888988
        15913050                       357          PUD                              100180100002888871
        15913049                       358          Condominium                      100180100002888749
        15913048                       358          Single Family                    100180100002888574
        15913047                       357          Single Family                    100180100002888293
        15913046                       238          Single Family                    100180100002888251
        15913044                       357          Single Family                                             0
        15913043                       358          Single Family                    100180100002887949
        15913042                       358          PUD                              100180100002887550
        15913041                       358          Single Family                    100180100002887428
        15913040                       357          Single Family                                             0
        15913039                       357          2-4 Family                       100180100002886842
        15913038                       357          Single Family                    100180100002886784
        15913037                       357          Single Family                    100180100002886578
        15913036                       357          Single Family                    100180100002886099
        15913035                       357          Condominium                                               0
        15913034                       357          Single Family                    100180100002886024
        15913032                       358          Single Family                    100180100002885984
        15913031                       357          Single Family                                             0
        15913030                       357          2-4 Family                       100180100002885737
        15913029                       358          Single Family                    100180100002885489
        15913028                       358          2-4 Family                       100368800000020740
        15913026                       358          Single Family                    100180100002885190
        15913025                       358          2-4 Family                       100180100002885166
        15913024                       357          2-4 Family                       100180100002885117
        15913022                       357          Single Family                    100180100002884664
        15913021                       358          Single Family                    100180100002884102
        15913020                       357          Single Family                    100180100002884078
        15913019                       357          Single Family                                             0
        15913018                       357          Condominium                      100180100002883872
        15913017                       359          Single Family                    100180100002883492
        15913016                       357          Single Family                    100180100002883419
        15913014                       357          Single Family                    100180100002883302
        15913012                       358          Single Family                                             0
        15913011                       357          Single Family                    100180100002882866
        15913010                       358          Single Family                    100180100002882791
        15913009                       357          Single Family                    100180100002882650
        15913008                       358          Single Family                    100180100002882601
        15913006                       357          Single Family                    100180100002882296
        15913005                       357          Single Family                    100180100002882189
        15913003                       357          2-4 Family                       100262410201066067
        15913002                       357          Single Family                                             0
        15913000                       358          Single Family                    100180100002881470
        15912999                       358          Single Family                    100180100002881363
        15912998                       357          Single Family                    100262410201064815
        15912996                       357          Single Family                    100180100002880670
        15912995                       358          Single Family                    100180100002880647
        15912992                       358          Single Family                    100180100002879979
        15912991                       357          Single Family                    100180100002879912
        15912989                       358          Single Family                    100180100002879755
        15912988                       357          Condominium                      100055505100006071
        15912987                       357          Single Family                    100180100002879276
        15912985                       357          Single Family                    100180100002878476
        15912984                       357          Single Family                    100180100002878252
        15912983                       358          Condominium                      100180100002878146
        15912982                       357          PUD                              100180100002878120
        15912980                       357          Single Family                    100180100002877619
        15912979                       358          Single Family                    100180100002877569
        15912978                       358          2-4 Family                       100180100002877536
        15912977                       357          Single Family                    100415105091900260
        15912976                       358          2-4 Family                       100180100002876942
        15912974                       358          Single Family                    100180100002876652
        15912973                       357          PUD                              100180100002876637
        15912972                       358          Single Family                    100180100002876090
        15912971                       358          Single Family                    100180100002875977
        15912969                       357          Single Family                    100180100002875654
        15912968                       357          Single Family                    100180100002875563
        15912967                       358          Single Family                                             0
        15912966                       357          Single Family                    100180100000284541
        15912965                       357          2-4 Family                       100180100002874483
        15912964                       357          Single Family                    100180100002874095
        15912963                       358          Single Family                    100180100002874004
        15912962                       358          Single Family                    100180100002873790
        15912961                       357          2-4 Family                       100180100002873741
        15912960                       357          PUD                              100180100002873592
        15912959                       358          Single Family                    100180100002873451
        15912958                       358          Condominium                      100180100002873428
        15912957                       357          Single Family                    100180100002873410
        15912956                       357          Single Family                                             0
        15912955                       357          Single Family                    100180100002871943
        15912954                       358          Single Family                    100180100002871596
        15912953                       357          Single Family                    100180100002871125
        15912951                       358          Single Family                    100180100002870663
        15912949                       358          Single Family                    100180100002870218
        15912948                       357          Single Family                    100180100002870002
        15912946                       358          Single Family                    100180100002869574
        15912945                       358          Single Family                    100180100002869491
        15912944                       357          Single Family                    100180100002869392
        15912942                       358          Single Family                    100180100002868998
        15912941                       358          Single Family                    100180100002868147
        15912939                       357          Single Family                    100180100002867552
        15912938                       357          Single Family                    100180100002867487
        15912937                       357          Single Family                    100180100002872556
        15912936                       358          2-4 Family                       100180100002867016
        15912935                       357          Single Family                    100180100002866737
        15912934                       358          Single Family                    100180100002866620
        15912933                       357          Condominium                      100180100002866612
        15912931                       357          2-4 Family                       100180100002865291
        15912930                       357          Single Family                    100180100002865044
        15912929                       358          Single Family                    100180100002865036
        15912926                       358          Single Family                    100180100002864138
        15912925                       357          PUD                              100180100002863825
        15912924                       358          PUD                              100180100002863692
        15912923                       358          Single Family                    100180100002863445
        15912922                       358          Single Family                    100180100002863403
        15912921                       357          2-4 Family                       100180100002863353
        15912919                       358          Single Family                    100180100002863213
        15912917                       357          Single Family                    100180100002862975
        15912915                       357          Single Family                    100180100002862702
        15912913                       358          PUD                              100180100002862348
        15912911                       357          Single Family                    100180100002891894
        15912909                       357          Single Family                                             0
        15912908                       357          Single Family                    100180100002860474
        15912906                       358          Single Family                    100180100002859872
        15912905                       357          Single Family                    100180100002859815
        15912904                       358          Single Family                    100180100002859799
        15912903                       357          Single Family                                             0
        15912902                       357          Single Family                    100238644011014054
        15912900                       357          Single Family                    100180100002858973
        15912899                       357          Single Family                    100180100002858619
        15912898                       357          Single Family                    100180100002858247
        15912897                       358          Single Family                    100180100002858064
        15912896                       357          Condominium                      100180100002857975
        15912895                       357          Single Family                    100180100002857660
        15912894                       357          PUD                                                       0
        15912893                       357          Single Family                                             0
        15912892                       358          Single Family                    100180100002855888
        15912891                       357          PUD                              100180100002855755
        15912890                       358          PUD                              100180100002855334
        15912888                       357          Single Family                    100180100002853701
        15912887                       357          Single Family                    100180100002853651
        15912886                       357          Single Family                    100180100002853537
        15912885                       357          PUD                              100180100002853149
        15912884                       358          Single Family                    100180100002852737
        15912883                       357          Single Family                    100180100002852711
        15912882                       357          PUD                              100180100002852661
        15912880                       358          Single Family                    100180100002852166
        15912879                       357          Single Family                                             0
        15912878                       357          Single Family                    100180100002851705
        15912877                       357          PUD                              100180100002851234
        15912876                       357          Single Family                    100180100002850830
        15912874                       357          PUD                              100355500002850673
        15912873                       357          2-4 Family                       100180100002850640
        15912872                       357          PUD                              100180100002849931
        15912870                       357          PUD                              100180100002848974
        15912869                       357          Single Family                    100180100002848487
        15912868                       357          Single Family                    100180100002848412
        15912867                       357          Single Family                    100180100002847869
        15912866                       357          Single Family                    100239922454475407
        15912865                       357          Single Family                    100180100002846887
        15912864                       358          Single Family                    100180100002846705
        15912862                       358          Single Family                    100180100002846291
        15912861                       357          Single Family                    100186600002846229
        15912860                       357          2-4 Family                       100180100002846085
        15912858                       358          Single Family                    100180100002845848
        15912857                       357          Single Family                    100180100002845558
        15912855                       358          Single Family                    100180100002845491
        15912854                       357          Single Family                    100180100002844783
        15912853                       357          Single Family                                             0
        15912850                       357          Single Family                    100180100002844114
        15912849                       357          Single Family                    100180100002844080
        15912847                       357          Single Family                    100180100002843181
        15912846                       358          PUD                              100180100002843108
        15912844                       357          PUD                              100180100002842423
        15912842                       357          Single Family                    100180100002841995
        15912841                       357          PUD                                                       0
        15912840                       357          Condominium                      100180100002841342
        15912839                       237          Single Family                    100180100002841086
        15912838                       358          2-4 Family                       100239922441874894
        15912837                       358          Single Family                    100180100002840377
        15912836                       357          PUD                              100180100002840328
        15912834                       357          Single Family                    100180100002839957
        15912832                       358          PUD                              100180100002839577
        15912831                       357          PUD                              100180100002839544
        15912830                       358          Single Family                    100180100002839197
        15912829                       357          Single Family                    100180100002839130
        15912828                       357          PUD                              100239922395074228
        15912827                       357          2-4 Family                       100180100002838991
        15912826                       357          2-4 Family                       100180100002838892
        15912825                       357          2-4 Family                       100180100002838421
        15912824                       357          Single Family                    100331600002516263
        15912823                       357          Single Family                    100180100002837621
        15912822                       357          Single Family                    100180100002837506
        15912821                       357          Single Family                    100180100002837274
        15912820                       357          Single Family                    100180100002837225
        15912818                       358          Single Family                    100180100002836870
        15912816                       357          Single Family                    100180100002836714
        15912815                       357          2-4 Family                       100180100002836300
        15912814                       358          Single Family                    100180100002836284
        15912812                       357          2-4 Family                       100180100002835971
        15912809                       358          Single Family                    100180100002834586
        15912808                       358          Single Family                    100180100002834487
        15912807                       357          2-4 Family                       100180100002834248
        15912806                       357          Single Family                    100180100002833414
        15912805                       357          PUD                                                       0
        15912804                       357          Single Family                    100180100002832812
        15912803                       357          Single Family                    100180100002832556
        15912800                       357          Condominium                      100180100002831509
        15912799                       357          PUD                              100180100002830881
        15912798                       357          PUD                              100267311111177207
        15912797                       357          Single Family                    100180100002829495
        15912795                       357          Single Family                    100180100002829156
        15912794                       357          Single Family                    100359700002828721
        15912788                       357          Single Family                    100180100002825758
        15912786                       357          Single Family                    100180100002825469
        15912785                       357          Single Family                    100180100002825436
        15912784                       357          2-4 Family                       100180100002825386
        15912783                       357          Single Family                    100180100002825188
        15912782                       358          Single Family                    100180100002825022
        15912781                       358          Single Family                    100180100002824991
        15912779                       357          Single Family                    100180100002824716
        15912778                       357          Single Family                    100180100002824025
        15912777                       357          2-4 Family                       100180100002823712
        15912776                       357          PUD                              100180100002822961
        15912775                       358          Single Family                    100180100002822300
        15912771                       357          Condominium                      100180100002820759
        15912770                       357          Single Family                                             0
        15912769                       357          Single Family                    100180100002820155
        15912768                       358          Single Family                    100180100002819793
        15912767                       357          Single Family                    100180100002811967
        15912765                       357          Single Family                    100180100002818696
        15912763                       358          Single Family                    100180100002818647
        15912761                       357          Single Family                                             0
        15912760                       357          PUD                              100180100002817227
        15912759                       357          Single Family                    100180100002817128
        15912758                       357          Single Family                    100180100002816765
        15912756                       357          2-4 Family                       100180100002815379
        15912755                       357          Single Family                    100180100002814588
        15912754                       357          2-4 Family                       100180100002813572
        15912753                       358          2-4 Family                       100180100002813085
        15912748                       358          PUD                              100180100002811436
        15912744                       358          Single Family                    100180100002808572
        15912743                       357          PUD                              100180100002808275
        15912740                       358          2-4 Family                       100180100002807939
        15912739                       357          Single Family                                             0
        15912738                       357          Single Family                    100180100002807558
        15912737                       358          2-4 Family                       100180100002807467
        15912735                       357          Single Family                    100190100002806949
        15912733                       357          Single Family                    100180100002806204
        15912732                       357          Single Family                    100180100002806113
        15912731                       357          Single Family                    100180100002805941
        15912730                       357          Single Family                    100180100002805651
        15912729                       358          2-4 Family                       100180100002805503
        15912727                       357          PUD                                                       0
        15912726                       357          Single Family                    100180100002803284
        15912725                       357          Single Family                    100180100002803276
        15912724                       358          Single Family                    100180100002802617
        15912723                       357          PUD                              100180100002801957
        15912721                       357          Single Family                    100180100002801346
        15912718                       357          Single Family                    100055500000620162
        15912716                       357          PUD                              100180100002798500
        15912713                       356          Single Family                    100180100002798286
        15912711                       357          Single Family                    100180100002797908
        15912709                       357          Single Family                    100180100002797783
        15912708                       357          Single Family                    100180100002797767
        15912706                       358          Single Family                    100180100002797569
        15912705                       357          PUD                              100180100002797460
        15912703                       356          2-4 Family                       100238622010926056
        15912702                       357          Single Family                    100158600000015672
        15912701                       357          Single Family                                             0
        15912699                       358          2-4 Family                       100180100002794285
        15912697                       356          Single Family                    100180100002792487
        15912696                       358          Single Family                    100180100002792362
        15912694                       357          2-4 Family                                                0
        15912693                       356          Single Family                    100180100002791406
        15912692                       356          PUD                              100180100002791349
        15912691                       356          PUD                              100180100002790895
        15912690                       356          Single Family                    100180100002790770
        15912689                       357          Condominium                      100180100002789913
        15912685                       357          Single Family                    100180100002787917
        15912684                       357          2-4 Family                       100180100002786687
        15912683                       357          Single Family                    100180100002786570
        15912682                       356          Single Family                    100180100002786430
        15912680                       358          Single Family                    100180100002785382
        15912679                       358          Single Family                    100180100002785101
        15912677                       357          Single Family                    100180100002783296
        15912675                       357          Single Family                                             0
        15912673                       357          PUD                              100158600000015755
        15912672                       356          Single Family                    100355500002781399
        15912668                       357          2-4 Family                       100180100002778882
        15912667                       358          Single Family                    100180100002778460
        15912666                       357          2-4 Family                       100180100002778106
        15912664                       357          Single Family                    100180100002777884
        15912663                       356          Condominium                      100180100002777579
        15912662                       357          Single Family                    100180100002777546
        15912661                       356          2-4 Family                       100180100002777389
        15912660                       356          Single Family                    100180100002777330
        15912657                       356          Single Family                    100180100002776779
        15912656                       357          Single Family                    100180100002776464
        15912655                       358          Single Family                    100180100002775318
        15912654                       357          Single Family                    100180100002775110
        15912653                       357          Single Family                    100180100002774824
        15912650                       357          2-4 Family                       100180100002773453
        15912649                       357          Single Family                    100180100002772695
        15912648                       356          2-4 Family                       100180100002772307
        15912647                       356          Single Family                    100180100002772190
        15912645                       357          2-4 Family                       100066400001349076
        15912644                       357          Single Family                    100180100002770772
        15912643                       356          Condominium                      100180100002770392
        15912642                       356          Single Family                    100180100002770319
        15912641                       357          Single Family                    100180100002768743
        15912640                       357          Single Family                    100180100002768677
        15912638                       356          PUD                              100180100002767976
        15912637                       356          Single Family                    100180100002767885
        15912636                       357          Single Family                    100180100002766556
        15912635                       357          Single Family                    100180100002766465
        15912633                       357          Condominium                      100180100002765590
        15912632                       357          2-4 Family                       100180100002764544
        15912631                       358          Single Family                    100180100002763512
        15912630                       356          Single Family                    100180100002762795
        15912627                       357          Single Family                    100180100002760310
        15912625                       357          Single Family                    100180100002759072
        15912624                       357          Single Family                    100180100002758330
        15912623                       358          Single Family                    100180100002757878
        15912621                       356          PUD                              100180100002756615
        15912619                       356          Single Family                    100180100002756136
        15912618                       356          PUD                              100180100002756102
        15912616                       357          Single Family                    100180100002755575
        15912613                       357          Single Family                    100420600000100724
        15912612                       357          Single Family                    100180100002754248
        15912610                       356          Single Family                    100180100002753141
        15912609                       358          Single Family                    100180100002753117
        15912607                       356          2-4 Family                       100180100002752036
        15912605                       356          Condominium                      100180100002751004
        15912604                       356          Condominium                                               0
        15912603                       356          Single Family                    100180100002748836
        15912602                       356          Single Family                    100180100002748612
        15912600                       356          Single Family                    100180100002748307
        15912599                       357          2-4 Family                       100180100002747978
        15912598                       357          2-4 Family                       100180100002746996
        15912597                       358          Single Family                    100180100002746277
        15912596                       357          Single Family                    100180100002745568
        15912595                       356          Single Family                    100180100002742599
        15912594                       356          Single Family                    100180100002742144
        15912593                       357          Single Family                    100239922378274084
        15912592                       356          Single Family                    100180100002741351
        15912591                       356          Condominium                      100180100002740973
        15912590                       356          Single Family                    100180100002740239
        15912589                       356          Single Family                                             0
        15912587                       356          Single Family                    100180100002738977
        15912584                       357          Condominium                      100066400001348904
        15912582                       356          Condominium                      100180100002738159
        15912581                       357          Single Family                    100239922377475310
        15912580                       357          Single Family                    100196800030344548
        15912578                       357          Single Family                    100180100002735510
        15912577                       356          Single Family                    100180100002735486
        15912576                       356          Single Family                    100180100002734869
        15912575                       356          Single Family                    100180100002734638
        15912573                       356          Single Family                    100180100002733986
        15912572                       356          Single Family                    100180100002733457
        15912571                       356          2-4 Family                       100180100002732954
        15912570                       357          2-4 Family                       100180100002732277
        15912569                       356          PUD                              100180100002732004
        15912568                       357          Single Family                    100180100002731881
        15912566                       357          2-4 Family                                                0
        15912565                       356          Single Family                    100180100002730578
        15912563                       356          Single Family                    100180100002729836
        15912562                       356          Single Family                    100180100002729224
        15912560                       356          Single Family                    100180100002727905
        15912559                       356          Single Family                    100180100002727855
        15912556                       356          Single Family                    100180100002726840
        15912555                       356          Single Family                    100180100002726824
        15912554                       356          Single Family                    100180100002726501
        15912553                       356          Single Family                    100180100002726220
        15912552                       358          Single Family                    100180100002724969
        15912551                       356          Single Family                    100180100002724670
        15912550                       356          Single Family                    100180100002724654
        15912548                       356          PUD                              100180100002724217
        15912547                       356          Single Family                                             0
        15912545                       356          Single Family                    100180100002722823
        15912544                       356          Single Family                    100180100002722732
        15912542                       357          Single Family                    100239921917219980
        15912541                       356          2-4 Family                       100180100002721171
        15912540                       357          Single Family                    100180100002720066
        15912539                       356          2-4 Family                       100180100002719951
        15912537                       357          2-4 Family                       100801000027195906
        15912536                       356          PUD                              100180100002719365
        15912535                       356          Single Family                    100180100002719340
        15912534                       356          Single Family                    100180100002719282
        15912532                       356          Single Family                    100180100002718961
        15912530                       357          Single Family                    100180100002717534
        15912528                       358          Single Family                    100180100002717088
        15912525                       358          Condominium                      100180100002714952
        15912523                       357          Condominium                      100180100002714804
        15912521                       358          2-4 Family                       100180100002713160
        15912520                       356          Condominium                      100180100002713020
        15912519                       356          Single Family                    100352201000048583
        15912517                       358          PUD                              100180100002712394
        15912515                       356          Single Family                    100180100002712121
        15912512                       357          Single Family                    100180100002710612
        15912509                       356          2-4 Family                       100180100002707949
        15912508                       356          Single Family                    100180100002707758
        15912507                       356          PUD                              100180100002707576
        15912506                       356          PUD                              100180100002707543
        15912505                       356          Single Family                    10018010000277253
        15912504                       356          2-4 Family                       100180100002707022
        15912503                       356          2-4 Family                       100180100002706685
        15912501                       356          PUD                              100180100002706552
        15912500                       356          2-4 Family                       100180100002706073
        15912497                       356          Single Family                    100180100002704706
        15912496                       357          Single Family                    100180100002704292
        15912495                       356          Single Family                    100180100002703401
        15912494                       356          PUD                              100158600000014345
        15912492                       356          PUD                              100180100002701165
        15912490                       357          Single Family                    100190100002700092
        15912489                       357          Single Family                    100180100002699849
        15912488                       356          Single Family                    100180100002699708
        15912487                       358          Single Family                    100180100002699500
        15912486                       356          PUD                              100180100002699245
        15912485                       356          Single Family                    100180100002699203
        15912484                       356          Single Family                    100180100002699021
        15912483                       356          Single Family                    100180100002698973
        15912482                       356          2-4 Family                       100186600000269853
        15912481                       356          2-4 Family                       100180100002697413
        15912480                       356          Single Family                    100180100002695698
        15912479                       356          Single Family                    100180100002695201
        15912478                       356          Single Family                    100199300005307270
        15912477                       356          Single Family                    100180100002692364
        15912476                       357          PUD                              100180100006911929
        15912475                       356          Single Family                    100180100002689832
        15912474                       356          Condominium                                               0
        15912472                       357          Single Family                    100180100002687794
        15912471                       356          PUD                              100180100002687299
        15912470                       357          Single Family                    100180100002687174
        15912469                       356          Single Family                    100180100002686952
        15912468                       356          PUD                              100180100002686903
        15912467                       356          Single Family                    100180100002686358
        15912466                       356          PUD                              100180100002686283
        15912465                       356          Single Family                    100180100002685756
        15912464                       358          Single Family                    100180100002685236
        15912463                       356          2-4 Family                       100180100002684627
        15912461                       356          Single Family                    100180100002684262
        15912459                       356          2-4 Family                       100262410600053542
        15912456                       357          Single Family                    100180100002680625
        15912455                       355          Condominium                      100180100002680567
        15912454                       356          2-4 Family                       100180100026781160
        15912453                       356          Single Family                    100180100002657701
        15912452                       355          Single Family                    100180100002675823
        15912450                       356          Single Family                    100180100002675070
        15912449                       355          PUD                              100180100002674875
        15912448                       356          Single Family                    100180100002674180
        15912447                       356          Single Family                    100180100002673471
        15912444                       356          PUD                              100180100002671657
        15912442                       356          Single Family                    100180100002669396
        15912440                       355          Single Family                    100180100002666426
        15912439                       356          Single Family                    100180100002663746
        15912438                       355          Condominium                      100180100002663589
        15912437                       356          Single Family                    100180100002663381
        15912435                       356          2-4 Family                       100180100002662904
        15912433                       356          Single Family                    100180100002661401
        15912432                       356          Single Family                    100180100001660916
        15912430                       355          PUD                              100180100002659009
        15912429                       356          Single Family                    100180100002658407
        15912427                       355          Single Family                    100180100002657615
        15912425                       356          Single Family                    100180100002655437
        15912424                       355          Single Family                    100180100002654182
        15912423                       356          Single Family                    100180100002652905
        15912422                       356          Single Family                    100180100002652582
        15912421                       356          Single Family                    100180100002651139
        15912420                       355          PUD                              100180100002650354
        15912418                       357          Single Family                    100180100002647988
        15912417                       355          Single Family                    100180100002647947
        15912416                       356          Condominium                      100180100002647814
        15912415                       355          2-4 Family                       100180100002646915
        15912412                       355          Single Family                    100180100002644670
        15912411                       357          Single Family                    100180100002644647
        15912410                       356          Single Family                                             0
        15912409                       356          Single Family                    100180100002643847
        15912408                       356          Single Family                    100180100002643797
        15912407                       356          Single Family                    100420600000100435
        15912406                       356          2-4 Family                       100180100002643086
        15912405                       356          2-4 Family                       100262410100152349
        15912401                       356          2-4 Family                       100180100002637336
        15912400                       355          Single Family                    100180100002637146
        15912399                       355          Single Family                    100180100002637013
        15912398                       355          Single Family                                             0
        15912396                       355          Single Family                    100180100002633210
        15912395                       355          PUD                              100180100002633160
        15912394                       356          Single Family                    100180100002632923
        15912393                       355          Single Family                    100180100002632816
        15912392                       355          Condominium                      100180100002632014
        15912389                       356          Single Family                    100055500000601840
        15912387                       356          PUD                              100180100002629879
        15912386                       356          Single Family                    100180100002627139
        15912384                       356          Single Family                    100180100002626537
        15912383                       357          Single Family                                             0
        15912382                       356          Single Family                                             0
        15912381                       356          Single Family                    100180100002625208
        15912380                       356          Single Family                    100180100002625182
        15912379                       355          Single Family                    100180100002624508
        15912378                       356          2-4 Family                       100180100002623906
        15912377                       355          Single Family                                             0
        15912376                       356          Single Family                    100180100002622924
        15912373                       355          Single Family                    100180100002620993
        15912372                       355          PUD                              100180100002620167
        15912371                       355          Single Family                    100180100002619888
        15912370                       356          Single Family                    100180100002617932
        15912369                       355          2-4 Family                       100180100002615720
        15912368                       355          PUD                                                       0
        15912365                       356          Single Family                    100180100002612503
        15912364                       355          Single Family                    100180100002612065
        15912363                       355          Single Family                    100180100002611091
        15912362                       355          Single Family                    100180100002611067
        15912360                       355          Single Family                    100180100002610424
        15912358                       356          2-4 Family                       100180100002609681
        15912357                       356          2-4 Family                       100180100002609160
        15912356                       356          Single Family                    100180100002609111
        15912355                       356          Single Family                    100363300000081805
        15912353                       353          PUD                                                       0
        15912352                       355          Single Family                    100180100002604856
        15912350                       356          2-4 Family                                                0
        15912346                       356          PUD                              100180100002599452
        15912342                       358          2-4 Family                       100180100002599015
        15912341                       355          2-4 Family                       100180100002598132
        15912340                       355          2-4 Family                       100180100002597670
        15912339                       356          Single Family                    100180100002597514
        15912338                       356          Single Family                    100180100002597282
        15912337                       355          Single Family                    100180100002596284
        15912336                       355          Condominium                      100155900105070728
        15912335                       355          Single Family                    100180100002592978
        15912334                       355          Single Family                    100180100002592697
        15912333                       356          2-4 Family                       100334611050903516
        15912331                       355          Single Family                    100180100002591772
        15912330                       355          Single Family                    100180100002591574
        15912329                       357          2-4 Family                       100180100002590824
        15912328                       355          2-4 Family                       100180100002588224
        15912327                       355          Single Family                    100180100002587010
        15912326                       355          Single Family                    100180100002586087
        15912325                       355          Condominium                      100180100002585832
        15912324                       355          Single Family                    100180100002584884
        15912323                       355          Single Family                    100180100002584868
        15912322                       355          Single Family                    100180100002583688
        15912321                       355          Single Family                                             0
        15912320                       355          PUD                              100055500000599408
        15912319                       357          PUD                              100180100002582029
        15912318                       357          Single Family                    100180100002580452
        15912317                       355          2-4 Family                       100186602580360003
        15912315                       355          2-4 Family                       100180100002578753
        15912313                       355          Single Family                    100180100002577581
        15912311                       355          Single Family                    100180100002576898
        15912310                       356          Single Family                    100180100002576005
        15912309                       355          Single Family                    100180100002572921
        15912308                       355          Single Family                                             0
        15912306                       355          Single Family                    100180100002570784
        15912304                       356          Single Family                    100180100002569927
        15912302                       355          Condominium                      100180100002569547
        15912300                       355          Single Family                    100180100002568622
        15912299                       358          PUD                              100180100002568176
        15912298                       355          Single Family                    100180100002568119
        15912297                       355          Single Family                    100180100002567418
        15912296                       355          Single Family                    100180100002566931
        15912294                       355          Single Family                    100180100002565602
        15912293                       355          PUD                              100180100002564746
        15912292                       355          Single Family                    100180100002564589
        15912291                       355          PUD                              100180100002564480
        15912290                       355          Single Family                    100180100002564241
        15912289                       356          2-4 Family                       100180100002563599
        15912288                       355          PUD                              100180100002561387
        15912287                       356          Single Family                    100180100002559621
        15912285                       355          2-4 Family                       100180100002557989
        15912283                       355          Single Family                    100180100002557625
        15912282                       355          Single Family                    100180100002557252
        15912281                       355          Single Family                    100180100002556049
        15912280                       357          Single Family                    100180100002555991
        15912278                       356          Single Family                    100180100002554318
        15912277                       355          Condominium                      100180100002553251
        15912276                       355          Single Family                    100180100002553053
        15912275                       356          Single Family                    100180100002550695
        15912274                       355          Condominium                      100180100002550109
        15912273                       355          2-4 Family                       100368800000001195
        15912272                       355          2-4 Family                       100180100002547808
        15912271                       355          2-4 Family                       100180100002547469
        15912270                       355          2-4 Family                       100180100002547121
        15912268                       355          2-4 Family                       100180100002546552
        15912267                       355          2-4 Family                       100180100002546255
        15912266                       357          Single Family                    100180100002545844
        15912264                       355          Condominium                      100180100002545596
        15912263                       355          Single Family                    100180100002544789
        15912261                       355          Condominium                      100180100002544524
        15912260                       355          Single Family                    100180100002543955
        15912259                       354          Single Family                    100180100002542296
        15912258                       356          Single Family                    100180100002541942
        15912256                       356          Single Family                    100180100002539474
        15912255                       356          Single Family                    100180100002538989
        15912251                       355          Single Family                    100180100002536264
        15912250                       355          Single Family                    100180100002534913
        15912248                       355          Single Family                    100180100002532396
        15912245                       355          Single Family                    100262410201061993
        15912243                       355          2-4 Family                       100180100002526323
        15912242                       356          Single Family                    100180100002526174
        15912241                       355          2-4 Family                       100180100002524898
        15912240                       355          Single Family                    100180100002524609
        15912239                       355          PUD                              100180100002524542
        15912238                       355          2-4 Family                       100180100002523148
        15912235                       355          2-4 Family                       100180100002520326
        15912232                       355          PUD                              100180100002517777
        15912231                       355          Single Family                    100180100002517181
        15912229                       355          PUD                              100180100002514063
        15912227                       355          Single Family                    100180100002513024
        15912225                       355          Single Family                    100180100002510483
        15912224                       355          Single Family                    100180100002508693
        15912223                       356          Single Family                                             0
        15912222                       355          Single Family                    100180100002508487
        15912219                       355          Single Family                    100180100002505855
        15912218                       355          Single Family                    100180100002503314
        15912217                       356          Single Family                    100180100002501888
        15912216                       355          Single Family                    100190100002500500
        15912215                       354          Single Family                                             0
        15912214                       355          Single Family                    100180100002498416
        15912212                       355          PUD                              100180100002496113
        15912211                       355          Single Family                    100180100002495131
        15912210                       355          2-4 Family                       100180100002494670
        15912207                       356          Single Family                    100180100002490082
        15912206                       355          Single Family                    100180100002489506
        15912205                       355          Single Family                    100180100002489449
        15912203                       356          2-4 Family                       100180100002486171
        15912202                       355          Condominium                      100180100002485744
        15912200                       355          Single Family                    100180100002477808
        15912199                       355          Single Family                    100180100002477709
        15912198                       355          2-4 Family                       100180100002475968
        15912196                       355          2-4 Family                       100239922207818010
        15912195                       354          Single Family                    100180100002470910
        15912194                       355          Single Family                    100180100002462339
        15912193                       355          PUD                              100180100002458931
        15912192                       355          Single Family                    100180100002458865
        15912191                       354          Single Family                    100180100002458279
        15912189                       235          Single Family                    100180100002454013
        15912188                       355          Single Family                    100180100002452462
        15912187                       357          Single Family                    100180100002445664
        15912185                       355          2-4 Family                       100180100002435632
        15912183                       354          Single Family                    100334605050702779
        15912182                       355          2-4 Family                       100180100002429510
        15912179                       355          Single Family                    100180100002424081
        15912178                       355          Single Family                    100180100002421103
        15912177                       355          PUD                              100180100002415493
        15912176                       357          Single Family                    100180100002407078
        15912174                       355          PUD                              100180100002399242
        15912172                       354          2-4 Family                       100180100002372769
        15912171                       355          Condominium                      100180100002361051
        15912170                       356          PUD                              100180100002358487
        15912166                       358          Single Family                    100180100002058400

LOAN_SEQ                   MIN_RATE                  MAX_RATE                   MARGIN                NEXT_RATE_
                                                                                                      ADJ_DATE1
-------------------------------------------------------------------------------------------------------------------------
        15914249                    7.9400                    14.9400                 5.9900                    20071201
        15914248                    8.4650                    15.4650                 5.2500                    20071201
        15914247                         -                          -                      -
        15914246                         -                          -                      -
        15914245                    9.7900                    16.7900                 5.9900                    20071201
        15914244                         -                          -                      -
        15914243                         -                          -                      -
        15914241                    8.7500                    15.7500                 5.2500                    20071201
        15914240                    9.5500                    16.5500                 5.9900                    20071201
        15914239                         -                          -                      -
        15914238                    9.4400                    16.4400                 5.9900                    20071201
        15914237                    7.7400                    14.7400                 5.2500                    20071201
        15914236                         -                          -                      -
        15914235                    7.7000                    14.7000                 5.2500                    20071201
        15914234                    6.9900                    13.9900                 5.2500                    20071201
        15914233                   10.5500                    17.5500                 5.2500                    20071201
        15914232                         -                          -                      -
        15914231                    9.3000                    16.3000                 5.9900                    20071201
        15914229                    8.5000                    15.5000                 5.9900                    20071201
        15914228                   10.0400                    17.0400                 5.9900                    20071201
        15914227                    7.7400                    14.7400                 5.2500                    20071201
        15914226                    6.9500                    13.9500                 5.2500                    20071201
        15914225                    7.8500                    14.8500                 5.9900                    20071201
        15914224                         -                          -                      -
        15914223                    8.6000                    15.6000                 5.2500                    20071201
        15914220                    7.0900                    14.0900                 5.2500                    20071201
        15914219                    8.0900                    15.0900                 5.9900                    20071201
        15914218                    6.7400                    13.7400                 5.2500                    20071201
        15914217                    6.8000                    13.8000                 5.2500                    20071201
        15914216                         -                          -                      -
        15914215                         -                          -                      -
        15914214                    7.2400                    14.2400                 5.2500                    20071201
        15914213                    8.7900                    15.7900                 5.2500                    20071201
        15914212                    7.2000                    14.2000                 5.2500                    20071201
        15914211                    6.4900                    13.4900                 5.2500                    20071201
        15914210                    9.5500                    16.5500                 5.2500                    20071201
        15914209                    7.3130                    14.3130                 5.2500                    20071201
        15914208                    7.7450                    14.7450                 5.9900                    20071201
        15914207                         -                          -                      -
        15914206                    7.5000                    14.5000                 5.9900                    20071201
        15914204                    8.4400                    15.4400                 5.9900                    20061201
        15914203                    5.9900                    12.9900                 5.2500                    20071201
        15914202                         -                          -                      -
        15914201                    9.7000                    16.7000                 5.9900                    20071201
        15914200                         -                          -                      -
        15914199                    7.6000                    14.6000                 5.9900                    20071201
        15914198                    7.7500                    14.7500                 5.2500                    20071201
        15914197                    8.7900                    15.7900                 5.2500                    20071201
        15914196                   10.4500                    17.4500                 5.9900                    20071201
        15914195                         -                          -                      -
        15914194                    8.3400                    15.3400                 5.2500                    20071201
        15914193                    8.2400                    15.2400                 5.2500                    20071201
        15914192                         -                          -                      -
        15914191                    8.9900                    15.9900                 5.9900                    20071201
        15914190                    8.6300                    15.6300                 5.2500                    20071201
        15914187                    6.9630                    13.9630                 5.2500                    20071201
        15914186                    7.0900                    14.0900                 5.2500                    20071201
        15914185                    8.8400                    15.8400                 5.9900                    20071201
        15914182                    7.8900                    14.8900                 5.9900                    20071201
        15914181                    8.4400                    15.4400                 5.9900                    20071201
        15914180                         -                          -                      -
        15914179                   10.8900                    17.8900                 5.9900                    20071101
        15914177                         -                          -                      -
        15914176                    8.1500                    15.1500                 5.9900                    20071201
        15914175                         -                          -                      -
        15914174                    9.1400                    16.1400                 5.9900                    20071201
        15914173                    9.7500                    16.7500                 5.9900                    20061201
        15914172                    8.7000                    15.7000                 5.9900                    20071201
        15914171                    7.2000                    14.2000                 5.2500                    20071201
        15914170                    7.2900                    14.2900                 5.2500                    20071201
        15914169                    5.9900                    12.9900                 5.2500                    20071201
        15914166                    6.9400                    13.9400                 5.9900                    20061201
        15914164                    8.9900                    15.9900                 5.9900                    20071201
        15914163                    7.7500                    14.7500                 5.2500                    20071201
        15914162                    9.4500                    16.4500                 5.9900                    20071201
        15914161                         -                          -                      -
        15914160                    9.4000                    16.4000                 5.9900                    20071101
        15914159                    8.5930                    15.5930                 5.9900                    20071201
        15914157                    7.7500                    14.7500                 5.9900                    20071101
        15914154                    8.4900                    15.4900                 5.9900                    20071101
        15914153                    9.0900                    16.0900                 5.9900                    20071101
        15914152                    7.4400                    14.4400                 5.2500                    20071101
        15914150                    8.3900                    15.3900                 5.9900                    20071201
        15914149                    6.9000                    13.9000                 5.2500                    20071101
        15914148                    8.1500                    15.1500                 5.9900                    20071101
        15914147                    7.8300                    14.8300                 5.9900                    20061101
        15914145                         -                          -                      -
        15914144                    8.4500                    15.4500                 5.9900                    20071201
        15914142                    8.3030                    15.3030                 5.9900                    20071201
        15914141                    7.3000                    14.3000                 5.9900                    20071201
        15914140                   10.2400                    17.2400                 5.9900                    20071201
        15914139                    7.1130                    14.1130                 5.9900                    20081101
        15914138                    7.9800                    14.9800                 5.9900                    20071101
        15914134                    8.3900                    15.3900                 5.9900                    20071001
        15914131                   11.5000                    18.5000                 5.9900                    20071101
        15914130                    8.6900                    15.6900                 6.3500                    20071101
        15914129                    9.1000                    16.1000                 5.9900                    20061201
        15914125                         -                          -                      -
        15914124                         -                          -                      -
        15914123                    7.6400                    14.6400                 5.9900                    20070901
        15914117                         -                          -                      -
        15914116                    7.5900                    14.5900                 5.9900                    20071001
        15914114                    6.7200                    13.7200                 5.9900                    20070901
        15914112                         -                          -                      -
        15914108                         -                          -                      -
        15914107                         -                          -                      -
        15914106                    8.7000                    15.7000                 6.4500                    20070901
        15914101                    7.8400                    14.8400                 5.2500                    20071201
        15914100                    6.4900                    13.4900                 5.2500                    20071201
        15914099                    6.9900                    13.9900                 5.2500                    20071201
        15914098                    8.2000                    15.2000                 5.2500                    20071201
        15914097                    7.8900                    14.8900                 5.9900                    20071201
        15914096                    7.6900                    14.6900                 5.2500                    20071201
        15914095                    6.6900                    13.6900                 5.2500                    20071201
        15914093                    8.1500                    15.1500                 5.7000                    20071201
        15914092                    8.1500                    15.1500                 5.7000                    20071201
        15914091                    7.9000                    13.9000                 4.9900                    20071201
        15914090                    7.7900                    14.7900                 5.9900                    20071201
        15914089                    6.4500                    13.4500                 5.2500                    20071201
        15914088                    7.4900                    14.4900                 5.2500                    20071201
        15914087                    9.8500                    16.8500                 5.7000                    20071201
        15914086                    7.5750                    14.5750                 3.7500                    20081201
        15914085                    7.7650                    14.7650                 5.2500                    20071201
        15914083                    7.7900                    14.7900                 5.2500                    20071201
        15914082                    6.5500                    13.5500                 5.7000                    20071201
        15914081                    7.5000                    14.5000                 5.9900                    20071201
        15914080                    9.7150                    16.7150                 5.7000                    20071201
        15914078                    7.9500                    14.9500                 5.7000                    20071201
        15914077                   10.4400                    17.4400                 5.9900                    20101201
        15914076                    7.9500                    14.9500                 5.9900                    20071201
        15914075                    9.8000                    16.8000                 5.9900                    20071201
        15914074                    7.9900                    14.9900                 5.2500                    20071201
        15914073                    6.8400                    13.8400                 5.2500                    20071201
        15914072                    9.6000                    16.6000                 5.2500                    20071201
        15914071                    7.9000                    14.9000                 5.2500                    20071201
        15914069                    8.9500                    15.9500                 5.2500                    20071201
        15914068                    6.6900                    13.6900                 5.2500                    20071201
        15914067                    9.4400                    16.4400                 5.2500                    20071201
        15914066                    6.7900                    13.7900                 5.2500                    20061201
        15914065                    9.2630                    16.2630                 5.9900                    20071201
        15914064                    9.2000                    16.2000                 5.2500                    20071201
        15914063                    7.5000                    14.5000                 5.2500                    20071201
        15914062                    6.9400                    13.9400                 5.9900                    20071201
        15914061                    6.5400                    13.5400                 5.2500                    20071201
        15914060                    7.8500                    14.8500                 5.2500                    20071201
        15914059                    9.8000                    16.8000                 5.9900                    20071201
        15914058                   10.2000                    17.2000                 5.9900                    20071201
        15914057                    7.6900                    14.6900                 5.9900                    20071201
        15914056                    9.9900                    16.9900                 5.9900                    20071201
        15914055                    7.4900                    14.4900                 5.9900                    20071201
        15914054                    8.3400                    15.3400                 5.9900                    20071201
        15914053                    8.2000                    15.2000                 5.2500                    20071201
        15914052                    6.7000                    13.7000                 5.2500                    20071201
        15914051                    6.2500                    13.2500                 5.2500                    20071201
        15914050                    8.1900                    15.1900                 5.2500                    20071201
        15914049                    6.4900                    13.4900                 5.2500                    20071201
        15914048                    8.4900                    15.4900                 5.9900                    20071201
        15914047                    7.8000                    14.8000                 5.2500                    20071201
        15914045                    8.5900                    15.5900                 5.9900                    20071201
        15914044                    7.5900                    14.5900                 5.2500                    20071201
        15914043                    8.1500                    15.1500                 5.7000                    20071201
        15914042                    9.6900                    16.6900                 5.2500                    20071201
        15914041                    8.5500                    15.5500                 5.9900                    20071201
        15914040                    9.4400                    16.4400                 5.2500                    20071201
        15914039                   10.0900                    17.0900                 5.9900                    20071201
        15914038                    7.7500                    14.7500                 5.9900                    20071201
        15914037                    8.2500                    15.2500                 5.7000                    20071201
        15914036                         -                          -                      -
        15914035                    7.9900                    14.9900                 5.2500                    20071201
        15914033                    7.8000                    14.8000                 5.2500                    20071201
        15914032                    6.8400                    13.8400                 5.9900                    20071201
        15914031                   10.4000                    17.4000                 5.7000                    20071201
        15914030                         -                          -                      -
        15914029                    8.6900                    15.6900                 5.2500                    20071201
        15914028                    8.6500                    15.6500                 5.2500                    20071201
        15914027                    8.0500                    15.0500                 5.7000                    20071201
        15914026                    9.3500                    16.3500                 5.2500                    20071201
        15914025                         -                          -                      -
        15914024                    7.6900                    14.6900                 5.2500                    20071201
        15914023                    5.9500                    12.9500                 5.2500                    20071201
        15914022                    8.7900                    15.7900                 5.9900                    20071201
        15914021                    8.4000                    15.4000                 5.2500                    20071201
        15914020                    8.7500                    15.7500                 5.9900                    20071201
        15914019                    8.4900                    15.4900                 5.2500                    20071201
        15914018                    8.1500                    15.1500                 5.9900                    20071201
        15914017                    6.9900                    13.9900                 5.2500                    20071201
        15914016                   10.4400                    17.4400                 5.2500                    20071201
        15914015                    9.0000                    16.0000                 5.2500                    20071201
        15914014                    9.0400                    16.0400                 5.9900                    20071201
        15914013                         -                          -                      -
        15914012                    8.9000                    15.9000                 5.2500                    20071201
        15914011                         -                          -                      -
        15914010                    7.5500                    14.5500                 5.9900                    20071201
        15914009                    6.9400                    13.9400                 5.2500                    20071201
        15914008                    7.7900                    14.7900                 5.9900                    20071201
        15914007                    7.8400                    14.8400                 5.2500                    20071201
        15914006                    6.9900                    13.9900                 5.2500                    20071201
        15914005                    8.9900                    15.9900                 5.7000                    20071201
        15914004                    8.3500                    15.3500                 5.7000                    20071201
        15914003                    7.0500                    14.0500                 5.2500                    20071201
        15914002                    7.7900                    14.7900                 5.2500                    20071201
        15914001                    7.9250                    14.9250                 5.2500                    20061201
        15914000                    9.0000                    16.0000                 5.9900                    20071201
        15913999                    7.0000                    14.0000                 5.2500                    20071201
        15913998                    9.9400                    16.9400                 5.9900                    20071201
        15913997                    6.9900                    13.9900                 5.2500                    20071201
        15913995                    7.8900                    14.8900                 5.2500                    20071201
        15913994                    8.2500                    15.2500                 5.9900                    20071201
        15913993                   10.8500                    17.8500                 5.9900                    20071201
        15913992                         -                          -                      -
        15913990                    7.4000                    14.4000                 5.2500                    20071201
        15913989                    8.8500                    15.8500                 5.7000                    20071201
        15913987                    7.2900                    14.2900                 5.2500                    20071201
        15913985                    7.9900                    14.9900                 5.9900                    20071201
        15913984                         -                          -                      -
        15913983                    7.7500                    14.7500                 5.9900                    20071201
        15913982                    7.2900                    14.2900                 5.2500                    20071201
        15913981                    7.2400                    14.2400                 5.2500                    20071201
        15913980                    8.4400                    15.4400                 5.9900                    20071201
        15913979                    8.9900                    15.9900                 5.9900                    20071201
        15913978                    7.1000                    14.1000                 5.2500                    20071201
        15913977                    7.8900                    14.8900                 3.7100                    20071201
        15913976                    7.5000                    14.5000                 5.2500                    20071201
        15913974                    8.2500                    15.2500                 5.9900                    20071201
        15913972                    8.7500                    15.7500                 5.2500                    20071201
        15913971                    8.2500                    15.2500                 5.2500                    20071201
        15913970                    6.6900                    13.6900                 5.9900                    20071201
        15913969                    7.7500                    14.7500                 5.2500                    20071201
        15913968                    8.5000                    15.5000                 5.2500                    20071201
        15913967                    8.0000                    15.0000                 5.9900                    20071201
        15913966                    5.5900                    12.5900                 5.2500                    20071201
        15913965                    9.5000                    16.5000                 5.2500                    20071201
        15913964                    8.2400                    15.2400                 5.2500                    20071201
        15913963                    7.7900                    14.7900                 5.7000                    20061201
        15913961                    7.9900                    14.9900                 5.7000                    20061201
        15913959                    8.8000                    15.8000                 5.9900                    20071201
        15913958                    5.9400                    12.9400                 5.2500                    20071201
        15913957                    8.5900                    15.5900                 5.2500                    20071201
        15913955                    8.5900                    15.5900                 5.9900                    20071201
        15913954                    7.9900                    14.9900                 5.9900                    20071201
        15913953                    6.7000                    13.7000                 5.9900                    20071201
        15913950                    6.9900                    13.9900                 5.2500                    20071201
        15913949                    6.8500                    13.8500                 5.2500                    20081201
        15913948                    6.7500                    13.7500                 5.2500                    20071201
        15913947                    8.1000                    15.1000                 5.7000                    20061201
        15913946                    7.9900                    14.9900                 5.7000                    20071201
        15913945                    7.9900                    14.9900                 5.9900                    20071201
        15913944                    7.9400                    14.9400                 5.9900                    20071201
        15913943                    8.9900                    15.9900                 5.9900                    20071201
        15913942                    8.5900                    15.5900                 5.9900                    20071201
        15913941                    7.5900                    14.5900                 5.2500                    20071201
        15913940                    7.9650                    14.9650                 5.9900                    20071201
        15913939                    6.9900                    13.9900                 5.2500                    20071201
        15913938                    8.9900                    15.9900                 5.9900                    20071201
        15913937                    8.7000                    15.7000                 5.9900                    20061201
        15913936                    6.5400                    13.5400                 5.2500                    20071201
        15913935                    7.2000                    14.2000                 5.2500                    20071201
        15913934                    9.2000                    16.2000                 5.9900                    20071201
        15913933                    9.2500                    16.2500                 5.7000                    20071201
        15913932                    7.9400                    14.9400                 5.2500                    20071201
        15913931                    9.2500                    16.2500                 5.9900                    20071201
        15913929                    6.4500                    13.4500                 5.2500                    20071201
        15913927                    9.6400                    16.6400                 5.9900                    20071201
        15913926                    7.2500                    14.2500                 5.2500                    20071201
        15913925                    8.6000                    15.6000                 5.9900                    20071201
        15913924                    9.3000                    16.3000                 5.2500                    20071201
        15913923                    8.4900                    15.4900                 5.9900                    20071201
        15913922                    6.6500                    13.6500                 5.2500                    20071201
        15913921                    8.8000                    15.8000                 5.2500                    20061201
        15913920                    7.3500                    14.3500                 5.2500                    20081201
        15913919                    8.5000                    15.5000                 5.2500                    20071201
        15913918                    8.4900                    15.4900                 5.2500                    20071201
        15913916                    8.5000                    15.5000                 5.2500                    20071201
        15913915                         -                          -                      -
        15913913                    7.9900                    14.9900                 5.9900                    20071201
        15913912                    6.8750                    13.8750                 5.2500                    20071201
        15913911                    8.9900                    15.9900                 5.9900                    20071201
        15913910                    7.3250                    14.3250                 5.2500                    20071201
        15913909                    8.8500                    15.8500                 5.9900                    20071201
        15913908                    7.3500                    14.3500                 5.2500                    20061201
        15913907                    8.0400                    15.0400                 5.2500                    20061201
        15913906                    7.6900                    14.6900                 5.2500                    20071201
        15913905                    8.9900                    15.9900                 5.2500                    20071201
        15913904                    8.2000                    15.2000                 5.9900                    20071201
        15913903                    7.1400                    14.1400                 5.2500                    20071201
        15913902                    8.9900                    15.9900                 5.9900                    20071201
        15913901                    7.9900                    14.9900                 5.9900                    20071201
        15913900                    6.8000                    13.8000                 5.2500                    20071201
        15913899                    8.2500                    15.2500                 5.9900                    20071201
        15913898                    9.4500                    16.4500                 5.9900                    20071201
        15913897                    6.7500                    13.7500                 5.2500                    20071201
        15913896                    8.8500                    15.8500                 5.9900                    20071201
        15913895                    8.9900                    15.9900                 5.9900                    20071201
        15913894                    6.0500                    13.0500                 5.2500                    20071201
        15913892                    8.9900                    15.9900                 5.7000                    20071201
        15913891                    7.5500                    14.5500                 5.2500                    20071201
        15913890                    7.3500                    14.3500                 5.9900                    20071201
        15913888                    8.9900                    14.9900                 5.9900                    20071201
        15913887                    8.5000                    15.5000                 5.2500                    20071201
        15913886                    8.5000                    15.5000                 5.2500                    20071201
        15913885                    7.8900                    14.8900                 5.2500                    20071201
        15913884                    8.5250                    15.5250                 5.2500                    20071201
        15913883                    7.9500                    14.9500                 5.2500                    20060601
        15913882                         -                          -                      -
        15913880                   10.6000                    17.6000                 5.9900                    20071201
        15913879                    8.1500                    15.1500                 5.2500                    20071201
        15913878                    6.8900                    13.8900                 5.2500                    20071201
        15913877                    7.2900                    14.2900                 5.9900                    20061201
        15913876                    7.8000                    14.8000                 5.2500                    20071201
        15913875                    6.0000                    13.0000                 5.2500                    20071201
        15913874                         -                          -                      -
        15913873                    6.8000                    13.8000                 5.2500                    20071201
        15913872                    7.4400                    14.4400                 5.9900                    20071201
        15913871                    9.4900                    16.4900                 5.9900                    20071201
        15913869                    8.3500                    15.3500                 5.2500                    20071201
        15913868                    7.5000                    14.5000                 5.2500                    20071201
        15913867                    8.2500                    15.2500                 5.9900                    20071201
        15913866                    7.6400                    14.6400                 5.2500                    20071201
        15913865                    7.5000                    14.5000                 5.9900                    20071201
        15913864                    7.8900                    14.8900                 5.2500                    20061201
        15913863                    7.9900                    14.9900                 5.2500                    20071201
        15913862                    6.3400                    13.3400                 5.2500                    20071201
        15913861                    9.1400                    16.1400                 5.9900                    20071201
        15913860                   10.7500                    17.7500                 5.9900                    20071201
        15913859                    9.1900                    16.1900                 5.9900                    20071201
        15913858                    6.9500                    13.9500                 5.2500                    20071201
        15913857                    5.6900                    12.6900                 5.2500                    20071201
        15913855                    8.4000                    15.4000                 5.2500                    20071201
        15913853                    7.9500                    14.9500                 5.2500                    20071201
        15913852                    7.5400                    14.5400                 5.2500                    20071201
        15913851                    7.2900                    14.2900                 5.2500                    20071201
        15913850                    8.6500                    15.6500                 5.2500                    20071201
        15913849                    8.0500                    15.0500                 5.9900                    20071201
        15913848                    8.3900                    15.3900                 5.2500                    20071201
        15913847                    8.1600                    15.1600                 5.2500                    20071201
        15913846                    6.3500                    13.3500                 5.2500                    20071201
        15913845                         -                          -                      -
        15913844                    7.9900                    14.9900                 5.9900                    20071201
        15913843                    8.9400                    15.9400                 5.2500                    20061201
        15913842                    8.1400                    15.1400                 5.2500                    20071201
        15913841                    6.5400                    13.5400                 5.2500                    20071201
        15913840                    9.8400                    16.8400                 5.2500                    20071201
        15913839                    6.9000                    13.9000                 5.2500                    20071201
        15913838                    9.7000                    16.7000                 5.9900                    20071201
        15913837                    6.9000                    13.9000                 5.9900                    20071201
        15913836                    7.9900                    14.9900                 5.2500                    20071201
        15913834                    7.6500                    14.6500                 5.2500                    20071201
        15913833                         -                          -                      -
        15913832                    7.8500                    14.8500                 5.2500                    20071201
        15913831                    6.7400                    13.7400                 5.2500                    20071201
        15913830                    9.7900                    16.7900                 5.7000                    20071201
        15913829                         -                          -                      -
        15913828                    8.1000                    15.1000                 5.2500                    20071201
        15913827                    8.5900                    15.5900                 5.2500                    20071201
        15913826                         -                          -                      -
        15913825                    6.5000                    13.5000                 5.2500                    20061201
        15913824                    6.8500                    13.8500                 5.9900                    20061201
        15913823                    7.6000                    14.6000                 5.9900                    20071201
        15913822                    7.3000                    14.3000                 5.2500                    20101201
        15913821                    8.9000                    15.9000                 5.2500                    20071201
        15913820                    9.0000                    16.0000                 5.7000                    20071201
        15913819                    7.6500                    14.6500                 5.2500                    20071201
        15913818                    8.5000                    15.5000                 5.9900                    20071201
        15913816                    7.8900                    14.8900                 5.2500                    20071201
        15913814                    6.4900                    13.4900                 5.2500                    20071201
        15913813                    8.5000                    15.5000                 5.2500                    20071201
        15913812                    7.1750                    14.1750                 5.2500                    20071201
        15913811                    9.1500                    16.1500                 5.9900                    20071201
        15913810                    8.6400                    15.6400                 5.9900                    20071201
        15913809                    9.9500                    16.9500                 5.9900                    20071201
        15913807                    6.7500                    13.7500                 5.2500                    20071201
        15913806                    6.9400                    13.9400                 5.2500                    20071201
        15913805                    8.2000                    15.2000                 5.9900                    20071201
        15913804                    6.4900                    13.4900                 5.2500                    20071201
        15913803                    6.7400                    13.7400                 5.9900                    20071201
        15913802                         -                          -                      -
        15913801                    8.2400                    15.2400                 5.9900                    20061201
        15913800                    8.0000                    15.0000                 5.9900                    20071201
        15913799                    9.2000                    16.2000                 5.9900                    20071201
        15913798                    7.7900                    14.7900                 5.2500                    20071201
        15913797                    8.2400                    15.2400                 5.2500                    20071201
        15913796                    8.0500                    15.0500                 5.9900                    20071201
        15913795                    8.6500                    15.6500                 5.7000                    20071201
        15913794                    7.6400                    14.6400                 5.2500                    20071201
        15913793                    8.6900                    15.6900                 5.7000                    20071201
        15913791                    9.5900                    16.5900                 5.2500                    20071201
        15913790                    6.9500                    13.9500                 3.5200                    20071201
        15913789                    7.5900                    14.5900                 5.2500                    20071201
        15913788                    7.3000                    14.3000                 5.2500                    20071201
        15913787                    7.9900                    14.9900                 5.2500                    20071201
        15913786                    7.6150                    14.6150                 5.9900                    20071201
        15913785                    8.2400                    15.2400                 5.2500                    20071201
        15913784                    7.7400                    14.7400                 5.2500                    20071201
        15913783                    7.7500                    14.7500                 5.9900                    20071201
        15913782                    9.5000                    16.5000                 5.7000                    20071201
        15913781                    7.4900                    14.4900                 5.2500                    20071201
        15913780                    6.9400                    13.9400                 5.2500                    20071201
        15913779                    7.9900                    14.9900                 5.2500                    20071201
        15913778                    8.3150                    15.3150                 5.7000                    20071201
        15913777                    6.1400                    13.1400                 5.2500                    20060601
        15913776                    9.2000                    16.2000                 5.2500                    20071201
        15913775                    8.6500                    15.6500                 5.2500                    20071201
        15913773                    8.1900                    15.1900                 5.9900                    20071201
        15913772                    8.5000                    15.5000                 5.7000                    20071201
        15913771                    6.8900                    13.8900                 5.2500                    20071201
        15913770                    8.3900                    15.3900                 5.9900                    20071201
        15913769                    7.8400                    14.8400                 5.9900                    20071201
        15913768                    8.4400                    15.4400                 5.7000                    20061201
        15913767                    8.1900                    15.1900                 5.2500                    20071201
        15913766                    6.9900                    13.9900                 5.2500                    20071201
        15913765                    8.6400                    15.6400                 5.2500                    20071201
        15913764                    7.9000                    14.9000                 3.4300                    20071201
        15913763                    6.7900                    13.7900                 5.2500                    20071201
        15913762                    8.7900                    15.7900                 5.2500                    20080101
        15913761                    7.1400                    14.1400                 5.2500                    20071201
        15913760                    9.6900                    16.6900                 5.9900                    20071201
        15913758                    8.5000                    15.5000                 5.9900                    20071201
        15913757                    8.4400                    15.4400                 5.2500                    20071201
        15913756                    9.2500                    16.2500                 5.9900                    20071201
        15913755                    8.1500                    15.1500                 5.2500                    20071201
        15913754                    8.2500                    15.2500                 5.9900                    20071201
        15913753                    6.5900                    13.5900                 5.2500                    20071201
        15913752                    6.9500                    13.9500                 5.2500                    20071201
        15913751                         -                          -                      -
        15913750                    6.8400                    13.8400                 5.9900                    20071201
        15913749                    6.9400                    13.9400                 5.2500                    20071201
        15913748                    9.1400                    16.1400                 5.2500                    20071201
        15913747                    8.4500                    15.4500                 5.2500                    20071201
        15913745                    7.3500                    14.3500                 5.9900                    20071201
        15913744                         -                          -                      -
        15913741                    6.7000                    13.7000                 5.7000                    20071201
        15913740                    7.8900                    14.8900                 5.2500                    20071201
        15913737                         -                          -                      -
        15913736                    6.9900                    13.9900                 5.2500                    20071201
        15913735                         -                          -                      -
        15913734                         -                          -                      -
        15913733                    6.3400                    13.3400                 5.2500                    20071201
        15913732                    7.6000                    14.6000                 5.9900                    20060601
        15913731                    7.7500                    14.7500                 3.5300                    20061201
        15913730                    9.4500                    16.4500                 5.7000                    20071201
        15913728                    9.2500                    16.2500                 5.2500                    20071201
        15913727                    6.7000                    13.7000                 3.5200                    20071201
        15913725                    8.9000                    15.9000                 5.2500                    20071201
        15913724                    9.4500                    16.4500                 5.9900                    20061201
        15913723                    9.5400                    16.5400                 5.2500                    20071201
        15913721                    6.7400                    13.7400                 5.2500                    20071201
        15913720                    8.5900                    15.5900                 5.9900                    20071201
        15913719                    6.5900                    13.5900                 5.9900                    20061201
        15913718                    7.5000                    14.5000                 5.9900                    20071201
        15913717                    8.6000                    15.6000                 5.7000                    20071201
        15913716                    7.5000                    14.5000                 5.2500                    20071201
        15913715                    7.8500                    14.8500                 5.2500                    20071201
        15913713                    8.0000                    15.0000                 5.9900                    20071201
        15913712                    7.9900                    14.9900                 5.7000                    20071201
        15913711                    7.7400                    14.7400                 5.9900                    20071201
        15913710                    7.8400                    14.8400                 5.7000                    20071201
        15913709                         -                          -                      -
        15913708                    8.3900                    15.3900                 5.9900                    20071201
        15913707                    9.0500                    16.0500                 5.7000                    20071201
        15913706                    8.1000                    15.1000                 5.9900                    20071201
        15913704                    7.6400                    14.6400                 5.9900                    20071201
        15913702                    6.2000                    13.2000                 5.9900                    20071201
        15913701                    8.2500                    15.2500                 5.2500                    20071201
        15913700                         -                          -                      -
        15913698                    7.7400                    14.7400                 5.2500                    20071201
        15913697                         -                          -                      -
        15913695                    6.9900                    13.9900                 5.2500                    20071201
        15913694                    8.4500                    15.4500                 5.7000                    20071201
        15913693                    7.2500                    14.2500                 5.2500                    20071201
        15913691                   10.6000                    17.6000                 5.9900                    20071201
        15913690                    8.4000                    15.4000                 5.2500                    20071201
        15913689                    6.9500                    13.9500                 5.2500                    20071201
        15913688                    7.9000                    14.9000                 5.2500                    20071201
        15913687                    9.6400                    16.6400                 5.2500                    20071201
        15913686                    7.6900                    14.6900                 5.9900                    20071201
        15913685                    7.4900                    14.4900                 5.2500                    20081201
        15913684                    6.3500                    13.3500                 5.2500                    20071201
        15913683                    7.5000                    14.5000                 5.2500                    20071201
        15913681                    7.0000                    14.0000                 5.9900                    20071201
        15913680                    8.6000                    15.6000                 5.9900                    20071201
        15913679                    7.6000                    14.6000                 5.2500                    20071201
        15913678                   10.3000                    17.3000                 5.2500                    20071201
        15913677                    8.9000                    15.9000                 5.9900                    20071201
        15913676                    9.3500                    16.3500                 5.7000                    20071201
        15913675                    7.7000                    14.7000                 5.7000                    20071201
        15913674                    7.1900                    14.1900                 5.2500                    20071201
        15913673                    6.7900                    13.7900                 5.2500                    20071201
        15913672                    8.4400                    15.4400                 5.9900                    20071201
        15913671                    6.7900                    13.7900                 5.2500                    20071201
        15913670                    9.6500                    16.6500                 5.9900                    20071201
        15913669                    7.8900                    14.8900                 5.9900                    20071201
        15913668                    6.3500                    13.3500                 5.2500                    20071201
        15913667                    8.9900                    15.9900                 5.9900                    20071201
        15913666                         -                          -                      -
        15913665                    8.1000                    15.1000                 5.7000                    20071201
        15913664                    8.8100                    15.8100                 5.7000                    20071201
        15913663                         -                          -                      -
        15913662                    7.2500                    14.2500                 5.7000                    20071201
        15913661                    8.2900                    15.2900                 5.9900                    20071201
        15913660                    6.8000                    13.8000                 5.2500                    20071201
        15913659                    9.8500                    16.8500                 5.9900                    20071201
        15913658                    7.2400                    14.2400                 5.2500                    20071201
        15913657                    7.9900                    14.9900                 5.2500                    20071201
        15913656                    6.8500                    13.8500                 5.2500                    20071201
        15913655                    6.7900                    13.7900                 5.2500                    20071201
        15913654                    6.9000                    13.9000                 5.2500                    20061201
        15913653                    7.1000                    14.1000                 5.2500                    20071201
        15913652                    7.6400                    14.6400                 5.2500                    20071201
        15913651                    7.5000                    14.5000                 5.2500                    20071201
        15913650                    7.5900                    14.5900                 5.2500                    20071201
        15913649                    7.4750                    14.4750                 3.5200                    20071201
        15913648                    7.1900                    14.1900                 5.2500                    20071201
        15913647                    9.5500                    16.5500                 5.9900                    20071201
        15913645                    9.1400                    16.1400                 3.5200                    20071201
        15913644                    8.9500                    15.9500                 5.2500                    20071201
        15913643                    8.6900                    15.6900                 5.9900                    20071201
        15913642                    7.8900                    14.8900                 5.2500                    20061201
        15913641                    7.9900                    14.9900                 5.2500                    20071201
        15913640                    7.3000                    14.3000                 5.9900                    20071201
        15913639                    7.3000                    14.3000                 5.2500                    20060601
        15913638                    7.3400                    14.3400                 5.2500                    20071201
        15913637                    5.9900                    12.9900                 5.9900                    20081201
        15913636                    8.7500                    15.7500                 5.9900                    20071201
        15913635                    7.4500                    14.4500                 5.2500                    20071201
        15913634                         -                          -                      -
        15913633                    8.8400                    15.8400                 5.9900                    20071201
        15913632                    7.2500                    14.2500                 5.2500                    20071201
        15913631                    6.2000                    13.2000                 5.2500                    20071201
        15913630                         -                          -                      -
        15913628                         -                          -                      -
        15913627                    6.5000                    13.5000                 5.2500                    20071201
        15913626                    7.8000                    14.8000                 5.2500                    20071201
        15913625                    7.2400                    14.2400                 5.2500                    20071201
        15913624                    9.1000                    16.1000                 5.9900                    20071201
        15913623                         -                          -                      -
        15913622                    8.3500                    15.3500                 5.2500                    20060601
        15913621                    8.8900                    15.8900                 5.2500                    20071201
        15913620                    8.9000                    15.9000                 5.7000                    20071201
        15913619                    7.5000                    14.5000                 5.2500                    20071201
        15913618                    8.6500                    15.6500                 5.9900                    20071201
        15913617                    8.5000                    15.5000                 5.2500                    20071201
        15913616                    8.6400                    15.6400                 5.2500                    20071201
        15913615                    8.3000                    15.3000                 5.7000                    20071201
        15913614                    8.2500                    15.2500                 5.2500                    20071201
        15913613                    7.6500                    14.6500                 5.2500                    20071201
        15913612                    7.7250                    14.7250                 5.9900                    20071201
        15913611                    8.8900                    15.8900                 5.2500                    20061201
        15913610                    7.5500                    14.5500                 5.2500                    20071201
        15913609                    7.5400                    14.5400                 5.2500                    20071201
        15913608                    7.7500                    14.7500                 5.9900                    20071201
        15913607                    6.5500                    13.5500                 5.2500                    20071201
        15913606                    7.6900                    14.6900                 5.2500                    20071201
        15913605                    7.3400                    14.3400                 5.2500                    20071201
        15913604                    7.3500                    14.3500                 5.2500                    20071201
        15913603                    7.8900                    14.8900                 5.2500                    20061201
        15913602                    6.1000                    13.1000                 5.2500                    20071201
        15913601                    6.9900                    13.9900                 5.9900                    20071201
        15913600                    7.9900                    14.9900                 5.9900                    20071201
        15913599                    6.0100                    13.0100                 5.2500                    20071201
        15913598                    8.9900                    15.9900                 5.2500                    20071201
        15913597                    7.8150                    14.8150                 5.9900                    20071201
        15913596                    8.9280                    15.9280                 5.2500                    20071201
        15913595                    9.7650                    16.7650                 5.9900                    20071201
        15913594                    8.5500                    15.5500                 5.2500                    20081201
        15913593                    9.9000                    16.9000                 5.9900                    20071201
        15913591                    8.0900                    15.0900                 5.2500                    20071201
        15913590                    7.5400                    14.5400                 5.9900                    20071201
        15913589                    6.9400                    13.9400                 5.2500                    20071201
        15913588                    8.1500                    15.1500                 5.9900                    20071201
        15913587                    8.9900                    15.9900                 5.9900                    20071201
        15913586                    9.5000                    16.5000                 5.7000                    20071201
        15913585                    7.9400                    14.9400                 5.2500                    20071201
        15913584                    8.0900                    15.0900                 5.2500                    20071201
        15913583                    8.2500                    15.2500                 5.9900                    20071201
        15913582                    6.7500                    13.7500                 5.2500                    20071201
        15913581                    6.4500                    13.4500                 5.2500                    20071201
        15913580                    7.2500                    14.2500                 5.2500                    20101201
        15913579                    7.4400                    14.4400                 5.9900                    20071201
        15913578                    8.5500                    15.5500                 5.2500                    20101201
        15913577                    6.7000                    13.7000                 5.7000                    20071201
        15913576                    7.6500                    14.6500                 5.9900                    20071201
        15913575                    7.3000                    14.3000                 5.2500                    20071201
        15913574                    7.5000                    14.5000                 5.9900                    20071201
        15913572                    9.3500                    16.3500                 5.2500                    20071201
        15913571                    9.4900                    16.4900                 5.2500                    20071201
        15913570                    6.8900                    13.8900                 5.2500                    20071201
        15913568                    6.9500                    13.9500                 5.2500                    20071201
        15913567                    6.2900                    13.2900                 5.2500                    20071201
        15913566                         -                          -                      -
        15913565                         -                          -                      -
        15913564                    9.7500                    16.7500                 5.9900                    20071201
        15913563                    7.7900                    14.7900                 5.2500                    20071201
        15913562                    6.9900                    13.9900                 5.2500                    20071201
        15913561                    6.9500                    13.9500                 5.9900                    20071201
        15913560                    7.2500                    14.2500                 5.2500                    20071201
        15913559                    7.3500                    14.3500                 5.2500                    20071201
        15913558                    8.1500                    15.1500                 5.9900                    20071201
        15913557                   10.9900                    17.9900                 5.9900                    20071201
        15913556                    8.1900                    15.1900                 5.9900                    20071201
        15913555                    8.4900                    15.4900                 5.9900                    20071201
        15913553                    8.5400                    15.5400                 5.2500                    20071201
        15913552                   12.1500                    19.1500                 5.2500                    20071201
        15913551                    9.0000                    16.0000                 5.9900                    20071201
        15913550                    9.6900                    16.6900                 5.2500                    20071201
        15913549                    7.7000                    14.7000                 5.2500                    20071201
        15913548                    8.9400                    15.9400                 5.2500                    20060601
        15913547                    7.3000                    14.3000                 5.9900                    20071201
        15913546                    8.5500                    15.5500                 5.2500                    20071201
        15913545                    7.4400                    14.4400                 5.2500                    20071201
        15913544                    7.1000                    14.1000                 5.2500                    20071201
        15913543                    7.1500                    14.1500                 5.9900                    20071201
        15913542                    8.8250                    15.8250                 5.2500                    20071201
        15913541                    8.3000                    15.3000                 5.2500                    20071201
        15913540                    7.9900                    14.9900                 5.9900                    20061201
        15913539                    8.9000                    15.9000                 5.2500                    20071201
        15913537                    8.2900                    15.2900                 5.7000                    20061201
        15913536                         -                          -                      -
        15913535                    6.9900                    13.9900                 5.2500                    20071201
        15913534                    6.6900                    13.6900                 5.9900                    20071201
        15913533                    8.2500                    15.2500                 5.9900                    20071201
        15913532                    6.5400                    13.5400                 5.9900                    20071201
        15913531                    8.9500                    15.9500                 5.2500                    20071201
        15913530                    8.1400                    15.1400                 5.9900                    20071201
        15913529                    8.3000                    15.3000                 5.2500                    20071201
        15913528                    9.7400                    16.7400                 5.2500                    20071201
        15913527                    6.9900                    13.9900                 5.2500                    20071201
        15913526                    7.9000                    14.9000                 5.7000                    20071201
        15913525                    8.3900                    15.3900                 5.2500                    20061201
        15913524                    8.8500                    15.8500                 5.2500                    20071201
        15913523                    6.7400                    13.7400                 5.2500                    20071201
        15913522                    7.7000                    14.7000                 5.9900                    20071201
        15913521                    8.1000                    15.1000                 5.7000                    20071201
        15913520                    8.2000                    15.2000                 5.7000                    20071201
        15913519                    7.9500                    14.9500                 5.9900                    20071201
        15913518                    8.7150                    15.7150                 5.9900                    20071201
        15913517                    9.7400                    16.7400                 5.9900                    20071201
        15913516                    8.4000                    15.4000                 5.2500                    20071201
        15913515                    6.5900                    13.5900                 5.2500                    20071201
        15913514                    7.2900                    14.2900                 5.2500                    20071201
        15913513                         -                          -                      -
        15913512                    7.5000                    14.5000                 5.2500                    20071201
        15913511                    7.4400                    14.4400                 5.2500                    20071201
        15913510                    8.8400                    15.8400                 5.2500                    20071201
        15913509                    8.2900                    15.2900                 5.2500                    20071201
        15913508                    8.9900                    15.9900                 5.9900                    20071201
        15913507                    6.4900                    13.4900                 5.2500                    20071201
        15913506                    5.9900                    12.9900                 5.2500                    20071201
        15913505                    8.2000                    15.2000                 5.9900                    20071201
        15913504                    6.7500                    13.7500                 5.2500                    20071201
        15913502                    6.8400                    13.8400                 5.9900                    20071201
        15913501                    7.9000                    14.9000                 5.2500                    20071201
        15913500                         -                          -                      -
        15913499                    8.5900                    15.5900                 5.9900                    20071201
        15913498                    7.2400                    14.2400                 5.2500                    20071201
        15913497                    8.3900                    15.3900                 5.2500                    20071201
        15913496                    8.2000                    15.2000                 5.2500                    20071201
        15913494                    9.3000                    16.3000                 5.9900                    20071201
        15913493                    5.7900                    12.7900                 5.2500                    20071201
        15913492                    8.4400                    15.4400                 5.2500                    20071201
        15913491                    7.1400                    14.1400                 5.9900                    20071201
        15913490                    7.7400                    14.7400                 5.9900                    20071201
        15913489                    8.5000                    15.5000                 5.2500                    20071201
        15913488                    8.7400                    15.7400                 5.2500                    20081101
        15913487                    7.5500                    14.5500                 5.2500                    20071201
        15913486                    7.6900                    14.6900                 5.2500                    20071201
        15913485                    8.3500                    15.3500                 5.2500                    20071201
        15913482                    7.4900                    14.4900                 5.9900                    20071201
        15913481                    7.3900                    14.3900                 5.9900                    20071201
        15913480                    9.1900                    16.1900                 5.9900                    20081201
        15913479                    8.5250                    15.5250                 5.9900                    20071201
        15913477                    8.5400                    15.5400                 5.9900                    20071201
        15913476                    7.0400                    14.0400                 5.2500                    20071201
        15913475                    7.4900                    14.4900                 5.2500                    20071201
        15913474                    7.1000                    14.1000                 5.2500                    20071201
        15913473                    9.2500                    16.2500                 5.7000                    20071201
        15913472                    6.8400                    13.8400                 5.2500                    20071201
        15913471                    7.9900                    14.9900                 5.9900                    20071201
        15913470                    7.5500                    14.5500                 5.9900                    20071201
        15913469                    8.7900                    15.7900                 5.2500                    20071201
        15913468                    8.1900                    15.1900                 5.9900                    20071201
        15913467                    8.7500                    15.7500                 5.9900                    20071201
        15913466                    7.9000                    14.9000                 5.9900                    20071201
        15913465                   10.6900                    17.6900                 5.2500                    20071201
        15913464                    6.9900                    13.9900                 5.2500                    20071101
        15913463                    8.8000                    15.8000                 5.9900                    20071201
        15913462                    6.9900                    13.9900                 5.2500                    20071101
        15913461                    8.2900                    15.2900                 5.2500                    20071201
        15913460                    6.8900                    13.8900                 5.2500                    20081201
        15913459                    8.2000                    15.2000                 5.9900                    20071201
        15913458                    9.1900                    16.1900                 5.2500                    20071201
        15913457                    7.3400                    14.3400                 5.2500                    20071201
        15913456                    8.4000                    15.4000                 5.9900                    20071201
        15913455                    6.6900                    13.6900                 5.2500                    20071201
        15913454                         -                          -                      -
        15913453                    8.0500                    15.0500                 5.2500                    20071201
        15913452                    6.6900                    13.6900                 5.2500                    20071201
        15913449                    8.7900                    15.7900                 5.2500                    20071201
        15913448                    9.6000                    16.6000                 5.2500                    20071201
        15913447                    7.7500                    14.7500                 5.7000                    20071201
        15913446                    8.7500                    15.7500                 5.9900                    20071201
        15913444                         -                          -                      -
        15913443                    8.7500                    15.7500                 5.9900                    20081201
        15913442                   10.5500                    17.5500                 5.2500                    20071201
        15913441                    8.5400                    15.5400                 5.2500                    20071201
        15913440                    7.5000                    14.5000                 5.9900                    20071201
        15913439                    6.9900                    13.9900                 5.2500                    20071201
        15913438                    7.2400                    14.2400                 5.2500                    20071201
        15913437                    6.9900                    13.9900                 5.2500                    20071201
        15913435                    7.7000                    14.7000                 5.9900                    20071201
        15913434                    7.0900                    14.0900                 5.2500                    20071201
        15913433                    7.6000                    14.6000                 5.2500                    20071201
        15913432                    6.9900                    13.9900                 5.9900                    20071201
        15913431                    8.4500                    15.4500                 5.9900                    20071101
        15913430                   10.2500                    17.2500                 5.7000                    20071201
        15913429                         -                          -                      -
        15913428                         -                          -                      -
        15913427                    9.5000                    16.5000                 5.9900                    20071201
        15913426                    7.9250                    14.9250                 5.2500                    20071201
        15913424                    7.9000                    14.9000                 5.2500                    20071201
        15913423                    7.6500                    14.6500                 5.2500                    20071201
        15913422                    7.6900                    14.6900                 5.2500                    20061201
        15913421                    8.6500                    15.6500                 5.2500                    20071201
        15913419                   10.2000                    17.2000                 5.9900                    20071201
        15913417                    6.9900                    13.9900                 5.2500                    20071201
        15913416                    6.8750                    13.8750                 5.2500                    20071201
        15913414                         -                          -                      -
        15913413                    6.9400                    13.9400                 5.9900                    20071201
        15913412                    7.7000                    14.7000                 5.2500                    20071201
        15913411                    6.5900                    13.5900                 5.9900                    20071201
        15913410                    8.5500                    15.5500                 5.9900                    20071101
        15913409                    8.1750                    15.1750                 5.2500                    20061201
        15913408                    9.9500                    16.9500                 5.2500                    20071201
        15913407                    7.3500                    14.3500                 3.7700                    20071201
        15913406                    7.5000                    14.5000                 5.9900                    20071201
        15913405                    8.3400                    15.3400                 5.7000                    20061201
        15913404                    7.4500                    14.4500                 5.2500                    20071201
        15913403                    7.9900                    14.9900                 5.2500                    20071101
        15913402                    7.9900                    14.9900                 5.2500                    20071201
        15913401                    7.6500                    14.6500                 5.2500                    20101201
        15913400                    8.9900                    15.9900                 5.9900                    20071201
        15913399                    8.8500                    15.8500                 5.2500                    20071201
        15913398                    8.9900                    15.9900                 5.9900                    20071201
        15913397                    7.6400                    14.6400                 5.2500                    20071201
        15913396                    8.4900                    15.4900                 5.2500                    20071201
        15913395                    6.7400                    13.7400                 5.2500                    20071201
        15913394                    5.9900                    12.9900                 5.2500                    20060601
        15913393                    6.0400                    13.0400                 5.2500                    20071201
        15913392                    8.7500                    15.7500                 5.9900                    20071201
        15913391                    7.6550                    14.6550                 5.9900                    20071201
        15913390                    7.8000                    14.8000                 5.2500                    20071201
        15913388                    8.8500                    15.8500                 5.9900                    20081201
        15913387                    8.3500                    15.3500                 5.2500                    20071101
        15913386                    8.7900                    15.7900                 5.9900                    20071201
        15913385                    7.3000                    14.3000                 5.2500                    20071201
        15913384                    7.4900                    14.4900                 5.2500                    20071201
        15913383                    6.5000                    13.5000                 5.2500                    20071201
        15913382                    9.8000                    16.8000                 5.7000                    20071201
        15913381                    6.8000                    13.8000                 5.7000                    20071201
        15913380                    6.9500                    13.9500                 5.2500                    20071101
        15913378                    6.7900                    13.7900                 5.9900                    20071201
        15913377                    9.2500                    16.2500                 5.9900                    20071201
        15913376                    8.3900                    15.3900                 5.9900                    20071201
        15913375                    6.5400                    13.5400                 5.7000                    20071201
        15913374                    6.0000                    13.0000                 5.2500                    20071201
        15913373                    7.5500                    14.5500                 5.2500                    20071201
        15913372                    8.3900                    15.3900                 5.9900                    20071201
        15913371                    6.8000                    13.8000                 5.2500                    20071101
        15913370                    6.2500                    13.2500                 5.2500                    20071201
        15913369                    6.9900                    13.9900                 5.9900                    20071201
        15913368                    7.4650                    14.4650                 5.2500                    20071201
        15913366                    7.1900                    14.1900                 5.2500                    20071201
        15913363                    7.4400                    14.4400                 5.2500                    20060601
        15913362                    6.2900                    13.2900                 5.2500                    20071201
        15913361                    8.9900                    15.9900                 5.2500                    20071201
        15913360                    7.9980                    14.9980                 5.2500                    20071101
        15913359                    7.1500                    14.1500                 5.2500                    20071201
        15913358                    6.3900                    13.3900                 5.2500                    20071201
        15913357                    9.6400                    16.6400                 5.2500                    20071201
        15913356                    7.8900                    14.8900                 5.2500                    20071201
        15913355                    7.5500                    14.5500                 5.9900                    20071201
        15913354                    9.6400                    16.6400                 5.2500                    20071201
        15913353                    9.7000                    16.7000                 5.9900                    20071201
        15913352                    8.2500                    15.2500                 5.9900                    20071201
        15913351                    9.0400                    16.0400                 5.9900                    20071201
        15913350                    8.1500                    15.1500                 5.2500                    20071101
        15913349                    8.9400                    15.9400                 5.9900                    20071201
        15913348                         -                          -                      -
        15913347                    6.9400                    13.9400                 5.2500                    20061201
        15913346                    7.4400                    14.4400                 5.2500                    20071201
        15913345                    6.8900                    13.8900                 5.2500                    20071101
        15913344                    7.5500                    14.5500                 5.9900                    20071201
        15913343                    6.7000                    13.7000                 5.2500                    20071201
        15913341                    7.5400                    14.5400                 5.2500                    20071201
        15913340                    7.2000                    14.2000                 5.9900                    20071201
        15913339                    9.0500                    16.0500                 5.9900                    20071201
        15913338                    8.3650                    15.3650                 5.9900                    20071201
        15913337                    7.6900                    14.6900                 5.2500                    20060601
        15913336                    9.2650                    16.2650                 5.9900                    20071101
        15913335                         -                          -                      -
        15913334                         -                          -                      -
        15913333                    6.7500                    13.7500                 5.2500                    20071201
        15913332                    6.7500                    13.7500                 5.2500                    20071201
        15913331                    7.3500                    14.3500                 5.2500                    20071201
        15913330                    7.4400                    14.4400                 5.2500                    20071201
        15913329                    7.7400                    14.7400                 5.9900                    20071201
        15913328                    6.8000                    13.8000                 5.2500                    20071201
        15913327                    7.7900                    14.7900                 5.2500                    20071201
        15913326                    7.0500                    14.0500                 5.2500                    20071101
        15913325                    7.7500                    14.7500                 5.2500                    20071101
        15913324                    9.8900                    16.8900                 5.2500                    20071201
        15913323                    6.5400                    13.5400                 5.2500                    20071201
        15913322                    7.9500                    14.9500                 5.9900                    20071201
        15913320                    8.5250                    15.5250                 5.9900                    20071201
        15913319                    6.4400                    13.4400                 5.2500                    20071201
        15913317                    7.8500                    14.8500                 5.2500                    20071101
        15913316                         -                          -                      -
        15913315                    9.8380                    16.8380                 5.9900                    20071201
        15913314                    6.9500                    13.9500                 5.2500                    20071101
        15913313                    6.3000                    13.3000                 5.2500                    20071201
        15913312                    8.1000                    15.1000                 5.9900                    20071201
        15913310                    7.7400                    14.7400                 5.2500                    20071201
        15913309                    8.4900                    15.4900                 5.7000                    20071201
        15913308                    7.8400                    14.8400                 5.7000                    20071201
        15913307                    6.6900                    13.6900                 5.9900                    20071201
        15913306                    6.5500                    13.5500                 5.2500                    20101201
        15913305                    8.0000                    15.0000                 5.9900                    20071201
        15913304                    8.3000                    15.3000                 5.9900                    20071201
        15913303                    8.6300                    15.6300                 5.2500                    20071201
        15913302                    7.9250                    14.9250                 5.2500                    20071101
        15913301                    9.6000                    16.6000                 5.9900                    20071101
        15913300                    8.9500                    15.9500                 5.2500                    20071101
        15913299                    7.9250                    14.9250                 5.2500                    20071101
        15913297                    7.4400                    14.4400                 5.2500                    20071201
        15913296                    7.4900                    14.4900                 5.2500                    20071201
        15913295                    6.8900                    13.8900                 5.2500                    20071201
        15913294                    8.6900                    15.6900                 5.2500                    20071201
        15913293                    7.2400                    14.2400                 5.9900                    20071101
        15913291                    7.4900                    14.4900                 5.2500                    20071201
        15913290                    8.7000                    15.7000                 5.9900                    20071201
        15913288                    8.7250                    15.7250                 5.9900                    20071101
        15913287                    9.8500                    16.8500                 5.2500                    20071201
        15913286                    9.2900                    16.2900                 5.9900                    20071101
        15913285                    6.5900                    13.5900                 5.2500                    20071201
        15913284                    8.0400                    15.0400                 5.2500                    20071201
        15913282                    8.3500                    15.3500                 5.2500                    20071101
        15913281                    8.2400                    15.2400                 5.9900                    20071201
        15913280                    8.9900                    15.9900                 5.2500                    20071201
        15913279                    8.6500                    15.6500                 5.9900                    20071101
        15913278                    6.8900                    13.8900                 5.2500                    20071201
        15913277                    7.9400                    14.9400                 5.2500                    20071101
        15913276                    8.1400                    15.1400                 5.2500                    20071201
        15913275                    9.0000                    16.0000                 3.7700                    20071101
        15913274                    7.3500                    14.3500                 5.2500                    20071201
        15913273                   10.4500                    17.4500                 5.9900                    20071201
        15913272                    7.5000                    14.5000                 5.2500                    20071201
        15913271                         -                          -                      -
        15913270                    9.5900                    16.5900                 3.7700                    20071101
        15913269                    6.9900                    13.9900                 5.9900                    20071201
        15913268                    7.8900                    14.8900                 5.2500                    20071101
        15913267                    8.1400                    15.1400                 5.2500                    20071201
        15913265                    9.7400                    16.7400                 5.9900                    20071201
        15913264                    6.2900                    13.2900                 5.2500                    20071101
        15913262                    7.9900                    14.9900                 5.2500                    20071201
        15913261                    8.0000                    15.0000                 5.9900                    20071201
        15913260                    7.8900                    14.8900                 5.2500                    20071201
        15913259                    6.8900                    13.8900                 5.2500                    20071101
        15913258                    7.3400                    14.3400                 5.2500                    20071101
        15913257                    8.0900                    14.0900                 5.9900                    20071101
        15913256                    7.9900                    14.9900                 5.2500                    20071201
        15913255                    7.9900                    14.9900                 5.2500                    20071201
        15913254                    9.0000                    16.0000                 5.2500                    20071201
        15913253                    8.9900                    15.9900                 5.9900                    20071101
        15913252                    7.4400                    14.4400                 5.2500                    20071201
        15913251                    7.6900                    14.6900                 5.9900                    20071201
        15913250                   10.2400                    17.2400                 5.9900                    20071101
        15913249                    7.2500                    14.2500                 5.2500                    20071201
        15913248                    7.2000                    14.2000                 5.2500                    20061201
        15913247                    7.9000                    14.9000                 5.2500                    20071201
        15913246                    6.8500                    13.8500                 5.2500                    20071201
        15913245                    7.1000                    14.1000                 5.9900                    20071201
        15913244                    8.4400                    15.4400                 5.9900                    20071201
        15913243                    7.4000                    14.4000                 5.2500                    20071101
        15913241                    6.3900                    13.3900                 5.2500                    20071201
        15913240                    6.7400                    13.7400                 5.7000                    20071101
        15913239                    8.6400                    15.6400                 5.2500                    20071201
        15913238                    9.0400                    16.0400                 5.7000                    20071101
        15913237                    7.9900                    14.9900                 5.9900                    20071201
        15913236                    8.0900                    15.0900                 5.2500                    20071101
        15913235                    8.1900                    15.1900                 5.2500                    20071201
        15913234                    6.5000                    13.5000                 5.2500                    20071201
        15913233                         -                          -                      -
        15913232                    8.7400                    15.7400                 5.2500                    20071201
        15913231                    8.9900                    15.9900                 5.9900                    20071201
        15913230                    9.5000                    16.5000                 5.9900                    20071201
        15913229                         -                          -                      -
        15913228                    7.1400                    14.1400                 5.9900                    20061201
        15913226                    6.9000                    13.9000                 5.2500                    20071101
        15913225                    8.4400                    15.4400                 5.9900                    20071201
        15913223                    8.1400                    15.1400                 5.9900                    20071201
        15913222                    5.8750                    12.8750                 5.2500                    20081101
        15913221                    7.6900                    14.6900                 5.2500                    20071101
        15913220                    9.3000                    16.3000                 5.9900                    20071101
        15913219                    9.4900                    16.4900                 5.9900                    20071101
        15913218                    6.9900                    13.9900                 5.2500                    20071101
        15913216                    7.9400                    14.9400                 5.2500                    20071101
        15913215                    7.2500                    14.2500                 5.2500                    20071201
        15913213                    6.0400                    13.0400                 5.2500                    20071201
        15913212                         -                          -                      -
        15913211                    6.5400                    13.5400                 5.2500                    20071201
        15913210                    6.6900                    13.6900                 5.2500                    20071201
        15913209                    6.5500                    13.5500                 3.7700                    20071201
        15913208                    7.9900                    14.9900                 5.2500                    20071201
        15913206                    6.1500                    13.1500                 5.2500                    20071101
        15913205                    7.3000                    14.3000                 5.2500                    20071201
        15913203                    8.9900                    15.9900                 5.9900                    20071201
        15913202                    8.9500                    15.9500                 5.9900                    20071201
        15913201                    7.6500                    14.6500                 5.9900                    20071201
        15913199                    8.3000                    15.3000                 5.2500                    20071201
        15913198                    7.3400                    14.3400                 5.2500                    20071201
        15913197                    7.7500                    14.7500                 5.2500                    20071201
        15913196                    5.9900                    12.9900                 5.2500                    20071201
        15913195                    7.5000                    14.5000                 5.9900                    20071201
        15913194                    5.8400                    12.8400                 5.2500                    20071201
        15913193                    7.6400                    14.6400                 5.2500                    20071101
        15913192                    6.5900                    13.5900                 5.2500                    20071201
        15913190                    8.5400                    15.5400                 5.9900                    20071101
        15913189                    8.2900                    15.2900                 5.9900                    20071201
        15913187                    7.7500                    14.7500                 5.2500                    20071201
        15913185                    8.9900                    15.9900                 5.7000                    20071201
        15913184                    8.1500                    15.1500                 5.2500                    20071101
        15913182                    8.5000                    15.5000                 5.9900                    20071101
        15913181                    8.8900                    15.8900                 5.9900                    20071201
        15913180                    7.7700                    14.7700                 5.2500                    20071201
        15913178                         -                          -                      -
        15913177                    8.1900                    15.1900                 5.9900                    20071201
        15913174                    6.5500                    13.5500                 5.2500                    20071201
        15913173                    6.0000                    13.0000                 5.2500                    20071201
        15913172                    8.8500                    15.8500                 5.9900                    20071201
        15913171                         -                          -                      -
        15913170                    8.3000                    15.3000                 5.2500                    20071101
        15913169                    7.4500                    14.4500                 5.2500                    20071101
        15913168                    7.5000                    14.5000                 5.2500                    20071201
        15913167                    7.8400                    14.8400                 5.2500                    20071201
        15913166                    7.0500                    14.0500                 5.2500                    20071201
        15913165                    6.5650                    13.5650                 5.7000                    20071101
        15913164                    7.1500                    14.1500                 5.2500                    20071101
        15913163                    8.2500                    15.2500                 5.2500                    20071101
        15913162                    8.8000                    15.8000                 3.7100                    20071101
        15913161                    7.7500                    14.7500                 5.2500                    20071201
        15913160                    9.1900                    16.1900                 5.9900                    20071101
        15913159                    8.9000                    15.9000                 5.9900                    20071101
        15913158                    8.1500                    15.1500                 5.9900                    20071201
        15913157                    6.9900                    13.9900                 5.2500                    20071201
        15913156                    7.0900                    14.0900                 5.2500                    20071201
        15913155                    6.5000                    13.5000                 5.2500                    20071101
        15913154                    7.6500                    14.6500                 5.2500                    20071201
        15913153                         -                          -                      -
        15913151                    7.7900                    14.7900                 5.2500                    20071201
        15913150                    6.8900                    13.8900                 5.2500                    20081201
        15913149                    6.5000                    13.5000                 5.2500                    20071101
        15913148                         -                          -                      -
        15913147                    8.5400                    15.5400                 5.9900                    20071101
        15913146                    8.5000                    15.5000                 5.2500                    20071101
        15913145                    7.6900                    14.6900                 5.2500                    20061201
        15913144                    7.9900                    14.9900                 5.2500                    20071101
        15913143                    6.9900                    13.9900                 5.2500                    20071201
        15913142                    9.8900                    16.8900                 5.9900                    20071201
        15913141                    6.7500                    13.7500                 5.2500                    20071101
        15913140                    6.0900                    13.0900                 5.2500                    20071101
        15913138                    8.7400                    15.7400                 5.7000                    20071201
        15913137                    6.9900                    13.9900                 5.9900                    20071101
        15913136                    7.9500                    14.9500                 5.9900                    20071201
        15913135                         -                          -                      -
        15913134                    7.9400                    14.9400                 5.2500                    20071201
        15913133                    9.7650                    16.7650                 5.9900                    20071101
        15913132                    8.8900                    15.8900                 5.2500                    20071101
        15913129                    8.1000                    15.1000                 5.2500                    20071101
        15913128                    6.9900                    13.9900                 5.2500                    20071101
        15913127                    7.5500                    14.5500                 5.2500                    20071201
        15913126                    8.3250                    15.3250                 5.9900                    20071101
        15913125                    7.9900                    14.9900                 5.9900                    20071101
        15913124                    6.7000                    13.7000                 3.7700                    20071201
        15913123                    9.6500                    16.6500                 5.9900                    20071101
        15913122                    6.7500                    13.7500                 5.2500                    20071201
        15913120                    8.4000                    15.4000                 5.9900                    20071201
        15913119                    8.9900                    15.9900                 5.9900                    20071201
        15913118                    6.2150                    13.2150                 5.2500                    20071101
        15913117                    7.8900                    14.8900                 5.2500                    20071101
        15913116                    9.5900                    16.5900                 5.9900                    20071101
        15913114                    8.7000                    15.7000                 5.9900                    20071101
        15913113                    8.1000                    15.1000                 5.9900                    20071201
        15913112                    8.0900                    15.0900                 5.7000                    20071201
        15913110                    8.0500                    15.0500                 5.2500                    20061101
        15913109                    6.6150                    13.6150                 5.9900                    20071101
        15913108                    7.5000                    14.5000                 5.2500                    20071201
        15913106                    8.1900                    15.1900                 5.9900                    20071201
        15913103                    6.9900                    13.9900                 5.2500                    20081201
        15913102                    8.5500                    15.5500                 5.9900                    20071201
        15913101                    8.6900                    15.6900                 5.2500                    20071201
        15913100                    8.1400                    15.1400                 5.2500                    20071101
        15913099                    6.8000                    13.8000                 5.9900                    20071101
        15913098                    7.4500                    14.4500                 5.9900                    20071101
        15913097                    8.2500                    15.2500                 5.9900                    20071201
        15913096                    7.2400                    14.2400                 5.9900                    20071201
        15913095                    6.6150                    13.6150                 5.9900                    20071201
        15913094                    8.0000                    15.0000                 5.9900                    20071101
        15913093                    8.8780                    15.8780                 5.9900                    20071101
        15913092                    6.6000                    13.6000                 5.9900                    20071101
        15913091                    9.7000                    16.7000                 5.9900                    20071201
        15913090                    8.1650                    15.1650                 5.9900                    20071201
        15913089                    8.7500                    15.7500                 5.2500                    20101101
        15913087                    9.3500                    16.3500                 5.9900                    20071201
        15913085                    6.9000                    13.9000                 5.9900                    20071101
        15913084                   11.1500                    18.1500                 5.9900                    20071101
        15913083                    6.3900                    13.3900                 5.9900                    20071101
        15913082                    7.8150                    14.8150                 5.9900                    20071101
        15913081                    5.5000                    12.5000                 5.9900                    20071101
        15913080                    7.5500                    14.5500                 5.2500                    20071101
        15913078                         -                          -                      -
        15913077                    8.3400                    15.3400                 5.9900                    20071101
        15913076                    7.2500                    14.2500                 5.9900                    20071101
        15913075                    7.5000                    14.5000                 5.9900                    20071201
        15913074                    7.9900                    14.9900                 5.9900                    20071101
        15913073                    7.4900                    14.4900                 5.9900                    20071201
        15913072                    7.6500                    14.6500                 5.9900                    20071201
        15913070                    5.9900                    12.9900                 5.9900                    20071101
        15913069                         -                          -                      -
        15913068                    9.3900                    16.3900                 5.7000                    20071201
        15913067                    8.3000                    15.3000                 5.7000                    20071201
        15913066                    7.6500                    14.6500                 5.9900                    20071201
        15913065                    8.6500                    15.6500                 5.9900                    20081201
        15913064                    9.1900                    16.1900                 5.9900                    20081201
        15913063                    7.8400                    14.8400                 5.9900                    20081101
        15913061                    7.9500                    14.9500                 5.9900                    20071201
        15913060                    7.3900                    14.3900                 5.9900                    20071101
        15913059                    8.9750                    15.9750                 5.2500                    20071101
        15913058                    6.2500                    13.2500                 6.2000                    20071101
        15913057                    8.5000                    15.5000                 5.9900                    20071201
        15913056                    7.2500                    14.2500                 5.9900                    20071101
        15913055                    7.8500                    14.8500                 5.9900                    20071201
        15913053                    8.4000                    15.4000                 5.2500                    20060601
        15913052                    8.1900                    15.1900                 5.9900                    20071101
        15913051                    7.1500                    14.1500                 5.9900                    20071101
        15913050                    7.5400                    14.5400                 5.9900                    20071101
        15913049                    6.4900                    13.4900                 5.2500                    20071201
        15913048                    6.9900                    13.9900                 5.9900                    20071201
        15913047                    6.5900                    13.5900                 5.9900                    20071101
        15913046                         -                          -                      -
        15913044                    7.4000                    14.4000                 3.6800                    20071101
        15913043                    6.7000                    13.7000                 5.9900                    20071201
        15913042                         -                          -                      -
        15913041                    6.7900                    13.7900                 5.9900                    20071201
        15913040                    5.8000                    12.8000                 5.9900                    20071101
        15913039                    6.9000                    13.9000                 5.2500                    20071101
        15913038                    7.5000                    14.5000                 5.9900                    20071101
        15913037                    7.5150                    14.5150                 5.2500                    20071101
        15913036                    8.2500                    15.2500                 5.9900                    20071101
        15913035                    7.9900                    14.9900                 5.9900                    20071101
        15913034                    5.9000                    12.9000                 5.9900                    20071101
        15913032                    7.9900                    14.9900                 5.9900                    20071201
        15913031                    5.6900                    12.6900                 5.9900                    20071101
        15913030                    7.7800                    14.7800                 5.9900                    20071101
        15913029                    5.5000                    12.5000                 5.9900                    20071201
        15913028                    7.3350                    14.3350                 5.9900                    20081201
        15913026                    7.0000                    14.0000                 5.9900                    20071201
        15913025                    6.1900                    13.1900                 3.7700                    20071201
        15913024                    7.7500                    14.7500                 5.9900                    20071101
        15913022                    8.0500                    15.0500                 5.9900                    20071101
        15913021                    7.1900                    14.1900                 5.9900                    20071201
        15913020                    7.9250                    14.9250                 5.9900                    20071101
        15913019                    7.2500                    14.2500                 5.9900                    20071101
        15913018                    7.2900                    14.2900                 5.9900                    20071101
        15913017                    9.2000                    16.2000                 5.9900                    20080101
        15913016                    8.9900                    15.9900                 5.9900                    20071101
        15913014                    6.7900                    13.7900                 5.9900                    20071101
        15913012                    6.8750                    13.8750                 5.9900                    20071201
        15913011                    9.2500                    16.2500                 5.9900                    20071101
        15913010                    8.2500                    15.2500                 5.9900                    20071201
        15913009                   11.7500                    18.7500                 5.9900                    20071101
        15913008                    8.3400                    15.3400                 5.9900                    20071201
        15913006                    7.8000                    14.8000                 5.9900                    20071101
        15913005                    7.4900                    14.4900                 5.9900                    20071101
        15913003                    8.3500                    15.3500                 5.9900                    20071101
        15913002                    7.9900                    14.9900                 5.9900                    20071101
        15913000                    8.1000                    15.1000                 5.9900                    20071201
        15912999                    5.8200                    12.8200                 5.2500                    20071201
        15912998                    7.9900                    14.9900                 3.6800                    20071101
        15912996                    8.2500                    15.2500                 5.9900                    20071101
        15912995                    7.4900                    14.4900                 5.9900                    20071201
        15912992                    6.0400                    13.0400                 5.9900                    20071201
        15912991                    7.8500                    14.8500                 5.9900                    20071101
        15912989                    7.1500                    14.1500                 3.7100                    20071201
        15912988                    6.6000                    13.6000                 5.9900                    20071101
        15912987                    8.5400                    15.5400                 5.2500                    20071101
        15912985                    8.7500                    15.7500                 5.9900                    20071101
        15912984                    6.1000                    13.1000                 5.9900                    20071101
        15912983                    6.9500                    13.9500                 5.2500                    20071201
        15912982                    8.7000                    15.7000                 5.9900                    20071101
        15912980                    5.9900                    12.9900                 5.9900                    20071101
        15912979                    9.1000                    16.1000                 5.9900                    20071201
        15912978                    7.9900                    14.9900                 5.9900                    20071201
        15912977                    9.1500                    16.1500                 5.9900                    20071101
        15912976                    7.9000                    14.9000                 5.9900                    20071201
        15912974                         -                          -                      -
        15912973                    6.9900                    13.9900                 5.9900                    20071101
        15912972                    7.7500                    14.7500                 5.2500                    20081201
        15912971                    7.0000                    14.0000                 4.7500                    20071201
        15912969                    6.4400                    13.4400                 5.9900                    20071101
        15912968                    7.9900                    14.9900                 5.9900                    20071101
        15912967                    7.1000                    14.1000                 5.9900                    20071201
        15912966                    9.3900                    16.3900                 5.9900                    20071101
        15912965                         -                          -                      -
        15912964                    8.4900                    15.4900                 5.9900                    20071101
        15912963                    7.0400                    14.0400                 5.9900                    20071201
        15912962                    7.8400                    14.8400                 5.9900                    20071201
        15912961                         -                          -                      -
        15912960                    7.1900                    14.1900                 3.7700                    20071101
        15912959                    7.1000                    14.1000                 5.2500                    20071201
        15912958                    7.7400                    14.7400                 5.9900                    20071201
        15912957                    6.9900                    13.9900                 5.9900                    20081101
        15912956                    6.9900                    13.9900                 5.9900                    20071101
        15912955                    8.0900                    15.0900                 5.7000                    20071101
        15912954                    7.8500                    14.8500                 5.9900                    20071201
        15912953                    6.7400                    13.7400                 5.9900                    20071101
        15912951                         -                          -                      -
        15912949                    9.1000                    16.1000                 5.9900                    20071201
        15912948                    6.7500                    13.7500                 5.9900                    20071101
        15912946                         -                          -                      -
        15912945                    7.8500                    14.8500                 5.2500                    20071201
        15912944                    6.5500                    13.5500                 5.9900                    20071101
        15912942                    6.4400                    13.4400                 5.2500                    20071201
        15912941                    7.5650                    14.5650                 5.2500                    20071201
        15912939                    8.3200                    15.3200                 5.7000                    20071101
        15912938                    6.5900                    13.5900                 5.7000                    20071101
        15912937                    6.7500                    13.7500                 5.2500                    20071101
        15912936                    7.6500                    14.6500                 5.7000                    20071201
        15912935                    8.9000                    15.9000                 5.9900                    20071101
        15912934                    7.2500                    14.2500                 5.9900                    20071201
        15912933                    8.7000                    15.7000                 5.7000                    20071101
        15912931                    8.4400                    15.4400                 5.7000                    20071101
        15912930                    7.6750                    14.6750                 5.9900                    20071101
        15912929                    6.8900                    13.8900                 5.9900                    20071201
        15912926                    8.4400                    15.4400                 5.9900                    20071201
        15912925                    7.7500                    14.7500                 5.9900                    20071101
        15912924                    9.3000                    16.3000                 5.9900                    20071201
        15912923                    9.2150                    16.2150                 5.9900                    20071201
        15912922                    7.1400                    14.1400                 5.2500                    20071201
        15912921                    6.7500                    13.7500                 5.9900                    20071101
        15912919                    6.9150                    13.9150                 5.9900                    20071201
        15912917                    8.0400                    15.0400                 5.9900                    20071101
        15912915                    6.3500                    13.3500                 5.9900                    20071101
        15912913                    8.6000                    15.6000                 5.9900                    20071201
        15912911                    8.9900                    15.9900                 5.2500                    20071101
        15912909                    6.6750                    12.6750                 5.9900                    20061101
        15912908                    8.5000                    15.5000                 5.9900                    20071101
        15912906                         -                          -                      -
        15912905                    8.9400                    15.9400                 5.9900                    20071101
        15912904                    7.3900                    14.3900                 5.9900                    20071201
        15912903                    8.9900                    15.9900                 5.9900                    20071101
        15912902                    7.0500                    14.0500                 5.9900                    20071101
        15912900                    8.9500                    15.9500                 5.9900                    20071101
        15912899                    8.9900                    15.9900                 5.9900                    20071101
        15912898                    8.1500                    15.1500                 5.9900                    20071101
        15912897                    9.0000                    16.0000                 5.9900                    20071201
        15912896                    9.5000                    16.5000                 5.7000                    20071101
        15912895                    8.5500                    15.5500                 5.9900                    20071101
        15912894                    7.1900                    14.1900                 5.9900                    20071101
        15912893                    7.6400                    14.6400                 5.9900                    20071101
        15912892                    9.4000                    16.4000                 3.7100                    20071201
        15912891                    7.3500                    14.3500                 5.9900                    20071101
        15912890                    6.9900                    13.9900                 5.9900                    20071201
        15912888                    6.7900                    13.7900                 5.9900                    20071101
        15912887                    8.8900                    15.8900                 5.9900                    20071101
        15912886                    7.8500                    14.8500                 5.2500                    20071101
        15912885                    8.1900                    15.1900                 5.9900                    20071101
        15912884                    8.4000                    15.4000                 5.9900                    20071201
        15912883                    7.7500                    14.7500                 5.9900                    20071101
        15912882                         -                          -                      -
        15912880                    8.3900                    15.3900                 5.9900                    20061201
        15912879                    6.6500                    13.6500                 5.9900                    20071101
        15912878                    7.6000                    14.6000                 5.9900                    20071101
        15912877                         -                          -                      -
        15912876                    6.8500                    12.8500                 5.9900                    20071101
        15912874                    7.8400                    14.8400                 5.9900                    20071101
        15912873                    9.0000                    16.0000                 5.9900                    20071101
        15912872                    8.4000                    15.4000                 5.9900                    20071101
        15912870                    9.7400                    16.7400                 5.9900                    20071101
        15912869                    7.2500                    14.2500                 5.9900                    20071101
        15912868                    7.4900                    14.4900                 5.9900                    20071101
        15912867                    6.4000                    13.4000                 5.2500                    20071101
        15912866                    7.3900                    14.3900                 7.3900                    20071101
        15912865                    6.5500                    13.5500                 5.9900                    20071101
        15912864                    8.4000                    15.4000                 5.9900                    20071201
        15912862                    6.4500                    13.4500                 5.9900                    20071201
        15912861                    8.1000                    15.1000                 5.9900                    20071101
        15912860                    8.5000                    15.5000                 5.9900                    20071101
        15912858                    6.2500                    13.2500                 5.9900                    20071201
        15912857                    8.6900                    15.6900                 5.9900                    20061101
        15912855                    7.6000                    14.6000                 5.9900                    20071201
        15912854                    7.4900                    14.4900                 5.9900                    20071101
        15912853                    7.4900                    14.4900                 5.9900                    20071101
        15912850                    6.6500                    13.6500                 5.9900                    20071101
        15912849                    7.0000                    14.0000                 5.9900                    20071101
        15912847                    7.3400                    14.3400                 5.2500                    20071101
        15912846                    9.7000                    16.7000                 5.9900                    20071201
        15912844                    9.1500                    16.1500                 5.9900                    20071101
        15912842                    7.8900                    14.8900                 5.9900                    20071101
        15912841                    6.6900                    13.6900                 5.9900                    20081101
        15912840                    7.4000                    14.4000                 3.7700                    20071101
        15912839                         -                          -                      -
        15912838                    7.8750                    14.8750                 5.7000                    20071201
        15912837                    9.0400                    16.0400                 5.2500                    20071201
        15912836                         -                          -                      -
        15912834                    6.9900                    13.9900                 5.9900                    20071101
        15912832                    7.6900                    14.6900                 5.9900                    20071201
        15912831                    7.1500                    14.1500                 5.2500                    20071101
        15912830                    8.4500                    15.4500                 5.9900                    20071201
        15912829                    6.5900                    13.5900                 5.9900                    20071101
        15912828                    9.7500                    16.7500                 5.9900                    20071101
        15912827                    6.7900                    13.7900                 5.9900                    20071101
        15912826                    8.1400                    15.1400                 5.9900                    20071101
        15912825                    7.8400                    14.8400                 5.9900                    20071101
        15912824                    6.9500                    13.9500                 5.9900                    20071101
        15912823                    7.7400                    14.7400                 5.9900                    20071101
        15912822                    9.1400                    16.1400                 5.7000                    20071101
        15912821                    9.9500                    16.9500                 5.9900                    20071101
        15912820                    8.3900                    15.3900                 5.9900                    20071101
        15912818                    8.4900                    15.4900                 5.9900                    20071201
        15912816                    6.4000                    13.4000                 5.9900                    20071101
        15912815                    6.9000                    13.9000                 5.7000                    20071101
        15912814                    6.7500                    13.7500                 5.9900                    20071201
        15912812                    8.3900                    15.3900                 5.9900                    20071101
        15912809                    7.2400                    14.2400                 5.9900                    20071201
        15912808                    6.9150                    13.9150                 5.9900                    20071201
        15912807                    7.2900                    14.2900                 5.9900                    20071101
        15912806                    6.4500                    13.4500                 5.9900                    20071101
        15912805                    5.9900                    12.9900                 5.9900                    20081101
        15912804                    6.3700                    13.3700                 5.9900                    20071101
        15912803                    6.8500                    13.8500                 5.9900                    20071101
        15912800                    8.5900                    15.5900                 5.9900                    20071101
        15912799                    7.9000                    14.9000                 5.9900                    20071101
        15912798                    9.7400                    16.7400                 5.9900                    20071101
        15912797                   10.2400                    17.2400                 5.9900                    20071101
        15912795                    6.2000                    13.2000                 5.9900                    20071101
        15912794                         -                          -                      -
        15912788                   10.0900                    17.0900                 5.7000                    20071101
        15912786                    7.8500                    14.8500                 5.9900                    20071101
        15912785                    7.8250                    14.8250                 5.9900                    20071101
        15912784                    6.7000                    13.7000                 5.9900                    20071101
        15912783                    7.6900                    14.6900                 5.9900                    20071101
        15912782                    8.3500                    15.3500                 5.9900                    20071201
        15912781                    7.2500                    14.2500                 5.9900                    20071201
        15912779                    7.2500                    14.2500                 5.9900                    20071101
        15912778                    8.1500                    15.1500                 5.9900                    20071101
        15912777                   11.2000                    18.2000                 5.9900                    20071101
        15912776                    7.8500                    14.8500                 5.9900                    20071101
        15912775                    6.3500                    13.3500                 5.9900                    20071201
        15912771                    7.7000                    14.7000                 5.9900                    20071101
        15912770                    6.1000                    13.1000                 5.9900                    20071101
        15912769                    6.5500                    13.5500                 5.9900                    20071101
        15912768                    8.4000                    15.4000                 5.9900                    20071201
        15912767                    8.1400                    15.1400                 5.9900                    20071101
        15912765                    8.2400                    15.2400                 5.9900                    20071101
        15912763                    8.1000                    15.1000                 5.9900                    20071201
        15912761                    6.8900                    13.8900                 5.9900                    20071101
        15912760                    7.9900                    14.9900                 5.7000                    20071101
        15912759                    7.9900                    14.9900                 5.9900                    20071101
        15912758                    7.9900                    14.9900                 5.9900                    20071101
        15912756                    8.4900                    15.4900                 5.9900                    20071101
        15912755                    8.8300                    15.8300                 5.9900                    20071101
        15912754                    7.8000                    14.8000                 5.9900                    20071101
        15912753                    7.8400                    14.8400                 5.9900                    20071201
        15912748                    7.6400                    14.6400                 5.7000                    20071201
        15912744                    6.9900                    13.9900                 5.9900                    20071201
        15912743                    6.5000                    13.5000                 5.9900                    20071101
        15912740                    9.0000                    16.0000                 5.9900                    20071201
        15912739                    8.5000                    15.5000                 5.9900                    20071101
        15912738                    8.7400                    15.7400                 5.9900                    20071101
        15912737                    7.9900                    14.9900                 5.9900                    20071201
        15912735                    8.2500                    15.2500                 5.9900                    20071101
        15912733                    6.4500                    13.4500                 5.9900                    20071101
        15912732                    8.3000                    15.3000                 5.9900                    20071101
        15912731                    6.7000                    13.7000                 5.9900                    20071101
        15912730                    8.7500                    15.7500                 5.9900                    20071101
        15912729                    8.0500                    15.0500                 5.9900                    20071201
        15912727                    6.9900                    13.9900                 5.9900                    20071101
        15912726                    6.7500                    13.7500                 5.9900                    20071101
        15912725                    6.4000                    13.4000                 5.9900                    20071101
        15912724                    7.1000                    14.1000                 5.9900                    20071201
        15912723                    8.0000                    15.0000                 5.9900                    20101101
        15912721                   10.3400                    17.3400                 5.9900                    20071101
        15912718                         -                          -                      -
        15912716                    5.9900                    12.9900                 5.9900                    20071101
        15912713                    9.3500                    16.3500                 5.9900                    20071001
        15912711                    9.9900                    16.9900                 5.9900                    20071101
        15912709                    5.9900                    12.9900                 5.9900                    20071101
        15912708                    8.2900                    15.2900                 5.9900                    20071101
        15912706                    6.3500                    13.3500                 5.9900                    20071201
        15912705                    8.3300                    15.3300                 5.9900                    20071101
        15912703                    7.9900                    14.9900                 5.9900                    20071001
        15912702                    6.4000                    13.4000                 5.9900                    20071101
        15912701                    6.9000                    13.9000                 5.9900                    20071101
        15912699                    7.5000                    14.5000                 5.9900                    20071201
        15912697                    8.4900                    15.4900                 5.9900                    20071001
        15912696                    8.0000                    15.0000                 5.9900                    20071201
        15912694                    9.0800                    16.0800                 5.7000                    20071101
        15912693                    6.9000                    13.9000                 5.9900                    20071001
        15912692                    8.5500                    15.5500                 5.9900                    20071001
        15912691                    6.8900                    13.8900                 5.9900                    20071001
        15912690                    7.5400                    14.5400                 5.9900                    20071001
        15912689                    8.8000                    15.8000                 5.7000                    20071101
        15912685                    8.9400                    15.9400                 5.9900                    20071101
        15912684                    7.2000                    14.2000                 5.7000                    20071101
        15912683                    8.4400                    15.4400                 5.7000                    20071101
        15912682                    8.7000                    15.7000                 5.9900                    20071001
        15912680                    7.9900                    14.9900                 5.9900                    20071201
        15912679                    6.7500                    13.7500                 5.9900                    20071201
        15912677                    6.2500                    13.2500                 5.9900                    20071101
        15912675                    8.7900                    15.7900                 5.9900                    20071101
        15912673                    6.0900                    13.0900                 5.9900                    20071101
        15912672                    8.4900                    15.4900                 5.9900                    20071001
        15912668                    7.8400                    14.8400                 5.9900                    20071101
        15912667                    6.9900                    13.9900                 5.9900                    20061201
        15912666                    7.6000                    14.6000                 5.9900                    20071101
        15912664                    6.5900                    13.5900                 5.7000                    20071101
        15912663                    6.3900                    13.3900                 3.9100                    20071001
        15912662                         -                          -                      -
        15912661                    7.4000                    14.4000                 5.9900                    20071001
        15912660                    7.7900                    14.7900                 5.9900                    20071001
        15912657                    8.8650                    15.8650                 5.9900                    20071001
        15912656                    8.9900                    15.9900                 5.9900                    20071101
        15912655                    7.6500                    14.6500                 5.9900                    20071201
        15912654                    8.9900                    15.9900                 5.9900                    20071101
        15912653                    7.9400                    14.9400                 5.9900                    20071101
        15912650                    6.8000                    13.8000                 5.9900                    20071101
        15912649                         -                          -                      -
        15912648                    8.5400                    15.5400                 5.9900                    20071001
        15912647                    6.8000                    13.8000                 5.9900                    20071001
        15912645                    8.2400                    15.2400                 5.9900                    20071101
        15912644                    6.6750                    13.6750                 5.9900                    20071101
        15912643                    7.2900                    14.2900                 5.9900                    20071001
        15912642                    7.2500                    14.2500                 5.9900                    20071001
        15912641                    9.5900                    16.5900                 5.9900                    20071101
        15912640                    7.3000                    14.3000                 5.9900                    20071101
        15912638                    7.1000                    14.1000                 5.9900                    20071001
        15912637                    6.5500                    13.5500                 5.9900                    20071001
        15912636                    7.0250                    14.0250                 5.9900                    20071101
        15912635                    7.2500                    14.2500                 5.9900                    20071101
        15912633                    6.9900                    13.9900                 5.9900                    20071101
        15912632                    7.9000                    14.9000                 5.7000                    20071101
        15912631                    8.7000                    15.7000                 5.9900                    20071201
        15912630                    6.9900                    13.9900                 5.9900                    20071001
        15912627                    9.9400                    16.9400                 5.9900                    20071101
        15912625                    7.2000                    14.2000                 5.9900                    20061101
        15912624                    7.2400                    14.2400                 5.9900                    20071101
        15912623                    6.4500                    13.4500                 5.9900                    20071201
        15912621                    7.3750                    14.3750                 5.9900                    20071001
        15912619                    7.9900                    14.9900                 5.9900                    20071001
        15912618                    7.5400                    14.5400                 5.9900                    20071001
        15912616                    7.2000                    14.2000                 5.9900                    20071101
        15912613                    7.2500                    14.2500                 5.9900                    20071101
        15912612                    6.8500                    13.8500                 5.9900                    20071101
        15912610                    7.5500                    14.5500                 5.9900                    20071001
        15912609                    9.3500                    16.3500                 5.9900                    20081201
        15912607                    8.4700                    15.4700                 5.9900                    20071001
        15912605                    7.9000                    14.9000                 5.9900                    20061001
        15912604                    7.5000                    14.5000                 6.2000                    20071001
        15912603                    6.4500                    13.4500                 5.9900                    20071001
        15912602                    7.6900                    14.6900                 3.9100                    20071001
        15912600                    7.6500                    14.6500                 5.9900                    20071001
        15912599                    6.8900                    13.8900                 5.9900                    20071101
        15912598                    7.7500                    14.7500                 5.9900                    20071101
        15912597                    9.2500                    16.2500                 5.9900                    20071201
        15912596                    6.8000                    13.8000                 5.9900                    20071101
        15912595                    8.4000                    15.4000                 5.9900                    20081001
        15912594                         -                          -                      -
        15912593                    8.0000                    15.0000                 8.0000                    20071101
        15912592                    8.6900                    15.6900                 5.9900                    20071001
        15912591                    8.6900                    15.6900                 5.9900                    20071001
        15912590                    6.4400                    13.4400                 5.9900                    20071001
        15912589                    6.7000                    13.7000                 5.9900                    20071001
        15912587                   10.1300                    17.1300                 5.9900                    20071001
        15912584                    8.2500                    15.2500                 5.9900                    20071101
        15912582                    6.8750                    13.8750                 5.9900                    20071001
        15912581                   10.6250                    17.6250                 5.9900                    20071101
        15912580                   10.2900                    17.2900                 5.9900                    20071101
        15912578                    6.9400                    13.9400                 5.9900                    20081101
        15912577                    7.5500                    14.5500                 5.9900                    20071001
        15912576                    6.5000                    13.5000                 5.9900                    20071001
        15912575                    6.6900                    13.6900                 5.9900                    20071001
        15912573                    7.9900                    14.9900                 5.9900                    20071001
        15912572                    8.4400                    15.4400                 5.9900                    20061001
        15912571                         -                          -                      -
        15912570                    9.2000                    16.2000                 5.9900                    20071101
        15912569                         -                          -                      -
        15912568                    8.7500                    15.7500                 6.7500                    20071101
        15912566                    5.8400                    12.8400                 5.9900                    20071101
        15912565                    6.5500                    13.5500                 5.9900                    20071001
        15912563                    6.6500                    13.6500                 5.9900                    20071001
        15912562                    7.2500                    14.2500                 6.7500                    20071001
        15912560                    6.7500                    13.7500                 5.9900                    20071001
        15912559                    8.6500                    15.6500                 6.4500                    20071001
        15912556                         -                          -                      -
        15912555                    6.2000                    13.2000                 5.9900                    20071001
        15912554                    8.2000                    15.2000                 5.9900                    20071001
        15912553                    7.2000                    14.2000                 5.9900                    20071001
        15912552                         -                          -                      -
        15912551                    7.6500                    14.6500                 3.9100                    20071001
        15912550                    7.2500                    14.2500                 5.9900                    20071001
        15912548                    7.6000                    14.6000                 5.9900                    20071001
        15912547                    6.5000                    13.5000                 6.7500                    20071001
        15912545                    6.2400                    13.2400                 5.9900                    20071001
        15912544                    7.1900                    14.1900                 5.9900                    20071001
        15912542                    6.4500                    13.4500                 6.4500                    20071101
        15912541                    6.2500                    13.2500                 5.9900                    20071001
        15912540                    5.8000                    12.8000                 5.9900                    20081101
        15912539                    6.8500                    13.8500                 5.9900                    20071001
        15912537                    7.5000                    14.5000                 5.9900                    20071101
        15912536                    6.7500                    13.7500                 5.9900                    20071001
        15912535                    7.6800                    14.6800                 5.9900                    20071001
        15912534                    6.8750                    13.8750                 5.9900                    20071001
        15912532                    7.9900                    14.9900                 5.9900                    20071001
        15912530                    8.3000                    15.3000                 4.2500                    20071101
        15912528                    6.9900                    13.9900                 5.9900                    20071201
        15912525                    8.6500                    15.6500                 5.2500                    20071201
        15912523                    7.3900                    14.3900                 5.9900                    20071101
        15912521                    8.8500                    15.8500                 5.9900                    20071201
        15912520                    6.7500                    13.7500                 5.9900                    20071001
        15912519                    6.6500                    13.6500                 5.9900                    20071001
        15912517                    8.2500                    15.2500                 5.2500                    20071201
        15912515                    7.3000                    14.3000                 5.9900                    20071001
        15912512                         -                          -                      -
        15912509                         -                          -                      -
        15912508                    6.8500                    13.8500                 5.9900                    20071001
        15912507                    6.2900                    13.2900                 5.9900                    20071001
        15912506                    7.1500                    14.1500                 6.7500                    20081001
        15912505                    7.9900                    14.9900                 5.9900                    20071001
        15912504                    6.2500                    13.2500                 5.9900                    20071001
        15912503                    7.2000                    14.2000                 5.9900                    20081001
        15912501                    8.1000                    15.1000                 5.9900                    20071001
        15912500                    6.2400                    13.2400                 5.9900                    20071001
        15912497                    6.3900                    13.3900                 4.2800                    20071001
        15912496                    8.9900                    15.9900                 5.9900                    20071101
        15912495                    7.5500                    14.5500                 5.9900                    20071001
        15912494                    6.1900                    13.1900                 5.9900                    20071001
        15912492                    8.6400                    15.6400                 6.9900                    20071001
        15912490                    6.2750                    13.2750                 5.9900                    20071101
        15912489                    8.7400                    15.7400                 5.7000                    20071101
        15912488                    8.2500                    15.2500                 5.9900                    20071001
        15912487                    6.4250                    13.4250                 5.9900                    20071201
        15912486                    6.4900                    13.4900                 5.9900                    20071001
        15912485                    6.2900                    13.2900                 5.9900                    20081001
        15912484                    8.5500                    15.5500                 3.9100                    20071001
        15912483                    8.8500                    15.8500                 6.7500                    20071001
        15912482                    8.5000                    15.5000                 4.2800                    20071001
        15912481                    6.1900                    13.1900                 5.9900                    20071001
        15912480                    9.5900                    16.5900                 6.7500                    20071001
        15912479                    7.0000                    14.0000                 5.9900                    20071001
        15912478                    9.7900                    16.7900                 5.9900                    20071001
        15912477                    6.9900                    13.9900                 6.9900                    20071001
        15912476                    6.8250                    13.8250                 5.9900                    20071101
        15912475                    6.2900                    13.2900                 5.9900                    20071001
        15912474                    7.9900                    14.9900                 5.9900                    20071001
        15912472                         -                          -                      -
        15912471                    6.4900                    13.4900                 5.9900                    20081001
        15912470                         -                          -                      -
        15912469                    6.1400                    13.1400                 5.9900                    20071001
        15912468                    7.9900                    14.9900                 5.9900                    20071001
        15912467                    5.5400                    12.5400                 5.9900                    20071001
        15912466                    7.0000                    14.0000                 5.9900                    20081001
        15912465                    5.9900                    12.9900                 5.9900                    20071001
        15912464                    8.7900                    15.7900                 6.7500                    20071201
        15912463                    6.5000                    13.5000                 5.9900                    20071001
        15912461                    6.0900                    13.0900                 6.7500                    20071001
        15912459                    8.8600                    15.8600                 4.2800                    20071001
        15912456                    7.2500                    14.2500                 5.9900                    20071101
        15912455                    7.1250                    14.1250                 5.9900                    20070901
        15912454                    7.1900                    14.1900                 5.9900                    20071001
        15912453                    7.4900                    14.4900                 5.9900                    20071001
        15912452                    6.7900                    13.7400                 6.7500                    20070901
        15912450                    6.7500                    13.7500                 5.9900                    20071001
        15912449                    6.4900                    13.4900                 5.9900                    20070901
        15912448                    7.6900                    14.6900                 5.9900                    20081001
        15912447                    6.8900                    13.8900                 4.2800                    20071001
        15912444                    6.8900                    13.8900                 5.9900                    20071001
        15912442                    6.8500                    13.8500                 5.9900                    20081001
        15912440                    6.4400                    13.4400                 6.7500                    20070901
        15912439                    8.8400                    15.8400                 5.9900                    20071001
        15912438                    7.8400                    14.8400                 5.9900                    20080901
        15912437                    6.6900                    13.6900                 5.9900                    20071001
        15912435                    6.9000                    13.9000                 5.9900                    20071001
        15912433                    5.9900                    12.9900                 6.7500                    20071001
        15912432                    7.9150                    14.9150                 5.9900                    20071001
        15912430                         -                          -                      -
        15912429                    6.9900                    13.9900                 6.7500                    20071001
        15912427                    7.9400                    14.9400                 6.7500                    20080901
        15912425                    7.7000                    14.7000                 5.9900                    20071001
        15912424                    8.2900                    15.2900                 5.9900                    20070901
        15912423                    9.1400                    16.1400                 6.9900                    20081001
        15912422                    6.1400                    13.1400                 5.9900                    20071001
        15912421                    6.4900                    13.4900                 5.9900                    20071001
        15912420                    7.3900                    14.3900                 5.9900                    20070901
        15912418                    7.9900                    14.9900                 5.9900                    20071101
        15912417                    6.5400                    13.5400                 5.9900                    20070901
        15912416                    6.7400                    13.7400                 4.2800                    20071001
        15912415                    7.7500                    14.7500                 5.9900                    20070901
        15912412                    9.7900                    16.7900                 4.2800                    20070901
        15912411                    6.8500                    13.8500                 6.7500                    20071101
        15912410                    6.5000                    13.5000                 5.9900                    20071001
        15912409                    8.9400                    15.9400                 6.7500                    20081001
        15912408                    6.9400                    13.9400                 5.9900                    20081001
        15912407                    6.5900                    13.5900                 5.9900                    20071001
        15912406                    7.8000                    14.8000                 4.2800                    20071001
        15912405                    6.8700                    13.8700                 4.2800                    20061001
        15912401                    7.9900                    14.9900                 6.4500                    20071001
        15912400                    6.6900                    13.6900                 5.9900                    20070901
        15912399                    6.5400                    13.5400                 5.9900                    20080901
        15912398                    8.4900                    15.4900                 6.7500                    20070901
        15912396                    7.3900                    14.3900                 4.2800                    20070901
        15912395                    7.3200                    14.3200                 5.9900                    20070901
        15912394                    7.3400                    14.3400                 5.9900                    20071001
        15912393                    8.6400                    15.6400                 6.9900                    20070901
        15912392                    6.9400                    13.9400                 5.9900                    20080901
        15912389                    7.9000                    14.9000                 5.9900                    20071001
        15912387                    7.1000                    14.1000                 5.9900                    20071001
        15912386                    8.0000                    15.0000                 5.9900                    20071001
        15912384                    8.2500                    15.2500                 6.9900                    20071001
        15912383                   10.2400                    17.2400                 6.9900                    20071101
        15912382                         -                          -                      -
        15912381                    6.8750                    13.8750                 5.9900                    20071001
        15912380                    5.6900                    12.6900                 5.9900                    20071001
        15912379                    6.9400                    13.9400                 5.9900                    20070901
        15912378                    7.2400                    14.2400                 5.9900                    20071001
        15912377                    8.0900                    15.0900                 5.7000                    20070901
        15912376                    6.3900                    13.3900                 5.9900                    20071001
        15912373                    7.9900                    14.9900                 5.9900                    20070901
        15912372                    6.9400                    13.9400                 5.9900                    20080901
        15912371                    7.9900                    14.9900                 6.4500                    20070901
        15912370                    8.3500                    15.3500                 5.9900                    20071001
        15912369                         -                          -                      -
        15912368                    6.2000                    13.2000                 5.9900                    20060901
        15912365                         -                          -                      -
        15912364                    6.6500                    13.6500                 5.9900                    20070901
        15912363                    6.9900                    13.9900                 5.9900                    20070901
        15912362                    6.3400                    13.3400                 5.9900                    20080901
        15912360                    9.3900                    16.3900                 6.7500                    20070901
        15912358                    7.0000                    14.0000                 5.9900                    20071001
        15912357                    7.0280                    14.0280                 3.9100                    20081001
        15912356                    7.9400                    14.9400                 5.9900                    20071001
        15912355                    7.2500                    14.2500                 5.9900                    20071001
        15912353                    8.0000                    15.0000                 6.0000                    20070701
        15912352                    6.9900                    13.9900                 5.9900                    20080901
        15912350                    7.4400                    14.4400                 5.9900                    20071001
        15912346                    6.2000                    13.2000                 5.9900                    20071001
        15912342                    6.4500                    13.4500                 5.9900                    20071201
        15912341                    6.2400                    13.2400                 5.9900                    20080901
        15912340                    8.6400                    15.6400                 6.7500                    20070901
        15912339                    7.3500                    14.3500                 5.9900                    20071001
        15912338                    6.1900                    13.1900                 5.9900                    20071001
        15912337                         -                          -                      -
        15912336                    5.9900                    12.9900                 4.1900                    20080901
        15912335                    6.3400                    13.3400                 5.9900                    20070901
        15912334                    9.6900                    16.6900                 6.7500                    20080901
        15912333                         -                          -                      -
        15912331                    6.1900                    13.1900                 5.9900                    20070901
        15912330                    6.9900                    13.9900                 5.7000                    20070901
        15912329                    7.3900                    14.3900                 5.9900                    20071101
        15912328                    7.8750                    14.8750                 6.7500                    20070901
        15912327                    6.9900                    13.9900                 5.9900                    20070901
        15912326                    5.4400                    12.4400                 5.9900                    20070901
        15912325                    6.7500                    13.7500                 5.9900                    20070901
        15912324                    6.6400                    13.6400                 5.9900                    20080901
        15912323                    6.0400                    13.0400                 5.9900                    20080901
        15912322                    6.9500                    13.9500                 4.2800                    20080901
        15912321                    6.0900                    13.0900                 5.9900                    20070901
        15912320                    6.5900                    13.5900                 5.9900                    20070901
        15912319                    7.9900                    14.9900                 6.9900                    20071101
        15912318                    7.8500                    14.8500                 6.9900                    20101101
        15912317                    7.6000                    14.6000                 4.1900                    20080901
        15912315                    8.2500                    15.2500                 6.7500                    20070901
        15912313                    6.1400                    13.1400                 5.9900                    20070901
        15912311                    5.0400                    12.0400                 6.7500                    20070901
        15912310                    8.2900                    15.2900                 6.7500                    20081001
        15912309                    5.3400                    12.3400                 6.7500                    20080901
        15912308                         -                          -                      -
        15912306                         -                          -                      -
        15912304                    6.6900                    13.6900                 4.2800                    20081001
        15912302                    6.5400                    13.5400                 4.2800                    20080901
        15912300                    6.4900                    13.4900                 5.9900                    20070901
        15912299                    7.5000                    14.5000                 6.7500                    20071201
        15912298                    6.9400                    13.9400                 5.9900                    20070901
        15912297                    8.0900                    15.0900                 5.9900                    20070901
        15912296                    7.1900                    14.1900                 5.9900                    20070901
        15912294                    6.2500                    13.2500                 5.9900                    20070901
        15912293                    5.6900                    12.6900                 5.9900                    20070901
        15912292                    5.9900                    12.9900                 5.9900                    20070901
        15912291                    7.0000                    14.0000                 4.2600                    20070901
        15912290                    6.7400                    13.7400                 5.9900                    20080901
        15912289                    7.7500                    14.7500                 5.9900                    20071001
        15912288                    6.7400                    13.7400                 5.9900                    20080901
        15912287                    9.0400                    16.0400                 6.9900                    20071001
        15912285                    6.7400                    13.7400                 6.7500                    20070901
        15912283                         -                          -                      -
        15912282                    7.0900                    14.0900                 5.9900                    20070901
        15912281                    6.4900                    13.4900                 5.9900                    20070901
        15912280                         -                          -                      -
        15912278                    8.7500                    15.7500                 6.7500                    20071001
        15912277                    5.9400                    12.9400                 5.9900                    20070901
        15912276                    5.2500                    12.2500                 5.9900                    20070901
        15912275                    7.1000                    14.1000                 5.9900                    20071001
        15912274                    6.5400                    13.5400                 5.9900                    20070901
        15912273                    7.7900                    14.7900                 6.7500                    20070901
        15912272                    5.9500                    12.9500                 5.9900                    20070901
        15912271                    7.4900                    14.4900                 4.2800                    20070901
        15912270                    7.4000                    14.4000                 6.4500                    20070901
        15912268                         -                          -                      -
        15912267                         -                          -                      -
        15912266                    7.9900                    14.9900                 6.7500                    20071101
        15912264                    6.8900                    13.8900                 5.9900                    20070901
        15912263                         -                          -                      -
        15912261                         -                          -                      -
        15912260                    6.1900                    13.1900                 5.9900                    20070901
        15912259                    9.9750                    16.9750                 5.9900                    20070801
        15912258                    8.3400                    15.3400                 6.9900                    20071001
        15912256                    7.9900                    14.9900                 4.2800                    20071001
        15912255                    5.6900                    12.6900                 5.9900                    20081001
        15912251                    9.0500                    16.0500                 6.4500                    20070901
        15912250                    5.7400                    12.7400                 5.9900                    20070901
        15912248                    6.4900                    13.4900                 5.9900                    20080901
        15912245                    7.9900                    14.9900                 4.1900                    20070901
        15912243                         -                          -                      -
        15912242                    9.3900                    16.3900                 5.9900                    20071001
        15912241                    6.4900                    13.4900                 5.9900                    20070901
        15912240                    6.9900                    13.9900                 6.7500                    20070901
        15912239                    7.1400                    14.1400                 5.9900                    20070901
        15912238                    5.5000                    12.5000                 5.9900                    20080901
        15912235                    7.9900                    14.9900                 5.7000                    20070901
        15912232                         -                          -                      -
        15912231                    6.2900                    13.2900                 5.9900                    20070901
        15912229                         -                          -                      -
        15912227                    8.6400                    15.6400                 5.9900                    20070901
        15912225                    8.5000                    15.5000                 6.7500                    20070901
        15912224                    8.6400                    15.6400                 6.7500                    20070901
        15912223                    7.6000                    14.6000                 6.9900                    20061001
        15912222                    5.9900                    12.9900                 5.9900                    20070901
        15912219                    6.0400                    13.0400                 5.9900                    20080901
        15912218                         -                          -                      -
        15912217                         -                          -                      -
        15912216                    5.7900                    12.7900                 5.9900                    20070901
        15912215                    6.9900                    13.9900                 5.9900                    20060801
        15912214                    9.8900                    16.8900                 6.7500                    20070901
        15912212                    6.5900                    13.5900                 5.9900                    20070901
        15912211                    6.5900                    13.5900                 5.9900                    20070901
        15912210                    7.5400                    14.5400                 5.9900                    20070901
        15912207                    8.5400                    15.5400                 6.7500                    20071001
        15912206                    5.7400                    12.7400                 5.9900                    20070901
        15912205                    6.9900                    13.9900                 5.9900                    20070901
        15912203                    7.5000                    14.5000                 5.7000                    20071001
        15912202                    6.3400                    13.3400                 5.9900                    20070901
        15912200                    7.4530                    14.4530                 5.9900                    20070901
        15912199                    5.9900                    12.9900                 5.9900                    20070901
        15912198                    7.0000                    14.0000                 5.9900                    20080901
        15912196                    6.3000                    13.3000                 6.3000                    20070901
        15912195                    5.6900                    12.6900                 5.9900                    20070801
        15912194                    5.9900                    12.9900                 5.9900                    20070901
        15912193                    8.1400                    15.1400                 5.9900                    20070901
        15912192                    6.6900                    13.6900                 6.7500                    20070901
        15912191                    7.9900                    14.9900                 6.7500                    20080801
        15912189                         -                          -                      -
        15912188                    6.4900                    13.4900                 5.9900                    20070901
        15912187                    7.2400                    14.2400                 5.9900                    20071101
        15912185                    7.2900                    14.2900                 5.9900                    20070901
        15912183                         -                          -                      -
        15912182                    7.3900                    14.3900                 5.9900                    20080901
        15912179                    7.8900                    14.8900                 6.7500                    20070901
        15912178                    6.8000                    13.8000                 5.9900                    20070901
        15912177                    6.9900                    13.9900                 6.9900                    20070901
        15912176                    7.9000                    14.9000                 5.9900                    20071101
        15912174                    7.8400                    14.8400                 4.4600                    20070901
        15912172                    7.8900                    14.8900                 5.9900                    20080801
        15912171                         -                          -                      -
        15912170                    8.6900                    15.6900                 6.7500                    20081001
        15912166                    6.5000                    13.5000                 5.9900                    20071201

LOAN_SEQ                   PER_RATE                 LIEN                    PREPAY                PORTFOLIO
                          _CAP
----------------------------------------------------------------------------------------------------------------------------
        15914249                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914248                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914247                        -           First Lien              Yes                   MASTER FUNDING
        15914246                        -           First Lien              Yes                   MASTER FUNDING
        15914245                   2.0000           First Lien              No                    EMC
        15914244                        -           First Lien              Yes                   MASTER FUNDING
        15914243                        -           First Lien              Yes                   MASTER FUNDING
        15914241                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914240                   2.0000           First Lien              No                    MASTER FUNDING
        15914239                        -           First Lien              Yes                   MASTER FUNDING
        15914238                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914237                   2.0000           First Lien              Yes                   EMC
        15914236                        -           First Lien              Yes                   MASTER FUNDING
        15914235                   2.0000           First Lien              No                    MASTER FUNDING
        15914234                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914233                   2.0000           First Lien              No                    EMC
        15914232                        -           First Lien              No                    MASTER FUNDING
        15914231                   2.0000           First Lien              Yes                   EMC
        15914229                   2.0000           First Lien              No                    MASTER FUNDING
        15914228                   2.0000           First Lien              No                    MASTER FUNDING
        15914227                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914226                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914225                   2.0000           First Lien              No                    MASTER FUNDING
        15914224                        -           First Lien              No                    MASTER FUNDING
        15914223                   2.0000           First Lien              No                    MASTER FUNDING
        15914220                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914219                   2.0000           First Lien              No                    MASTER FUNDING
        15914218                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914217                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914216                        -           First Lien              Yes                   MASTER FUNDING
        15914215                        -           First Lien              No                    MASTER FUNDING
        15914214                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914213                   2.0000           First Lien              No                    EMC
        15914212                   2.0000           First Lien              No                    MASTER FUNDING
        15914211                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914210                   2.0000           First Lien              No                    MASTER FUNDING
        15914209                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914208                   2.0000           First Lien              No                    MASTER FUNDING
        15914207                        -           First Lien              Yes                   MASTER FUNDING
        15914206                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914204                   1.5000           First Lien              Yes                   MASTER FUNDING
        15914203                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914202                        -           First Lien              Yes                   MASTER FUNDING
        15914201                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914200                        -           First Lien              Yes                   MASTER FUNDING
        15914199                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914198                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914197                   2.0000           First Lien              No                    MASTER FUNDING
        15914196                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914195                        -           First Lien              Yes                   MASTER FUNDING
        15914194                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914193                   2.0000           First Lien              No                    MASTER FUNDING
        15914192                        -           First Lien              Yes                   EMC
        15914191                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914190                   2.0000           First Lien              No                    MASTER FUNDING
        15914187                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914186                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914185                   2.0000           First Lien              No                    EMC
        15914182                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914181                   2.0000           First Lien              No                    MASTER FUNDING
        15914180                        -           First Lien              Yes                   MASTER FUNDING
        15914179                   2.0000           First Lien              No                    EMC
        15914177                        -           First Lien              No                    MASTER FUNDING
        15914176                   2.0000           First Lien              No                    EMC
        15914175                        -           First Lien              Yes                   MASTER FUNDING
        15914174                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914173                   1.5000           First Lien              No                    MASTER FUNDING
        15914172                   2.0000           First Lien              No                    MASTER FUNDING
        15914171                   2.0000           First Lien              No                    MASTER FUNDING
        15914170                   2.0000           First Lien              No                    MASTER FUNDING
        15914169                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914166                   1.5000           First Lien              Yes                   MASTER FUNDING
        15914164                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914163                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914162                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914161                        -           First Lien              Yes                   MASTER FUNDING
        15914160                   2.0000           First Lien              No                    EMC
        15914159                   2.0000           First Lien              No                    MASTER FUNDING
        15914157                   2.0000           First Lien              No                    MASTER FUNDING
        15914154                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914153                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914152                   2.0000           First Lien              No                    MASTER FUNDING
        15914150                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914149                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914148                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914147                   1.5000           First Lien              Yes                   MASTER FUNDING
        15914145                        -           First Lien              Yes                   MASTER FUNDING
        15914144                   2.0000           First Lien              No                    MASTER FUNDING
        15914142                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914141                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914140                   2.0000           First Lien              No                    MASTER FUNDING
        15914139                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914138                   2.0000           First Lien              No                    EMC
        15914134                   2.0000           First Lien              No                    MASTER FUNDING
        15914131                   2.0000           First Lien              Yes                   EMC
        15914130                   2.0000           First Lien              No                    EMC
        15914129                   1.5000           First Lien              No                    MASTER FUNDING
        15914125                        -           First Lien              Yes                   MASTER FUNDING
        15914124                        -           First Lien              Yes                   MASTER FUNDING
        15914123                   2.0000           First Lien              Yes                   EMC
        15914117                        -           First Lien              No                    MASTER FUNDING
        15914116                   2.0000           First Lien              No                    EMC
        15914114                   2.0000           First Lien              Yes                   EMC
        15914112                        -           First Lien              Yes                   EMC
        15914108                        -           First Lien              Yes                   MASTER FUNDING
        15914107                        -           First Lien              Yes                   EMC
        15914106                   2.0000           First Lien              No                    EMC
        15914101                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914100                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914099                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914098                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914097                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914096                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914095                   2.0000           First Lien              No                    MASTER FUNDING
        15914093                   2.0000           First Lien              No                    MASTER FUNDING
        15914092                   2.0000           First Lien              No                    MASTER FUNDING
        15914091                   1.0000           First Lien              Yes                   MASTER FUNDING
        15914090                   2.0000           First Lien              No                    MASTER FUNDING
        15914089                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914088                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914087                   2.0000           First Lien              No                    MASTER FUNDING
        15914086                   2.0000           First Lien              No                    MASTER FUNDING
        15914085                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914083                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914082                   2.0000           First Lien              No                    MASTER FUNDING
        15914081                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914080                   2.0000           First Lien              No                    MASTER FUNDING
        15914078                   2.0000           First Lien              No                    MASTER FUNDING
        15914077                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914076                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914075                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914074                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914073                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914072                   2.0000           First Lien              No                    MASTER FUNDING
        15914071                   2.0000           First Lien              No                    MASTER FUNDING
        15914069                   2.0000           First Lien              No                    MASTER FUNDING
        15914068                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914067                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914066                   1.0000           First Lien              Yes                   MASTER FUNDING
        15914065                   2.0000           First Lien              No                    MASTER FUNDING
        15914064                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914063                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914062                   2.0000           First Lien              No                    MASTER FUNDING
        15914061                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914060                   2.0000           First Lien              No                    MASTER FUNDING
        15914059                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914058                   2.0000           First Lien              Yes                   EMC
        15914057                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914056                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914055                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914054                   2.0000           First Lien              No                    MASTER FUNDING
        15914053                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914052                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914051                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914050                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914049                   2.0000           First Lien              Yes                   EMC
        15914048                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914047                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914045                   2.0000           First Lien              No                    MASTER FUNDING
        15914044                   2.0000           First Lien              No                    MASTER FUNDING
        15914043                   2.0000           First Lien              No                    MASTER FUNDING
        15914042                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914041                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914040                   2.0000           First Lien              No                    MASTER FUNDING
        15914039                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914038                   2.0000           First Lien              No                    MASTER FUNDING
        15914037                   2.0000           First Lien              No                    MASTER FUNDING
        15914036                        -           First Lien              Yes                   MASTER FUNDING
        15914035                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914033                   2.0000           First Lien              No                    MASTER FUNDING
        15914032                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914031                   2.0000           First Lien              No                    MASTER FUNDING
        15914030                        -           First Lien              Yes                   MASTER FUNDING
        15914029                   2.0000           First Lien              No                    MASTER FUNDING
        15914028                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914027                   2.0000           First Lien              No                    MASTER FUNDING
        15914026                   2.0000           First Lien              No                    MASTER FUNDING
        15914025                        -           First Lien              Yes                   MASTER FUNDING
        15914024                   2.0000           First Lien              Yes                   EMC
        15914023                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914022                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914021                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914020                   1.0000           First Lien              Yes                   EMC
        15914019                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914018                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914017                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914016                   2.0000           First Lien              No                    MASTER FUNDING
        15914015                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914014                   2.0000           First Lien              No                    MASTER FUNDING
        15914013                        -           First Lien              No                    MASTER FUNDING
        15914012                   2.0000           First Lien              No                    MASTER FUNDING
        15914011                        -           First Lien              No                    MASTER FUNDING
        15914010                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914009                   2.0000           First Lien              No                    MASTER FUNDING
        15914008                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914007                   2.0000           First Lien              No                    MASTER FUNDING
        15914006                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914005                   2.0000           First Lien              No                    MASTER FUNDING
        15914004                   2.0000           First Lien              No                    MASTER FUNDING
        15914003                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914002                   2.0000           First Lien              Yes                   MASTER FUNDING
        15914001                   1.5000           First Lien              No                    MASTER FUNDING
        15914000                   2.0000           First Lien              Yes                   EMC
        15913999                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913998                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913997                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913995                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913994                   2.0000           First Lien              No                    MASTER FUNDING
        15913993                   2.0000           First Lien              Yes                   EMC
        15913992                        -           First Lien              No                    MASTER FUNDING
        15913990                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913989                   2.0000           First Lien              No                    MASTER FUNDING
        15913987                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913985                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913984                        -           First Lien              Yes                   MASTER FUNDING
        15913983                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913982                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913981                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913980                   2.0000           First Lien              Yes                   EMC
        15913979                   2.0000           First Lien              No                    MASTER FUNDING
        15913978                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913977                   2.0000           First Lien              No                    MASTER FUNDING
        15913976                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913974                   2.0000           First Lien              No                    EMC
        15913972                   2.0000           First Lien              No                    MASTER FUNDING
        15913971                   2.0000           First Lien              No                    MASTER FUNDING
        15913970                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913969                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913968                   2.0000           First Lien              No                    MASTER FUNDING
        15913967                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913966                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913965                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913964                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913963                   1.5000           First Lien              No                    MASTER FUNDING
        15913961                   1.5000           First Lien              No                    MASTER FUNDING
        15913959                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913958                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913957                   2.0000           First Lien              No                    MASTER FUNDING
        15913955                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913954                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913953                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913950                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913949                   2.0000           First Lien              No                    MASTER FUNDING
        15913948                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913947                   1.5000           First Lien              No                    MASTER FUNDING
        15913946                   2.0000           First Lien              No                    MASTER FUNDING
        15913945                   2.0000           First Lien              Yes                   EMC
        15913944                   2.0000           First Lien              No                    MASTER FUNDING
        15913943                   2.0000           First Lien              No                    EMC
        15913942                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913941                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913940                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913939                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913938                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913937                   1.0000           First Lien              No                    MASTER FUNDING
        15913936                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913935                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913934                   2.0000           First Lien              No                    MASTER FUNDING
        15913933                   2.0000           First Lien              No                    MASTER FUNDING
        15913932                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913931                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913929                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913927                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913926                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913925                   2.0000           First Lien              No                    MASTER FUNDING
        15913924                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913923                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913922                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913921                   1.5000           First Lien              No                    MASTER FUNDING
        15913920                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913919                   2.0000           First Lien              No                    MASTER FUNDING
        15913918                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913916                   2.0000           First Lien              No                    MASTER FUNDING
        15913915                        -           First Lien              Yes                   EMC
        15913913                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913912                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913911                   2.0000           First Lien              No                    MASTER FUNDING
        15913910                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913909                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913908                   1.5000           First Lien              No                    MASTER FUNDING
        15913907                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913906                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913905                   2.0000           First Lien              Yes                   EMC
        15913904                   2.0000           First Lien              Yes                   EMC
        15913903                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913902                   2.0000           First Lien              No                    EMC
        15913901                   2.0000           First Lien              No                    MASTER FUNDING
        15913900                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913899                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913898                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913897                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913896                   1.0000           First Lien              Yes                   EMC
        15913895                   2.0000           First Lien              Yes                   EMC
        15913894                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913892                   2.0000           First Lien              No                    MASTER FUNDING
        15913891                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913890                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913888                   1.0000           First Lien              No                    EMC
        15913887                   2.0000           First Lien              No                    EMC
        15913886                   2.0000           First Lien              No                    EMC
        15913885                   2.0000           First Lien              No                    MASTER FUNDING
        15913884                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913883                   1.5000           First Lien              No                    MASTER FUNDING
        15913882                        -           First Lien              No                    MASTER FUNDING
        15913880                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913879                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913878                   2.0000           First Lien              No                    MASTER FUNDING
        15913877                   1.5000           First Lien              No                    MASTER FUNDING
        15913876                   2.0000           First Lien              No                    MASTER FUNDING
        15913875                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913874                        -           First Lien              Yes                   MASTER FUNDING
        15913873                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913872                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913871                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913869                   2.0000           First Lien              No                    MASTER FUNDING
        15913868                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913867                   2.0000           First Lien              Yes                   EMC
        15913866                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913865                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913864                   1.0000           First Lien              No                    MASTER FUNDING
        15913863                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913862                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913861                   2.0000           First Lien              No                    MASTER FUNDING
        15913860                   2.0000           First Lien              No                    EMC
        15913859                   2.0000           First Lien              No                    MASTER FUNDING
        15913858                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913857                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913855                   2.0000           First Lien              No                    MASTER FUNDING
        15913853                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913852                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913851                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913850                   2.0000           First Lien              No                    EMC
        15913849                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913848                   2.0000           First Lien              No                    MASTER FUNDING
        15913847                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913846                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913845                        -           First Lien              Yes                   MASTER FUNDING
        15913844                   2.0000           First Lien              Yes                   EMC
        15913843                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913842                   2.0000           First Lien              Yes                   EMC
        15913841                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913840                   2.0000           First Lien              Yes                   EMC
        15913839                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913838                   2.0000           First Lien              No                    MASTER FUNDING
        15913837                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913836                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913834                   2.0000           First Lien              No                    MASTER FUNDING
        15913833                        -           First Lien              No                    MASTER FUNDING
        15913832                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913831                   2.0000           First Lien              No                    MASTER FUNDING
        15913830                   2.0000           First Lien              No                    EMC
        15913829                        -           First Lien              Yes                   MASTER FUNDING
        15913828                   2.0000           First Lien              No                    MASTER FUNDING
        15913827                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913826                        -           First Lien              Yes                   MASTER FUNDING
        15913825                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913824                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913823                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913822                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913821                   2.0000           First Lien              No                    MASTER FUNDING
        15913820                   2.0000           First Lien              No                    MASTER FUNDING
        15913819                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913818                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913816                   2.0000           First Lien              No                    MASTER FUNDING
        15913814                   2.0000           First Lien              No                    EMC
        15913813                   2.0000           First Lien              No                    MASTER FUNDING
        15913812                   2.0000           First Lien              No                    MASTER FUNDING
        15913811                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913810                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913809                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913807                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913806                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913805                   2.0000           First Lien              Yes                   EMC
        15913804                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913803                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913802                        -           First Lien              Yes                   MASTER FUNDING
        15913801                   1.0000           First Lien              Yes                   MASTER FUNDING
        15913800                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913799                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913798                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913797                   2.0000           First Lien              No                    MASTER FUNDING
        15913796                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913795                   2.0000           First Lien              No                    MASTER FUNDING
        15913794                   2.0000           First Lien              No                    EMC
        15913793                   2.0000           First Lien              No                    MASTER FUNDING
        15913791                   2.0000           First Lien              No                    MASTER FUNDING
        15913790                   2.0000           First Lien              No                    MASTER FUNDING
        15913789                   2.0000           First Lien              No                    MASTER FUNDING
        15913788                   2.0000           First Lien              No                    EMC
        15913787                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913786                   2.0000           First Lien              No                    MASTER FUNDING
        15913785                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913784                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913783                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913782                   2.0000           First Lien              No                    MASTER FUNDING
        15913781                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913780                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913779                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913778                   2.0000           First Lien              No                    MASTER FUNDING
        15913777                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913776                   2.0000           First Lien              Yes                   EMC
        15913775                   2.0000           First Lien              No                    MASTER FUNDING
        15913773                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913772                   2.0000           First Lien              No                    EMC
        15913771                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913770                   2.0000           First Lien              No                    EMC
        15913769                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913768                   1.5000           First Lien              No                    MASTER FUNDING
        15913767                   2.0000           First Lien              No                    MASTER FUNDING
        15913766                   2.0000           First Lien              No                    MASTER FUNDING
        15913765                   2.0000           First Lien              No                    MASTER FUNDING
        15913764                   2.0000           First Lien              No                    MASTER FUNDING
        15913763                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913762                   2.0000           First Lien              No                    MASTER FUNDING
        15913761                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913760                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913758                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913757                   2.0000           First Lien              No                    MASTER FUNDING
        15913756                   2.0000           First Lien              Yes                   EMC
        15913755                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913754                   2.0000           First Lien              No                    MASTER FUNDING
        15913753                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913752                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913751                        -           First Lien              Yes                   MASTER FUNDING
        15913750                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913749                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913748                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913747                   2.0000           First Lien              No                    MASTER FUNDING
        15913745                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913744                        -           First Lien              Yes                   EMC
        15913741                   2.0000           First Lien              No                    MASTER FUNDING
        15913740                   2.0000           First Lien              No                    EMC
        15913737                        -           First Lien              Yes                   MASTER FUNDING
        15913736                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913735                        -           First Lien              Yes                   MASTER FUNDING
        15913734                        -           First Lien              Yes                   MASTER FUNDING
        15913733                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913732                   1.0000           First Lien              Yes                   MASTER FUNDING
        15913731                   1.5000           First Lien              No                    MASTER FUNDING
        15913730                   2.0000           First Lien              No                    MASTER FUNDING
        15913728                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913727                   2.0000           First Lien              No                    MASTER FUNDING
        15913725                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913724                   1.5000           First Lien              Yes                   EMC
        15913723                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913721                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913720                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913719                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913718                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913717                   2.0000           First Lien              No                    MASTER FUNDING
        15913716                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913715                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913713                   2.0000           First Lien              Yes                   EMC
        15913712                   2.0000           First Lien              No                    MASTER FUNDING
        15913711                   2.0000           First Lien              No                    MASTER FUNDING
        15913710                   2.0000           First Lien              No                    MASTER FUNDING
        15913709                        -           First Lien              No                    EMC
        15913708                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913707                   2.0000           First Lien              No                    MASTER FUNDING
        15913706                   2.0000           First Lien              No                    MASTER FUNDING
        15913704                   2.0000           First Lien              No                    MASTER FUNDING
        15913702                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913701                   2.0000           First Lien              Yes                   EMC
        15913700                        -           First Lien              Yes                   MASTER FUNDING
        15913698                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913697                        -           First Lien              No                    MASTER FUNDING
        15913695                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913694                   2.0000           First Lien              No                    MASTER FUNDING
        15913693                   2.0000           First Lien              No                    MASTER FUNDING
        15913691                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913690                   2.0000           First Lien              No                    MASTER FUNDING
        15913689                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913688                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913687                   2.0000           First Lien              No                    MASTER FUNDING
        15913686                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913685                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913684                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913683                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913681                   2.0000           First Lien              No                    MASTER FUNDING
        15913680                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913679                   2.0000           First Lien              Yes                   EMC
        15913678                   2.0000           First Lien              No                    MASTER FUNDING
        15913677                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913676                   2.0000           First Lien              No                    MASTER FUNDING
        15913675                   2.0000           First Lien              No                    MASTER FUNDING
        15913674                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913673                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913672                   2.0000           First Lien              Yes                   EMC
        15913671                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913670                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913669                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913668                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913667                   2.0000           First Lien              Yes                   EMC
        15913666                        -           First Lien              No                    MASTER FUNDING
        15913665                   2.0000           First Lien              No                    MASTER FUNDING
        15913664                   2.0000           First Lien              No                    MASTER FUNDING
        15913663                        -           First Lien              Yes                   MASTER FUNDING
        15913662                   2.0000           First Lien              No                    MASTER FUNDING
        15913661                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913660                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913659                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913658                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913657                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913656                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913655                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913654                   1.0000           First Lien              Yes                   MASTER FUNDING
        15913653                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913652                   2.0000           First Lien              No                    MASTER FUNDING
        15913651                   2.0000           First Lien              No                    MASTER FUNDING
        15913650                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913649                   2.0000           First Lien              No                    MASTER FUNDING
        15913648                   2.0000           First Lien              No                    MASTER FUNDING
        15913647                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913645                   2.0000           First Lien              No                    MASTER FUNDING
        15913644                   2.0000           First Lien              No                    EMC
        15913643                   2.0000           First Lien              No                    MASTER FUNDING
        15913642                   1.5000           First Lien              No                    MASTER FUNDING
        15913641                   2.0000           First Lien              No                    MASTER FUNDING
        15913640                   2.0000           First Lien              Yes                   EMC
        15913639                   1.5000           First Lien              No                    MASTER FUNDING
        15913638                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913637                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913636                   2.0000           First Lien              No                    MASTER FUNDING
        15913635                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913634                        -           First Lien              Yes                   MASTER FUNDING
        15913633                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913632                   2.0000           First Lien              No                    MASTER FUNDING
        15913631                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913630                        -           First Lien              Yes                   MASTER FUNDING
        15913628                        -           First Lien              Yes                   MASTER FUNDING
        15913627                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913626                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913625                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913624                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913623                        -           First Lien              Yes                   MASTER FUNDING
        15913622                   1.0000           First Lien              No                    MASTER FUNDING
        15913621                   2.0000           First Lien              No                    MASTER FUNDING
        15913620                   2.0000           First Lien              No                    MASTER FUNDING
        15913619                   2.0000           First Lien              No                    MASTER FUNDING
        15913618                   2.0000           First Lien              No                    EMC
        15913617                   2.0000           First Lien              No                    MASTER FUNDING
        15913616                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913615                   2.0000           First Lien              No                    MASTER FUNDING
        15913614                   2.0000           First Lien              No                    EMC
        15913613                   2.0000           First Lien              No                    MASTER FUNDING
        15913612                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913611                   1.5000           First Lien              No                    MASTER FUNDING
        15913610                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913609                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913608                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913607                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913606                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913605                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913604                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913603                   1.0000           First Lien              No                    MASTER FUNDING
        15913602                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913601                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913600                   2.0000           First Lien              No                    MASTER FUNDING
        15913599                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913598                   2.0000           First Lien              No                    MASTER FUNDING
        15913597                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913596                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913595                   2.0000           First Lien              No                    MASTER FUNDING
        15913594                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913593                   2.0000           First Lien              No                    MASTER FUNDING
        15913591                   2.0000           First Lien              Yes                   EMC
        15913590                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913589                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913588                   2.0000           First Lien              No                    MASTER FUNDING
        15913587                   2.0000           First Lien              Yes                   EMC
        15913586                   2.0000           First Lien              No                    MASTER FUNDING
        15913585                   2.0000           First Lien              No                    MASTER FUNDING
        15913584                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913583                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913582                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913581                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913580                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913579                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913578                   2.0000           First Lien              No                    MASTER FUNDING
        15913577                   2.0000           First Lien              No                    MASTER FUNDING
        15913576                   2.0000           First Lien              No                    MASTER FUNDING
        15913575                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913574                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913572                   2.0000           First Lien              Yes                   EMC
        15913571                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913570                   2.0000           First Lien              No                    MASTER FUNDING
        15913568                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913567                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913566                        -           First Lien              Yes                   MASTER FUNDING
        15913565                        -           First Lien              Yes                   MASTER FUNDING
        15913564                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913563                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913562                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913561                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913560                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913559                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913558                   2.0000           First Lien              Yes                   EMC
        15913557                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913556                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913555                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913553                   2.0000           First Lien              No                    MASTER FUNDING
        15913552                   2.0000           First Lien              Yes                   EMC
        15913551                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913550                   2.0000           First Lien              Yes                   EMC
        15913549                   2.0000           First Lien              No                    MASTER FUNDING
        15913548                   1.0000           First Lien              No                    MASTER FUNDING
        15913547                   2.0000           First Lien              No                    MASTER FUNDING
        15913546                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913545                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913544                   2.0000           First Lien              No                    MASTER FUNDING
        15913543                   2.0000           First Lien              No                    MASTER FUNDING
        15913542                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913541                   2.0000           First Lien              No                    MASTER FUNDING
        15913540                   1.0000           First Lien              Yes                   MASTER FUNDING
        15913539                   2.0000           First Lien              No                    EMC
        15913537                   1.0000           First Lien              No                    MASTER FUNDING
        15913536                        -           First Lien              Yes                   MASTER FUNDING
        15913535                   2.0000           First Lien              No                    MASTER FUNDING
        15913534                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913533                   2.0000           First Lien              Yes                   EMC
        15913532                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913531                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913530                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913529                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913528                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913527                   2.0000           First Lien              No                    MASTER FUNDING
        15913526                   2.0000           First Lien              No                    MASTER FUNDING
        15913525                   1.5000           First Lien              No                    MASTER FUNDING
        15913524                   2.0000           First Lien              No                    MASTER FUNDING
        15913523                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913522                   2.0000           First Lien              No                    MASTER FUNDING
        15913521                   2.0000           First Lien              No                    MASTER FUNDING
        15913520                   2.0000           First Lien              No                    MASTER FUNDING
        15913519                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913518                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913517                   2.0000           First Lien              No                    MASTER FUNDING
        15913516                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913515                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913514                   2.0000           First Lien              No                    MASTER FUNDING
        15913513                        -           First Lien              Yes                   MASTER FUNDING
        15913512                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913511                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913510                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913509                   2.0000           First Lien              Yes                   EMC
        15913508                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913507                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913506                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913505                   2.0000           First Lien              No                    EMC
        15913504                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913502                   2.0000           First Lien              No                    MASTER FUNDING
        15913501                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913500                        -           First Lien              Yes                   MASTER FUNDING
        15913499                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913498                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913497                   2.0000           First Lien              No                    MASTER FUNDING
        15913496                   2.0000           First Lien              No                    MASTER FUNDING
        15913494                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913493                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913492                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913491                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913490                   2.0000           First Lien              No                    MASTER FUNDING
        15913489                   2.0000           First Lien              No                    MASTER FUNDING
        15913488                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913487                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913486                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913485                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913482                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913481                   2.0000           First Lien              Yes                   EMC
        15913480                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913479                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913477                   2.0000           First Lien              Yes                   EMC
        15913476                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913475                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913474                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913473                   2.0000           First Lien              No                    EMC
        15913472                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913471                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913470                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913469                   2.0000           First Lien              No                    MASTER FUNDING
        15913468                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913467                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913466                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913465                   2.0000           First Lien              Yes                   EMC
        15913464                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913463                   2.0000           First Lien              No                    MASTER FUNDING
        15913462                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913461                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913460                   2.0000           First Lien              No                    MASTER FUNDING
        15913459                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913458                   2.0000           First Lien              No                    MASTER FUNDING
        15913457                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913456                   2.0000           First Lien              Yes                   EMC
        15913455                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913454                        -           First Lien              Yes                   MASTER FUNDING
        15913453                   2.0000           First Lien              No                    MASTER FUNDING
        15913452                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913449                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913448                   2.0000           First Lien              No                    MASTER FUNDING
        15913447                   2.0000           First Lien              No                    MASTER FUNDING
        15913446                   2.0000           First Lien              No                    MASTER FUNDING
        15913444                        -           First Lien              Yes                   MASTER FUNDING
        15913443                   2.0000           First Lien              Yes                   EMC
        15913442                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913441                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913440                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913439                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913438                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913437                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913435                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913434                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913433                   2.0000           First Lien              No                    MASTER FUNDING
        15913432                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913431                   2.0000           First Lien              No                    MASTER FUNDING
        15913430                   2.0000           First Lien              No                    MASTER FUNDING
        15913429                        -           First Lien              Yes                   MASTER FUNDING
        15913428                        -           First Lien              Yes                   MASTER FUNDING
        15913427                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913426                   2.0000           First Lien              No                    MASTER FUNDING
        15913424                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913423                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913422                   1.5000           First Lien              No                    MASTER FUNDING
        15913421                   2.0000           First Lien              No                    MASTER FUNDING
        15913419                   2.0000           First Lien              No                    MASTER FUNDING
        15913417                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913416                   2.0000           First Lien              No                    MASTER FUNDING
        15913414                        -           First Lien              Yes                   MASTER FUNDING
        15913413                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913412                   2.0000           First Lien              No                    MASTER FUNDING
        15913411                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913410                   2.0000           First Lien              Yes                   EMC
        15913409                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913408                   2.0000           First Lien              Yes                   EMC
        15913407                   2.0000           First Lien              No                    MASTER FUNDING
        15913406                   2.0000           First Lien              No                    MASTER FUNDING
        15913405                   1.5000           First Lien              No                    MASTER FUNDING
        15913404                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913403                   2.0000           First Lien              No                    MASTER FUNDING
        15913402                   2.0000           First Lien              No                    MASTER FUNDING
        15913401                   2.0000           First Lien              No                    MASTER FUNDING
        15913400                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913399                   2.0000           First Lien              No                    MASTER FUNDING
        15913398                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913397                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913396                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913395                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913394                   1.5000           First Lien              No                    MASTER FUNDING
        15913393                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913392                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913391                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913390                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913388                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913387                   2.0000           First Lien              No                    MASTER FUNDING
        15913386                   2.0000           First Lien              No                    MASTER FUNDING
        15913385                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913384                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913383                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913382                   2.0000           First Lien              No                    MASTER FUNDING
        15913381                   2.0000           First Lien              No                    MASTER FUNDING
        15913380                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913378                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913377                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913376                   2.0000           First Lien              No                    MASTER FUNDING
        15913375                   2.0000           First Lien              No                    MASTER FUNDING
        15913374                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913373                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913372                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913371                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913370                   2.0000           First Lien              Yes                   EMC
        15913369                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913368                   2.0000           First Lien              No                    MASTER FUNDING
        15913366                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913363                   1.5000           First Lien              No                    MASTER FUNDING
        15913362                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913361                   2.0000           First Lien              No                    EMC
        15913360                   2.0000           First Lien              No                    MASTER FUNDING
        15913359                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913358                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913357                   2.0000           First Lien              No                    MASTER FUNDING
        15913356                   2.0000           First Lien              Yes                   EMC
        15913355                   2.0000           First Lien              No                    EMC
        15913354                   2.0000           First Lien              No                    MASTER FUNDING
        15913353                   2.0000           First Lien              Yes                   EMC
        15913352                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913351                   2.0000           First Lien              No                    EMC
        15913350                   2.0000           First Lien              No                    MASTER FUNDING
        15913349                   2.0000           First Lien              No                    MASTER FUNDING
        15913348                        -           First Lien              No                    MASTER FUNDING
        15913347                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913346                   2.0000           First Lien              Yes                   EMC
        15913345                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913344                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913343                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913341                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913340                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913339                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913338                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913337                   1.0000           First Lien              No                    EMC
        15913336                   2.0000           First Lien              No                    MASTER FUNDING
        15913335                        -           First Lien              Yes                   MASTER FUNDING
        15913334                        -           First Lien              Yes                   MASTER FUNDING
        15913333                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913332                   2.0000           First Lien              No                    MASTER FUNDING
        15913331                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913330                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913329                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913328                   2.0000           First Lien              No                    MASTER FUNDING
        15913327                   2.0000           First Lien              No                    EMC
        15913326                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913325                   2.0000           First Lien              Yes                   EMC
        15913324                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913323                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913322                   2.0000           First Lien              No                    EMC
        15913320                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913319                   2.0000           First Lien              No                    MASTER FUNDING
        15913317                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913316                        -           First Lien              Yes                   MASTER FUNDING
        15913315                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913314                   2.0000           First Lien              No                    MASTER FUNDING
        15913313                   2.0000           First Lien              No                    MASTER FUNDING
        15913312                   2.0000           First Lien              No                    MASTER FUNDING
        15913310                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913309                   2.0000           First Lien              No                    MASTER FUNDING
        15913308                   2.0000           First Lien              No                    MASTER FUNDING
        15913307                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913306                   2.0000           First Lien              No                    MASTER FUNDING
        15913305                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913304                   2.0000           First Lien              No                    MASTER FUNDING
        15913303                   2.0000           First Lien              No                    MASTER FUNDING
        15913302                   2.0000           First Lien              No                    MASTER FUNDING
        15913301                   2.0000           First Lien              No                    MASTER FUNDING
        15913300                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913299                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913297                   2.0000           First Lien              No                    MASTER FUNDING
        15913296                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913295                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913294                   2.0000           First Lien              Yes                   EMC
        15913293                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913291                   2.0000           First Lien              No                    MASTER FUNDING
        15913290                   2.0000           First Lien              Yes                   EMC
        15913288                   2.0000           First Lien              Yes                   EMC
        15913287                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913286                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913285                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913284                   2.0000           First Lien              No                    MASTER FUNDING
        15913282                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913281                   2.0000           First Lien              No                    MASTER FUNDING
        15913280                   2.0000           First Lien              No                    MASTER FUNDING
        15913279                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913278                   2.0000           First Lien              No                    MASTER FUNDING
        15913277                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913276                   2.0000           First Lien              No                    MASTER FUNDING
        15913275                   2.0000           First Lien              No                    MASTER FUNDING
        15913274                   2.0000           First Lien              No                    MASTER FUNDING
        15913273                   2.0000           First Lien              Yes                   EMC
        15913272                   2.0000           First Lien              No                    MASTER FUNDING
        15913271                        -           First Lien              No                    MASTER FUNDING
        15913270                   2.0000           First Lien              No                    MASTER FUNDING
        15913269                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913268                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913267                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913265                   2.0000           First Lien              No                    EMC
        15913264                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913262                   2.0000           First Lien              No                    MASTER FUNDING
        15913261                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913260                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913259                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913258                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913257                   1.0000           First Lien              No                    MASTER FUNDING
        15913256                   2.0000           First Lien              No                    MASTER FUNDING
        15913255                   2.0000           First Lien              No                    MASTER FUNDING
        15913254                   2.0000           First Lien              No                    MASTER FUNDING
        15913253                   2.0000           First Lien              No                    EMC
        15913252                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913251                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913250                   2.0000           First Lien              Yes                   EMC
        15913249                   2.0000           First Lien              No                    MASTER FUNDING
        15913248                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913247                   2.0000           First Lien              No                    MASTER FUNDING
        15913246                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913245                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913244                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913243                   2.0000           First Lien              No                    EMC
        15913241                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913240                   2.0000           First Lien              No                    MASTER FUNDING
        15913239                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913238                   2.0000           First Lien              No                    MASTER FUNDING
        15913237                   2.0000           First Lien              No                    MASTER FUNDING
        15913236                   2.0000           First Lien              Yes                   EMC
        15913235                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913234                   2.0000           First Lien              Yes                   EMC
        15913233                        -           First Lien              Yes                   MASTER FUNDING
        15913232                   2.0000           First Lien              No                    MASTER FUNDING
        15913231                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913230                   2.0000           First Lien              No                    MASTER FUNDING
        15913229                        -           First Lien              Yes                   MASTER FUNDING
        15913228                   1.0000           First Lien              Yes                   MASTER FUNDING
        15913226                   2.0000           First Lien              No                    MASTER FUNDING
        15913225                   2.0000           First Lien              Yes                   EMC
        15913223                   2.0000           First Lien              No                    MASTER FUNDING
        15913222                   2.0000           First Lien              No                    MASTER FUNDING
        15913221                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913220                   2.0000           First Lien              Yes                   EMC
        15913219                   2.0000           First Lien              No                    MASTER FUNDING
        15913218                   2.0000           First Lien              No                    EMC
        15913216                   2.0000           First Lien              No                    MASTER FUNDING
        15913215                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913213                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913212                        -           First Lien              Yes                   MASTER FUNDING
        15913211                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913210                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913209                   2.0000           First Lien              No                    MASTER FUNDING
        15913208                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913206                   2.0000           First Lien              Yes                   EMC
        15913205                   2.0000           First Lien              No                    MASTER FUNDING
        15913203                   2.0000           First Lien              No                    MASTER FUNDING
        15913202                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913201                   2.0000           First Lien              No                    MASTER FUNDING
        15913199                   2.0000           First Lien              Yes                   EMC
        15913198                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913197                   2.0000           First Lien              Yes                   EMC
        15913196                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913195                   2.0000           First Lien              No                    EMC
        15913194                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913193                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913192                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913190                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913189                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913187                   2.0000           First Lien              Yes                   EMC
        15913185                   2.0000           First Lien              No                    MASTER FUNDING
        15913184                   2.0000           First Lien              No                    MASTER FUNDING
        15913182                   2.0000           First Lien              No                    MASTER FUNDING
        15913181                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913180                   2.0000           First Lien              No                    MASTER FUNDING
        15913178                        -           First Lien              Yes                   MASTER FUNDING
        15913177                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913174                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913173                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913172                   2.0000           First Lien              No                    MASTER FUNDING
        15913171                        -           First Lien              Yes                   MASTER FUNDING
        15913170                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913169                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913168                   2.0000           First Lien              Yes                   EMC
        15913167                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913166                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913165                   2.0000           First Lien              No                    MASTER FUNDING
        15913164                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913163                   2.0000           First Lien              Yes                   EMC
        15913162                   2.0000           First Lien              No                    EMC
        15913161                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913160                   2.0000           First Lien              Yes                   EMC
        15913159                   2.0000           First Lien              Yes                   EMC
        15913158                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913157                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913156                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913155                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913154                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913153                        -           First Lien              Yes                   MASTER FUNDING
        15913151                   2.0000           First Lien              No                    MASTER FUNDING
        15913150                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913149                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913148                        -           First Lien              Yes                   MASTER FUNDING
        15913147                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913146                   2.0000           First Lien              No                    EMC
        15913145                   1.0000           First Lien              No                    MASTER FUNDING
        15913144                   2.0000           First Lien              No                    MASTER FUNDING
        15913143                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913142                   2.0000           First Lien              Yes                   EMC
        15913141                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913140                   2.0000           First Lien              No                    MASTER FUNDING
        15913138                   2.0000           First Lien              No                    MASTER FUNDING
        15913137                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913136                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913135                        -           First Lien              Yes                   MASTER FUNDING
        15913134                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913133                   2.0000           First Lien              Yes                   EMC
        15913132                   2.0000           First Lien              No                    MASTER FUNDING
        15913129                   2.0000           First Lien              No                    MASTER FUNDING
        15913128                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913127                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913126                   2.0000           First Lien              No                    MASTER FUNDING
        15913125                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913124                   2.0000           First Lien              No                    MASTER FUNDING
        15913123                   2.0000           First Lien              No                    EMC
        15913122                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913120                   2.0000           First Lien              Yes                   EMC
        15913119                   2.0000           First Lien              No                    EMC
        15913118                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913117                   2.0000           First Lien              No                    MASTER FUNDING
        15913116                   2.0000           First Lien              No                    MASTER FUNDING
        15913114                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913113                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913112                   2.0000           First Lien              No                    MASTER FUNDING
        15913110                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913109                   2.0000           First Lien              No                    MASTER FUNDING
        15913108                   2.0000           First Lien              No                    MASTER FUNDING
        15913106                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913103                   2.0000           First Lien              No                    MASTER FUNDING
        15913102                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913101                   2.0000           First Lien              Yes                   EMC
        15913100                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913099                   2.0000           First Lien              Yes                   EMC
        15913098                   2.0000           First Lien              No                    EMC
        15913097                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913096                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913095                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913094                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913093                   2.0000           First Lien              No                    MASTER FUNDING
        15913092                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913091                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913090                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913089                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913087                   2.0000           First Lien              No                    MASTER FUNDING
        15913085                   2.0000           First Lien              No                    MASTER FUNDING
        15913084                   2.0000           First Lien              No                    EMC
        15913083                   2.0000           First Lien              No                    MASTER FUNDING
        15913082                   2.0000           First Lien              No                    MASTER FUNDING
        15913081                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913080                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913078                        -           First Lien              Yes                   MASTER FUNDING
        15913077                   2.0000           First Lien              Yes                   EMC
        15913076                   2.0000           First Lien              Yes                   EMC
        15913075                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913074                   2.0000           First Lien              Yes                   EMC
        15913073                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913072                   2.0000           First Lien              No                    MASTER FUNDING
        15913070                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913069                        -           First Lien              Yes                   MASTER FUNDING
        15913068                   2.0000           First Lien              No                    MASTER FUNDING
        15913067                   2.0000           First Lien              No                    MASTER FUNDING
        15913066                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913065                   2.0000           First Lien              No                    MASTER FUNDING
        15913064                   2.0000           First Lien              No                    MASTER FUNDING
        15913063                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913061                   2.0000           First Lien              No                    MASTER FUNDING
        15913060                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913059                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913058                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913057                   2.0000           First Lien              No                    MASTER FUNDING
        15913056                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913055                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913053                   1.5000           First Lien              Yes                   MASTER FUNDING
        15913052                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913051                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913050                   2.0000           First Lien              Yes                   EMC
        15913049                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913048                   2.0000           First Lien              No                    MASTER FUNDING
        15913047                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913046                        -           First Lien              Yes                   MASTER FUNDING
        15913044                   2.0000           First Lien              No                    MASTER FUNDING
        15913043                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913042                        -           First Lien              Yes                   MASTER FUNDING
        15913041                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913040                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913039                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913038                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913037                   2.0000           First Lien              No                    MASTER FUNDING
        15913036                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913035                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913034                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913032                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913031                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913030                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913029                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913028                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913026                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913025                   2.0000           First Lien              No                    MASTER FUNDING
        15913024                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913022                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913021                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913020                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913019                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913018                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913017                   2.0000           First Lien              No                    MASTER FUNDING
        15913016                   2.0000           First Lien              No                    MASTER FUNDING
        15913014                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913012                   2.0000           First Lien              Yes                   EMC
        15913011                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913010                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913009                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913008                   2.0000           First Lien              No                    MASTER FUNDING
        15913006                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913005                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913003                   2.0000           First Lien              No                    MASTER FUNDING
        15913002                   2.0000           First Lien              Yes                   MASTER FUNDING
        15913000                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912999                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912998                   2.0000           First Lien              No                    MASTER FUNDING
        15912996                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912995                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912992                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912991                   2.0000           First Lien              No                    MASTER FUNDING
        15912989                   2.0000           First Lien              No                    MASTER FUNDING
        15912988                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912987                   2.0000           First Lien              No                    MASTER FUNDING
        15912985                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912984                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912983                   2.0000           First Lien              No                    MASTER FUNDING
        15912982                   2.0000           First Lien              No                    EMC
        15912980                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912979                   2.0000           First Lien              Yes                   EMC
        15912978                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912977                   2.0000           First Lien              Yes                   EMC
        15912976                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912974                        -           First Lien              Yes                   MASTER FUNDING
        15912973                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912972                   2.0000           First Lien              No                    MASTER FUNDING
        15912971                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912969                   2.0000           First Lien              No                    MASTER FUNDING
        15912968                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912967                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912966                   2.0000           First Lien              Yes                   EMC
        15912965                        -           First Lien              Yes                   EMC
        15912964                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912963                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912962                   2.0000           First Lien              No                    MASTER FUNDING
        15912961                        -           First Lien              No                    MASTER FUNDING
        15912960                   2.0000           First Lien              No                    MASTER FUNDING
        15912959                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912958                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912957                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912956                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912955                   2.0000           First Lien              No                    MASTER FUNDING
        15912954                   2.0000           First Lien              No                    MASTER FUNDING
        15912953                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912951                        -           First Lien              Yes                   MASTER FUNDING
        15912949                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912948                   2.0000           First Lien              Yes                   EMC
        15912946                        -           First Lien              Yes                   MASTER FUNDING
        15912945                   2.0000           First Lien              No                    MASTER FUNDING
        15912944                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912942                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912941                   2.0000           First Lien              No                    MASTER FUNDING
        15912939                   2.0000           First Lien              No                    MASTER FUNDING
        15912938                   2.0000           First Lien              No                    MASTER FUNDING
        15912937                   2.0000           First Lien              No                    MASTER FUNDING
        15912936                   2.0000           First Lien              No                    MASTER FUNDING
        15912935                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912934                   2.0000           First Lien              No                    MASTER FUNDING
        15912933                   2.0000           First Lien              No                    MASTER FUNDING
        15912931                   2.0000           First Lien              No                    EMC
        15912930                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912929                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912926                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912925                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912924                   2.0000           First Lien              No                    MASTER FUNDING
        15912923                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912922                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912921                   2.0000           First Lien              No                    MASTER FUNDING
        15912919                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912917                   2.0000           First Lien              No                    MASTER FUNDING
        15912915                   2.0000           First Lien              No                    MASTER FUNDING
        15912913                   2.0000           First Lien              No                    MASTER FUNDING
        15912911                   2.0000           First Lien              No                    EMC
        15912909                   1.0000           First Lien              Yes                   MASTER FUNDING
        15912908                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912906                        -           First Lien              Yes                   MASTER FUNDING
        15912905                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912904                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912903                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912902                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912900                   2.0000           First Lien              No                    MASTER FUNDING
        15912899                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912898                   2.0000           First Lien              No                    MASTER FUNDING
        15912897                   2.0000           First Lien              Yes                   EMC
        15912896                   2.0000           First Lien              No                    MASTER FUNDING
        15912895                   2.0000           First Lien              Yes                   EMC
        15912894                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912893                   2.0000           First Lien              No                    MASTER FUNDING
        15912892                   2.0000           First Lien              No                    MASTER FUNDING
        15912891                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912890                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912888                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912887                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912886                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912885                   2.0000           First Lien              No                    MASTER FUNDING
        15912884                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912883                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912882                        -           First Lien              No                    MASTER FUNDING
        15912880                   1.5000           First Lien              No                    MASTER FUNDING
        15912879                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912878                   2.0000           First Lien              Yes                   EMC
        15912877                        -           First Lien              Yes                   MASTER FUNDING
        15912876                   1.0000           First Lien              No                    MASTER FUNDING
        15912874                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912873                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912872                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912870                   2.0000           First Lien              No                    MASTER FUNDING
        15912869                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912868                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912867                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912866                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912865                   2.0000           First Lien              Yes                   EMC
        15912864                   2.0000           First Lien              No                    MASTER FUNDING
        15912862                   2.0000           First Lien              No                    MASTER FUNDING
        15912861                   2.0000           First Lien              No                    MASTER FUNDING
        15912860                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912858                   2.0000           First Lien              No                    MASTER FUNDING
        15912857                   1.5000           First Lien              Yes                   MASTER FUNDING
        15912855                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912854                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912853                   2.0000           First Lien              No                    MASTER FUNDING
        15912850                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912849                   2.0000           First Lien              No                    MASTER FUNDING
        15912847                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912846                   2.0000           First Lien              No                    EMC
        15912844                   2.0000           First Lien              Yes                   EMC
        15912842                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912841                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912840                   2.0000           First Lien              No                    MASTER FUNDING
        15912839                        -           First Lien              Yes                   MASTER FUNDING
        15912838                   2.0000           First Lien              No                    MASTER FUNDING
        15912837                   2.0000           First Lien              Yes                   EMC
        15912836                        -           First Lien              No                    MASTER FUNDING
        15912834                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912832                   2.0000           First Lien              No                    MASTER FUNDING
        15912831                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912830                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912829                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912828                   2.0000           First Lien              Yes                   EMC
        15912827                   2.0000           First Lien              Yes                   EMC
        15912826                   2.0000           First Lien              No                    EMC
        15912825                   2.0000           First Lien              Yes                   EMC
        15912824                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912823                   2.0000           First Lien              Yes                   EMC
        15912822                   2.0000           First Lien              No                    MASTER FUNDING
        15912821                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912820                   2.0000           First Lien              No                    MASTER FUNDING
        15912818                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912816                   2.0000           First Lien              No                    MASTER FUNDING
        15912815                   2.0000           First Lien              No                    EMC
        15912814                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912812                   2.0000           First Lien              No                    EMC
        15912809                   2.0000           First Lien              Yes                   EMC
        15912808                   2.0000           First Lien              No                    MASTER FUNDING
        15912807                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912806                   2.0000           First Lien              No                    MASTER FUNDING
        15912805                   2.0000           First Lien              Yes                   EMC
        15912804                   2.0000           First Lien              No                    MASTER FUNDING
        15912803                   2.0000           First Lien              No                    MASTER FUNDING
        15912800                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912799                   2.0000           First Lien              No                    MASTER FUNDING
        15912798                   2.0000           First Lien              No                    MASTER FUNDING
        15912797                   2.0000           First Lien              Yes                   EMC
        15912795                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912794                        -           First Lien              Yes                   MASTER FUNDING
        15912788                   2.0000           First Lien              No                    EMC
        15912786                   2.0000           First Lien              Yes                   EMC
        15912785                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912784                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912783                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912782                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912781                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912779                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912778                   2.0000           First Lien              No                    MASTER FUNDING
        15912777                   2.0000           First Lien              Yes                   EMC
        15912776                   2.0000           First Lien              No                    MASTER FUNDING
        15912775                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912771                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912770                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912769                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912768                   2.0000           First Lien              No                    EMC
        15912767                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912765                   2.0000           First Lien              No                    MASTER FUNDING
        15912763                   2.0000           First Lien              Yes                   EMC
        15912761                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912760                   2.0000           First Lien              No                    MASTER FUNDING
        15912759                   2.0000           First Lien              No                    MASTER FUNDING
        15912758                   2.0000           First Lien              No                    MASTER FUNDING
        15912756                   2.0000           First Lien              No                    EMC
        15912755                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912754                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912753                   2.0000           First Lien              No                    MASTER FUNDING
        15912748                   2.0000           First Lien              No                    MASTER FUNDING
        15912744                   2.0000           First Lien              No                    MASTER FUNDING
        15912743                   2.0000           First Lien              No                    MASTER FUNDING
        15912740                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912739                   2.0000           First Lien              Yes                   EMC
        15912738                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912737                   2.0000           First Lien              No                    MASTER FUNDING
        15912735                   2.0000           First Lien              No                    MASTER FUNDING
        15912733                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912732                   2.0000           First Lien              Yes                   EMC
        15912731                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912730                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912729                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912727                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912726                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912725                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912724                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912723                   2.0000           First Lien              No                    MASTER FUNDING
        15912721                   2.0000           First Lien              No                    EMC
        15912718                        -           First Lien              Yes                   MASTER FUNDING
        15912716                   2.0000           First Lien              No                    MASTER FUNDING
        15912713                   2.0000           First Lien              No                    MASTER FUNDING
        15912711                   2.0000           First Lien              No                    MASTER FUNDING
        15912709                   2.0000           First Lien              Yes                   EMC
        15912708                   2.0000           First Lien              No                    MASTER FUNDING
        15912706                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912705                   2.0000           First Lien              No                    EMC
        15912703                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912702                   2.0000           First Lien              Yes                   EMC
        15912701                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912699                   2.0000           First Lien              No                    EMC
        15912697                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912696                   2.0000           First Lien              Yes                   EMC
        15912694                   2.0000           First Lien              No                    EMC
        15912693                   2.0000           First Lien              No                    EMC
        15912692                   2.0000           First Lien              No                    EMC
        15912691                   2.0000           First Lien              Yes                   EMC
        15912690                   2.0000           First Lien              No                    MASTER FUNDING
        15912689                   2.0000           First Lien              No                    MASTER FUNDING
        15912685                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912684                   2.0000           First Lien              No                    MASTER FUNDING
        15912683                   2.0000           First Lien              No                    MASTER FUNDING
        15912682                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912680                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912679                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912677                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912675                   2.0000           First Lien              Yes                   EMC
        15912673                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912672                   2.0000           First Lien              Yes                   EMC
        15912668                   2.0000           First Lien              Yes                   EMC
        15912667                   1.5000           First Lien              Yes                   MASTER FUNDING
        15912666                   2.0000           First Lien              No                    EMC
        15912664                   2.0000           First Lien              No                    MASTER FUNDING
        15912663                   2.0000           First Lien              No                    MASTER FUNDING
        15912662                        -           First Lien              Yes                   MASTER FUNDING
        15912661                   2.0000           First Lien              No                    EMC
        15912660                   2.0000           First Lien              Yes                   EMC
        15912657                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912656                   2.0000           First Lien              No                    MASTER FUNDING
        15912655                   2.0000           First Lien              Yes                   EMC
        15912654                   2.0000           First Lien              Yes                   EMC
        15912653                   2.0000           First Lien              No                    MASTER FUNDING
        15912650                   2.0000           First Lien              No                    MASTER FUNDING
        15912649                        -           First Lien              Yes                   MASTER FUNDING
        15912648                   2.0000           First Lien              No                    EMC
        15912647                   2.0000           First Lien              Yes                   EMC
        15912645                   2.0000           First Lien              No                    EMC
        15912644                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912643                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912642                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912641                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912640                   2.0000           First Lien              Yes                   EMC
        15912638                   2.0000           First Lien              Yes                   EMC
        15912637                   2.0000           First Lien              No                    MASTER FUNDING
        15912636                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912635                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912633                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912632                   2.0000           First Lien              No                    EMC
        15912631                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912630                   2.0000           First Lien              Yes                   EMC
        15912627                   2.0000           First Lien              No                    MASTER FUNDING
        15912625                   1.5000           First Lien              Yes                   EMC
        15912624                   2.0000           First Lien              No                    MASTER FUNDING
        15912623                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912621                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912619                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912618                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912616                   2.0000           First Lien              No                    MASTER FUNDING
        15912613                   2.0000           First Lien              No                    MASTER FUNDING
        15912612                   2.0000           First Lien              Yes                   EMC
        15912610                   2.0000           First Lien              No                    MASTER FUNDING
        15912609                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912607                   2.0000           First Lien              No                    EMC
        15912605                   1.0000           First Lien              No                    MASTER FUNDING
        15912604                   2.0000           First Lien              Yes                   EMC
        15912603                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912602                   2.0000           First Lien              No                    MASTER FUNDING
        15912600                   2.0000           First Lien              No                    MASTER FUNDING
        15912599                   2.0000           First Lien              No                    MASTER FUNDING
        15912598                   2.0000           First Lien              No                    EMC
        15912597                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912596                   2.0000           First Lien              No                    MASTER FUNDING
        15912595                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912594                        -           First Lien              Yes                   EMC
        15912593                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912592                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912591                   2.0000           First Lien              No                    EMC
        15912590                   2.0000           First Lien              No                    MASTER FUNDING
        15912589                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912587                   2.0000           First Lien              No                    EMC
        15912584                   2.0000           First Lien              Yes                   EMC
        15912582                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912581                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912580                   2.0000           First Lien              No                    EMC
        15912578                   2.0000           First Lien              No                    MASTER FUNDING
        15912577                   2.0000           First Lien              No                    MASTER FUNDING
        15912576                   2.0000           First Lien              Yes                   EMC
        15912575                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912573                   2.0000           First Lien              No                    MASTER FUNDING
        15912572                   1.5000           First Lien              No                    EMC
        15912571                        -           First Lien              Yes                   EMC
        15912570                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912569                        -           First Lien              Yes                   EMC
        15912568                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912566                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912565                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912563                   2.0000           First Lien              No                    MASTER FUNDING
        15912562                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912560                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912559                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912556                        -           First Lien              Yes                   MASTER FUNDING
        15912555                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912554                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912553                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912552                        -           First Lien              Yes                   MASTER FUNDING
        15912551                   2.0000           First Lien              No                    MASTER FUNDING
        15912550                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912548                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912547                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912545                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912544                   2.0000           First Lien              No                    MASTER FUNDING
        15912542                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912541                   2.0000           First Lien              No                    MASTER FUNDING
        15912540                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912539                   2.0000           First Lien              No                    MASTER FUNDING
        15912537                   2.0000           First Lien              No                    MASTER FUNDING
        15912536                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912535                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912534                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912532                   2.0000           First Lien              Yes                   EMC
        15912530                   2.0000           First Lien              No                    MASTER FUNDING
        15912528                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912525                   2.0000           First Lien              No                    MASTER FUNDING
        15912523                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912521                   2.0000           First Lien              No                    MASTER FUNDING
        15912520                   2.0000           First Lien              No                    MASTER FUNDING
        15912519                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912517                   2.0000           First Lien              Yes                   EMC
        15912515                   2.0000           First Lien              Yes                   EMC
        15912512                        -           First Lien              Yes                   MASTER FUNDING
        15912509                        -           First Lien              Yes                   MASTER FUNDING
        15912508                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912507                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912506                   2.0000           First Lien              Yes                   EMC
        15912505                   2.0000           First Lien              No                    MASTER FUNDING
        15912504                   2.0000           First Lien              No                    MASTER FUNDING
        15912503                   2.0000           First Lien              Yes                   EMC
        15912501                   2.0000           First Lien              No                    MASTER FUNDING
        15912500                   2.0000           First Lien              No                    MASTER FUNDING
        15912497                   2.0000           First Lien              No                    MASTER FUNDING
        15912496                   2.0000           First Lien              No                    EMC
        15912495                   2.0000           First Lien              No                    MASTER FUNDING
        15912494                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912492                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912490                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912489                   2.0000           First Lien              No                    MASTER FUNDING
        15912488                   2.0000           First Lien              Yes                   EMC
        15912487                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912486                   2.0000           First Lien              No                    MASTER FUNDING
        15912485                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912484                   2.0000           First Lien              No                    EMC
        15912483                   2.0000           First Lien              No                    MASTER FUNDING
        15912482                   2.0000           First Lien              No                    EMC
        15912481                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912480                   2.0000           First Lien              Yes                   EMC
        15912479                   2.0000           First Lien              Yes                   EMC
        15912478                   2.0000           First Lien              Yes                   EMC
        15912477                   2.0000           First Lien              Yes                   EMC
        15912476                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912475                   2.0000           First Lien              No                    MASTER FUNDING
        15912474                   2.0000           First Lien              Yes                   EMC
        15912472                        -           First Lien              No                    MASTER FUNDING
        15912471                   2.0000           First Lien              No                    MASTER FUNDING
        15912470                        -           First Lien              Yes                   MASTER FUNDING
        15912469                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912468                   2.0000           First Lien              Yes                   EMC
        15912467                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912466                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912465                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912464                   2.0000           First Lien              No                    MASTER FUNDING
        15912463                   2.0000           First Lien              No                    EMC
        15912461                   2.0000           First Lien              No                    MASTER FUNDING
        15912459                   2.0000           First Lien              No                    EMC
        15912456                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912455                   2.0000           First Lien              Yes                   EMC
        15912454                   2.0000           First Lien              Yes                   EMC
        15912453                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912452                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912450                   2.0000           First Lien              Yes                   EMC
        15912449                   2.0000           First Lien              Yes                   EMC
        15912448                   2.0000           First Lien              No                    MASTER FUNDING
        15912447                   2.0000           First Lien              No                    MASTER FUNDING
        15912444                   2.0000           First Lien              Yes                   EMC
        15912442                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912440                   2.0000           First Lien              Yes                   EMC
        15912439                   2.0000           First Lien              Yes                   EMC
        15912438                   2.0000           First Lien              No                    MASTER FUNDING
        15912437                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912435                   2.0000           First Lien              Yes                   EMC
        15912433                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912432                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912430                        -           First Lien              Yes                   MASTER FUNDING
        15912429                   2.0000           First Lien              No                    MASTER FUNDING
        15912427                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912425                   2.0000           First Lien              No                    EMC
        15912424                   2.0000           First Lien              Yes                   EMC
        15912423                   2.0000           First Lien              No                    MASTER FUNDING
        15912422                   2.0000           First Lien              No                    MASTER FUNDING
        15912421                   2.0000           First Lien              Yes                   EMC
        15912420                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912418                   2.0000           First Lien              No                    MASTER FUNDING
        15912417                   2.0000           First Lien              Yes                   EMC
        15912416                   2.0000           First Lien              No                    MASTER FUNDING
        15912415                   2.0000           First Lien              No                    EMC
        15912412                   2.0000           First Lien              No                    EMC
        15912411                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912410                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912409                   2.0000           First Lien              No                    EMC
        15912408                   2.0000           First Lien              No                    MASTER FUNDING
        15912407                   2.0000           First Lien              No                    MASTER FUNDING
        15912406                   2.0000           First Lien              No                    EMC
        15912405                   1.0000           First Lien              No                    MASTER FUNDING
        15912401                   2.0000           First Lien              No                    EMC
        15912400                   2.0000           First Lien              Yes                   EMC
        15912399                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912398                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912396                   2.0000           First Lien              No                    EMC
        15912395                   2.0000           First Lien              Yes                   EMC
        15912394                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912393                   2.0000           First Lien              Yes                   EMC
        15912392                   2.0000           First Lien              No                    MASTER FUNDING
        15912389                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912387                   2.0000           First Lien              Yes                   EMC
        15912386                   2.0000           First Lien              Yes                   EMC
        15912384                   2.0000           First Lien              No                    MASTER FUNDING
        15912383                   2.0000           First Lien              Yes                   EMC
        15912382                        -           First Lien              Yes                   MASTER FUNDING
        15912381                   2.0000           First Lien              Yes                   EMC
        15912380                   2.0000           First Lien              Yes                   EMC
        15912379                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912378                   2.0000           First Lien              No                    MASTER FUNDING
        15912377                   2.0000           First Lien              No                    EMC
        15912376                   2.0000           First Lien              No                    MASTER FUNDING
        15912373                   2.0000           First Lien              No                    EMC
        15912372                   2.0000           First Lien              No                    MASTER FUNDING
        15912371                   2.0000           First Lien              Yes                   EMC
        15912370                   2.0000           First Lien              No                    EMC
        15912369                        -           First Lien              Yes                   EMC
        15912368                   1.0000           First Lien              Yes                   EMC
        15912365                        -           First Lien              No                    MASTER FUNDING
        15912364                   2.0000           First Lien              No                    MASTER FUNDING
        15912363                   2.0000           First Lien              No                    EMC
        15912362                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912360                   2.0000           First Lien              Yes                   EMC
        15912358                   2.0000           First Lien              Yes                   EMC
        15912357                   2.0000           First Lien              No                    MASTER FUNDING
        15912356                   2.0000           First Lien              No                    MASTER FUNDING
        15912355                   2.0000           First Lien              Yes                   EMC
        15912353                   2.0000           First Lien              Yes                   EMC
        15912352                   2.0000           First Lien              No                    MASTER FUNDING
        15912350                   2.0000           First Lien              Yes                   EMC
        15912346                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912342                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912341                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912340                   2.0000           First Lien              Yes                   EMC
        15912339                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912338                   2.0000           First Lien              No                    MASTER FUNDING
        15912337                        -           First Lien              No                    MASTER FUNDING
        15912336                   2.0000           First Lien              No                    MASTER FUNDING
        15912335                   2.0000           First Lien              Yes                   EMC
        15912334                   2.0000           First Lien              Yes                   EMC
        15912333                        -           First Lien              No                    EMC
        15912331                   2.0000           First Lien              No                    MASTER FUNDING
        15912330                   2.0000           First Lien              No                    MASTER FUNDING
        15912329                   2.0000           First Lien              No                    MASTER FUNDING
        15912328                   2.0000           First Lien              Yes                   EMC
        15912327                   2.0000           First Lien              Yes                   EMC
        15912326                   2.0000           First Lien              Yes                   EMC
        15912325                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912324                   2.0000           First Lien              No                    MASTER FUNDING
        15912323                   2.0000           First Lien              No                    MASTER FUNDING
        15912322                   2.0000           First Lien              No                    MASTER FUNDING
        15912321                   2.0000           First Lien              Yes                   EMC
        15912320                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912319                   2.0000           First Lien              Yes                   EMC
        15912318                   2.0000           First Lien              No                    MASTER FUNDING
        15912317                   2.0000           First Lien              No                    EMC
        15912315                   2.0000           First Lien              Yes                   EMC
        15912313                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912311                   2.0000           First Lien              Yes                   EMC
        15912310                   2.0000           First Lien              No                    MASTER FUNDING
        15912309                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912308                        -           First Lien              Yes                   MASTER FUNDING
        15912306                        -           First Lien              Yes                   MASTER FUNDING
        15912304                   2.0000           First Lien              No                    MASTER FUNDING
        15912302                   2.0000           First Lien              No                    MASTER FUNDING
        15912300                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912299                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912298                   2.0000           First Lien              Yes                   EMC
        15912297                   2.0000           First Lien              Yes                   EMC
        15912296                   2.0000           First Lien              Yes                   EMC
        15912294                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912293                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912292                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912291                   2.0000           First Lien              No                    MASTER FUNDING
        15912290                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912289                   2.0000           First Lien              No                    EMC
        15912288                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912287                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912285                   2.0000           First Lien              No                    EMC
        15912283                        -           First Lien              Yes                   MASTER FUNDING
        15912282                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912281                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912280                        -           First Lien              No                    MASTER FUNDING
        15912278                   2.0000           First Lien              No                    EMC
        15912277                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912276                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912275                   2.0000           First Lien              No                    MASTER FUNDING
        15912274                   2.0000           First Lien              No                    MASTER FUNDING
        15912273                   2.0000           First Lien              No                    EMC
        15912272                   2.0000           First Lien              Yes                   EMC
        15912271                   2.0000           First Lien              No                    EMC
        15912270                   2.0000           First Lien              No                    EMC
        15912268                        -           First Lien              No                    EMC
        15912267                        -           First Lien              No                    MASTER FUNDING
        15912266                   2.0000           First Lien              Yes                   EMC
        15912264                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912263                        -           First Lien              Yes                   MASTER FUNDING
        15912261                        -           First Lien              Yes                   MASTER FUNDING
        15912260                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912259                   2.0000           First Lien              No                    EMC
        15912258                   2.0000           First Lien              No                    EMC
        15912256                   2.0000           First Lien              No                    MASTER FUNDING
        15912255                   2.0000           First Lien              No                    MASTER FUNDING
        15912251                   2.0000           First Lien              Yes                   EMC
        15912250                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912248                   2.0000           First Lien              No                    MASTER FUNDING
        15912245                   2.0000           First Lien              No                    EMC
        15912243                        -           First Lien              Yes                   EMC
        15912242                   2.0000           First Lien              Yes                   EMC
        15912241                   2.0000           First Lien              Yes                   EMC
        15912240                   2.0000           First Lien              No                    MASTER FUNDING
        15912239                   2.0000           First Lien              Yes                   EMC
        15912238                   2.0000           First Lien              No                    MASTER FUNDING
        15912235                   2.0000           First Lien              No                    EMC
        15912232                        -           First Lien              Yes                   MASTER FUNDING
        15912231                   2.0000           First Lien              Yes                   EMC
        15912229                        -           First Lien              Yes                   MASTER FUNDING
        15912227                   2.0000           First Lien              No                    EMC
        15912225                   2.0000           First Lien              Yes                   EMC
        15912224                   2.0000           First Lien              Yes                   EMC
        15912223                   1.0000           First Lien              Yes                   MASTER FUNDING
        15912222                   2.0000           First Lien              Yes                   EMC
        15912219                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912218                        -           First Lien              Yes                   EMC
        15912217                        -           First Lien              Yes                   EMC
        15912216                   2.0000           First Lien              No                    MASTER FUNDING
        15912215                   1.0000           First Lien              Yes                   EMC
        15912214                   2.0000           First Lien              Yes                   EMC
        15912212                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912211                   2.0000           First Lien              Yes                   EMC
        15912210                   2.0000           First Lien              No                    EMC
        15912207                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912206                   2.0000           First Lien              Yes                   EMC
        15912205                   2.0000           First Lien              Yes                   EMC
        15912203                   2.0000           First Lien              No                    EMC
        15912202                   2.0000           First Lien              Yes                   EMC
        15912200                   2.0000           First Lien              Yes                   EMC
        15912199                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912198                   2.0000           First Lien              No                    MASTER FUNDING
        15912196                   2.0000           First Lien              Yes                   EMC
        15912195                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912194                   2.0000           First Lien              Yes                   EMC
        15912193                   2.0000           First Lien              Yes                   EMC
        15912192                   2.0000           First Lien              No                    MASTER FUNDING
        15912191                   2.0000           First Lien              Yes                   EMC
        15912189                        -           First Lien              No                    MASTER FUNDING
        15912188                   2.0000           First Lien              Yes                   EMC
        15912187                   2.0000           First Lien              No                    EMC
        15912185                   2.0000           First Lien              Yes                   EMC
        15912183                        -           First Lien              No                    EMC
        15912182                   2.0000           First Lien              No                    MASTER FUNDING
        15912179                   2.0000           First Lien              No                    EMC
        15912178                   2.0000           First Lien              Yes                   MASTER FUNDING
        15912177                   2.0000           First Lien              Yes                   EMC
        15912176                   2.0000           First Lien              No                    MASTER FUNDING
        15912174                   2.0000           First Lien              No                    EMC
        15912172                   2.0000           First Lien              No                    EMC
        15912171                        -           First Lien              No                    MASTER FUNDING
        15912170                   2.0000           First Lien              No                    MASTER FUNDING
        15912166                   2.0000           First Lien              Yes                   MASTER FUNDING

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF	)
	)	ss.:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.            That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.            That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), or an electing large partnership as defined in Section 775(a) of the Code, and will not be a disqualified organization or an electing large partnership as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-EC2, Class [R-1][R-2][R-3][RX] Certificates (the “Residual Certificates”) for the account of a disqualified organization or an electing large partnership; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset Backed Securities I LLC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization or an electing large partnership; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same seven representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3.            That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person within the meaning of the Code unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust” as defined in Section 7701 (a)(31) of the Code.

4.	That the Investor’s taxpayer identification number is ______________________.

5.            That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6.            That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7.            That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________, 200___

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Attention: Bear Stearns Asset Backed Securities Trust 2006-EC2

Re:	Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2 (the “Certificates”), including the Class ___ Certificates (the “Privately Offered Certificates”)

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2006-EC2, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as sponsor and as master servicer and LaSalle Bank National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

___________________________________________
(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER-NON RULE 144A

[Date]

[SELLER]

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Re:	Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2 (the “Certificates”), including the Class ___ Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)

we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)

any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)

we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)

we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)

we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)

we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if LaSalle Bank National Association (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)

we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)

we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, have provided the Opinion of Counsel required by the Agreement.

(ix)

We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. [In the case of the Class M-10 Certificates]: THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS AN OPINION SPECIFIED IN SECTION 6.02 OF THE AGREEMENT IS PROVIDED.

[In the case of the Class P Certificates and Class CE Certificates]:

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as sponsor and as master servicer and LaSalle Bank National Association, as Trustee (the “Pooling and Servicing Agreement’).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): __________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Re:	Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2 (the “Certificates”), including the Class Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.            It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.	The dollar amount set forth above is:
a.	greater than $100 million and the undersigned is one of the following entities:
(1)	[ ]	an insurance company as defined in Section 2(13) of the Act[1]; or

_________________________

1             A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

	(2)	[ ]	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
	(3)	[ ]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
	(4)	[ ]

a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

	(5)	[ ]	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
	(6)	[ ]

a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

	(7)	[ ]	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or
	(8)	[ ]	an investment adviser registered under the Investment Advisers Act; or
b.	[ ]	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or
c.	[ ]

less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	[ ]

less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[ ]	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as sponsor and as master servicer and LaSalle Bank National Association, as Trustee, pursuant to which the Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, has provided the Opinion of Counsel required by the Agreement.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _______________________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:	LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

RE:

Pooling and Servicing Agreement, dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as sponsor and as master servicer and LaSalle Bank National Association, as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Loan paid in full. ([The Master Servicer] [The Trustee] hereby certifies that all amounts received in connection therewith have been credited to ______________________________.)
_____	2.	Mortgage Loan in foreclosure.
_____	3.	Repurchase. (The [Master Servicer] [Trustee] hereby certifies that the repurchase price has been credited to ________________________.)
_____	4.

A Mortgage Loan liquidated by _________________________. ([The Master Servicer] [The Trustee] hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to ______________________.)

_____	5.	Other (explain)

By:
(authorized signer)
Issuer:
Address:

Date:

EXHIBIT H

DTC Letter of Representations

(Provided Upon Request)

EXHIBIT I

Schedule of Mortgage Loans with Lost Notes

[Provided Upon Request]

EXHIBIT J

FORM OF CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of February 28, 2006, by and among LASALLE BANK NATIONAL ASSOCIATION, not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, in that capacity, the “Trustee”) and as custodian (together with any successor in interest or any successor appointed hereunder, in that capacity, the “Custodian”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”) EMC MORTGAGE CORPORATION, as sponsor (“EMC” and “Sponsor”) and as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”) and Master Funding LLC, as a seller (“Master Funding”, and together with EMC, the “Sellers”).

WITNESSETH THAT:

WHEREAS, the Depositor, EMC, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of February 1, 2006, relating to the issuance of Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2 (as in effect on the date of this Agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and all custodian obligations are defined herein. In the event any custodian obligations are defined in the Pooling and Servicing Agreement, this custodial agreement shall supercede.

WHEREAS, the Custodian has agreed to act as agent for the Trustee on behalf of the Certificateholders for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Sellers or the Master Servicer under the Pooling and Servicing Agreement and the Servicers, if any, under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Sellers, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.      Definitions. For the purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, the definitions of such terms are equally applicable to the singular and the plural forms of such terms, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, and section references refer to sections of this Agreement.

"Business Day" shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Chicago, Illinois, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the principal office of the Master Servicer is located are authorized or obligated by law or executive order to be closed.

“Closing Date” shall mean February 28, 2006.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” shall mean any Mortgage Loan registered with MERS on the MERS® system.

“MERS® System” shall mean the system of recording transfers of Mortgages electronically maintained by MERS.

“MIN” shall mean the Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS System.

“MOM Loan” shall mean with respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Mortgage” shall mean the mortgage, deed of trust or other instrument creating a first or second lien on or first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

“Mortgage Assignment” shall mean an assignment of the Mortgage in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“Mortgage File” shall have the meaning set forth in Section 2 hereof.

“Mortgage Loan” shall mean a first or subordinate lien mortgage loan on a one-to-four family residential property.

“Mortgage Loan Schedule” shall mean the electronic schedule of Mortgage Loans identified in Schedule A.

“Mortgaged Property” shall mean the real property securing repayment of a Mortgage Loan.

“Mortgagor” shall mean the obligor on a Mortgage Note.

“Note” shall mean any promissory note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Servicer” shall mean the related servicer of the Mortgage Loans as designated by Owner.

Any Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II.

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1.       Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the Schedule attached hereto (the “Mortgage Loan Schedule”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2.       Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded and the related Mortgage Loan is not a MERS Loan or the Custodian has not received written instructions from the related Seller or the Trustee that the related Mortgaged Properties are located in jurisdictions under the laws of which the recordation of such assignment is not necessary to protect the Trustee’s interest therein, each such assignment shall be delivered by the Custodian to the related Seller for the purpose of recording it in the appropriate public office for real property records, and the Sellers, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3.	Review of Mortgage Files.

(a)          The documents set forth in the definition “Mortgage File” herein shall be delivered and released to the Custodian relating to each of the Mortgage Loans to be purchased on a Closing Date. The related Mortgage Loans shall be identified in the Mortgage Loan Schedule in electronic format which shall be delivered to the Custodian at least two Business Days prior to each Closing Date. On or prior to the Closing Date, the Custodian shall deliver to EMC and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on Schedule A attached hereto (the “Mortgage Loan Schedule”).

(b)          Within 90 days thereafter, the Custodian agrees, for the benefit of Certificateholders, to review each such document, and shall deliver to EMC, the Master Servicer and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)          Not later than 180 days after the Closing Date, the Custodian shall review, for the benefit of Certificateholders, the Mortgage Files and deliver to EMC, the Master Servicer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian has received either an original or a copy thereof. If the Custodian finds any document missing, or to be unrelated, determined on the basis of the mortgagor name, original principal balance and loan number, to the mortgage loans identified on the Mortgage Loan Schedule or to appear defective on its face, the Custodian shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Trustee.

(d)          In reviewing the Mortgage Files as provided herein, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4.       Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice per Exhibit Four or Electronic Release Request per Exhibit Five from the Trustee that EMC has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefore has been paid as required under the Pooling and Servicing Agreement, then the Custodian agrees to promptly release to EMC the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit Four or Three attached hereto or Electronic Release Request per Exhibit Five, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Master Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of the Custodial Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a Request for Release per Exhibit Four or Electronic Release Request per Exhibit Five requesting that possession of all of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. All Mortgage Files so released to the Master Servicer shall be held by it in trust for the Trustee for the use and benefit of all present and future Certificateholders. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated, or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property.

Section 2.5.     Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III.

CONCERNING THE CUSTODIAN

Section 3.1.       Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.4 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Sellers, the Depositor or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2.       Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of interests in the Mortgage Loans with the same rights it would have if it were not Custodian.

Section 3.3.       Trustee to Pay Custodian’s Fees. The Trustee covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian.

Section 3.4.      Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Master Servicer and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. Notwithstanding anything to the contrary set forth herein, no successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.5.       Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such successor is a depository institution subject to supervision or examination by federal or state authority and is able to satisfy the other requirements contained in Section 3.6.

Section 3.6.       Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

Section 3.7.      Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct.  The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or Trust Fund, due to any negligent performance by the Custodian of its duties and responsibilities under this Agreement; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such person, and the Custodian’s reliance on instructions from the Trustee or the Master Servicer. The provisions of this Section 3.7 shall survive the termination of this Custodial Agreement.

LaSalle Bank National Association, as Custodian and in its individual capacity, and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

Section 3.8.	Limitation of Duties. The Custodian in its capacity as such:

(a)          in the course of its review of the Mortgage Files, shall not be required to make determinations (1) of a legal nature or (2) as to the authority of any officer or agent of the Master Servicer, Trustee or other entity who has executed (or certified with respect to) any document which is part of the Mortgage File;

(b)          shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed upon in writing by the parties hereto and shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities;

(c)          will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, genuineness, ownership or transferability of any Mortgage Loans and will not be required to and will not make any representations as to the validity, value or genuineness of the Mortgage Loans;

(d)          shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity;

(e)          may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and reasonably believed by it to be genuine and to have been signed by the Master Servicer or the Trustee;

(f)           may rely on and shall be protected in acting upon the written instructions of the Master Servicer or the Trustee and such employees and representatives of the Master Servicer and the Trustee, as applicable, may hereinafter designate in writing;

(g)          may consult counsel satisfactory to it (including counsel for the Trustee or the Master Servicer) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion of such counsel (provided that the fees of such counsel in connection with such consultation and opinion shall be paid by the Custodian); and

(h)          shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except in the case of a breach of any of the Custodian’s obligations hereunder, negligence or willful misconduct.

The Custodian shall be held to the same standard of conduct, and shall be entitled to the same protections, privileges and immunities as other custodians acting in a custodial capacity are generally afforded.

No covenant or agreement contained herein shall be deemed to be the covenant or agreement of any member of the Board of Directors, or any director, officer, agent, employee or representative of the Trustee, Master Servicer or the Custodian in his or her individual capacity and none of such persons shall be subject to any personal liability or accountability by reason of the execution of this Agreement, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or otherwise.

ARTICLE IV.

Compliance with Regulation AB

Section 4.1.     Intent of the parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change overtime, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

Section 4.2.	Additional Representations and Warranties of the Custodian.

(a)          The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Trustee under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, originator, significant obligor, enhancement or support provider or other material transaction party (other than the Trustee, which is the same entity as the Custodian) (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

(b)          If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3.       Additional Information to Be Provided by the Custodian. For so long as the Trust is subject to the reporting obligations under the Exchange Act, for the purpose of satisfying the Depositor 's reporting obligation under the Exchange Act with respect to any class of publicly offered Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor and Trustee a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Trustee files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4.      Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year beginning in 2007, the Custodian shall:

(a)          deliver to the Trustee, the Master Servicer and the Depositor a report regarding the Custodian’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The Assessment of Compliance, as set forth in Regulation AB, must contain (i) a statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Custodian, (ii) a statement by such officer that the Custodian used the Servicing Criteria attached as Exhibit Five hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Custodian, (iii) an assessment by such officer of the Custodian’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities the Custodian performs with respect to asset-based securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans, (iv) a statement that a registered public accounting firm has issued an attestation report on the Custodian’s Assessment of Compliance for the period consisting of the preceding calendar year, and (v) a statement as to which of the Servicing Criteria, if any, are not applicable to the Custodian, which statement shall be based on the activities the Custodian performs with respect to asset-backed securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans. Such a report at a minimum shall address each of the Servicing Criteria specified on Exhibit Five hereto which are indicated as applicable to the Custodian.

(b)          deliver to the Trustee, the Master Servicer and the Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Custodian, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

(c)          Notwithstanding the foregoing, an Assessment of Compliance is not required to be delivered by the Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

Section 4.5.	Indemnification; Remedies.

(a)          The Custodian shall indemnify the Depositor, each affiliate of the Depositor, the Master Servicer and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)           any failure by the Custodian to deliver any report on assessment of compliance or accountants’ attestation when and as required under this Article IV.

(b)          In the case of any failure of performance described in clause (i) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

ARTICLE V.

MISCELLANEOUS PROVISIONS

Section 5.1.      Notices.  All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2.       Amendments.  No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.3.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.4.       Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.5.       Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signature Page Attached]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 135 South LaSalle Street Chicago, IL 60603 Attention: BSABS I 2006-EC2	LASALLE BANK NATIONAL ASSOCIATION, not individually but solely as Trustee By: ________________________________ Name: Susan L. Feld Title: Assistant Vice President
Address: 2571 Busse Rd., Suite 200 Elk Grove Village, IL 60007	LASALLE BANK NATIONAL ASSOCIATION, as Custodian By: ________________________________ Name: Title:
Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By: ________________________________ Name: Mary P. Haggerty Title: Vice President
Address: 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038	EMC MORTGAGE CORPORATION By: ________________________________ Name: Title:
Address: 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038	MASTER FUNDING LLC By: ________________________________ Name: Title:

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF COOK	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared Susan L. Feld, known to me to be an Assistant Vice President of LaSalle Bank National Association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF COOK	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a(n) ____________________ of LaSalle Bank National Association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared Mary P. Haggerty, known to me to be a Vice President of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a(n) ____________________ of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a(n) ____________________ of Master Funding LLC, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

SCHEDULE A

(Provided upon request)

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

February 28, 2006

LaSalle Bank National Association

135 South LaSalle Street

Chicago, IL 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-EC2

Re:

Custodial Agreement, dated as of February 28, 2006, by and among LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and Master Funding LLC, relating to Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received the following documents with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto: (i) an original note, including any riders thereto, endorsed without recourse to the order of LaSalle Bank National Association, as Trustee for certificateholders of ___________________________ or to blank and showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; (ii) an original mortgage and, if the related mortgage loan is a MERS Loan, registered with MERS, noting the presence of the mortgage identification number and language indicating that such mortgage loan is a MERS Loan, which shall have been recorded (or if the original is not available, a copy) with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form); (iii) unless the mortgage loan is a MERS Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the mortgage property is located) to the Trustee of the mortgage with respect to each mortgage loan in the name of ___________________________, which shall have been recorded (of if clause (x) in the proviso below applies, shall be in recordable form); (iv) an original or a copy of all intervening assignments of the mortgage, if any, with evidence of recording thereon; (v) the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related mortgaged property; and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Sellers may deliver the following documents, under the circumstances set forth below: (x) if any mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the related Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the mortgage notes relating to the mortgage loans identified in the list attached hereto, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION

By: ____________________________________
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

[DATE]

LaSalle Bank National Association

135 South LaSalle Street

Chicago, IL 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-EC2

Re:

Custodial Agreement, dated as of February 28, 2006, by and among LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and Master Funding LLC, relating to Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received and reviewed the documents described in its initial certification dated February 28, 2006 and has determined that: all documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodi al Agreement.

LASALLE BANK NATIONAL ASSOCIATION

By: ____________________________________
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

                [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Chicago, IL 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-EC2

Re:

Custodial Agreement, dated as of February 28, 2006, by and among LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and Master Funding LLC, relating to Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2

Ladies and Gentlemen:

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received and reviewed the documents described in its initial certification dated February 28, 2006 and has determined that: all documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION

By: ____________________________________
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT FOUR

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:	[Name/Address of Owner]

Attention:

Re:

Custodial Agreement, dated as of February 28, 2006, by and among LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and Master Funding LLC, relating to Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2

                In connection with the Mortgage Files that you hold pursuant to the Custodial Agreement, we request the release, and acknowledge receipt of the Mortgage file/[specify document] for the Mortgage Loan described below, the reason indicated.

Mortgagor’s Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents: (check one)

_____ 1. Mortgage Loan paid in full. ([The Master Servicer] [the Trustee] hereby certifies that all amounts received in connection therewith have been credited to __________________________________________________________________________.)

_____ 2. Mortgage Loan in foreclosure.

_____ 3. Repurchase. (The [Master Servicer] [Trustee] hereby certifies that the repurchase price has been credited to _____________________________________________.)

_____ 4. Mortgage Loan liquidated by _______________________________________. ([The Master Servicer] [The Trustee] hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to _____________________________________.

_____ 5. Other (explain):

EXHIBIT FIVE

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and identification, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 45 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than ther person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements	X*

_________________________

* Only with respect to the logistics of adding, removing or substituting loan files.

1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

ELECTRONIC RELEASE REQUEST (Excel)

Collateral Release Tasks

Required Field Header	Description

Customer	Value can be constant of '1018'

Poolnum	pool number if available, can be left blank as well

Loaned	EMC loan#, required field

loc_code

Codes must be mutually agreed upon with custodian. Examples are PDPO= loans released for payoff, FORC = loans released for foreclosure, OLIQ= loans released for repurchase, NLIQ = loans released for non-liquidation/correction.

rel_code	Codes must be mutually agreed upon with custodian. Examples are 1 = payoff, 2 = foreclosure, 4 = repurchase, 5 = non-liquidation.

rel_doclist	Can be left blank

notation	"Name of Person File Being Released To @ Company Name" (i.e. Sharon Ayers@EMC)

reqstr	Can be left blank

reqstr_sig	Signatory code assigned to requestor, TBD

amend	0 = new release request, 1= amend an existing released record (ie. FORC to PDPO)

EXHIBIT K

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

Re:                         The [ ] agreement dated as of [ ], 200[   ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)          I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[   ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)          Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)          Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)          I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)          The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:	_________________________

By:

Name:	________________________________
Title:	________________________________

EXHIBIT L

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of February 28, 2006, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and among EMC MORTGAGE CORPORATION, a Delaware corporation ( the “Sponsor” or a “Mortgage Loan Seller”), MASTER FUNDING LLC, a Delaware limited liability company (a “Mortgage Loan Seller” or “Master Funding”, and together with EMC, the “Mortgage Loan Sellers”) and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, each Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, closed-end, subprime, fixed rate and adjustable rate, first lien mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create Bear Stearns Asset-Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2 (the “Certificates”), under a pooling and servicing agreement, to be dated as of February 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, EMC as Sponsor and as master servicer (the “Master Servicer”) and LaSalle Bank National Association, as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-125422) relating to its Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Free Writing Prospectus” shall mean the free writing prospectus, dated February 9, 2006, relating to certain classes of the Certificates. The “Prospectus Supplement” shall mean the final supplement, dated February 21, 2006, to the Prospectus, dated June 24, 2005, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, Bear, Stearns & Co. Inc. (“Bear Stearns”) and the Purchaser have entered into a terms agreement, dated as of February 9, 2006, to an underwriting agreement, dated January 10, 2006 (together, the “Underwriting Agreement”) between Bear Stearns and the Purchaser.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.    Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: With respect to the Sponsor and the sale of the EMC Mortgage Loans, cash in an amount equal to $          *              (plus $              *         in accrued interest) and the retained certificates. With respect to Master Funding and the sale of the Master Funding Mortgage Loans, cash in an amount equal to $           *              (plus $            *             in accrued interest).

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: February 28, 2006.

Custodial Agreement: An agreement, dated as of February 28, 2006, among the Depositor, EMC, Master Funding, the Master Servicer, the Trustee and the Custodian.

Cut-off Date: February 1, 2006.

Cut-off Date Balance: Shall mean $445,177,198.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

EMC: EMC Mortgage Corporation.

EMC Mortgage Loan: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which EMC is the applicable Mortgage Loan Seller.

LaSalle: LaSalle Bank National Association, or its successors in interest.

Master Funding: Master Funding LLC.

Master Funding Mortgage Loan: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Master Funding is the applicable Mortgage Loan Seller.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

_________________________

*	Please contact Bear Stearns for pricing information.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated herein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Sellers or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Interest Rate through and including the last day of the month of purchase and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s and Moody’s, each a “Rating Agency.”

Replacement Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

SECTION 2.	Purchase and Sale of the Mortgage Loans and Related Rights.

(a)          Upon satisfaction of the conditions set forth in Section 11 hereof, each Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase the Mortgage Loans sold by such Mortgage Loan Seller having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance, and each Mortgage Loan Seller’s interest in the Swap Agreement and the Yield Maintenance Agreement.

(b)          The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)          Upon the satisfaction of the conditions set forth in Section 11 hereof, on the Closing Date, the Purchaser shall pay to each respective Mortgage Loan Seller the related Acquisition Price for the Mortgage Loans sold by such Mortgage Loan Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by such Mortgage Loan Seller.

SECTION 3.    Mortgage Loan Schedules. The Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the respective Mortgage Loan Sellers. If there are changes to the Preliminary Mortgage Loan Schedule, the Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) shall provide to the Purchaser as of the Closing Date a final schedule (the “Final Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by each Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

SECTION 4.	Mortgage Loan Transfer.

(a)          The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. Each Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans sold by it to the Purchaser due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the related Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)          Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, each Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee, or the Custodian on behalf of the Trustee, by the Closing Date or such later date as is agreed to by the Purchaser and such Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of the Custodian’s Mortgage File, provided, however, that in lieu of the foregoing, each Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the related Mortgage Loan Seller may deliver a true copy thereof with a certification by such Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from such Mortgage Loan Seller or the Master Servicer to such effect), such Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the related Mortgage Loan Seller may deliver lost note affidavits and indemnities of such Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, such Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by such Mortgage Loan Seller or the Master Servicer to such effect. Each Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the Custodian on behalf of the Trustee, promptly after they are received. The Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)          In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) further agrees that it will cause, at the Sponsor’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the related Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)          Each Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans will ultimately be assigned to LaSalle Bank National Association, as Trustee for the benefit of the Certificateholders, on the date hereof.

SECTION 5.	Examination of Mortgage Files.

(a)          On or before the Mortgage File Delivery Date, each Mortgage Loan Seller will have made the related Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or such Mortgage Loan Seller and/or such Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the related Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, each Mortgage Loan Seller shall make the related Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm such Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, each Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the related Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the related Mortgage Loan Seller and/or such Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the related Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)          Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the Custodial Agreement) for the benefit of the Certificateholders will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)          Within 90 days of the Closing Date, the Trustee or the Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and the Trustee an Interim Certification in the form attached as Exhibit Two to the Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)          The Trustee or the Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Sponsor and the Master Servicer, and if reviewed by the Custodian, the Trustee, a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or the Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), the Trustee or the Custodian on its behalf shall notify the Sponsor of such Material Defect. The Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee, the Depositor or the Master Servicer of the Material Defect and if the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) within thirty days of its receipt of the original recorded document.

(e)          At the time of any substitution, the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and shall release or cause the Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) title to such Deleted Mortgage Loan.

SECTION 6.	Recordation of Assignments of Mortgage.

(a)          The Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Sellers to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Sponsor (on its own behalf as Mortgage Loan Seller or on behalf of Master Funding) need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Sponsor (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Sponsor under the Pooling and Servicing Agreement, (iv) the occurrence of a servicing transfer or an assignment of the servicing as described in Section 7.07 of the Pooling and Servicing Agreement or (iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall leave or cause to be left with the Trustee or the Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Sponsor.

(b)          It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by each Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by such Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of that Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of such Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by such Mortgage Loan Seller to the Purchaser of a security interest in all of such Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7.    Representations and Warranties of the Sponsor Concerning the Mortgage Loans. The Sponsor hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan:

(a)          The information set forth in the Mortgage Loan Schedule on the Closing Date is complete, true and correct.

(b)          All payments required to be made prior to the Cut-off Date with respect to each Mortgage Loan have been made and no Mortgage Loan is delinquent thirty one or more days (determined using a 30/360 basis).

(c)          If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan.

(d)          Except with respect to taxes, insurance and other amounts previously advanced by a prior servicer with respect to any Mortgage Loan, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

(e)          The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the Mortgage Loans are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Trustee, and which have been or will be delivered to the Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the Mortgage Loans is part of the Mortgage File.

(f)           The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(g)          All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and the related Mortgage Loan Seller has received no notice that all premiums thereon have not been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the Stated Principal Balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense and, on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to obtain reimbursement therefor from the Mortgagor.

(h)          Each loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory lending laws.

(i)           The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(j)           The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Mortgage Loan Seller has full right to sell and assign the Mortgage to the Purchaser.

(k)          The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

(l)           All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(m)         The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(n)          Immediately prior to the conveyance of the Mortgage Loans by the related Mortgage Loan Seller to the Purchaser hereunder, such Mortgage Loan Seller was the sole owner and holder of the Mortgage Loan; the related Originator or such Mortgage Loan Seller was the custodian of the related escrow account, if applicable; the Mortgage Loan had neither been assigned nor pledged, and such Mortgage Loan Seller had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related servicing rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and the related servicing rights, subject to the applicable servicing agreement, to the Purchaser pursuant to the terms of this Agreement.

(o)          All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

(p)          The Mortgage Loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (i) above) the related Mortgage Loan Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to each Mortgage Loan, the related Mortgage Loan Seller (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the related Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(q)          Except as provided in clause (b), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the related Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration.

(r)           There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

(s)           At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

(t)           The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standards, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, and a Mortgage Loan all such payments are in the possession or under the control of the related Mortgage Loan Seller (including pursuant to a Subservicing Agreement) and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

(u)          The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

(v)          The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Mortgage Loan Seller and the Mortgage Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

(w)         The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

(x)          In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(y)          The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan.

(z)          No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

(aa)        To the best of the Sponsor’s knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(bb)        The assignment of Mortgage with respect to a Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(cc)        The Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling, or an individual unit in a planned unit development as defined by Fannie Mae or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.

(dd)        Each Mortgage Loan at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Prospectus Supplement and generally accepted credit underwriting guidelines.

(ee)        No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of either Mortgage Loan Seller or the related Originator.

(ff)         Each Mortgage Loan was originated (1) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (2) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (3) by a mortgage broker or correspondent lender in a manner such that the related Mortgage Loan would be regarded for purposes of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, as having been originated by an entity described in clauses (1) or (2) above;

(gg)        None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) classified and/or defined as a “high cost home loan” (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) under any federal, state, or local law, including, but not limited to, the States of Georgia or North Carolina.

(hh)        No mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(ii)          None of the Mortgage Loans contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the related Mortgage Loan Seller, the mortgagor, or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. None of the Mortgage Loans is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature.

(jj)          Each Mortgage Loan that contains a provision for the assumption substitution of liability, pursuant to which the original mortgagor is released from liability and another person is substituted as the mortgagor and becomes liable under the Mortgage Note, shall be effective only if such person satisfies the then current underwriting practices and procedures of prudent mortgage lenders in a state in which the mortgaged property is located.

(kk)        The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(ll)          Each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage; Appraisal Form 1004 or Form 2055 with an interior inspection for first lien Mortgage Loans has been obtained. Form 704, 2065 or 2055 with an exterior only inspection for junior lien Mortgage Loans has been obtained.

(mm)     None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

(nn)        Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

(oo)        With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law.

(pp)        No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6c Revised, Appendix E attached hereto as Exhibit 6).

(qq)        No Mortgage Loan is a High-Cost Home Loan under the New Jersey Home Ownership Security Act of 2002.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Sponsor, the Purchaser or the Trustee of a breach of any representation or warranty of the Sponsor set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Sponsor, or the date the Sponsor is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Sponsor will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (nn) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Sponsor shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Sponsor shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Sponsor to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Sponsor to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof.

Any cause of action against the Sponsor or relating to or arising out of a breach by the Sponsor of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Sponsor or notice thereof by the party discovering such breach and (ii) failure by the Sponsor to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

SECTION 8.     Representations and Warranties Concerning the Sponsor. As of the date hereof and as of the Closing Date, the Sponsor represents and warrants to the Purchaser and Master Funding as to itself in the capacity indicated as follows:

(a)          The Sponsor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Sponsor’s business as presently conducted or on the Sponsor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)          The Sponsor has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)          The execution and delivery by the Sponsor of this Agreement has been duly authorized by all necessary action on the part of the Sponsor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Sponsor or its properties or the charter or by-laws of the Sponsor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Sponsor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)          The execution, delivery and performance by the Sponsor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)          This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of the Sponsor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)           There are no actions, suits or proceedings pending or, to the knowledge of the Sponsor, threatened against the Sponsor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Sponsor could reasonably be expected to be determined adversely to the Sponsor and if determined adversely to the Sponsor materially and adversely affect the Sponsor’s ability to perform its obligations under this Agreement; and the Sponsor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)          The Mortgage Loan Sellers’ Information (as defined in Section 14(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 9.    Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Sellers as follows:

(a)          The Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)          The Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)          The execution and delivery by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby or thereby;

(d)          The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)          This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Sellers, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)           There are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser could reasonably be expected to be determined adversely to the Purchaser and if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)          The Purchaser’s Information (as defined in Section 14(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10.  Representations and Warranties Concerning Master Funding. As of the date hereof and as of the Closing Date, Master Funding represents and warrants to the Sponsor and the Purchaser as follows:

(a)          Master Funding (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on Master Funding’s business as presently conducted or on Master Funding’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)          Master Funding has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)          The execution and delivery by Master Funding of this Agreement has been duly authorized by all necessary action on the part of Master Funding; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Master Funding or its properties or the written consent of the sole member or limited liability company agreement of Master Funding, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Master Funding’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)          The execution, delivery and performance by Master Funding of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)          This Agreement has been duly executed and delivered by Master Funding and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of Master Funding enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)           There are no actions, suits or proceedings pending or, to the knowledge of Master Funding, threatened against Master Funding, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of Master Funding could reasonably be expected to be determined adversely to Master Funding and if determined adversely to Master Funding materially and adversely affect Master Funding’s ability to perform its obligations under this Agreement; and Master Funding is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

SECTION 11.	Conditions to Closing.

(a)          The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)          Each of the obligations of each Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of each Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of each of the Mortgage Loan Sellers.

(2)          The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)           If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)          If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(iii)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(iv)         A certificate of an officer of the Sponsor dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Sponsor authorizing the transactions contemplated by this Agreement, together with copies of the articles of incorporation, by-laws and certificate of good standing of the Sponsor;

(v)          A certificate of an officer of Master Funding dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of Master Funding authorizing the transactions contemplated by this Agreement, together with copies of the written consent of the sole member, limited liability company agreement and certificate of good standing of Master Funding;

(vi)         One or more opinions of counsel from the Mortgage Loan Sellers’ counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(vii)       A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(viii)      Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(3)          The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(4)          Each Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and their respective counsel may reasonably request.

(b)          The obligations of each Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)          The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement or the Pooling and Servicing Agreement, and each Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(2)          Each Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to each Mortgage Loan Seller, duly executed by all signatories other than the related Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)           If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)          The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Sponsor and the Trustee, and all documents required thereby duly executed by all signatories;

(iii)        A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, together with copies of the Purchaser’s certificate of formation, limited liability company agreement and evidence as to the good standing of the Purchaser dated as of a recent date;

(iv)         One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to each Mortgage Loan Seller, the Trustee and the Rating Agencies; and

(v)          Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

SECTION 12.  Fees and Expenses. Subject to Section 17 hereof, the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Sellers’ attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 13.	Accountants’ Letters.

(a)          Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Preliminary Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Free Writing Prospectus under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus and in the Prospectus Supplement.

(b)          To the extent statistical information with respect to the Sponsor’s servicing portfolio is included in the Free Writing Prospectus and in the Prospectus Supplement under the caption “Servicing of the Mortgage Loans—The Master Servicer—Delinquency and Foreclosure Experience of the Sponsor,” a letter from the certified public accountant for the Sponsor will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Sponsor and the Purchaser, with respect to such statistical information.

SECTION 14.	Indemnification.

(a)          The Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Sellers’ Information as identified in Exhibit 3, the omission to state in the Free Writing Prospectus, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and in which additional Mortgage Loan Sellers’ Information is identified), in reliance upon and in conformity with Mortgage Loan Sellers’ Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Sponsor in Section 7 or Section 8 or by Master Funding in Section 10 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) to perform its obligations under this Agreement; and the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Sponsor or Master Funding otherwise may have to the Purchaser or any other such indemnified party.

(b)          The Purchaser shall indemnify and hold harmless each Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse each Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Sellers, or any other such indemnified party.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 14 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)          If the indemnification provided for in paragraphs (a) and (b) of this Section 14 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 14, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Sellers on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(e)          The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

SECTION 15.  Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Sponsor shall be directed to EMC Mortgage Corporation, 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038, (Telecopy: (972-444-2880)); notices to Master Funding shall be directed to Master Funding LLC, 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038; and notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy: (212-272-7206)), Attention: Chief Counsel; or to any other address as may hereafter be furnished by one party to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 16.  Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Sellers, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 12, 14 and 18 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Sellers shall be the cure, purchase or substitution obligations of the Sponsor contained in Sections 5 and 7 hereof.

SECTION 17.  Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 11(a) hereof are not fulfilled as and when required to be fulfilled or (c) by any Mortgage Loan Seller, if the conditions to the Mortgage Loan Sellers’ obligation to close set forth under Section 11(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 18.  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Sellers submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, each of the Sponsor’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Replacement Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

SECTION 19.  Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 20.  Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 21.  Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 22.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES

THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 23.  Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 24.  Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by each of the Mortgage Loan Sellers and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 14 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Sellers acknowledge and agree that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Sponsor’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which any Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving such Mortgage Loan Seller), any person resulting from a change in form of such Mortgage Loan Seller or any person succeeding to the business of such Mortgage Loan Seller, shall be considered the “successor” of such Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 25.  The Mortgage Loan Sellers. The Mortgage Loan Sellers will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 26.  Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 27.  No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By: ____________________________________
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By: ____________________________________
Name: Mary P. Haggerty
Title: Vice President

MASTER FUNDING LLC

By: ____________________________________
Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(a)          The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of “LaSalle Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-EC2,” and showing to the extent available to the related Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

(b)          The original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(c)          Unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “LaSalle Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-EC2,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

(d)          An original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the related Mortgage Loan Seller, with evidence of recording thereon;

(e)          The original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(f)           Originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the related Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the related Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J to the Pooling and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Protected Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) to the Trustee, and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and its successors and assigns. In the event that the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding), the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall submit or cause to be submitted for recording as specified above or, should the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Sponsor (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) or the Master Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(i)	the loan sequence number;
(ii)	the Mortgage Loan identifying number;
(iii)	the EMC Loan identifying number;
(iv)	the current gross coupon;
(v)	the Servicing Fee Rate;
(vi)	the master servicing fee rate, if applicable;
(vii)	the LPMI Fee, if applicable;
(viii)	the Trustee Fee Rate;
(ix)	the current net coupon;
(x)	the maturity date;
(xi)	the original principal balance;
(xii)	the current principal balance;
(xiii)	the stated original term to maturity;
(xiv)	the stated remaining term to maturity;
(xv)	the property type;
(xvi)	the MIN with respect to each MOM Loan;
(xvii)	with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;
(xviii)	with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;
(xix)	with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;
(xx)	with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;
(xxi)	with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(xxii)	the Loan Group;
(xxiii)	the Prepayment Charge, if any; and
(xxiv)	a code indicating whether the Mortgage Loan is an EMC Mortgage Loan or a Master Funding Mortgage Loan.

EXHIBIT 3

MORTGAGE LOAN SELLERS' INFORMATION

All information in the Prospectus Supplement described under the following captions: “SUMMARY — The Mortgage Loans,” “THE MORTGAGE POOL”, “THE SPONSOR” and “SCHEDULE A — Mortgage Loan Statistical Data.”

EXHIBIT 4

PURCHASER'S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Sellers’ Information, the Swap Provider’s Information and the Yield Maintenance Agreement Provider’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

REVISED February 14, 2006

APPENDIX E - STANDARD & POOR'S PREDATORY LENDING CATEGORIES

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective October 1, 2002 – March 6, 2003
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective March 22, 2001 and amended from time to time
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage

South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	S&P	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Private Certificates

Class	S&P	Moody’s
M-10	BB+	Ba1
CE	Not Rated	Not Rated
P	Not Rated	Not Rated
R-1	Not Rated	Not Rated
R-2	Not Rated	Not Rated
R-3	Not Rated	Not Rated
RX	Not Rated	Not Rated

EXHIBIT M

SWAP AGREEMENT

BEAR STEARNS FINANCIAL PRODUCTS INC.

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

212-272-4009

DATE:	February 28, 2006

TO:

LaSalle Bank National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust (each as defined herein) with respect to Bear Stearns Asset-Backed Securities I Trust 2006-EC2

ATTENTION:	Global Securities and Trust Services Group – BSABS, Series 2006-EC2

TELEPHONE:	(312) 992-1743
FACSIMILE:	(312) 904-1368

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNSC7936

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and LaSalle Bank National Association, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the Bear Stearns Asset-Backed Securities I Trust 2006-EC2 (the “Supplemental Interest Trust”) (“Counterparty”) created under the Pooling and Servicing Agreement, dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC (Depositor), EMC Mortgage Corporation (Sponsor and Master Servicer) and LaSalle Bank National Association (Trustee) (the “Pooling and Servicing Agreement”) ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.            This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. Terms capitalized but not defined herein except in the Definitions shall have the respective meanings attributed to them in the Pooling and Servicing Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA

Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Each reference to a “Section” (unless specifically referencing the Pooling and Servicing Agreement or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Form Master Agreement.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.

Trade Date:	February 23, 2006

Effective Date:	June 25, 2006

Termination Date:

February 25, 2011, provided, however, for the purposes of determining the Floating Amount to be paid in respect of the final Calculation Period, such date shall be subject to adjustment in accordance with the Business Day Convention.

Fixed Amount:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer

Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing July 25, 2006, and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer

Payment Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing July 25, 2006, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	5.05750%

Fixed Amount:	To be determined in accordance with the following Formula:

100*Fixed Rate*Notional Amount*Fixed Rate Day Count Fraction

Fixed Rate Day

Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	BSFP

Floating Rate Payer

Period End Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing July 25, 2006, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer

Payment Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing July 25, 2006, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	To be determined in accordance with the following Formula:

100*Floating Rate Option*Notional Amount*Floating Rate Day Count Fraction

Designated Maturity:	One month

Floating Rate Day

Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York and Illinois

Business Day Convention:	Following

Calculation Agent:	BSFP

3.	Additional Provisions:

1) Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph 1) shall be deemed repeated on the trade date of each Transaction.

4.	Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. For purposes of the Master Agreement:

(a)	"Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b)          "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c)          The "Cross Default" provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(d)          The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(e)          With respect to Counterparty, the “Bankruptcy Provision” of Section 5(a) (vii) (2) shall be deleted in its entirety.

(f)          The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(g)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply.

(ii)	the Second Method will apply.

(h)	"Termination Currency" means United States Dollars.

(i)

Tax Event. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the printed ISDA Form Master Agreement shall not apply to Counterparty and Counterparty shall not be required to pay any additional amounts referred to therein.

3) Tax Representations.

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, each of BSFP and the Counterparty will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)     the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)    the satisfaction of the agreement contained in Section 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(iii) of this Agreement; and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, each of BSFP and the Counterparty make the following representations.

The following representation will apply to BSFP:

BSFP is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

The following representation will apply to the Counterparty:

Counterparty represents that it is the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement.

4) The ISDA Form Master Agreement is hereby amended as follows:

The word “third” shall be replaced by the word “second” in the third line of Section 5(a)(i) of the ISDA Form Master Agreement.

5) Documents to be Delivered. For the purpose of Section 4(a):

(1)	Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
BSFP and the Counterparty

Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate

Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BSFP and the Counterparty

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation , and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement and such Confirmation	Yes

BSFP and the Counterparty

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be

	Upon the execution and delivery of this Agreement and such Confirmation	Yes

BSFP

A copy of the most recent annual report of such party (only if available) and its Credit Support Provider, if any, containing in all cases audited consolidated financial statements for each fiscal year certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States or in the country in which such party is organized

		Promptly after request by the other party	Yes
BSFP and the Counterparty	An opinion of counsel with respect to the due authorization, execution and enforceability of this Agreement, acceptable to the other party hereto.	Upon the execution and delivery of this Agreement and such Confirmation	Yes

6) Miscellaneous. Miscellaneous

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to BSFP:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823

with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations - 7th Floor
Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:	LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:	Global Securities and Trust Services Group-Bear Stearns Asset Backed Securities I Trust 2006-EC2
Facsimile:	(312) 904-1368
Phone:	(312) 992-1743

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c):

BSFP appoints as its
Process Agent:	Not Applicable

The Counterparty appoints as its
Process Agent:	Not Applicable

(c)          Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Credit Support Document. Not applicable for either BSFP or the Counterparty.

(f)	Credit Support Provider.

BSFP: Not Applicable

The Counterparty: Not Applicable

(g)          Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(h)          Severability.    If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(i)           Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(j)           Waiver of Jury Trial.  Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(k)          Set-Off. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.

(l)           This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(m)	Additional Definitional Provisions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Moody’s” means Moody’s Investors Service, Inc., or any successor.

“S&P” means Standard & Poor's Ratings Services, or any successor.

(n)          Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by LaSalle Bank National Association (“LaSalle”), not individually or personally but solely as Supplemental Interest Trust Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by LaSalle but is made and intended for the purpose of binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on LaSalle, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve LaSalle from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein, (d) under no circumstances shall LaSalle be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, (e) LaSalle has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder and (f) the parties hereto acknowledge and agree that under (i) the Derivative Administration Agreement, dated as of February 28, 2006, among LaSalle Bank National Association, as derivative administrator (in such capacity, the “Derivative Administrator”), LaSalle Bank National Association, as Supplemental Interest Trust Trustee, and LaSalle Bank National Association, as trustee for Bear Stearns Asset Backed Securities I Trust 2006-EC2, Asset-Backed Certificates, Series 2006-EC2, (ii) the Pooling and Servicing Agreement, and (iii) this Agreement, the Derivative Administrator may act for the Counterparty hereunder, and BSFP hereby acknowledges and agrees that it will, unless otherwise directed by the Supplemental Interest Trust Trustee or the Derivative Administrator, make all payments hereunder to the account specified below. Any resignation or removal of LaSalle as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement shall require the assignment of this agreement to LaSalle’s replacement.

(o)          Additional Provisions. The provisions of Sections 5(a)(ii), 5(a)(iii) and 5(a)(iv) shall not apply to BSFP or Counterparty.

7) "Affiliate": BSFP and Counterparty shall be deemed to not have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

8) Additional Termination Events. Additional Termination Events will apply: (a) If a Rating Agency Downgrade has occurred and BSFP has not complied with Section 9 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event. (b) If the Trustee is unable to pay its Class A Certificates or fails or admits in writing its inability to pay its Class A Certificates as they become due, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event. (c) If, at any time, the Majority Class CE Certificateholder or the Master Servicer, as applicable, purchases the Mortgage Loans pursuant to Section 10.01 of the Pooling and Servicing Agreement, then an Additional Termination Event shall have occurred and Counterparty shall be the sole Affected Party with respect thereto; provided, however, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, both BSFP and Counterparty shall have the right to designate an Early Termination Date (such Termination Date shall not be later than the date on which the Mortgage Loans are purchased) in respect of this Additional Termination Event. (d) If, upon the occurrence of a Swap Disclosure Event (as defined in paragraph 15 below) BSFP has not, within 10 Business Days after such Swap Disclosure Event complied with any of the provisions set forth in clause (iii) of paragraph 15 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event

9) Rating Agency Downgrade. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “AA-” by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s (and together with S&P, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency, as applicable, has reconfirmed the rating of the Certificates, which was in effect immediately prior to such withdrawal or downgrade), BSFP shall, at its own expense, subject to the Rating Agency Condition, either (i) seek another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement, or (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates. BSFP’s failure to do any of the foregoing shall, at the Counterparty’s option, constitute an Additional Termination Event with BSFP as the Affected Party. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P, then within 10 Business Days after such rating withdrawal or downgrade, BSFP shall, subject to the Rating Agency Condition and at its own expense, either (i) secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and any Notes and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates and Notes.

10) Payment Instructions. BSFP hereby agrees that, unless notified in writing by the Supplemental Interest Trust Trustee of other payment instructions, any and all amounts payable by BSFP to the Counterparty under this Agreement shall be paid to the Derivative Administrator at the account specified in Section 5.

11) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

(1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2) Evaluation and Understanding.

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5) Eligible Contract Participant. It constitutes an “eligible contract participant” as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.”

12) Non-Recourse. Notwithstanding any provision herein or in the ISDA Form Master Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of

Counterparty, payable solely from the Derivative Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Derivative Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Derivative Account and the proceeds thereof, any claims against or obligations of Counterparty under the ISDA Form Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to BSFP due to any failure or delay in receiving amounts in the Derivative Account from the Trust created pursuant to the Pooling and Servicing Agreement.

13) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poors Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") have been provided prior notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Class A and Class M Certificates.

14) Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates

15) Compliance with Regulation AB.

(i)           BSFP agrees and acknowledges that Bear Stearns Asset Backed Securities I LLC (“BSABS”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)          It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, BSABS requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by BSABS, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii)        Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to BSABS the Swap Financial Disclosure, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP’s obligations under this Agreement, subject to Rating Agency Condition, from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv)        BSFP agrees that, in the event that BSFP provides Swap Financial Disclosure to BSABS in accordance with clause (iii)(a) of paragraph 15 or causes its affiliate to provide Swap Financial Disclosure to BSABS in accordance with clause (iii)(c) of paragraph 15, it will indemnify and hold harmless BSABS, its respective directors or officers and any person controlling BSABS, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.	Account Details and
	Settlement Information:	Payments to BSFP:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:
.		Bank Name: LaSalle Bank N.A
ABA Number: 071000505
LaSalle CHGO/CTR/BNF:/ LaSalle Trust
Reference Trust Account Number: 723463.4
Attention: Brian Whiteley, (312) 992-1743

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	_______________________________
Name:
Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LASALLE BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST

By:	_______________________________
Name:
Title:

lm

SCHEDULE I

(where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Business Day Convention and (ii) determining Fixed Amounts, all such dates subject to No Adjustment.)

From and including	To but excluding	Notional Amount (USD)
Effective Date	25-Jul-06	4,116,807.99
25-Jul-06	25-Aug-06	3,999,047.33
25-Aug-06	25-Sep-06	3,868,544.73
25-Sep-06	25-Oct-06	3,725,970.72
25-Oct-06	25-Nov-06	3,572,151.85
25-Nov-06	25-Dec-06	3,408,497.64
25-Dec-06	25-Jan-07	3,251,226.61
25-Jan-07	25-Feb-07	3,101,274.54
25-Feb-07	25-Mar-07	2,958,281.39
25-Mar-07	25-Apr-07	2,821,922.84
25-Apr-07	25-May-07	2,691,889.76
25-May-07	25-Jun-07	2,567,887.43
25-Jun-07	25-Jul-07	2,449,637.74
25-Jul-07	25-Aug-07	2,336,872.97
25-Aug-07	25-Sep-07	2,229,334.40
25-Sep-07	25-Oct-07	2,126,778.70
25-Oct-07	25-Nov-07	2,028,973.33
25-Nov-07	25-Dec-07	1,935,697.75
25-Dec-07	25-Jan-08	1,847,047.22
25-Jan-08	25-Feb-08	1,762,497.88
25-Feb-08	25-Mar-08	215,336.63
25-Mar-08	25-Apr-08	207,460.95
25-Apr-08	25-May-08	199,883.52
25-May-08	25-Jun-08	192,592.60
25-Jun-08	25-Jul-08	185,576.93
25-Jul-08	25-Aug-08	178,825.73
25-Aug-08	25-Sep-08	172,328.63
25-Sep-08	25-Oct-08	166,075.69
25-Oct-08	25-Nov-08	160,057.39
25-Nov-08	25-Dec-08	154,269.13
25-Dec-08	25-Jan-09	148,700.72
25-Jan-09	25-Feb-09	143,339.89
25-Feb-09	25-Mar-09	100,467.08
25-Mar-09	25-Apr-09	97,276.93
25-Apr-09	25-May-09	94,187.38
25-May-09	25-Jun-09	91,195.29

25-Jun-09	25-Jul-09	88,297.59
25-Jul-09	25-Aug-09	85,491.33
25-Aug-09	25-Sep-09	82,773.63
25-Sep-09	25-Oct-09	80,141.71
25-Oct-09	25-Nov-09	77,592.89
25-Nov-09	25-Dec-09	75,124.55
25-Dec-09	25-Jan-10	72,734.16
25-Jan-10	25-Feb-10	70,419.28
25-Feb-10	25-Mar-10	68,177.54
25-Mar-10	25-Apr-10	66,006.63
25-Apr-10	25-May-10	63,904.33
25-May-10	25-Jun-10	61,868.49
25-Jun-10	25-Jul-10	59,897.02
25-Jul-10	25-Aug-10	57,987.89
25-Aug-10	25-Sep-10	56,139.14
25-Sep-10	25-Oct-10	54,348.88
25-Oct-10	25-Nov-10	52,614.22
25-Nov-10	25-Dec-10	50,934.49
25-Dec-10	25-Jan-11	49,304.78
25-Jan-11	Termination Date	47,726.04

EXHIBIT N

SPECIAL SERVICER DELINQUENCY TRIGGERS

EXHIBIT O

YIELD MAINTENANCE AGREEMENT

BEAR STEARNS FINANCIAL PRODUCTS INC.

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

212-272-4009

DATE:	February 28, 2006

TO:

LaSalle Bank National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust (each as defined herein) with respect to Bear Stearns Asset-Backed Securities I Trust 2006-EC2

ATTENTION:	Global Securities and Trust Services Group – BSABS, Series 2006-EC2

TELEPHONE:	(312) 992-1743
FACSIMILE:	(312) 904-1368

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNCC7924

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and LaSalle Bank National Association, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the Bear Stearns Asset-Backed Securities I Trust 2006-EC2 (the “Supplemental Interest Trust”) (“Counterparty”) created under the Pooling and Servicing Agreement, dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC (Depositor), EMC Mortgage Corporation (Sponsor and Master Servicer) and LaSalle Bank National Association (Trustee) (the “Pooling and Servicing Agreement”) ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.         This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. Terms capitalized but not defined herein except in the Definitions shall have the respective meanings attributed to them in the Pooling and

Servicing Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Each reference to a “Section” (unless specifically referencing the Pooling and Servicing Agreement or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Form Master Agreement.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Notional Amount:

With respect to any Calculation Period, the lesser of (i) the amount set forth for such period on Schedule I attached hereto and (ii) the aggregate Principal Balance of the Mortgage Loans as of the related Floating Rate Payer Payment Date.

Trade Date:	February 23, 2006

Effective Date:	February 28, 2006

Termination Date:	June 25, 2006, subject to adjustment in accordance with the Business Day Convention.

Fixed Amount (Premium):

Fixed Rate Payer:	Counterparty

Fixed Rate Payer

Payment Date:	February 28, 2006

Fixed Amount:	USD 258,000

Floating Amounts:

Floating Rate Payer:	BSFP

Cap Rate:	4.68000%

Floating Rate Payer

Period End Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2006, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer

Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be two Business Days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Floating Rate Day

Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York and Illinois

Business Day Convention:	Following

Calculation Agent:	BSFP

3.            Additional Provisions: Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4.	Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. For purposes of the Master Agreement:

(a)	"Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b)	“Breach of Agreement” provision of Section 5(a)(ii) will not apply to BSFP or Counterparty.

(c)	“Credit Support Default” provisions of Section 5(a)(iii) will not apply to BSFP or Counterparty.

(d)	“Misrepresentation” provisions of Section 5(a)(iv) will not apply to BSFP or Counterparty.

(e)	“Bankruptcy” provision of Section 5(a)(vii)(2) will not apply to Counterparty.

(f)          "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(g)          The "Cross Default" provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(h)          The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(i) Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless BSFP is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) BSFP shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of the ISDA Form Master Agreement with respect to BSFP as the Affected Party, or Section 5(b)(iii) with respect to BSFP as the Burdened Party.

(j)           The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(k)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(l)	"Termination Currency" means United States Dollars.

3) Tax Representations.

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, each of BSFP and the Counterparty will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)     the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)    the satisfaction of the agreement contained in Section 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(iii) of this Agreement; and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, each of BSFP and the Counterparty make the following representations.

The following representation will apply to BSFP:

BSFP is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

The following representation will apply to the Counterparty:

Counterparty represents that it is the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement.

4) [Reserved]

5) Documents to be Delivered. For the purpose of Section 4(a):

(1)	Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
BSFP and the Counterparty

Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate

Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BSFP and the Counterparty

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider, if any, to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be

	Upon the execution and delivery of this Agreement and such Confirmation	Yes
BSFP and the Counterparty

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be

	Upon the execution and delivery of this Agreement and such Confirmation	Yes

6) Miscellaneous. Miscellaneous

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to BSFP:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823

with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations - 7th Floor
Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:	LaSalle Bank National Association
135 South LaSalle Street, Suite 1625

Chicago, IL 60603
Attention:	Global Securities and Trust Services Group-Bear Stearns Asset Backed Securities I Trust 2006-EC2
Facsimile:	(312) 904-1368
Phone:	(312) 992-1743

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c):

BSFP appoints as its Process Agent:	Not Applicable

The Counterparty appoints as its Process Agent:	Not Applicable

(c)         Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Credit Support Document. Not applicable for either BSFP or the Counterparty.

(f)	Credit Support Provider.

BSFP:	Not Applicable

The Counterparty: Not Applicable

(g)          Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(h)          Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(i)           Consent to Recording.                Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(j)           Waiver of Jury Trial.  Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(k)          Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless

Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poors Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") have been provided prior notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Class A and Class M Certificates.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that BSFP and Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g)	Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 13 of this Agreement to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Principal. Except as set forth herein, it is entering into the Transaction as principal, and not as agent or in any other capacity, fiduciary or otherwise.

(5) Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act.”

9) Non-Petition. BSFP shall not institute against, or cause any other person to institute against, or join any other person in instituting against Counterparty in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates.

10) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

11) Additional Termination Events. Additional Termination Events will apply: (i) If a Rating Agency Downgrade has occurred and BSFP has not complied with Section 12 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event. (ii) If, upon the occurrence of a Swap Disclosure Event (as defined in paragraph 14 below) BSFP has not, within 10 Business Days after such Swap Disclosure Event complied with any of the provisions set forth in clause (iii) of paragraph 14 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

12) Rating Agency Downgrade. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “AA-” by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s (and together with S&P, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency, as applicable, has reconfirmed the rating of the Certificates, which was in effect immediately prior to such withdrawal or downgrade), BSFP shall, at its own expense, subject to the Rating Agency Condition, either (i) seek another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement, or (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates. BSFP’s failure to do any of the foregoing shall, at the Counterparty’s option, constitute an Additional Termination Event with BSFP as the Affected Party. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P, then within 10 Business Days after such rating withdrawal or downgrade, BSFP shall, subject to the Rating Agency Condition and at its own expense, either (i) secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and any Notes and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates and Notes.

13) Supplemental Interest Trust Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed by LaSalle Bank National Association (“LaSalle”) not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (ii) LaSalle has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (iii) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Trust; and (iv) under no circumstances shall LaSalle Bank National Association in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

14) Compliance with Regulation AB.

(i)           BSFP agrees and acknowledges that Bear Stearns Asset Backed Securities I LLC (“BSABS”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)         It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, BSABS requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by BSABS, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii)        Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to BSABS the Swap Financial Disclosure, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP’s obligations under this Agreement, subject to Rating Agency Condition, from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv)       BSFP agrees that, in the event that BSFP provides Swap Financial Disclosure to BSABS in accordance with clause (iii)(a) of paragraph 14 or causes its affiliate to provide Swap Financial Disclosure to BSABS in accordance with clause (iii)(c) of paragraph 14, it will indemnify and hold harmless BSABS, its respective directors or officers and any person controlling BSABS, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.	Account Details and
	Settlement Information:	Payments to BSFP:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:
Bank Name: LaSalle Bank N.A.
ABA Number: 071000505
LaSalle CHGO/CTR/BNF:/ LaSalle Trust
Reference Trust Account Number: 723453.4
Attention: Brian Whiteley, (312) 992-1743

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	_______________________________
Name:
Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LASALLE BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE UNDER THE POOLING AND SERVICING AGREEMENT

By:	_______________________________
Name:
Title:

lm

SCHEDULE I

(all such dates subject to adjustment in accordance with the Business Day Convention)

From an including	To but excluding	Notional Amount (USD)
Effective Date	25-Mar-06	445,177,198.22
25-Mar-06	25-Apr-06	438,898,420.16
25-Apr-06	25-May-06	431,211,371.12
25-May-06	Termination Date	422,129,918.05

EXHIBIT P

SERVICING CRITERIA TO BE ADDRESSED

IN ASSESSMENT OF COMPLIANCE

Definitions

Master Servicer – aggregator of pool assets

Custodian – safe keeper of pool assets

Trustee – fiduciary of the transaction, waterfall calculator, paying agent

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:	X – obligation

Reg AB Reference	Servicing Criteria	Master Servicer	Trustee	Custodian
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and identification, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 45 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X*
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X

_________________________

* Only with respect to the logistics of adding, removing and substituting loan files.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT Q

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.16 of the Pooling and Servicing Agreement. The trustee in this transaction is responsible for all of the securities administrator functions.

Under Item 1 of Form 10-D: a) items marked “monthly statements to certificateholders” are required to be included in the periodic Distribution Date statement under Section 5.06 of the Pooling and Servicing Agreement, provided by the Trustee based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statements to certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items of Form 8-K and Form 10-K set forth in this exhibit shall be sent to the Trustee and the Depositor.

Form	Item	Description	Master Servicer	Trustee	Custodian	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.		X (monthly statements to certificateholders)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.		X (monthly statements to certificateholders)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:		X (monthly statements to certificateholders)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.		X (monthly statements to certificateholders)

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

X (monthly statements to certificateholders)
(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	X (monthly statements to certificateholders)
(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	X (monthly statements to certificateholders)
(4) Beginning and ending principal balances of the asset-backed securities.	X (monthly statements to certificateholders)

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

X (monthly statements to certificateholders)

(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.		X (monthly statements to certificateholders)(only with respect to the reserve accounts)

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

X (monthly statements to certificateholders)

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.

		X (monthly statements to certificateholders)	Updated pool composition information fields to be as specified by Depositor from time to time
(9) Delinquency and loss information for the period.		X (monthly statements to certificateholders)
In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

X (monthly statements to certificateholders)

(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.		X (monthly statements to certificateholders)
(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X (if agreed upon by the parties)	X
(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.		X (monthly statements to certificateholders)
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,			X

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

	X	X	X

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

					X	X
	Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).				X
2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

	Sponsor (Seller)					X
	Depositor				X
	Trustee		X
	Issuing entity				X
	Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
	Originator of 20% or more of pool assets as of the Cut-off Date				X
	Custodian			X
3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	X
	5	Submission of Matters to a Vote of Certificateholders
		Information from Item 4 of Part II of Form 10-Q	X
	6	Significant Obligors of Pool Assets
		Item 1112(b) – Significant Obligor Financial Information*		X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold	X
		Requesting required financial information or effecting incorporation by reference	X
Item 1115(b) – Derivative Counterparty Financial Information*
		Determining current maximum probable exposure		X
		Determining current significance percentage	X
		Requesting required financial information or effecting incorporation by reference	X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report	X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements		X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

		X	X		X	X
1.02	Termination of a Material Definitive Agreement	X	X		X	X

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

		X	X	X	X	X
1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian

			X	X	X	X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to certificateholders [in this transaction there will be no events other than waterfall triggers]

			X	X
	3.03	Material Modification to Rights of Certificateholders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement		X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”				X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]				X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.16]				X
	6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

			X	X		X
		Reg AB disclosure about any new master servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.		X
	6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

				X		X
		Reg AB disclosure about any new enhancement provider is also required.		X		X
	6.04	Failure to Make a Required Distribution		X
	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.				X
	7.01	Regulation FD Disclosure	X	X	X	X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.				X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K		Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) – Significant Obligor Financial Information				X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold		X
		Requesting required financial information or effecting incorporation by reference		X

Item 1115(b) – Derivative Counterparty Financial Information
Determining current maximum probable exposure				X
Determining current significance percentage		X
Requesting required financial information or effecting incorporation by reference		X

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)					X
Depositor				X
Trustee		X
Issuing entity				X
Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
Originator of 20% or more of pool assets as of the Cut-off Date				X
Custodian			X
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Sponsor (Seller)					X
Depositor				X
Trustee		X

Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
Originator				X
Custodian			X
Credit Enhancer/Support Provider				X
Significant Obligor				X
Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X
Item 1123 – Servicer Compliance Statement	X	X

EXHIBIT R

ADDITIONAL DISCLOSURE NOTIFICATION

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

Fax: (212) 272-2000

E-mail: regabnotifications@bear.com

LaSalle Bank National Association as Trustee

135 S. LaSalle St., Suite 1625

Chicago, Illinois 60603

Fax: (312) 904-1368

E-mail: edgar@abnamro.com

Attn: Global Securities and Trust Services Group - BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2006-EC2-SEC REPORT PROCESSING

RE: **Additional Form [   ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.16(a)(v) of the Pooling and Servicing Agreement, dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as sponsor and as master servicer, and LaSalle Bank National Association, as trustee. The Undersigned, as [Name of Party], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [	] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [   ] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY] as [role]

By: ____________________________________
Name:
Title: